UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

SCHEDULE 14A

__________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

OAK WOODS ACQUISITION CORPORATION

(Name of Registrant as Specified In Its Charter)

____________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
OF OAK WOODS ACQUISITION CORPORATION

Proxy Statement dated _____________, 2024

and first mailed to shareholders on or about _______________, 2024

Dear Shareholders:

You are cordially invited to attend the extraordinary general meeting of the shareholders of Oak Woods Acquisition Corporation (“we,” “us,” “our,” the “Company,” “OAKU” or “Oak Woods”) to be held on [•], 2024. OAKU is a Cayman Islands exempted company incorporated as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities.

Holders of the Class A and Class B Ordinary Shares of OAKU will be asked to approve the Merger Agreement and Plan of Reorganization, dated as of August 11, 2023 by and among OAKU, Huajin (China) Holdings Limited, a Cayman Islands exempted company (“Huajin”), Xuehong Li (as the “Shareholders’ Representative”) and Oak Woods Merger Sub Inc., a Cayman Islands exempted company and wholly-owned subsidiary of OAKU (the “Merger Sub”), as amended by the First Amendment to the Merger Agreement (the “First Amendment”) entered into by OAKU, Huajin, Merger Sub, and the Shareholders’ Representative on [•], 2024 (as amended from time to time, the “Merger Agreement”) and the other related proposals, pursuant to which the Merger Sub will merge with and into Huajin, with Huajin surviving the merger (the “Business Combination”). As a result, Huajin will become a wholly-owned subsidiary of OAKU. The former holders of the share capital of Huajin will be entitled to receive up to an aggregate of 23,448,643 Class A Ordinary Shares of OAKU (the “OAKU Class A Ordinary Shares” or the “OAKU Shares”), equal to the adjusted equity valuation of Huajin as of the closing of the Business Combination (the “Closing”), divided by $10.00 per share. Effective as of immediately prior to the Closing, OAKU’s issued and outstanding Class B ordinary shares, par value $0.0001 per share (the “OAKU Class B Ordinary Shares”), will convert automatically on a one-for-one basis into OAKU’s Class A Ordinary Shares, par value $0.0001 per share. The “OAKU Class A Ordinary Shares,” and, together with the OAKU Class B Ordinary Shares, are referred to herein as the “OAKU Ordinary Shares”). Contemporaneously, upon the completion of the Business Combination, all of the currently authorized and issued and outstanding OAKU Class B Ordinary Shares will be reclassified and redesignated into OAKU Class A Ordinary Shares on a one-for-one basis, and contemporaneously with that, all of the authorized and issued and outstanding OAKU Class A Ordinary Shares will be reclassified and redesignated of into ordinary shares of OAKU on a one-for-one basis. Upon the completion of the Business Combination, the OAKU Ordinary Shares will refer to ordinary shares of OAKU.

Assuming that Huajin has a closing net debt of $15,513,567.00, we estimate that we will issue approximately 23,448,643 OAKU Shares to acquire Huajin. However, in accordance with the terms of the Merger Agreement, in the event that the closing net debt of Huajin is different from the assumption stated above, the allocation of the OAKU Shares issuable to the Huajin securityholders will change. Simultaneous with the Business Combination, OAKU will pass a special resolution to change its name to Huajin Health Group Company Limited upon completion of the Business Combination. The issuance of OAKU Class A Ordinary Shares to the securityholders of Huajin is being consummated on a private placement basis, pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Regulation D and Regulation S, promulgated thereunder.

In connection with the Business Combination, on [•], 2024, we entered into a forward purchase agreement with [•] (the “Backstop Investor”) (the “Forward Purchase Agreement” or “Backstop Agreement”), on terms and conditions mutually agreeable to OAKU and Huajin, pursuant to which we agreed to sell up to $5 million (the “Backstop Commitment”) of the Company’s Class A Ordinary Shares to the Backstop Investor, that may include its designees and commonly controlled affiliates, including co-investment funds controlled by Backstop Investor or its affiliates. Such Backstop Commitment will consist of a primary placement to occur concurrently with the closing of the Business Combination, pursuant to which the Company shall sell 500,000 OAKU Class A Ordinary Shares at $10.00 per share for a total drawdown of $5,000,000. Such proceeds will (i) offset certain capital used for shareholder redemptions; (ii) fund the cash portion of the consideration to certain shareholders of Huajin and transaction expenses in connection with the Business Combination; or (iii) be used for other corporate purposes, including satisfaction of its minimum cash requirements immediately following the Business Combination. The Company and the Backstop Investor also agreed to enter into a registration rights agreement to grant the Backstop Investor certain rights to register the resale of any shares issued in the Backstop Commitment after the Business Combination.

In addition, Asian Legend International Investment Holding Limited (“AsianLegend”) acted as financial advisor to OAKU with respect to the Business Combination and will receive a fee from OAKU for its services, a substantial portion of which will become payable only if the Business Combination is consummated, with the consent of Huajin and OAKU, and subject to the terms and conditions set forth in the letter agreement dated March 23, 2023, as amended, between AsianLegend and OAKU. In addition, OAKU has agreed to indemnify AsianLegend for certain liabilities arising out of its engagement. Prior to the parties’ entry into the Merger Agreement, AsianLegend did not have any other financial advisory or other significant commercial or investment banking relationships with Huajin. 1,172,432 Class A Ordinary Shares will be issued to AsianLegend in exchange for its services rendered for the Business Combination, upon the Closing. The shares issued to AsianLegend is contingent on the consummation of a Business Combination.

To vote its public shares or OAKU Ordinary Shares (as the case may be) at the special meeting on the Business Combination Proposal (as defined in Proposal No. 1 of this proxy statement), a shareholder must be entered in the register of members of the Company as a shareholder as of __________, 2024, the record date for the extraordinary general meeting (the “Record Date”). Accordingly, if you purchase public shares after the Record Date you will not be able to redeem your shares upon consummation of the Business Combination unless you either (i) have a written agreement from the seller/transferor of the public shares whereby the seller/transferor agrees to vote the shares in accordance with your instructions, or (ii) obtain a proxy from the seller/transferor which authorizes you to vote the public shares held in record name of the seller/transferor and must actually vote such public shares on the Business Combination Proposal.

As of __________, 2024, there was $[        ] in marketable securities in OAKU’s trust account. On __________, 2024, the Record Date for the extraordinary general meeting of shareholders, the closing price of OAKU’s Ordinary Share was $_________. As of __________, 2024, $______________ of cash was held outside of the trust account and was available for working capital purposes.

Each shareholder’s vote is very important. Whether or not you plan to attend the OAKU extraordinary general meeting in person, please submit your proxy card without delay. Shareholders may revoke proxies at any time before they are voted at the OAKU extraordinary general meeting. Voting by proxy will not prevent a shareholder from voting in person at the extraordinary general meeting if such shareholder subsequently chooses to attend the OAKU special meeting.

We encourage you to read this proxy statement carefully. In particular, you should review the matters discussed under the caption “Risk Factors” beginning on page 42.

OAKU’s Board of Directors unanimously recommends that OAKU shareholders vote “FOR” approval of each of the proposals.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the Business Combination or otherwise, or passed upon the adequacy or accuracy of this proxy statement. Any representation to the contrary is a criminal offense.

Lixin Zheng
Chief Executive Officer
Oak Woods Acquisition Corporation

_______________, 2024

HOW TO OBTAIN ADDITIONAL INFORMATION

This proxy statement incorporates important business and financial information about OAKU that is not included or delivered herewith. If you would like to receive additional information or if you want additional copies of this document, agreements contained in the appendices or any other documents filed by OAKU with the Securities and Exchange Commission, such information is available without charge upon written or oral request. Please contact the following:

Solicitation Agent:
[•]

or
Oak Woods Acquisition Corporation
101 Roswell Drive, Nepean, Ontario
K2J 0H5, Canada
Attn: Chief Financial Officer
Telephone: (+1) 403-561-7750

If you would like to request documents, please do so no later than five business days before the extraordinary general meeting in order to receive them before OAKU’s extraordinary general meeting. Please be sure to include your complete name and address in your request. Please see “Where You Can Find Additional Information” to find out where you can find more information about OAKU and Huajin. You should rely only on the information contained in this proxy statement in deciding how to vote on the Business Combination. Neither OAKU, Huajin nor the Merger Sub has authorized anyone to give any information or to make any representations other than those contained in this proxy statement. Do not rely upon any information or representations made outside of this proxy statement. The information contained in this proxy statement may change after the date of this proxy statement. Do not assume after the date of this proxy statement that the information contained in this proxy statement is still correct.

USE OF CERTAIN TERMS

Unless otherwise stated in this proxy statement, or the context otherwise requires:

•        Unless noted otherwise, references to “OAKU,” “we,” “us” or “our Company” refer to Oak Woods Acquisition Corporation, a Cayman Islands exempted company.

•        References to “Merger Sub” in this proxy statement refer to Oak Woods Merger Sub Inc., a Cayman Islands company and wholly-owned subsidiary of OAKU.

•        References to “Huajin” refer to Huajin (China) Holdings Limited, a Cayman Islands exempted company and its subsidiaries.

•        References to “U.S. Dollars” and “$” refer to the legal currency of the United States.

Unless otherwise noted, all translations from RMB to U.S. dollars and from U.S. dollars to RMB in this proxy statement were made at an rate of RMB7.11 to US$1.00 for the fiscal year ended December 31, 2022 and a rate of RMB7.296 to US$1.00 for the nine months ended September 30, 2023.

NOTICE OF EXTRAORDINARY GENERAL MEETING OF
OAK WOODS ACQUISITION CORPORATION SHAREHOLDERS

To Be Held on ______________, 2024

To: Oak Woods Acquisition Corporation shareholders:

An extraordinary general meeting of shareholders of Oak Woods Acquisition Corporation (“OAKU will be held on [•], 2024, at 11:00 a.m., Eastern time at [•] (the “extraordinary general meeting”). You are cordially invited to attend the extraordinary general meeting to consider and, if thought fit, approve the following items of business:

•        To approve, as an Ordinary Resolution, the Merger Agreement and Plan of Reorganization, dated as of August 11, 2023 by and among OAKU, Huajin (China) Holdings Limited (“Huajin”), Xuehong Li (as the “Shareholders’ Representative”) and Oak Woods Merger Sub Inc. (the “Merger Sub”) entered into by OAKU, Huajin, Merger Sub, and the Shareholders’ Representative (as amended from time to time, the “Merger Agreement”), and the transactions contemplated thereby, (collectively referred to as the “Business Combination”) and to authorize the directors and officers of the Company to undertake all such matters and do all such things as may be required to give effect to the Business Combination. This proposal is referred to as the “Business Combination Proposal” or “Proposal No. 1.”

•        To approve as a Special Resolution, that upon completion of the Business Combination (i) the name of the Company be changed to “Huajin Health Group Company Limited” from “Oak Woods Acquisition Corporation”; (ii) clause 1 of the current memorandum of association of the Company be deleted in its entirety and replaced with the following new clause 1 “The name of the Company is Huajin Health Group Company Limited”; (iii) the reclassification and redesignation of all of the currently authorized and issued and outstanding Class B Ordinary Shares into Class A Ordinary Shares on a one-for-one basis, such that following such reclassification and redesignation the authorized share capital of the Company of US$55,500 divided into 500,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, 50,000,000 Class B Ordinary Shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each be reclassified and redesignated into US$55,500 divided into 550,000,000 Class A Ordinary Shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each, of which [•] Class A Ordinary Shares and 0 preference shares shall be issued and outstanding (the “Class B to Class A Re-classification); (iv) contemporaneously with the Class B to Class A Re-classification, the reclassification and redesignation of all of the authorized and issued and outstanding Class A Ordinary Shares into ordinary shares of the Company on a one-for-one basis, such that following such reclassification and redesignation the authorized share capital of the Company of US$55,500 divided into 550,000,000 Class A Ordinary Shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each be reclassified and redesignated into US$55,500 divided into 550,000,000 ordinary shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each, of which [•] ordinary shares and 0 preference shares shall be issued and outstanding; (v) clause 5 of the current memorandum of association of the Company be deleted in its entirety and replaced with the following new clause 5 “The share capital of the Company is US$55,500 divided into 550,000,000 ordinary shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each”; (vi) the Amended and Restated Memorandum and Articles of Association, substantially in the form attached to the accompanying proxy statement as Annex C, reflecting the foregoing resolutions and removing or amending those provisions which terminate or otherwise cease to be applicable following the consummation of the Business Combination be adopted in substitution for and to the exclusion of, the existing memorandum and articles of association of the Company; and (vii) the registered office provider and company secretary be authorized to undertake all such matters, including making all such filings with the Registrar of Companies in the Cayman Islands, as may be required to give effect to this resolution. This proposal is referred to as the “Charter Amendment Proposal” or “Proposal No. 2.”

•        To approve, as an ordinary resolution, the issuance of Class A Ordinary Shares constituting more than 20% of the issued and outstanding Class A Ordinary Shares of OAKU pursuant to the terms of the Merger Agreement (as amended) (including shares issued to former security holders of Huajin and shares issued to the advisor of Business Combination, AsianLegend) and any private placement in connection with the Backstop Commitment, as required by Listing Rules 5635(a), (b), and (d) of the Nasdaq Capital Market. This proposal is referred to as the “Nasdaq 20% Proposal” or “Proposal No. 3.”

•        To approve, as a resolution of the holders of the Class B Ordinary Shares, the election of each of Xuehong Li, Lixin Zheng, Lauren Simmons, Mitchell Cariaga and Yaoxing “Kevin” Han to serve as directors on the Company’s board of directors (the “Board”) effective from the completion of the Business Combination until the next annual meeting of shareholders or until their successors are elected and qualified. This proposal is referred to as the “Director Election Proposal” or “Proposal No. 4.”

•        To approve, as an ordinary resolution, the adjournment of the extraordinary general meeting, if necessary or advisable, in the event OAKU does not receive the requisite shareholder vote to approve one or more proposals presented to shareholders for vote. This proposal is called the “Adjournment Proposal” or “Proposal No. 5.”

The above matters are more fully described in the accompanying proxy statement, which also includes, as Annex A, a copy of the Merger Agreement, and as Annex D, a copy of the First Amendment. We urge you to read carefully the accompanying proxy statement in its entirety, including the Annexes and accompanying financial statements of the Company and Huajin.

Proposals 1 through 5 are sometimes collectively referred to herein as the “Proposals.” Unless waived by the parties to the Merger Agreement, the closing of the Business Combination is conditioned upon the approval by our shareholders of the Business Combination Proposal, the Charter Amendment Proposal, the Nasdaq 20% Proposal, and the Director Election Proposal (collectively, the “Condition Precedent Proposals”), and the satisfaction to the Company and Huajin of all closing conditions contained in the Merger Agreement. Further, the Charter Amendment Proposal, the Nasdaq 20% Proposal and the Director Election Proposal are all conditioned on the approval of the Business Combination Proposal. The Adjournment Proposal does not require the approval of the Business Combination Proposal and Business Combination to be effective.

It is important for you to note that in the event that the Business Combination Proposal is not approved or if the parties are not able to satisfy all closing conditions at the time of closing, as described in detail in the Merger Agreement, then OAKU will not consummate the Business Combination. If OAKU does not consummate the Business Combination and fails to complete an initial business combination by March 27, 2024 or obtain the approval of OAKU’s board of directors to extend such date by up to six (6) months thereafter or the OAKU shareholders to extend the deadline beyond then, then OAKU will be required to dissolve and liquidate.

As of [•], 2024, there were 6,093,125 Class A Ordinary Share of OAKU and 1,437,500 Class B Ordinary Share of OAKU issued and outstanding and entitled to vote. Only OAKU shareholders who hold Ordinary Shares of record as of the close of business on [•], 2024 are entitled to vote at the extraordinary general meeting or any adjournment of the extraordinary general meeting. This proxy statement is first being mailed to shareholders on or about [•], 2024.

To better meet pandemic prevention measures and practical needs, after careful consideration, Oak Woods has determined that the extraordinary general meeting will be a virtual meeting conducted exclusively via live webcast in order to facilitate shareholder attendance and participation while safeguarding the health and safety of our shareholders, directors and management team. You or your proxyholder will be able to attend the virtual extraordinary general meeting online, vote, view the list of shareholders entitled to vote at the extraordinary general meeting and submit questions during the extraordinary general meeting by visiting ______________ and using a control number assigned by Continental Stock Transfer & Trust Company, our Transfer Agent, where you will be able to listen to the meeting live and vote during the meeting. Additionally, you have the option to listen to the extraordinary general meeting by dialing +1-______________ (toll-free within the U.S. and Canada) or +1-______________ (outside of the U.S. and Canada, standard rates apply). The passcode for telephone access is ______________#, but please note that you cannot vote or ask questions if you choose to participate telephonically. Please note that you will only be able to access the extraordinary general meeting by means of remote communication. To register and receive access to the virtual meeting, registered shareholders and beneficial shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in this proxy statement. The record date for the extraordinary general meeting is [•], 2024 (the “Record Date”). Only shareholders of record at the close of business on that date may attend and vote at the extraordinary general meeting or any adjournment thereof. A complete list of our shareholders of record entitled to attend and vote at the extraordinary general meeting will be available for ten days before the extraordinary general meeting at our principal executive offices for inspection by shareholders during ordinary business hours for any purpose germane to the extraordinary general meeting.

The approval of the Business Combination Proposal, the Nasdaq 20% Proposal and the Adjournment Proposal will each require an Ordinary Resolution, being a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or by proxy at the extraordinary general meeting, or any adjournment thereof. Broker non-votes will have no effect on the vote for these proposals.

The approval of the Charter Amendment Proposal requires a Special Resolution, being a resolution passed by a majority of at least two-thirds of the Members as, being entitled to do so, vote in person or by proxy at the extraordinary general meeting, or any adjournment thereof. Broker non-votes will have no effect on the vote for this proposal.

The approval of the Director Election Proposal requires a resolution of the holders of the Class B Ordinary Shares by an Ordinary Resolution, being a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or by proxy at the extraordinary general meeting, or any adjournment thereof. Broker non-votes will have no effect on the vote for this proposal.

The presence in person or by proxy of holders of at least one-third of the outstanding OAKU Ordinary Shares entitled to vote at the extraordinary general meeting is necessary to constitute a quorum at the extraordinary general meeting. A shareholder who fails to attend, in person or by proxy, will not be counted towards the number of Ordinary Shares required to validly establish a quorum. If you are a beneficial owner (as defined below) of the Company’s Ordinary Shares and you do not instruct your bank, broker or other nominee how to vote your shares on any of the proposals, your shares will not be counted as present at the extraordinary general meeting for purposes of determining whether a quorum exists.

Our Board unanimously recommends that you vote “FOR” each of these proposals and “FOR” each of the director nominees.

OAKU currently has authorized share capital of US$55,500 divided into 500,000,000 Class A Ordinary Shares, of which 6,093,125 are issued and outstanding, with a par value of $0.0001 per share, 50,000,000 Class B Ordinary Shares, of which 1,437,500 are issued and outstanding, with a par value $0.0001 per share, and 5,000,000 preference shares with a par value of $0.0001 per share, none of which are issued or outstanding. Other than 6,093,125 Class A Ordinary Shares issuable upon the exercise of outstanding warrants and 1,015,521 Class A Ordinary Shares issuable upon the exchange of outstanding rights (including Public Rights and Private Rights), no other shares or other voting securities of the SPAC are issued, reserved for issuance or outstanding.

Holders of OAKU’s Class A Ordinary Share will not be entitled to appraisal rights under Cayman Islands law in connection with the Business Combination and any other Proposal.

Pursuant to Oak Woods’s current Amended and Restated Memorandum and Articles of Association, we are providing our public shareholders (other than the Sponsor, Officers or Director) with the opportunity to redeem, upon the Closing, Class A Ordinary Shares of OAKU then held by them (sometimes referred to as the “public shares”) for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two (2) business days prior to the consummation of the Business Combination, including interest (which interest shall be net of taxes payable) earned on the trust account and not previously released by us to pay our taxes, divided by the number of then issued public shares, subject to the limitations described herein. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commission that we will pay to the underwriters of our initial public offering (“IPO”) or transaction expenses incurred in connection with the Business Combination. For illustrative purposes, based on the fair value of marketable securities held in our trust account of $[•] as of [•], 2024, the estimated per share redemption price would have been approximately $[•], net of taxes payable. Public shareholders may elect to redeem their OAKU Shares even if they vote for the Business Combination.

You will be entitled to receive cash for any public shares to be redeemed only if you:

(i)     (a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and warrants (the “public warrants”) prior to exercising your redemption rights with respect to the public shares; and

(ii)    prior to 5:00 p.m., Eastern time, on [•], 2024, (a) submit a written request to the Transfer Agent, that the Company redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically (by delivery of a duly executed instrument of transfer in favor of the Company, accompanied by the relevant share certificate for such OAKU Shares) or electronically through the DTC DWAC (Deposit/Withdrawal at Custodian) System.

To vote its public shares on the Business Combination Proposal at the extraordinary general meeting, a shareholder must be a shareholder as of [•], 2024, the Record Date for the extraordinary general meeting. Accordingly, if you purchase public shares after the Record Date you will not be able to redeem your shares upon consummation of the Business Combination unless you have either (i) have a written agreement from the seller/transferor of the public shares whereby the seller/transferor agrees to vote the shares in accordance with your instructions, or (ii) obtain a proxy from the seller/transferor which authorizes you to vote the public shares held in record name of the seller/transferor and must actually vote such public shares on the Business Combination Proposal.

Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. Any demand for redemption, once made, may be withdrawn at any time until two (2) days prior to the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.

No public shareholder, acting together with any affiliate of his or any other person with whom he is acting in concert or as a partnership, limited partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing of Shares may exercise this redemption right with respect to more than 15 per cent of the Public Shares in the aggregate without the prior consent of the Company. We have no specified maximum redemption threshold under the Amended and Restated Articles of Association, other than the aforementioned 15% threshold and the limitation that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of the Business Combination. Every Class A Ordinary Share that is redeemed by our public shareholders will reduce the amount in our trust account, which held marketable securities with a fair value of $[•] as of [•], 2024. The Merger Agreement provides that Huajin’s obligation to consummate the business combination is conditioned on at least $[•] in cash remaining at the trust account after redemptions by our public shareholders. This condition to closing in the Merger Agreement is for the sole benefit of the parties thereto and may be waived in writing by Huajin. If, as a result of redemptions of public shares by our public shareholders, this condition is not met (or waived), then Huajin may elect not to consummate the Business Combination. Holders of our outstanding public warrants do not have redemption rights in connection with the Business Combination. Unless otherwise specified, the information in the accompanying proxy statement assumes that none of our public shareholders exercise their redemption rights with respect to public shares.

Whale Bay International Company Limited, which is the sponsor of OAKU (the “Sponsor”), our officers and directors, our advisory firm Space Frontier Investment Holding Limited, and our former CEO Fen Zhang, have agreed to waive their redemption rights (if any) with respect to any public shares they may hold in connection with the consummation of the Business Combination, and the Class A Ordinary Shares and Class B Ordinary Share held by them will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, the Sponsor beneficially owns approximately 20% of our issued and outstanding Ordinary Shares. The Sponsor and our directors and officers have agreed to vote all Class A Ordinary Shares and Class B Ordinary Shares owned by them in favor of the Business Combination.

Whether or not you plan to attend the extraordinary general meeting in person, please submit your proxy card without delay. Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the extraordinary general meeting. If you fail to return your proxy card and do not attend the meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the extraordinary general meeting. You may revoke a proxy at any time before it is voted at the extraordinary general meeting by executing and returning a proxy card dated later than the previous one, by attending the extraordinary general meeting in person and casting your vote by ballot or by submitting a written revocation that is received by us before we take the vote at the extraordinary general meeting to Oak Woods Acquisition Corporation, 101 Roswell Drive, Nepean, Ontario, K2J 0H5, Canada; telephone: (+1) 403-561-7750. If you hold your shares through a bank, broker or other nominee, you should follow the instructions of your bank, broker or other nominee regarding revocation of proxies.

OAKU’s Board of Directors unanimously recommends that OAKU shareholders vote “FOR” approval of each of the Proposals.

By order of the Board of Directors,
/s/ Lixin Zheng
Lixin Zheng Chief Executive Officer and Chairman of the Board

		Page
QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR OAKU SHAREHOLDERS		1
DELIVERY OF DOCUMENTS TO OAKU’S SHAREHOLDERS		12
SUMMARY OF THE PROXY STATEMENT		13
TRADING MARKET AND DIVIDENDS		41
RISK FACTORS		42
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS		92
EXTRAORDINARY GENERAL MEETING OF OAKU SHAREHOLDERS		93
PROPOSAL NO. 1 THE BUSINESS COMBINATION PROPOSAL		103
THE MERGER AGREEMENT		117
PROPOSAL NO. 2 THE CHARTER AMENDMENT PROPOSAL		126
PROPOSAL NO. 3 THE NASDAQ 20% SHARE ISSUANCE PROPOSAL		128
PROPOSAL NO. 4 THE DIRECTOR ELECTION PROPOSAL		130
PROPOSAL NO. 5 THE ADJOURNMENT PROPOSAL		131
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION		132
SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA OF HUAJIN		141
COMPARATIVE SHARE INFORMATION		142
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF HUAJIN FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022 AND FOR THE FISCAL YEAR ENDED DECEMBER 31, 2022 AND 2021		144
INFORMATION ABOUT HUAJIN		161
SELECTED HISTORICAL FINANCIAL INFORMATION OF OAKU		185
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF OAKU FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND FOR THE PERIOD FROM MARCH 11, 2022 (INCEPTION) THROUGH DECEMBER 31, 2022		186
OAKU’S BUSINESS		195
DIRECTORS, EXECUTIVE OFFICERS, EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE		198
HUAJIN’S DIRECTORS AND EXECUTIVE OFFICERS		207
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT PRIOR TO THE BUSINESS COMBINATION		211
SECURITY OWNERSHIP OF THE COMBINED COMPANY AFTER THE BUSINESS COMBINATION		214
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS		216
DESCRIPTION OF OAKU’S SECURITIES		219
EXPERTS		234
SHAREHOLDER PROPOSALS AND OTHER MATTERS		234
WHERE YOU CAN FIND ADDITIONAL INFORMATION		235
Annex A

Merger Agreement and Plan of Reorganization dated August 11, 2023 by and among, Huajin (China) Holdings Limited, Xuehong Li as Representative of the shareholders of the Huajin (China) Holdings Limited, Oak Woods Acquisition Corporation and Oak Woods Merger Sub Inc.

		A-1
Annex B	Form of Registration Rights Agreement	B-1
Annex C	Form of Amendment to Amended and Restated Memorandum and Articles of Association of OAKU	C-1
Annex D	First Amendment dated ____________, 2024 to Merger Agreement and Plan of Reorganization	D-1
Annex 1	Forward Purchase Agreement dated ___________, 2024	1-1

i

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR OAKU SHAREHOLDERS

Q:     What is the purpose of this document?

A:     Oak Woods Acquisition Corporation, a Cayman Islands exempted company (“OAKU”, “Oak Woods” or the “Company”), Huajin (China) Holdings Limited, a Cayman Islands exempted company (“Huajin”) and Oak Woods Merger Sub Inc., a Cayman Islands exempted company and wholly-owned subsidiary of OAKU (the “Merger Sub”), have agreed to a Business Combination under the terms of a Merger Agreement, dated as of August 11 2023, by and among OAKU, the Merger Sub, the Shareholders’ Representative and Huajin, as amended by the First Amendment. Under the terms of the Business Combination, Merger Sub will merge with and into Huajin, with Huajin surviving the merger. As a result, Huajin will be a wholly-owned subsidiary of OAKU. The former securityholders of Huajin will receive OAKU Class A Ordinary Shares. The transaction is intended to be a “reverse triangular merger” and qualify as a tax-free exchange under Section 368(b) of the Internal Revenue Code (the “Code”). The consummation of the transactions contemplated by the Merger Agreement, are referred to collectively as the Business Combination and the proposal to approve the Business Combination is referred to as the “Business Combination Proposal”. The Merger Agreement is attached to this proxy statement as Annex A, the First Amendment is attached to this proxy statement as Annex D, and both the Merger Agreement and First Amendment are incorporated into this proxy statement by reference. You are encouraged to read this proxy statement, including “Risk Factors” and all the annexes hereto.

The units (the “OAKU Public Units”) that were issued in OAKU’s initial public offering (“Initial Public Offering” or the “IPO”) each consist of one OAKU Class A Ordinary Share, par value $0.0001 per share (the “OAKU Shares”), one redeemable warrant (“OAKU Warrants”) to purchase one OAKU Share, and rights (“OAKU Rights”) to acquire 1/6th of an OAKU Share. The OAKU Warrants entitle the holder thereof to purchase one OAKU Share for $11.50 per full OAKU Share. Simultaneously with the consummation of the Initial Public Offering completed on March 28, 2023, we consummated the private placement of an aggregate of 343,125 private units, which were sold and issued to our sponsor, Whale Bay International Company Limited (“Sponsor”) (the “OAKU Private Units”). The OAKU Private Units are identical to the OAKU Public Units sold in the Initial Public Offering, except that the OAKU Private Units, so long as they are held by our sponsor (and/or its designees), (i) will not be redeemable by us, (ii) may not (including the Class A ordinary shares issuable upon exercise of these OAKU private rights contained in the OAKU Private Units (the “Private Rights”)), subject to certain limited exceptions, be transferred, assigned or sold by the holders until the completion of our initial business combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. Additionally, the private warrants contained in the OAKU Private Units (the “Private Warrants”) will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. OAKU shareholders (except for our Sponsor, OAKU’s officers and directors, our former CEO Fen Zhang and our advisor, Space Frontier Investment Holding Limited, collectively, our “Initial Shareholders”) will be entitled to redeem their OAKU Shares for a pro rata share of the trust account that holds the proceeds of our initial public offering that closed on March 28, 2023 (the “trust account”) (currently anticipated to be no less than approximately $10.175 per share for shareholders) net of taxes payable.

The OAKU Public Units, OAKU Shares, OAKU Warrants and OAKU Rights are currently listed on the Nasdaq Capital Market. Only holders of OAKU Shares are receiving this proxy statement and are entitled to vote on the Proposals.

We are required under our Amended and Restated Memorandum and Articles of Association and the rules of the Nasdaq Stock Market Inc. to obtain approval of our shareholders for the Business Combination and other matters described herein. This proxy statement contains important information as required under the rules and regulations of the Securities and Exchange Commission (the “SEC”) about the proposed Business Combination and the other matters to be acted upon at the extraordinary general meeting of OAKU shareholders. You should read it carefully.

Q:     What is being voted on?

A:     Below are the proposals on which OAKU shareholders are being asked to vote:

•        To approve, as an Ordinary Resolution, the Merger Agreement and Plan of Reorganization, dated as of August 11, 2023 by and among OAKU, Huajin (China) Holdings Limited (“Huajin”), Xuehong Li (as the “Shareholders’ Representative”) and Oak Woods Merger Sub Inc. (the “Merger Sub”) entered into by OAKU, Huajin, Merger Sub, and the Shareholders’ Representative (as amended from time to time, the “Merger Agreement”), and the transactions contemplated thereby, (collectively referred to as the “Business Combination”) and to authorize the directors and officers of the Company to undertake all such matters and do all such things as may be required to give effect to the Business Combination. This proposal is referred to as the “Business Combination Proposal” or “Proposal No. 1.”

•        To approve as a Special Resolution, that [upon completion of the Business Combination] (i) the name of the Company be changed to “Huajin Health Group Company Limited” from “Oak Woods Acquisition Corporation”; (ii) clause 1 of the current memorandum of association of the Company be deleted in its entirety and replaced with the following new clause 1 “The name of the Company is Huajin Health Group Company Limited”; (iii) the reclassification and redesignation of all of the currently authorized and issued and outstanding Class B Ordinary Shares into Class A Ordinary Shares on a one-for-one basis, such that following such reclassification and redesignation the authorized share capital of the Company of US$55,500 divided into 500,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, 50,000,000 Class B Ordinary Shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each be reclassified and redesignated into US$55,500 divided into 550,000,000 Class A Ordinary Shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each, of which [7,530,625] Class A Ordinary Shares and 0 preference shares shall be issued and outstanding (the “Class B to Class A Re-classification); (iv) contemporaneously with the Class B to Class A Re-classification, the reclassification and redesignation of all of the authorized and issued and outstanding Class A Ordinary Shares into ordinary shares of the Company on a one-for-one basis, such that following such reclassification and redesignation the authorized share capital of the Company of US$55,500 divided into 550,000,000 Class A Ordinary Shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each be reclassified and redesignated into US$55,500 divided into 550,000,000 ordinary shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each, of which [•] ordinary shares and 0 preference shares shall be issued and outstanding; (v) clause 5 of the current memorandum of association of the Company be deleted in its entirety and replaced with the following new clause 5 “The share capital of the Company is US$55,500 divided into 550,000,000 ordinary shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each”; (vi) the Amended and Restated Memorandum and Articles of Association, substantially in the form attached to the accompanying proxy statement as Annex C, reflecting the foregoing resolutions and removing or amending those provisions which terminate or otherwise cease to be applicable following the consummation of the Business Combination be adopted in substitution for and to the exclusion of, the existing memorandum and articles of association of the Company; and (vii) the registered office provider and company secretary be authorized to undertake all such matters, including making all such filings with the Registrar of Companies in the Cayman Islands, as may be required to give effect to this resolution. This proposal is referred to as the “Charter Amendment Proposal” or “Proposal No. 2.”

•        To approve, as an ordinary resolution, the issuance of Class A Ordinary Shares constituting more than 20% of the issued and outstanding Class A Ordinary Shares of OAKU pursuant to the terms of the Merger Agreement (including shares issued to former security holders of Huajin and shares issued to the advisor of Business Combination, AsianLegend) and any private placement in connection with the Backstop Commitment, as required by Listing Rules 5635(a), (b), and (d) of the Nasdaq Capital Market. This proposal is referred to as the “Nasdaq 20% Proposal” or “Proposal No. 3.”

•        To approve, as a resolution of the holders of the Class B Ordinary Shares, the election of each of Xuehong Li, Lixin Zheng, Lauren Simmons, Mitchell Cariaga and Yaoxing “Kevin” Han to serve as directors on the Company’s board of directors (the “Board”) effective from the completion of the Business Combination until the next annual meeting of shareholders or until their successors are elected and qualified. This proposal is referred to as the “Director Election Proposal” or “Proposal No. 4.”

•        To approve, as an ordinary resolution, the adjournment of the extraordinary general meeting, if necessary or advisable, in the event OAKU does not receive the requisite shareholder vote to approve one or more proposals presented to shareholders for vote. This proposal is called the “Adjournment Proposal” or “Proposal No. 5.”

Q:     Are the proposals conditioned on one another?

A:     Yes. The Business Combination is conditioned on the approval of the Condition Precedent Proposals at the extraordinary general meeting, as well as satisfaction of all closing conditions under the Merger Agreement. It is important for you to note that if the Condition Precedent Proposals do not receive the requisite vote for approval and are not waived by the parties to the Merger Agreement, then we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by March 27, 2024, or further extend the deadline for us to consummate an initial business combination, we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to the public shareholders.

Q:     What is the consideration being paid to Huajin securityholders?

A:     We estimate that the Huajin securityholders will receive approximately 23,448,643 OAKU Shares, assuming that Huajin has estimated net closing debt of $15,513,567. Of such estimated number of OAKU Shares to be issued, we estimate that will issue approximately 5% of the Purchaser Merger Shares issuable to the Escrow Participant, Xuehong Li, the founder of Huajin, as defined in the Merger Agreement (as amended) will be placed in escrow for a period of up to twelve (12) months to provide for indemnification claims which may be brought by OAKU as described in the section entitled “The Merger Agreement”. However, in accordance with the terms of the Merger Agreement, in the event that the closing net debt of Huajin is different from the assumption stated above, and some or all of the vested options of Huajin are exercised with cash, the allocation of the OAKU Shares issuable to the Huajin securityholders will change.

Q:     Following the closing of the Business Combination, what percentage of the combined company will the former OAKU public shareholders own?

A:     Assuming the maximum redemption of our public shares, a closing net debt of $15,513,567, our receipt of the full $5,000,000 in cash proceeds from the Backstop Investor pursuant to the Forward Purchase Agreement, and the issuance of OAKU Shares upon the conversion of the OAKU Rights, automatic conversion of all issued and outstanding Class B Ordinary Shares into Class A Ordinary Shares on a one-for-one basis, we anticipate that upon completion of the Business Combination, the ownership of the outstanding Class A Ordinary Shares of OAKU of the post-Business Combination company will be approximately as follows:

•        OAKU public shareholders (which excludes our Initial Shareholders will own 0 OAKU Class A Ordinary Shares, which will represent approximately 0% of our ordinary shares and 0% of the voting power of our ordinary shares;

•        Our holders of OAKU Public Rights will own 958,333 OAKU Class A ordinary shares, which will represent approximately 3.4% of our Ordinary Shares and 3.4% of the voting power of our Ordinary Shares;

•        Our Initial shareholders (including the Sponsor) will own 1,837,813 OAKU Class A Ordinary Shares, which will represent approximately 6.5% of our Ordinary Shares and 6.5% of the voting power of our Ordinary Shares;

•        Huajin former shareholders, will own approximately 23,448,643 OAKU Class A Ordinary Shares, which will represent approximately 84.1% of our Ordinary Shares and 84.1% of the voting power of our Ordinary Shares;

•        the advisor to the Business Combination, AsianLegend, will own approximately 1,172,432 OAKU Class A Ordinary Shares, which will represent approximately 4.2% of our Ordinary Shares and 4.2% of the voting power of our Ordinary Shares; and

•        the Backstop Investor will own 500,000 OAKU Class A Ordinary Shares, which will represent approximately 1.8% of our Ordinary Shares and 1.8% of the voting power of our Ordinary Shares (assuming that $5,000,000 of OAKU Class A Ordinary Shares are subscribed for in the Backstop Commitment).

The ownership percentages with respect to the post-Merger company following the Business Combination set forth above do not take into account: (a) OAKU Warrants to purchase 5,750,000 OAKU Class A Ordinary Shares that will remain issued and outstanding and are held by our public shareholders; (b) Private Warrants to purchase 343,125 OAKU Class A ordinary shares held by our Sponsor; and (c) any reductions in the compensation to be paid to the Huajin securityholders pursuant to the terms of the Merger Agreement: but does include an aggregate of 1,015,521 Class A Ordinary Shares issuable upon the exchange of outstanding rights (including Public Rights and Private Rights), which will be automatically converted into OAKU Shares at the Closing of the Business Combination on the basis of 1/6th OAKU Share for each outstanding OAKU Right. If the actual facts are different than these assumptions, the percentage ownership retained by our public shareholders following the Business Combination will be different. The numbers of OAKU Shares and percentage interests set forth above are based on a number of additional assumptions, including that Huajin does not issue any additional equity securities prior to the Business Combination. If the actual facts differ from our assumptions, the numbers of shares and percentage interests set forth above will be different.

After giving effect to the exercise and conversion of all securities, ownership and voting control of our Initial shareholders will be as follows:

	Assuming No Redemptions(1)			Assuming Maximum Redemptions(2)
	Shares	Ownership %	Voting %	Shares	Ownership %	Voting %
Sponsor and affiliates(3)	1,837,813	4.6%	4.6%	1,837,813	5.4%	5.4%

____________

(1)      This presentation assumes no additional holders of our Class A Ordinary Share exercise their redemption rights with respect to their redeemable Class A Ordinary Share upon the Closing.

(2)      This presentation assumes the maximum redemption of our public shares resulting in no assets in our trust account.

(3)      Holdings of the listed category of shareholder consists of the initial shares held by the Sponsor, our current and former officers and directors, private shareholders, and our advisor in our IPO, Space Frontier Investment Holding Limited.

Assuming no redemptions of the OAKU Shares issued in our IPO, the combined company would have a pro forma valuation of approximately $336,672,210 based upon a price of $10.00 per OAKU Share and the securities issued to the Huajin security holders would have a value of approximately $234,486,430 at an assumed price of $10.00 per share.

Assuming maximum redemptions of the OAKU Shares issued in our IPO, the combined company would have a pro forma valuation of approximately $279,172,210 based upon a price of $10.00 per OAKU Share and the securities issued to the Huajin security holders would have a value of approximately $234,486,430 at an assumed price of $10.00 per share.

For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

Q:     Who is the Backstop Investor and what will be their minimum and maximum potential holdings upon the consummation of the transaction?

A:     The Backstop Investor is an affiliate of Huajin. The Backstop Investor, together with its designees or affiliates, are providing the Backstop Commitment.

Assuming no redemptions occur, the Backstop Investor, following completion of the Business Combination, will own a minimum 500,000 OAKU Class A Ordinary Shares at $10.00 per share, which will represent an ownership interest of 1.5% in OAKU, and OAKU’s public shareholders will retain an ownership interest of 19.9% in OAKU.

More information about the Backstop Investor can be found under Backstop and Forward Purchase Agreement on page 119.

Q:     Do any of OAKU’s directors or officers have interests that may conflict with my interests with respect to the Business Combination?

A:     OAKU’s directors and officers have interests in the Business Combination that are different from your interests as a shareholder. You should keep in mind the following interests of OAKU’s directors and officers:

In February 2022 and January 2023, prior to our IPO, OAKU issued the Initial Shares of 1,437,500 OAKU Class B Ordinary Shares for an aggregate purchase price of $25,000. Our Sponsor currently holds an aggregate of 637,500 OAKU Class B Ordinary Shares. Three (3) of our independent directors currently hold an aggregate of 30,000 OAKU Class B Ordinary Shares and our former CEO, Fen Zhang, currently holds an aggregate of 350,000 OAKU Class B Ordinary Shares. Our advisor Space Frontier Investment Holding Limited currently holds an aggregate of 420,000 OAKU Class B Ordinary Shares. In addition, in conjunction with the closing of the Initial

Public Offering, the Sponsor purchased 343,125 private units (the “Private Unit”), comprised of (a) one OAKU Class A Ordinary Shares, (b) one warrant to purchase one OAKU Class A Ordinary Shares at an exercise price of $11.50 per share (the “Private Warrants”) and (c) one right to purchase 1/6th of an OAKU Class A Ordinary Shares (the “Private Rights”). Therefore, in light of the amount of consideration paid for the foregoing securities, OAKU’s directors and officers will likely benefit from the completion of the Business Combination even if the Business Combination causes the market price of OAKU’s securities to significantly decrease. The likely benefit to OAKU’s directors and officers may influence their motivation for promoting the Business Combination and/or soliciting proxies for the approval of the Business Combination Proposal. See “Risk Factors — Risks Related to OAKU’s Business as a SPAC — OAKU’s directors and officers may have certain conflicts in determining to recommend the Business Combination with Huajin, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a shareholder.”

Further, after giving effect to the exercise by OAKU of both three-month extensions provided for in its Amended and Restated Memorandum and Articles of Association and the amendment to its Amended and Restated Memorandum and Articles of Association effective as of March 27, 2023, if OAKU does not consummate the Business Combination by March 27, 2024 (unless further extended by the OAKU board upon the funding of additional contribution to the trust account based on the amount of $0.10 per public share at each extension), OAKU will be required to dissolve and liquidate and the securities held by OAKU’s insiders will be worthless because such holders have agreed to waive their rights to any liquidation distributions.

In addition, AsianLegend acted as financial advisor to OAKU with respect to the Business Combination and will receive a fee from OAKU for its services, a substantial portion of which will become payable only if the Business Combination is consummated, with the consent of Huajin and OAKU, and subject to the terms and conditions set forth in the letter agreement dated March 23, 2023, [as amended,] between AsianLegend and OAKU. In addition, OAKU has agreed to indemnify AsianLegend for certain liabilities arising out of its engagement. Prior the parties’ entry into the Merger Agreement, AsianLegend did not have any other financial advisory or other significant commercial or investment banking relationships with Huajin.

In addition, the exercise of OAKU’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes or waivers are appropriate and in OAKU shareholders’ best interests. See “Risk Factors — Risks Related to OAKU’s Business as a SPAC — Because OAKU’s Sponsor and its officers and directors own OAKU Shares and OAKU Warrants which will not participate in liquidation distributions and, therefore, they will lose their entire investment in us and face other financial consequences if the Business Combination is not completed, and they may have a conflict of interest in determining whether the Business Combination is appropriate.”

Q:     When and where is the extraordinary general meeting of OAKU’s shareholders?

A:     The extraordinary general meeting will be held virtually on [•], [•], 2024, at 11:00 a.m., Eastern time at [•]

To better meet pandemic prevention measures and practical needs, the Board determined that the extraordinary general meeting will be a virtual meeting conducted exclusively via live webcast. The Board believes that this is the right choice for the Company and its shareholders at this time, as it permits shareholders to attend and participate in the extraordinary general meeting while safeguarding the health and safety of the Company’s shareholders, directors and management team. You will be able to attend the extraordinary general meeting online, vote, view the list of shareholders entitled to vote at the extraordinary general meeting and submit your questions during the extraordinary general meeting by visiting ____________________________________. To participate in the virtual meeting, you will need a 12-digit control number assigned by Continental Stock Transfer & Trust Company, the Company’s Transfer Agent. Additionally, you have the option to listen to the extraordinary general meeting by dialing +1-________________ (toll-free within the U.S. and Canada) or +1-________________ (outside of the U.S. and Canada, standard rates apply). The passcode for telephone access is ________________#, but please note that you cannot vote or ask questions if you choose to participate telephonically. Please note that you will only be able to access the extraordinary general meeting by means of remote communication. The meeting webcast will begin promptly at 11:00 a.m., Eastern time. We encourage you to access the meeting prior to the start time, and you should allow ample time for the check-in procedures. Because the extraordinary general meeting will be a completely virtual meeting, there will be no physical location for shareholders to attend.

Beneficial shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial shareholders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the extraordinary general meeting. After contacting Continental Stock Transfer & Trust Company, a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the extraordinary general meeting. Beneficial shareholders should contact Continental Stock Transfer & Trust Company at least five (5) business days prior to the meeting date in order to ensure access.

Q:     Who may vote at the extraordinary general meeting of shareholders?

A:     Only holders of record of OAKU Shares as of the close of business on [•], 2024, the Record Date, may attend and vote at the extraordinary general meeting of shareholders. As of the Record Date, there were [•] OAKU Shares issued and outstanding and entitled to vote. OAKU’s Sponsor and Initial Shareholders own an aggregate of 343,125 OAKU Class A Ordinary Shares and an aggregate of 1,437,500 OAKU Class B Ordinary Shares, and have agreed to vote in favor of the Business Combination.

Please see “Extraordinary general Meeting of OAKU shareholders — Record Date; Who is Entitled to Vote” for further information.

Q:     What is the quorum requirement for the extraordinary general meeting of shareholders?

A:     Shareholders representing one-third of the OAKU Shares issued and outstanding as of the Record Date and entitled to vote at the extraordinary general meeting must be present in person or represented by proxy in order to hold the extraordinary general meeting and conduct business. This is called a quorum. OAKU Shares will be counted for purposes of determining whether there is a quorum if the shareholder (i) is present and entitled to vote at the meeting, or (ii) has properly submitted a proxy card. If a quorum is not present within half an hour from the time appointed for the meeting to commence, the meeting shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum. If you are a beneficial owner of OAKU Class A Ordinary Share and you do not instruct your bank, broker or other nominee how to vote your shares on any of the proposals, your shares will not be counted as present for purposes of determining whether a quorum exists.

Q:     What vote is required to approve the Proposals?

A:     The approval of the Business Combination Proposal, the Nasdaq 20% Proposal and the Adjournment Proposal will each require an Ordinary Resolution, being a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or by proxy at the extraordinary general meeting, or any adjournment thereof. Broker non-votes will have no effect on the vote for these proposals.

The approval of the Charter Amendment Proposal requires a Special Resolution, being a resolution passed by a majority of at least two-thirds of the Members as, being entitled to do so, vote in person or by proxy at the extraordinary general meeting, or any adjournment thereof. Broker non-votes will have no effect on the vote for this proposal.

The approval of the Director Election Proposal requires a resolution of the holders of the Class B Ordinary Shares by an Ordinary Resolution, being a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or by proxy at the extraordinary general meeting, or any adjournment thereof. Broker non-votes will have no effect on the vote for this proposal.

Q:     How will the Initial Shareholders vote?

A:     OAKU’s Sponsor and other Initial Shareholders, who as of the Record Date owned 1,437,500 Initial Shares of an aggregate of OAKU Class B Ordinary Shares, and 343,125 OAKU Class A Ordinary Shares through purchasing the Private Units by the Sponsor, or approximately 23.7% of the issued and outstanding OAKU Class A Ordinary Shares and Class B Ordinary Shares, have agreed, pursuant to a letter agreement dated March 27, 2023 with the underwriter of its IPO, to vote their respective OAKU Shares acquired by them prior to and in conjunction with the Initial Public Offering in favor of each of the Proposals, including the Business Combination Proposal. OAKU’s Sponsor and other Initial Shareholders have also agreed that they will vote any shares they purchase or have purchased in the open market since the Initial Public Offering in favor of each of the other Proposals.

Q:     Am I required to vote against the Business Combination Proposal in order to have my Class A Ordinary Share redeemed?

A:     No. You are not required to vote against the Business Combination Proposal in order to have the right to demand that OAKU redeem your Class A Ordinary Share for cash equal to your pro rata share of the aggregate amount then on deposit in the trust account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the trust account, net of taxes payable). These rights to demand redemption of OAKU Shares for cash are sometimes referred to herein as redemption rights. If the Business Combination is not completed, then holders of OAKU Shares electing to exercise their redemption rights will not be entitled to receive such payments.

Public shareholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination. Any public shareholder who voted on the Business Combination Proposal and holds shares of OAKU on or before [•], 2024 (two (2) business days before the extraordinary general meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid, at the consummation of the Business Combination.

To vote its public shares on the Business Combination Proposal at the extraordinary general meeting, a shareholder must be a shareholder as of [•], 2024, the Record Date. You will not be able to redeem your shares upon consummation of the Business Combination unless you have either (i) have a written agreement from the seller/transferor of the public shares whereby the seller/transferor agrees to vote the shares in accordance with your instructions, or (ii) obtain a proxy from the seller/transferor which authorizes you to vote the public shares held in record name of the seller/transferor and must actually vote such public shares on the Business Combination Proposal.

Q:     Do I have redemption rights?

A:     Shareholders (other than our Initial Shareholders) may redeem their OAKU Shares provided that you own your OAKU public shares when you submit the request in writing to OAKU’s transfer agent to redeem your public shares into cash, you will be able to exercise redemption rights with respect to your public shares. To vote your public shares at the extraordinary general meeting, you must be a shareholder as of the Record Date for the extraordinary general meeting. Accordingly, if you own your public shares on the Record Date but transfer your public shares after the Record Date but before the extraordinary general meeting, you will not be able to exercise redemption rights with respect to your public shares.

If you transfer your shares after the Record Date, but before the extraordinary general meeting, unless the purchaser/transferee obtains from you a proxy to vote those public shares, you would retain your right to vote at the extraordinary general meeting. However, you will not be able to exercise the redemption rights with respect to the public shares because you no longer own such shares.

However, a redemption payment will only be made in the event that the proposed Business Combination is consummated. If the proposed Business Combination is not completed for any reason, then public shareholders who exercised their redemption rights would not be entitled to receive the redemption payment. You may not elect to redeem your shares prior to the completion of the Business Combination.

The OAKU Public Units that were issued in OAKU’s Initial Public Offering, each consist of one OAKU Shares, one redeemable warrant to purchase one OAKU Share, and one right to acquire 1/6 of a OAKU Share. Assuming the Proposed Business Combination closes, OAKU shareholders (except for our Initial Shareholders) who elect their redemption right will be entitled to redeem their OAKU Shares for a pro rata share of the trust account (currently anticipated to be no less than approximately $10.175 per share for shareholders) net of taxes payable.

OAKU’s Amended and Restated Memorandum and Articles of Association provides that a public shareholder, individually or together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in our Initial Public Offering. Therefore, any persons who hold more than 15% of our shares will not be able to redeem any shares in excess of the 15% limitation.

Q:     How do I exercise my redemption rights?

A:     If you are a public shareholder as of the Record Date and you seek to have your shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern time on _____________, 2024 (two (2) business days before the extraordinary general meeting), that OAKU redeem your shares into cash; and (ii) submit your request in writing to OAKU’s transfer agent, at the address listed at the end of this section and deliver your shares to OAKU’s transfer agent physically (by delivery of a duly executed instrument of transfer in favor of the Company, accompanied by the relevant share certificate for such OAKU Shares) or electronically using The Depository Trust Company’s (“DTC”) DWAC (Deposit/Withdrawal at Custodian) System at least two (2) business days before the extraordinary general meeting.

Any corrected or changed written demand of redemption rights must be received by OAKU’s transfer agent no later than two (2) business days before the extraordinary general meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the transfer agent at least two (2) business days before the extraordinary general meeting.

Public shareholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination. Provided public shareholders own their shares on the Record Date (or obtain a written agreement or proxy from the seller/transferor who owned such shares on the Record Date), any public shareholder who continues to hold such OAKU Shares on or before _____________, 2024 (two (2) business days before the extraordinary general meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid, at the consummation of the Business Combination).

Any request for redemption, once made, may be withdrawn at any time up to two (2) days prior to the date of the extraordinary general meeting of OAKU shareholders. The actual per share redemption price will be equal to the aggregate amount then on deposit in the trust account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the trust account, net of taxes payable), divided by the number of Class A Ordinary Share sold in the Initial Public Offering. Please see the section entitled “Extraordinary general Meeting of OAKU shareholders — Redemption Rights” for more information on the procedures to be followed if you wish to redeem your OAKU Shares for cash.

Q:     How can I vote?

A:     If you were a holder of record OAKU Shares on the Record Date for the extraordinary general meeting of OAKU shareholders, you may vote with respect to the applicable Proposals in person at the extraordinary general meeting of OAKU shareholders via the live webcast, or by submitting a proxy by mail so that it is received prior to 11:00 a.m. on _______________, 2024, in accordance with the instructions provided to you under “Extraordinary general Meeting of OAKU shareholders.” If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, your broker or bank or other nominee may provide voting instructions (including any telephone or Internet voting instructions). You should contact your bank, broker or other nominee in advance of the extraordinary general meeting to ensure that votes related to the shares you beneficially own will be properly counted. In this regard, you must provide your bank, broker or other nominee with instructions on how to vote your shares or, if you wish to attend the extraordinary general meeting of OAKU shareholders and vote in person, obtain a proxy from your bank, broker or other nominee.

Q:     If my shares are held in “street name” by my bank, broker or other nominee, will they automatically vote my shares for me?

A:     No. Under the rules of various national securities exchanges, your bank, broker or other nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your bank, broker or other nominee. OAKU believes the Proposals are non-discretionary and, therefore, your bank, broker or other nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your bank, broker or other nominee may submit a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker or other nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be considered present for the purposes of establishing a quorum and will have no effect on the Proposals. You should instruct your broker to vote your OAKU Shares in accordance with directions you provide.

If your shares are held in “street name” through a broker, bank or other nominee, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. Many banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided.

Q:     What if I abstain from voting or fail to instruct my bank, broker or other nominee on how to vote my shares?

A:     OAKU will count a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for the purposes of determining whether a quorum is present at the extraordinary general meeting of OAKU shareholders. For purposes of approval, an abstention on any of the Proposals will have the same effect as a vote “AGAINST” such Proposal. Further, in order to exercise redemption rights, a public shareholder must vote its public shares on the Business Combination Proposal. Additionally, failure to elect to exercise your redemption rights will preclude you from having your OAKU Class A Ordinary Share redeemed for cash. In order to exercise your redemption rights, you must make an election on the applicable proxy card to redeem such OAKU Shares or submit a request in writing to OAKU’s transfer agent at the address listed on page 225, and deliver your shares to OAKU’s transfer agent physically (by delivery of a duly executed instrument of transfer in favor of the Company, accompanied by the relevant share certificate for such OAKU Shares) or electronically using The DTC’s DWAC (Deposit/Withdrawal at Custodian) System two (2) days prior to the extraordinary general meeting of OAKU shareholders.

If you are a “street name” holder and you do not provide instructions with your proxy, your bank, broker or other nominee may submit a proxy card expressly indicating that it is NOT voting your OAKU Class A Ordinary Share; this indication that a bank, broker or nominee is not voting your OAKU Class A Ordinary Share is referred to as a “broker non-vote.” Your bank, broker or other nominee can vote your OAKU Class A Ordinary Share only if you provide instructions on how to vote. You should instruct your broker to vote your OAKU Class A Ordinary Share in accordance with directions you provide. A broker non-vote will have no effect on Proposals Nos. 1, 3, 4 and 5, and will have the effect of a vote “AGAINST” Proposal No. 2.

Q:     What will happen if I return my proxy card without indicating how to vote?

A:     If you sign and return your proxy card without indicating how to vote on any particular Proposal, the OAKU Class A Ordinary Share represented by your proxy will be voted in favor of each Proposal and for each of the nominees for election to our Board of Directors. Proxy cards that are returned without a signature will not be counted as present at the extraordinary general meeting and cannot be voted.

Q:     Can I change my vote after I have mailed my proxy card?

A:     Yes. You may change your vote at any time before your proxy is voted at the extraordinary general meeting. You may revoke your proxy by executing and returning a proxy card dated later than the previous one, or by attending the extraordinary general meeting in person and casting your vote by ballot or by submitting a written revocation stating that you would like to revoke your proxy that we receive prior to the extraordinary general meeting. If you hold your shares through a bank, broker or other nominee, you should follow the instructions of your bank, broker or other nominee regarding the revocation of proxies. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to:

Continental Stock Transfer & Trust Company
1 State Street,
New York, New York 10004
Attn.: Proxy Department
Telephone: (212) 509-4000

or

Oak Woods Acquisition Corporation
101 Roswell Drive, Nepean, Ontario
K2J 0H5, Canada
Attn: Chief Financial Officer
Telephone: (+1) 403-561-7750

Q:     Should I send in my share certificates now?

A:     OAKU shareholders who intend to have their OAKU Shares redeemed should send their certificates to OAKU’s transfer agent at least two (2) business days before the extraordinary general meeting. Please see “Extraordinary general Meeting of OAKU shareholders — Redemption Rights” for the procedures to be followed if you wish to redeem your Class A Ordinary Share for cash.

Q:     When is the Business Combination expected to occur?

A:     Assuming the requisite shareholder approvals are received and all other conditions to closing satisfied, OAKU expects that the Business Combination will occur no later than March 27, 2024.

Q:     May I seek statutory appraisal rights or dissenter rights with respect to my shares?

A:     No. Appraisal rights are not available to holders of OAKU Shares in connection with the proposed Business Combination. For additional information, see the sections entitled “Extraordinary general Meeting of OAKU shareholders — Appraisal Rights.”

Q:     What happens if I sell my OAKU Shares before the Meeting?

A:     The Record Date for the extraordinary general meeting is earlier than the date of the extraordinary general meeting, as well as the date that the Business Combination is expected to be consummated. If you transfer your OAKU Shares after the Record Date, but before the extraordinary general meeting, unless the transferee obtains from you a proxy or a written agreement to vote those shares, you would retain your right to vote at the extraordinary general meeting, but will not hold an interest in OAKU after the Business Combination is consummated. If you transfer your OAKU Shares after the Record Date but before the extraordinary general meeting, you will no longer have the right to exercise redemption rights with respect to your OAKU Shares.

Q:     Are there risks associated with the Business Combination that I should consider in deciding how to vote?

A:     Yes. There are several risks related to the Business Combination and other transactions contemplated by the Merger Agreement, that are discussed in this proxy statement. Please read with particular care the detailed description of the risks described in “Risk Factors” beginning on page 42 of this proxy statement.

Q:     What happens if the Business Combination is not consummated?

A:     After giving effect to the amendment to its Amended and Restated Memorandum and Articles of Association on March 27, 2023, if OAKU does not consummate a Business Combination by March 27, 2024, unless the Board of Directors approves up to two (2) three-month extensions to complete its initial business combination (subject to the contribution of $575,000 to the Trust Account for each additional extension), or we obtain the approval of OAKU shareholders to extend the deadline for it to consummate an initial business combination, then pursuant to our Amended and Restated Memorandum and Articles of Association, OAKU’s officers must take all actions necessary in accordance with the Cayman Islands law to dissolve and liquidate OAKU as soon as reasonably practicable. Following dissolution, OAKU will no longer exist as a company. In any liquidation, the funds held in the trust account, plus any interest earned thereon (net of taxes payable), together with any remaining out-of-trust net assets will be distributed pro-rata to holders of OAKU Shares who acquired such Class A Ordinary Share in OAKU’s Initial Public Offering or in the aftermarket. The estimated consideration that each OAKU Share would be paid at liquidation would be approximately $10.175 per share for shareholders based on amounts on deposit in the trust account as of ___________, 2024, net of taxes payable. The closing price of OAKU’s Ordinary Share on the Nasdaq Capital Market as of the Record Date of __________, 2024 was $[•]. OAKU’s Sponsor and other Initial Shareholders waived the right to any liquidation distribution with respect to any OAKU Shares held by them.

Q:     What happens to the funds deposited in the trust account following the Business Combination?

A:     Following the closing of the Business Combination, funds in the trust account will be released to OAKU. Holders of OAKU Shares exercising redemption rights will receive their per share redemption price. The balance of the funds will be utilized to fund the Business Combination. As of ___________, 2024, there was $58,506,250 in OAKU’s trust account; based upon which amount approximately $10.175 per outstanding share issued in OAKU’s Initial Public Offering, net of taxes payable, will be paid to the public investors that elect to redeem OAKU Shares. Any funds remaining in the trust account after such payments will be used for future working capital and other corporate purposes of the combined entity.

Q:     Who will solicit the proxies and pay the cost of soliciting proxies for the Extraordinary general Meeting?

A:     OAKU will pay the cost of soliciting proxies for the Extraordinary general Meeting. OAKU has engaged [•] as its solicitation agent to assist in the solicitation of proxies for the Extraordinary general Meeting. OAKU has agreed to pay [•], the solicitation agent, a fee of $[•], plus disbursements, and will reimburse the solicitation agent for its reasonable out-of-pocket expenses and indemnify Solicitation agent and its affiliates against certain claims, liabilities, losses, damages and expenses. OAKU will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of OAKU Shares for their expenses in forwarding soliciting materials to beneficial owners of the OAKU Shares and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:     How does OAKU’s Board of Directors recommend that I vote?

A:     The OAKU Board of Directors recommends that its shareholders vote or give instruction to vote:

•        “FOR” Proposal No. 1, the Business Combination Proposal;

•        “FOR” Proposal No. 2, the Charter Amendment Proposal;

•        “FOR” Proposal No. 3, the Nasdaq 20% Proposal;

•        “FOR” Proposal No. 4, the Director Election Proposal”; and

•        “FOR” Proposal No. 5, the Adjournment Proposal, if presented.

You should read “Business Combination Proposal: Approval of the Business Combination — Oak Woods’s Board’s Reasons for Approval of the Business Combination” beginning on page 108 for a discussion of the factors that our Board of Directors considered in deciding to recommend the approval of the Business Combination Proposal.

Q:     How many votes do I and others have?

A:     You are entitled to one vote for each OAKU Ordinary Share that you held as of the Record Date. As of the close of business on the Record Date, there were ______________ issued and outstanding OAKU Ordinary Share.

Q:     Who can help answer my questions?

A:     If you have questions about the Proposals or if you need additional copies of this proxy statement or the enclosed proxy card you should contact OAKU’s proxy solicitor at:

Solicitation Agent

[•]

You may also obtain additional information about OAKU from documents filed with the SEC by following the instructions in the section titled “Where You Can Find Additional Information.”

DELIVERY OF DOCUMENTS TO OAKU’S SHAREHOLDERS

Pursuant to the rules of the SEC, OAKU and service providers that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of the proxy statement, unless OAKU has received contrary instructions from one or more of such shareholders. Upon written or oral request, OAKU will deliver a separate copy of the proxy statement to any shareholder at a shared address to which a single copy of the proxy statement was delivered and who wishes to receive separate copies in the future. OAKU Shareholders receiving multiple copies of the proxy statement may likewise request that OAKU deliver single copies of the proxy statement in the future. OAKU Shareholders may notify OAKU of their requests by contacting OAKU as follows:

Oak Woods Acquisition Corporation
101 Roswell Drive, Nepean, Ontario
K2J 0H5, Canada
Attn: Chief Financial Officer
Telephone: (+1) 403-561-7750

or

Solicitation Agent

[•]

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement but may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, including the Merger Agreement executed among OAKU, Huajin. the Shareholders’ Representative and Merger Sub which is attached as Annex A, and the First Amendment, which is attached as Annex D. Please read these documents carefully as they are the legal documents that govern the Business Combination and your rights related to voting, any redemption rights and in the Business Combination.

Unless otherwise specified, all calculations and figures related to number of shares and share percentages assume no exercise of the redemption rights by OAKU’s shareholders, the issuance of the maximum number of shares under the Merger Agreement, the completion of a $5,000,000 Backstop Commitment and the issuance of OAKU Shares upon the conversion of the OAKU Rights.

The Parties to the Business Combination

Oak Woods Acquisition Corporation

Oak Woods Acquisition Corporation is a Cayman Islands exempted company incorporated as a blank check company under the Companies Act (As Revised) of the Cayman Islands on March 11, 2022. We were formed for the purpose of engaging in a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, with one or more target businesses or entities. We do not have any business operations. Our type of company is often referred to as a Special Purpose Acquisition Company, or SPAC. Our efforts to identify a prospective target business were not limited to a particular industry or geographic region, although we intended to focus our search on target businesses that have their primary operations in technology-enabled health care services industry located in the Asia-pacific region.

On March 28, 2023, we consummated our initial public offering of 5,750,000 units (the “OAKU Public Units”), inclusive of the over-allotment option of 750,000 OAKU Public Units. Each unit consisted of one OAKU Class A Ordinary Share, par value $0.0001, one redeemable warrant, and one right to receive one-sixth (1/6) of an OAKU Class A Ordinary Share upon consummation of a business combination. The OAKU Public Units were sold at an offering price of $10.00 per unit, generating gross proceeds of $57,500,000. Simultaneously with the closing of the IPO, the Company consummated a private placement (“Private Placement”) with its sponsor, Whale Bay International Company Limited (the “Sponsor”) for the purchase of 343,125 private units (the “OAKU Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $3,431,250, pursuant to the Private Placement Unit Subscription Agreement dated March 27, 2023. Each OAKU Private Unit is identical to OAKU Public Units sold in the Initial Public Offering, except that the Private Units, so long as they are held by our sponsor (and/or its designees), (i) will not be redeemable by us, (ii) may not (including the Class A ordinary shares issuable upon exercise of these private placement warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until the completion of our initial business combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. Additionally, the Private Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees.

As of March 28, 2023, a total of $58,506,250 of the net proceeds from the Initial Public Offering, and the Private Placement were deposited in a trust account established for the benefit of the Company’s public shareholders. As of [•], 2024, the amount held in trust was $[•].

Since our IPO, our sole business activity has been identifying and evaluating suitable acquisition transaction candidates and engaging in non-binding discussions with potential target entities. Other than the proposed transaction with Huajin, we are not a party to any binding agreement with any other target entity. We presently have no revenue and have had losses since inception from incurring formation and operating costs since completion of our IPO. The OAKU Public Units, OAKU Shares, OAKU Warrants and OAKU Rights are each quoted on the Nasdaq Capital Market, under the symbols “OAKUU,” “OAKU”, “OAKUW” and “OAKUR”, respectively. Each of OAKU Public Units consists of one OAKU Share, one OAKU Warrant to purchase one half of a OAKU Share. OAKU Public Units commenced trading on the Nasdaq Capital Market on March 24, 2023. OAKU Shares, OAKU Warrants and OAKU Rights commenced trading on the Nasdaq Capital Market on May 19, 2023.

Pursuant to our Amended and Restated Memorandum and Articles of Association, OAKU’s board of directors has the ability to further extend the period of time to consummate a Business Combination up to two additional times after March 27, 2024, each by an additional three months. In order to extend the time available for OAKU to consummate a Business Combination, the Sponsor or other insiders or their respective affiliates or designees must deposit into the Trust Account an amount of $0.10 per Public Share on or prior to the date of the applicable deadline, for each three-month extension.

Merger Sub

Oak Woods Merger Sub Inc. is a Cayman Islands exempted company and wholly owned subsidiary of OAKU, formed on July 30, 2020 to consummate a business combination. The Merger Sub will merge with Huajin with Huajin surviving the merger and continuing as the surviving entity. Huajin will then be a direct wholly-owned subsidiary of OAKU. The merger is intended to qualify as a reverse triangular merger under Section 368(b) of the Code and related Internal Revenue Service (the “IRS”) regulations.

Huajin

The information in this section of the summary describes the current and proposed business and operations of Huajin. Unless the context otherwise requires, all references in this section to “Huajin,” “we,” “us,” or “our” refer to the current and proposed business and operations of Huajin.

Overview

We are a pioneer of smart healthcare service provider dedicated to delivering non-medical community healthcare services to the elderly in local communities across China. We have established our presence through a network of franchising service stores operated under our “QianXiang Health” brand. Our mission focuses on creating a community-based smart healthcare platform that evolves into a comprehensive healthcare service provider. We are committed to advancing the life science, health, and elderly care industries.

We first started our business through our wholly owned subsidiary, Shaanxi QianXiang Health Technology Co., Ltd. (“Shaanxi QianXiang”), which was formed on February 7, 2014. Beginning as a healthcare service provider for local elderly communities, our multimodal smart healthcare service system leverages both in-store and at-home healthcare services to deliver comprehensive solutions for suboptimal health conditions to middle-aged and senior customers. Through our smart community healthcare management platform, we offer healthcare food supplements, auxiliary healthcare equipment, elderly health education, and training services. Additionally, we also curate personalized wellness programs for the elderly and provide health resort service.

Our target customer population is the middle-aged and elderly individuals in the local community. As of December 31, 2023, we have successfully established 899 local “QianXiang Health” brand franchising service stores, covering over 20 provinces and more than 100 cities in China. Among those franchisees, there are 39 city operation center stores, 286 county service center stores, and 574 community service center stores. Our headquarter is located in Langao County, Ankang City, Shaanxi Province, which was designated as the Smart Healthcare and Elderly Care Application Pilot Demonstration Area (Township) by the Ministry of Industry and Information Technology, the Ministry of Civil Affairs, and the National Health Commission in December 2020.

Operating as the primary franchisor, our revenues primarily derive from franchising fees charged to different levels of local franchising service stores, including city operation center stores, county service center stores and community service center stores. We collect franchising fees from our franchising service stores and ensure strict adherence to our operational standards and policies to safeguard the integrity of our “QianXiang Health” brand. Our franchising model empowers individual franchisees to embark on self-entrepreneurship by retaining autonomy over their own recruitment, marketing initiatives and pricing decisions. Simultaneously, they benefit from our “QianXiang Health” brand, healthcare resources, and smart operational systems. Our collaboration with local franchising service stores aims to further enhance, refine and standardize our operational procedures, marketing concepts, products and services offerings, as well as pricing strategies. We also generate revenues from different levels of store membership royalty fees collected by the franchising service stores from the end customers, and sales of healthcare products, including healthcare food supplements and auxiliary healthcare equipment, and other daily household consumer goods.

On November 13, 2020, Shaanxi QianXiang was honored as one of China’s Future Unicorn Enterprises of 2020 during the 2020 China Future Unicorn Summit, an event hosted by Taiyuan Municipal People’s Government and Shanxi Provincial Investment Promotion Bureau. On December 1, 2020, Shaanxi QianXiang was recognized as a national high-tech enterprise by Shaanxi Province Department of Science and Technology, Shaanxi Provincial Department of Finance, and the State Taxation Administration of Shaanxi Province. Furthermore, on March 15, 2021, Shaanxi QianXiang was honored with the title “Satisfactory Entity for Consumer Rights Protection” by the China Consumers Association.

Our goal revolves around improving the health conditions and enhancing the quality of life for the elderly, and elevating service standards for healthcare professionals amid China’s growing silver economy. We aim to leverage our industrial advantages to develop a broader range of proprietary healthcare products, personalized at-home healthcare services, health resort services, as well as meal assistance and shopping assistance services tailored for the elderly. We believe this will enable us to better meet the healthcare management and auxiliary living needs of the middle-aged and elderly population. Leveraging on our proprietary community and home care SAAS service platform, we are committed to improve the community-based smart healthcare platform, and to build a model comprehensive community-based smart healthcare service system for the elderly care and health service industry in China.

Corporate Structure

The following diagram sets forth the structure of the Company as of the date of this proxy statement:

____________

(1)      Xantal Garden Limited is a British Virgin Islands company 100% owned by Mr. Xuehong Li’s family trust, the Lee’s Trust.

(2)      Union Insight Limited is a British Virgin Islands company 100% owned by Happiness Trust, a Hong Kong trust and an ESOP trust established by Mr. Xeuhong Li.

(3)      Blooming United Limited is a British Virgin Islands company 100% owned by Sunshine Trust, a Hong Kong trust and an ESOP’ trust established by Mr. Xuehong Li.

Huajin (China) Holdings Limited 华锦(中国)控股有限公司, is a Cayman Islands exempted company incorporated on July 27, 2021. We conduct our business in China through our wholly owned subsidiaries. The consolidation of our Company and our wholly owned subsidiaries has been accounted for at historical cost and prepared on a basis as if the aforementioned transactions had become effective at the beginning of the first period presented in the accompanying consolidated financial statements.

Tianhong (HK) International Company Limited, or Tianhong HK, was incorporated on August 10, 2021 under the law of Hong Kong SAR. Tianhong HK is Huajin’s wholly owned subsidiary and is currently not engaging in any active business and merely acting as a holding company.

Shaanxi QianXiang KaiHong Enterprise Management Co., Ltd., or Shaanxi WFOE, was incorporated on December 23, 2021 in Shaanxi, China, under the laws of the People’s Republic of China. It is a wholly owned subsidiary of Tianhong HK and a wholly foreign-owned entity under the PRC laws.

Beijing XiaoLeKang Enterprise Management Co., Ltd., or Beijing WFOE, was incorporated on December 16, 2021 in Beijing, China, under the laws of the People’s Republic of China. It is a wholly owned subsidiary of Tianhong HK and a wholly foreign-owned entity under the PRC laws.

Shaanxi QianXiang Health Technology Co., Ltd., or Shaanxi QianXiang, was incorporated on February 7, 2014 in Shaanxi, China. The shareholders of Shaanxi QianXiang transferred 100% equity of Shaanxi QianXiang to Beijing WFOE on April 7, 2023. Consequently, Shaanxi QianXiang became a wholly owned subsidiary of Beijing WFOE.

LeLingKang (Beijing) Health Technology Co., Ltd., or LeLingKang, was incorporated on July 15, 2021 as a subsidiary of Shaanxi QianXiang. Shaanxi QianXiang owns 90% of LeLingKang and Mr. Xuehong Li owns 10% of LeLingKang.

As of the date of this proxy statement, we have received from PRC authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted in China, and no permission or approval has been denied. The following table provides details on such licenses and permissions.

No.	Company	License/Permission	Certificate Number	Issuing Authority	Validity
1	Shaanxi QianXiang	Certificate of Second-Class Medical Device Operation	Shaan An Shi Yao Jian Xie Operation Cert. No. 20190123	Ankang City Administrative Approval Service Bureau	Five years (From November 1, 2023 to October 30, 2028)
2	Shaanxi QianXiang	Commercial Franchise Enterprise Record Filing	0610100412100106	Ministry of Commerce	Long-term
3	LeLingKang	Food Operation License	JY11105223325131	Beijing Chaoyang District Market Supervision and Administration Bureau	Five years (From July 4, 2022 to July 3, 2027)

Our Competitive Advantages

•        Fast growing silver economy market in China that favors conscientious operators.    China’s elderly care market is predicted to reach US$800 billion by 2025 and to exceed US$3 trillion by 2030 and the government is well aware of the challenges faced by the elderly and has been implementing a range of policies and supportive measures to promote the high-quality elderly services. Quality of service has been the main focus of our company since our inception. We have adopted a collaborative and conscious approach, prioritizing in providing elderly care services.

•        Established brand awareness.    We entered the elderly care and health service industry in China at a relatively early point in the year of 2014. The China’s silver economy has been placing significant importance on elderly care services and facilities during the past ten years. Shaanxi QianXiang has established its presence in the community healthcare service market for the elderly population in China. From 2019 to 2023, we successfully established 899 local franchising stores under the brand of “QianXiang Health” over 20 provinces in China.

•        Rapid expansion of our local franchising stores due to our franchising business model advantages.    We have grown rapidly in our local community franchising store opening and operation business because we can provide our franchisee business partners with strategic and standardized sales promotion, technological training, marketing solutions and products after-sales services through our operating team, which will allow local franchising stores to open swiftly for customer retention and expansion. With the franchising qualification approved and granted by China’s Ministry of Commerce, we provide uniform and standardized store design and operational procedures to ensure that our local franchising stores are consistent, standardized, systematic and equipped with smart professional operation and management system to our strategic franchisee partners.

•        Challenges in replicating our business model.    The majority of our peers in the healthcare service industry operate as B2B or B2B2C service providers. While these peers often feature extensive investment plans in their business models, their profitability is typically constrained by elevated expenses associated with property ownership or rental, personnel recruitment and compensation, and potential employment-related disputes. In contrast to these peers, our distinctive franchising model empowers individuals to pursue self-entrepreneurship opportunities and maintain autonomy over hirings, marketing initiatives, and pricing decisions. Simultaneously, they gain advantage from our “QianXiang Health” brand, healthcare resources, and smart operational systems. Our collaboration with local franchising stores aims to further enhance, refine and standardize our operating procedures, marketing concepts, products and services offerings, and pricing strategies.

•        Our proven relationship with the local communities.    We value each local community, county or city in which we establish our franchising stores through partnership between us and such community, county or city. Prior to opening franchising stores, we conduct in-depth study of the local demographic demands of elderly care and healthcare demands and work closely with the local communities. Focusing on this partnership-focused approach, we believe that we are able to provide a sustainable solution that cater to the specific needs of these communities, thereby becoming a reliable partner to the local communities.

•        Multiple revenue-generating activities.    We have built our business model around several activities and initiatives that generate revenues through franchising, membership royalty and sales of product and services.

•        Our proprietary community and home care Software as a Service (SAAS) service platform.    Our proprietary community and home care SAAS service platform allows us to properly manage, scale, optimize and tailor our healthcare service and daily assisted living services offered for each individual market and to rapidly launch new products to serve communities and customers.

•        Experienced management team.    Our management has long-term experience in the healthcare service industry, and we have established a solid customer base and network coverage. We also have attracted and retained skilled and experienced sales and managerial teams.

•        Effective brand promotion on multiple social media channels.    We promote our brand “QianXiang Health” through various social media channels to expand potential customer base and to better enhance the communication and interaction with our existing member customers.

Our Market Opportunity

According to the latest national census released in 2021 by China, the population aged 60 and above has exceeded 260 million residents, accounting for over 18.7% of the total population in China. This population is projected to surpass 300 million by 2025. Additionally, a report by consultancy iiMedia indicates that the market size of the elderly care industry reached RMB8.8 trillion (US$1.3 trillion) in 2021, experiencing a year-on-year growth of 22.3%. It is projected that the market size will reach RMB12 trillion (US$1.63 trillion) by 2023. Prior to 2020,

China’s silver economy had already demonstrated substantial financial strength, which was further accelerated by the Covid-19 pandemic. The Chinese government has prioritized its Healthy China 2030 initiative as a central element of national policy development. While state provision of services is expected to dominate the future elderly care sector, significant opportunities lie within the private sector.

We believe that we are still in the early stages of capitalizing on this silver economy opportunity. The utilization of our local community elderly care service system and home care service platform is anticipated to continue growing due to:

•        The escalating senior population.    We anticipate the upward trajectory of the aging population in China, presenting a sizeable market for our services. As the number of seniors continues to rise, there will be an increased demand for specialized services to cater to their unique needs. We are well-positioned to capitalize on this growing market due to our expertise, infrastructure, and comprehensive range of offerings.

•        Favorable government policies.    The Chinese government has recognized the importance of the elderly care industry and has implemented favorable policies to support its development. These policies include financial incentives, tax benefits, and relaxed regulations to encourage investment and innovation in the sector. This creates a conducive environment for us to expand and thrive.

•        Increasing demand in local communities.    Local communities are experiencing a rising demand for elderly care services. As China’s senior population continues to grow, more families are seeking professional assistance to care for their aging loved ones. There is an increasing preference for community-based care models that provide personalized and accessible services to seniors. By focusing on local community partnerships and establishing our franchising store facilities in strategic locations, we can effectively cater to this demand.

•        Adoption of AI, social media, internet, and mobile apps among senior communities.    Senior individuals in China are becoming increasingly tech-savvy and embracing digital platforms. AI technology can be utilized to enhance the quality and efficiency of elderly care services, such as smart monitoring systems and personalized healthcare recommendations. Leveraging our community and home care SAAS service system on social media, the internet, and mobile apps can facilitate communication, information sharing, and remote care services, creating convenient solutions for seniors and their families.

•        Willingness to spend on healthcare.    The elderly population in China has shown an increasing willingness to spend money on their healthcare. With improved living standards and rising disposable incomes, seniors are prioritizing their health and well-being. This opens up opportunities for us to offer premium healthcare services, specialized treatments, and wellness programs that cater to their specific needs and preferences.

•        Specialized care services.    As the elderly population continues to grow, there is an increasing demand for specialized care services that cater to specific needs. This includes services like memory care for individuals with dementia, rehabilitation services for seniors recovering from surgery or injuries, and palliative care for those with terminal illnesses. By offering those specialized care programs, we can tap into niche markets and provide tailored solutions to meet the unique requirements of different senior populations.

•        Growing demands in respite care services.    Family caregivers often need temporary relief from their caregiving responsibilities to rest and rejuvenate. Providing respite care services can help fill this gap by offering short-term care options for seniors. Our franchising stores serve customers as adult day care centers, short-stay facilities, or home-based respite care services platform. By supporting family caregivers, we can address their needs while providing quality care for seniors.

•        Integrated healthcare solutions.    There is a growing need for integrated healthcare solutions that encompass both physical and mental well-being of senior individuals. This includes comprehensive healthcare packages that combine health support, nutritional guidance, and fitness programs. By providing such holistic healthcare solutions, we can address the diverse needs of the aging population and ensure their overall wellness.

•        Health and wellness education.    With the increasing focus on healthy aging, there is a demand for health and wellness education targeted at seniors. Our healthcare education and training programs include workshops, seminars, and online/offline resources to educate seniors and their families about healthy lifestyle choices, disease prevention, and self-care practices. By establishing ourselves as a trusted source of information and education, we can position ourselves as a leader in promoting healthy aging.

With a comprehensive approach, we believe we can successfully navigate the market landscape and provide exceptional care for China’s aging population.

Our Products and Services

We have built multimodal smart healthcare service system leveraging both in-store and at-home healthcare services to deliver a range of services that encompass various aspects of community and home healthcare to middle-aged and senior customers. Through our smart community healthcare management platform, we offer healthcare food supplements, auxiliary healthcare equipment, elderly health education, and training services. Additionally, we also curate personalized wellness programs for the elderly. We aim to enhance the quality of life for seniors and improve their overall well-being.

Community and Home Healthcare Services Through Our Franchising Stores

We primarily operate our community and home healthcare services through our local franchising stores, which serve as the community’s centers for elderly care and healthcare services. As of December 31, 2023, we have successfully established 899 local “QianXiang Health” brand franchising service stores, covering over 20 provinces and more than 100 cities in China. Among those franchisees, there are 39 city operation center stores, 286 county service center stores, and 574 community service center stores. We continuously deliver comprehensive solutions for suboptimal health conditions to the targeted middle-aged and senior customers aged over 50. The franchising stores provide services includes mental health consultation, auxiliary healthcare instrument-assisted health management, sales of healthcare food supplements, attentive elderly care services and personalized wellness programs. We also encourage customers to actively participate in various health knowledge and cultural learning activities organized by franchising stores. We aim to effectively improve the targeted middle-aged and senior customers’ suboptimal health conditions through our in-store auxiliary healthcare instrument and healthcare food supplements.

With our smart community and home care SAAS operating system and smart watch products, our local franchising stores also provide personalized at-home services through our franchising store managers or third-party service personnel, responding to customers’ one-touch requests for meal assistance, cleaning aid, bathing support, medical assistance, health management, shopping assistance, mobility support, and mental health consultation. Our goal is to encourage elderly individuals not only staying at home, but getting out to our community franchising stores, creating more social connections, participating in local events and recreational activities, and improving overall well-being.

We collect franchising fees from our franchising service stores and ensure strict adherence to our operational standards and policies to safeguard the integrity of our “QianXiang Health” brand. We generally enter into franchise agreements with a term of three years and collect from franchisees the initial franchising fees and annual franchise fees. Franchise fees are collected based on the different levels of franchising stores and are typically received upfront, subject to customized discounts and promotions. Our standard initial franchising fees are RMB3 million (approximately US$410,000) per store for city operation center stores, RMB750,000 (approximately US$102,500) per store for county service center stores, and RMB150,000 (approximately US$20,500) per store for community service center stores. By paying an initial franchise fee to the Company, franchisees gain set-up services such as site renovation, product and service introduction and training services. We also collect annual franchise fees to provide supporting services to the franchising service stores over the three-year term of the franchise agreements. In addition to contractual obligations, we also established a code of conduct and policy manual for franchising service stores. We have also formed a company marketing supervision committee to oversee and manage our operational procedures, marketing concepts, products and services offerings, as well as pricing strategies for community and home healthcare services provided through our franchising stores.

Customer Membership At Our Franchising Stores

Customers at our franchising store who attain specified levels of spending become our VIP members. These VIP members benefit from discounted rates on Shaanxi Qianxiang’s proprietary products and services, including health assessments, health improvement programs, and a range of high-quality healthcare food supplements and auxiliary healthcare equipment products. They also receive a smart watch or smart band connected to our smart community and home care SAAS operating system, which facilitates one-click call services, supporting their personalized needs. We generally collect 50% of royalty fees based on different levels of membership fees collected by the franchising service stores from the end customers.

Our franchising service stores provide different levels of community and home healthcare products and services packages. Our franchising service store membership fees generally range from RMB999 (approximately US$136) per person to RMB4,999 (approximately US$683) per person. RMB999 (approximately US$136) membership package provides customers with value-equivalent products, including chondroitin peptide full bone nutrient powder, along with one health assessment and one month of in-store healthcare services. RMB2,999 (approximately US$410) membership package provides customers with value-equivalent products, including multifunctional smartwatch, chondroitin peptide full bone nutrient powder, photon pulse heating pads for moxibustion, artemisia argyi velvet, selenium-rich rice, along with six health assessment and three months of in-store healthcare services. RMB4,999 (approximately US$683) membership package provides customers with value-equivalent products, including multifunctional smartwatch, multifunctional thermal-enhancing instrument, prickly pear protein tablets, selenium-rich rice, along with twelve health assessments and six months of in-store healthcare services. Those in-store services provided include health massage services such as foot massages, full body massages, gua sha, and cupping, physical therapy services such as moxibustion and acupoint application, equipment-based therapy services through our auxiliary healthcare devices and equipment, and daily living health services such as nutritional care services.

In addition to the in-store services, we extend our offerings to include health consultations for elderly care and healthcare through our franchising stores. Our experienced team of consultants provide guidance on elderly care planning, health management, and other potential health problems the seniors may encounter. This enables franchising service stores to adopt a more diversified approach to elderly care services, assisting the elderly and their families in making well-informed decisions for their well-being.

We emphasize on quality control and standardization across our franchising stores. To ensure consistency and uphold high standards across our franchising service store network operated under our “QianXiang Health” brand, we have developed a set of internal policies and guidelines covering branding, service quality, and operational procedures. These measures are designed to maintain uniformity in the services provided, aiming to secure customer satisfaction and membership loyalty, and to safeguard our brand reputation.

By leveraging our smart community and home care SAAS operating system and integrating new technologies of artificial intelligence and big data, we regularly launch and introduce new products and services at our franchising stores, particularly healthcare food supplements, to provide new solutions for elderly care and healthcare.

Healthcare Food Supplements and Auxiliary Healthcare Devices

Through a combination of internal research and development activities and collaboration with other third-parties, we provide a diverse range of healthcare food supplements and auxiliary healthcare devices and equipment targeting both franchising store members and other retail or group purchasers. As of the date of this proxy statement, we developed six healthcare food supplements products and seven auxiliary healthcare devices and equipment. Our commitment to research and development is driven by our dedication to assisting our franchising store customers in relieving or improving their suboptimal health conditions. Our healthcare food supplements are developed to provide a holistic approach to maintain personal wellness of the elderly, and the auxiliary healthcare devices and equipment empower franchising store customers to monitor their vital signs, track their living patterns, and improve health management, promoting a proactively informed approach to well-being. With our portfolio of healthcare food supplements products and auxiliary healthcare devices, we strive to provide solutions to suboptimal health conditions, restore life balance, and enhance personal overall wellness.

Recently, to strengthen our research and development efforts, Shaanxi QianXiang entered into six corporation agreements with Beijing Zhongsheng Aopu Peptide Technology Research Institute (“Zhongsheng Aopu”) in May 2019, December 2021 and May, August and September of 2023, respectively, pursuant to which we outsourced the research and development of formulation process and technology of multiple healthcare food supplements products, including shrimp astaxanthin vitality pills and tablets, prickly pear protein tablets, cordyceps militaris tablets and “Oligopeptide” products to Zhongsheng Aopu.

In addition to our own healthcare food supplements and auxiliary healthcare devices and equipment, we also cooperate with other leading healthcare product brands, including Guotai. These include manufacturers of diagnostic and rehabilitation equipment, as well as smart healthcare hardware technology companies. By collaborating with these brands, we aim to expand our product portfolio to meet the diverse purchase demands of our franchising stores’ member customers.

Smart Community and Home Care SAAS Operating System

Our smart community and home care SAAS operating system is designed to address the specific needs of elderly individuals. By combining advanced SAAS technology and comprehensive services, it offers the elderly care within franchising store’s reach and the community setting. Through the integration of smart home system, in-store elderly care services and smart hardware, our smart community and home care SAAS operating system aims to solve the challenges faced by elderly individuals living at home. The system is established through a city operation center store as the service center, which communicates and coordinates with several community service center stores acting as digital living stations for local communities. Through smart watches, smart bands and other hardware, the system provides the following main service features:

•        Real-Time Call Services.    The smart community and home care SAAS system allows elderly individuals to make quick calls for assistance whenever they need it. Whether it is a medical emergency, a request for help, or simply chatting, this feature ensures that support is just a call away.

•        Meal Assistance Services.    Understanding the importance of proper nutrition for the well-being of elderly individuals, the smart community and home care SAAS system provides meal assistance services. This includes meal planning, personalized dietary recommendations, and meal delivery services to ensure that the elderly residents receive nutritious meals that cater to their specific physical needs within local communities.

•        Cultural and Entertainment Services.    To promote social engagement and mental stimulation, the smart community and home care SAAS system offers cultural and entertainment services. These services may include virtual tours, online classes, book clubs, movie nights, and other activities that cater to the interests and preferences of the elderly residents. By providing opportunities for cultural enrichment and entertainment, the system aims to enhance their mental quality of life within local communities.

•        Psychological Comfort Services.    The smart community and home care SAAS system recognizes the importance of addressing the psychological well-being of the elderly individuals facing various emotional challenges facing aging. It provides access to counseling services, emotional support hotlines, and resources for mental health maintenance. This feature aims to offer psychological comfort and a sense of security to the elderly residents, ensuring they have access to the support they need.

We believe that our focus on local community-based care, combined with our community and home care SAAS service system, enables us to grow as a key player in meeting the demands of the aging population in local communities.

Health Resort

We build residential-lifestyle health preservation resort for our franchising store members and customers. In July 2020, Shaanxi QianXiang entered into a five-year lease agreement with Langao County Civil Affairs Bureau, pursuant to which we contracted to use comprehensive building of the disabled rehabilitation center covering approximately 4021.8 square meters and the adjacent apartment building, covering approximately 3523.2 square meters to develop an integrated elderly services center for residential-style leisure and vacation health preservation bases. We completed construction work in August 2020, and rebranded as the model of the “China Selenium Valley Health Preservation Base” in Ankang City, Shaanxi Province, China. Located in the China Selenium Valley, the Health Preservation Base is expected to be a comprehensive health preservation park that integrates ecological landscapes, health-preserving culture, and leisure tourism, to provide a natural and peaceful environment for visitors.

While the health resort business has not generated any cash flow for us by the end of 2023, we maintain confidence in developing a health resort business model in the future. With our first step in Ankang City, we aim to develop other high-quality health preservation bases in China, offering visitors a wider range of options for their health preservation and leisure needs.

Health Education, Training Programs and Other Healthcare Services

We also offer a range of other health preservation services and product sales to cater to the diverse needs of individuals. These include health/elderly education training programs and household consumer goods.

Recognizing the importance of educating individuals on various aspects of health and elderly care, we developed a series of informative and engaging educational videos and in-house programs. These videos and programs cover topics such as nutrition, fitness, mental well-being and chronic disease management. By providing accessible educational resources, we aim to empower our franchising stores’ member customers and their families with informed decisions about their health and general well-being.

Additionally, we recognize the significance of daily household consumer goods in maintaining a healthy lifestyle. We offer a selection of high-quality, health-conscious products that are essential for everyday living. These products include organic food, environmentally friendly cleaning supplies and personal care products.

We plan to further leverage our strengths and expertise in the healthcare industry to further develop and expand our product offerings. This includes the development of other branded healthcare products, tourism products, elderly insurance, healthcare service systems, home automation solutions, advertising services and home delivery. By combining education, consumer goods, and various other services, we strive to create an ecosystem that supports our franchising stores’ member customers in maintaining a healthy lifestyle, ensuring their well-being across different aspects of their lives.

Business Development Strategy

We are one of the few established elderly care and health care service providers with a deep engagement in the local communities through our local franchising stores and path to capture the opportunity of the fast-growing elderly care industry. We plan to leverage our strengths to outperform our competition with the following growth strategies:

•        Continue Expanding Our Franchising Store Base.    We plan to focus on expanding our market presence by continuing to drive organic growth of new franchising stores in various communities across China. This can involve site selection, franchise partnerships, and efficient store management systems.

•        Continue Growing Our Platform User Base.    We consider to employ various marketing and customer strategies such as targeted online advertising, partnerships with relevant organizations or influencers, referral programs, and offering incentives for user registrations and engagement with our smart community and home care service SAAS operating system platform.

•        Continue Expanding Diversification of Our Services.    We plan to expand beyond traditional elderly care services and diversify into related areas such as mental health support, wellness programs, caregiver training, and medical tourism. This can attract a wider customer base and provide comprehensive solutions for elderly individuals and their families.

•        Seeking Strategic Business Partners in the Industry.    We are seeking strategic collaborations and partnerships with existing resort chains, real estate developers, healthcare providers, insurance companies, and technology companies that are engaged in the healthcare industry for the purpose of working together on our future residential-resort base community projects. We also consider acquiring or investing in suitable properties for the development of healthcare and leisure resorts. We will also seek to form strategic partnerships with healthcare-related business partners (the Business-end) and local community authorities (the Government-end), through which mutual referrals, business collaborations, and healthcare knowledge/information-sharing.

•        Integrating More Elderly-Friendly Technologies and Products into Our System Platform.    We are developing more elderly user-friendly and intuitive mobile applications and online platforms for elderly care services, home care services and other smart community services to add into our existing SAAS operating system platform, allowing elderly’s easy access to information, bookings, and personalized recommendations.

•        Deeping Our Community Engagement.    We plan to continue actively engaging with local elderly communities to build trust and establish our brand of “QianXiang Health” as a valuable contributor to the well-being of elderly individuals. This can involve organizing community events, partnering with senior centers or organizations, and supporting relevant social causes.

•        Integrating the Industry Chain.    We will focus on creating comprehensive marketplace platform that allows Business-end suppliers to showcase their elderly care and health care products and services, while providing our member customers with a wide range of options. We also work on establishing distribution channels for physical products and negotiating favorable terms with logistics and delivery service providers.

Intellectual Property

We generally rely on trademark, patent, copyright and trade secret laws and employee and third-party non-disclosure agreements to protect our intellectual property and proprietary rights.

Our success depends upon our proprietary software technology and proprietary smart community and home care health service SAAS operating system. We have registered nine patents, 44 software copyrights and 217 trademarks in China as of the date of this proxy statement.

Patent*:

No.	Company	Patent Description	Patent Type	Patent Number	Application Date	Expiration Date	Status
1	Shaanxi QianXiang	Health Assessment Device	Utility Models	2020212665986	07/01/2020	06/30/2030	Granted
2	Shaanxi QianXiang	Anti-Blue Light Fatigue-Resistant Glasses	Utility Models	201921644434X	09/29/2019	09/28/2029	Granted
3	Shaanxi QianXiang	Body Health Detection Device	Design	2019303204273	06/20/2019	06/19/2029	Acquired
4	Shaanxi QianXiang	Efficient Method for Separation and Purification of Puerarin	Invention	2016104750063	06/22/2016	06/25/2036	Acquired
5	Shaanxi QianXiang	Small Molecule Peptides and Applications	Invention	2014105122310	09/29/2014	09/28/2034	Acquired
6	Shaanxi QianXiang	Cordyceps Health Powder	Invention	2014103798070	08/04/2014	08/03/2034	Acquired
7	Shaanxi QianXiang	Functional Food for Lowering Blood Lipids and Blood Pressure and Two-Step Fermentation Preparation Method	Invention	2014101357336	04/04/2014	04/03/2034	Acquired
8	Shaanxi QianXiang	Small Peptides and Applications	Invention	2016111164521	12/07/2016	12/07/2036	Acquired
9	Shaanxi QianXiang	Preparation Method for Astaxanthin Nanocapsules	Invention	2020107442963	07/29/2020	07/29/2040	Acquired

____________

*        Chinese Patent Law defines three different types of patents for protecting invention-creation: invention, utility model, and design. “Invention” means any new technical solution proposed for a product, a process or the improvement thereof. “Utility Model” means any new technical solution proposed for the shape, the structure, or their combination, of a product, which is fit for practical use. “Design” means, with respect to an overall or partial product, any new design of the shape, the pattern, or their combination, or the combination of the colour with shape or pattern, which is rich in an aesthetic appeal and is fit for industrial application.

Software Copyrights:

No.	Company	Full Name	Abbreviation	Version	Registration Number	Status	First Publication Date	Development Completion Date
1.	Shaanxi QianXiang	Qianxiang Health Online Service Cloud Platform	—	V1.0	2021SR1603384	Granted	—	07/12/2020
2.	Shaanxi QianXiang	Qianxiang Health Terminal Customer Registration System	—	V1.0	2021SR1603431	Granted	—	09/08/2021
3.	Shaanxi QianXiang	Qianxiang Health Customer Information Management System	—	V1.0	2021SR1588628	Granted	—	06/05/2020
4.	Shaanxi QianXiang	Qianxiang Health Customer Application Management System	—	V1.0	2021SR1585754	Granted	—	04/22/2021
5.	Shaanxi QianXiang	Qianxiang Health Franchising Store Customer Service Management System	—	V1.0	2021SR1585365	Granted	—	07/11/2021
6.	Shaanxi QianXiang	Qianxiang Health Customer Terminal Management Service Platform	—	V1.0	2021SR1585742	Granted	—	03/21/2021
7.	Shaanxi QianXiang	Qianxiang Health Inventory Management Application System	—	V1.0	2021SR1585730	Granted	—	06/25/2021
8.	Shaanxi QianXiang	Qianxiang Health Warehouse Service Management System	—	V1.0	2021SR1585373	Granted	—	10/09/2020
9.	Shaanxi QianXiang	Qianxiang Health National Customer Service Management Platform	—	V1.0	2021SR1588355	Granted	—	02/27/2021
10.	Shaanxi QianXiang	Qianxiang Health Customer Service Management System	—	V1.0	2021SR1586504	Granted	—	05/18/2021
11.	Shaanxi QianXiang	Qianxiang Health Smart Elderly Care Service Platform	—	V1.0	2021SR1588342	Granted	—	08/21/2021
12.	Shaanxi QianXiang	Qianxiang Health Online Consumer Client Platform	—	V1.0	2021SR1585627	Granted	—	08/20/2020
13.	Shaanxi QianXiang	Qianxiang Health National Franchising Store Management System		V1.0	2021SR1585376	Granted	—	01/12/2021
14.	Shaanxi QianXiang	Qianxiang Health Franchising Store Order Management System		V1.0	2021SR1588343	Granted	—	09/15/2020

No.	Company	Full Name	Abbreviation	Version	Registration Number	Status	First Publication Date	Development Completion Date
15.	Shaanxi QianXiang	Qianxiang Health After-Sales Service Management System		V1.0	2021SR1585695	Granted	—	11/22/2020
16.	Shaanxi QianXiang	Qianxiang Health — Qianxiang Mall iOS Version	Qianxiang Health	V1.0	2020SR1243651	Granted	—	07/17/2020
17.	Shaanxi QianXiang	Qianxiang Health — Qianxiang Member Health Records iOS Version	Qianxiang Health	V1.0	2020SR1243649	Granted	—	07/17/2020
18.	Shaanxi QianXiang	QX Smart Health Management System	—	V1.0	2020SR0871965	Granted	05/15/2019	05/15/2019
19.	Shaanxi QianXiang	Qianxiang Health — Qianxiang Member Health Records Android Version	Qianxiang Health	V1.0	2020SR0670062	Granted	—	01/20/2020
20.	Shaanxi QianXiang	Qianxiang Health Distributor Management iOS Version	Qianxiang Health Management Terminal	V1.0	2020SR0670056	Granted	—	01/20/2020
21.	Shaanxi QianXiang	Qianxiang Health Backend Management System	Qianxiang Health Backend	V1.0	2020SR0670050	Granted	—	01/20/2020
22.	Shaanxi QianXiang	Qianxiang Health Distributor Management Android Version	Qianxiang Health Management Terminal	V1.0	2020SR0670044	Granted	—	01/20/2020
23.	Shaanxi QianXiang	Qianxiang Health Mall Android Version	Qianxiang Mall	V1.0	2020SR0670066	Granted	—	01/19/2020
24.	LeLingKang	Qianxiang Health APP (Android Version)	Qianxiang Health	V1.0	2022SRA002068	Granted	—	02/10/2022
25.	LeLingKang	Qianxiang Health APP (IOS Version)	Qianxiang Health	V1.0	2022SRA002067	Granted	—	02/10/2022
26.	LeLingKang	Elderly Care Facility Information Publishing and Search System	—	V1.0	2022SR0455186	Granted	—	01/20/2022
27.	LeLingKang	Smart Elderly Care Personnel Tracking System Software	—	V1.0	2022SR0455187	Granted	—	01/14/2022
28.	LeLingKang	Emergency Rescue Management System for Elderly Care Facilities	—	V1.0	2022SR0455188	Granted	—	12/31/2021
29.	LeLingKang	Internet of Things (IoT) Community Virtual Elderly Care Facility System	—	V1.0	2022SR0452900	Granted	—	02/09/2022
30.	LeLingKang	Elderly Location Alert and Guardian System Software	—	V1.0	2022SR0452901	Granted	—	02/11/2022

No.	Company	Full Name	Abbreviation	Version	Registration Number	Status	First Publication Date	Development Completion Date
31.	LeLingKang	Smart Elderly Care Facility Health Management Information System	—	V1.0	2022SR0452899	Granted	—	01/26/2022
32.	LeLingKang	Integrated Consultation Management System for Smart Elderly Care	—	V1.0	2022SR0443740	Granted	—	11/05/2021
33.	LeLingKang	Feedback Information System for Smart Elderly Care	—	V1.0	2022SR0445604	Granted	—	11/30/2021
34.	LeLingKang	Internet of Things (IoT) Technology-Based Smart Elderly Care Facility Management System	—	V1.0	2022SR0443352	Granted	—	12/15/2021
35.	LeLingKang	Software for Smart Digital Community Elderly Care Facility Management System	—	V1.0	2022SR0442519	Granted	—	10/22/2021
36.	LeLingKang	Digital Elderly Care Facility Operation and Settlement Platform System	—	V1.0	2022SR0445303	Granted	—	12/28/2021
37.	LeLingKang	Smart Elderly Care Facility Real-Time Safety Supervision System	—	V1.0	2022SR0443486	Granted	—	12/05/2021
38.	LeLingKang	Smart Elderly Care Cloud Platform Information Management Software	—	V1.0	2022SR0442518	Granted	—	10/27/2021
39.	LeLingKang	Smart Elderly Care Security Information Management System	—	V1.0	2022SR0443741	Granted	—	11/30/2021
40.	LeLingKang	Internet of Things (IoT) Community Elderly Care Facility System	—	V1.0	2022SR0442520	Granted	—	10/28/2021
41.	LeLingKang	Smart Elderly Care One Card Information Management System	—	V1.0	2022SR0441289	Granted	—	01/29/2022
42.	LeLingKang	Smart Elderly Care Facility Safety Supervision System	—	V1.0	2022SR0441288	Granted	—	02/27/2022
43.	LeLingKang	Smart Elderly Care Digital Information Management System	—	V1.0	2022SR0440990	Granted	—	02/25/2022
44.	LeLingKang	Smart Elderly Care Cloud Platform	—	V1.0	2022SR0440815	Granted	—	02/20/2022

As of the date of the proxy statement, we registered 217 trademarks in China, which include a combination of graphs and names for QianXiang, Qianxiang Health and XiaoMuTang:

We also own three registered domain names in China, including qxjiankang.com, zgxgky.com andqxjk.net.cn.

Sales & Marketing

We market our products and services to customers through our “QianXiang Health” brand advertising, direct marketing and fostering rapid adoption through our local community franchising store presence and strategic partnerships. We use a variety of broad campaigns from multiple social media ads to strategic joint partnerships with strong local brands, including Lianzhongyun to promote our platform and extend our service to existing loyal member customer bases. On a local store level, we are devoted to a vast amount of educational and community events where we and our engaging team foster deeper connections in the local elderly communities that we operate in, while the use of our smart community and home care health service SAAS operating system contribute the organic user growth. As we grow, we are focused on optimizing and making our marketing and sales spending more effective in attracting high converting users of our health service system and in encouraging cross vertical spending in a structured and measurable way to significantly enhance customer retention and lifetime value.

Facilities

Our headquarter is located at Feidi Economic Park, Langao County, High-tech Industrial Development Zone, Ankang City, Shaanxi Province, China. Our franchising stores are either leased or owned by our individual franchisees, and we do not currently own any real estate and do not intend to purchase or acquire any real estate.

We currently lease four properties. The following table sets forth certain information relating to our principal leased properties as of the date of this proxy statement.

Location	Size (Square Meters)	Primary Use	Owned or Leased
China Selenium Valley Health Demonstration Base, Siping Road, Chengguan Town, Langao County, Ankang City, Shaanxi Province	7,545	Integrated elderly services center	Leased
Chengminhua Bldg., Fl. 3 and 4, Siping Road, Chengguan Town, Langao County, Ankang City, Shaanxi Province	115	Employee Dormitory	Leased
1106 Huihe River South Street, Fl. 3, Ste. 318 and 319, Banbidian Village, Gaobeidian Town, Chaoyang District, Beijing	693	Office	Leased
39 Chuangxin Road, Xiaojuren Industrial Park, Bldg.8, Ground Floor, Hi-Tech Industrial Park, Ankang City, Shaanxi Province	500	Warehouse	Leased

For more information on Huajin, please see the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Huajin for the Nine Months Ended September 30, 2023 and 2022and for the Fiscal Year Ended December 31, 2022 and 2021,” “Information about Huajin” “Directors, Executive Officers, Executive Compensation and Corporate Governance;” “Huajin’s Directors and Executive Officers — Directors After Completion of the Business Combination,” and “Directors, Executive Officers, Executive Compensation and Corporate Governance — Compensation of Directors and Executive Officers of Huajin.”

The Merger Agreement

On August 11, 2023, OAKU, Merger Sub, the Shareholders’ Representative and Huajin entered into the Merger Agreement (as amended) pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, Merger Sub will merge with and into Huajin, with Huajin surviving the merger in accordance Companies Act (As Revised) of the Cayman Islands. Huajin and its subsidiaries will thereafter be direct or indirect subsidiaries of OAKU. For more information about the Business Combination, please see the section entitled “The Business Combination Proposal.” A copy of the Merger Agreement is attached to this proxy statement as Annex A and a copy of the First Amendment is attached to this proxy statement as Annex D.

Consideration to Huajin Security Holders

Upon the closing of the transactions contemplated in the Merger Agreement (the “Closing”), in consideration for all of the issued and outstanding share capital of Huajin, the maximum number of OAKU Shares which may be issued to the Huajin securityholders consists of 23,448,643 OAKU Shares. We estimate that the Huajin securityholders will receive approximately 23,448,643 OAKU Shares based on Huajin’s estimated net closing debt of $15,513,567. The aggregate number of OAKU Share to be issued, shall be determined by subtracting the “Closing Net Debt” of Huajin (as defined in the Merger Agreement) from the agreed valuation of $250,000,000, and dividing such difference by $10.00, which represents the agreed valuation of one (1) OAKU Ordinary Share at the Closing of the Business Combination. Of such shares to be issued at Closing, 5% will be issued to the Escrow Participant, Xuehong Li, the founder of Huajin, and placed in escrow for a period of up to 12 months to provide for indemnification claims which may be brought by OAKU as described in the section entitled “The Merger Agreement”. However, in accordance with the terms of the Merger Agreement, in the event that the Closing Net Debt of Huajin is different from the assumption stated above, and some or all of the vested options of Huajin are exercised with cash, the allocation of the OAKU Shares issuable to the Huajin security holders will change.

The number of OAKU Class A Ordinary Shares that each Huajin shareholder shall receive will be equal to the product obtained by multiplying the number of shares of Huajin held by such shareholders by the Closing Consideration Conversion Ratio (as defined in the Merger Agreement).

Prior to the effective time of the Business Combination, all outstanding convertible securities of Huajin, if any, shall be exercised or cancelled by the holders thereof, and the Huajin ordinary shares then issued and outstanding shall be exchanged for OAKU Class A Ordinary Shares upon the closing of the Business Combination. Further, outstanding Huajin preference share, if applicable, shall also be converted into Huajin ordinary share, which shares shall thereafter be exchanged for OAKU Class A Ordinary Shares. Outstanding notes issued by Huajin shall, at or prior to Closing, similarly be converted into Huajin ordinary share and exchanged for OAKU Class A Ordinary Shares or repaid and cancelled.

Backstop Commitment

In connection with the Business Combination, on [•], 2024, OAKU entered into a forward purchase agreement (the “Forward Purchase Agreement”) with [•] (“Backstop Investor”), on terms and conditions mutually agreeable to OAKU and Huajin, pursuant to which OAKU agreed to sell up to $5 million (the “Backstop Commitment”) of the OAKU Class A Ordinary Shares to the Backstop Investor or its designees and commonly controlled affiliates, including co-investment funds controlled by Backstop Investor or its affiliates. Such Backstop Commitment will consist of a primary placement to occur concurrently with the closing of the Business Combination, pursuant to which the Company shall sell [•] Class A Ordinary Share at $10.00 per share for a total drawdown of $[•]. Such proceeds will (i) offset any capital used for shareholder redemptions; (ii) fund the cash portion of the consideration to certain shareholders of Huajin and transaction expenses in connection with the Business Combination; or (iii) be used for other corporate purposes, including satisfaction of its minimum cash requirements immediately following the Business Combination. The Company and the Backstop Investor also agreed to enter into a registration rights agreement to grant the Backstop Investor certain rights to register the resale of any shares issued in the Backstop Commitment after the Business Combination.

See the Section entitled “The Merger Agreement — Backstop Commitment” for a further discussion of the proposed Backstop Commitment.

Management and Board of Directors Following the Business Combination

Effective as of the closing date, the Board of Directors of OAKU will consist of five (5) members, three of whom will be designated by Oak Woods and two of which will be designated by Huajin. The members designated by Huajin will include Xuehong Li and Yaoxing “Kevin” Han, the member designated by OAKU will be Lixin Zheng, Lauren Simmons and Mitchell Cariaga, who presently is on the board of directors of OAKU. Xuehong Li will be the Chief Executive Officer of OAKU and Huajin after the consummation of the Business Combination. Under the rules of the Nasdaq Stock Market, as long as we are not a “controlled company” under The Nasdaq Stock Market listing requirements, a majority of our board members must qualify as independent directors and certain of our board’s committees (notably the audit committee, the compensation committee and, if existing, the nominating committee) must be comprised of independent directors. Although upon completion of the Business Combination, we will be a “controlled company”, Huajin has indicated that it does not intend to avail itself of those exemption available to controlled companies. Our independent directors will be Lauren Simmons, Mitchell Cariaga and Yaoxing “Kevin” Han. See “Directors and Executive Officers after the Business Combination” for additional information.

Other Agreements Relating to the Business Combination

Issuance of Class A Ordinary Shares to AsianLegend

In addition, AsianLegend acted as financial advisor to OAKU with respect to the Business Combination and will receive a fee from OAKU for its services, a substantial portion of which will become payable only if the Business Combination is consummated, with the consent of Huajin and OAKU, and subject to the terms and conditions set forth in the letter agreement dated March 23, 2023, between AsianLegend and OAKU. In addition, OAKU has agreed to indemnify AsianLegend for certain liabilities arising out of its engagement. Prior the parties’ entry into the Merger Agreement, AsianLegend did not have any other financial advisory or other significant commercial or investment banking relationships with Huajin. 1,172,432 Class A Ordinary Shares will be issued to AsianLegend in exchange for its services rendered for the Business Combination, upon the Closing. The shares issued to AsianLegend is contingent on the consummation of a Business Combination and not subject to the Lock-Up Agreements described below in this proxy statement. The Company and AsianLegend also agreed to enter into a registration rights agreement to grant AsianLegend certain rights to register the resale of any shares issued to AsianLegend after the Business Combination.

Payment of Transaction Deposit by Huajin

Simultaneously with the execution of the Merger Agreement, Huajin made payment of a deposit in the sum of $330,000 to OAKU. The balance of such funds may be used by OAKU to fund expenses.

Extension of OAKU Duration

Pursuant to the Amended and Restated Memorandum and Articles of Association, OAKU’s board of directors has the ability to further extend the period of time to consummate a Business Combination up to two times after March 27, 2024, each by an additional three months to complete our initial Business Combination. In order to extend the time available for OAKU to consummate a Business Combination, the Sponsor or other insiders or their respective affiliates or designees must deposit into the Trust Account an amount of $0.10 per Public Share on or prior to the date of the applicable deadline, for each three-month extension.

Employment Agreements

At the closing of the Business Combination, OAKU will enter into employment agreements with the following persons, all of whom will be deemed senior executives of OAKU and are presently engaged as employees or as consultants in the Huajin business:

Xuehong Li, as Chairman and Chief Executive Officer;

Lixin Zheng, as Chief Financial Officer;

____________________, as

____________________, as

See “Directors and Executive Officers after the Business Combination” for additional information.

Registration Rights Agreement

At the closing of the Business Combination, OAKU will enter into a Registration Rights Agreement with the Huajin security holders and AsianLegend, substantially in the form attached as Annex B to this proxy statement, which provides certain demand and piggy-back registration rights to the Huajin security holders for the OAKU Class A Ordinary Share received by them. The demand registration rights may not be exercised until expiration of the lock up period. Subject to certain exceptions, the Company will bear all registration expenses (as defined in the Registration Rights Agreement).

Lock-Up Agreements

Under the terms of the Merger Agreement, it was agreed upon by the parties that certain of the Huajin securityholders will enter into a Lockup Agreement (the “Lockup Agreement”) pursuant to which such shareholders shall abide by restrictions on transfer with respect to the OAKU Class A Ordinary Share received as consideration for the consummation of the Business Combination. Such transfer restrictions begin at Closing and end at the date that is (i) twelve (12) months after the Closing with respect to a holder of shares who is also the Chief Executive Officer upon the completion of the Business Combination and (ii) six (6) months following the Closing with respect to other Huajin securityholders. Under the Lockup Agreement, such shareholders, will be prohibited from (i) the offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any of the OAKU’s Ordinary Share, or any other securities of the OAKU convertible into or exercisable or exchangeable for any of such OAKU’s Ordinary Share (collectively, the “Lockup Shares”); (ii) entering into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the

Lockup Shares, whether any such transaction is to be settled by delivery of the Lockup Shares or other securities, in cash or otherwise; or (iii) making any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Lockup Shares.

Indemnification Escrow Agreement

In connection with the Business Combination, OAKU, Xuehong Li (the “Shareholders’ Representative”) as the representative of the Shareholders of Huajin (China) Holdings Limited, and OAKU’s transfer agent, Continental Stock Transfer & Trust Company (the “Transfer Agent”) will enter into a stock escrow agreement for the escrow of the 5% of the Purchaser Merger Shares issuable to the Escrow Participant at Closing to be deposited by the Shareholders’ Representative for a period of up to twelve (12) months after the Closing Date to satisfy any potential indemnification claims pursuant to the Merger Agreement.

Redemption Rights

Pursuant to OAKU’s Amended and Restated Memorandum and Articles of Association, holders of public Ordinary Share may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the trust account as of two (2) business days prior to the consummation of the Business Combination, including interest (net of taxes payable), by the total number of then outstanding public shares, subject to the limitations described herein. As of [•], 2024, this would have amounted to approximately $[•] per share.

You will be entitled to receive cash for any public OAKU Ordinary Share to be redeemed only if you vote your public shares on the Business Combination Proposal and:

(i)     (a) hold public Ordinary Share, or (b) hold public Ordinary Share through Public Units and you elect to separate your Public Units into the underlying public Class A Ordinary Share and Public Warrants prior to exercising your redemption rights with respect to the public Class A Ordinary Share; and

(ii)    prior to 5:00 p.m., Eastern Time, on [•], 2024, (a) submit a written request to the Transfer Agent, that OAKU redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically (by delivery of a duly executed instrument of transfer in favor of the Company, accompanied by the relevant share certificate for such OAKU Shares) or electronically through the DTC DWAC (Deposit/Withdrawal at Custodian) System.

To vote its public shares on the Business Combination Proposal at the extraordinary general meeting, a shareholder must be a shareholder as of [•], 2024, the Record Date for the extraordinary general meeting. Accordingly, if you purchase public shares after the Record Date you will not be able to redeem your shares upon consummation of the Business Combination unless you have either (i) have a written agreement from the seller/transferor of the public shares whereby the seller/transferor agrees to vote the shares in accordance with your instructions, or (ii) obtain a proxy from the seller/transferor which authorizes you to vote the public shares held in record name of the seller/transferor and must actually vote such public shares on the Business Combination Proposal.

Holders of outstanding Public Units must separate the underlying Ordinary Share and Public Warrants prior to exercising redemption rights with respect to the Class A Ordinary Share. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the OAKU Class A Ordinary Share from the Public Units. Any demand for redemption, once made, may be withdrawn at any time until two (2) days prior to the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.

If a holder exercises its redemption rights, then such holder will be exchanging its public OAKU Ordinary Share for cash and will no longer own shares of OAKU following the Closing of the Business Combination. Such a holder will be entitled to receive cash for its public OAKU Ordinary Share only if it properly demands redemption and delivers its shares (either physically (by delivery of a duly executed instrument of transfer in favor of the Company, accompanied by the relevant share certificate for such OAKU Shares) or electronically) to our Transfer Agent in accordance with the procedures described herein. Please see the section titled “The Extraordinary general Meeting of OAKU shareholders — Redemption Rights” for the procedures to be followed if you wish to redeem your public Ordinary Share for cash.

Impact of the Business Combination on the Public Float and Shares outstanding of OAKU

Assuming there are no redemptions of our public shares, that Huajin’s closing net debt at the time of the Business Combination is $15,513,567, the issuance of 500,000 OAKU Shares to the Backstop Investor, and the issuance of OAKU Shares upon the conversion of the OAKU Public Rights and Private Rights, OAKU will issue the Huajin securityholders approximately 23,448,643 OAKU Shares, having an aggregate of approximately 33,667,221 shares issued and outstanding after the automatic conversion of all issued and outstanding Class B Ordinary Share into Class A Ordinary Share on a one-for-one basis, it is anticipated that upon completion of the Business Combination, the ownership of the issued and outstanding OAKU Class A Ordinary Share of the post-Merger company will be as follows:

•        OAKU public shareholders (which excludes our Sponsor) will own 5,750,000 OAKU Class A ordinary shares, which will represent approximately 17.1% of our ordinary shares and 17.1% of the voting power of our ordinary shares;

•        Our Initial Shareholders will own, assuming conversion of all private rights but not any of the private warrants, 1,837,813 OAKU Class A ordinary shares, which will represent approximately 5.5% of our ordinary shares and 5.5% of the voting power of our ordinary shares;

•        Our holders of OAKU Public Rights will own 958,333 OAKU Class A ordinary shares, which will represent approximately 2.8% of our ordinary shares and 2.8% of the voting power of our ordinary shares;

•        Huajin former shareholders, will own approximately 23,448,643 ordinary shares OAKU Class A ordinary shares, which will represent approximately 69.6% of our ordinary shares and 69.6% of the voting power of our ordinary shares;

•        the advisor to the Business Combination, AsianLegend, will own approximately 1,172,432 OAKU Class A ordinary shares, which will represent approximately 3.5% of our ordinary shares and 3.5% of the voting power of our ordinary shares; and

•        the Backstop Investor will own 500,000 OAKU Class A ordinary shares, which will represent approximately 1.5% of our ordinary shares and 1.5% of the voting power of our ordinary shares.

Assuming (i) redemption by holders of all of OAKU’s Class A Ordinary Share, Huajin’s closing net debt at the time of the Business Combination is $15,513,567, the issuance of 500,000 OAKU Shares in the Backstop Commitment, and the issuance of OAKU Shares upon the conversion of the OAKU Public Rights and Private Rights, OAKU will issue the Huajin securityholders approximately 23,448,643 OAKU Shares and OAKU will have approximately 27,917,221 shares issued and outstanding at closing of the Business Combination after the automatic conversion of all issued and outstanding Class B Ordinary Share into Class A Ordinary Share on a one-for-one basis, it is anticipated that upon completion of the Business Combination, the ownership of the issued and outstanding OAKU Class A Ordinary Share of the post-Merger company will be as follows:

•        OAKU public shareholders (which excludes our Sponsor) will own 0 OAKU Class A ordinary shares, which will represent approximately 0% of our ordinary shares and 0% of the voting power of our ordinary shares;

•        Our Initial Shareholders will own 1,837,813 OAKU Class A ordinary shares (including OAKU Class A ordinary shares issuable upon conversion of the OAKU Private Rights), which will represent approximately 6.5% of our ordinary shares and 6.5% of the voting power of our ordinary shares;

•        Our holders of OAKU Rights will own 958,333 Class A ordinary shares, which will represent approximately 3.4% of our ordinary shares and 3.4% of the voting power of our ordinary shares;

•        Huajin former shareholders, will own approximately 23,448,643 OAKU Class A ordinary shares, which will represent approximately 84.1% of our ordinary shares and 84.1% of the voting power of our ordinary shares;

•        the advisor to the Business Combination, AsianLegend, will own approximately 1,172,432 OAKU Class A ordinary shares, which will represent approximately 4.2% of our ordinary shares and 4.2% of the voting power of our ordinary shares; and

•        the Backstop Investor will own 500,000 OAKU Class A ordinary shares, which will represent approximately 1.8% of our ordinary shares and 1.8% of the voting power of our ordinary shares (assuming that $5,000,000 of OAKU Class A ordinary shares are subscribed for in the Backstop Commitment).

The ownership percentages with respect to the post-Business Combination company set forth above do not take into account:

(a)     shares underlying issued and outstanding OAKU Public Warrants issued in our IPO (5,750,000 public warrants) that will remain outstanding immediately following the Business Combination; and

(b)    shares underlying the 343,125 Private Warrants held by our Sponsor.

After giving effect to the exercise and conversion of all securities, ownership and voting control of our Initial Shareholders will be as follows:

	Assuming No Redemptions(1)			Assuming Maximum Redemptions(2)
	Shares	Ownership %	Voting %	Shares	Ownership %	Voting %
Sponsor and affiliates(3)	1,837,813	4.6%	4.6%	1,837,813	5.4%	5.4%

____________

(1)      This presentation assumes no additional holders of our Ordinary Share exercise their redemption rights with respect to their redeemable Ordinary Share upon the Closing.

(2)      This presentation assumes the maximum redemption of our public shares, resulting in no assets in our trust account).

(3)      Holdings of the listed category of shareholder consists of the initial shares held by the Sponsor, our current and former officers and directors, private shareholders, and our advisor in our IPO, Space Frontier Investment Holding Limited.

Assuming no redemptions of the OAKU Shares issued in our IPO, the combined company would have a pro forma valuation of approximately $336,672,210 based upon a price of $10.00 per OAKU Share and the securities issued to the Huajin security holders would have a value of approximately $234,486,430 at an assumed price of $10.00 per share.

Assuming maximum redemptions of the OAKU Shares issued in our IPO, the combined company would have a pro forma valuation of approximately $279,172,210 based upon a price of $10.00 per OAKU Share and the securities issued to the Huajin security holders would have a value of approximately $234,486,430 at an assumed price of $10.00 per share.

If the actual facts are different than these assumptions, the percentage ownership and percentage of voting power retained by our public shareholders following the Business Combination will be different.

For more information, please see the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information,” and “Directors, Executive Officers, Executive Compensation and Corporate Governance” — “Directors After Completion of the Business Combination”.

The Proposals

At the extraordinary general meeting, shareholders of the Company will be asked to consider and, if thought fit, approve the following items of business:

•        To approve, as an Ordinary Resolution, the Merger Agreement and Plan of Reorganization, dated as of August 11, 2023 by and among OAKU, Huajin (China) Holdings Limited (“Huajin”), Xuehong Li (as the “Shareholders’ Representative”) and Oak Woods Merger Sub Inc. (the “Merger Sub”) entered into by OAKU, Huajin, Merger Sub, and the Shareholders’ Representative (as amended from time to time, the “Merger Agreement”), and the transactions contemplated thereby, (collectively referred to as the “Business Combination”) and to authorize the directors and officers of the Company to undertake all such matters and do all such things as may be required to give effect to the Business Combination. This proposal is referred to as the “Business Combination Proposal” or “Proposal No. 1.”

•        To approve as a Special Resolution, that upon completion of the Business Combination (i) the name of the Company be changed to “Huajin Health Group Company Limited” from “Oak Woods Acquisition Corporation”; (ii) clause 1 of the current memorandum of association of the Company be deleted in its entirety and replaced with the following new clause 1 “The name of the Company is Huajin Health

Group Company Limited”; (iii) the reclassification and redesignation of all of the currently authorized and issued and outstanding Class B Ordinary Shares into Class A Ordinary Shares on a one-for-one basis, such that following such reclassification and redesignation the authorized share capital of the Company of US$55,500 divided into 500,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, 50,000,000 Class B Ordinary Shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001each be reclassified and redesignated into US$55,500 divided into 550,000,000 Class A Ordinary Shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001each, of which [7,530,625] Class A Ordinary Shares and 0 preference shares shall be issued and outstanding (the “Class B to Class A Re-classification); (iv) contemporaneously with the Class B to Class A Re-classification, the reclassification and redesignation of all of the authorized and issued and outstanding Class A Ordinary Shares into ordinary shares of the Company on a one-for-one basis, such that following such reclassification and redesignation the authorized share capital of the Company of US$55,500 divided into 550,000,000 Class A Ordinary Shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each be reclassified and redesignated into US$55,500 divided into 550,000,000 ordinary shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each, of which [•] ordinary shares and 0 preference shares shall be issued and outstanding; (v) clause 5 of the current memorandum of association of the Company be deleted in its entirety and replaced with the following new clause 5 “The share capital of the Company is US$55,500 divided into 550,000,000 ordinary shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each”; (vi) the Amended and Restated Memorandum and Articles of Association, substantially in the form attached to the accompanying proxy statement as Annex C, reflecting the foregoing resolutions and removing or amending those provisions which terminate or otherwise cease to be applicable following the consummation of the Business Combination be adopted in substitution for and to the exclusion of, the existing memorandum and articles of association of the Company; and (vii) the registered office provider and company secretary be authorized to undertake all such matters, including making all such filings with the Registrar of Companies in the Cayman Islands, as may be required to give effect to this resolution. This proposal is referred to as the “Charter Amendment Proposal” or “Proposal No. 2.”

•        To approve, as an ordinary resolution, the issuance of Class A Ordinary Shares constituting more than 20% of the issued and outstanding Class A Ordinary Shares of OAKU pursuant to the terms of the Merger Agreement (including shares issued to former security holders of Huajin and shares issued to the advisor of Business Combination, AsianLegend) and any private placement in connection with the Backstop Commitment, as required by Listing Rules 5635(a), (b), and (d) of the Nasdaq Capital Market. This proposal is referred to as the “Nasdaq 20% Proposal” or “Proposal No. 3.”

•        To approve, as a resolution of the holders of the Class B Ordinary Shares, the election of each of Xuehong Li, Lixin Zheng, Lauren Simmons, Mitchell Cariaga and Yaoxing “Kevin” Han to serve as directors on the Company’s board of directors (the “Board”) effective from the completion of the Business Combination until the next annual meeting of shareholders or until their successors are elected and qualified. This proposal is referred to as the “Director Election Proposal” or “Proposal No. 4.”

•        To approve, as an ordinary resolution, the adjournment of the extraordinary general meeting, if necessary or advisable, in the event OAKU does not receive the requisite shareholder vote to approve one or more proposals presented to shareholders for vote. This proposal is called the “Adjournment Proposal” or “Proposal No. 5.”

Please see the sections entitled “The Business Combination Proposal,” “The Charter Amendment Proposal”, “The Nasdaq 20% Proposal” “The Director Election Proposal” and “The Adjournment Proposal”, for more information on Proposals 1 through 5.

Voting Securities, Record Date

As of the record date of ___________, 2024 there were ____________ Ordinary Share of OAKU issued and outstanding. Only OAKU shareholders who hold Ordinary Share of record as of the close of business on ___________, 2024 are entitled to vote at the extraordinary general meeting of shareholders or any adjournment of the extraordinary general meeting.

The approval of the Business Combination Proposal, the Nasdaq 20% Proposal and the Adjournment Proposal will each require an Ordinary Resolution, being a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or by proxy at the extraordinary general meeting, or any adjournment thereof. Broker non-votes will have no effect on the vote for these proposals.

The approval of the Charter Amendment Proposal requires a Special Resolution, being a resolution passed by a majority of at least two-thirds of the Members as, being entitled to do so, vote in person or by proxy at the extraordinary general meeting, or any adjournment thereof. Broker non-votes will have no effect on the vote for this proposal.

The approval of the Director Election Proposal requires a resolution of the holders of the Class B Ordinary Shares by an Ordinary Resolution, being a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or by proxy at the extraordinary general meeting, or any adjournment thereof. Broker non-votes will have no effect on the vote for this proposal.

As of the record date, OAKU’s Sponsor, officers and directors, and other Initial Shareholders owned, either directly or beneficially, and were entitled to vote 1,780,625 OAKU Shares, or approximately _____% of OAKU’s issued and outstanding Ordinary Share. With respect to the Business Combination, OAKU’s Sponsor and other Initial Shareholders have agreed to vote their respective OAKU Shares in favor of the Business Combination Proposal. They have also indicated that they intend to vote in favor of the other proposals.

Date, Time and Place of Extraordinary general Meeting

The extraordinary general meeting will be a virtual meeting conducted exclusively via live webcast starting at 11:00 a.m., Eastern time, on _______________, 2024, or at such other date, time and place to which the meeting may be adjourned or postponed, to consider and vote upon the proposals. You may attend the extraordinary general meeting online, vote, view the list of shareholders entitled to vote at the extraordinary general meeting and submit your questions during the extraordinary general meeting by visiting ________________________________ and entering your 12-digit control number, which is either included on the proxy card you received or obtained through Continental Stock Transfer & Trust Company. Additionally, you have the option to listen to the extraordinary general meeting by dialing +1-888-965-8995 (toll-free within the U.S. and Canada) or +1-415-655-0243 (outside of the U.S. and Canada, standard rates apply). The passcode for telephone access is _____________#, but please note that you cannot vote or ask questions if you choose to participate telephonically. Because the extraordinary general meeting is completely virtual and being conducted via live webcast, shareholders will not be able to attend the meeting in person.

Registering for the Extraordinary general Meeting

Pre-registration at https://www.cstproxy.com/______________________________ is recommended but is not required in order to attend.

Any shareholder wishing to attend the virtual meeting should register for the meeting by _____________, 2024. To register for the extraordinary general meeting, please follow these instructions as applicable to the nature of your ownership of our Ordinary Share:

•        If your shares are registered in your name with Continental Stock Transfer & Trust Company and you wish to attend the online-only extraordinary general meeting, go to https://www.cstproxy.com/_________________, enter- the 12-digit control number included on your proxy card or obtained through Continental Stock Transfer & Trust Company and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

•        Beneficial shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial shareholders who e-mail a valid legal proxy will be issued a 12-digit meeting control number that will allow them to register to attend and participate in the extraordinary general meeting. After contacting

Continental Stock Transfer & Trust Company, a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial shareholders should contact Continental Stock Transfer & Trust Company at least five business days prior to the meeting date in order to ensure access.

Anticipated Accounting Treatment

The Business Combination will be treated by OAKU as a “reverse recapitalization” in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For accounting purposes, Huajin is considered to be acquiring OAKU in this transaction. Therefore, for accounting purposes, the Business Combination will be treated as the equivalent of a capital transaction in which Huajin is issuing shares for the net assets of OAKU. The net assets of OAKU will be stated at historical cost, with no goodwill or other intangible assets recorded. The post-acquisition financial statements of OAKU will show the consolidated balances and transactions of OAKU and Huajin as well as comparative financial information of Huajin (the acquirer for accounting purposes).

Regulatory Approvals

The Business Combination and the other transactions contemplated by the Merger Agreement are not subject to any federal or state regulatory requirements or approvals, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Consummation of the Business Combination (and the issuance of the shares to the Huajin securityholders and in the Backstop Investor) will require listing approval from the Nasdaq Stock Market Inc.

Appraisal Rights

Holders of OAKU Shares are not entitled to appraisal rights under Cayman Islands law in connection with any of the Proposals.

Shareholder Interests of Certain Persons in the Business Combination

When you consider the recommendation of OAKU’s Board of Directors in favor of adoption of the Business Combination Proposal and other Proposals, you should keep in mind that OAKU’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder, including:

•        Under OAKU’s Amended and Restated Memorandum and Articles of Association, if the proposed Business Combination is not completed by March 27, 2024, and OAKU does not further extend such date, OAKU will be required to liquidate. In such event, the 1,437,500 Class B Ordinary Shares held by OAKU’s Initial Shareholders, including our Sponsor and our officers and directors, which were acquired prior to the IPO for an aggregate purchase price of $25,000 will be worthless. Such Class B Ordinary Share had an aggregate market value of approximately $___________________ based on the closing price of OAKU’s Ordinary Share of $________________ on the Nasdaq Capital Market as of the record date of ___________, 2024.

•        Further, if the proposed Business Combination is not completed by March 27, 2024, and OAKU does not extend such date, the 343,125 OAKU Private Units purchased by our Sponsor, for a total purchase price of $3,431,250, will be worthless. Such Private Warrants and Private Rights included in the OAKU Private Units had an aggregate market value of approximately $_______________ based on the closing price of OAKU’s warrants of $________ and the closing price of OAKU’s rights of $________ on the Nasdaq Capital Market as of the record date.

•        If the proposed Business Combination is completed, the approximate dollar value of the Initial Shares held by the Sponsor and the other Initial Shareholders in the post-combination company, based on the transaction value would be approximately $_______________ (assuming no further redemptions by the public shareholders and approximately $_______________ (assuming maximum redemptions). Further, the approximate dollar value of such Initial Shares based on recent trading prices would be $_______________, based on the closing price of OAKU’s Ordinary Shares of $_____ on the Nasdaq Capital Market as of _____________, 2024. Such accretion in value over the purchase price paid by the Sponsor for its founder shares would result in the Sponsor earning a positive rate of return on its investment, which could occur even if other OAKU shareholders experience a negative rate of return on their investment in the post-Business Combination company.

•        The exercise of OAKU’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in OAKU shareholders’ best interest.

•        If the Business Combination is completed, OAKU will designate three (3) member to the Board of Directors of OAKU. Lixin Zheng, who is currently a director of OAKU, and Lauren Simmons and Mitchell Cariaga, who are independent directors of OAKU, will serve as the nominees.

Recommendations of the Board of Directors to shareholders

After careful consideration of the terms and conditions of the Merger Agreement, the Board of Directors of OAKU has determined that the Business Combination and the transactions contemplated thereby are fair to and in the best interests of OAKU and its shareholders. In reaching its decision with respect to the Business Combination and the transactions contemplated thereby, the OAKU Board of Directors reviewed various industry and financial data and the due diligence and evaluation materials provided by Huajin including forward looking summarized financial forecasts for the Huajin businesses for the years 2023 to 2027 including projected revenues and EBITDA. OAKU’s Board of Directors recommends that OAKU shareholders vote:

•        FOR Proposal No. 1, the Business Combination Proposal;

•        FOR Proposal No. 2, the Charter Amendment Proposal;

•        FOR Proposal No. 3, the Nasdaq 20% Proposal;

•        FOR Proposal No. 4, the Director Election Proposal; and

•        FOR Proposal No. 5, the Adjournment Proposal.

Risk Factors

In evaluating the Business Combination and the Proposals to be considered and voted on at the extraordinary general meeting, you should carefully review and consider the risk factors set forth under the section entitled “Risk Factors” beginning on page 42 of this proxy statement. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) the ability of OAKU and Huajin to complete the Business Combination and (ii) the business, cash flows, financial condition and results of operations of the combined companies following consummation of the Business Combination.

HUAJIN SUMMARY FINANCIAL INFORMATION

The data below as of the nine months ended September 30, 2023 has been derived from Huajin’s unaudited consolidated financial statements for such periods, which are included in this proxy statement. The years ended December 31, 2022 and 2021 and for the two (2) years in the period ended December 31, 2022 has been derived from Huajin’s audited consolidated financial statements for such years, which are included in this proxy statement. Historical results are not necessarily indicative of the results to be expected for future periods.

The auditor’s opinion accompanying the audited financial statements of Huajin for the year ended December 31, 2022 include an explanatory paragraph regarding Huajin’s ability to continue as a going concern.

The information presented below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Huajin for the Nine Months Ended September 30, 2023 and 2022 and for the Fiscal Year Ended December 31, 2022 and 2021” and Huajin’s audited financial statements and notes thereto included elsewhere in this proxy statement.

	September 30, (dollar amounts in thousands, except per share data)		December 31, (dollar amounts in thousands, except per share data)
	2023	2022	2022	2021
Statement of Operations Data:
Net revenue	$13,348	$5,694	$7,173	$12,584
Operating expenses:
Cost of sales	4,877	2,622	3,048	3,944
Research and Development
Sales and marketing	1,171	1,173	1,308	1,978
General and administrative	2,461	2,397	4,831	3,494
Total operating expenses	8,509	6,192	9,187	9,416

Income (Loss) from operations	4,839	(498)	(2,014)	3,168
Total other expenses, net	1	(51)	(25)	(310)
Income Taxes	1,646	5	(418)	864
Net Income (Loss)	3,194	(554)	(1,621)	1,994
Dividend to Preferred shareholders
Net loss per share attributable to Class A Ordinary shareholders	66	(34)	(24)	34
Net loss per share attributable to Class A Ordinary shareholders, basic and diluted	66	(34)	(24)	34
	September 30, 2023	September 30, 2022	December 31, 2022	December 31, 2021
	(in thousands)		(in thousands)
Statement of Cash Flow Data:
Net cash used in operating activities	$3,595	(4,328)	(5,721)	59
Net cash used in investing activities	(3)	(990)	(393)	(87)
Net cash provided by financing activities	0	0	0	(1,431)
Effect of exchange rate changes	(8)	4	3	0
Net (decrease) increase in cash, cash equivalents and restricted cash	$3,584	(5,314)	(6,111)	(1,459)

	As of September 30, 2023	As of December 31
		2022	2021
		(in thousands)
Balance Sheet Data (at period end):
Cash, cash equivalents	$3,788	210	3,948
Other Current Asset	9,452	2,287	5,754
Total Asset	18,140	9,893	13,080
Current Liabilities	14,768	8,568	7,367
Non-Current Liabilities	745	1,838	4,944
Total Liabilities	15,513	10,406	12,311
Total shareholders’ equity (deficit)	2,627	(513)	769

TRADING MARKET AND DIVIDENDS

Ticker Symbol and Market Price

The OAKU Public Units, OAKU Shares, OAKU Warrants, and OAKU Rights are each quoted on the Nasdaq Capital Market, under the symbols “OAKUU,” “OAKU”, “OAKUW,” and “OAKUR” respectively. Each of the OAKU Public Units consists of one OAKU Share, a OAKU Warrant to purchase one OAKU Share and a OAKU Right to acquire one-sixth of a OAKU Share. The OAKU Public Units commenced trading on March 28, 2023. The OAKU Shares, OAKU Warrants and OAKU Rights commenced trading on May 19, 2023.

On ______________, the trading date before the public announcement of the Business Combination, OAKU’s Class A Ordinary Shares, Public Warrants, Public Units and Public Rights closed at $10.36, $1.07, $12.00 and $0.61, respectively. On _______________, the trading date immediately prior to the date of this proxy statement, OAKU’s Class A Ordinary Share, Public Warrants, Public Units and Public Rights closed at $[•], $[•], $[•] and $[•], respectively. The OAKU Public Rights will convert into OAKU Shares upon completion of the Business Combination, and as a result, the OAKU Public Rights will cease trading upon the completion of the Business Combination.

Holders

As of the record date of ___________, 2024, there were ________ holders of record of OAKU Public Units, 4 holders of record of OAKU Shares, ________ holders of record of OAKU Public Rights, and ________ holders of record of OAKU Public Warrants. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose Class A Ordinary Shares, Public Warrants, Public Units and Public Rights are held of record by banks, brokers and other financial institutions.

Dividends

OAKU has not paid any cash dividends on its OAKU Shares to date and does not intend to pay cash dividends prior to the completion of a Business Combination. The payment of cash dividends in the future will depend upon OAKU’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any dividends subsequent to the Business Combination will be within the discretion of its then Board of Directors. It is the present intention of OAKU’s Board of Directors to retain all earnings, if any, for use in its business operations and, accordingly, OAKU’s Board of Directors does not anticipate declaring any dividends in the foreseeable future.

Huajin

No Huajin securities are publicly traded. It is a privately held company with approximately three (3) shareholders.

RISK FACTORS

In addition to the other information contained in this proxy statement/prospectus, including the matters addressed under the heading “Forward-Looking Statements,” you should carefully consider the following risk factors in deciding how to vote on the proposals presented in this proxy statement/prospectus. The risk factors described below disclose both material and other risks, and are not intended to be exhaustive and are not the only risks facing us. Additional risks not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition, results of operations and cash flows in future periods or are not identified because they are generally common to businesses.

Unless the context otherwise requires, all references in this subsection to “we,” “us” or “our” refer to the business of Huajin prior to the Closing and to Post-Closing Huajin. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on the business, financial condition, results of operations, cash flows and future prospects of Post-Closing Huajin, in which event the market price of Post-Closing Huajin’s ordinary shares could decline, and you could lose part or all of your investment.

Risks Related to Doing Business in Greater China

Risks Related to Access to Information and Regulatory Oversight

Because some of our operations are in China, our business is subject to a certain degree of complex and rapidly evolving laws and regulations there. Regulatory or other governmental bodies may exercise significant oversight over the conduct of our business in People’s Republic of China (the “PRC”) and may exercise influence our operations in China at any time, which could result in a material change in our operations following the Business Combination and/or the value of our securities.

As a company having certain business operations in China, we are subject to PRC laws and regulations, which can be complex and evolve rapidly. The Chinese government has the power to exercise oversight over the conduct of our business in China, and the regulations to which our business in the PRC is subject may change rapidly and with little advance notice to Huajin or its shareholders. Huajin’s ability to operate in China may be influenced by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central data security, anti-monopoly policies or local PRC governments may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on Huajin’s part to ensure its compliance with such regulations or interpretations. We cannot predict future developments in the PRC legal system. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with Huajin’s current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such noncompliance or any associated inquiries or investigations or any other government actions may delay or impede our operations and development in the PRC and subject Huajin to remedies, administrative penalties and even criminal liabilities that may harm its business, including fines assessed for its current or historical operations, or demands or orders that it modify or even cease its business practices in the PRC.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which Huajin conducts its business in the PRC and could require Huajin to change certain aspects of its business to ensure compliance, could reduce PRC subsidiaries’ revenues, increase costs and expenses, require PRC subsidiaries to obtain more licenses, permits, approvals or certificates, or subject Huajin to additional liabilities. To the extent any new or more stringent measures are required to be implemented, Huajin’s business, financial condition and results of operations could be adversely affected and the value of Huajin’s securities could significantly decline.

As some of our operations are conducted in China, recent regulatory developments in China, including an intent indicated by the Chinese governmental authorities to exert more oversight over offerings that are conducted outside the PRC and/or foreign investment in PRC-based issuers, may subject Huajin to additional regulatory review or otherwise restrict or hinder Huajin’s ability to offer securities and raise capital outside the PRC, all of which could materially and adversely affect Huajin’s business and cause the value of Huajin’s securities to significantly decline or be worthless.

The recent regulatory developments in the PRC, in particular with respect to more oversight over offerings that are conducted outside the PRC and/or foreign investment in PRC-based issuers, may lead to additional regulatory review in China over the Business Combination. As some of our operations are based in the PRC through our PRC Subsidiaries, we are subject to PRC laws relating to, among others, restrictions over foreign investments and data security. The PRC government has been seeking to exert more oversight on companies based in mainland China raising capital offshore and such efforts may continue or intensify in the future. The PRC government’s exertion of more oversight over offerings conducted overseas and/or foreign investment in issuers based in mainland China could result in a material change in the operations of Huajin’s PRC subsidiaries, significantly limit or completely hinder Huajin’s ability to offer or continue to offer securities to investors, and cause the value of Huajin’s securities to significantly decline or be worthless.

As advised by our PRC counsel, Jingtian & Gongcheng, to our best knowledge, Huajin believes that the issuance of Huajin’s securities to foreign investors in connection with the Business Combination does not require permission or approval from any PRC governmental authority according to the currently in-effect PRC laws and regulations. However, there is no assurance that such approval or permission will not be required under existing PRC laws, regulations or policies if the relevant PRC governmental authorities take a contrary position or adopt new interpretations, or under any new laws or regulations that may be promulgated in the future. Based on the experience of our management team, we do not believe that any permission or approval is required under any laws or regulations of Hong Kong Special Administrative Region (the “HKSAR”) for us to issue securities to non-PRC investors in connection with the Business Combination or offer securities to non-PRC investors or for any of our PRC Subsidiaries to conduct their business operations in mainland China. We cannot assure you that such approval or permission will not be required under PRC or HKSAR laws, regulations or policies if the relevant PRC or HKSAR governmental authorities take a contrary position, nor can we predict whether or how long it will take to obtain such approval. Any failure to obtain or delay in obtaining the requisite governmental approval for the Business Combination, or a rescission of such approval, would subject us to sanctions imposed by the relevant PRC regulatory authority.

Below is a summary of potential PRC laws and regulations that, in the opinion of Jingtian & Gongcheng according to its interpretation of the currently in-effect PRC laws and regulations, could be interpreted by the relevant PRC government authorities, namely, the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) and their enforcement agencies, to require Huajin to obtain permission or approval in order to issue securities to foreign investors in connection with the Business Combination or offer securities to foreign investors.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors adopted by six PRC regulatory agencies, including the Ministry of Commerce of the PRC (the “MOFCOM”), the State-Owned Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration for Industry and Commerce, currently known as the SAMR, the CSRC, and the State Administration of Foreign Exchange (the “SAFE”) in 2006 and amended in 2009, as well as some other regulations and rules concerning mergers and acquisitions (collectively, the “M&A Rules”) include provisions that purport to require that an offshore special purpose vehicle that is controlled by PRC domestic companies or individuals and that has been formed for the purpose of an overseas listing of securities through acquisitions of PRC domestic companies or assets to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. The M&A Rules adopted by six PRC regulatory agencies include provisions that purport to require that an offshore special purpose vehicle that is controlled by PRC domestic companies or individuals and that has been formed for the purpose of an overseas listing of securities through acquisitions of PRC domestic companies or assets to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published its approval procedures for overseas listings by special purpose vehicles. However, there may still be changes regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles. While the application of the M&A Rules may change, Huajin believes, based on the advice of its PRC legal counsel and its understanding of the current PRC laws and regulations, that the CSRC approval is not required in the context of the Business Combination because (i) our PRC Subsidiaries were established by means of direct investment, rather than by merger or acquisition, directly or indirectly, of the equity interest or assets of any “domestic company,” as defined under the M&A Rules, and (ii) the CSRC currently has not issued any definitive rule or interpretation concerning whether a transaction of the kind contemplated herein is subject to the M&A Rules. However, there can be no assurance that the relevant PRC government agencies, including the CSRC, would reach the same conclusion as Huajin’s PRC legal counsel.

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities, or the Opinions, which emphasized the need to strengthen administration over illegal securities activities and supervision of overseas listings by China-based companies. The Opinions proposed promoting regulatory systems to deal with risks facing China-based overseas-listed companies, and provided that the State Council will revise provisions regarding the overseas issuance and listing of ordinary shares by companies limited by ordinary shares and will clarify the duties of domestic regulatory authorities. However, the Opinions did not provide detailed rules and regulations. On February 17, 2023, the CSRC promulgated Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and circulated five supporting guidelines, which became effective on March 31, 2023. According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. The Overseas Listing Trial Measures provides that an overseas listing or offering is explicitly prohibited, if any of the following: (1) such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) the domestic company intending to make the securities offering and listing, or its controlling shareholder(s) and the actual controller, have committed relevant crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) the domestic company intending to make the securities offering and listing is currently under investigations for suspicion of criminal offenses or major violations of laws and regulations, and no conclusion has yet been made thereof; or (5) there are material ownership disputes over equity held by the domestic company’s controlling shareholder(s) or by other shareholder(s) that are controlled by the controlling shareholder(s) and/or actual controller. The Overseas Listing Trial Measures also provides that if the issuer meets both the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (1) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (2) the main parts of the issuer’s business activities are conducted in mainland China, or its main place(s) of business are located in mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. Where an issuer submits an application for initial public offering to competent overseas regulators, such issuer must file with the CSRC within three business days after such application is submitted. In addition, the Overseas Listing Trial Measures provide that the direct or indirect overseas listings of the assets of domestic companies through one or more acquisitions, share swaps, transfers or other transaction arrangements shall be subject to filing procedures in accordance with the Overseas Listing Trial Measures, which filing shall be submitted within three business days after the issuer submits its application documents relating to the initial public offering and/or listing or after the first public announcement of the relevant transaction (if the submission of relevant application documents is not required). The Overseas Listing Trial Measures also requires subsequent reports to be filed with the CSRC on material events, such as change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings. Guidance for Application of Regulatory Rules — Overseas Offering and Listing No.1, promulgated by CSRC together with the Overseas Listing Trial Measures, provides that if a domestic enterprise completes an overseas offering through an overseas special purposes acquisition company, it shall submit the filing materials within three business days after such overseas special purposes acquisition company publicly announces such acquisition transaction.

Furthermore, according to the 2022 Cybersecurity Review Measures which came into effect on February 15, 2022, (i) critical information infrastructure operators that purchase network products and services and internet platform operators that conduct data processing activities are subject to cybersecurity review in accordance with the 2022 Cybersecurity Review Measures if such activities affect or may affect national security; and (ii) internet platform operators holding personal information of more than one million users and seeking to have their securities list on a stock exchange in a foreign country must file for cybersecurity review with the Cybersecurity Review Office. Based on the opinion of Huajin’s PRC data compliance counsel, King & Wood Mallesons, according to its interpretation of the currently in-effect PRC laws and regulations, Huajin believes that neither Huajin nor any of its PRC Subsidiaries is subject to cybersecurity review, reporting or other permission requirements by the CAC under the applicable PRC cybersecurity laws and regulations with respect to the offering of its securities or the business operations of its PRC Subsidiaries, because neither Huajin nor any of its PRC Subsidiaries qualifies as a critical information infrastructure operator or has conducted any data processing activities that affect or may affect national security or holds personal information of more than one million users.

Huajin has been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC, the CAC, or other regulatory authorities in mainland China or HKSAR required for listings outside Greater China. As of the date hereof, Huajin has not received any inquiries, notices, warnings, sanctions, denials, or regulatory objections from the CSRC, CAC, nor any other regulatory authority in the PRC or HKSAR. To Huajin’s knowledge, Huajin is, as of the date hereof, not required to obtain permission or approval from the CSRC nor any other regulatory authority in mainland China or HKSAR. We cannot predict future interpretation and implementation of these laws and regulations, when and whether Huajin will be required to obtain permission from the PRC or HKSAR government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. In the event that Huajin is required to obtain permission or approval from the CSRC or any other authority in the PRC or HKSAR in the future, any failure to do so could result in (i) the delisting of Huajin’s securities on exchanges outside China and/or (ii) a decrease in the value of Huajin’s securities (among other consequences).

We and our PRC Subsidiaries are subject to a variety of laws and regulations regarding cybersecurity and data protection, and any failure to comply with applicable laws and regulations could have a material adverse effect on our business, financial condition and results of operations.

The integrity and protection of our customer, employee and company data is critical to our business. Our customers and employees expect that we will adequately protect their personal information. We and our PRC Subsidiaries are required by applicable laws to keep this personal information strictly confidential and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services, or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the National People’s Congress of the PRC issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017. Pursuant to the Cyber Security Law, network operators must not collect users’ personal information without their consent and may only collect users’ personal information necessary to the provision of services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations. The Civil Code of the PRC (issued by the National People’s Congress of the PRC on May 28, 2020 and effective from January 1, 2021) provides the main legal basis for privacy and personal information infringement claims under PRC civil law.

PRC regulators, including the CAC, the Ministry of Industry and Information Technology, and the Ministry of Public Security, have been increasingly focused on regulation in areas of data security and data protection. The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various PRC regulatory bodies, including the CAC, the Ministry of Public Security and the SAMR, have enforced data privacy and protection laws and regulations with evolving standards and interpretations.

In April 2020, the PRC government promulgated the Cybersecurity Review Measures (the “2020 Cybersecurity Review Measures”), which came into effect on June 1, 2020. In July 2021, the CAC and other related authorities released a draft amendment to the 2020 Cybersecurity Review Measures for public comments. On December 28, 2021, the PRC government promulgated amended Cybersecurity Review Measures (the “2022 Cybersecurity Review Measures”), which came into effect and replaced the 2020 Cybersecurity Review Measures on February 15, 2022. According to the 2022 Cybersecurity Review Measures, (i) critical information infrastructure operators that purchase network products and services and internet platform operators that conduct data processing activities shall be subject to cybersecurity review in accordance with the 2022 Cybersecurity Review Measures if such activities affect or may affect national security; and (ii) internet platform operators holding personal information of more than one million users and seeking to have their securities list on a stock exchange in a foreign country shall file for cybersecurity review with the Cybersecurity Review Office. Under the Regulation on Protecting the Security of Critical Information Infrastructure promulgated by the State Council on July 30, 2021, effective September 1, 2021, “critical information infrastructure” is defined as important network facilities and information systems in important industries and fields, such as public telecommunication and information services, energy, transportation, water conservancy, finance, public services, e-government and national defense, science, technology and industry, as well as other important network facilities and information systems that, in case of destruction, loss of function or leak of data, may severely damage national security, the national economy and the people’s livelihood and public interests. Based on the opinion of our PRC data compliance counsel, King & Wood Mallesons, according to its interpretation of the currently in-effect PRC laws and regulations, we believe that neither we nor any of our PRC Subsidiaries qualifies as a critical information infrastructure operator. As of the date of this proxy statement/prospectus, neither we nor any of our PRC Subsidiaries has been informed by any PRC governmental authority that we or any of our PRC Subsidiaries is a “critical information infrastructure operator.”

On November 14, 2021, the CAC released the draft Administrative Regulation on Network Data Security for public comments through December 13, 2021 (the “Draft Administrative Regulation”). Under the Draft Administrative Regulation, (i) data processors, i.e., individuals and organizations who can decide on the purpose and method of their data processing activities at their own discretion, that process personal information of more than one million individuals shall apply for cybersecurity review before listing in a foreign country; (ii) foreign-listed data processors shall carry out annual data security evaluation and submit the evaluation report to the municipal cyberspace administration authority; and (iii) where the data processor undergoes merger, reorganization and subdivision that involves important data and personal information of more than one million individuals, the recipient of the data shall report the transaction to the in-charge authority at the municipal level.

Based on the opinion of our PRC data compliance counsel, King & Wood Mallesons, according to its interpretation of the currently in-effect PRC laws and regulations, we believe that neither we nor any of our PRC Subsidiaries is subject to the cybersecurity review, reporting or other permission requirements by the CAC under the applicable PRC cybersecurity laws and regulations with respect to the offering of our securities or the business operations of our PRC Subsidiaries, because neither we nor any of our PRC Subsidiaries qualifies as a critical information infrastructure operator or has conducted any data processing activities that affect or may affect national security or holds personal information of more than one million users. Additionally, as of the date of this proxy statement/prospectus, neither we nor any of our PRC Subsidiaries has been required by any PRC governmental authority to apply for cybersecurity review, nor have we or any of our PRC Subsidiaries received any inquiry, notice, warning, sanction in such respect or been denied permission from any PRC regulatory authority to list on U.S. exchanges. We cannot predict the future development of the interpretation and enforcement of relevant PRC cybersecurity laws and regulations if the PRC regulatory authorities take a position contrary to ours, and we cannot assure you that we or any of our PRC Subsidiaries will not be deemed to be subject to PRC cybersecurity review requirements under the 2022 Cybersecurity Review Measures or the Draft Administrative Regulations (if enacted), nor can we assure you that we or our PRC Subsidiaries would be able to pass such review. If we or any of our PRC Subsidiaries fails to receive any requisite permission or approval from the CAC for the Business Combination or the business operations of our PRC Subsidiaries, or the waiver for such permission or approval, in a timely manner, or at all, or inadvertently concludes that such permission or approval is not required, or if applicable laws, regulations or interpretations change and obligate us to obtain such permission or approvals in the future, we or our PRC Subsidiaries may be subject to fines, suspension of business, website closure, revocation of business licenses or other penalties, as well as reputational damage or legal proceedings or actions against us, which may have a material adverse effect on our business, financial condition or results of operations. In addition, we could become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future pursuant to new laws, regulations or policies.

As of the date of this proxy statement/prospectus, we have not been involved in any investigations or become subject to a cybersecurity review initiated by the CAC, and we have not received any inquiry, notice, warning, sanctions in such respect or any regulatory objections with respect to our business operations or in connection with the Business Combination from the CAC. Given the nature of our business and as advised by our PRC data compliance legal counsel, based on the foregoing analysis, we believe that we are compliant with the regulations and policies in relation to data security (including companies seeking to list on a foreign exchange) that have been issued by the CAC to date as of the date of this proxy statement/prospectus. However, as the Cybersecurity Review Measures and the Draft Administrative Regulation was newly issued, there remain uncertainties as to how it would be interpreted and enforced, and to what extent it may affect us.

On June 10, 2021, the Standing Committee of the National People’s Congress of the PRC, promulgated the PRC Data Security Law, which became effective in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development and the degree of harm it will cause to national security, public interests or the rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked or illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data and information. On August 20, 2021, the Standing Committee of the National People’s Congress promulgated the Personal Information Protection Law (the “PIPL”), effective November 1, 2021. The PIPL sets forth a range of obligations, administrative guidelines, and enforcement mechanisms with respect to the processing of personal information. The PIPL states that handling of personal information must have clear and reasonable purpose and shall be limited to the “minimum scope necessary to achieve the goals of handling” data. It also lays out conditions for which companies can collect personal data, such as obtaining an individual’s consent. The PIPL regulates personal information transfers outside of China by imposing obligations on handlers before transferring data abroad such as complying with a security assessment by relevant authorities. It also mandates risk assessments for specific processing including automated decision-making and handling that could have a major influence on individuals. In addition, the PIPL has a complex system of enforcement, including fines (that can go up to 5% of a company’s annual turnover) and administrative action (including warnings, orders to stop processing, confiscation of unlawfully obtained profit, revocation of licenses), individual rights to obtain compensation, and civil public interest litigation cases through a public prosecutor. If we are to be found in violation of the PIPL when conducting our business in China, we could be subject to the above administrative penalties and civil liabilities, such as warnings, fines, or service suspension or even revocation of licenses, which could materially and adversely affect our business, financial condition, and results of operations.

The Measures for the Security Assessment of Cross-border Data Transfer, effective from September 1, 2022, provide that the cross-border transfer of data falling under statutory categories shall be subject to security assessment. Given the nature of our business and as advised by our PRC data compliance legal counsel, according to its interpretation of the currently in-effect PRC laws and regulations, we do not believe that we or any of our PRC Subsidiaries is engaged in any activity that is subject to security assessment as outlined in the Data Export Security Draft Measures. The promulgation of the above-mentioned laws and regulations indicates heightened regulatory scrutiny from PRC regulatory authorities in areas such as data security and personal information protection.

In addition to government regulation, privacy advocates and industry groups have proposed, and may in the future propose, self-regulatory standards from time to time. These and other industry standards may legally or contractually apply to us, and/or we may elect to comply with such standards. We expect that there will continue to be new proposed laws and regulations concerning data privacy and security, and we cannot yet determine the impact that such future laws, regulations and standards may have on our business. New laws or amendments, or re-interpretations of existing laws, regulations, standards and other obligations may require us to incur additional costs and restrict its business operations. Because the interpretation and application of laws, regulations, standards and other obligations relating to data privacy and security require greater clarity in terms of their application, the effect on us is presently not able to be fully understood and may be subject to future development. It is thus possible that these laws, regulations, standards and other obligations may be interpreted and applied in a manner that is inconsistent with our data processing practices and policies. If so, in addition to the possibility of fines, lawsuits, regulatory investigations, public censure, other claims and penalties and significant costs for remediation and damage to its reputation, we could be required to change our business activities and practices, which could adversely affect its business. Any inability to adequately address data privacy or security-related concerns, even if unfounded, or to comply with applicable laws, regulations, standards and other obligations relating to data privacy and security, could subject us to additional cost and liability, and affect our financial condition, operating results and reputation.

The healthcare food supplements and auxiliary healthcare equipment industry in China is highly regulated and such regulations are subject to change.

We research, develop and sell healthcare food supplements and auxiliary healthcare equipment and provide elderly care services in China, which we believe confers commercial and regulatory advantages. The healthcare food supplements and healthcare equipment industry in China is subject to comprehensive government regulation and supervision, encompassing the approval, registration, manufacturing, packaging, licensing and marketing of new healthcare food supplements and healthcare equipment. Please refer to the section headed “Risks Related to Government Regulations — Our business is subject to a wide range of laws and regulations, many of which are evolving, and failure to comply with such laws and regulations could adversely affect our business, financial condition and results of operations” and “Information about Huajin — Government Regulations” for a further details on discussion of such regulatory requirements that are applicable to our current and planned business activities.

In recent years, the regulatory framework in China regarding the healthcare food supplements and healthcare equipment industry has evolved, and we expect that it will continue to undergo changes. Any such changes or amendments may result in increased compliance costs on our suppliers and our business and our operating results. PRC authorities have become increasingly vigilant in enforcing laws in the healthcare food supplements and healthcare equipment industry and any failure by our suppliers to maintain compliance with applicable laws and regulations or obtain and maintain required licenses and permits may result in the suspension or termination of our and our suppliers’ business activities in China in the worst scenario. We believe our strategy and approach are aligned with the PRC government’s regulatory policies, but we cannot ensure that our strategy and approach will continue to be aligned.

Under the Holding Foreign Companies Accountable Act (the “HFCAA”), Huajin’s ability to maintain the listing of its securities on Nasdaq and the trading of its securities in the U.S. markets may be dependent on the PCAOB’s continued access to inspect Huajin’s independent auditor.

Pursuant to the HFCAA and its amendment, if a company has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined that it is unable to inspect and investigate completely, the SEC will identify such company as a “Commission-identified Issuer,” and the trading of the securities of such company on U.S. national securities exchanges, as well as any over-the-counter trading in the United States, will be prohibited if the company is identified as a Commission-identified Issuer for two consecutive years. On December 16, 2021, PCAOB issued a report on its determination that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and/or HKSAR, because of positions taken by local authorities. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and HKSAR from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. However, there can be no assurance that the PCAOB will continue to have such access. Huajin’s auditors, Fortune CPA, Inc, headquartered in Orange, California, were not subject to the PCAOB December 16, 2021 determination. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and HKSAR and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report in an annual report filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report for the relevant fiscal year. There can be no assurance that we will not be identified as a Commission-Identified Issuer for any future fiscal year, and if we are so identified for two consecutive years, we will become subject to the trading restriction and prohibition under the HFCAA.

On December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements under the HFCAA, pursuant to which the SEC will (i) identify an issuer as a “Commission-Identified Issuer” if the issuer has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely because of the position taken by the authority in the foreign jurisdiction and (ii) impose a trading prohibition on the issuer after it is identified as a Commission-Identified Issuer for three consecutive years. Additionally, in December 2022, an amendment of the HFCAA was enacted which shortened the three-consecutive-year compliance period under the HFCAA to two consecutive years and, as a result, reduced the time before the potential trading prohibition against or delisting of our securities should the PCAOB’s access to inspect our independent auditors be negatively affected in the future. On December 16, 2021, pursuant to the HFCAA, PCAOB issued a report on its determination that it is unable to inspect or investigate completely accounting firms headquartered in mainland China and/or HKSAR, because of positions taken by local authorities. On August 26, 2022, the PCAOB signed the SOP Agreement with the CSRC and the Ministry of Finance of the People’s Republic of China, which establishes a framework for the PCAOB to conduct inspections and investigations of PCAOB-registered public accounting firms in mainland China and HKSAR and includes commitments from Chinese authorities on issues that have historically impeded the PCAOB’s ability to inspect and investigate completely. On December 15, 2022, the PCAOB determined that it has secured complete access to inspect and investigate audit firms based in mainland China or HKSAR. The PCAOB reassessed and vacated its December 16, 2021 determination to the contrary and removed mainland China and HKSAR from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. However, there can be no assurance that the PCAOB will continue to have such access. Should PRC authorities fail to facilitate the PCAOB’s access in the future, the PCAOB may consider the need to issue a new determination. Huajin’s auditors, Fortune CPA, Inc, headquartered in Orange, California, were not subject to the PCAOB December 16, 2021 determination. If Huajin decides to use an accounting firm headquartered in mainland China or HKSAR in the future and the PCAOB is unable to inspect or investigate such accounting firm completely, Huajin’s ability to maintain the listing of Huajin’s securities on U.S. national securities exchanges, including Nasdaq, and the trading of Huajin’s securities in the over-the-counter trading market may be adversely affected. Each year, the PCAOB will reassess and determine whether it has complete access to inspect and investigate the accounting firms in mainland China or HKSAR, among other foreign jurisdictions. Additionally, the U.S. regulatory regime in this area has evolved and may continue to develop in the future.

Should the PCAOB’s access to inspect our independent auditors be negatively affected in the future and if PCAOB determines that it is unable to inspect our auditors completely, the lack of PCAOB inspections could prevent the PCAOB from regularly evaluating our auditor’s audits and our quality control procedures and could make it more difficult to evaluate the effectiveness of our auditor’s audit procedures or quality control procedures as compared to auditors that are subject to PCAOB inspections, and as a result, investors may be deprived of the benefits of PCAOB inspections. Investors may lose confidence in Huajin’s reported financial information and procedures and the quality of its consolidated financial statements. If the PCAOB determines that it is unable to inspect our auditors completely for two consecutive years, our securities could be delisted and prohibited from trading in the United States under the current HFCAA and related regulations. The delisting or prohibition of trading of our securities, if our securities are unable to be listed on another securities exchange by then, would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with a potential delisting or prohibition of trading would have a negative impact on the price of our securities.

Risks Related to Our Organizational Structure

Restrictions on our subsidiaries on paying dividends or making other payments to us under existing or new laws and regulations of the PRC and the HKSAR may restrict our ability to satisfy our liquidity requirements and could materially and adversely affect the amount of dividends, if any, we may pay our shareholders.

Dividend payments from our PRC Subsidiaries are subject to various restrictions under current PRC laws and we cannot yet determine the impact that such future laws, regulations and standards may have on us. Current PRC regulations permit our PRC Subsidiaries to pay dividends to us only out of their accumulated after-tax profits upon satisfaction of relevant statutory conditions and procedures, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC Subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of its registered capital. Additionally, under the Enterprise Income Tax Law (the “EIT Law”) and its implementation rules, unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated, PRC withholding tax at the rate of 10% is applicable to dividends payable by “PRC tax resident enterprises” to investors that are “non-PRC residents,” that is, investors that do not have an establishment or place of business in the PRC, or that have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends have their source within the PRC. Similarly, any gain realized on the transfer of ordinary shares of “PRC tax resident enterprises” by such investors is also subject to PRC income tax, usually at rate of 10% unless otherwise reduced or exempted by relevant tax treaties or similar arrangements, if such gain is regarded as income derived from sources within the PRC. Our holding company is a holding company incorporated in Cayman Islands and all of our operations are in the PRC. Whether we will be considered as a “PRC tax resident enterprise” for the purpose of the EIT Law shall be confirmed in accordance with the laws and regulations actually in force at that time(s). As a result, it is unclear whether any dividends paid on our ordinary shares, or any gain realized from the transfer of our ordinary shares, would be treated as income derived from sources within China and would as a result be subject to PRC income tax. If we are considered a “PRC tax resident enterprise,” then any dividends paid to our shareholders that are “non-PRC residents” and any gains realized by them from the transfer of our ordinary shares may be regarded as income derived from PRC sources and, as a result, would be subject to a 10% PRC income tax, unless otherwise reduced or exempted. It is unclear whether, if we are considered a “PRC tax resident enterprise,” our shareholders would be able to claim the benefit of income tax treaties or agreements entered into between PRC and other countries or regions. If any dividends payable to our non-PRC shareholders that are “non-PRC residents,” or any gains from the transfer of our ordinary shares are subject to PRC tax, the value of such non-PRC shareholders’ investment in our ordinary shares may be materially and adversely affected. Furthermore, if our PRC Subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us, which may restrict our ability to satisfy our liquidity requirements. Due to these restrictions and additional restrictions that may be imposed under new PRC laws and regulations that may come into effect in the future, cash and/or non-cash assets held by our PRC Subsidiaries may not be available to fund our foreign currency needs or any foreign operations that we may have in the future or for other uses outside of China.

Based on the experience of our management team, we do not believe that remittance of cash and/or noncash assets from HKSAR, including cash and/or non-cash assets held by our wholly owned subsidiary in HKSAR, Tianhong HK, an intermediary holding company with no current business operations, is subject to the aforementioned regulatory measures by the PRC government or similar regulatory measures from the government of the HKSAR, nor do we believe such regulatory measures will be imposed on Tianhong HK. To the extent that our cash and/or non-cash assets in HKSAR or any cash and/or noncash assets held by Tianhong HK are subject to the aforementioned regulations by the PRC government or the government of the HKSAR, then, as a result of such regulations, such cash/assets may not be available to pay dividends to us, to fund the operations of our subsidiaries outside HKSAR or to be used outside of HKSAR for other purposes.

Your ability to effect service of legal process, enforce judgments or bring actions against us or certain of our officers and directors outside the United States will be limited and additional costs may be required. It may be difficult to enforce judgments obtained from foreign courts against us or our management in China.

We are a holding company incorporated in the Cayman Islands. Huajin conduct its operations through its PRC Subsidiaries in China. Currently, part of our assets, none of the members of our management team or directors are based in mainland China. Following the Closing, part of our assets and at least two of our management team and directors will be based in mainland China. The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. Therefore, it may be difficult or costly for you to effect service of process against us or these officers and directors within the United States. As such, you may not be able to or may experience difficulties or incur additional costs in order to enforce judgments obtained in U.S. courts based upon the civil liability provisions of U.S. federal securities laws in mainland China or bring original actions in mainland China based on U.S. federal securities laws. In addition, while we don’t have any business operations in HKSAR, currently, one of our directors is based in HKSAR. Similarly, it may be difficult or costly for you to effect service of process against this director within the United States, and enforce judgments obtained in U.S. courts based upon the civil liability provisions of U.S. federal securities laws in HKSAR or bring original actions in HKSAR based on U.S. federal securities laws. Furthermore, any judgment obtained in the U.S. against Huajin and these individuals may not be collectible within the United States. See “Enforceability of Civil Liability under U.S. Securities Laws” for more details.

Risks Related to Changing Laws and Government Regulation

Changes in the social and economic policies of the PRC government may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.

As all of our business operation is in China, our business, financial condition, results of operations, and prospects may be influenced to a significant degree by economic, legal and social conditions in China. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the PRC government continues to play a significant role in regulating industrial development by imposing industrial policies. The PRC government also exercises significant oversight over China’s economic growth by allocating resources, payment of foreign currency-denominated obligations, setting monetary policy, regulating financial services and institutions and providing preferential treatment to particular industries or companies.

The evolution regarding the interpretation and enforcement of PRC laws, rules and regulations could have an adverse effect on our business.

As part of our business operation is in China, it is supervised by relevant regulatory authorities in China. The PRC legal system is a civil law system based on written statutes. Additionally, written statutes in the PRC are often principle-oriented and require detailed interpretations by the enforcement bodies to further apply and enforce such laws. Since 1979, the PRC government has developed a comprehensive system of laws, rules and regulations in relation to economic matters, such as foreign investment, corporate organization and governance, commerce, taxation and trade. Moreover, we cannot predict the effect of future developments in the PRC legal system and regulatory structure. Failure to comply with the relevant rules and interpretations in force at that time towards our contractual, property and procedural rights as well as our rights licensed, approved or granted by the competent regulatory authority could adversely affect our business and impede our ability to continue our operations. In addition, the PRC legal system is based in part on government policies which may not always be immediately available to us and may also have a retroactive effect. Hence, we may not be aware of violation of these policies and rules until after such violation has occurred. Further, the legal protections available to us and our investors under these laws, rules and regulations may be limited.

The PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, may affect our ability to enforce various contracts we have entered into and could materially and adversely affect our business, financial condition and results of operations.

We are subject to PRC and HKSAR tax laws and regulations.

We are subject to periodic examinations on fulfillment of our tax obligation under the PRC and HKSAR tax laws and regulations by PRC and HKSAR tax authorities. Although we believe that in the past we acted in compliance with the requirements under the relevant PRC and HKSAR tax laws and regulations in all material aspects and established effective internal control measures in relation to accounting regularities, we cannot assure you that future examinations by PRC and/or HKSAR tax authorities would not result in fines, other penalties or actions that could adversely affect our business, financial condition and results of operations, as well as our reputation. Furthermore, the PRC and/or HKSAR government from time to time adjusts or changes its tax laws and regulations. Such adjustments or changes could have an adverse effect on our business, financial condition and results of operations.

Implementation of labor laws and regulations in China may adversely affect Huajin’s business and results of operations.

Pursuant to the labor contract law that took effect in January 2008, its implementation rules that took effect in September 2008 and its amendment that took effect in July 2013, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. Compliance with the labor contract law, its implementation rules and the applicable local labor laws, including provincial and municipal labor law may increase Huajin’s operating expenses, in particular Huajin’s personnel expenses. In the event that Huajin decides to terminate some of Huajin’s employees or otherwise change Huajin’s employment or labor practices, the labor contract law and its implementation rules may also limit Huajin’s ability to effect those changes in a desirable or cost-effective manner, which could adversely affect Huajin’s business and results of operations. According to the Social Insurance Law and the Regulations on the Management of Housing Fund, employees must participate in pension insurance, work-related injury insurance, medical insurance, unemployment insurance and maternity insurance and housing funds, and the employers must, together with their employees or separately, pay the social insurance premiums and housing funds for such employees.

As the interpretation and implementation of these laws and regulations are still evolving, Huajin cannot assure you that Huajin’s employment practice will at all times be deemed in full compliance with labor-related laws and regulations in China, which may subject Huajin to labor disputes or government investigations. If Huajin is deemed to have violated relevant labor laws and regulations, Huajin could be required to provide additional compensation to Huajin’s employees and Huajin’s business, financial condition and results of operations could be materially and adversely affected.

Further, labor disputes, work stoppages or slowdowns at Huajin’s operations or any of Huajin’s third-party service providers could significantly disrupt daily operation and have a material adverse effect on Huajin’s business.

Government regulation of currency conversion of and regulations on loans to, and direct investment in, PRC entities by offshore holding companies may delay us from making loans or additional contributions to our PRC subsidiaries, which could restrict our ability to utilize the proceeds from the Business Combination effectively and affect our ability to fund and expand our business.

The PRC government imposes controls on the convertibility of foreign currencies into Renminbi. Under China’s existing foreign-exchange regulations, foreign-exchange transactions under capital accounts continue to be subject to significant foreign-exchange controls and require the registration with, and approval of, PRC governmental authorities. In particular, if one subsidiary receives foreign-currency loans from us or other foreign lenders, these loans must be registered with SAFE or its local counterparts. If we finance such subsidiary by means of additional capital contributions, these capital contributions must be reported to, filed with or approved by certain government authorities, including the MOFCOM or its local counterparts and the State Administration for Industry and Commerce (now known as the SAMR) through the Enterprise Registration System and the National Enterprise Credit Information Publicity System and the SAFE.

On March 30, 2015, SAFE released the Notice on the Reform of the Management Method for the Settlement of Foreign Exchange Capital of Foreign-invested Enterprises, or SAFE Circular 19, which came into force from June 1, 2015. On June 9, 2016, SAFE further promulgated the Circular on the Reform and Standardization of the Management Policy of the Settlement of Capital Projects, or SAFE Circular 16. SAFE Circular 19 has made certain adjustments to some regulatory requirements on the settlement of foreign exchange capital of foreign-invested enterprises. Under SAFE Circular 19 and SAFE Circular 16, the settlement of foreign exchange by foreign invested enterprises shall be governed by the policy of foreign exchange settlement on a discretionary basis. However, SAFE Circular 19 and SAFE Circular 16 also reiterate that the settlement of foreign exchange shall only be used for its own operation purposes within the business scope of the foreign invested enterprises and following the principles of authenticity. Considering that SAFE Circular 19 and SAFE Circular 16 are relatively new, how they will be implemented shall be determined according to the laws and regulations at that time(s). For example, under SAFE Circular 19 and SAFE Circular 16, we may still not be allowed to convert foreign-currency-registered capital of our PRC subsidiaries which are foreign-invested enterprises into RMB capital for securities investments or other finance and investment except for principal-guaranteed bank products. Further, SAFE Circular 19 and SAFE Circular 16 restrict a foreign-invested enterprise from using Renminbi converted from its registered capital to provide loans to a non-affiliated company.

Violations of SAFE Circular 19 and SAFE Circular 16 could result in severe monetary or other penalties. We cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans or capital contributions by us to our PRC subsidiaries, and conversion of such loans or capital contributions into Renminbi. If we fail to complete such registrations or obtain such approvals, our ability to capitalize or otherwise fund our PRC operations may be negatively affected, which could adversely affect our ability to fund and expand our business.

Fluctuations in Renminbi exchange rates may expose us to exchange rate volatility, and may have a material and adverse effect on our results of operations and the value of your investment.

We incur portions of our expenses in currencies other than the U.S. dollar, in particular, the Renminbi. As a result, we are exposed to foreign currency exchange risk as our results of operations and cash flows are subject to fluctuations in foreign currency exchange rates, and we have not entered into any agreements to hedge our exchange rate exposure. A decline in the value of the U.S. dollar against currencies in countries in which we conduct our business operation could have a negative impact on our operation costs. We cannot predict the impact of foreign currency fluctuations, and foreign currency fluctuations in the future may adversely affect our financial condition, results of operations and cash flows.

Substantially all of our costs are denominated in U.S. dollar and Renminbi. We may rely on dividends and other fees paid to us by our PRC Subsidiaries. Our proceeds from the Business Combination will be denominated in U.S. dollars. Any significant change in the exchange rates of the U.S. dollar against Renminbi may materially and adversely affect the value of and any dividends payable on, our ordinary shares in U.S. dollars. An appreciation of Renminbi against the U.S. dollar would also result in foreign currency translation losses for financial reporting purposes when we translate our U.S. dollar denominated financial assets into Renminbi. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against Renminbi would have a negative effect on the U.S. dollar amount available to us.

Risks Related to our Business Operations and Financial Prospects

Our limited operating history may make it difficult to evaluate the success of our business to date and to assess our future viability.

We were incorporated as a Cayman Islands exempted company in July 2021 for the purpose of becoming a holding company of our PRC Subsidiaries that are engaging in the health care services for elder communities in China. Since inception, we have devoted substantially all of our resources to planning its business, raising capital and providing general and administrative support for these operations. If we do not generate positive cash flow in a timely manner and attain profitability, we may not be able to remain in business. It is also subject to business risks associated with new business enterprises, including risks relating to the development and testing of our product, software, initial and continuing regulatory compliance, privacy and data storage matters, vendor manufacturing costs, product production and assembly, and the competitive and regulatory environments in the multiple regions in which we operate. We expect our financial condition and operating results to fluctuate significantly from quarter to quarter and year to year due to a variety of factors, many of which are beyond our control. Consequently, any predictions made about our future success or viability may not be as accurate as they could be if we had a longer operating history. In addition, as an early-stage company, we may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown circumstances. As we work to transition from initial start-up activities to commercial production and sales, it is difficult to forecast our future results, and we have limited insight into trends that may emerge and affect its business. The estimated costs and timelines that we have developed to achieve our growth projections are subject to inherent risks and uncertainties involved in the transition from a start-up company. Market conditions, many of which are outside of the Company’s control and subject to change, including general economic conditions and competition in the industry and in local markets will impact demand for our business, prospects, financial condition and operating results.

Even if we consummate the Business Combination, we may need additional capital to meet our operating cash requirements, and financing may not be available on terms acceptable to us, or at all. If we are unable to obtain such financing, we may be unable to complete the development of our ongoing and future franchise store expansion plans to provide health care services to the elderly communities.

Our ongoing and future franchise store expansion plans will require completion of significant marketing efforts before we can generate sales revenue. Our operations have consumed substantial amounts of cash since inception. We had RMB 422,093 in net cash generated from operating activities for the year ended December 31, 2021, RMB 40,679,270 ($5,721,416) in net cash used in operating activities for the year ended December 31, 2022, and RMB 26,232,427 ($3,595,454) in net cash used in operating activities for the nine months ended September 30, 2023. We may require additional cash resources to meet our continued operating cash requirements in the future, especially to fund our franchise local community health service store expansion activities.

If the financial resources available to us after the Business Combination are insufficient to satisfy our cash requirements, we may seek additional funding through equity offerings, debt financings, collaborations, licensing arrangements, strategic alliances or partnerships, and government grants or subsidies. It is uncertain whether such funding will be available in amounts or on terms acceptable to us, if at all. If we are not able to obtain additional capital to meet our cash requirements in the future, our business, financial condition, results of operations and prospects could be materially and adversely affected.

If we engage in future acquisitions or strategic partnerships, this may increase our capital requirements, dilute our shareholders, cause we to incur debt or assume contingent liabilities, and subject we to other risks.

We may evaluate various acquisition opportunities and strategic partnerships, including licensing or acquiring complementary services, intellectual property rights, technologies, media content or businesses. Any potential acquisition or strategic partnership may entail numerous risks, including:

•        increased operating expenses and cash requirements;

•        the assumption of additional indebtedness or contingent liabilities;

•        the issuance of additional OAKU equity securities;

•        assimilation of operations, intellectual property and products of an acquired company, including difficulties associated with integrating new personnel;

•        the diversion of management’s attention from our existing product programs and initiatives in pursuing such a strategic merger or acquisition;

•        retention of key employees, the loss of key personnel and uncertainties in our ability to maintain key business relationships;

•        risks and uncertainties associated with the other party to such a transaction, including the prospects of that party and their existing products or product candidates and marketing approvals; and

•        Our inability to generate revenue from acquired assets, technology and/or services sufficient to meet our objectives in undertaking the acquisition or even to offset the associated acquisition and maintenance costs.

The COVID-19 pandemic could adversely impact our business, including our ongoing and planned health care services provided to the elder communities.

The COVID-19 pandemic continues to impact worldwide economic activity and financial markets. Variants of COVID-19 have caused and may continue to cause waves of increased infections. As a result of measures imposed by the governments in affected regions, many commercial activities, businesses and schools have been affected by quarantines and other measures intended to contain the pandemic and subsequent variants of the COVID-19 virus. The extent to which the COVID-19 pandemic ultimately impacts our business will depend on future developments, which are highly uncertain and cannot be predicted, such as the duration of the outbreak, including current and subsequent variants of COVID-19, travel restrictions and social distancing, business closures or business disruptions, and the effectiveness of actions taken to contain and treat the disease and to address its impact, including on financial markets or otherwise. As the COVID-19 pandemic continues, we may experience disruptions that could severely impact our business, current and planned local franchise store expansion and health care products R&D, including:

•        delays or difficulties in enrolling and retaining our customers, including elderly subjects, who are at a higher risk of severe illness or death from COVID-19, in receiving our ongoing and future health care services;

•        delays or difficulties in local elderly care and health care service franchise store initiation, including due to difficulties in staffing and recruiting at the local stores;

•        diversion of elderly care and health care resources away from the conduct of local elderly care and health care service franchise stores, including the diversion of hospitals serving as our business partners and hospital staff supporting our elderly care and health care services;

•        interruption of key elderly care and health care activities, such as care services monitoring, due to limitations on travel imposed or recommended by federal or state governments, employers and others;

•        limitations in resources, including our employees, that would otherwise be focused on the conduct of our business or our current or planned elderly care and health care franchise store operation or our health care products R&D, including because of sickness, the desire to avoid contact with large groups of people, or restrictions on movement or access to our franchise stores as a result of government-imposed “shelter in place” or similar working restrictions;

•        delays in receiving approval or authorization from regulatory authorities to initiate our local community elderly care and health care service franchising stores;

•        interruptions in our health care products R&D studies due to restricted or limited operations at our R&D business partners conducting such studies;

•        delays in receiving the supplies, materials and services needed to conduct our local elderly care and health care service franchising store operations and health care products R&D;

•        changes in regulations as part of a response to the COVID-19 pandemic which may require us to change the ways in which our elderly care and health care service are provided to local communities, which may result in unexpected costs or require us to discontinue the local franchise stores altogether;

•        interruptions or delays to our development pipeline;

•        delays in necessary interactions with regulators, ethics committees and other important agencies and contractors due to limitations in employee resources or forced furlough of government or contractor personnel;

If we fail to effectively manage our anticipated growth or execute on our growth strategies, our business, financial conditions, results of operations and prospects could suffer.

Pursuing our growth strategies has resulted in, and will continue to result in, substantial demands on capital and other resources. In addition, managing our growth and executing on our growth strategies will require, among other things, our ability to continue to innovate and develop advanced technology in the highly competitive global elderly care and health care service market, successful hiring and training of personnel, effective cost control, sufficient liquidity, effective and efficient financial and management control, effective quality control, and management of our suppliers to leverage our purchasing power. Any failure to execute our growth strategies or realize our anticipated growth could adversely affect our business, financial conditions, results of operations and prospects.

Our future success depends on our ability to retain key executives and to attract, train, retain and motivate senior management and qualified scientific employees.

We are highly dependent on our management team and their experience with our business and operations. We currently do not have “key-man” insurance for any of our executive officers or other key personnel. The loss of the services of any of these persons could impede the achievement of our healthcare food supplements and auxiliary healthcare equipment R&D and expansion objectives.

Recruiting, retaining and motivating qualified management, scientific, and sales and marketing personnel will also be critical to our success. The loss of the services of our executive officers or other key employees could impede the achievement of our research, development, and expansion objectives and seriously harm our ability to successfully implement our business strategy. Furthermore, replacing executive officers and key employees may be difficult and may take an extended period of time because of the limited number of individuals in our industry with the breadth of skills and experience required to successfully develop, gain regulatory approval of and commercialize health care service offerings and products. Competition to hire from this limited pool is intense, and we may be unable to hire, train, retain or motivate these key personnel on acceptable terms given the competition among numerous health care service companies for similar personnel. We also experience competition for the hiring of scientific personnel from universities and research institutions. In addition, our management will be required to devote significant time to new compliance initiatives from our status as a public company, which may require us to recruit more management personnel.

Any unanticipated departure of members of the management team without appropriate replacement found in a timely manner may have a material adverse effect on our business operations and profitability.

We may experience competition from other elderly care and health care service provider companies for the hiring of management and other qualified personnel. We may also experience competition for the hiring of scientific personnel from universities and research institutions. Moreover, there is no assurance that we will be able to retain or motivate these key personnel on acceptable terms due to a number of reasons, including the competitiveness of our compensation.

The reputation of our brand name of QianXiang Health is key to our business success. Negative publicity may adversely affect our reputation, business and growth prospect.

Any negative publicity concerning us or our affiliates, even if untrue, could adversely affect our reputation and business prospects. We cannot assure you that negative publicity about us or any of our affiliates name would not damage our brand image or have a material adverse effect on our business, results of operations and financial condition. Furthermore, referrals and word-of-mouth have significantly contributed to our ability to establishing new partnerships. As a result, any negative publicity about us or any of our affiliates could adversely affect our ability to maintain our existing collaboration arrangements or attract new partners.

We may increase the size and capabilities of our organization, and we may experience difficulties in managing our growth.

As our expansion plans and strategies evolve, we expect to experience significant growth in the number of our employees and consultants and the scope of our operations, particularly in the areas of elderly care and health care service development, regulatory affairs and business development. To manage our future growth, we must continue to implement and improve our managerial, operational and financial systems, expand our franchises and continue to recruit and train additional qualified personnel. As we have limited financial resources, we may not be able to effectively manage the expansion of our operations or recruit and train additional qualified personnel, and the expansion of our operations may lead to significant costs and may divert our management and business development resources. Any inability to manage growth could delay the execution of our business plans or disrupt our operations, and have a material adverse effect on our business and business operations. In addition, our future financial performance will depend, in part, on our ability to effectively manage our recent growth and any future growth, and our management may also have to divert a disproportionate amount of its attention away from day-to-day activities in order to devote a substantial amount of time to managing these growth activities.

If we are not able to effectively manage our growth and further expand our organization by hiring new employees and expanding our groups of consultants and contractors as needed, we may not be able to successfully implement the tasks necessary to further develop and commercialize our elderly care and health care service offerings and products and, accordingly, may not achieve our expansion goals. Our failure to do so could materially adversely affect our business, financial condition, results of operations and prospects.

We may be involved in claims, disputes, litigation, arbitration or other legal proceedings in the ordinary course of business, and any claims or proceedings against us could be costly and time-consuming to defend.

From time to time, we may be involved in claims, disputes and legal proceedings in our ordinary course of business. These may concern issues relating to, among others, product liability, employment or labor disputes, breach of contract, infringement, misappropriation, violation or ownership of intellectual property rights and environmental matters. Any claims, disputes or legal proceedings initiated by us or brought against us, with or without merit, may result in substantial costs and diversion of resources, and could materially harm our reputation. Furthermore, claims, disputes or legal proceedings against us may be due to defective supplies sold to us by our suppliers, who may not be able to indemnify us in a timely manner, or at all, for any costs that we incur as a result of such claims, disputes and legal proceedings.

Liability claims or complaints from the store membership customers could adversely affect our financial condition and results of operations.

While our top priority is to provide high-quality care services and ensure the safety of our customers, giving that the majority of our customers are elderly individuals, there is an inherent risk of liability claims or complaints from various stakeholders, including store membership customers and nursing staff.

We understand that the elderly population may be more vulnerable and prone to accidents or incidents resulting from their specific health conditions or physical limitations. Despite our best efforts, these risks cannot be completely eliminated.

Despite our best efforts, accidents or injuries can occur during the provision of elderly care services. This could range from slips, falls, or medication errors to more serious incidents resulting from negligence or inadequate supervision. In such cases, elderly individuals or their families may hold us and our franchisees responsible for any harm caused, potentially leading to legal claims and financial liabilities.

The nature of our business involves providing specialized care and support to elderly individuals who may have specific health conditions or requirements. Failure to meet the expected standards of care, such as neglecting to monitor an individual’s medical needs or administer medication properly, could result in allegations of negligence. Subsequently, the affected party may pursue legal recourse, seeking compensation for damages incurred.

Instances of professional misconduct or abuse can occur within the elderly care sector. This could include physical or emotional abuse, financial exploitation, or neglect by staff members. In such cases, the affected elderly individuals may seek legal remedies against us and our franchisees, holding us and our franchisees accountable for the actions or omissions of the staffs.

Any complaints or claims against us, even if meritless and unsuccessful, may divert management attention and other resources from our business and adversely affect our business and operations. Customers may lose confidence in us and our brand, which may adversely affect our business and results of operations. Furthermore, negative publicity including but not limited to negative online reviews on social media and crowd-sourced review platforms, industry findings or media reports related to healthcare equipment quality and safety, public health concerns, illness, injuries, whether or not accurate, and whether or not concerning our products, can adversely affect our business, results of operations and reputation.

Product liability claims or lawsuits could cause us to incur substantial liabilities.

We face an inherent risk of product liability exposure related to the use of our health care services and our health care products, including the healthcare food supplements and auxiliary healthcare equipment by the store member customers. If we cannot successfully defend ourselves against product liability claims, we may be subject to civil liability for physical injury, death or other losses caused by our services or products and to administrative liability, criminal liability and the revocation of our business licenses if our services and products are found to be defective. Regardless of the merits or eventual outcome, service and product liability claims may also lead to the following adverse consequences, including:

•        regulatory authorities may suspend or withdraw approvals of the health care products and service offerings;

•        we may be required to develop a risk evaluation and mitigation strategies program for the elderly care and health care services offerings and products or, if a risk evaluation and mitigation strategies program is already in place, to incorporate additional requirements under the risk evaluation and mitigation strategies program, or to develop a similar strategy as required by the relevant regulatory authority;

•        we may be required to conduct post-market studies;

•        there may be significant negative media attention and reputational damage;

•        regulatory authorities may require additional warnings on the label of our products;

•        we may incur significant costs to defend related litigations;

•        we may be required to conduct product recalls;

•        our management’s time and our resources may be diverted;

•        we may incur a loss of revenue; and

•        the price of our securities may decline.

We currently obtain liability insurance covering our health care products sales. Although we maintain such insurance, any claim that may be brought against us could result in a court judgment or settlement in an amount that is not covered, in whole or in part, by our insurance or which is in excess of the limits of our insurance coverage. Our insurance policies also contain various exclusions, and we may be subject to particular liability claims for which we have no coverage. We will have to pay any amount awarded by a court or negotiated in a settlement that exceed our coverage limitations or that are not covered by our insurance, and we may not have, or be able to obtain, sufficient capital to pay such amounts. In addition, if we cannot successfully defend ourselves against such claims, we may incur substantial liabilities and be required to suspend or delay our ongoing elderly care and health care service operation. Even a successful defense would require significant financial and management resources.

Regardless of the merits or eventual outcome, liability claims may result in significant negative consequences to our business and prospects, including, but not limited to, harm our reputation, withdrawal of other elderly care and health care service provider partners, the incurrence of costs to defend the related litigation, the diversion of our management’s time and resources, the requirement to pay substantial monetary awards to trial participants or customers, our inability to commercialize our elderly care and health care service offerings and products; the loss of revenue and the decline of the price of our securities.

We have limited insurance coverage, and any claims beyond our insurance coverage may result in our incurring substantial costs and a diversion of resources.

We currently carry liability insurance covering our health care products sales, and it may not adequately cover all liabilities that we may incur. Inability to obtain and retain sufficient product liability insurance at an acceptable cost to protect against potential product liability claims could adversely affect our business. Any claim that may be brought against us could result in a court judgement or settlement in an amount that is not covered, in whole or in part, by our insurance or that is in excess of the limits of our insurance coverage. Our insurance policies also have various exclusions, and we may be subject to a product liability claim for which we have no coverage. We will have to pay any amount awarded by a court or negotiated in a settlement that exceed our coverage limitations or that are not covered by our insurance, and we may not have, or be able to obtain, sufficient capital to pay such amounts.

We maintain insurance policies that are required under Cayman Islands laws and PRC laws and regulations as well as insurance based on our assessment of our operational needs and industry and market practice. In China, we maintain commercial employee health insurance, car insurance, and public liability insurance. In line with industry practice in PRC, we have elected not to maintain certain types of insurance, such as business interruption insurance or key-man insurance on any of our senior management or key personnel. Our insurance coverage may be insufficient to cover any claim for product liability, damage to our fixed assets or employee injuries. Any liability or damage to, or caused by, our franchise stores or our personnel beyond our insurance coverage may result in our incurring substantial costs and a diversion of resources.

Business disruptions could seriously harm our future revenue and financial condition and increase our costs and expenses.

Our operations, franchisees and those of our third-party research institution and health care service provider company collaborators, manufacturers, and other contractors and consultants, could be subject to earthquakes, power shortages, telecommunications failures, water shortages, floods, hurricanes, typhoons, fires, extreme weather conditions, medical or public health crises, such as the COVID-19 pandemic, and other natural or man-made disasters or business interruptions, including terrorism and war. In addition, for some of our elderly care and health care services, we rely on third-party research institution collaborators for conducting R&D of our health care products, and they may be affected by government shutdowns or withdrawn funding. The occurrence of any of these business disruptions could seriously harm our operations and financial condition and increase our costs and expenses. We rely on third-party manufacturers to produce and process our health care products. Our ability to provide elderly care and health care services to our customers could be disrupted if the operations of these suppliers are affected by a man-made or natural disaster or other business interruption.

Damage or extended periods of interruption to our offices, franchise stores due to fire, natural disaster, power loss, communications failure, unauthorized entry or other events could cause us to cease or delay development of some or all of our product candidates. Although we maintain customary insurance coverage, our insurance might not cover all losses under such circumstances and our business may be seriously harmed by such delays and interruption.

If we fail to comply with applicable anti-bribery laws, our reputation may be harmed and we could be subject to penalties and significant expenses that have a material adverse effect on our business, financial condition and results of operations.

We are subject to various anti-bribery laws, rules and policies in the medical, pharmaceutical and health care industries in the China, especially the Pharmaceutical Industry Compliance Management Practices issued by the PRC Pharmaceutical Industry Association and enacted on February 26, 2021. As our business has expanded, the applicability of the applicable anti-bribery laws to our operations has increased. In particular, we will be subject to the United States Foreign Corrupt Practices Act (the “Foreign Corrupt Practices Act”). The Foreign Corrupt Practices Act generally prohibits us from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business. Although we have policies and procedures designed to ensure that we, our employees and our agents comply with anti-bribery laws, there is no assurance that such policies or procedures will prevent our agents, employees and intermediaries from engaging in bribery activities. If we, due to either our own deliberate or inadvertent acts or those of others, fail to comply with applicable anti-bribery laws, our reputation could be harmed and we could incur criminal, administrative or civil penalties, other sanctions and/or significant expenses, which could have a material adverse effect on our business, including our financial condition, results of operations, cash flows and prospects.

If we or our business partners, franchisees or other contractors or consultants fail to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs that could have a material adverse effect on our business, financial condition and results of operations.

Our health care services and health care products R&D activities involve the controlled use of potentially hazardous substances, including chemical and biological materials, by us and our third-party manufacturers. We, our business partners and other contractors or consultants are subject to environmental, health and safety laws and regulations, including those governing laboratory health care products procedures and the handling, use, storage, treatment and disposal of hazardous materials and wastes. Our and our business partners and other partners’ operations may involve the use of hazardous waste products. We may contract with third parties for the disposal of these materials and wastes. We cannot eliminate the risk of contamination or injury from these materials or in disposing those materials. In the event of contamination or injury resulting from the use of hazardous materials or disposal of hazardous materials, we could be held liable for any resulting damages, and any liability could exceed our resources. As a result of any such contamination or injury, we may incur liability or local, city, state or federal authorities may curtail the use of these materials and interrupt our business operations. In the event of an accident, we could be held liable for damages or penalized with fines, and the liability could exceed our resources. We also could incur significant costs associated with civil, administrative, or criminal fines and penalties. We may incur substantial costs in order to comply with current or future environmental, health and safety laws and regulations. In particular, we expect that our cost of compliance with applicable environmental rules and regulations will increase notably if we have our own manufacturing facilities. These current or future laws and regulations may impair our research, development or production efforts. Failure to comply with these laws and regulations also may result in substantial fines, penalties or other sanctions. We do not maintain insurance for environmental liability or toxic tort claims that may be asserted against us in connection with our storage or disposal of hazardous materials. If we face allegations of non-compliance with laws and encounter sanctions, our reputation, revenues and liquidity may suffer, our service offerings and products could be subject to restrictions or withdrawal from the market.

Any government investigation of alleged violations of laws could require us to expend significant time and resources in response, and could generate negative publicity. Any failure to comply with ongoing regulatory requirements may significantly and adversely affect our ability to commercialize and generate revenues from our health care service offerings and products. If regulatory sanctions are applied or if regulatory approval is withdrawn, our value and our operating results will be adversely affected. Additionally, if we are unable to generate revenues from our product sales, our potential for achieving profitability will be diminished and the capital necessary to fund our operations will be increased.

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are or will be subject to rules and regulations by various governing bodies, including, for example, once we have become a public company, Nasdaq and the SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and the various regulatory authorities in the United States, China and the Cayman Islands, and to new and evolving regulatory measures under applicable laws. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalties and our business may be harmed.

We are subject to stringent privacy laws, information security policies and contractual obligations governing the use, processing of personal information and governing our data privacy and security practices.

We routinely receive, collect, generate, store, process, transmit and maintain personal data treatment records and other personal details of subjects enrolled in our elderly care and health care services, along with other personal or sensitive information. As such, we are subject to the relevant local, state, national and international data protection and privacy laws, directives regulations and standards that apply to the collection, use, retention, protection, disclosure, transfer and other processing of personal data in the various jurisdictions in which we operate and conduct our elderly care and health care services, as well as contractual obligations. These data protection and privacy law regimes continue to evolve and may result in ever-increasing public scrutiny and escalating levels of enforcement and sanctions and increased costs of compliance. Failure to comply with any of these laws could result in enforcement action against us, including fines, imprisonment of company officials and public censure, claims for damages by customers and other affected individuals, damage to our reputation and loss of goodwill, any of which a material adverse effect on our financial position, results of operations, cash flows and prospects.

Such data protection and privacy laws and regulations generally require health care services providers and operators and their personnel to protect the privacy of their enrolled subjects and prohibit unauthorized disclosure of personal information. If such institutions or personnel divulge the subjects’ private or medical records without their consent, they will be held liable for damage caused thereby. Although we have adopted various measures to ensure our employees would adhere to our internal control measures to maintain confidentiality of our information, these measures may not be always effective, for example, our information technology systems could be breached through hacking activities, and personal information could be leaked due to theft or misuse of personal information arising from misconduct or negligence. In addition, our health care services frequently also involve professionals from third party institutions working on-site with our staff and enrolled subjects. We cannot ensure that such persons will always comply with our data privacy measures. Any change in such laws and regulations could affect our ability to use personal data and subject us to liability for the use of such data for previously permitted purposes.

Regulatory authorities in China have implemented and are considering a number of legislative and regulatory proposals concerning the collection, storage and use of human genetic resources and the collection and transfer of personal data in China. The Regulations of the PRC on the Administration of Human Genetic Resources (“HGR Regulations”) which were implemented and became effective on July 1, 2019, among other things, require that in order to obtain marketing authorization for relevant health care products and healthcare equipment in China, no approval is required in international health care service cooperation using China’s HGR at Chinese clinical institutions without export of HGR materials. However, the parties in the cooperation shall obtain a filing from the Human Genetic Resources Administration of China before health care service offered in connection with, among other things, the type, quantity and usage of the HGR to be used in the elderly care and health care services. The Biosecurity Law of the PRC, effective from April 15, 2021, restates the filing requirement in relation to international health care services cooperation. It is possible that these laws and regulations may be interpreted and applied in a manner that is inconsistent with our practices. In addition, the interpretation and application of the HGR Regulations and data protection laws in China and elsewhere are often in flux.

Complying with all applicable laws, regulations, standards and obligations relating to data privacy, security, and transfers may cause us to incur substantial operational costs or require us to modify our data processing practices and processes. Although we take measures to protect sensitive data from unauthorized access, use or disclosure, our information technology and infrastructure may be vulnerable to attacks by hackers or viruses or breached due to employee error, malfeasance or other malicious or inadvertent disruptions. Any non-compliance of all applicable laws, regulations, standards and obligations could result in proceedings against us by data protection authorities, governmental entities or others, including class action privacy litigation in certain jurisdictions, which would subject us to significant awards, fines, penalties, judgments and negative publicity, and may otherwise materially and adversely affect our business, financial condition and results of operations.

Our internal computer systems, or those used by our business partners, franchisees, or other contractors or consultants, may fail or suffer security breaches.

Despite the implementation of security measures, our internal computer systems and those of our elderly care and health care service provider business partners and other contractors are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. If such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our drug development programs. For example, the loss of services data from ongoing or future service offerings could result in delays in regulatory approvals efforts and significantly increase costs to recover or reproduce the data. To the extent that any disruption or security breach were to result in a loss of or damage to data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and the further development of our health care services could be delayed or impaired.

Increased labor costs in nursing staffs could slow our growth and affect our profitability.

Our elderly care service operations require a sufficient number of qualified nursing staffs. Although we do not hire or employ staffs directly at our franchise stores, increased labor costs in nursing staffs may reduce the willingness of prospective franchisees to enter or continue the franchise agreements with us. According to China Insights Consultancy, the average labor cost in the global health care service market has been steadily increasing since last decades as the competition for qualified employees has become more intense, including nursing staff costs. We cannot assure you that there will be no further increase in labor cost in the nursing staff market. If there is a significant increase in our labor cost, our operations and profitability may be indirectly adversely affected.

Raising additional capital may cause dilution to our shareholders and restrict our operations, and you may incur immediate and significant dilution and may experience further dilution if we issue additional ordinary shares or other equity securities in the future.

We might raise additional capital through the sale of equity or convertible debt securities, and your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a holder of our ordinary shares. The incurrence of additional indebtedness or the issuance of certain equity securities could give rise to increased fixed payment obligations and could also result in certain additional restrictive covenants, such as limitations on our ability to incur additional debt or issue additional equity, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. In addition, the issuance of additional equity securities, or the possibility of such issuance, may cause the market price of our ordinary shares to decline.

In the event that we enter into collaborations or licensing arrangements in order to raise capital, we may be required to accept less favorable terms, including relinquishing or licensing to a third party on less favorable terms our rights to technologies, service offerings or products that we otherwise would seek to develop or commercialize ourselves or potentially reserve for future potential arrangements when we might be able to achieve more favorable terms.

Our operating results may fluctuate significantly or may fall below the expectations of investors or securities analysts, each of which may cause our share price to fluctuate or decline.

Our operating results may fluctuate significantly in the future due to a variety of factors, many of which are outside of our control and may be difficult to predict, including the following:

•        the success implementation of our franchise business model and any other change in the competitive landscape of our industry;

•        the ability to successfully recruit and retain franchise store member customers for health care services, and any delays caused by difficulties in such efforts;

•        the timing, the cost of, and level of investment in, R&D activities relating to the healthcare food supplements and auxiliary healthcare equipment and our smart community and home care SAAS operating system, which may change from time to time;

•        our ability to attract, hire and retain qualified personnel;

•        the level of demand for the healthcare food supplements and auxiliary healthcare equipment, which may vary significantly;

•        the risk/benefit profile, cost and reimbursement policies with respect to our health care services and products, if approved, and existing and potential future elderly care and health care service providers that compete with our services and products;

•        general market conditions or extraordinary external events, such as a recession or the COVID-19 pandemic;

•        the changing and volatile China and global economic environments; and

•        future accounting pronouncements or changes in our accounting policies.

The cumulative effects of these factors could result in large fluctuations and unpredictability in our operating results. As a result, comparing our operating results on a period-to-period basis may not be meaningful. This variability and unpredictability could also result in our failing to meet the expectations of securities analysts or investors for any period. If our revenue or operating results fall below the expectations of analysts or investors or below any forecasts we may provide to the market, or if the forecasts we provide to the market are below the expectations of analysts or investors, the price of our ordinary shares could decline substantially. Such a decline in the price of our ordinary shares could occur even when we have met any previously publicly stated guidance we may provide.

We may not realize the benefits of any acquisitions, in-licenses or strategic alliances that we enter into.

In the future, we may seek and form strategic alliances, create joint ventures or collaborations, or enter into acquisitions or additional licensing arrangements with third parties that we believe will complement or augment our existing product candidates, including healthcare food supplements, auxiliary healthcare equipment, artificial intelligence and machine learning that may supplement our discovery efforts.

These transactions can entail numerous operational and financial risks, including exposure to unknown liabilities, disruption of our business and diversion of our management’s time and attention in order to manage a collaboration or develop acquired products, product candidates or technologies, incurrence of substantial debt or dilutive issuances of equity securities to pay transaction consideration or costs, higher than expected collaboration, acquisition or integration costs, write-downs of assets or goodwill or impairment charges, increased amortization expenses, difficulty and cost in facilitating the collaboration or combining the operations and personnel of any acquired business, impairment of relationships with key suppliers, manufacturers or customers of any acquired business due to changes in management and ownership and the inability to retain key employees of any acquired business. As a result, if we enter into acquisition or in-license agreements or strategic partnerships, we may not be able to realize the benefit of such transactions if we are unable to successfully integrate them with our existing operations and company culture, which could delay our timelines or otherwise adversely affect our business. We also cannot be certain that, following a strategic transaction or license, we will achieve the revenue or specific net income that justifies such transaction or such other benefits that led us to enter into the arrangement.

Security breaches, loss of data and other disruptions could compromise sensitive information related to our business or prevent us from accessing critical information and expose us to liability, which could adversely affect our business and our reputation.

In the ordinary course of our business, we generate and store sensitive data, including service data, customer data, research data, intellectual property and confidential and/or proprietary business information owned or controlled by ourselves or our employees, partners, franchisees and other parties. We manage and maintain our applications and data utilizing a combination of on-site systems and cloud-based data centers. We utilize external security and infrastructure vendors to manage parts of our data centers. These applications and data encompass a wide variety of business-critical information, including R&D information, our customers’ privacy information, commercial information and business and financial information. We face a number of risks relative to protecting this critical information, including loss of access risk, inappropriate use or disclosure, accidental exposure, unauthorized access, inappropriate modification and the risk of our being unable to adequately monitor and audit and modify our controls over our critical information. This risk extends to the third party vendors and subcontractors we use to manage this sensitive data or otherwise process it on our behalf. Furthermore, because the techniques used to obtain unauthorized access to, or to sabotage, systems change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. We may experience security breaches that may remain undetected for an extended period. Our third-party service providers and partners are also subject to these heightened risks. The secure processing, storage, maintenance and transmission of this critical information are vital to our operations and business strategy, and we devote significant resources to protecting such information. Additionally, we do not maintain cybersecurity insurance coverage. Although we take reasonable measures to protect sensitive data from unauthorized access, use or disclosure, our information technology and infrastructure may be vulnerable to attacks by hackers or infections by viruses or other malware or breached due to erroneous actions or inactions by our employees or contractors, malfeasance or other malicious or inadvertent disruptions. Any such breach or interruption could compromise our networks and the information stored there could be accessed by unauthorized parties, publicly disclosed, lost or stolen. Any such access, breach, or other loss of information could result in costly legal claims or proceedings, regulatory investigations, or require us to incur expenditures in connection with remediation. Unauthorized access, loss or dissemination could also disrupt our operations and damage our reputation, any of which could adversely affect our business.

Risks Related to the Development of Our Franchise Stores in Local Communities

We may have difficulty opening new health care service franchise stores in local communities and operating them profitably. If we are unable to execute our strategy, our growth may be restrained and our operating results could be adversely affected.

Our growth strategy includes developing and opening new elderly service franchise stores in local communities throughout China. Planning and opening new local franchise stores can be complex and may be delayed, and, in some circumstances, prevented, by a variety of forces, including local zoning and land use regulation, community opposition and other political issues. If we are unable to open new franchise stores on time and on budget, our rate of growth and operating results may be adversely affected.

In addition, even if we are able to open new local franchise stores there can be no assurance that new franchise stores will be able to generate operating profits. If our new franchise stores are unable to attract store member customers quickly, these new franchise stores may not be profitable, and the sales of store membership could be adversely affected.

We may fail to successfully grow or operate our franchise business as our franchisees may fail to operate the franchise stores effectively or we may be unable to maintain our relationships with our franchisees.

We generate our revenues partly through initial franchise fees and shared revenue from the franchisees. We expect our revenues to increase as we grow. We rely on our existing franchisees to open and operate new franchise health service stores in local communities and our ability to attract new franchisees. Our franchisees are independent operators and are responsible for the profitability and financial viability of their franchisee stores. However, if our franchisees fail to operate their stores effectively or grow their operations, our financial condition and results of operations may be materially and adversely affected.

Upon expiration of the franchise agreement, we may not be able to renew because it is subject to mutual agreement by both parties. If we fail to renew the franchise agreement, it may also adversely impact our financial condition and results of operations.

We may not be able to effectively monitor the operations of franchise stores.

Our franchisees are required to comply with our standardized operating procedures and requirements for the franchise stores. However, we may not be able to effectively monitor the operations of these stores as our franchisees may deviate from our standards and requirements. Moreover, we do not control the actions of our franchisees’ employees, including their salespersons or nursing staffs. As a result, the quality of franchise stores operations may be adversely affected by any number of factors beyond our control.

While we ultimately can take action to terminate or choose not to renew existing franchise agreements with franchisees who do not comply with the terms and conditions stipulated by our franchise agreements, including standardized operating procedures, we may not be immediately aware or able to identify problems or take actions quickly enough to resolve these problems. This may lead to potential legal and regulatory non-compliance incidents. For instance, lack of the requisite permits and licenses to operate the franchise stores or a failure in registration of franchise agreements with PRC authorities may subject our franchisees to regulatory risks, which may significantly affect our brand, the results of operations of the franchise stores and in turn adversely and materially affect our financial condition.

If we fail to successfully cultivate new store membership customers to receive our elderly care and health care services in local franchise stores, our revenue may decline.

Our ability to maintain our existing level of business depends significantly upon our ability effectively market and promote our operating elderly care and health care services, and thereby cultivate new store membership customers. If we are unable to effectively market and promote our operating of elderly care and health care services, we may not be able to cultivate new store membership customers. Failure to cultivate new store membership customers could hinder our ability to increase the revenue that we derive from the operating services and sales of our franchisees.

If we fail to implement our business strategy, our business, financial condition and results of operations could be materially and adversely affected.

Our future financial performance and success are dependent in large part upon our ability to implement our business strategy relating to the successful opening and operation of new local franchise stores successfully. We may not be able to implement our business strategy successfully or achieve the anticipated benefits of our business plan. If we are unable to do so, our long-term growth and profitability may be adversely affected as we will not be able to generate the anticipated revenue that we hope to experience from the operation of [    ] new franchise stores throughout China. Furthermore, if we fail to implement our business strategy of expanding our business to run our current and future franchise stores, our operating revenue will be limited to the revenue derived exclusively from the business operations of our PRC Subsidiaries; such a failure to increase our revenue could adversely impact the market price of our share.

If our existing franchise stores fail to perform as expected, or if existing stores’ leases are not renewed or leases are canceled, our overall business could be negatively impacted.

Our existing franchise stores are all strategic investments which have expected growth rates. These growth rates are based on many factors, including, but not limited to, a baseline expected ramp-up based on previously opened and ramped-up businesses, our management’s opinion and publicly available data on market capacity, planned capital investment in the company, and our management’s best estimates and projections of macroeconomic, cultural, and regulatory factors based on publicly available data and information. Several of these factors make necessary assumptions and judgments based on management’s experience and expertise, and as such may be imperfect or subject to error. If these factors, assumptions, or judgments prove to be inaccurate or incomplete, the ramp-up of existing stores could be negatively impacted and adversely affect our result of operation.

We may experience difficulties executing our local franchise store expansion plans.

Our long-term expansion plans include targeted expansion into highly populated elderly communities through the development of new local franchise stores, as well as expanding current franchise stores and opening additional franchise stores in our existing markets. In addition, we plan to continue expanding the number and variety of services we offer at our local franchise stores. As a result, we expects to continue to make capital expenditures over the coming years.

The profitability or success of our current and future projects and investments are subject to numerous factors, conditions and assumptions, many of which are beyond our control. Unfavorable outcomes could reduce our available cash and limit our ability to make cash investments following the Business Combination. This could result in lower investment interest or earnings that could be offset to the extent resulting in net losses, and reduce our ability to service current or future indebtedness, which might require Huajin to take on additional borrowings at higher costs leading to higher than anticipated depreciation expense, among other negative consequences. Any of these could have a material adverse effect on our future financial condition or results of operations. Further, any additional financing necessary to complete our expansion plans may not be available on favorable terms, or at all.

In addition, actual costs could vary materially from our estimates if those factors or its assumptions about the quality of materials or labor required, or the cost of financing were to change. Should franchise store projects be abandoned or substantially decreased in scope due to the inability to obtain necessary permits or other governmental approvals or other unforeseen negative factors, we could be required to expense some or all previously capitalized costs, which could have a material adverse effect on its future financial condition or results of operations.

We may not be able to manage our expected growth and enlarged business.

Our plans to make capital expenditures over the coming years to implement its expansion strategy. This growth strategy may not be successful for the following reasons:

•        Our ability to obtain additional capital for growth is subject to a variety of uncertainties, including its operating results, its financial condition, capital market perception, general market conditions for capital raising activities by health care service provider companies, and economic conditions in China.

•        Our profitability may be adversely affected by the additional costs and expenses associated with the operation of new franchise stores, increased marketing and sales support activities, technological improvement projects, the recruitment of new employees, the upgrading of our managerial, operational and financial systems, procedures and controls, and the training and management of our growing employee base.

•        The increased scale of operation will present its management with challenges associated with operating an enlarged business, including dedication of substantially more time and resources in establishing and managing franchises in new geographic locations in China, ensuring regulatory compliance and continuing to manage and grow our business.

We cannot be certain that our cash flows will grow at all or grow rapidly enough to satisfy the capital and expenses necessary for its growth. It is difficult to assess the extent of capital and expenditure necessary for our growth and their impact on our operating results. Failure to manage growth and enlarged business effectively could have a material adverse effect on our business, financial condition and results of operations.

Our business is capital intensive and we may not be able to secure additional capital financing for new projects or execute new business strategies.

We currently has adequate capital to fund our current franchise stores expansion projects. However, we may not be able to raise sufficient capital to complete some or all of our business strategies in the future, including new franchise stores or acquisitions, or to react rapidly enough to changes in technology, products, services or the competitive landscape. Health care service providers often face high capital requirements in order to take advantage of new market opportunities, respond to rigorous competitive pressure and react quickly to changes in technology and as such, there can be no assurance that Huajin will be able to satisfy its capital requirements in the future. In particular, our expansion strategy requires the establishment and maintenance of new and existing franchise stores, the provision of auxiliary healthcare equipment and the training of staff, which requires and depends upon the availability of significant capital, not all of which may be available at the time such project is considered or commenced. In the absence of sufficient available or obtainable capital, we would likely be unable to establish or maintain its franchises as planned. In addition, we may incur costs for projects that may not be completed as projected, if at all, and we may be required to seek capital in financings under circumstances and at times that limit the optimization of the terms of such financings.

Our existing franchise store premises and our residential-resort base community are all leased from third parties by our franchisees, and in general have fixed terms. If our franchisees are unable to renew their leases, or leases are terminated before the lease ends, operations may need to be relocated, with the associated expense of relocation. Operation relocation may have negative impacts including but not limited to: reduced store member volumes if a new location is inconvenient for existing customers; pressure on health care service providers, nursing staffs or administration teams if a new location is inconvenient for existing staff; reductions in available space for operations at a new location; less attractive lease terms at a new location; unanticipated capital expenditures to renovate a new location; and possible extra rent expense as our franchisees pay rent for a new location during construction and fit-out while a previous locations continues operations. Any of these factors may have an adverse effect on our business and results of operations.

Expansion of elderly care and health care services to reach the Chinese population depends to some extent on the development of insurance products that are not widely available or used.

Currently, commercial medical insurance is not generally purchased by the majority of the Chinese population; however, according to the China Insurance Yearbook, gross written health insurance premiums sold in China has increased from approximately $12 billion to approximately $100 billion from 2012 to 2021. This rapid growth is anticipated to continue in the future. Furthermore, reimbursement under Chinese government public elderly care and health care insurance is either not enough to cover the entire cost or partial cost of services at private health care service providers like us, consequently our member customers often have to pay for their procedures out of their own pocket during receipt of our health services. This limitation may impede the attractiveness of our services as compared to services at public hospitals for which government benefits provide coverage, especially during economic downturns. As part of our franchise store expansion plans, we intend to implement initiatives to increase the number of our local Chinese customers, including increasing marketing outreach and piloting new commercial insurance products primarily targeted at local Chinese customers. If we is not able to achieve success with these initiatives or the commercial insurance industry does not grow as expected, our ability to continue to grow its business may be materially adversely affected.

Risks Related to Government Regulations

Our business is subject to a wide range of laws and regulations, many of which are evolving, and failure to comply with such laws and regulations could adversely affect our business, financial condition and results of operations.

We are subject to a wide variety of laws in China. Laws, regulations and standards governing issues such as product liability, personal injury, elderly care services, nursing services, text messaging, subscription services, intellectual property, consumer protection, taxation, privacy, data security, competition, medical anti-corruption, terms of service and mobile application accessibility are often complex and subject to varying interpretations. As a result, their application in practice may change or develop over time through judicial decisions or as new guidance or interpretations are provided by regulatory and governing bodies, such as national and local administrative agencies.

The elderly care service model are relatively nascent and rapidly evolving. New laws and regulations and changes to existing laws and regulations continue to be adopted, implemented and interpreted in response to the industry and related technologies. As we expand our business into new elderly communities or introduces new offerings into existing communities, regulatory bodies may claim that we or users on our smart community SAAS system platform are subject to additional requirements, or that we are prohibited from conducting business in certain jurisdictions, or that users on our platform are prohibited from using the platform, either generally or with respect to certain offerings.

The industry of smart home care for elderly health services is relatively nascent and is rapidly evolving and increasingly regulated. Adverse changes in laws or regulations at all levels of government or bans on or material limitations to its offerings could adversely affect our business, financial condition and results of operations.

Our success, or perceived success, and increased visibility may also drive some businesses that perceive their business model negatively to raise their concerns to local policymakers and regulators, such as traditional elderly care facilities or nursing homes. These businesses and their trade association groups or other organizations may take actions and employ significant resources to shape the legal and regulatory regimes in jurisdictions where Huajin may have, or seek to have, a market presence in an effort to change such legal and regulatory regimes in ways intended to adversely affect or impede Huajin’s business and the ability of riders to utilize its platform. Please refer to the section headed “Information about Huajin — Government Regulations” for a discussion of the regulatory requirements that are applicable to our current and planned business activities in China.

Our franchise store business model is subject to national, municipal and local franchising regulations.

We are registered with the PRC Ministry of Commerce as a licensed and permitted franchisor business operator in accordance with the Measures for the Administration of Commercial Franchise issued by PRC State Council, effective in May 2007, and the Provisions on the Administration of Franchise Information issued by PRC Ministry of Commerce, effective in April 2012. Our franchise stores opened and operated in various provinces, cities, counties and local community areas throughout China and each franchise store is subject to be regulated by certain provincial and municipal regulatory authorities on its franchising business daily operations.

Certain provincial and municipal jurisdictions and governmental entities in the local communities may require us to obtain additional permits, pay fees or penalties or comply with certain other requirements to open the franchise stores for health care services. These jurisdictions and governmental entities may reject our applications for permits or deny renewals, delay our ability to open and operate our franchise stores, increase our fees or charge new types of fees, any of which could adversely affect our business, financial condition and results of operations. If governmental authorities were to revoke any our permit of operating the franchise stores as a franchisor that we had previously been granted or deny the renewal of any of such permits, our franchise store operation will be adversely affected and the associated revenues would decrease.

Our business in elderly care services is subject to a comprehensive framework of laws, rules, policies, and regulations aimed at protecting the rights and interests of the senior population in China.

Our existing and prospective store membership customers and our smart community and home care service SAAS system enrolled users are mainly elderly communities that are subject to special right protections under the PRC Law on Protection of the Rights and Interests of the Elderly, effective since 1996, which sets out the general principles and guidelines for safeguarding the well-being and rights of the elderly population.

Our franchise store facilities in local communities are subject to the Design Code For Buildings Of Elderly Facilities and the Standard Design Of Care Facilities For The Aged, both issued by the PRC Ministry of Housing and Urban-Rural Development, effective from May 2014 and October 2018 respectively. These national standard specifies the requirements for creating suitable and safe physical environments in elderly care facilities.

Our elderly care daily services are also subject to various government policies and opinions that outlining and guiding strategies and measures to ensure the healthy growth of elderly care services, including Opinions on Promoting the Healthy Development of Elderly Care and Childcare Services, CPC Central Committee and State Council Opinions on Strengthening the Work on the Elderly in the New Era and guideline to promote the development of national undertakings for the aged and improve the elderly care service system during the 14th Five-Year Plan period (2021-2025), all issued by the PRC State Council. Moreover, each province, city, and county where we operate our franchise stores has its own set of regulations, such as the measures for the administration of community-based elderly care services, which are issued and regulated locally.

While we strive to provide high-quality care and prioritize the safety of our customers under applicable government regulations, it is important to acknowledge and address the possible risks associated with this aspect of our operations in light of any of above mentioned laws, rules, policies and regulations changes or updated. Any changes to these laws and regulations may require us to redesign and reoffer our existing services or products, or adhere to more stringent regulatory requirements when introducing new offerings. Such changes could potentially lead to increased financial costs, research and development expenses, as well as operational costs for our franchise stores. Therefore, staying compliant with the evolving regulatory landscape is crucial for the success and sustainability of our franchising business in elderly care services.

The R&D activities related to healthcare food supplements are governed by the specific requirements and regulations in the health food industry such as clinical trials and laboratory tests on the food safety, quality control and performance evaluation.

The research and development of the healthcare food supplements depends on the research and development activities of our suppliers and encompass various aspects of regulatory requirements, including the research, development, and manufacturing procedures for health food products. Such regulations include the Regulation on the Administration of Health Food issued by the PRC Ministry of Health in June, 1996, the Standards for Health Food issued by the PRC State Bureau of Quality and Technical Supervision (now known as SAMR) in February 1997, and the Administrative Measures for Health Food Registration and Filing issued by the PRC National Medical Products Administration in July 2016. Compliance with these requirements is crucial to ensure the safety, efficacy, and quality of the health food products we develop.

One of the key aspects of the regulatory framework is the need to conduct clinical trials. Clinical trials provide essential data on the safety and effectiveness of health food products, particularly when it comes to their impact on human health. These trials involve carefully designed studies conducted on human volunteers to evaluate the performance, dosage, possible side effects, and other relevant factors associated with the health food.

Moreover, laboratory tests play a crucial role in the R&D process. These tests involve rigorous examination and analysis of the health food’s composition, ingredients, formulation, and potential contaminants. By conducting such tests, we can ensure that our products meet the required standards and do not pose any health risks to consumers.

To ensure compliance with these regulations, we maintain a dedicated team of experts who stay up to date with the latest developments in health food regulations and guidelines. However, with the recent changes, development and updates of related applicable regulations in the health food industry, there may be a need for significant adjustments to our existing processes, formulations, or labeling requirements to align with the updated regulations.

This could require additional resources, time, and potentially impact our product development timelines. Moreover, compliance with new regulations may involve increased costs and changes in regulations may also impact our competitive landscape.

For example, the latest Implementation Measures for the Evaluation of New Functions and Technical Evaluation of Health Foods (Trial Implementation) issued by SAMR and effective on August 28, 2023 introduces more stringent evaluation criteria for health food products, particularly for assessing new functions and technical aspects. This may require us to invest additional resources and efforts into R&D to meet the higher standards set by the regulatory authorities. We may need to conduct more extensive research, clinical trials, and scientific studies to demonstrate the efficacy and safety of our upcoming new healthcare food supplements. Meeting the new evaluation requirements can potentially lead to longer R&D timelines. The introduction of new evaluation measures also emphasizes the importance of ongoing compliance monitoring for health food products. Even after obtaining regulatory approval for our upcoming new healthcare food supplements, we may need to stay vigilant and continually assess and verify the safety and efficacy of our products. Regular post-market surveillance, adverse event monitoring, and quality control measures may be necessary to meet regulatory requirements.

The R&D activities related to auxiliary healthcare equipment are governed by the specific requirements and regulations in the healthcare equipment industry such as the technical standards and classification rules.

The research and development of our auxiliary healthcare equipment depends on the research and development activities of our suppliers and encompass various aspects of regulatory requirements, including the research, development, and manufacturing procedures for auxiliary healthcare equipment products. Such regulations include the Technical Requirements for Medical Devices issued by the PRC National Medical Products Administration and effective in May 2014, and the Medical Device Classification Rules issued by the SAMR effective in June 2015.

Such regulations impose specific technical standards that our auxiliary healthcare equipment must meet. Ensuring compliance with these requirements may involve additional costs and resources dedicated to research and development, testing, and product modifications. Complying with the classification rules is crucial as it determines the level of scrutiny, conformity assessment procedures, and market access requirements for our products. Misclassification or failure to comply with the designated class requirements can lead to delays in product launch or even restrictions on marketing and sales.

The compliance process may include rigorous evaluations, clinical trials, and assessments conducted by regulatory authorities. The auxiliary healthcare equipment industry is subject to evolving regulations and guidelines that aim to enhance patient safety and product quality. If any of such regulations changes or updates in the future, it may result delays or rejections in obtaining approvals of our upcoming new auxiliary healthcare equipment, and could hinder our ability to introduce products to the market in a timely manner, thereby affecting revenue generation and market competitiveness.

Once our auxiliary healthcare equipment are on the market, we have an ongoing responsibility to monitor their safety, performance, and any reported adverse events. Regulatory requirements dictate that we implement robust post-market surveillance systems and promptly report any incidents or issues. Failure to meet these obligations can result in fines, legal consequences, or damage to our brand reputation.

Our health care service offers and our sales of health care related products are subject to consumer rights and interests protection laws and regulations.

As a company engaged in the service offering and products sales, we are subject to consumer rights and interests protection laws and regulations, including the PRC Consumer Rights and Interests Protection Law effective in January 1994, which is one such law that has a direct impact on our business operations.

Such regulations requires and emphasizes the principle of informed consent, requiring us to provide clear and accurate information to our customers regarding the diagnosis, treatment options, potential risks, health care products’ therapeutic efficacy, side effects, and expected outcomes, while stay transparent about our pricing and billing practices. The regulations also encompass other aspects such as labeling requirements, packaging standards, and quality control procedures during our sales of products and offering of services. These regulations are in place to guarantee that the information provided to consumers is accurate, transparent, and informative. Proper labeling ensures that consumers are aware of the product’s intended use, ingredients, dosage instructions, and any possible warnings or contraindications.

Any changes or updates to consumer protection regulations may provide our customers with additional rights and avenues for legal recourse. This could lead to an increase in litigation and consumer complaints on our operations. And non-compliance with consumer protection laws can result in financial liabilities, such as fines, compensation claims, or legal expenses. Additionally, updating our operations to align with new requirements may involve additional costs, including staff training, system upgrades, or process modifications.

Our promotion and marketing of healthcare food supplements and auxiliary healthcare equipment is subject to advertising and marketing laws and regulations.

Our promotion and marketing of healthcare food supplements and auxiliary healthcare equipment is subject to labeling requirements, packaging standards, brand promotion, advertisement and marketing laws and regulations such as the regulations governing the promotion and marketing of healthcare food supplements and auxiliary healthcare equipment, such as the Interim Measures for the Administration of Review of Drug, Medical Device, Health Food, and Special Medical Purpose Formula Food Advertisements, issued by SAMR and effective on March 1, 2020.

The regulations require the review and approval of advertisements for healthcare food supplements and auxiliary healthcare equipment, emphasizing on prohibitions of false or misleading advertisements, exaggerated claims, or any form of deceptive marketing practices. This entails submitting advertising materials to the relevant regulatory authorities for evaluation, which can result in a time-consuming and bureaucratic process. Delays in obtaining approval may disrupt marketing plans and impact the timely launch of promotional campaigns. Failure to comply with the advertising regulations can lead to penalties, fines, or even the suspension of promotional activities. Non-compliant advertisements may be subject to removal, modification, or recall, resulting in wasted resources and negatively impacting brand reputation.

Our health care service offerings and products sector is subject to anti-bribery, anti-corruption, anti-monopoly and anti-unfair competition laws and regulations.

Our operation in the health care service offerings and products sector is exposed to regulatory risks associated with anti-bribery, anti-corruption, and anti-unfair competition laws and regulations in China. These include the PRC Anti-Unfair Competition Law effective since 1993, the PRC Anti-Monopoly Law effective since 2007, and the Pharmaceutical Industry Compliance Management Practices issued by the PRC Pharmaceutical Industry Association and effective on February 26, 2021.

Recently, the PRC National Health Commission has placed significant emphasis on correcting unhealthy practices within the pharmaceutical purchasing and sales field as well as the medical service sector in China. This was highlighted through the issuance of its Notice on Adjusting and Correcting the Unhealthy Practices in the Pharmaceutical Purchasing and Sales Field and Medical Service Sector, and the Division of Responsibilities of Member Units of the Inter-Ministerial Joint Working Mechanism on May 10, 2023. This notice serves as a crucial step towards enhancing regulatory oversight and promoting fair competition in the health service industry. It outlines specific measures and guidelines aimed at rectifying various unethical and illicit behaviors that may exist within the pharmaceutical procurement and sales processes, as well as the provision of health care services. The implementation of this notice signifies the determination of the Chinese regulatory authorities to eradicate corruption, bribery, and other forms of unfair competition within the health sector. It also underscores the commitment to ensure the highest standards of integrity, transparency, and ethical conduct in the industry.

The implementation of stricter regulations and measures aimed at combating corruption and unfair competition may increase compliance costs and complexity for our organization, which could be a financial burden. Additionally, the implementation of new requirements and guidelines may prompt changes to our existing business processes, which could potentially disrupt our operations or lead to delays or difficulties in obtaining necessary licenses and permits.

As our business has expanded, the applicability of the applicable anti-bribery laws to our operations has increased. In particular, we will be subject to the Foreign Corrupt Practices Act. Please refer to the above sections headed “Risks Related to our Business Operations and Financial Prospects — If we fail to comply with applicable anti-bribery laws, our reputation may be harmed and we could be subject to penalties and significant expenses that have a material adverse effect on our business, financial condition and results of operations” for more a discussion on our future subjection of the Foreign Corrupt Practices Act.

Our continuous development of our smart community and home care SAAS operating system and mobile apps are subject to various data and privacy protection, cybersecurity and telecommunication laws and regulations.

The continuous development and operation of our smart community and home care SAAS operating system and mobile apps in China is subject to a variety of laws and regulations related to data privacy, cybersecurity, and telecommunications. Failure to comply with these regulations can lead to fines, penalties, suspensions, revocations of business licenses, losses of customer trust, or financial loss due to data leaks or cyber-attacks. With the increasing use of digital technologies and electronic health records, safeguarding patient privacy and data protection is crucial. The law imposes obligations on us to protect our customer information, including collecting, using, and storing data in accordance with relevant laws and regulations.

Please refer to the above sections headed “Risks Related to Doing Business in Greater China — We and our PRC Subsidiaries are subject to a variety of laws and regulations regarding cybersecurity and data protection, and any failure to comply with applicable laws and regulations could have a material adverse effect on our business, financial condition and results of operations”, “Risks Related to our Business Operations and Financial Prospects — We are subject to stringent privacy laws, information security policies and contractual obligations governing the use, processing of personal information and governing our data privacy and security practices” and “Risks Related to our Business Operations and Financial Prospects — Security breaches, loss of data and other disruptions could compromise sensitive information related to our business or prevent us from accessing critical information and expose us to liability, which could adversely affect our business and our reputation” for more discussions of such regulatory requirements that are applicable to our current and planned business activities.

Risks Related to our Intellectual Property Rights

Our success depends on our ability to protect our intellectual property.

Our success depends on our ability to obtain and maintain trademark protection for our brand name of QianXiang Health, as well as our intellectual properties (i.e. patents) of our smart community and home care health service SAAS operating system, in China. There is no assurance that any of our existing and future trademarks and patents will be held valid and enforceable against third-party infringement or that the healthcare food that we source from suppliers will not infringe any third-party patent or intellectual property. We have owned valid trademarks, patents, copyrights and other intellectual properties within PRC. Third parties may oppose our trademark patents, copyrights and other intellectual properties applications or otherwise challenge our use of the trademarks, patents, copyrights and other intellectual properties. In the event that our trademarks, patents, copyrights and other intellectual properties are successfully challenged, we could be forced to rebrand our products, which could result in loss of brand recognition and could require us to devote resources to advertising and marketing these new brands. Further, our competitors may infringe our trademarks, patents, copyrights and other intellectual properties, or we may not have adequate resources to enforce our intellectual properties.

If we are unable to obtain and maintain patent protection for our smart community and home care SAAS operating system and other products, or trademark protection for our brand name, through intellectual property rights, or if the scope of such intellectual property rights obtained is not sufficiently broad, or if any intellectual property rights that we own is challenged by third parties, third parties could develop and commercialize products and technologies similar or identical to ours and compete directly against us, and our ability to successfully commercialize any product or technology may be adversely affected.

Our success depends in large part on our ability to protect our proprietary technology in our smart community and home care SAAS operating system, healthcare food supplements and auxiliary healthcare equipment, as well as our QianXiang Health brand name trademarks, from competition by obtaining, maintaining, defending and enforcing our intellectual property rights, including patent rights, trademark rights and copyrights. We have obtained and will continue to seek patents, trademarks and copyrights in China, as well as in other applicable jurisdictions during our future business development. We will seek to protect the our products use, components, formulations and methods of treatment, and technology that we consider commercially important by filing patent and trademark applications, relying on trade secrets. This process is expensive and time-consuming, and we may not be able to file and prosecute all necessary or desirable patent and trademark applications in all jurisdictions at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of our R&D output in time to obtain patent protection.

Even if patents or trademarks do issue on any of these future applications, there can be no assurance that a third party will not challenge their validity, enforceability, or scope, which may result in the patent claims being narrowed or invalidated, or there can be no assurance that we will obtain sufficient claim scope in those patents and trademarks to prevent a third party from competing successfully with our products. We may become involved in interference, inter partes review, post grant review, ex parte reexamination, derivation, opposition or similar other proceedings challenging our patent rights or the patent rights of others. An adverse determination in any such proceeding could reduce the scope of, or invalidate, our patent rights and other intellectual rights, allow third parties to commercialize our technology or health care products and compete directly with us, or result in our inability to manufacture or commercialize SAAS system and other health care products without infringing third-party’s intellectual rights.

Our competitors may be able to circumvent our patents by developing similar or alternative technologies in health care related services and products in a non-infringing manner. The issuance of a patent is not conclusive as to its scope, validity or enforceability, and our owned patents may be challenged in the courts or patent offices in China or in other future applicable jurisdictions. Such challenges may result in patent claims being narrowed, invalidated or held unenforceable, which could limit our ability to stop or prevent us from stopping others from using or commercializing similar or identical technology on our health care service offerings and our health care food or device products, or limit the duration of the patent protection of our technology and products. Given the amount of time required for the development, testing and regulatory review of new health care products, patents protecting such assets might expire before or shortly after such assets are commercialized. As a result, our patent portfolio may not provide us with sufficient rights to exclude others from commercializing our service offerings and products similar or identical to ours. We cannot be certain that we were the first to make the inventions claimed in our patents or pending patent applications, or that we were the first to file for patent protection of such inventions.

Changes in either the intellectual property laws or interpretation of the patent laws in the China and other countries may diminish the value of our intellectual properties or narrow the scope of our intellectual properties protection.

We enjoy only limited geographical protection with respect to certain intellectual property and may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting, maintaining and defending patents and other intellectual property in all countries throughout the world could be prohibitively expensive for us, and our intellectual property rights in some non-China countries can have a different scope and strength than do those in China. In addition, the laws of certain countries do not protect intellectual property rights to the same extent as the laws of China, or do not favor enforcement or protection of patents or other intellectual property. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside China, or from selling or importing our service offerings and heal care products made using our inventions in and into non-China jurisdictions.

Moreover, as our products mature, our reliance on our trademarks to differentiate us from our competitors will increase, and as a result, if we are unable to prevent third parties from adopting, registering or using trademarks and trade dress that infringe, dilute or otherwise violate our trademark rights, or engaging in conduct that constitutes unfair competition, defamation or other violation of our rights, our business could be materially adversely affected.

Proceedings to enforce our patent and other intellectual property rights in other jurisdictions, whether or not successful, could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our intellectual properties at risk of being invalidated or interpreted narrowly. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license. Furthermore, while we intend to protect our intellectual property rights in our expected significant markets, we cannot ensure that we will be able to initiate or maintain similar efforts in all jurisdictions in which we may wish to market our health care service offerings and products. Accordingly, our efforts to protect our intellectual property rights in such countries may be inadequate, which may have an adverse effect on our ability to successfully commercialize our service offerings and products in all of our expected significant foreign markets. If we encounter difficulties in protecting, or are otherwise precluded from effectively protecting, the intellectual property rights important for our business in such jurisdictions, the value of these rights may be diminished and we may face additional competition from others in those jurisdictions.

Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If we are forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position may be impaired and may have an adversely effect on our business, financial condition, results of operations and prospects.

Intellectual property rights do not necessarily protect all aspects of our intellectual property, and if we are unable to maintain the confidentiality of our trade secrets, our business and future prospect will be harmed. We also may be subject to claims that our employees, consultants, or advisers have wrongfully used or disclosed alleged trade secrets of their former employers or claims asserting ownership of what we regard as our own intellectual property.

In addition to the protection afforded by registered patents, we rely upon unpatented trade secret protection, unpatented know-how and continuing technological innovation to protect our R&D results. However, trade secrets and know-how can be difficult to protect. Although we enter into non-disclosure and confidentiality agreements with parties who have access to confidential or patentable aspects of our R&D output, such as our employees, corporate collaboration partners, outside scientific collaborators, contract manufacturers, consultants, advisers and other third parties, any of these parties may breach such agreements and disclose such output before a patent application is filed, thereby jeopardizing our ability to obtain patent protection, in addition, we cannot guarantee that we have entered into such agreements with each party that may have or have had access to our trade secrets or proprietary technology and processes. We may not be able to prevent the unauthorized disclosure or use of our technical know-how or other trade secrets by the parties to these agreements, however, despite the existence generally of confidentiality agreements and other contractual restrictions. If any of our employees, collaborators, and other third parties who are parties to these agreements breaches or violates the terms of any of these agreements or otherwise discloses our proprietary information, we may not have adequate remedies for any such breach or violation, and we could lose our trade secrets as a result. Enforcing a claim that a third party illegally disclosed or misappropriated our trade secrets, including through intellectual property litigation or other proceedings, is difficult, expensive and time consuming, and the outcome is unpredictable. In addition, courts in China and other jurisdictions may be less prepared, less willing or unwilling to protect trade secrets. Our trade secrets could otherwise become known or be independently discovered by our competitors or other third parties. For example, competitors could attempt to replicate some or all of the advantages we derive from our development efforts, willfully infringe, misappropriate or otherwise violate our intellectual property rights, design around our intellectual property protecting such compound or develop their own compound that fall outside of our intellectual property rights. If any of our trade secrets were to be disclosed or independently developed by a competitor, we may have no right to prevent them, or others to whom they communicate it, from using that technology or information to compete against us, which may have a material adverse effect on our business, financial condition, results of operations and prospects.

We may become involved in lawsuits to protect or enforce our intellectual property, which could be expensive, time-consuming and unsuccessful. Our patent rights could be found invalid or unenforceable if challenged in court or before the relevant patent authority.

Competitors may infringe our patent rights or infringe, misappropriate or otherwise violate our other intellectual property rights. To counter infringement, misappropriation or any other unauthorized use, litigation may be necessary in the future to enforce or defend our intellectual property rights, to protect our trade secrets or to determine the validity and scope of our own intellectual property rights or the proprietary rights of others. This can be expensive and time-consuming. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. Any claims that we assert against perceived infringers and other violators could also provoke these parties to assert counterclaims against us alleging that we infringe, misappropriate or otherwise violate their intellectual property rights. Accordingly, despite our efforts, we may not be able to prevent third parties from infringing, misappropriating or otherwise violating our intellectual property rights. An adverse result in any litigation proceeding could put our patents as well as any patents that may issue in the future, at risk of being invalidated, held unenforceable or interpreted narrowly. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. Thus, even if we were to ultimately prevail, or to settle at an early stage, such litigation could burden us with substantial unanticipated costs.

Moreover, we may not be able to detect infringement of our patents and other intellectual property rights. Even if we detect infringement by a third party of any of our patents or other intellectual property rights, we may choose not to pursue litigation against or settlement with such third party. If we later sue such third party for intellectual property rights infringement, the third party may have certain legal defenses available to it, which otherwise would not be available except for the delay between when the infringement was first detected and when the suit was brought. Such legal defenses may make it impossible for us to enforce our patents against such third party.

We may not be able to prevent misappropriation of our trade secrets or confidential information, particularly in countries where the laws may not protect those rights. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our trade secrets or other confidential information could be compromised by disclosure during this type of litigation. Any failure by us to prevent the misappropriation or disclosure of our proprietary information could materially adversely affect our business, financial condition, results of operations and prospects.

Intellectual property litigation may lead to unfavorable publicity which may harm our reputation and cause the market price of our ordinary shares to decline, and any unfavorable outcome from such litigation could limit our R&D activities and/or our ability to commercialize our service offerings and products.

During the course of any intellectual property litigation, there could be public announcements of the results of hearings, rulings on motions, and other interim proceedings in the litigation. If securities analysts or investors regard these announcements as negative, the perceived value of our ongoing and future service offerings and products, programs or intellectual property could be diminished. Accordingly, the market price of our ordinary shares may decline. Such announcements could also harm our reputation or our market, which could have a material adverse effect on our business.

In the event of intellectual property litigation, there can be no assurance that we would prevail, even if the case against us is weak or flawed. If third parties successfully assert their intellectual property rights against us, prohibitions against using certain technologies, or prohibitions against commercializing our health care service offerings and products, could be imposed by a court or under a settlement agreement between us and a plaintiff. In addition, if we are unsuccessful in defending against allegations that we have infringed, misappropriated or otherwise violated the patent or other intellectual property rights of others, we may be forced to pay substantial damage awards to the plaintiff. Additionally, we may be required to obtain a license from the intellectual property owner in order to continue our R&D programs or to commercialize any resulting product. It is possible that the necessary license will not be available to us on commercially acceptable terms, or at all. This may not be technically or commercially feasible, may render our products less competitive, or may delay or prevent the launch of our products to the market. Any of the foregoing could limit our R&D activities, our ability to commercialize one or more health care service offerings and products, or both.

In addition, any future intellectual property litigation, interference or other administrative proceedings will result in additional expense and distraction of our personnel. An adverse outcome in such litigation or proceedings may expose us or any future strategic partners to loss of our proprietary position, expose us to significant liabilities, or require us to seek licenses that may not be available on commercially acceptable terms, if at all, each of which could have a material adverse effect on our business.

If our trademarks and trade names are not adequately protected, we may not be able to build name recognition in our markets of interest and our competitive position may be adversely affected.

We own registered trademarks and will continuously registering trademarks for our upcoming health care related service offerings and products. We may not be able to obtain trademark protection in territories that we consider of significant importance to us. In addition, any of our trademarks or trade names, whether registered or unregistered, may be challenged, opposed, infringed, canceled, circumvented or declared generic, or determined to be infringing on other marks, as applicable. We may not be able to protect our rights to these trademarks and trade names, which we will need to build name recognition by potential collaborators or customers in our markets of interest. Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, we may not be able to compete effectively and our business may be adversely affected.

If our efforts to protect the proprietary nature of the intellectual property related to our technologies are not adequate, we may not be able to compete effectively in our market.

We rely upon a combination of patents, confidentiality agreements, trade secret protection and intellectual property and confidentiality agreements to protect the intellectual property related to our technologies and our products. Any disclosure to or misappropriation by third parties of our confidential proprietary information could enable competitors to quickly duplicate or surpass our technological achievements, thus eroding our competitive position in our market.

We have approved PRC patent applications in our portfolio and may have future pending patent, trademark and other intellectual property rights applications; however, we cannot predict:

•        If and when patents will issue based on our applications;

•        The scope of protection of any patent issuing based on our applications;

•        The degree and range of protection any issued patents will afford us against competitors including whether third parties will find ways to invalidate or otherwise circumvent our patents;

•        Whether any of our intellectual property will provide any competitive advantage;

•        Whether or not others will obtain patents claiming aspects similar to those covered by our patents and patent applications;

•        Whether we will need to initiate or defend litigation or administrative proceedings to enforce and/or defend our patent rights, which may be costly whether we win or lose; or

•        Whether the patent applications that we own or may in-license will result in issued patents with claims that cover our product candidates or uses thereof in any countries.

Risks Related to Our Status as a Foreign Private Issuer

Post-Closing Huajin will qualify as a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, Post-Closing Huajin is exempt from certain provisions applicable to United States domestic public companies. Post-Closing Huajin may lose its status as a foreign private issuer in the future, causing it to incur substantial costs, time and resources.

Because Post-Closing Huajin will qualify as a foreign private issuer under the Exchange Act immediately following the consummation of the Business Combination, Post-Closing Huajin is exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

Post-Closing Huajin will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, Post-Closing Huajin intends to publish its results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information Post-Closing Huajin is required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Accordingly, after the Business Combination, if you continue to hold Post-Closing Huajin’s securities, you may receive less or different information about Post-Closing Huajin than you currently receive about OAKU or that you would receive about a U.S. domestic public company.

Post-Closing Huajin could lose its status as a foreign private issuer under current SEC rules and regulations if more than 50% of Post-Closing Huajin’s outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of Post-Closing Huajin’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of Post-Closing Huajin’s assets are located in the United States; or (iii) Post-Closing Huajin’s business is administered principally in the United States. If Post-Closing Huajin loses its status as a foreign private issuer in the future, it will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if it were a company incorporated in the United States. If this were to happen, Post-Closing Huajin would likely incur substantial costs in fulfilling these additional regulatory requirements and members of Post-Closing Huajin’s management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled.

As an exempted company incorporated in the Cayman Islands, Post-Closing Huajin will be permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards; these practices may afford less protection to shareholders than they would enjoy if Post-Closing Huajin complied fully with the Nasdaq listing standards.

As a Cayman Islands exempted company intending to apply to list its securities on Nasdaq, Post-Closing Huajin will be subject to the Nasdaq corporate governance listing standards. However, the Nasdaq rules will permit a foreign private issuer like Post-Closing Huajin to follow the corporate governance practices of Post-Closing Huajin’s home country. Certain corporate governance practices in the Cayman Islands, which is Post-Closing Huajin’s home country, may differ significantly from the Nasdaq corporate governance listing standards. For instance, Post-Closing Huajin will not be required to:

•        have a majority of the board be independent (although all of the members of the audit committee must be independent under the Exchange Act);

•        have a compensation committee or a nominations or corporate governance committee consisting entirely of independent directors; or

•        have regularly scheduled executive sessions with only independent directors each year.

Huajin currently follows and Post-Closing Huajin may continue to follow its home country practices with respect to corporate governance. As a result of Post-Closing Huajin’s reliance on the “foreign private issuer” exemptions, Post-Closing Huajin shareholders may be afforded less protection than they otherwise would enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

Risks Related to the Business Combination and being a Public Company

Going public through a merger rather than an underwritten offering presents risks to unaffiliated investors. Subsequent to our completion of the business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could negatively affect our financial condition, results of operations and share price, which could cause you to lose some or all of your investment.

Going public through a merger rather than an underwritten offering, as Huajin is seeking to do, presents risks to unaffiliated investors. Such risks include the absence of a due diligence investigation conducted by an underwriter that would be subject to liability for any material misstatements or omissions in a registration statement. We cannot assure you that due diligence conducted in connection with this business combination has identified all material issues that may be present in Huajin’s business prior to the completion of the business combination during the course of our due diligence, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Huajin’s and OAKU’s control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about the post-combination company or its securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining debt financing thereafter. Accordingly, any Shareholders or warrant holders who choose to remain Shareholders or warrant holders following the business combination could suffer a reduction in the value of their securities. These Shareholders or warrant holders are unlikely to have a remedy for the reduction in value.

The combined company expects to incur significant costs as a result of operating as a public company.

As a public company, the combined company will incur significant legal, accounting and other expenses. The combined company will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which require, among other things, that it file with the SEC annual, quarterly and current reports with respect to its business and financial condition. In addition, the Sarbanes-Oxley Act, as well as rules subsequently adopted by the SEC and the Nasdaq Capital Market to implement provisions of the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the Public Company Accounting Oversight Board impose significant requirements on public companies, including requiring the establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. These expenses will likely increase in the future, particularly after the combined company ceases to be an “emerging growth company” if it is also no longer a “smaller reporting company” as a result of additional corporate governance and disclosure requirements under the Sarbanes-Oxley Act, the Dodd-Frank Act, and SEC rules and regulations.

The combined company expects the rules and regulations applicable to public companies to result in it continuing to incur substantial legal and financial compliance costs. These costs will increase its net loss or decrease any net income and may require the combined company to reduce costs in other areas of its business.

Huajin’s management will be required to devote substantial time to maintaining and improving its internal controls over financial reporting and the requirements of being a public company which may, among other things, strain its resources, divert management’s attention and affect its ability to accurately report its financial results and prevent fraud.

Historically, Huajin has operated as a private company. Following the Business Combination, the combined company will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the rules of the Nasdaq Capital Market. The Sarbanes-Oxley Act requires, among other things, that a company maintain effective disclosure controls and procedures (“DCP”) and internal controls over financial reporting (“ICFR”). Huajin’s management and other personnel, who will be managing OAKU after completion of the Business Combination, have limited experience operating as a public company, which may result in operational inefficiencies or errors, or a failure to improve or maintain effective ICFR and DCP necessary to ensure timely and accurate reporting of operational and financial results. Huajin’s existing management team will need to devote a substantial amount of time to these compliance initiatives and may need to add personnel in areas such as accounting, financial reporting, investor relations and legal in connection with operations as a public company. Ensuring that the combined company has adequate internal financial and accounting controls and procedures in place is a costly and time-consuming effort that needs to be re-evaluated frequently. The combined company’s compliance with existing and evolving regulatory requirements will result in increased administrative expenses and a diversion of management’s time and attention.

Pursuant to Sections 302 and 404 of the Sarbanes-Oxley Act (“Section 404”), the combined company will be required to furnish certain certifications and reports by its management on its ICFR, which, after it is no longer an emerging growth company and if it becomes an accelerated or large accelerated filer under SEC rules, must be accompanied by an attestation report on ICFR issued by its independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, the combined company will document and evaluate its ICFR, which is both costly and challenging. Implementing any appropriate changes to its internal controls may require specific compliance training for the combined company’s directors, officers and employees, entail substantial costs to modify its existing accounting systems, and take a significant period of time to complete. Such changes may not, however, be effective in maintaining the adequacy of its ICFR, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase its operating costs and could materially impair its ability to operate its business. Moreover, effective internal controls are necessary for the combined company to produce reliable and timely financial reports and are important to help prevent fraud. Any failure by the combined company to file its periodic reports in a timely manner may cause investors to lose confidence in its reported financial information and may lead to a decline in the price of our Class A Ordinary Share.

In accordance with Nasdaq Capital Market rules, the majority of the directors of a company that has securities quoted on Nasdaq must be directors that are “independent” under those rules. There is an exemption for “controlled companies”, companies that are majority owned by one person or group. Although the combined company immediately after the Business Combination will be a controlled company, Huajin has stated that it does not intend to rely on this exemption. However, were it to rely on that exemption and the combined company ceases to be a “controlled company” under the Nasdaq Stock Market listing requirements, it will be required to maintain a majority of independent members of the Board of Directors. The various rules and regulations applicable to public companies make it more difficult and more expensive to maintain directors’ and officers’ liability insurance, and the combined company may be required to accept reduced coverage or incur substantially higher costs to maintain coverage. If the combined company is unable to maintain adequate directors’ and officers’ insurance, its ability to recruit and retain qualified officers and directors will be significantly curtailed.

Huajin will need to grow the size of its organization and may experience difficulties in managing this growth.

As Huajin’s expansion plans and strategies develop, and as it transitions into operating as part of a public company, it expects it will need additional managerial, operational, sales, marketing, financial and other personnel. Future growth would impose significant added responsibilities on members of management, including:

•        identifying, recruiting, compensating, integrating, maintaining and motivating additional employees;

•        coping with demands on management related to the increased size of its business;

•        assimilating different corporate cultures and business practices;

•        converting other entities’ books and records and conforming their practices to ours;

•        integrating operating, accounting and information technology systems of other entities with ours and in maintaining uniform procedures, policies and standards, such as internal accounting controls; and

•        improving Huajin’s operational, financial and management controls, reporting systems and procedures.

Huajin’s future financial performance as part of OAKU and its ability to expand its business will depend, in part, on its ability to effectively manage any future growth, and Huajin’s management may also have to divert a disproportionate amount of its attention away from day-to-day activities in order to devote a substantial amount of time to managing these growth activities.

If Huajin is not able to effectively expand its organization by hiring new employees and expanding its groups of consultants and contractors, Huajin may not be able to successfully implement the tasks necessary to further develop and commercialize its product candidates and, accordingly, may not achieve its expansion goals.

We are an “emerging growth company,” and we cannot be certain that the reduced disclosure requirements applicable to “emerging growth companies” will not make our securities less attractive to investors.

We are an “emerging growth company,” as defined under the JOBS Act and will continue to be after the Business Combination is completed. For so long as we are an emerging growth company, we intend to take advantage of certain exemptions from reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and Shareholder approval of any golden parachute payments not previously approved.

We could be an emerging growth company for up to five years from the end of our most recently completed fiscal year, although we may lose such status earlier, depending on the occurrence of certain events, including when we have generated total annual gross revenue of at least $1.07 billion or when we are deemed to be a “large accelerated filer” under the Exchange Act, which means that the market value of our Class A Ordinary Share that is held by non-affiliates exceeds $700 million as of December 31st of the prior year, or when we have issued more than $1.0 billion in nonconvertible debt securities during the prior three-year period.

We cannot predict if investors will not find our securities less attractive or our company less comparable to certain other public companies because we rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities, and our share price may be more volatile.

Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

As a “smaller reporting company” we are permitted to provide less disclosure than larger public companies which may make our securities less attractive to investors.

We are currently a “smaller reporting company,” as defined by Rule 12b-2 of the Exchange Act and will continue to be one immediately after the Business Combination. As a smaller reporting company, we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies. Consequently, it may be more challenging for investors to analyze our results of operations and financial prospects which may result in less investor confidence. Investors may find our securities less attractive as a result of our smaller reporting company status. If some investors find our securities less attractive, there may be a less active trading market for our securities and our share price may be more volatile.

OAKU and Huajin have incurred and expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by OAKU.

OAKU and Huajin expect to incur significant costs associated with the Business Combination. Huajin and OAKU will only pay some of these expenses if the Business Combination occurs, such as the fee to OAKU financial advisor in connection with this Business Combination, AsianLegend, and deferral underwriting fee to OAKU’s underwriter in its IPO. Other fees and expenses, including legal fees, independent auditor fees, fees to our solicitation agent, and expenses incurred in connection with the proxy solicitation for the extraordinary general meeting will be incurred regardless of whether the Business Combination occurs. These expenses will reduce the amount of cash available to be used for other corporate purposes by OAKU whether or not the Business Combination is completed.

In the event that a significant number of OAKU Shares are redeemed, its share may become less liquid following the Business Combination.

If a significant number of OAKU Shares are redeemed, OAKU may be left with a significantly smaller number of Shareholders. As a result, trading in the shares of OAKU following the Business Combination may be limited and your ability to sell your shares in the market could be adversely affected. The Nasdaq Capital Market may delist the OAKU Shares on its exchange, which could limit investors’ ability to make transactions in OAKU’s securities and subject OAKU to additional trading restrictions.

OAKU will be required to meet the initial listing requirements to be listed on the Nasdaq Capital Market following the Business Combination. OAKU may not be able to meet those initial listing requirements. Even if OAKU’s securities are so listed, OAKU may be unable to maintain the listing of its securities in the future.

If OAKU fails to meet the listing requirements and the Nasdaq Capital Market does not list its securities on its exchange, the Business Combination will not close. However even if OAKU meets the initial listing requirements, if OAKU is subsequently delisted, OAKU could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity with respect to our securities;

•        a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage for the post-transaction company; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

OAKU may waive one or more of the conditions to the Business Combination without resoliciting Shareholder approval for the Business Combination.

OAKU may agree to waive, in whole or in part, some of the conditions to its obligations to complete the Business Combination, to the extent permitted by applicable laws. The Board of Directors of OAKU will evaluate the materiality of any waiver to determine whether amendment of this proxy statement and re-solicitation of proxies is warranted. In some instances, if the Board of Directors of OAKU determines that a waiver is not sufficiently material to warrant re-solicitation of Shareholders, OAKU has the discretion to complete the Business Combination without seeking further Shareholder approval. For example, it is a condition to OAKU’s obligations to close the Business Combination that there be no restraining order, injunction or other order restricting Huajin’s conduct of its business, however, if the Board of Directors of OAKU determines that any such order or injunction is not material to the business of Huajin, then the Board of Directors may elect to waive that condition and close the Business Combination.

OAKU’s Shareholders will experience immediate dilution as a consequence of the issuance of OAKU Shares as consideration in the Business Combination. Having a minority share position may reduce the influence that OAKU’s current Shareholders have on the management of OAKU.

Assuming no redemptions of OAKU Shares for cash and giving effect to the estimated issuance of approximately 23,448,643 OAKU Shares to be issued to Huajin securityholders pursuant to the Merger Agreement at an assumed Closing Consideration Conversion Ratio of .59%, the OAKU Shares to be issued in the Backstop Commitment (assuming that $5,000,000 of OAKU Shares are subscribed for in the Backstop Commitment) and the OAKU Shares to be issued upon conversion of the OAKU Rights, we would have an aggregate of approximately 33,667,221 OAKU Class A Ordinary Shares issued and outstanding immediately after the Business Combination, of which:

•        OAKU public Shareholders (which excludes the Sponsor) will own 17.1% of our ordinary shares (accounting for 17.1% of the voting power of OAKU Shares);

•        OAKU’s Initial Shareholders will own approximately 5.5% (accounting for approximately 5.5% of the voting power of OAKU Shares);

•        Holders of OAKU public rights will own approximately 2.8% (accounting for approximately 2.8% of the voting power of OAKU Shares);

•        the former Shareholders of Huajin will own approximately 69.6% (accounting for 69.6% of the voting power of OAKU Shares),

•        the Backstop Investors will own approximately 1.5% of the total shares outstanding (accounting for 1.5% of the voting power of OAKU Shares).

Given the other factors above, but assuming redemption by holders of all outstanding redeemable OAKU Shares, we would have an aggregate of 27,917,221 shares issued and outstanding immediately after the Business Combination, of which:

•        OAKU’s current public Shareholders (which excludes our Sponsor and officers and directors) will own approximately 0% (accounting for 0% of the voting power of our OAKU Shares),

•        OAKU’s Sponsor and its current directors, officers and affiliates, and assuming conversion of their private rights, will own approximately 6.5% (accounting for 6.5% of the voting power of OAKU Shares),

•        the holders of OAKU Rights will own 1,015,521 OAKU Class A ordinary shares, which will represent approximately 3.6% of our ordinary shares and 3.6% of the voting power of OAKU Shares;

•        the former Shareholders of Huajin will own approximately 84.1% (accounting for 84.1% of the voting power of OAKU Shares),

•        the Backstop Investor will own approximately 500,000 OAKU Class A ordinary shares, or 1.8% of our total shares outstanding (accounting for 1.8% of the voting power of OAKU Shares).

	Assuming No Redemptions(1)			Assuming Maximum Redemptions(2)
	Shares	Ownership %	Voting %	Shares	Ownership %	Voting %
Sponsor and affiliates(3)	1,837,813	4.6%	4.6%	1,837,813	5.4%	5.4%

____________

(1)      This presentation assumes no additional holders of our Ordinary Share exercise their redemption rights with respect to their redeemable Class A Ordinary Share upon the Closing.

(2)      This presentation assumes the maximum redemption of our public shares, resulting in no assets in our trust account).

(3)      Holdings of the listed category of shareholder consists of the initial shares held by the Sponsor, our current and former officers and directors, private shareholders, and our advisor in our IPO, Space Frontier Investment Holding Limited.

Assuming no redemptions of the OAKU Shares issued in our IPO, the combined company would have a pro forma valuation of approximately $336,672,210 based upon a price of $10.00 per OAKU Share and the securities issued to the Huajin security holders would have a value of approximately $234,486,430 at an assumed price of $10.00 per share.

Assuming maximum redemptions of the OAKU Shares issued in our IPO, the combined company would have a pro forma valuation of approximately $279,172,210 based upon a price of $10.00 per OAKU Share and the securities issued to the Huajin security holders would have a value of approximately $234,486,430 at an assumed price of $10.00 per share.

The minority position of the former OAKU Shareholders will give them limited influence over the management and operations of the combined company.

Risks Related to OAKU’s Business as a SPAC

OAKU will be forced to liquidate the trust account if it cannot consummate a business combination by March 27, 2024, or fails to obtain the Board and/or shareholder approval required for an extension of such date to a later date. In the event of a liquidation, OAKU’s public Shareholders will receive $10.175 per share (plus any interest then available) and the OAKU Warrants will expire worthless.

If OAKU is unable to complete a Business Combination by March 27, 2024, and is forced to liquidate, the per-share liquidation distribution will be $10.175, plus interest earned on amounts held in trust that have not been used to pay for taxes. Furthermore, there will be no distribution with respect to the OAKU Warrants, which will expire worthless as a result of OAKU’s failure to complete a business combination.

Although OAKU’s board of directors also has the ability to further extend the period of time to consummate a Business Combination up to two additional times after March 27, 2024, each by an additional three months, in order to do so, the Sponsor or other insiders or their respective affiliates or designees must deposit into the Trust Account an amount of $0.10 per public share on or prior to the date of the applicable deadline, for each three-month extension. Further, although OAKU can amend its Amended and Restated Memorandum and Articles of Association to extend the date by which it may complete a business combination prior to a forced liquidation, doing so will require the approval of the majority of the OAKU Shareholders and the time and expense associated with that consent. We also would be required to offer our public Shareholders the opportunity to redeem their OAKU Shares in connection with such solicitation. It may also require depositing a significant sum of money in its IPO Trust account. If the Board of OAKU were to pursue such an option, it might be unsuccessful in obtaining the consent of the OAKU Shareholders.

If you or a “group” of Shareholders are deemed to hold in excess of 15% of OAKU’s Ordinary Share, you will lose the ability to redeem all such shares in excess of 15% of OAKU’s Ordinary Share.

OAKU’s Amended and Restated Memorandum and Articles of Association provides that a public Shareholder, individually or together with any affiliate of such Shareholder or any other person with whom such Shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in our Initial Public Offering. Your inability to redeem more than an aggregate of 15% of the shares sold in our Initial Public Offering will reduce your influence over OAKU’s ability to consummate its initial business combination and you could suffer a material loss on your investment in OAKU if you sell such excess shares in open market transactions. As a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, you would be required to sell your shares in open market transaction, potentially at a loss.

If third parties bring claims against OAKU, the proceeds held in trust could be reduced and the per-share liquidation price received by OAKU’s Shareholders may be less than $10.175.

OAKU’s placing of funds in trust may not protect those funds from third-party claims against OAKU. Although OAKU has received from many of the vendors, service providers (other than its independent accountants) and prospective target businesses with which it does business executed agreements waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of OAKU’s public Shareholders, they may still seek recourse against the trust account. Additionally, a court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of OAKU’s public Shareholders. If OAKU liquidates the trust account before the completion of a business combination and distributes the proceeds held therein to its public Shareholders, our Sponsor has contractually agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only if such a vendor or prospective target business does not execute such a waiver. However, OAKU cannot assure you that they will be able to meet such obligation. Therefore, the per-share distribution from the trust account for our Shareholders may be less than $10.175 due to such claims.

Additionally, if OAKU is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law and may be included in OAKU’s bankruptcy estate and subject to the claims of third parties with priority over the claims of its Shareholders. To the extent any bankruptcy claims deplete the trust account, OAKU may not be able to return $10.00 to our public Shareholders.

Shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their public shares.

If OAKU is forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorize or permit any distribution to be paid out of our share premium account while we are unable to pay our debts as they fall due in the ordinary course of business commits of an offence and may be liable on conditions for a fine of Cayman $15,000 and imprisonment for five years in the Cayman Islands.

If OAKU’s due diligence investigation of Huajin was inadequate, then Shareholders of OAKU following the Business Combination could lose some or all of their investment.

Even though OAKU conducted a due diligence investigation of Huajin, it cannot be sure that this diligence uncovered all material issues that may be present inside Huajin or its business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Huajin and its business and outside of its control will not later arise.

Because OAKU’s Sponsor and its officers and directors own OAKU Shares and OAKU Warrants which will not participate in liquidation distributions and, therefore, they will lose their entire investment in us and face other financial consequences if the Business Combination is not completed, they may have a conflict of interest in determining whether the Business Combination is appropriate.

OAKU’s Sponsor and OAKU’s officers and directors own an aggregate of 1,437,500 Class B Ordinary Shares, 343,125 Class A Ordinary Shares underlying the Private Units, warrants underling the Private Units to purchase 343,125 Class A Ordinary Shares of OAKU, and rights underlying the Private Units to purchase 57,188 Class A Ordinary Shares of OAKU. Such individuals have waived their right to redeem these shares, or to receive distributions with respect to these shares upon the liquidation of the trust account if OAKU is unable to consummate a business combination. Accordingly, the OAKU Shares, as well as the Private Warrants and Private Rights underlying the OAKU Private Units purchased by an affiliate of our Sponsor, will be worthless if OAKU does not consummate a business combination. Based on a market price of $[•] Class A Ordinary Share of OAKU on the record date of [•], 2024, $[•] per warrant and $[•] per right on such date, the value of these shares, warrants and rights was approximately $[•], $[•] and $[•], respectively. The OAKU Shares acquired prior to the IPO, as well as the Private Warrants and Private Rights underlying the OAKU Private Units will be worthless if OAKU does not consummate a business combination prior to its liquidation date. Consequently, our directors and officers have interests in and arising from the Business Combination that are different from, or in addition, to your interests as a Shareholder in identifying and selecting Huajin as a suitable target business. This may result in a conflict of interest when determining whether the terms, conditions and timing of the Business Combination are appropriate and are fair to, and in the best interests of, OAKU and its Shareholders.

In addition, at the closing of the Business Combination, our Sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on our behalf. Presently, none of the Sponsor or our directors, officers and their affiliates have incurred any out-of-pocket expenses that are subject to reimbursement. These financial interests of our Sponsor, executive officers and directors may have influenced their motivation in identifying and selecting Huajin for the Business Combination. One of our officer and director, Lixin Zheng, and two of our independent directors, Lauren Simmons and Mitchell Cariaga, are expected to remain on the board of OAKU following the closing of the Business Combination.

OAKU is requiring Shareholders who wish to redeem their Class A Ordinary Share in connection with the Business Combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

OAKU is requiring Shareholders who wish to redeem their Class A Ordinary Share to deliver their shares to OAKU’s transfer agent either physically (by delivery of a duly executed instrument of transfer in favor of the Company, accompanied by the relevant share certificate for such OAKU Shares) or electronically using DTC, DWAC (Deposit/Withdrawal At Custodian) System by no later than two (2) business days prior to the Extraordinary General Meeting. In order to obtain a physical certificate, a Shareholder’s broker and/or clearing broker, DTC and OAKU’s transfer agent will need to act to facilitate this request. It is OAKU’s understanding that Shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. The requirement for physical or electronic delivery ensures that a redeeming holder’s election to redeem is irrevocable once the Business Combination is consummated. Any failure to observe these procedures will result in your loss of redemption rights in connection with the vote on the Business Combination.

However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical share certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than OAKU anticipates for Shareholders to deliver their Class A Ordinary Share, Shareholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their Class A Ordinary Share.

OAKU will require its Shareholders who wish to redeem their Class A Ordinary Share in connection with the Business Combination to comply with specific requirements for redemption described above, and such redeeming Shareholders may be unable to sell their securities when they wish to in the event that the Business Combination is not consummated.

OAKU is requiring that public Shareholders who wish to redeem their Class A Ordinary Share in connection with the proposed Business Combination to comply with specific requirements for redemption as described above. If the Business Combination is not consummated, investors who attempted to redeem their Class A Ordinary Share will be unable to sell their securities after the failed Business Combination until OAKU has returned their securities to them. The market price for OAKU’s Class A Ordinary Share may decline during this time and you may not be able to sell your securities when you wish to, even while other Shareholders that did not seek redemption may be able to sell their securities.

OAKU’s Sponsor and other Initial Shareholders, which include its officers and directors, control a substantial interest in OAKU and thus may influence certain actions requiring a Shareholder vote.

OAKU’s Sponsor and other Initial Shareholders, including its officers and directors, collectively own approximately 23.7% of OAKU’s issued and outstanding Ordinary Share. OAKU’s Sponsor and other Initial Shareholders have agreed to vote any shares they own in favor of the Business Combination. Therefore, we would not need any of our public shares to be voted in favor of the transaction in order to have such transaction approved (assuming that only a quorum was present at the meeting).

If OAKU’s security holders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of OAKU’s securities.

OAKU’s Sponsor and other Initial Shareholders are entitled to make a demand that it register the resale of their insider shares at any time commencing three months prior to the date on which their shares may be released from escrow, which escrow remains in effect until twelve (12) months after completion of the Business Combination. Additionally, the purchasers of the private placement OAKU Private Units and our Initial Shareholders, officers and directors are entitled to demand that we register the resale of the shares underlying the OAKU Private Units and any securities our Initial Shareholders, officers, directors or their affiliates may be issued in payment of working capital loans made to us at any time after we consummate a business combination. If such persons exercise their registration rights with respect to all of their securities, then there will be an additional [    ] OAKU Shares eligible for trading in the public market. In addition, the Backstop Investors were also given registration rights in the subscription agreements pursuant to which OAKU will be required to file a resale registration statement for the shares issued to the Backstop Investors within 30 days after the closing and use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after the filing thereof (but no later than the earlier of (i) the 45th calendar day following the filing date (or the 75th calendar day if the SEC notifies OAKU that it will “review” the registration statement) and (ii) the second business day after the date OAKU is notified by the SEC that the registration statement will not be “reviewed” or will not be subject to further review). The presence of these additional ordinary share trading in the public market may have an adverse effect on the market price of OAKU’s securities.

Risks Relating to the OAKU’s Restated Financial Statements

OAKU’s Private Warrants are accounted for as liabilities and the changes in value of its Private Warrants could have a material effect on our financial results.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “SEC Statement”). The SEC Statement advises, among other things, that certain adjustments generally present in SPAC warrants preclude such warrants from being accounted for as equity. As a result of the SEC

Statement, OAKU reevaluated the accounting treatment of the Private Warrants and determined to classify the Private Warrants as liabilities measured at fair value, with changes in fair value recognized in the statement of operations in the period of change.

As a result, included in its consolidated balance sheet as of December 31, 2022 is a derivative liability related to embedded features contained within our Private Warrants. Accounting Standards Codification 815, Derivatives and Hedging (“ASC 815”), provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, OAKU’s financial statements and results of operations may fluctuate quarterly, based on factors, which are outside of its control. Due to the recurring fair value measurement, OAKU expects that it will recognize non-cash gains or losses on the Private Warrants each reporting period and that the amount of such gains or losses could be material.

Risks Related to the Financial Projections

You should be aware that uncertainties are inherent in prospective financial projections of any kind, and such uncertainties increase with the passage of time. None of OAKU or Huajin or any of their respective affiliates, advisors, officers, directors, or representatives has made or makes any representation or can give any assurance to any OAKU Shareholders, or any other person, regarding the ultimate performance of Huajin compared to the information set forth under “The Business Combination Proposal — Summary of OAKU Financial Analysis” or that any such results will be achieved.

The inclusion of Huajin’s projections relating to its business in this proxy statement should not be regarded as an indication that OAKU, Huajin or their respective advisors or other representatives considered or consider the projections to be necessarily predictive of actual future performance or events, and the projections set forth under “The Business Combination Proposal — Summary of OAKU Financial Analysis” should not be relied upon as such.

The projections were prepared by management of Huajin based, in part, on certain information furnished by Huajin and speak as of the date that such projections were made. Neither the independent registered public accounting firm of OAKU or Huajin nor any other independent accounts has audited, reviewed, compiled, examined or performed any procedures with respect to the accompanying unaudited prospective financial information for the purpose of its inclusion herein, and accordingly, neither the independent registered public accounting firm of OAKU or Huajin, nor any other independent accountant expresses an opinion or provides any form of assurance with respect thereto for the purpose of this proxy statement. Due to inherent uncertainties in financial projections of any kind, Shareholders are cautioned not to place undue reliance, if any, on the projections. Huajin indicated that it expects to achieve the projected revenue target for 2023 of $17.93 million, and that it expects to achieve its 2024 revenue target of $38.62 million.

The projections for our combined business are subjective in nature and may not be realized.

Huajin’s projections are inherently subjective in nature and susceptible to interpretation and, accordingly, such projections may not be achieved. Although Huajin indicated that it expects to achieve the projected revenue target for 2023 of $17.93 million, and that it expects to achieve its 2024 revenue target of $38.62 million, the projections reflect numerous assumptions made by Huajin management, including material assumptions regarding, among other things,

•        its ability to successfully identify suitable strategic opportunities, complete desired strategic transactions, or realize their expected benefits;

•        its ability to compete for strategic transactions with other market participants, some of whom may have greater resources than it does;

•        its ability to form strategic relationships that operate with adequate profit margin as compared with its profit margin or which would increase its overall profit margin;

•        its ability to implement its business model in every local market that it enters; and

•        its ability to finance strategic transactions

and other matters that may not be realized and are subject to significant uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of Huajin. Accordingly, there can be no assurance that the assumptions made in preparing the projections will be realized. There may be differences between actual and projected results, and the differences may be material, some of which differences Huajin has identified and discussed in greater detail in the section entitled “The Business Combination Proposal — Summary of OAKU Financial Analysis”. The risk that these uncertainties and contingencies could cause the assumptions to fail to be reflective of actual results is further increased by the length of time over which these assumptions apply. The failure to achieve assumptions and projections in early periods could have a compounding effect on the projections shown for the later periods. Thus, any such failure of an assumption or projection to be reflective of actual results in an early period could have a greater effect on the projected results failing to be reflective of actual events in later periods. Huajin’s business is subject to numerous risks.

Huajin believes that the period from 2023 through 2027 remains in line with the projections at this time. However, projections for the years 2023 to 2027 may be unrealizable given that many variables may affect results. Due to the assumptions made and the risks and variables impacting Huajin’s businesses, there is also significant risk that the projections for the years ending 2023 to 2027 may not be realized.

All of these assumptions involve variables making them difficult to predict, and some are beyond the control of Huajin and OAKU. Although Huajin’s and OAKU’s management believes that there was a reasonable basis for the projections and underlying assumptions, any assumptions for near-term projected cases remain uncertain, and such uncertainty increases with the length of the projected period. The projections are forward-looking statements and are subject to risks and uncertainties. See the section titled “Special Note Regarding Forward-Looking Statements” on page 92. For a discussion of these projections, please see the section titled “The Business Combination Proposal — Summary of Financial Analysis of Huajin” beginning on page 111.

Huajin management made numerous material estimates with respect to Huajin for the years ending December 31, 2023 through 2027 in developing the projections provided to the OAKU Board of Directors.

The projections prepared by Huajin management were based on estimates from both discussions with, and materials provided, by Huajin for the years from 2023 to 2027, which themselves were based on numerous assumptions. Additionally, such estimates were then used by OAKU to extrapolate certain prospective financial results based on OAKU management’s assessment of comparable companies and industry metrics. The selected summary of the adjusted and unadjusted projections that were made available to the OAKU Board of Directors and which OAKU management’s assessments were based upon can be found in the section titled “The Business Combination Proposal — Summary of Financial Analysis of Huajin” beginning on page 111. OAKU management did not consider ranges for various financial measures but rather considered in deriving these measures, peak sales amounts, which may reduce the utility in later years of the prospective financial results.

Risks Related to OAKU’s Ordinary Shares and Organizational Structure

The price of OAKU’s Ordinary Shares likely will be volatile like the shares of other early-stage companies.

The stock markets in general and the markets for early-stage shares have experienced extreme volatility. The market for the ordinary shares of smaller companies such as ours is characterized by significant price volatility when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats, and we expect that our share price will be more volatile than the shares of such larger, more established companies for the indefinite future.

In addition to the factors discussed in this “Risk Factors” section, price declines in our ordinary shares could also result from general market and economic conditions and a variety of other factors, including:

•        adverse actions taken by regulatory agencies with respect to our products;

•        announcements of technological innovations, patents or new products by our competitors;

•        regulatory developments in the United States and foreign countries;

•        any lawsuit involving us or our product candidates;

•        announcements concerning our competitors, or the industry in which we compete in general;

•        developments concerning any strategic alliances or acquisitions we may enter into;

•        actual or anticipated variations in our operating results;

•        changes in recommendations by securities analysts or lack of analyst coverage;

•        deviations in our operating results from the estimates of analysts;

•        our inability, or the perception by investors that we will be unable, to continue to meet all applicable requirements for continued listing of our ordinary shares on the Nasdaq Capital Market, and the possible delisting of our ordinary shares;

•        sales of our ordinary shares by our executive officers, directors and principal Shareholders or sales of substantial amounts of Class A Ordinary Share; and

•        loss of any of our key management personnel.

In the past, following periods of volatility in the market price of a particular company’s securities, litigation has often been brought against that company. Any such lawsuit could consume resources and management time and attention, which could adversely affect our business.

If the Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of our securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of our securities may decline. The market values of our securities at the time of the Business Combination may vary significantly from their prices on the date the Merger Agreement was executed, the date of this proxy statement, or the date on which our Shareholders vote on the Business Combination.

In addition, following the Business Combination, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for Huajin’s securities. Accordingly, the valuation ascribed to Huajin’s ordinary shares in the Business Combination may not be indicative of the actual price that will prevail in the trading market following the Business Combination. If an active market for our securities develops and continues, the trading price of our securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline, which could have a material adverse effect on your investment in our securities.

Factors affecting the trading price of the post-combination company’s securities following the Business Combination may include:

•        actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•        changes in the market’s expectations about our operating results;

•        the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•        speculation in the press or investment community;

•        success of competitors;

•        our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•        changes in financial estimates and recommendations by securities analysts concerning the post-combination company or the market in general;

•        operating and share price performance of other companies that investors deem comparable to the post-combination company;

•        our ability to market new and enhanced products on a timely basis;

•        changes in laws and regulations affecting our business;

•        commencement of, or involvement in, litigation involving the post-combination company;

•        changes in the post-combination company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•        the volume of shares of our securities available for public sale;

•        any major change in our Board or management;

•        sales of substantial amounts of ordinary shares by our directors, officers or significant Shareholders or the perception that such sales could occur; and

•        general economic and political conditions such as recessions, interest rates, and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these shares, and of our securities, may not be predictable. A loss of investor confidence in the market for the shares of other companies that investors perceive to be similar to the post-combination company could depress our share price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

If securities or industry analysts do not publish research or publish unfavorable research about our business, our share price and trading volume could decline.

The trading market for our securities will depend in part on the research and reports that securities or industry analysts publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on the company. Because the Business Combination will result in Huajin being acquired by a special purpose acquisition company (“SPAC”), research coverage from industry analysts may be limited. If no securities or industry analysts commence coverage of our company, our share price and trading volume could be negatively impacted.

If any of the analysts who may cover the company change their recommendation regarding our share adversely, provide more favorable relative recommendations about our competitors or publishes inaccurate or unfavorable research about our business, our share price would likely decline. If any analyst who may cover us ceases coverage of us or fails to publish reports on us regularly, demand for our share could decrease, which could cause our share price and trading volume to decline.

There are many large companies active in the elderly care and health care service industry, which makes it more difficult for us to receive widespread coverage. Furthermore, if one or more of the analysts who do cover us downgrade our shares, its price would likely decline. If one or more of these analysts cease coverage of us, we could lose market visibility, which in turn could cause the price of our securities to decline.

We may fail to realize any or all of the anticipated benefits of the Business Combination.

The success of the Business Combination will depend, in part, on our ability to successfully manage and deploy the cash received upon the consummation of the Business Combination. Although we intend to use the cash received upon the consummation of the Business Combination for the continued development of our product candidates, there can be no assurance that we will be able to achieve our intended objectives.

We have broad discretion in the use of our existing cash, cash equivalents and the net proceeds from the Business Combination and may not use them effectively.

Our management will have broad discretion in the application of our existing cash, cash equivalents and the net proceeds from the Business Combination, and you will not have the opportunity as part of your investment decision to assess whether such proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of our existing cash, cash equivalents and the net proceeds from the Business Combination, their ultimate use may vary substantially from their currently intended use. Our management might not apply our cash resources in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest our cash resources in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our Shareholders.

A significant number of our ordinary shares are subject to issuance upon exercise of outstanding warrants, which upon such exercise may result in dilution to our security holders.

Upon completion of the Business Transaction, we will have outstanding:

•        5,750,000 Public Warrants, exercisable at a price of $11.50 per share, subject to adjustment and subject to OAKU having an effective registration on file with the SEC which allows for the exercise for cash of the Public Warrants; and

•        343,125 Private Warrants issued to the Sponsor, exercisable at a price of $11.50 per share;

Warrants may be exercised only for a whole number of OAKU’s Class A Ordinary Share. To the extent such warrants are exercised, additional Class A Ordinary Share will be issued, which will result in dilution to the then existing holders of ordinary shares of OAKU and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our ordinary shares.

We have never paid dividends on our ordinary shares, and we do not anticipate paying any cash dividends on our ordinary shares in the foreseeable future.

We have never declared or paid cash dividends on our ordinary shares. We do not anticipate paying any cash dividends on our ordinary shares in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. As a result, capital appreciation, if any, of our ordinary shares will be our Shareholders’ sole source of gain for the foreseeable future.

Sales of a substantial number of our securities in the public market by our existing Shareholders could cause our share price to decline.

Sales of a substantial number of our securities in the public market or the perception that these sales might occur, could depress the market price of our securities and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our securities.

Our right agreement and our warrant agreement designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants and/or rights, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.

Our right agreement and our warrant agreement provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the right agreement and the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the right agreement and the warrant agreement do not apply to suits brought to enforce any liability or duty created by the Exchange Act, the Securities Act, or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants or rights shall be deemed to have notice of and to have consented to the forum provisions in our right agreement and our warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the right agreement or the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants or rights, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such right and/or warrant holder in any such enforcement action by service upon such right and/or warrant holder’s counsel in the foreign action as agent for such right and/or warrant holder.

This choice-of-forum provision may limit a right and/or warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our right agreement or our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and Board of Directors.

OAKU will have a controlling Shareholder whose interests may differ from those of its public Shareholders.

Upon the closing of the Business Combination, assuming maximum redemption of our OAKU Class A Ordinary Shares, approximately [•]% of the voting power of OAKU’s ordinary shares post-Business Combination, will be controlled, directly or indirectly, by the founder of Huajin. This Shareholder, for such period of time, will have significant influence over corporate management and affairs, as well as matters requiring Shareholder approval, and he will be able to, subject to applicable law, participate in the election of the members of the Board of Directors and actions to be taken by it, including amendments to the Amended and Restated Memorandum and Articles of Association (assuming it is approved by the Shareholders) and approval of significant corporate transactions, including mergers and sales of substantially all of its assets. The directors so elected will have the authority, subject to applicable rules and regulations, to issue additional share, implement share repurchase programs, declare dividends and make other decisions. It is possible that the interests of this Shareholder may in some circumstances conflict with the Company’s interests and the interests of its other Shareholders. This could influence his decisions, including with regard to whether and when to dispose of assets and whether and when to incur new or refinance existing indebtedness. In addition, the determination of future tax reporting positions, the structuring of future transactions and the handling of any future challenges by any taxing authorities to the Company’s tax reporting positions may take into consideration this Shareholder’s tax or other considerations, which may differ from the Company’s considerations or those of its other Shareholders.

Because OAKU may be a “controlled company” following the Business Combination under The Nasdaq Stock Market listing standards, our Shareholders may not have certain corporate governance protections that are available to Shareholders of companies that are not controlled companies.

So long as more than 50% of the voting power for the election of directors is held by an individual, a group or another company, OAKU on a post-Business Combination basis, will qualify as a “controlled company” under The Nasdaq Stock Market listing requirements. Following the completion of the Business Combination, Mr. Xuehong Li, through holdings of the Class A Ordinary Share will control a majority of the voting power of our outstanding share capital. As a result, OAKU will be a “controlled company” under The Nasdaq Stock Market listing standards and will not be subject to the requirements that would otherwise require us to have: (i) a majority of independent directors; (ii) a nominating committee comprised solely of independent directors; (iii) compensation of our executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; and (iv) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee comprised solely of independent directors. Although Huajin has indicated that it does not intend for the combined company to rely on the exemptions for controlled companies, it may eventually rely upon the controlled company exemption.

Mr. Xuehong Li may have his interest in OAKU diluted due to future equity issuances or his own actions in selling Class A Ordinary Share, in each case, which could result in a loss of the “controlled company” exemption under The Nasdaq Stock Market listing rules. If any of those foregoing events transpire, OAKU would then be required to comply with those provisions of The Nasdaq Stock Market listing requirements.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “will” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this proxy statement include, but are not limited to, statements regarding our disclosure concerning our operations, cash flows and financial position.

Forward-looking statements appear in a number of places in this proxy statement including, without limitation, in the sections entitled “Management’s Discussion and Analysis of Financial Conditions and Results of Operations of Huajin for the Nine Months Ended September 30, 2023 and 2022 and for the Fiscal Year Ended December 31, 2022 and 2021,” and “Huajin’s Business.” The risks and uncertainties include, but are not limited to:

•        Huajin’s limited operating history;

•        the ability to generate revenues, and raise sufficient financing to meet working capital requirements;

•        the ability to pursue and effectively develop new product opportunities and acquisitions and to obtain value from such product opportunities and acquisitions;

•        market acceptance of Huajin’s services and new services from time to time and ability to identify or discover additional product and service candidates;

•        the ability to maintain and obtain required licenses;

•        competition from similar service providers;

•        protection of Huajin’s intellectual property rights and compliance with the terms and conditions of current and future licenses with third parties;

•        infringement on the intellectual property rights of third parties and claims for remuneration or royalties for assigned service invention rights;

•        reliance on third-party collaborators;

•        the ability to manage the growth of the business;

•        the ability to attract and retain key employees or to enforce the terms of noncompetition agreements with employees;

•        the failure to comply with applicable laws and regulations;

•        potential security breaches, including cybersecurity incidents;

•        political, economic and social instability resulting from the COVID-19 pandemic or other pandemics which may occur;

•        costs associated with being a public company; and

•        other factors discussed in the section of this proxy statement entitled “Risk Factors” beginning on page 42.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in “Risk Factors” in this proxy statement. Accordingly, you should not rely on these forward-looking statements, which speak only as of the date of this proxy statement. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this proxy statement or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this proxy statement.

EXTRAORDINARY GENERAL MEETING OF OAKU SHAREHOLDERS

General

We are furnishing this proxy statement to the OAKU shareholders as part of the solicitation of proxies by our Board of Directors for use at the extraordinary general meeting of OAKU shareholders to be held on [•], 2024 and at any adjournment or postponement thereof. This proxy statement is first being furnished to our shareholders on or about [•], 2024 in connection with the vote on the following proposals: (i) the Business Combination Proposal, (ii) the Charter Amendment Proposal, (iii) the Nasdaq 20% Proposal, (iv) the Director Election Proposal, and (v) the Adjournment Proposal. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the extraordinary general meeting.

Date, Time and Place

The extraordinary general meeting of shareholders will be held on [Mon/Tue, etc.], [•], 2024 at 11:00 a.m.

After careful consideration, Oak Woods has determined that the extraordinary general meeting will be a virtual meeting conducted exclusively via live webcast in order to facilitate shareholder attendance and participation while safeguarding the health and safety of our shareholders, directors and management team. You or your proxyholder will be able to attend the virtual extraordinary general meeting online, vote, view the list of shareholders entitled to vote at the extraordinary general meeting and submit questions during the extraordinary general meeting by visiting https://www.cstproxy.com/ ________________________________ and using a control number assigned by Continental Stock Transfer & Trust Company. Additionally, you have the option to listen to the extraordinary general meeting by dialing +1-888-965-8995 (toll-free within the U.S. and Canada) or +1-415-655-0243 (outside of the U.S. and Canada, standard rates apply). The passcode for telephone access is _______________#, but please note that you cannot vote or ask questions if you choose to participate telephonically. To register and receive access to the virtual meeting, registered shareholders and beneficial shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in this proxy statement. The record date for the extraordinary general meeting is [•], 2024. Only shareholders of record at the close of business on that date may attend and vote at the extraordinary general meeting or any adjournment thereof. A complete list of our shareholders of record entitled to attend and vote at the extraordinary general meeting will be available for ten days before the extraordinary general meeting at our principal executive offices for inspection by shareholders during ordinary business hours for any purpose germane to the extraordinary general meeting.

Registering for the Extraordinary general Meeting

Pre-registration at _____________________________________ is recommended but is not required in order to attend.

Any shareholder wishing to attend the virtual meeting should register for the meeting by _____________, 2024. To register for the extraordinary general meeting, please follow these instructions as applicable to the nature of your ownership of our ordinary shares:

•        If your shares are registered in your name with Continental Stock Transfer & Trust Company and you wish to attend the online-only extraordinary general meeting, go to ___________________________, enter the 12-digit control number included on your proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

•        Beneficial shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial shareholders who e-mail a valid legal proxy will be issued a 12-digit meeting control number that will allow them to register to attend and participate in the extraordinary general meeting. After contacting Continental Stock Transfer & Trust Company, a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial shareholders should contact Continental Stock Transfer & Trust Company at least five business days prior to the meeting date in order to ensure access.

Purpose of the Extraordinary general Meeting of OAKU shareholders

At the extraordinary general meeting of shareholders, we are asking holders of OAKU Shares to consider and, if thought fit, approve the following items of business:

•        To approve, as an Ordinary Resolution, the Merger Agreement and Plan of Reorganization, dated as of August 11, 2023 by and among OAKU, Huajin (China) Holdings Limited (“Huajin”), Xuehong Li (as the “Shareholders’ Representative”) and Oak Woods Merger Sub Inc. (the “Merger Sub”) entered into by OAKU, Huajin, Merger Sub, and the Shareholders’ Representative (as amended from time to time, the “Merger Agreement”), and the transactions contemplated thereby, (collectively referred to as the “Business Combination”) and to authorize the directors and officers of the Company to undertake all such matters and do all such things as may be required to give effect to the Business Combination. This proposal is referred to as the “Business Combination Proposal” or “Proposal No. 1.”

•        To approve as a Special Resolution, that upon completion of the Business Combination (i) the name of the Company be changed to “Huajin Health Group Company Limited” from “Oak Woods Acquisition Corporation”; (ii) clause 1 of the current memorandum of association of the Company be deleted in its entirety and replaced with the following new clause 1 “The name of the Company is Huajin Health Group Company Limited”; (iii) the reclassification and redesignation of all of the currently authorized and issued and outstanding Class B Ordinary Shares into Class A Ordinary Shares on a one-for-one basis, such that following such reclassification and redesignation the authorized share capital of the Company of US$55,500 divided into 500,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, 50,000,000 Class B Ordinary Shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each be reclassified and redesignated into US$55,500 divided into 550,000,000 Class A Ordinary Shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each, of which [7,530,625] Class A Ordinary Shares and 0 preference shares shall be issued and outstanding (the “Class B to Class A Re-classification); (iv) contemporaneously with the Class B to Class A Re-classification, the reclassification and redesignation of all of the authorized and issued and outstanding Class A Ordinary Shares into ordinary shares of the Company on a one-for-one basis, such that following such reclassification and redesignation the authorized share capital of the Company of US$55,500 divided into 550,000,000 Class A Ordinary Shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each be reclassified and redesignated into US$55,500 divided into 550,000,000 ordinary shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each, of which [•] ordinary shares and 0 preference shares shall be issued and outstanding; (v) clause 5 of the current memorandum of association of the Company be deleted in its entirety and replaced with the following new clause 5 “The share capital of the Company is US$55,500 divided into 550,000,000 ordinary shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each”; (vi) the Amended and Restated Memorandum and Articles of Association, substantially in the form attached to the accompanying proxy statement as Annex C, reflecting the foregoing resolutions and removing or amending those provisions which terminate or otherwise cease to be applicable following the consummation of the Business Combination be adopted in substitution for and to the exclusion of, the existing memorandum and articles of association of the Company; and (vii) the registered office provider and company secretary be authorized to undertake all such matters, including making all such filings with the Registrar of Companies in the Cayman Islands, as may be required to give effect to this resolution. This proposal is referred to as the “Charter Amendment Proposal” or “Proposal No. 2.”

•        To approve, as an ordinary resolution, the issuance of Class A Ordinary Shares constituting more than 20% of the issued and outstanding Class A Ordinary Shares of OAKU pursuant to the terms of the Merger Agreement (including shares issued to former security holders of Huajin and shares issued to the advisor of Business Combination, AsianLegend) and any private placement in connection with the Backstop Commitment, as required by Listing Rules 5635(a), (b), and (d) of the Nasdaq Capital Market. This proposal is referred to as the “Nasdaq 20% Proposal” or “Proposal No. 3.”

•        To approve, as a resolution of the holders of the Class B Ordinary Shares, the election of each of Xuehong Li, Lixin Zheng, Lauren Simmons, Mitchell Cariaga and Yaoxing “Kevin” Han to serve as directors on the Company’s board of directors (the “Board”) effective from the completion of the Business Combination until the next annual meeting of shareholders or until their successors are elected and qualified. This proposal is referred to as the “Director Election Proposal” or “Proposal No. 4.”

•        To approve, as an ordinary resolution, the adjournment of the extraordinary general meeting, if necessary or advisable, in the event OAKU does not receive the requisite shareholder vote to approve one or more proposals presented to shareholders for vote. This proposal is called the “Adjournment Proposal” or “Proposal No. 5.”

Recommendation of the OAKU Board of Directors to shareholders

After careful consideration of the terms and conditions of the Merger Agreement, the Board of Directors of OAKU has determined that the Business Combination and the transactions contemplated thereby are fair to and in the best interests of OAKU and its shareholders. In reaching its decision with respect to the Business Combination and the transactions contemplated thereby, the Board of Directors of OAKU reviewed various industry and financial data and the due diligence and evaluation materials provided by Huajin, including financial information related to its current operations and business plan and its potential future expansion. OAKU’s Board of Directors recommends that OAKU shareholders vote:

•        FOR Proposal No. 1, the Business Combination Proposal;

•        FOR Proposal No. 2, the Charter Amendment Proposal;

•        FOR Proposal No. 3, the Nasdaq 20% Proposal;

•        FOR Proposal No. 4, the Director Election Proposal; and

•        FOR Proposal No. 5, the Adjournment Proposal.

OAKU’s Board of Directors have interests that may be different from or in addition to your interests as a shareholder. See “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” in this proxy statement for further information.

Record Date; Who Is Entitled to Vote

We have fixed the close of business on [•], 2024, as the “record date” for determining those OAKU shareholders entitled to notice of and to vote at the extraordinary general meeting. As of the close of business on the record date, there were [•] Ordinary Shares of OAKU issued and outstanding and entitled to vote. Each holder of OAKU Shares is entitled to one vote per share on each of the Proposals described herein.

As of the Record Date, OAKU’s Sponsor and other Initial Shareholders, either directly or beneficially, owned and were entitled to vote [•] Class A Ordinary Shares, or approximately [•]% of OAKU’s issued and outstanding Ordinary Shares. With respect to the Business Combination, OAKU’s Sponsor and other Initial Shareholders have agreed to vote their respective Ordinary Shares owned by them in favor of the Business Combination Proposal and the other Proposals.

Quorum and Required Vote for shareholder Proposals

A quorum of OAKU shareholders is necessary to hold a valid meeting. The presence in person or by proxy of holders of at least one-third of the outstanding OAKU Ordinary Shares entitled to vote at the extraordinary general meeting is necessary to constitute a quorum at the extraordinary general meeting. A shareholder’s failure to vote by proxy or to vote in person at the extraordinary general meeting (which would include voting at the virtual extraordinary general meeting) will not be counted towards the number of Ordinary Share required to validly establish a quorum. Shareholders of record who participate in the extraordinary general meeting in person or by proxy, will be counted as present for purposes of determining whether a quorum exists. If you are a beneficial owner (as defined below) of the Company’s Ordinary Shares and you do not instruct your bank, broker or other nominee how to vote your shares on any of the proposals (also referred to as broker non-votes), your shares will not be counted as present at the extraordinary general meeting for purposes of determining whether a quorum exists.

The approval of the Business Combination Proposal, the Nasdaq 20% Proposal and the Adjournment Proposal will each require an Ordinary Resolution, being a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or by proxy at the extraordinary general meeting, or any adjournment thereof. Broker non-votes will have no effect on the vote for these proposals.

The approval of the Charter Amendment Proposal requires a Special Resolution, being a resolution passed by a majority of at least two-thirds of the Members as, being entitled to do so, vote in person or by proxy at the extraordinary general meeting, or any adjournment thereof. Broker non-votes will have no effect on the vote for this proposal.

The approval of the Director Election Proposal requires a resolution of the holders of the Class B Ordinary Shares by an Ordinary Resolution, being a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or by proxy at the extraordinary general meeting, or any adjournment thereof. Broker non-votes will have no effect on the vote for this proposal.

Our Board unanimously recommends that you vote “FOR” each of these proposals and “FOR” each of the director nominees.

Voting Your Shares — shareholders of Record

If you are a shareholder of record, you may vote by mail or at the extraordinary general meeting. Each Ordinary Share that you own in your name entitles you to one vote on each of the proposals on which you are entitled to vote at the extraordinary general meeting. Your one or more proxy cards show the number of our Ordinary Shares that you own.

Voting by Mail.    You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the extraordinary general meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the extraordinary general meeting so that your shares will be voted if you are unable to attend the extraordinary general meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. If you sign and return the proxy card but do not give instructions on how to vote your shares, your our Ordinary Share will be voted as recommended by our Board. Our Board recommends voting “FOR” the Business Combination Proposal, “FOR” the Charter Amendment Proposal, “FOR” the Nasdaq 20% Proposal, “FOR” the Director Election Proposal, and “FOR” the Adjournment Proposal. To ensure that votes submitted by mail are counted, votes submitted by mail must be received by 11:00 a.m., Eastern time, on [•], 2024.

Voting at the Extraordinary General Meeting.    If you attend the extraordinary general meeting, you may also submit your vote at the extraordinary general meeting via the extraordinary general meeting website at _______________________________, in which case any votes that you previously submitted by mail will be superseded by the vote that you cast at the extraordinary general meeting.

Voting Your Shares — Beneficial Owners

If your shares are held in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and this proxy statement is being sent to you by that broker, bank or other nominee. The broker, bank or other nominee holding your account is considered to be the shareholder of record for purposes of voting at the extraordinary general meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the instructions that the broker, bank or other nominee provides you along with this proxy statement. As a beneficial owner, if you wish to vote at the extraordinary general meeting, you will need to obtain a legal proxy from your bank, broker, or other nominee and e-mail a copy (a legible photograph is sufficient) of the legal proxy to proxy@continentalstock.com. You will then be issued a 12-digit meeting control number that will allow you to register to attend and participate in the extraordinary general meeting.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF THE BUSINESS COMBINATION PROPOSAL (AS WELL AS THE OTHER PROPOSALS). IN ORDER TO REDEEM YOUR SHARES, YOU MUST CONTINUE TO HOLD YOUR SHARES THROUGH THE CLOSING DATE OF THE BUSINESS COMBINATION AND TENDER YOUR SHARES TO OUR TRANSFER AGENT EITHER PHYSICALLY

(BY DELIVERY OF A DULY EXECUTED INSTRUMENT OF TRANSFER IN FAVOUR OF THE COMPANY, ACCOMPANIED BY THE RELEVANT SHARE CERTIFICATE FOR SUCH OAKU SHARES) OR ELECTRONICALLY USING THE DTC’S DWAC SYSTEM AT LEAST TWO BUSINESS DAYS PRIOR TO THE DATE OF THE EXTRAORDINARY GENERAL MEETING. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO ELECTRONICALLY TRANSFER YOUR SHARES TO THE DTC ACCOUNT OF CONTINENTAL STOCK TRANSFER & TRUST COMPANY, OUR TRANSFER AGENT, AT LEAST TWO (2) DAYS PRIOR TO THE DATE OF THE EXTRAORDINARY GENERAL MEETING.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•        you may send another proxy card with a later date;

•        if you are a record holder, you may notify our corporate secretary in writing before the extraordinary general meeting that you have revoked your proxy at Oak Woods Acquisition Corporation, 101 Roswell Drive, Nepean, Ontario K2J 0H5, Canada, Attn: Chief Financial Officer; or [our solicitation agent], [•].

•        you may attend the extraordinary general meeting, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares?

If you have any questions about how to vote or direct a vote in respect of your Ordinary Share, you may call [our proxy solicitor] or OAKU at 403-561-7750.

No Additional Matters May Be Presented at the Extraordinary general Meeting

This extraordinary general meeting has been called only to consider the approval of the Business Combination and the other proposals stated herein. Under OAKU’s Amended and Restated Memorandum and Articles of Association, other than procedural matters incident to the conduct of the extraordinary general meeting, no other matters may be considered at the extraordinary general meeting if they are not included in the notice of the extraordinary general meeting.

Redemption Rights

Pursuant to OAKU’s Amended and Restated Memorandum and Articles of Association, a holder of OAKU public shares may demand that OAKU redeem such Ordinary Share for cash in connection with a business combination. You may not elect to redeem your shares prior to the completion of a business combination.

If you are a public shareholder and you seek to have your shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern time on [•], 2024 (two (2) business days before the extraordinary general meeting), that OAKU redeem your shares into cash; and (ii) submit your request in writing to OAKU’s transfer agent, at the address listed at the end of this section and delivering your shares to OAKU’s transfer agent either physically (by delivery of a duly executed instrument of transfer in favor of the Company, accompanied by the relevant share certificate for such OAKU Shares) or electronically using the DTC’s DWAC system at least two (2) business days prior to the vote at the meeting. In order to validly request redemption, you must either make a request for redemption on the proxy card or separately send a request in writing to OAKU’s transfer agent. The proxy card or separate request must be signed by the applicable shareholder in order to validly request redemption.

You may tender the OAKU Shares for which you are electing redemption by two (2) business days before the extraordinary general meeting by either:

•        Delivering a duly executed instrument of transfer in favor of the Company, accompanied by the relevant share certificates representing OAKU’s Shares to OAKU’s transfer agent, or

•        Delivering the OAKU Shares electronically through the DTC’s DWAC system.

OAKU shareholders (except for our Initial Shareholders) will be entitled to redeem their OAKU Shares for a full pro rata share of the trust account (currently anticipated to be no less than approximately $10.175 per share) net of taxes payable.

Any corrected or changed written demand of redemption rights must be received by OAKU’s transfer agent two (2) business days prior to the extraordinary general meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the transfer agent at least two (2) business days prior to the vote at the meeting.

Public shareholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination. Any public shareholder who voted on the Business Combination Proposal and holds shares of OAKU on or before [•] 2024 (two (2) business days before the extraordinary general meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid, at the consummation of the Business Combination.

In connection with tendering your shares for redemption, you must elect either to physically (by delivery of a duly executed instrument of transfer in favor of the Company, accompanied by the relevant share certificate for such OAKU Shares) or tender your share certificates to OAKU’s transfer agent or deliver your shares to the transfer agent electronically using the DTC’s DWAC (Deposit/Withdrawal At Custodian) System, in each case, by the business day prior to the extraordinary general meeting.

Through the DWAC system, this electronic delivery process can be accomplished by contacting your broker and requesting delivery of your shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC, and OAKU’s transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker a fee and the broker would determine whether or not to pass this cost on to the redeeming holder. It is OAKU’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. OAKU does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical share certificate. Shareholders who request physical share certificates and wish to redeem may be unable to meet the deadline for tendering their OAKU Shares before exercising their redemption rights and thus will be unable to redeem their OAKU Shares.

In the event that a shareholder tenders its OAKU Shares and decides prior to the consummation of the Business Combination that it does not want to redeem its OAKU Shares, the shareholder may withdraw the tender. In the event that a shareholder tenders OAKU Shares and the Business Combination is not completed, these OAKU Shares will not be redeemed for cash and the physical certificates representing these OAKU Shares will be returned to the shareholder promptly following the determination that the Business Combination will not be consummated. OAKU anticipates that a shareholder who tenders OAKU Shares for redemption in connection with the vote to approve the Business Combination would receive payment of the redemption price for such OAKU Shares soon after the completion of the Business Combination.

If properly demanded by OAKU’s public shareholders, OAKU will redeem each share into a pro rata portion of the funds available in the Trust Account, calculated as of two business days prior to the anticipated consummation of the Business Combination. As of the record date, this would amount to approximately $10.175 per share, net of taxes payable. If you exercise your redemption rights, you will be exchanging your OAKU Shares for cash and will no longer own the OAKU Shares.

Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)-(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to more than 15% of the OAKU Shares.

If too many public shareholders exercise their redemption rights, we may not be able to meet certain conditions, and as a result, would not be able to proceed with the Business Combination.

Tendering Ordinary Share Certificates in connection with Redemption Rights

OAKU is requiring the OAKU public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their shares physically (by delivery of a duly executed instrument of transfer in favor of the Company, accompanied by the relevant share certificate for such

OAKU Shares) to OAKU’s transfer agent, or to deliver their shares to the transfer agent electronically using the DTC’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option at least two (2) business days prior to the extraordinary general meeting. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker a fee and it would be up to the broker whether to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether OAKU requires holders seeking to exercise redemption rights to tender their OAKU Shares. The need to deliver OAKU Shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

Any request for redemption, once made, may be withdrawn at any time up to two (2) days prior to the business day immediately preceding the consummation of the proposed Business Combination. Furthermore, if a shareholder delivered his certificate for redemption and subsequently decided prior to the date immediately preceding the consummation of the proposed Business Combination not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically).

A redemption payment will only be made in the event that the proposed Business Combination is consummated. If the proposed Business Combination is not completed for any reason, then public shareholders who exercised their redemption rights would not be entitled to receive the redemption payment. In such case, OAKU will promptly return the share certificates to the public shareholder.

United States Federal Income Taxation Relating to Redeeming shareholders

General

This section is a general summary of the material U.S. federal income tax provisions relating to the redemption of OAKU’s Class A Ordinary Share in connection with a business combination. This section does not address any aspect of U.S. federal gift or estate tax, or the state, local or non-U.S. tax consequences of an investment in our securities, nor does it provide any actual representations as to any tax consequences of the acquisition, ownership or disposition of our securities.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our securities that is for U.S. federal income tax purposes:

•        an individual citizen or resident of the United States;

•        a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia

•        an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source, or

•        a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only the redemption of our Class A Ordinary shareholders who own and hold our securities as capital assets within the meaning of Section 1221 of the Code, and does not address the potential application of the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

•        financial institutions or financial services entities;

•        broker-dealers;

•        taxpayers that are subject to the mark-to-market accounting rules under Section 475 of the Code;

•        tax-exempt entities;

•        governments or agencies or instrumentalities thereof;

•        insurance companies;

•        regulated investment companies;

•        regulated investment companies;

•        expatriates or former long-term residents of the United States;

•        persons that actually or constructively own 5 percent or more of our voting shares;

•        persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•        persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction;

•        persons whose functional currency is not the U.S. dollar;

•        controlled foreign corporations; or

•        passive foreign investment companies.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of our securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership.

We have not sought, and will not seek, a ruling from the IRS or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the descriptions herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REDEMPTION OF OUR SECURITIES IN CONNECTION WITH THE BUSINESS COMBINATION. IT DOES NOT PROVIDE ANY ACTUAL REPRESENTATIONS AS TO ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES AND WE HAVE NOT OBTAINED ANY OPINION OF COUNSEL WITH RESPECT TO SUCH TAX CONSEQUENCES. AS A RESULT, EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Redemption of Class A Ordinary Share

If a U.S. Holder redeems Class A Ordinary Share into the right to receive cash pursuant to the exercise of a shareholder redemption right, for U.S. federal income tax purposes, such conversion or sale generally will be treated as a redemption and will be subject to the following rules. If the redemption qualifies as a sale of the Class A Ordinary Share under Section 302 of the Code:

•        a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the securities.

•        The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that under tax law currently in effect long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at reduced rates. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the securities exceeds one year. The deductibility of capital losses is subject to various limitations. U.S. Holders who recognize losses with respect to a disposition of our securities should consult their own tax advisors regarding the tax treatment of such losses.

Whether redemption of our shares qualifies for sale treatment will depend largely on the total number of shares of OAKU Class A Ordinary Share treated as held by such U.S. Holder. The redemption of Class A Ordinary Share generally will be treated as a sale or exchange of Class A Ordinary Share (rather than as a distribution) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to a U.S. Holder, (ii) results in a “complete termination” of such holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to such holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only the OAKU Class A Ordinary Share actually owned by such holder, but also our OAKU Class A Ordinary Share that is constructively owned by such holder. A U.S. Holder may constructively own, in addition to our Class A Ordinary Share owned directly, Class A Ordinary Share owned by related individuals and entities in which such holder has an interest or that have an interest in such holder, as well as any Class A Ordinary Share such holder has a right to acquire by exercise of an option, which would generally include Class A Ordinary Share which could be acquired pursuant to the exercise of warrants. In order to meet the substantially disproportionate test, the percentage of our issued and outstanding voting shares actually and constructively owned by a U.S. Holder immediately following the redemption of our Class A Ordinary Share must, among other requirements, be less than 80% of the percentage of our issued and outstanding voting and Class A Ordinary Share actually and constructively owned by such holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our Class A Ordinary Share is actually and constructively owned by such U.S. Holder are redeemed or (ii) all of our Class A Ordinary Share actually owned by such U.S. Holder is redeemed and such holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of shares owned by family members and such holder does not constructively own any other shares. The redemption of the Class A Ordinary Share will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of a U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of any such redemption.

If none of the foregoing tests are satisfied, then the redemption may be treated as a distribution a U.S. Holder generally will be required to include in gross income as dividends the amount received. Such amount will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Class A Ordinary Share (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A Ordinary Share. With respect to non-corporate U.S. Holders, dividends may be subject to the lower applicable long-term capital gains tax rate (see above) if our Class A Ordinary Share is readily tradeable on an established securities market in the United States and certain other requirements are met. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our Class A Ordinary Share. After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed Class A Ordinary Share will be added to the adjusted tax basis in such holder’s remaining Class A Ordinary Share. If there are no remaining Class A Ordinary Share, a U.S. Holder should consult its own tax advisors as to the allocation of any remaining basis.

Certain U.S. Holders may be subject to special reporting requirements with respect to a redemption of Class A Ordinary Share, and such holders should consult with their own tax advisors with respect to their reporting requirements.

Appraisal Rights

Appraisal rights are not available to holders of OAKU Shares in connection with the proposed Business Combination or any other Proposals.

Proxies and Proxy Solicitation Costs

We are soliciting proxies on behalf of our Board of Directors. This solicitation is being made by mail but also may be made by telephone or in person. OAKU and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. OAKU has engaged Solicitation Agent to assist in the solicitation of proxies for the Extraordinary general Meeting. Any solicitation made and information provided in such a solicitation will be consistent with the written proxy statement and proxy card.

OAKU will bear the entire cost of the proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. OAKU will pay [•] a fee of $[•], plus disbursements, reimburse [•] for its reasonable out-of-pocket expenses and indemnify [•] and its affiliates against certain claims, liabilities, losses, damages and expenses for their services as our proxy solicitor. OAKU will ask banks, brokers and other nominees to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. OAKU will reimburse them for their reasonable expenses.

If you send in your completed proxy card, you may still vote your shares in person if you revoke your proxy before it is exercised at the extraordinary general meeting.

OAKU Initial Shareholders

On October 25, 2022, OAKU issued 2,156,250 shares of Class B Ordinary Share to our Sponsor, Whale Bay International Company Limited, for an aggregate purchase price of $25,000. The Sponsor then transferred 350,000 Class B Ordinary Share to our former Chief Executive Officer and former director Fen Zhang, 420,000 Class B Ordinary Share to our advisor Space Frontier Investment Holding Limited controlled and beneficially owned by Yong Wang, and 10,000 Class B Ordinary Share respectively to each of our independent director, John O’Donnell, Mitchell Cariaga and Lauren Simmons. On February 10, 2023, the Sponsor forfeited and OAKU cancelled an aggregate of 718,750 Class B ordinary shares held by the Sponsor pursuant to a share surrender agreement dated January 13, 2023. The Initial Shareholders currently hold 1,437,500 Class B Ordinary Share.

In addition, in conjunction with the closing of the Initial Public Offering, the Sponsor purchased 343,125 OAKU Private Units, comprised of (a) one OAKU Class A Ordinary Shares, (b) one warrant to purchase one OAKU Class A Ordinary Shares at an exercise price of $11.50 per share (the “Private Warrants”) and (c) one right to purchase 1/6th of an OAKU Class A Ordinary Share (the “Private Rights”). These Private Units are identical to the OAKU Public Units sold in the Initial Public Offering, except that the Private Units, so long as they are held by our sponsor (and/or its designees), (i) will not be redeemable by us, (ii) may not (including the Class A ordinary shares issuable upon exercise of these private placement warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until the completion of our initial business combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. Additionally, the Private Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees.

Pursuant to a registration rights agreement between us and our Initial Shareholders, those shareholders are entitled to certain registration rights with respect to the OAKU Shares and OAKU Warrants held by them, as well as the underlying securities. The holders of these securities are entitled to make up to two demands that OAKU register the sale of such securities. The holders of the initial shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these Class A Ordinary Share are to be released from escrow. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a business combination. OAKU will bear the expenses incurred in connection with the filing of any such registration statements.

PROPOSAL NO. 1

THE BUSINESS COMBINATION PROPOSAL

The discussion in this proxy statement of the Business Combination and the principal terms of the Merger Agreement, is subject to, and is qualified in its entirety by reference to, the Merger Agreement and the First Amendment. The full text of the Merger Agreement and the First Amendment is attached hereto as Annex A and Annex D, respectively, which are incorporated by reference herein.

Overview

In connection with the Business Combination, we are asking our shareholders to approve, as an Ordinary Resolution, the Merger Agreement and Plan of Reorganization, dated as of August 11, 2023 by and among OAKU, Huajin (China) Holdings Limited (“Huajin”), Xuehong Li (as the “Shareholders’ Representative”) and Oak Woods Merger Sub Inc. (the “Merger Sub”) entered into by OAKU, Huajin, Merger Sub, and the Shareholders’ Representative (as amended from time to time, the “Merger Agreement”), and the transactions contemplated thereby, (collectively referred to as the “Business Combination”) and to authorize the directors and officers of the Company to undertake all such matters and do all such things as may be required to give effect to the Business Combination. This proposal is referred to as the “Business Combination Proposal” or “Proposal No. 1.”

General Description of the Business Combination

Business Combination with Huajin; Business Combination Consideration

On the closing date of the Business Combination contemplated by the Merger Agreement (the “Closing”), the Merger Sub will merge with and into Huajin and Huajin will survive the merger as the surviving company under Cayman Islands Law. As a result, Huajin will become a wholly-owned subsidiary of OAKU. Thereafter, OAKU will make all requisite filings with the Registrar of Companies in the Cayman Islands to change its name to Huajin Health Group Company Limited pursuant to the Companies Act (As Revised) of the Cayman Islands without further shareholder approval.

Upon the Closing, in consideration for the cancellation of all of the outstanding issued share capital of Huajin, the securityholders of Huajin will receive OAKU Class A Ordinary Shares equal to an aggregate of approximately 69.6% (or approximately 23,448,643 shares of OAKU Ordinary Share) of the total issued and outstanding shares of OAKU upon completion of the merger (assuming no redemptions of the IPO related OAKU Shares, Huajin having net closing debt of $15,513,567, a Backstop Commitment of $5,000,000 and given the conversion of the OAKU Rights into OAKU Shares, and the automatic conversion of all issued and outstanding shares of OAKU Class B Ordinary Share into Class A Ordinary Share on a one-for-one basis upon the Closing). Further, we have assumed that the Closing Consideration Conversion Ratio under the Merger Agreement is .59 in the event that there are no redemptions of Class A Ordinary Shares. The aggregate number of OAKU Shares to be issued, shall be determined by subtracting the “Closing Net Debt” of Huajin (as defined in the Merger Agreement) from the agreed valuation of $250,000,000, and dividing such difference by $10.00, which represents the agreed valuation of one OAKU Ordinary Share. Of such shares to be issued at Closing, [•] OAKU Ordinary Shares issuable to the Escrow Participant, Xuehong Li, founder of Huajin, shall be deposited into a third-party escrow account to serve as OAKU’s exclusive security for his obligation to indemnify OAKU under the Merger Agreement.

Of the OAKU Shares to be delivered at Closing, the holders of Huajin Ordinary Share will receive, in exchange for the Huajin shares owned by such persons, Class A Ordinary Share of OAKU to be established and designated as “Class A Ordinary Share”. The number of OAKU Class A Ordinary Share that each Huajin shareholder shall receive will be equal to the product obtained by multiplying the number of Class A Ordinary Share of Huajin held by such shareholders by the Closing Consideration Conversion Ratio (as defined in the Merger Agreement).

Prior to the effective time of the Business Combination, all outstanding convertible securities of Huajin, if any, shall be exercised or cancelled by the holders thereof, and the Huajin Ordinary Share then issued and outstanding shall be exchanged for OAKU Ordinary Share at the closing of the Business Combination. Further, outstanding Huajin preference share, if applicable, shall also be converted into Huajin Ordinary Share, which shares shall thereafter be exchanged for OAKU Ordinary Share. Outstanding notes issued by Huajin, if applicable, shall, at or prior to Closing, similarly be converted into Huajin Ordinary Share and exchanged for OAKU Ordinary Share or repaid and cancelled.

Background of the Business Combination

OAKU was formed in March 2022 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. Entities such as OAKU as referred to as “SPACs” or “special purpose acquisition companies”.

Although OAKU is not limited to a particular industry or sector for purposes of consummating a business combination, the Company intends to focus on target businesses that have their primary operations in technology-enabled health care services industry located in the Asia-pacific region. As part of its listing process with Nasdaq Capital Market, OAKU agreed that it would not undertake its initial business combination with any entity with its principal business operations in China. OAKU is an early-stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early-stage and emerging growth companies.

Under Nasdaq listing rules, any SPAC, including OAKU, can only proceed with a business combination if the SPAC has net tangible assets of at least $5,000,001 at completion of the transaction. Further, NASDAQ rules require that our business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our business combination. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). Although our board of directors will rely on generally accepted standards, our board of directors will have discretion to select the standards employed. In addition, the application of the standards generally involves a substantial degree of judgment. Accordingly, investors will be relying on the business judgment of the board of directors in evaluating the fair market value of the target or targets.

In connection with OAKU’s formation, in October, 2022, the Sponsor, Whale Bay International Company Limited, purchased 2,156,250 Class B Ordinary Share to for an aggregate purchase price of $25,000. The Sponsor then transferred 350,000 Class B Ordinary Share to our former Chief Executive Officer and former director Fen Zhang, 420,000 Class B Ordinary Share to our advisor Space Frontier Investment Holding Limited, and 10,000 Class B Ordinary Share respectively to each of our independent director, John O’Donnell, Mitchell Cariaga and Lauren Simmons. On February 10, 2023, the Sponsor forfeited and OAKU cancelled an aggregate of 718,750 Class B ordinary shares held by the Sponsor pursuant to a share surrender agreement dated January 13, 2023. The Initial Shareholders currently hold 1,437,500 Class B Ordinary Share.

Pursuant to OAKU’s IPO, which is completed on March 28, 2023, OAKU sold 5,750,000 Public Units. Each Unit consisted of (i) one Class A Ordinary Share, (ii) one redeemable warrant and (ii) one right to receive one-sixth of one Class A Ordinary Share. Each warrant sold as part of the Units entitles the holder to purchase one Class A Ordinary Share of OAKU at a price of $11.50 per share, subject to adjustment.

Simultaneously with the closing of OAKU’s IPO on March 28, 2023, the Sponsor purchased 343,125 Private Units at a price of $10.00 per Private Unit. The Private Units are identical to the OAKU Public Units sold in the Initial Public Offering, except that the Private Units, so long as they are held by our Sponsor (and/or its designees), (i) will not be redeemable by us, (ii) may not (including the Class A Ordinary Shares issuable upon exercise of these private placement warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until the completion of our initial business combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. Additionally, the Private Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees.

In accordance with OAKU’s Amended and Restated Memorandum and Articles of Association, the amounts held in the trust account may only be used by OAKU upon the consummation of a business combination, except that there can be released to OAKU, from time to time, any interest earned on the funds in the trust account that it may need to pay its tax obligations. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and OAKU’s liquidation. OAKU executed a definitive agreement on March 28, 2023 with Continental Stock Transfer & Trust Company to act as escrow agent for the trust funds, and it must liquidate unless a business combination is consummated by the date that is 12 months from the closing of the Initial Public Offering, or March 27, 2024, unless such time period is extended.

Under its Amended and Restated Memorandum and Articles of Association, OAKU had until March 27, 2024 to consummate a business combination. However, if OAKU anticipates that it may not be able to consummate a business combination by March 27, 2024, it may extend the period of time to consummate a Business Combination up to two times, each by an additional three months (for a total of 18 months to complete a Business Combination) (the “Combination Period”). In order to extend the time available for OAKU to consummate a Business Combination, the Sponsor or its affiliate or designees must deposit into the Trust Account $575,000 or $0.10 per Public Share, up to an aggregate of $1,150,000 or $0.20 per Public Share, on or prior to the date of the applicable deadline, for each three-month extension.

Upon execution of the Merger Agreement with Huajin, Huajin provided a transaction deposit in the sum of $330,000 to OAKU, that may be utilized to provide all or a portion of the deposit required to extend the existence of Oak Woods from March 27, 2024 to June 26, 2024.

Immediately after closing OAKU’s IPO on March 28, 2023, the officers and directors of OAKU began to contact potential candidates for a business combination. In addition, we were contacted by a number of individuals and entities with respect to business combination opportunities.

OAKU’s evaluated each candidate in the context of the screening criteria established by its management, which included:

•        those which have exhibited strong growth in revenue or profit in recent fiscal periods or have healthy cash flow from operations;

•        those which may offer an attractive return for our shareholders, potential upside from growth in the target business and with an improved capital structure will be provide a favorable upside reward metric measured against any identified downside risks;

•        candidates which meet some key characteristics such as being or having the capability of being a disruptive participant within an industry, especially life sciences or the health care industries;

•        candidates which are capable of obtaining both organic and acquisitive growth;

•        those candidates which are or can be positioned to enhance shareholder value and revenue growth as a result of increased presence across geographic borders; and

•        candidates which possess exploitable intellectual property

Our business strategy was to identify and complete our business combination with one or more entities that meets one or more criteria of:

•        being or having the potential to be disruptive in the life science or health care industry;

•        possessing a strong growth record;

•        significant potential for further growth;

•        a leading technology position or potential for such position; or

•        a proven management team prepared for being a public company.

Between March, 2023 and [•], 2024, OAKU reviewed more than [•] potential business combination candidates, entered into non-disclosure agreements (NDAs) with most of these potential targets and submitted letters of intent to certain of these potential targets, in addition to its proposal to Huajin. The OAKU management team held frequent discussions during this period with a wide range of management teams at these potential targets. OAKU failed to reach NDA terms with certain targets. Some other targets did not agree to the terms in the letter of intent proposed by OAKU.

With regard to some of those targets with which OAKU did not pursue a business combination, we summarize our review and analysis process below.

Candidate One:    On April ______, 2023, the candidate was introduced to OAKU by a third party. This candidate is a company engaged in the elder healthcare service industry, targeting middle to high-income group. On April 12, 2023, OAKU held a meeting with the management of the candidate. Mr. Lixin Zheng, OAKU’s CEO, CFO and Director of the Board, and the management of AsianLegend, OAKU’s Business Combination advisor, attended the meeting. The meeting was followed by a series of emails, telephone calls and meetings. We reviewed the candidate’s presentation material and analyzed the candidate’s business operations, financials, management team and growth strategy. We found that the candidate did not have sizable tangible assets and did not generate any meaningful revenue, and had negative cash flow from its operations. Therefore, we did not pursue a transaction with this candidate.

Candidate Two:    On April 13, 2023, the candidate was introduced to OAKU by a third party. This candidate is a chain medical service organization that provides professional medical care and nursing service for disabled patients with stable conditions after surgery or illness referred from local hospitals. On ____________, 2023, OAKU held a meeting with the management of the candidate. Mr. Lixin Zheng, OAKU’s CEO, CFO and Director of the Board, and the management of AsianLegend, OAKU’s Business Combination Advisor, attended the meeting. The meeting was followed by a series of emails, telephone calls and meetings. We reviewed the candidate’s presentation material and analyzed the candidate’s business operations, financials, management team and growth strategy. We found that the candidate didn’t exhibit the capability or potential to be competitive in the industry. Although the candidate showed potential to grow rapidly in the target market, after discussing with our advisor and legal counsel in China, we were advised that the principal business operations of this candidate fell within the restrictive foreign capital investment category list under related foreign investment laws and regulations in China. Further, the candidate did not have readily available current audited financials and would require too much time to merge with OAKU. Therefore, we did not pursue a transaction with this candidate.

Candidate Three:    On April 20, 2023, the candidate was introduced to OAKU by a third party. This candidate is a professional financial advising service company providing integrated solutions for asset management institutions and buyer advisors. On ____________, 2023, OAKU held a meeting with the management of the candidate. Mr. Lixin Zheng, OAKU’s CEO, CFO and Director of the Board, and the management of AsianLegend, OAKU’s Business Combination Advisor, attended the meeting. The meeting was followed by a series of emails, telephone calls and meetings. We reviewed the candidate’s presentation material and analyzed the candidate’s business operations, legal structure, financials, management team and growth strategy. We found that the candidate didn’t exhibit the capability or potential to be competitive in the industry. The candidate did not complete its proposed chain store business development plan by early 2023 and had very limited numbers of its chain stores under operation, Further, the revenue and profit growth in recent fiscal periods were not encouraging. Therefore, we did not pursue a transaction with this candidate.

Background to Negotiations with Huajin

The background of OAKU’s interaction with Huajin is as follows:

On April ____, 2023, Huajin was introduced to OAKU by a third party. On April ___, 2023, OAKU held a meeting with the management of Huajin at Huajin’s office in ____________, China. Mr. Lixin Zheng, OAKU’s CEO, CFO and Director of the Board, and the management of AsianLegend, OAKU’s Business Combination Advisor, attended the meeting. Mr. Xuehong Li, Huajin’s founder, engaged in all substantive negotiations on behalf of Huajin which included presenting the business case to OAKU and serving as the main party in the negotiations with regards to valuation.

On April ___, 2023, Mr. Lixin Zheng and AsianLegend attended a conference call with Mr. Xuehong Li and other management members of Huajin, discussing Huajin’s presentation materials. The management of Huajin gave the presentation on the company.

Mr. Lixin Zheng reported the above meeting and conference call to OAKU’s Board of Directors. OAKU believed the management team of Huajin was sophisticated with many years’ experiences in the healthcare and elderly care service industry. On April ____, 2023, a Non-Disclosure Agreement (“NDA”) was signed between OAKU and Huajin.

Between April _____, 2023 and May ____, 2023, a series of conference calls and meetings took place between OAKU and Huajin management. OAKU also had a number of internal calls among its management and board members to discuss the proposed transaction with OAKU.

On May ____, 2023, OAKU proposed a letter of intent (“LOI”) to Huajin. The initial terms of the LOI include, among others, a preliminary valuation between $150 million to $250 million for Huajin (less all outstanding and unpaid debts), subject to further due diligence.

In the next few days, OAKU and Huajin had several discussions regarding the terms of the LOI, including (i) the proposed valuation for Huajin, (ii) the amount of funds remaining at OAKU at the closing of the Business Combination, and (iii) the exclusivity period of the LOI. During the negotiation of these terms of the LOI, Huajin originally proposed the $300 million valuation for Huajin (less all outstanding and unpaid debts). OAKU conducted its own preliminary analysis and deemed the proposed valuation to be acceptable, subject to further due diligence.

On May 22, 2023, OAKU and Huajin reached agreement on the terms of the LOI and entered into the LOI regarding a proposed business combination between OAKU and Huajin. The terms of the final LOI include, among others, (i) between $150 million to $300 million for Huajin (less all outstanding and unpaid debts), subject to further due diligence, (ii) a draft of the income statement as audited by Fortune CPA, Inc for the year ended December 31, 2022 will be provided by Huajin as early as possible as a reference, (iii) a closing condition for OAKU to have at least $58.5 million at the closing of the Business Combination, and (iv) an exclusivity period of 30 days within which to execute a definitive agreement, subject to extensions upon both parties’ prior consents.

On June 5, 2023, OAKU provided the business and legal due diligence request lists to Huajin. Huajin started to set up a data room for the due diligence by OAKU.

Between June, 2023 and July, 2023, a series of due diligence conference calls and meetings took place between OAKU and Huajin management. During this period of time, OAKU conducted due diligence review of the materials and information provided by Huajin, and had a series of internal discussions. OAKU also had a series of conference calls with Huajin management regarding issues identified in the due diligence and the proposed merger.

On June 5, 2023, OAKU’s legal counsel team started the legal due diligence on Huajin and its business operations, and had a series of conference call with Huajin’s legal counsel team regarding the legal due diligence on Huajin, responsibilities and timeline for the proposed transaction between June, 2023 to July, 2023.

Following the due diligence review, OAKU believed that the proposed Business Combination with Huajin would be a feasible transaction.

On July 6, 2023, a draft merger agreement was prepared by OAKU’s legal counsel and provided to Huajin and its legal counsel for discussion. The draft Merger Agreement substantially reflects the terms of the LOI, including a valuation of $250 million for Huajin (less all outstanding and unpaid debts). In addition, OAKU proposed that Huajin should complete and deliver its audited financial statements required for the proxy statement for the proposed Business Combination by a certain date, and Huajin should pay OAKU a breakup fee in the event that the closing does not take place by a certain date, due to any material delay caused by or any reason directly attributable to Huajin, or there is a valid and effective termination of the merger agreement by OAKU under the merger agreement. Furthermore, OAKU proposed that a certain number of the consideration shares to be issued to the shareholders of Huajin in connection with the proposed merger be held in escrow to fund any potential claims and liabilities of Huajin in connection with the proposed Business Combination under the Merger Agreement.

Between July 6, 2023 and August 3, 2023, OAKU and its legal counsels conducted a series of conference calls with Huajin and its legal counsels, discussing the parties’ comments to the draft Merger Agreement, including Huajin’s comments on the valuation calculation, the backstop commitment or private placement in public equity (or PIPE) investment, the break up fees and other related matters. During the same period, OAKU also had internal discussions regarding these issues and other open business issues in the draft Merger Agreement. Between August 4, 2023 and August 7, 2023, the management of OAKU, its advisor and legal counsels, the management of Huajin and its legal counsels discussed certain terms of the draft of Merger Agreement through a series of emails and conference calls.

On August 9, 2023, OAKU’s legal counsel provided a revised draft of Merger Agreement to Huajin and its legal counsels for review. In this revised draft, OAKU had proposed (i) rejection to Huajin’s proposed increased valuation and restatement of the valuation of $250 million, which is consistent with the terms agreed upon by the parties under the LOI, (ii) restatement of the proposed breakup fee, (iii) restatement of the lockup period for certain shareholders of Huajin, (iv) restatement of the proposed PIPE investment, and (v) restatement of the proposed deadline date for Huajin to complete and provide its audited financial statements.

Between July 6, 2023 to August 10, 2023, the management of OAKU had several telephone meetings with the management of Huajin, discussing Huajin’s comments on the draft Merger Agreement and negotiating the outstanding business issues. As a result of these negotiations, OAKU and Huajin reached agreement on the valuation of $250 million for Huajin (less all outstanding and unpaid debts), and the number of shares to be paid and issued by OAKU to the shareholders of Huajin as consideration for the proposed merger with Huajin, including the number of shares to be held back in escrow and released to the founding shareholder of Huajin at the six-month anniversary of the closing of the proposed merger, subject to certain conditions. Huajin also agreed to the amount of the breakup fee (reduced as mutually agreed) and the proposed deadline date for Huajin to complete and provide its audited financial statements. Huajin further agreed to company deposit amount (reduced as mutually agreed) which is payable by Huajin to OAKU after the execution of the merger agreement.

During the negotiation of the Merger Agreement, the parties also discussed the amount of additional capital that Huajin believed was necessary for it to achieve its growth plans and the extent to which the Business Combination would be conditioned on the ability of the parties to obtain additional financing commitments. Throughout such discussions, the parties reached an agreement in the Merger Agreement that Huajin shall use its best efforts to cooperate in connection with the arrangement and closing of the PIPE investment as may be requested by OAKU.

During the same period, OAKU’s legal counsels also had several conference calls with Huajin’s legal counsels, discussing Huajin’s legal comments on the draft Merger Agreement. As a result of these discussions, Huajin agreed to include limited representations regarding the projection and representations regarding full disclosure. OAKU agreed to reduce the survival period for Huajin’s representations and warranties and to make revisions to certain representations and warranties and covenants of Huajin and certain closing conditions, as mutually agreed by the parties.

On August 10, 2023, OAKU’s legal counsel provided a revised draft of the Merger Agreement to Huajin and its legal counsels for review. The revised draft Merger Agreement reflected the above discussions and negotiations between OAKU and Huajin.

On August 11, 2023, upon the approval of the board of directors, OAKU entered into the Merger Agreement with Huajin.

On August 16, 2023, the management of OAKU, OAKU’s advisor and the management of Huajin held a conference call to discuss the plans on periodical communications of the status, updates and progress of the proposed merger under the Merger Agreement.

On September 10, 2023, the management of OAKU, OAKU’s advisor and the management of Huajin held a conference call to discuss the audited financial statements under the Merger Agreement. During the same period, OAKU made the decision to eliminate other strategic alternatives from consideration.

Thereafter, OAKU, Huajin and their respective advisors prepared this proxy statement and based on further discussions determined that certain modifications to the Merger Agreement were warranted, and on [•], 2024, OAKU, Huajin and the other parties to the Merger Agreement entered into the First Amendment.

OAKU’s Board of Directors’ Reasons for the Approval of the Business Combination

For the purpose of approval of the Business Combination, OAKU’s Board of Directors has reviewed and evaluated the business and financial information provided by Huajin, including presentations on business operations, unaudited financial statements for various time periods, including for the years ended December 31, 2021 and 2022, projections for various time periods, including for the years ended December 31, 2023, 2024, 2025, 2026 and 2027, copies of material contracts and other relevant information. The Board of OAKU also reviewed and discussed with its legal counsels Raiti, PLLC and Conyers Dill & Pearman regarding its legal due diligence on Huajin.

OAKU’s Board of Directors considered several factors pertaining to the Business Combination as generally supporting its decision to enter into the Merger Agreement and the Business Combination, including but not limited to, the following material factors:

•        Fast growing silver economy market in China that favors conscientious operators.    China’s elderly care market is huge and the government is well aware of the challenges faced by the elderly and has been implementing a range of policies and supportive measures to promote the high-quality elderly services.

•        Established brand awareness and rapid growth of local stores.    Huajin entered the elderly care and health service industry in China at a relatively early point in the year of 2014. During the past a few years, Huajin has successfully opened 827 local franchising stores under the brand of “QianXiang Health” over 30 provinces in China. Huajin also has an effective brand promotion on multiple social media channels by promoting its brand through various social media channels to expand potential customer base and to better enhance the communication and interaction with its existing member customers.

•        Challenges in replicating Huajin’s business model.    The majority of Huajin’s peers in the health care service industry, which operate as end-to-end service providers such as nursing homes or nursing clinics, lack the incorporation of technological components. Those peers’ profitability is typically constrained by elevated expenses associated with property ownership or rental, personnel recruitment and compensation, potential employment-related disputes, and conflicts between hospitals and patients. In contrast to these peers, Huajin’s distinctive franchising model empowers individuals to establish self-employment opportunities and maintain autonomy over employment-related matters, marketing initiatives, and pricing decisions, all while leveraging the strength of Huajin’s brand, health care resources, and advanced operating system.

•        Proven relationship with local communities.    Huajin’s local store operation model allows it to thoroughly study the local demographic demands of elderly care and health care demands before opening its stores by working closely with the local communities, and such partnership will be able to provide a sustainable solution to the local communities’ reliance on Huajin’s store services.

•        Multiple activities generating revenues.    Huajin has a business revenue platform around several activities and initiatives that generate revenues such as franchising sales, membership sales, products sales and services, education and training programs, travel and trip programs, etc.

Financial Strength and Opportunities.    The combined company is expected to achieve net revenue of $_________________ and EBITDA of $______________ by the year ended December 31, 20___. The potential for increasing EBITDA from synergies to be realized following closing, are expected to provide the combined company with significant financial strength and flexibility to enable continued growth. The key underlying assumptions for this expected growth are:

Risks related to the above assumptions include those set out in the section entitled “Risk Factors”, principally those related to:

Significant Synergy Potential.    The combined company will bring together an innovative elderly care and health care service platform that is expected to broaden reach with its value proposition and local franchising stores integration. The combination will promote an already well-known brand with deep market penetration.

Experienced Management Team.    Huajin’s management has long term experience in the health care and elderly care service industry, and it has established solid customer base and network coverage. Huajin also has attracted and retained skilled and experienced sales and managerial teams. The combined company will be led by a management team with a long track record of success. The management of the company after the Business Combination will be led by the founder of Huajin as well as other experienced entrepreneur and executive team with investment and management experience.

Industry Trends and Business and Financial Condition.    The management of Huajin is knowledgeable about the elderly care service industry and considered the combined company’s business, financial condition, results of operations and future growth prospects. Oak Woods Board discussed the company’s current prospects for growth in executing upon and achieving company’s business plans. Oak Woods Board considered these potential prospects as they may have an impact on the future per share valuation of company relative to the $10.00 per share valuation at which the Merger Agreement was negotiated.

Other Alternatives.    The belief of Oak Woods Board is that the proposed Business Combination represents the best potential business combination opportunity for the Company based upon the process utilized to evaluate and assess other potential acquisition targets, and the belief of the Board and management is that such processes had not presented a better alternative.

Terms of the Merger Agreement.    Oak Woods Board considered the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the negotiated valuation of $250,000,000 for Huajin (less all outstanding and unpaid debts) at $10.00 per share and the consideration to be paid to its shareholders in the Business Combination, relative to the results of the Company’s financial analysis of Huajin’s potential future valuation.

In making the recommendation, of the Oak Woods Board also considered, among other things, the following potential deterrents to the Business Combination:

•        the risk that the announcement of the Business Combination and potential diversion of Huajin’s management and employee attention may adversely affect Huajin’s operations;

•        the risk that certain key employees of Huajin might not choose to remain with the Company post-Closing;

•        the risk that the Board of OAKU may not have properly valued Huajin’s business;

•        the risks associated with the health care service industries in general;

•        the risk associated with laws and regulations;

•        the risk of competition in the industry, including the potential for new entrants;

•        the substantial expense and human resources necessary to operate a public company;

•        the risk that the potential benefits of the Business Combination may not be fully achieved, or may not be achieved within the expected timeframe;

•        the risk that the Business Combination might not be consummated in a timely manner or that the closing of the Business Combination might not occur despite the companies’ efforts, including by reason of a failure to obtain the approval of OAKU shareholders;

•        the risks and costs to OAKU if the Business Combination is not completed, including the risk of diverting management focus and resources from other businesses combination opportunities, which could result in OAKU being unable to effect a Business Combination by March 27, 2024 (or a later date as may be approved by its board and/or shareholders) and force OAKU to liquidate and the warrants to expire worthless;

•        the risk that OAKU does not have enough cash at closing to meet the closing requirements of the Merger Agreement;

•        the risk of failure to satisfy the conditions to Closing (to the extent not waived by the parties);

•        the fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within OAKU’ control;

•        the possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination;

•        the inability to maintain the listing of Huajin’s securities on Nasdaq following the Business Combination;

•        the significant fees and expenses associated with completing the Business Combination and the substantial time and effort of management required to complete the Business Combination;

•        the potential conflicts of interest of the Sponsor and OAKU’s officers and directors in the Business Combination; and

•        the other risks described in the “Risk Factors” section of this proxy statement

The Oak Woods Board concluded that these risks could be managed or mitigated by Huajin or were unlikely to have a material impact on the Business Combination or Huajin, and that, overall, the potentially negative factors or risks associated with the Business Combination were outweighed by the potential benefits of the Business Combination to OAKU and its shareholders. The Oak Woods Board realized that there can be no assurance about future results, including results considered or expected as disclosed in the foregoing reasons. The foregoing discussion of the material factors considered by the Oak Woods Board is not intended to be exhaustive, but does set forth the principal factors considered by the Oak Woods Board. Accordingly, after considering the foregoing potentially negative and potentially positive reasons, the Oak Woods Board unanimously determined that the Merger Agreement, and the transactions contemplated thereby, including the Business Combination, were advisable, fair to, and in the best interests of, Oak Woods and its shareholders.

Summary of Financial Analysis of Huajin

The following is a summary of the material financial analyses reviewed by OAKU in connection with the valuation of Huajin. The summary set forth below does not purport to be a complete description of the financial analyses reviewed or factors considered by us nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses reviewed by the Board of Directors. We may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be our view of the actual value of Huajin.

Selected Market Analyses

OAKU reviewed certain financial information of Huajin and the structure of the proposed Business Combination and reviewed Huajin management’s forecast and its existing business and business plan.

Certain Huajin Projected Financial Information

The projections regarding Huajin’s future performance and the review by OAKU’s Board of Directors reflect and consider numerous assumptions made by Huajin management, including material assumptions regarding, among other things,

•        Huajin’s ability to successfully identify suitable strategic opportunities, complete desired strategic transactions, or realize their expected benefits;

•        Huajin’s ability to compete for strategic transactions with other potential players, some of whom may have greater resources than the combined company will;

•        Huajin’s ability to form strategic relationships with partners that operate with adequate profit margin as compared with Huajin or which would increase overall profit margins for Huajin;

•        Huajin’s ability to implement its business model in every local market that it enters;

•        Huajin’s ability to finance strategic transactions and the potential costs of such financing (whether it be debt or equity or a combination thereof);

•        changing government regulations; and

•        the continued effect of the COVID-19 pandemic on the elderly care and health service industry and the economy in general which could adversely affect revenue and income for Huajin.

The Huajin projections were prepared during the months of September 2023 by taking into account the following:

•        Huajin’s historical performance in 2021;

•        Huajin’s historical performance in 2022;

•        Huajin’s historical performance in its ability to set up new franchises and sell products and equipment;

•        Huajin’s historical performance in its ability to prepare for the market in China;

•        General market reports by Accenture and Shanghai Jiaotong University on the health care services industry which include the analysis of the growing demand for the health care services service by end customers.

The competitive landscape was analyzed, to assess the addressable market and to forecast the future pipeline of franchises. The forecast for products sale was determined by the number of new franchises.

The timeframe leading out to 2027 was selected through an analysis of: (i) recent market trends, (ii) the evolving local regulatory framework, and (iii) market consolidation in the health care services sector. The goal was to use a timeframe that led to a more stable, mature and predictable business landscape.

Based on the above, Huajin maintains a 5-year business plan on a rolling basis; in detail, every twelve months Huajin analyzes the discrepancies, if any, between actual and forecast and it calibrates the 5-year business plan, accordingly.

During the fiscal year 2022 and 2021 and three quarters of 2023, Huajin experienced strong growth in securing franchises and in revenue generation. As for the projections, the rapid increase in revenues is mainly driven by the expectation that such growth will continue with additional new franchises resulting in an increase in products sale. The projected increased franchises trend is mainly based on an extrapolation of actual historical data.

For purposes of evaluating Huajin’s financial condition and in connection with the preparation by Huajin of its projections, OAKU management was provided with documents from Huajin including projections for various time periods, including for the years ended December 31, 2023 through 2027, copies of material contracts, summaries of various industry analysis and trends and forecasts, information related to governmental regulations which may affect payments and collections rates and information related past performance.

Cautionary Statement Regarding Huajin Forecasts

Huajin provided OAKU with its internally prepared forecasts for each of the calendar years in the five-year period ending December 31, 2027. OAKU and Huajin do not, as a matter of general practice, publicly disclose long-term forecasts or internal projections of their future performance, revenue, financial condition or other results. However, in connection with the proposed Business Combination, management of Huajin prepared the financial projections set forth below to present key elements of the forecasts provided to OAKU. OAKU is including the following summary of certain Huajin internal, unaudited prospective financial information from Huajin’s management team’s projections for the combined post-merger company solely because that information was made available to OAKU’s Board in connection with the evaluation of the Business Combination. In the view of Huajin’s management team, such forecasts were prepared on a reasonable basis, reflected the best currently available estimates and judgments and presented, to the best knowledge and belief of Huajin’s management, the expected course of action and the expected future financial performance as of the date that such projections were made.

The inclusion in this proxy statement of the OAKU forecasts and of certain analyses referencing such forecasts should not be seen as an indication that Huajin, OAKU or their respective boards of directors, management, affiliates, advisors, or any other related parties consider the forecasts predictive of actual future financial performance or events, and such forecasts should not be relied upon as such. All such parties cannot provide any assurance whatsoever that actual results will be consistent or even partially consistent with the forecasts provided. Indeed, actual results may differ profoundly from projections due to various uncertainties, and none of aforementioned parties undertakes any obligation to update, revise, reconcile, or confirm or disconfirm any forecasts based on circumstances arising after the date at which listed forecasts were generated, based on future events or any other factors. Huajin indicated that it expects to achieve the projected revenue target for 2023 of $17.93 million, and that it expects to achieve its 2024 revenue target of $38.62 million. In addition, Huajin believes that the period from 2023 through 2027 remains in line with the projections at this time. None of Huajin or OAKU or any of their respective affiliated parties intends to make publicly available any updates to the forecasts in this document, except as required by law. None of Huajin or OAKU or any of their respective affiliated parties intends to make publicly available any updates to the forecasts in this document, except as required by law.

Further, the inclusion of financial projections in this proxy statement should not be regarded as an indication that OAKU, Huajin, their respective boards of directors, or their respective affiliates, advisors or other representatives considered, or now consider, such financial projections necessarily to be predictive of actual future results or to support or fail to support your decision whether to vote for or against the Business Combination Proposal. You are cautioned that the projections solely represent Huajin’s best efforts in predicting future operating results and must be considered in that light. As a result, in making a decision regarding the Business Combination, please understand that the projections may be materially different than actual results. OAKU does not intend to reference these financial projections in its future periodic reports filed with the SEC under the Exchange Act.

The financial forecasts prepared by management of OAKU and Huajin were not prepared with a view toward public disclosure nor prepared with a view toward compliance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, or in accordance with GAAP. Neither the independent registered public accounting firm of Huajin nor of OAKU nor any other independent accountant has audited, reviewed, compiled, examined or performed any procedures with respect to the unaudited prospective financial information for the purpose of its inclusion in this proxy statement, and accordingly, neither independent registered public accounting firm nor any other independent accountant expresses an opinion or provides any form of assurance with respect thereto. Due to inherent uncertainties in financial projections of any kind, shareholders are cautioned not to place undue reliance, if any, on the forecasts. Forecasts are subjective in nature and may not be realized, and reflect numerous assumptions made by management, including material assumptions regarding, among other things, market size, commercial efforts, industry performance, general business and economic conditions and numerous other matters that may not be realized and are subject to significant uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of the preparing party.

There may be differences between actual and projected results, and the differences may be material. The risk that these uncertainties and contingencies could cause the assumptions to fail to be reflective of actual results is further increased by the length of time over which these assumptions apply. The failure to achieve assumptions and projections in early periods could have a compounding effect on the projections shown for the later periods. Thus, any such failure of an assumption or projection to be reflective of actual results in an early period could have a greater effect on the projected results failing to be reflective of actual events in later periods.

The financial projections reflect numerous estimates and assumptions with respect to general business, economic, industry, regulatory, market and financial conditions and trends and other future events, as well as matters specific to Huajin’s business, all of which are difficult to predict and many of which are beyond Huajin’s and OAKU’s control. The financial projections are forward-looking statements that are inherently subject to significant uncertainties and contingencies, many of which are beyond OAKU’s and Huajin’s control and Huajin’s limited operating history, diverse geographic markets and nascent industry make evaluating its business and future prospects, including the assumptions and analyses developed by Huajin upon which operating and financial results forecast rely, difficult and uncertain. The various risks and uncertainties include risks set forth in the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Conditions and Results of Operations of Huajin for the Nine Months Ended September 30, 2023 and 2022 and for the Fiscal Year Ended December 31, 2022 and 2021” and “Cautionary Note Regarding Forward-Looking Statements.” As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. Since the financial projections cover multiple years, such information by its nature becomes less reliable with each successive year. These financial projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments.

Furthermore, the financial projections do not take into account any circumstances or events occurring after the date they were prepared. Huajin indicated that it expects to achieve the projected revenue target for 2023 of $17.93 million, and that it expects to achieve its 2024 revenue target of $38.62 million. In addition, Huajin believes that the period from 2023 through 2027 remains in line with the projections at this time. None of Huajin’s independent registered public accounting firm, OAKU’s independent registered public accounting firm or any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections included below, nor have they expressed any opinion or any other form of assurance on such information or their accuracy or achievability, and they assume no responsibility for, and disclaim any association with, the financial projections. Nonetheless, a summary of the financial projections is provided in this proxy statement because they were made available to OAKU and OAKU’s board of directors in connection with their review of the proposed Business Combination.

EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAWS, BY INCLUDING IN THIS PROXY STATEMENT A SUMMARY OF THE FINANCIAL PROJECTIONS FOR HUAJIN, OAKU UNDERTAKES NO OBLIGATIONS AND EXPRESSLY DISCLAIMS ANY RESPONSIBILITY TO UPDATE OR REVISE, OR PUBLICLY DISCLOSE ANY UPDATE OR REVISION TO, THESE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE FINANCIAL PROJECTIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE.

Financial measures provided to a financial advisor in connection with a business combination transaction are excluded from the definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Accordingly, we have not provided a reconciliation of such financial measures.

In light of the foregoing factors and the uncertainties inherent in these projections, shareholders are cautioned not to place undue reliance on these projections.

The key elements of the projections provided by Huajin’s management team to OAKU are summarized in the table below with specific assumptions immediately following the table:

Projected Financial Metrics ($ in millions):

	Year Ending December 31,
	2023E	2024E	2025E	2026E	2027E
Revenue	$17.93	38.62	80.63	122.56	189.97
% Growth		115%	109%	52%	55%
Contribution	$7.17	15.45	32.25	49.03	75.99
% Margin	40%	40%	40%	40%	40%
EBITDA	$4.66	10.81	24.19	39.22	62.69
% Margin	26%	28%	30%	32%	33%
Growth Capex	$45.51	55.93	107.51	163.42	253.30
% Revenue	254%	145%	133%	133%	133%

____________

*        All translations from RMB to U.S. dollars in this section were made at an exchange rate of RMB7.25 to US$1.00. Contribution, Contribution margin, EBITDA and EBITDA margin are non-GAAP measures and each is an addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to net income, operating income or any other performance measure derived in accordance with GAAP or as alternative to cash flows from operating activities as a measure of liquidity.

Assumptions Utilized for the Projected Financial Metrics Table

Franchises:

Assumptions for franchises:    the competitive landscape was analyzed in order to assess the addressable market and to forecast the future pipeline of new franchises. The forecasted number of franchises was determined based on historical trends of existing franchises.

Actual historical results for 2022:    As of December 31, 2023 and 2022, Huajin had 899 and 827 franchises, respectively.

Expectations:    Huajin expects that trend not only to continue, but to accelerate as more cities become comfortable with health care services offerings. Huajin’s projections in the period from 2023 through 2027 assume an annual increase of 47% of 560 which ultimately total 9,173 by the end of 2027.

Revenues:

Assumptions for revenues:    Projected revenues are based on actual results for 2022. Huajin’s projected revenues are a product of the number of new franchises and the average revenue generated by each franchise, based on actual historical results.

Actual historical results for 2022:    For the year ended December 31, 2022, Huajin’s net revenue for each franchise was $8,585.

The above data generated cumulative net revenues from 827 franchises of $7.173 million for the year ended December 31, 2022.

Expectations:    Huajin’s projections for the period from 2023 through 2027 assume, that based upon the aforementioned assumptions, its revenues will increase to up to $190 million for the year ended December 31, 2027.

Other OAKU Considerations

The Board of Directors focused its analysis on whether the Business Combination is likely to generate a return for OAKU’s shareholders that is greater than if the trust were to be liquidated. Our Board of Directors unanimously concluded that the Merger Agreement with Huajin is fair to and in the best interests of the OAKU shareholders.

Recommendation of OAKU’s Board of Directors

After careful consideration, OAKU’s Board of Directors determined that the Business Combination with Huajin is fair to, and in the best interests of, OAKU and its shareholders. On the basis of the foregoing, OAKU’s Board of Directors has approved and declared advisable the Business Combination and recommends that you vote or give instructions to vote “FOR” each of the Business Combination Proposal and the other Proposals.

OAKU’s Board of Directors have interests that may be different from, or in addition to your interests as a shareholder. See “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for further information.

Interests of Certain Persons in the Business Combination

When you consider the recommendation of OAKU’s Board of Directors in favor of adoption of the Business Combination Proposal and other proposals, you should keep in mind that OAKU’s directors and officers, and business combination advisors, have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder, including:

•        If the proposed Business Combination is not completed by the date that is 12 months from the closing of the Initial Public Offering, or March 27, 2024, the 1,437,500 Initial Shares held by OAKU’s Sponsor and other Initial Shareholders, which were acquired prior to the Initial Public Offering for an aggregate purchase price of $25,000, will be worthless. Such OAKU Shares had an aggregate market value of $[•] based on the closing price of OAKU’s Ordinary Shares of $[•] on the Nasdaq Capital Market as of [•], 2024.

•        If the proposed Business Combination is completed, the approximate dollar value of the Initial Shares held by the Sponsor and the other Initial shareholders in the post-combination company, based on the transaction value would be approximately $18,378,130 (assuming no further redemptions by the public shareholders and approximately $18,378,130 (assuming maximum redemptions).

•        In each of the above scenarios, the accretion in value of the Initial Shares over the purchase price paid by the Sponsor for such shares would result in the Sponsor and other Initial Shareholders, including our former director and CEO, Fen Zhang, earning a positive rate of return on its investment, which could occur even if other OAKU shareholders experience a negative rate of return on their investment in the post-Business Combination company.

•        If the proposed Business Combination is not completed by the date that is 12 months from the closing of the Initial Public Offering, or March 27, 2024, the 343,125 OAKU Private Units purchased by our Sponsor, for a total purchase price of $3,431,250, will be worthless. Such Private Warrants and Private Rights included in such OAKU Private Units had an aggregate market value of approximately $[•] based on the closing price of OAKU’s warrants of approximately $[•] and the closing price of OAKU’s rights of approximately $[•] on the Nasdaq Capital Market as of [•], 2024.

•        The exercise of OAKU’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in OAKU’s shareholders’ best interest.

•        If the Business Combination with Huajin is completed, OAKU will designate three members to the Board of Directors of the post Business combination company, including Lixin Zheng, who is currently a director of OAKU, and Lauren Simmons and Mitchell Cariaga, who are independent directors of OAKU, will serve as the nominees.

•        OAKU’s Sponsor has extended working capital loans in the aggregate principal amount of $500,000 to OAKU. Such working capital loans evidenced by a promissory note and will either be paid upon consummation of the Business Combination, without interest, or, at holder’s discretion, converted into additional private units at a price of $10.00 per unit. These private units would be identical to the Private Units held by the Sponsor.

•        Directors, officers and founders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us. Presently, none of the Sponsor or our directors, officers and their affiliates have incurred any out-of-pocket expenses that are subject to reimbursement.

•        We have engaged AsianLegend as our advisor in connection with a Business Combination to assist us in holding meetings with its shareholders to discuss the potential Business Combination and the target business’ attributes, introduce us to potential investors that are interested in purchasing our securities, assist us in obtaining shareholder approval for the Business Combination and assist us with our press releases and public filings in connection with the Business Combination simultaneously upon the firm commitment of this offering. Under the Merger Agreement and the agreement entered into between AsianLegend and us, with the consent of Huajin, We will pay AsianLegend a cash fee of $100,000 per month, from March 23, 2023 to the date of Closing of the Business Combination for such services, plus 1,172,432 Class A Ordinary Shares issued to AsianLegend, upon the consummation of a Business Combination. The shares issued to AsianLegend is contingent on the Closing of the Business Combination.

Anticipated Accounting Treatment

The Business Combination will be treated by OAKU as a “reverse recapitalization” in accordance with GAAP. For accounting purposes, Huajin is considered to be acquiring OAKU in this transaction. Therefore, for accounting purposes, the Business Combination will be treated as the equivalent of a capital transaction in which Huajin is issuing share for the net assets of OAKU. The net assets of OAKU will be stated at historical cost, with no goodwill or other intangible assets recorded. The post-acquisition financial statements of OAKU will show the consolidated balances and transactions of OAKU and Huajin as well as comparative financial information of Huajin (the acquirer for accounting purposes).

Regulatory Approvals

The Business Combination and the other transactions contemplated by the Merger Agreement are not subject to any additional federal or state regulatory requirements or approvals, including the Hart-Scott Rodino Antitrust Improvements Act of 1976.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement and the First Amendment, a copy of which is attached as Annex D to this proxy statement. You are encouraged to read the Merger Agreement, as amended, in its entirety for a more complete description of the terms and conditions of the Business Combination.

Acquisition of Huajin; Consideration

Upon the closing of the transactions contemplated in the Merger Agreement (the “Closing”), Huajin will become a wholly-owned subsidiary of OAKU. The consummation of the transactions contemplated by the Merger Agreement are referred to collectively as the Business Combination. Merger Sub will merge with and into Huajin with Huajin surviving the merger.

The former shareholders of Huajin will receive Class A Ordinary Share of OAKU. Assuming “Closing Net Debt” of Huajin (as defined in the Merger Agreement) of $15,513,567, OAKU will issue an aggregate maximum of 23,448,643 Class A Ordinary Share to Huajin securityholders. Of these shares, 5% of the total shares issued to Huajin will be issuable to the Escrow Participant, Xuehong Li, founder of Huajin, and placed in escrow for a period of up to twelve (12) months to provide for indemnification claims which may be brought by OAKU. Further, we have assumed that the Closing Consideration Conversion Ratio under the Merger Agreement is ten dollars per Class A Ordinary Share of OAKU at a valuation of Huajin of 250 million dollars without taking into account the reduction of the valuation by the amount of Huajin’s Closing Net Debt.

Assuming there are no redemptions of our public shares, and the issuance of the estimated 23,448,643 OAKU Shares to the Huajin securityholders pursuant to the Merger Agreement, that Huajin’s closing net debt at the time of the Business Combination is $15,513,567, the issuance of 500,000 OAKU Shares in the Backstop Commitment, automatic conversion of all issued and outstanding OAKU Class B Ordinary Shares into Class A Ordinary Shares on a one-for-one basis, and the issuance of OAKU Shares upon the conversion of the OAKU Public Rights, OAKU will have an aggregate of approximately 33,667,221 Class A Ordinary Shares issued and outstanding. Such figures do include the conversion of holders of OAKU’s public and private rights, but do not include any OAKU Shares which may be issued upon exercise of 5,750,000 Public Warrants and 343,125 Private Warrants issued to the Sponsor. Of such amount, it is anticipated that upon completion of the Business Combination, the ownership of the outstanding OAKU Ordinary Share of the post-Merger company will be as follows:

•        OAKU public shareholders will own approximately 17.1%, of the outstanding OAKU Shares excluding shares beneficially owned by our Initial Shareholders (accounting for 17.1% of our voting power);

•        Our Initial Shareholders, including our past directors and officers, will own approximately 5.5% of the outstanding OAKU Shares (accounting for 5.5% of our voting power);

•        Our holders of OAKU public rights will own approximately 2.8% of our ordinary shares (accounting for 2.8% of our voting power);

•        the former Huajin securityholders will own approximately 69.6% of the outstanding OAKU Shares (accounting for 69.6% of our voting power);

•        the advisor to the Business Combination, AsianLegend, will own approximately 1,362,748 OAKU Class A ordinary shares, which will represent approximately 3.5% of our ordinary shares and 3.5% of the voting power of our ordinary shares; and

•        the Backstop Investor will own approximately 1.5% of the total shares outstanding (assuming that $5,000,000 of OAKU Class A ordinary shares are subscribed for in the Backstop Commitment) (accounting for 1.5% of our voting power).

Assuming (i) redemption by holders of all of OAKU’s Class A Ordinary Share and; (ii) the issuance of 23,448,643 OAKU Shares at closing to the Huajin securityholders, the issuance of OAKU shares pursuant to a $5,000,000 Backstop Commitment, automatic conversion of all issued and outstanding OAKU Class B Ordinary Shares into Class A Ordinary Shares on a one-for-one basis, and the conversion of the OAKU Rights into OAKU Shares, OAKU will have approximately 29,917,221 shares issued and outstanding at closing of the Business Combination. Of such amount, it is anticipated that upon completion of the Business Combination, the ownership of the outstanding OAKU Ordinary Share of the post-Merger company will be as follows:

•        OAKU public shareholders (which excludes our Sponsor) will own 0 OAKU Class A ordinary shares, which will represent approximately 0% of our ordinary shares and 0% of the voting power of our ordinary shares;

•        Our Initial Shareholders will own, assuming conversion of all private rights but not any of the private warrants, 1,837,813 OAKU Class A ordinary shares, which will represent approximately 6.5% of our ordinary shares and 6.5% of the voting power of our ordinary shares;

•        Our holders of OAKU Public Rights will own 958,333 OAKU Class A ordinary shares, which will represent approximately 3.4% of our ordinary shares and 3.4% of the voting power of our ordinary shares;

•        Huajin former shareholders will own approximately 23,448,643 ordinary shares OAKU Class A ordinary shares, which will represent approximately 84.1% of our ordinary shares and 84.1% of the voting power of our ordinary shares;

•        the advisor to the Business Combination, AsianLegend, will own approximately 1,172,432 OAKU Class A ordinary shares, which will represent approximately 4.2% of our ordinary shares and 4.2% of the voting power of our ordinary shares; and

•        the Backstop Investor will own approximately 1.8% of the total shares outstanding (assuming that $5,000,000 of OAKU Class A ordinary shares are subscribed for in the Backstop Commitment) (accounting for approximately 1.8% of our voting power).

The ownership percentages with respect to the post-Business Combination company set forth above do not take into account:

(a)     shares underlying issued and outstanding OAKU Public Warrants issued in our IPO (5,750,000 warrants) that will remain outstanding immediately following the Business Combination; and

(b)    the issuance of any shares upon exercise of 343,125 Private Warrants held by the Sponsor.

After giving effect to the exercise and conversion of all securities, ownership and voting control of our Initial Shareholders will be as follows:

	Assuming No Redemptions(1)			Assuming Maximum Redemptions(2)
	Shares	Ownership %	Voting %	Shares	Ownership %	Voting %
Sponsor and affiliates(3)	1,837,813	4.6	4.6	1,837,813	5.4%	5.4%

____________

(1)      This presentation assumes no additional holders of our Class A Ordinary Share exercise their redemption rights with respect to their redeemable Class A Ordinary Share upon the Closing.

(2)      This presentation assumes the maximum redemption of our public shares, resulting in no assets in our trust account).

(3)      Holdings of the listed category of shareholder consists of the initial shares held by the Sponsor, our current and former officers and directors, private shareholders, and our advisor in our IPO, Space Frontier Investment Holding Limited.

If the actual facts are different than these assumptions, the percentage ownership retained by our public shareholders following the Business Combination will be different.

The number of OAKU Shares to be issued at Closing is based upon a total valuation of $250,000,000, for the post-Merger Company. See “General Description of the Business Combination” page 103 above and “Conduct Prior to Closing; Covenants” below at page 120. The issuance of the OAKU Shares to the securityholders of Huajin is being consummated on a private placement basis, pursuant to Section 4(a)(2) of the Securities Act and Regulation D and Regulation S, promulgated thereunder.

As a condition to the Merger Agreement, Huajin provided the sum of $330,000 at execution of the Merger Agreement to OAKU, a portion of which funds will be utilized to provide the deposit required to extend the existence of OAKU from March 27, 2024 to June 26, 2024. The balance of such funds may be used by OAKU to fund expenses.

The parties agreed that immediately following the closing of the Business Combination, OAKU’s board of directors will consist of no more than five directors, three of which will be designated by OAKU and two of which will be designated by Huajin. The following persons will serve as directors of OAKU following closing: Xuehong Li, Lixin Zheng, Lauren Simmons, Mitchell Cariaga and Yaoxing “Kevin” Han.

Additionally, as part of the merger of Merger Sub with and into OAKU, the corporate name of OAKU will be changed from Oak Woods Acquisition Corporation to Huajin Health Group Company Limited.

The Issuance of Class A Ordinary Shares to AsianLegend

AsianLegend acted as financial advisor to OAKU with respect to the Business Combination and will receive a fee from OAKU for its services, a substantial portion of which will become payable only if the Business Combination is consummated, with the consent of Huajin and OAKU, and subject to the terms and conditions set forth in the letter agreement dated March 23, 2023, [as amended,] between AsianLegend and OAKU. In addition, OAKU has agreed to indemnify AsianLegend for certain liabilities arising out of its engagement. Prior the parties’ entry into the Merger Agreement, AsianLegend did not have any other financial advisory or other significant commercial or investment banking relationships with Huajin. 1,172,432 Class A Ordinary Shares will be issued to AsianLegend in exchange for its services rendered for the Business Combination, upon the Closing. The shares issued to AsianLegend is contingent on the consummation of a Business Combination and not subject to the Lock-Up Agreements described below in this proxy statement. The Company and AsianLegend also agreed to enter into a registration rights agreement to grant AsianLegend certain rights to register the resale of any shares issued to AsianLegend after the Business Combination.

The Backstop Commitment

In connection with the Business Combination, on [•], 2024, OAKU entered into a forward purchase agreement (the “Forward Purchase Agreement”) with [•] (“Backstop Investor”), on terms and conditions mutually agreeable to OAKU and Huajin, pursuant to which OAKU agreed to sell up to $5 million (the “Backstop Commitment”) of the OAKU Class A Ordinary Shares to the Backstop Investor or its designees and commonly controlled affiliates, including co-investment funds controlled by Backstop Investor or its affiliates.

The Backstop Investor is an affiliate of Huajin. The Backstop Investor, together with its designees or affiliates, are providing the Backstop Commitment.

Assuming no redemptions occur, the Backstop Investor, following completion of the Business Combination, will own a minimum 500,000 OAKU Class A Ordinary Share at $10.00 per share, which will represent an ownership interest of 1.5% in OAKU, and OAKU’s public shareholders will retain an ownership interest of 19.9% in OAKU.

Such Backstop Commitment will consist of a primary placement to occur concurrently with the closing of the Business Combination, pursuant to which the Company shall sell 500,000 Class A Ordinary Share at $10.00 per share for a total drawdown of $5,000,000.

Such proceeds will (i) offset any capital used for shareholder redemptions; (ii) fund the cash portion of the consideration to certain shareholders of Huajin and transaction expenses in connection with the Business Combination; or (iii) be used for other corporate purposes, including satisfaction of its minimum cash requirements immediately following the Business Combination.

The Company and the Backstop Investor also agreed to enter into a registration rights agreement to grant the Backstop Investor certain rights to register the resale of any shares issued in the Backstop Commitment after the Business Combination.

Shareholder Approval

Prior to the consummation of the Business Combination, the holders of a majority of OAKU’s Ordinary Share attending a shareholder’s meeting, in person or by proxy (at which there is a quorum), must approve the transactions contemplated by the Merger Agreement (the “shareholder Approval”). In connection with obtaining the shareholder Approval, OAKU must call an extraordinary general meeting of its Ordinary Shareholders and must prepare and file with the SEC a Proxy Statement on Schedule 14A, which will be mailed to all shareholders entitled to vote at the meeting. Under the terms of the Merger Agreement, OAKU also agreed to obtain shareholder approval for the Charter Amendment Proposal (Proposal No. 2), the Nasdaq 20% Proposal (see Proposal No. 3), and the Director Election Proposal (Proposal No. 4). This proxy statement is intended to satisfy the information requirements under Schedule 14A for each of these proposals.

Representations and Warranties under the Merger Agreement

In the Merger Agreement, Huajin (on behalf of itself and its subsidiaries) and the Shareholders’ Representative made certain representations and warranties (with certain exceptions set forth in the disclosure schedule to the Merger Agreement) relating to, among other things: (a) proper corporate organization of Huajin and its subsidiaries and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (c) absence of conflicts; (d) capital structure; (e) accuracy of charter and governing documents; (f) affiliate transactions; (g) required consents and approvals; (h) financial information including projections; (i) absence of certain changes or events; (j) title to assets and properties; (k) material contracts; (l) insurance; (m) licenses and permits; (n) compliance with laws, including those relating to foreign corrupt practices and money laundering; (o) ownership of intellectual property; (p) suppliers; (q) accounts receivable and payables; (r) employees; (s) employment and labor matters and related party matters; (q) taxes and audits; (r) environmental matters; (s) brokers and finders; (t) projections; (u) projections; (u) Backstop Commitments; and (v) other customary representations and warranties.

In the Merger Agreement, OAKU made certain representations and warranties relating to, among other things: (a) proper corporate organization and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (c) absence of brokers and finders; (d) capital structure; (e) validity of the OAKU Merger Shares issuable to the Huajin securityholders; (f) minimum trust fund amount; (g) continued Nasdaq listing for the OAKU Shares and the other classes of securities issued in its IPO; and (h) compliance with SEC filing requirements.

Conduct Prior to Closing; Covenants

The Merger Agreement contains certain customary covenants of OAKU and Huajin, including, among others, the following:

•        Huajin has agreed to

(i)     operate its business in the ordinary course prior to the closing of the Business Combination (with certain exceptions) and not to take certain specified actions without the prior written consent of OAKU;

(ii)    enter into new employment agreements with certain executive officers, including Huajin’s founder; Xuehong Li.

(iii)   enter into restrictive covenant agreements with Huajin’s founder, Xuehong Li, and certain other officers pursuant to which they will agree to certain non-compete and non-solicit provisions; and

(iv)   enter into lockup agreements with Huajin’s founder, Xuehong Li, and certain of its existing security holders to restrict the ability of such persons to sell or transfer their newly acquired OAKU Shares for a period of up to one year (in the case of Xuehong Li) and six months (in the case of other security holders) following the Closing;

•        OAKU has agreed to:

(i)     operate its business in the ordinary course prior to the closing of the Business Combination (with certain exceptions) and not to take certain specified actions without the prior written consent of Huajin;

(ii)    receive its Board of Directors’ approval, subject to shareholder approval, of a new equity-based share incentive plan and recommendation that the OAKU shareholders adopt such plan which will include a reserve for a number of shares available for issuance under such equity incentive plan not to exceed [•] percent ([•]%) of the total number of OAKU’s Ordinary Share on a fully-diluted basis; and

(iii)    file with the Nasdaq Stock Market a listing qualifications application to obtain from the Nasdaq Stock Market continued listing of the OAKU Ordinary Shares and other listed securities, which listing application will reflect the change in management of OAKU, the change to its Board of Directors, the change of the operations to reflect the Huajin businesses, the issuance of the OAKU Shares to the Huajin securityholders and as part of the Backstop Commitment; and such other matters as are customary for a company whose securities are traded on the Nasdaq Capital Market; and

•        OAKU and Huajin have agreed to use their commercially reasonable efforts to jointly prepare this proxy statement, including any required disclosure and financial statements which must be included under SEC rules, and to respond to inquiries and comments from the SEC related thereto.

Conditions to Closing

General Conditions

Pursuant to the terms of the Merger Agreement, the obligation of OAKU and Huajin to consummate the Business Combination is conditioned on, among other things: (a) the absence of any order, stay, judgment or decree by any government agency restraining or prohibiting or imposing any condition on the closing of the Business Combination; (b) all necessary governmental approvals having been obtained; (c) the absence of any litigation brought by a governmental agency seeking to enjoin or otherwise restrict the consummation of the Business Combination; (d) OAKU’s listing application for the combined companies with the Nasdaq Capital Market in connection with the transactions contemplated by the Merger Agreement shall have been approved, immediately following the Closing and OAKU, on a combined basis, shall satisfy any applicable initial and continuing listing requirements of the Nasdaq Capital Market and OAKU shall not have received any notice of non-compliance therewith; (e) the OAKU Shares shall have been approved for continued listing on the Nasdaq Capital Market, subject to completion of the Business Combination; (f) OAKU shall have unrestricted cash on hand equal to or in excess of $5,000,000 before payment or deduction of any costs and expenses incurred with respect to the Business Combination; (g) each of the directors and officers of OAKU, other than Lixin Zheng, Mitchell Cariaga and Lauren Simmons shall provide their resignations, shall provide their resignations effective at Closing, and the proposed new directors of the Purchaser shall have been appointed; and (h) each of OAKU and Huajin shall have obtained the approval of its respective shareholders.

The Huajin securityholders, acting upon a majority vote of its shareholders entitled to vote, approved the Business Combination on [•], 2024.

Huajin’s Conditions to Closing

The obligations of Huajin to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above, are conditioned upon, among other things, each of the following:

•        OAKU complying in all material respects with all of its obligations required to be performed pursuant to the covenants in the Merger Agreement;

•        OAKU Shares, after giving effect to the Business Combination, continue to remain accepted for listing and trading upon the Nasdaq Stock Market; and

•        All of the representations and warranties of OAKU contained in the Merger Agreement and in any certificate delivered in connection with Closing, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect (as defined in the Merger Agreement), shall be true and correct.

OAKU’s Conditions to Closing

The obligations of OAKU to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above in the first paragraph of this section, are conditioned upon, among other things, each of the following:

•        There shall have been no continuing event, change or occurrence which individually or together with any other event, change or occurrence, would reasonably be expected to have a material adverse effect on Huajin;

•        Huajin shall have duly performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date;

•        All of the representations and warranties of Huajin contained in the Merger Agreement and in any certificate delivered in connection with Closing, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect (as defined in the Merger Agreement), shall be true and correct;

•        The Backstop Commitment shall be consummated pursuant to and in accordance with the terms of the applicable Forward Purchase Agreements;

•        Huajin shall have delivered to OAKU executed (i) payoff letters for all indebtedness, expenses and other liabilities of itself and each of its subsidiaries that remain unpaid as of immediately prior to the Closing, and (ii) any required consents to the transactions contemplated hereunder under any material contracts, leases or permits;

•        OAKU shall have received a legal opinion from counsel to Huajin with respect to certain usual and customary matters;

•        OAKU shall have received executed employment agreements from certain members of management of Huajin;

•        OAKU shall have received executed non-compete agreements restrict their ability to compete against the businesses of the combined companies for up to three years following the closing;

•        OAKU shall have received the audited financial statements of Huajin and the projections;

•        Each of the Registration Rights Agreement, Lock-up Agreement, and Escrow Agreement shall have been duly executed and delivered by each party thereto other than OAKU; and

•        Huajin shall have available capital in an amount sufficient for the purposes of paying its indebtedness and to provide for sufficient working capital.

Lock-up Agreements

Under the terms of the Merger Agreement, it was agreed upon by the parties that until (i) the first anniversary of the Closing of the Business Combination with respect to Huajin’s founder, Xuehong Li, and (ii) the six month anniversary of the Closing with respect to certain other Huajin securityholders owning at least 75,000 shares (the “Lockup Period End Date”), such Huajin securityholders, directly or indirectly, will not: (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any OAKU’s Class A Ordinary Share, or any other securities of the OAKU convertible into or exercisable or exchangeable for any OAKU’s Class A Ordinary Share which are owned as of the Closing Date (collectively, the “Lockup Shares”); (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Lockup Shares, whether any such transaction is to be settled by delivery of the Lockup Shares or other securities, in cash or otherwise; or (iii) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Lockup Shares or any other securities of OAKU, other than pursuant to the separate registration rights agreement between OAKU and the former Huajin securityholders.

Registration Rights Agreement

Under the terms of the Merger Agreement, it was agreed upon by the parties that the former Huajin securityholders would be entitled to certain registration rights with respect to the OAKU Shares received by them in the Business Combination. Under the terms of the agreement, commencing nine (9) months after the Closing, the former Huajin securityholders may make one (1) demand and up to two (2) piggyback registration requests to have OAKU file a registration statement on their behalf or include in a registration statement filed by OAKU, with the Securities and Exchange Commission to provide for the resale under the Securities Act of 1933, as amended, the shares received in the Business Combination by them. The filing of the registration statements and the payment of filing fees and related costs such as legal and accounting costs will be borne by OAKU.

Indemnification

From and after the Closing, Huajin’s founder, Xuehong Li, has agreed to indemnify and hold harmless OAKU against and in respect of specified actual and direct losses incurred or sustained by OAKU as a result of: (a) any breach of any of Huajin’s representations and warranties set forth in the Merger Agreement (as modified by the Huajin disclosure schedules to the Merger Agreement) and (b) any breach of any covenants or obligations of Huajin contained in the Merger Agreement to be performed prior to the Closing. An aggregate of the 5% of the Purchaser Merger Shares issuable to the Escrow Participant, Xuehong Li, Huajin’s founder, at the Closing shall be deposited into a third-party escrow account (the “Indemnification Escrow Shares”) to serve as OAKU’s exclusive security for Xuehong Li’s obligation to indemnify OAKU under the Merger Agreement. The survival period for such indemnification is 12 months.

Notwithstanding anything in the Merger Agreement to the contrary:

•        OAKU’s sole and exclusive remedy for all indemnifiable losses under the Merger Agreement shall be the recovery of a number of OAKU Shares from the Escrow Shares having a value equal to the losses that have been finally determined to be owing to OAKU in accordance with the Merger Agreement (at an assumed value equal to $10.00 per share (the “Escrow Share Value”)), subject to the Indemnifiable Loss Limit (as defined below).

•        The maximum liability of the Huajin’s founder, Xuehong Li, under the Merger Agreement or otherwise in connection with the transactions contemplated by the Merger Agreement shall in no event exceed an amount equal to: (i) the Escrow Share Value, multiplied by (ii) the Escrow Shares (the “Indemnifiable Loss Limit”).

•        OAKU shall not be entitled to indemnification unless and until the aggregate amount of losses is at least $200,000, at which time, subject to the Indemnifiable Loss Limit, OAKU shall be entitled to indemnification for any losses above such threshold.

•        The Huajin’s founder, Xuehong Li, shall have no liability or obligation to indemnify OAKU under the Merger Agreement with respect to the breach or inaccuracy of any representation, warranty, covenant or agreement based on any matter, fact or circumstance known to OAKU or any of its representatives or disclosed in the information set out in any schedule to the Merger Agreement.

•        Nothing in the Merger Agreement (i) limits the parties’ rights to seek injunctive relief or other equitable remedies, (ii) would prevent OAKU from bringing an action for fraud (with scienter) against the Person who committed such fraud (with scienter) or (iii) limit the right of any person or entity to pursue remedies under any other agreement entered into in connection with the transactions contemplated by the Merger Agreement against the parties thereto.

The indemnification to which OAKU is entitled from the Escrow Participants pursuant to the Merger Agreement for losses shall be effective so long as it is asserted prior to the expiration of the 12 month anniversary of the Closing date (the “Survival Period”); provided, that in the event that any indemnification notice shall have been given by OAKU in accordance with the provisions of the Merger Agreement (each, an “Indemnification Notice”) prior to the expiration of the Survival Period and such claim has not been finally resolved by the expiration of the Survival Period, the representations, warranties, covenants, agreements or obligations that are the subject of such Indemnification Notice shall survive for an additional period of 12 months for purposes of resolving any such claims.

Termination

The Merger Agreement may be terminated and/or abandoned at any time prior to the closing by:

•        the mutual written agreement of Huajin and OAKU;

•        OAKU or Huajin, in the event a governmental authority shall have issued an order, having the effect of permanently restraining, enjoining or otherwise prohibiting the Business Combination, which order is final and non-appealable.

•        OAKU, if there shall have been a material adverse effect on Huajin following the date of the Merger Agreement which is uncured and continuing or if Huajin amends, changes or modifies or seeks to amend, change or modify its disclosure schedules, financial statements or projections delivered to OAKU in accordance with the Merger Agreement and such amendment, change or modification will constitute a material adverse change.

•        OAKU, if the shareholders Meeting is held and it has concluded that its shareholders have not approved the Business Combination.

•        OAKU, if: (i) Huajin shall have breached any representation, warranty, agreement or covenant contained in the Merger Agreement to be performed on or prior to the Closing Date, which has rendered the satisfaction of any of the conditions set forth in Section 9.2 of the Merger Agreement impossible; and (ii) such breach shall not be cured within thirty (30) days following receipt by Huajin of a written notice from OAKU describing in reasonable detail the nature of such breach.

•        Huajin, if: (i) OAKU shall have breached any of its covenants, agreements, representations, and warranties contained herein to be performed on or prior to the Closing Date, which has rendered the satisfaction of any of the conditions set forth in Section 9.3 of the Merger Agreement impossible; and (ii) such breach shall not be cured within thirty (30) days following receipt by OAKU of a written notice from Huajin describing in reasonable detail the nature of such breach.

The Merger Agreement further provides, that other than with respect to the failure of (1) the SEC to provide to OAKU notice of no further comments to its proxy statement or (2) OAKU to comply with its obligation to take all necessary actions to extend its corporate existence as described in the Merger Agreement, in the event that (i) the Closing does not take place on or prior to March 27, 2024 (or a later date as may be extended by OAKU’s board and/or its shareholders) due to any delay caused by or any reason directly attributable to Huajin or its subsidiaries, or (ii) there is a valid and effective termination of this Agreement by OAKU pursuant to Sections 12.2(a) or Section 12.3(a) of the Merger Agreement, then Huajin shall pay to OAKU a break-up fee in cash equal to Two Million U.S. Dollars ($2,000,000).

The foregoing summary of the Merger Agreement, does not purport to be complete and is qualified in its entirety by reference to the actual Merger Agreement, which is filed as Annex A hereto, and which are incorporated by reference herein. Terms used herein as defined terms and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

Except as described above, no consideration was paid by OAKU in connection with the agreements described above.

Vote Required for Approval

The approval of the Business Combination Proposal requires the affirmative vote of a majority of the OAKU Shares present in person or represented by proxy and entitled to vote.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 2

THE CHARTER AMENDMENT PROPOSAL

Overview

In connection with the Business Combination, we are asking our shareholders to approve as a Special Resolution, that upon completion of the Business Combination (i) the name of the Company be changed to “Huajin Health Group Company Limited” from “Oak Woods Acquisition Corporation”; (ii) clause 1 of the current memorandum of association of the Company be deleted in its entirety and replaced with the following new clause 1 “The name of the Company is Huajin Health Group Company Limited”; (iii) the reclassification and redesignation of all of the currently authorized and issued and outstanding Class B Ordinary Shares into Class A Ordinary Shares on a one-for-one basis, such that following such reclassification and redesignation the authorized share capital of the Company of US$55,500 divided into 500,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, 50,000,000 Class B Ordinary Shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each be reclassified and redesignated into US$55,500 divided into 550,000,000 Class A Ordinary Shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each, of which [7,530,625] Class A Ordinary Shares and 0 preference shares shall be issued and outstanding (the “Class B to Class A Re-classification); (iv) contemporaneously with the Class B to Class A Re-classification, the reclassification and redesignation of all of the authorized and issued and outstanding Class A Ordinary Shares into ordinary shares of the Company on a one-for-one basis, such that following such reclassification and redesignation the authorized share capital of the Company of US$55,500 divided into 550,000,000 Class A Ordinary Shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each be reclassified and redesignated into US$55,500 divided into 550,000,000 ordinary shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each, of which [•] ordinary shares and 0 preference shares shall be issued and outstanding; (v) clause 5 of the current memorandum of association of the Company be deleted in its entirety and replaced with the following new clause 5 “The share capital of the Company is US$55,500 divided into 550,000,000 ordinary shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each”; (vi) the Amended and Restated Memorandum and Articles of Association, substantially in the form attached to the accompanying proxy statement as Annex C, reflecting the foregoing resolutions and removing or amending those provisions which terminate or otherwise cease to be applicable following the consummation of the Business Combination be adopted in substitution for and to the exclusion of, the existing memorandum and articles of association of the Company; and (vii) the registered office provider and company secretary be authorized to undertake all such matters, including making all such filings with the Registrar of Companies in the Cayman Islands, as may be required to give effect to this resolution. This proposal is referred to as the “Charter Amendment Proposal” or “Proposal No. 2.”

•        If the Business Combination and the Charter Amendment Proposal are approved, we would amend our current Amended and Restated Memorandum and Articles of Association with the matters described in this Proposal.

Comparison of Current Charter to Proposed Charter

The following is a summary of the key changes effected by the proposed amendments (the “Proposed Charter”) relative to the current Amended and Restated Memorandum and Articles of Association. This summary is qualified in its entirety by reference to the full text of the proposed Amended and Restated Memorandum and Articles of Association, substantially in the form included as Annex C to this proxy statement.

•        to change the name of the public entity to “Huajin Health Group Company Limited” from “Oak Woods Acquisition Corporation”;

•        upon completion of the Business Combination, the reclassification and redesignation of all of the currently authorized and issued and outstanding Class B Ordinary Shares into Class A Ordinary Shares on a one-for-one basis;

•        contemporaneously with the Class B to Class A Re-classification, the reclassification and redesignation of all of the authorized and issued and outstanding Class A Ordinary Shares into ordinary shares of the Company on a one-for-one basis; and

•        to adopt an Amended and Restated Memorandum and Articles of Association, substantially in the form attached to the accompanying proxy statement as Annex C, reflecting the foregoing resolutions and removing or amending those provisions which terminate or otherwise cease to be applicable following the consummation of the Business Combination.

Reasons for the Approval of the Charter Amendment Proposal

In the judgment of the Board, the Proposed Charter are necessary to address the needs of the post-combination company. In particular:

•        the name of the new public entity is desirable to reflect the business of the post-combination company; and

•        the reclassifications of our authorized and issued Class B Ordinary Shares and Class A Ordinary Shares are desirable to establish a structure to align our capital structure with that of Huajin.

Vote Required for Approval

The approval of the Charter Amendment Proposal requires the affirmative vote of a majority at least two-thirds of the Members as, being entitled to do so, vote in person or by proxy at the extraordinary general meeting, or any adjournment thereof. Broker non-votes will have no effect on the vote for this proposal.

The Charter Amendment Proposal is conditioned upon approval of the other condition precedent proposals. If the other condition precedent proposals are not approved, the Charter Amendment Proposal will have no effect, even if approved by our shareholders.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE CHARTER AMENDMENT PROPOSAL.

The existence of financial and personal interests of one or more of OAKU’s directors may result in a conflict of interest on the part of such director(s) between what he or they may believe is in the best interests of OAKU and its shareholders and what he or they may believe is best for himself or themselves in determining to recommend that shareholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of OAKU’s Directors and Officers in the Business Combination” for a further discussion.

PROPOSAL NO. 3

THE NASDAQ 20% SHARE ISSUANCE PROPOSAL

Overview

In connection with the Business Combination, we are asking our shareholders to approve, as an ordinary resolution, the issuance of Class A Ordinary Shares constituting more than 20% of the issued and outstanding Class A Ordinary Shares of OAKU pursuant to the terms of the Merger Agreement (including shares issued to former security holders of Huajin and shares issued to the advisor of Business Combination, AsianLegend) and any private placement in connection with the Backstop Commitment, as required by Listing Rules 5635(a), (b), and (d) of the Nasdaq Capital Market. This proposal is referred to as the “Nasdaq 20% Proposal” or “Proposal No. 3.”

Background

We are seeking shareholder approval of the Nasdaq Proposal in order to comply with Nasdaq Listing Rules 5635(a), (b) and (d).

Under Nasdaq Listing Rule 5635(a), shareholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such Ordinary Shares (or securities convertible into or exercisable for Ordinary Shares); or (B) the number of Ordinary Shares to be issued is or will be equal to or in excess of 20% of the number of Ordinary Shares outstanding before the issuance of the Ordinary Shares or securities.

Under Nasdaq Listing Rule 5635(b), shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control.

Under Nasdaq Listing Rule 5635(d), shareholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of Ordinary Share (or securities convertible into or exercisable for Ordinary Share) at a price that is less than the greater of book or market value of the share if the number of Ordinary Share to be issued is or may be equal to 20% or more of the Ordinary Share, or 20% or more of the voting power, outstanding before the issuance.

Prior to the Business Combination, we have 6,093,125 Class A Ordinary Share and 1,437,500 Class B Ordinary Share issued and outstanding. Upon the Closing of the Business Combination, all issued and outstanding Class B Ordinary Shares will automatically convert into Class A Ordinary Share on a one-for-one basis.

Pursuant to the Merger Agreement, we anticipate that we will issue to Huajin securityholders as Closing Merger Consideration upon closing of the Business Combination an aggregate of approximately _______________ Class A Ordinary Share. See “The Business Combination Proposal — The Merger Agreement.” Because the number of our Class A Ordinary Share we anticipate issuing in the Business Combination (1) will constitute more than 20% of our outstanding Ordinary Share and more than 20% of outstanding voting power prior to such issuance and (2) will result in a change of control of OAKU, we are required to obtain shareholder approval of such issuances pursuant to Nasdaq Listing Rules 5635(a) and (b).

Further, under the Merger Agreement, it is a condition of the Business Combination that we complete the Backstop Commitment. As defined under the Merger Agreement, if we complete the Backstop Commitment, we would issue $5,000,000 of OAKU Ordinary Shares. Based on the anticipated purchase price of the securities offered in the Backstop Commitment, we would issue at the closing of the Business Combination an aggregate of 500,000 OAKU Class A Ordinary Share.

In addition, under the Merger Agreement, with the consent of Huajin and OAKU, and subject to the terms and conditions set forth in the letter agreement dated March 23, 2023, as amended, between AsianLegend and OAKU, AsianLegend acted as financial advisor to OAKU with respect to the Business Combination and will receive 1,172,432 OAKU Class A Ordinary Share upon Closing of the Business Combination as a fee from OAKU in exchange for its services rendered for the Business Combination.

Effect of Proposal on Current shareholders

If the Nasdaq Proposal is adopted, we anticipate issuing (i) up to an aggregate of approximately 23,448,643 of our Class A Ordinary Shares to the former Huajin securityholders (including the Indemnification Escrow Shares issuable to the Escrow Participant, Huajin’s founder, Xuehong Li) as merger consideration pursuant to the Merger Agreement, (ii) 500,000 of our Class A Ordinary Share to the Backstop Investor and (iii) 1,172,432 of our Class A Ordinary Shares to our Business Combination financial advisor AsianLegend. The issuance of such shares would result in significant dilution to our shareholders and would result in our shareholders having a smaller percentage interest in the voting power, liquidation value and aggregate book value of OAKU.

It is a condition to the obligation of the OAKU to close the Business Combination that OAKU’s Ordinary Share remain listed on The Nasdaq Stock Market, LLC. As a result, if the Nasdaq Proposal is not adopted, the Business Combination may not be completed.

Required Vote

Approval of the Nasdaq Proposal requires the affirmative vote of a majority of the OAKU Ordinary Shares present in person or represented by proxy and entitled to vote.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NASDAQ 20% PROPOSAL.

PROPOSAL NO. 4

THE DIRECTOR ELECTION PROPOSAL

Overview

In connection with the Business Combination, we are asking our Class B Shareholders to approve, as a resolution of the holders of the Class B Ordinary Shares, the election of each of Xuehong Li, Lixin Zheng, Lauren Simmons, Mitchell Cariaga and Yaoxing “Kevin” Han to serve as directors on the Company’s board of directors (the “Board”) effective from the completion of the Business Combination until the next annual meeting of shareholders or until their successors are elected and qualified. This proposal is referred to as the “Director Election Proposal” or “Proposal No. 4.”

Assuming the Business Combination Proposal and the other Condition Precedent Proposals are approved, OAKU’s Class B Ordinary Shareholders are also being asked to approve the Director Election Proposal to consider and vote upon a proposal to approve the election of five directors who, upon consummation of the Business Combination, will be the directors of OAKU.

Nominees

As contemplated by the Merger Agreement, the OAKU Board of Directors following consummation of the transaction will consist of five directors:

1.      Xuehong Li, the Chief Executive Officer of Huajin;

2.      Lixin Zheng, the current Chief Executive Officer and Chief Financial Officer of OAKU, the Chief Financial Officer of Huajin;

3.      Mitchell Cariaga, the current independent director of OAKU, a candidate designated by OAKU, who qualifies as “independent” under applicable SEC and Nasdaq rules;

4.      Lauren Simmons, the current independent director of OAKU, a candidate designated by OAKU, who qualifies as “independent” under applicable SEC and Nasdaq rules;

5.      Yaoxing “Kevin” Han, a candidate designated by Huajin, who qualifies as “independent” under applicable SEC and Nasdaq rules.

Accordingly, our board of directors has nominated each of the above-named individuals to serve as our directors upon the consummation of the Business Combination, with Mr. Xuehong Li to serve as the Chairperson of the board of directors, in each case, in accordance with the terms and subject to the conditions of Huajin’s organizational documents. For more information on the experience of each of these director nominees, please see the section titled “Management of Huajin Following the Business Combination” of this proxy statement.

The existence of financial and personal interests of one or more of OAKU’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of OAKU and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. See the section titled “Business Combination Proposal — Interests of OAKU’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

Vote Required for Approval

The election of directors is decided by a majority of the votes cast by the Class B Ordinary Shareholders present in person (which would include presence at the virtual extraordinary general meeting) or represented by proxy at the extraordinary general meeting and entitled to vote on the election of directors. This means that each of the director nominees will be elected if they receive more affirmative than negative votes. Class B Ordinary Shareholders may not cumulate their votes with respect to the election of directors.

The election of the five director nominees under this Director Election Proposal is conditioned on the approval of the other condition precedent proposals.

Recommendation of the Board

OAKU’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CLASS B ORDINARY SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE DIRECTOR ELECTION PROPOSAL.

PROPOSAL NO. 5

THE ADJOURNMENT PROPOSAL

Overview

In connection with the Business Combination, we are asking our shareholders to approve, as an ordinary resolution, the adjournment of the extraordinary general meeting, if necessary or advisable, in the event OAKU does not receive the requisite shareholder vote to approve one or more proposals presented to shareholders for vote. This proposal is called the “Adjournment Proposal” or “Proposal No. 5.”

Purpose of the Adjournment Proposal

In the event there are not sufficient votes for, or otherwise in connection with, the adoption of the Business Combination Proposal, or any of the other Condition Precedent Proposals, the OAKU Board of Directors may adjourn the extraordinary general meeting to a later date, or dates, if necessary, to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our shareholders if there are insufficient votes for, or otherwise in connection with, the approval of any of such proposals.

In no event will OAKU solicit proxies to adjourn the Extraordinary general Meeting or consummate the Business Combination beyond the date by which it may properly do so under Cayman Islands law and its Amended and Restated Memorandum and Articles of Association. The purpose of the Adjournment Proposal would be to provide more time for OAKU to further solicit proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the Extraordinary general Meeting to approve the proposals. Such additional time would increase the likelihood of obtaining a favorable vote on each of the proposals.

In addition to an adjournment of the Extraordinary general Meeting upon approval of an adjournment proposal, the OAKU Board of Directors is empowered under Cayman Islands law to postpone the meeting at any time prior to the meeting being called to order. In such event, OAKU will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its shareholders of the postponement.

Consequences if the Adjournment Proposal is not Approved

If an adjournment proposal is presented at the Extraordinary general Meeting and such proposal is not approved by its shareholders, OAKU’s Board of Directors may not be able to adjourn the Extraordinary general Meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the Extraordinary general Meeting to approve the consummation of the Business Combination. In such event, the Business Combination would not be completed.

Required Vote

Approval of the proposal to adjourn the Extraordinary general Meeting requires the affirmative vote of the majority of the OAKU’s Ordinary Shares present in person or represented by proxy and entitled to vote. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other Proposals.

Recommendation of the Board

THE BOARD OF DIRECTORS OF OAKU RECOMMENDS THAT THE OAKU SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

OAKU is providing the following selected unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the transactions.

The unaudited pro forma combined balance sheet as of September 30, 2023 gives pro forma effect to the Transactions as if they had been consummated as of that date. The unaudited pro forma combined statements of operations for the year ended December 31, 2022 and for the nine months ended September 30, 2023 give pro forma effect to the Transactions as if they had occurred as of the beginning of the earliest period presented.

This information should be read together with Huajin’s and OAKU’s financial statements and related notes, “Huajin’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “OAKU’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information, and other information relating to OAKU and Huajin included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined balance sheet as of September 30, 2023 has been prepared using the following:

•        Huajin’s historical consolidated balance sheet as of September 30, 2023, as included elsewhere in this proxy statement/prospectus, and

•        OAKU’s historical balance sheet as of September 30, 2023, as included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined statements of operations for the year ended December 31, 2022 has been prepared using the following:

•        Huajin’s historical consolidated statements of operations for the year ended December 31, 2022, as included elsewhere in this proxy statement/prospectus, and

•        OAKU’s historical statements of operations for the period from March 11, 2022 (inception) through December 31, 2022, as included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined statements of operations for the nine months ended September 30, 2023 has been prepared using the following:

•        Huajin’s historical unaudited condensed consolidated statements of operations for the nine months ended September 30, 2023, as included elsewhere in this proxy statement/prospectus, and

•        OAKU’s historical unaudited condensed statements of operations for the nine months ended September 30, 2023, as included elsewhere in this proxy statement/prospectus.

Description of the Transactions

On August 11 2023, OAKU, Huajin and Oak Woods Merger Sub Inc., a Cayman Islands exempted company and wholly-owned subsidiary of OAKU (the “Merger Sub”), have agreed to a Business Combination under the terms of a Merger Agreement by and among OAKU, the Merger Sub, the Shareholders’ Representative and Huajin.

Under the terms of the Business Combination, Merger Sub will merge with and into Huajin, with Huajin surviving the merger. As a result, Huajin will be a wholly-owned subsidiary of OAKU. The former security holders of Huajin will receive OAKU Class A Ordinary Shares. Upon the closing of the transactions contemplated in the Merger Agreement (the “Closing”), Huajin will become a wholly-owned subsidiary of OAKU. The consummation of the transactions contemplated by the Merger Agreement are referred to collectively as the Business Combination. Merger Sub will merge with and into Huajin with Huajin surviving the merger.

The former shareholders of Huajin will receive Class A Ordinary Share of OAKU. Assuming “Closing Net Debt” of Huajin (as defined in the Merger Agreement) of $15,513,567, OAKU will issue an aggregate maximum of 23,448,643 Class A Ordinary Share to Huajin securityholders, including in the event of a portion or all of a redemption, 5% of our shares issuable to the Escrow Participant, Xuehong Li, founder of Huajin, will be placed in escrow for a period of up to 12 months to provide for indemnification claims which may be brought by OAKU. Further, we have assumed that the Closing Consideration Conversion Ratio under the Merger Agreement is ten dollars per Class A Ordinary Share of OAKU at a valuation of Huajin of 250 million dollars without taking into account the reduction of the valuation by the amount of Huajin’s Closing Net Debt.

AsianLegend acted as financial advisor to OAKU with respect to the Business Combination and will receive a fee from OAKU for its services, a substantial portion of which will become payable only if the Business Combination is consummated, with the consent of Huajin and OAKU, and subject to the terms and conditions set forth in the letter agreement dated March 23, 2023, [as amended,] between AsianLegend and OAKU. In addition, OAKU has agreed to indemnify AsianLegend for certain liabilities arising out of its engagement. Prior the parties’ entry into the Merger Agreement, AsianLegend did not have any other financial advisory or other significant commercial or investment banking relationships with Huajin. 1,172,432 Class A Ordinary Shares will be issued to AsianLegend in exchange for its services rendered for the Business Combination, upon the Closing. The shares issued to AsianLegend is contingent on the consummation of a Business Combination and not subject to the Lock-Up Agreements described below in this proxy statement. The Company and the AsianLegend also agreed to enter into a registration rights agreement to grant the AsianLegend certain rights to register the resale of any shares issued to AsianLegend after the Business Combination.

In connection with the Business Combination, on [•], 2024, OAKU entered into a forward purchase agreement (the “Forward Purchase Agreement”) with [•] (“Backstop Investor”), on terms and conditions mutually agreeable to OAKU and Huajin, pursuant to which OAKU agreed to sell up to $5 million (the “Backstop Commitment”) of the OAKU Class A Ordinary Shares to the Backstop Investor or its designees and commonly controlled affiliates, including co-investment funds controlled by Backstop Investor or its affiliates.

The Backstop Investor is an affiliate of Huajin. The Backstop Investor, together with its designees or affiliates, are providing the Backstop Commitment.

Accounting for the Transactions

The Transactions will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, OAKU will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on Huajin shareholders expecting to have a majority of the voting power of the combined company, Huajin comprising the ongoing operations of the combined entity, Huajin comprising a majority of the governing body of the combined company, and Huajin’s senior management comprising the senior management of the combined company. Accordingly, for accounting purposes, the Transactions will be treated as the equivalent of Huajin issuing share for the net assets of OAKU, accompanied by a recapitalization. The net assets of OAKU will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Transactions will be those of Huajin.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Transactions, are factually supportable and are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Merger.

The unaudited pro forma condensed combined information contained herein assumes that OAKU’s shareholders approve the Transactions and the Charter Amendment Proposal. OAKU’s public shareholders may elect to redeem their public shares for cash even if they approve the Business Combination. OAKU cannot predict how many of its public shareholders will exercise their right to have their shares redeemed for cash; however, we are assuming maximum redemption of 5,750,000 public shares subject to redemption in the preparation of the pro forma condensed combined financial statements.

The unaudited pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. Huajin and OAKU have not had any historical relationship prior to the Transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

There is no historical activity with respect to Merger Sub. Accordingly, no adjustments were required with respect to these entities in the pro forma combined financial statements.

The unaudited pro forma combined financial information has been prepared assuming two alternative levels of redemption into cash of OAKU’s ordinary shares:

•        Scenario 1 — Assuming no other OAKU shareholders exercise their redemption rights, all OAKU shares previously subject to redemption for cash amounting to approximately $60.0 million would be transferred to shareholders’ equity; and

•        Scenario 2 — Assuming the maximum number of OAKU shares of 5,750,000 shares subject to redemption are redeemed for cash by OAKU shareholders, cash required at approximately $60.0 million would be paid out in cash at the Closing.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are approximately (a) 23,448,643 Class A Ordinary Shares (after rounding adjustment) to be issued to the Sellers, such amount calculated (i) using estimated consideration of $250,000,000 paid to the Sellers (ii) subtracting the “Closing Net Debt” (as defined in the Merger Agreement) of $15,513,567 of Huajin , and (iii) using a redemption price per share of $10.00, and (b) 1,172,432 Class A Ordinary Shares to be issued to our financial advisor upon successful business combination. Upon the completion of the Business Combination, assuming, among other things, that no Public Shareholder exercises redemption rights (prior to giving effect to any warrant exercises, assuming automatic conversion of rights into ordinary shares), Public Shareholders, OAKU Sponsor and other Initial Shareholders, and the Sellers will own approximately 19.9%, 5.5% and 69.6% of the outstanding shares of OAKU, respectively, such percentages calculated assuming that the Sellers and their affiliates receive approximately 23,448,643 Class A Ordinary Shares, the 500,000 to the backstop investor, and the financial advisor receives 1,172,432 Class A Ordinary Shares, derived from the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements (after rounding adjustment).

If 5,750,000 ordinary shares of OAKU subject to redemption are ultimately fully redeemed, Public Shareholders, OAKU Sponsors and other Initial Shareholders and the Sellers are expected to own approximately 3.4%, 6.5%, and 84.1%, respectively, of the Class A Ordinary Shares following the consummation of the Business Combination assuming that the Closing will take place no later than March 27, 2024. As such, OAKU shareholders who do not redeem their ordinary shares of OAKU will experience immediate and material dilution following the consummation of the Business Combination.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2023

			Scenario 1 Assuming No Redemptions into Cash			Scenario 2 Assuming Maximum Redemptions into Cash
	(A) OAKU	(B) Huajin	Pro Forma Adjustments		Pro Forma Balance Sheet	Pro Forma Adjustments		Pro Forma Balance Sheet
ASSETS
Current Assets
Cash and cash equivalents	$527,023	$3,787,979	$59,971,790	(a)	$66,949,991	$(59,971,790)	(d)	$6,978,201
	—	—	(2,012,500)	(b)	—	—		—
	—	—	(324,301)	(c)	—	—		—
	—	—	5,000,000	(g)	—	—		—
Accounts receivable	—	4,345,084	—		4,345,084	—		4,345,084
Other receivable	—	1,397,840	—		1,397,840	—		1,397,840
Prepayments and other current assets	35,000	2,768,375	(830,483)	(c)	1,972,892	—		1,972,892
Due from related parties	—	291,393	—		291,393	—		291,393
Inventories	—	649,616	—		649,616	—		649,616
Total Current Assets	562,023	13,240,287	61,804,506		75,606,816	(59,971,790)		15,635,026

Non-current Assets
Investments held in trust account	59,971,790	—	(59,971,790)	(a)	—	—		—
Other noncurrent assets	—	78,441	—		78,441	—		78,441
Property and Equipment, net	—	370,834	—		370,834	—		370,834
Right of use assets	—	156,858	—		156,858	—		156,858
Deferred tax asset	—	753,759	—		753,759	—		753,759
Loan receivable	—	3,540,227	—		3,540,227	—		3,540,227
Total assets	$60,533,813	$18,140,406	$1,832,716		$80,506,935	$(59,971,790)		$20,535,145

Liabilities, Mezzanine Equity and Shareholders’ Deficit
LIABILITIES
Accounts payable	$—	$471,038	$—		$471,038	$—		$471,038
Contract liabilities, current portion	—	10,026,009	—		10,026,009	—		10,026,009
Income tax payable	—	1,065,771	—		1,065,771	—		1,065,771
Operating lease liabilities, current portion	—	129,976			129,976	—		129,976
Accrued expenses and other current liabilities	334,924	1,629,568	—		1,964,492	—		1,964,492
Warrant liabilities	18,500	—	—		18,500	—		18,500
Due to related parties	60,000	1,445,719	—		1,505,719	—		1,505,719
Total Current Liabilities	413,424	14,768,081	—		15,181,505	—		15,181,505

Contract liabilities, non-current portion	—	745,486	—		745,486	—		745,486
Deferred underwriting fee payable	2,012,500	—	(2,012,500)	(b)	—	—		—
Total Liabilities	2,425,924	15,513,567	(2,012,500)		15,926,991	—		15,926,991

Commitments and Contingencies

Class A ordinary shares subject to possible redemption	56,434,057	—	(56,434,057)	(d)	—	—		—

SHAREHOLDERS’ EQUITY
Class A ordinary shares (reclassified and redesignated to ordinary shares upon closing of business combination)	34	—	575	(d)	3,366	(575)	(d)	2,791
	—	—	2,590	(e)	—	—		—
	—	—	117	(f)	—	—		—
	—	—	50	(g)	—	—		—

UNAUDITED PRO FORMA COMBINED BALANCE SHEET — (Continued)
AS OF SEPTEMBER 30, 2023

			Scenario 1 Assuming No Redemptions into Cash			Scenario 2 Assuming Maximum Redemptions into Cash
	(A) OAKU	(B) Huajin	Pro Forma Adjustments		Pro Forma Balance Sheet	Pro Forma Adjustments		Pro Forma Balance Sheet
Class B ordinary shares	144	—	(144)	(e)	—	—		—
Additional paid-in capital	685,520	44,597	(1,073,233)	(c)	62,075,887	575	(d)	2,104,672
	—	—	56,433,482	(d)	—	(59,971,790)	(d)	—
	—	—	985,688	(e)	—	—		—
	—	—	(117)	(f)	—	—		—
	—	—	4,999,950	(g)	—	—		—
Stock subscription receivable	—	(6,674)			(6,674)	—		(6,674)
Surplus reserve	—	335,211			335,211	—		335,211
Retained earnings	988,134	2,366,596	(81,552)	(c)	2,285,044	—		2,285,044
	—	—	(988,134)	(e)	—	—		—
Accumulated other comprehensive income	—	(7,708)	—		(7,708)	—		(7,708)
Total Shareholders’ Deficit	1,673,832	2,732,022	60,279,273		64,685,127	(59,971,790)		4,713,337

Noncontrolling interests	—	(105,183)	—		(105,183)	—		(105,183)
Total Liabilities, Mezzanine Equity and Shareholders’ Deficit	$60,533,813	$18,140,406	$1,832,716		$80,506,935	$(59,971,790)		$20,535,145

Unaudited Pro Forma Combined Balance Sheet Adjustments

The pro forma adjustment to the unaudited combined pro forma balance sheet consists of the following:

(A)    Derived from the unaudited condensed balance sheet of OAKU as of September 30, 2023.

(B)    Derived from the unaudited condensed consolidated balance sheet of Huajin as of September 30, 2023.

a.      Reflects the release of cash from cash and investment held in the Trust Account.

b.      Reflects the settlement of $2.02 million of deferred underwriting commission incurred during the OAKU IPO due upon completion of the business combination.

c.      Reflects an adjustment $1.2 million to reduce deferred offering costs, among which $0.8 million was already reflected on Huajin’s historical financial statement. As part of the Business Combination, the $1.1 million was determined to be deferred offering costs and offset to additional-paid-in capital.

d.      In Scenario 1, which assumes no OAKU shareholders exercise their redemption rights, all OAKU shares previously subject to redemption for cash amounting to $60.0 million would be transferred to shareholders’ equity.

In Scenario 2, which assumes that the maximum number of 5,750,000 OAKU shares, which represents all the OAKU shares subject to redemption, are fully redeemed for cash by OAKU shareholders, cash required at $60.0 million would be paid out in cash at the Closing.

e.      Reflects 1) recapitalization of Huajin through issuance of OAKU shares and eliminate OAKU historical accumulated earnings; 2) the contribution of all the share capital in Huajin to OAKU.

f.       Reflects issuance of 1,172,432 ordinary shares to financial advisor upon consummation completion of Business Combination.

g.      Reflects issuance of 500,000 ordinary shares to backstop investor for the capital injection of $5,000,000, calculated using per share price of $10.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022

			Scenario 1			Scenario 2
			Assuming No Redemptions into Cash			Assuming Maximum Redemptions into Cash
	(A) OAKU	(B) Huajin	Pro Forma Adjustments		Pro Forma Statements of Operations	Pro Forma Adjustments		Pro Forma Statements of Operations
Account Name
Revenues	$—	$7,173,427	$—		$7,173,427	$—		$7,173,427
Cost of revenues	—	(3,047,979)	—		(3,047,979)	—		(3,047,979)
Gross profit	—	4,125,448	—		4,125,448	—		4,125,448

Operating expenses
Selling expenses	—	(1,308,391)	—		(1,308,391)	—		(1,308,391)
General and administrative expenses	(66,556)	(4,831,263)	—		(4,897,819)	—		(4,897,819)
Total operating expenses	(66,556)	(6,139,654)	—		(6,206,210)	—		(6,206,210)

Loss from operations	(66,556)	(2,014,206)	—		(2,080,762)	—		(2,080,762)

Other Income
Interest income, net	253	2,257	—		2,510	—		2,510
Other income/(expenses)	—	(27,326)	—		(27,326)	—		(27,326)
Changes in fair value of warrant liabilities	—	—	—		—	—		—
Total other income, net	253	(25,069)	—		(25,322)	—		(25,322)

Loss Before Income Taxes	(66,303)	(2,039,275)	—		(2,105,578)	—		(2,105,578)

Income tax expenses	—	(417,820)	—		(417,820)	—		(417,820)

Net loss	$(66,303)	$(1,621,455)	$—		$(1,687,758)	$—		$(1,687,758)

Weighted average shares outstanding	1,250,000		32,417,221	(b)	33,667,221	(5,750,000)	(b)	27,917,221

Basic and diluted net income per ordinary share	(0.05)		—	(b)	(0.05)	0.00	(b)	(0.06)

Notes and adjustment to Unaudited Pro Forma Condensed Combined Statement of Income

The notes and pro forma adjustments to the unaudited condensed combined pro forma statements of operations consist of the following:

A.     Derived from OAKU’s audited statement of operations for the period from March 11, 2022 (inception) through December 31, 2022.

B.      Derived from Huajin’s audited consolidated statement of operations for the year ended December 31, 2022.

(a)     The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the business combination occurred as of the earliest period presented. In addition, as the Business Combination is being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed in the Business Combinations for the entire period. The calculation of weighted average shares outstanding for the year ended December 31, 2022, assuming no redemption into cash and maximum redemption into cash, is set forth in below table:

	Assuming No Redemptions into Cash in	Assuming Maximum Redemptions into Cash
The Seller	23,448,643	23,448,643
OAKU’s Public Shareholders	6,708,333	958,333
OAKU’s Initial Shareholders	1,837,813	1,837,813
Backstop Investor	500,000	500,000
Financial Advisor	1,172,432	1,172,432
Weighted average shares outstanding of ordinary shares	33,667,221	27,917,221
Less: OAKU’s Weighted average shares outstanding of ordinary shares	(1,250,000)	(1,250,000)
Adjustment (b)	32,417,221	26,667,221

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023

			Scenario 1			Scenario 2
			Assuming No Redemptions into Cash			Assuming Maximum Redemptions into Cash
	(A) OAKU	(B) Huajin	Pro Forma Adjustments		Pro Forma Statements of Operations	Pro Forma Adjustments		Pro Forma Statements of Operations
Account Name
Revenues	$—	$13,347,964	$—		$13,347,964	$—		$13,347,964
Cost of revenues	—	(4,877,076)	—		(4,877,076)	—		(4,877,076)
Gross profit	—	8,470,888	—		8,470,888	—		8,470,888

Operating expenses
Selling expenses	—	(1,171,111)	—		(1,171,111)	—		(1,171,111)
General and administrative expenses	(473,680)	(2,461,312)	—		(2,934,992)	—		(2,934,992)
Total operating expenses	(473,680)	(3,632,423)	—		(4,106,103)	—		(4,106,103)

(Loss) income from operations	(473,680)	4,838,465	—		4,364,785	—		4,364,785

Other Income
Interest income, net	18,676	—	—		18,676	—		18,676
Other income	1,465,540	1,506	(1,465,540)	(a)	1,506	—		1,506
Changes in fair value of warrant liabilities	43,900	—	—		43,900	—		43,900
Total other income, net	1,528,116	1,506	(1,465,540)		64,082	—		64,082

Income Before Income Taxes	1,054,436	4,839,971	(1,465,540)		4,428,867	—		4,428,867

Income tax expenses	—	(1,645,807)	—		(1,645,807)	—		(1,645,807)

Net income	$1,054,436	$3,194,164	$(1,465,540)		$2,783,060	$—		$2,783,060

Weighted average shares outstanding of non-redeemable ordinary shares	1,671,277	—	31,995,944	(b)	33,667,221	(5,750,000)	(b)	27,917,221
Basic and diluted net income per non-redeemable ordinary share	(0.68)	—	0.76	(b)	0.08	0.02	(b)	0.10
Weighted average shares outstanding of redeemable ordinary shares	3,917,582	—	(3,917,582)	(b)	—	—		—

Basic and diluted net income per redeemable ordinary share	0.56	—	(0.56)	(b)	—	—		—

Notes and adjustment to Unaudited Pro Forma Condensed Combined Statement of Income

The notes and pro forma adjustments to the unaudited condensed combined pro forma statements of operations consist of the following:

A.     Derived from OAKU’s unaudited condensed statement of operations for the nine months ended September 30, 2023.

B.      Derived from Huajin’s unaudited condensed consolidated statement of operations for the nine months ended September 30, 2023.

(a)     Represents an adjustment to eliminate interest income related to cash and investment held in Trust Account.

(b)    The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the business combination occurred as of the earliest period presented. In addition, as the Business Combination is being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed in the Business Combinations for the entire period. The calculation of weighted average shares outstanding for the nine months ended September 30, 2023, assuming no redemption into cash and maximum redemption into cash, is set forth in below table:

	Assuming No Redemptions into Cash in	Assuming Maximum Redemptions into Cash
The Seller	23,448,643	23,448,643
OAKU’s Public Shareholders	6,708,333	958,333
OAKU’s Initial Shareholders	1,837,813	1,837,813
Backstop Investor	500,000	500,000
Financial Advisor	1,172,432	1,172,432
Weighted average shares outstanding of ordinary shares	33,667,221	27,917,221
Less: OAKU’s Weighted average shares outstanding of non-redeemable ordinary shares	(1,671,277)	(1,671,277)
Adjustment (b)	31,995,944	26,245,944

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA OF HUAJIN

The following tables set forth selected historical financial information as of and for the nine months ended September 30, 2023 are derived from Huajin’s unaudited consolidated financial statements, which are included elsewhere in this proxy statement. The selected historical financial information as of December 31, 2022 and 2021 and for the two years in the period ended December 31, 2022 are derived from Huajin’s audited consolidated financial statements, which are included elsewhere in this proxy statement. Historical results are not necessarily indicative of the results to be expected for future periods. The auditor’s opinion accompanying the audited financial statements of Huajin for the year ended December 31, 2022 include an explanatory paragraph regarding Huajin’s ability to continue as a going concern.

The information is only a summary and should be read in conjunction with Huajin’s consolidated financial statements and related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Huajin for the Nine Months Ended September 30, 2023 and 2022 and for the Fiscal Year Ended December 31, 2022 and 2021.” contained elsewhere herein. The historical results included below and elsewhere in this proxy statement are not indicative of the future performance of Huajin.

Consolidated Statement of Operations Data

	September 30,		December 31,
	2023	2022	2022	2021
	(RMB)		(RMB)
Net revenue	97,386,745	41,549,705	51,003,069	89,478,555
Operating expenses:
Cost of sales	35,583,144	19,134,766	21,671,132	28,046,409
Research and Development
Sales and marketing	8,544,425	8,556,713	9,302,662	14,063,648
General and administrative	17,957,733	17,488,292	34,350,282	24,842,930
Total operating expenses	62,085,302	45,179,771	65,324,076	66,952,987

Income (Loss) from operations	35,301,443	(3,630,066)	(14,321,007)	22,525,568
Total other income (expenses), net	10,986	(373,845)	(178,242)	(2,207,458)
Income Taxes	12,007,810	40,780	(2,970,702)	6,146,587
Net Income (Loss)	23,304,619	(4,044,691)	(11,528,547)	14,171,523
Net loss per share attributable to Ordinary shareholders, basic and diluted	480.25	(81.83)	(208.82)	320.16

Consolidated Balance Sheets Data

	As of September 30, 2023	As of December 31,
		2022	2021
	(RMB)	(RMB)
Cash, cash equivalents	27,637,093	1,493,739	28,072,761
Other Current Asset	68,964,022	16,265,461	40,912,982
Total Asset	132,352,389	70,337,501	92,998,361
Current Liabilities	107,747,915	60,917,849	52,379,843
Non-Current Liabilities	5,439,065	13,070,019	35,149,685
Total Liabilities	113,186,980	73,987,868	87,529,528
Total Convertible Preference share
Total shareholders’ equity (deficit)	19,165,409	(3,650,367)	5,468,833

COMPARATIVE SHARE INFORMATION

The following table sets forth the historical comparative share information for Huajin and OAKU on a stand-alone basis and the unaudited pro forma combined per share information after giving effect to the Business Combination, (1) assuming no OAKU shareholders exercise redemption rights with respect to their Class A Ordinary Share upon the consummation of the Business Combination; and (2) assuming that OAKU shareholders exercise their redemption rights with respect to a maximum of 5,750,000 Class A Ordinary Shares upon consummation of the Business Combination, in each instance assuming (x) Huajin has Closing Net Debt of $15,513,567 and, (y) the completion of the $5,000,000 Backstop Commitment, and (z) the conversion of the outstanding OAKU Public Rights and Private Rights into an aggregate of 1,015,521 Class A Ordinary Shares.

The historical information should be read in conjunction with the information in the sections entitled “Selected Historical Financial Information of OAKU” and “Selected Historical Consolidated Financial and Other Data of Huajin” and the historical financial statements of OAKU and Huajin included elsewhere in this proxy statement. The unaudited pro forma condensed combined per share information is derived from, and should be read in conjunction with, the information contained in the section of this proxy statement entitled “Unaudited Pro Forma Combined Financial Information.”

The unaudited pro forma combined share information below does not purport to represent what the actual results of operations or the earnings per share would been had the companies been combined during the periods presented, nor to project the Company’s results of operations or earnings per share for any future date or period. The unaudited pro forma combined shareholders’ equity per share information below does not purport to represent what the value of OAKU and Huajin would have been had the companies been combined during the periods presented. Except for per share data and as otherwise indicated, all amounts set out herein are in U.S dollar.

	Oak Woods	Huajin		Pro Forma Combined Assuming No Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash
September 30, 2023, book value per share	$1.00		—	$1.92	$0.17
Nine months ended September 30, 2023
Weighted average non-redeemable shares outstanding – basic and diluted	1,671,277		—	—	—
Weighted average redeemable shares outstanding – basic and diluted	3,917,582		—	—	—
Post-Combination weighted average ordinary shares outstanding	—		—	33,667,221	27,917,221
Net Income for the nine months ended September 30, 2023	$1,054,436		$3,194,164	$2,783,060	$2,783,060
Income (loss) per share:
Basic and diluted, ordinary shares subject to possible redemption	$0.56		$—	$—	$—
Basic and diluted, ordinary shares attributable to OAKU	$(0.68)		$—	$0.08	$0.10
For the year ended December 31, 2022
Weighted average shares outstanding – basic and diluted	1,250,000			33,667,221	27,917,221
Net loss for the year ended December 31, 2022	$(66,303)		$(1,621,455)	$(1,687,758)	$(1,687,758)
Loss per share:
Basic and diluted	$(0.05)	$		$(0.05)	$(0.06)

Book value per share

Book value per share is calculated using the formula: Total shareholder’s equity divided by shares outstanding. The table below shows the data used for the calculation of the book value per share as of September 30, 2023.

	Oak Woods	Huajin	Pro Forma Combined Assuming No Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash
Shareholder’s equity as of September 30, 2023	$1,673,832	$2,732,022	$64,685,127	$4,713,337
Weighted average non-redeemable shares outstanding – basic and diluted	1,671,277	—	—	—
Weighted average redeemable shares outstanding – basic and diluted	3,917,582	—	—	—
Post-Combination weighted average ordinary shares outstanding	—	—	$33,667,221	$27,917,221
September 30, 2023, book value per ordinary shares attributable to OAKU	$1.00	$—	$—	$—
September 30, 2023, book value per ordinary shares subject to possible redemption	$0.43	$—	$—	$—
September 30, 2023, book value per ordinary shares post combination	$—	$—	$1.92	$0.17

Weighted average shares outstanding — basic and diluted

We calculated the weighted-average number of shares outstanding for the Net loss per share attributable to common shareholders, basic and diluted, giving effect to the Business Combination as if it had occurred on January 1, 2023. Additionally, we also considered the redemption occurred on March 27, 2023 as if it had occurred on January 1, 2023. We assumed no changes in the number of ordinary shares outstanding from January 1, 2023, to September 30, 2023. The weighted-average number of shares outstanding in the two scenarios, no redemption and maximum redemption, were determined as below:

	Pro Forma Combined Assuming No Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash
OAKU Class A Ordinary shares issue to Huajin securityholders(1)	23,448,643	23,448,643
OAKU Ordinary shares, already issued to the Sponsor and Private Shareholders	1,780,625	1,780,625
OAKU Class A Ordinary shares, already issued at IPO(2)	5,750,000	—
OAKU Class A Ordinary shares issue for conversion of OAKU Rights	1,015,521	1,015,521
OAKU Class A Ordinary shares issue for Backstop Investor	500,000	500,000
OAKU Class A Ordinary shares issue for the advisor, AsianLegend	1,172,432	1,172,432
Weighted-average number of shares outstanding for the net income (loss) per share attributable to common shareholders, basic and diluted	33,667,221	27,917,221

Any potentially dilutive outstanding shares were excluded from the computation of diluted net income (loss) per share for the periods presented because including them would have had an anti-dilutive effect, or issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the periods. In detail, we excluded from the net income (loss) per share for the year ended December 31, 2022, and for the nine months ended September 30, 2023, the impact of the OAKU Warrants potentially dilutive outstanding shares to the extent such treatment was applicable.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF HUAJIN
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022
AND FOR THE FISCAL YEAR ENDED DECEMBER 31, 2022 AND 2021

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the section entitled “Selected Historical Financial Information” and our consolidated financial statements and the related notes included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements that involve risks and uncertainties about our business and operations. Our actual results and the timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those we describe under “Risk Factors” and elsewhere in this proxy statement/prospectus. See “Cautionary Note Regarding Forward-Looking Statements. ” Unless the context otherwise requires, references in this section to “we”, “us”, “our”, “Company” and similar first-person references are intended to mean the business and operations of Huajin and its consolidated subsidiaries taken as a whole prior to the Business Combination.

Business overview

We are a smart healthcare service provider dedicated to delivering non-medical community healthcare services to the elderly in local communities across China. Our presence is established through a network of franchise service stores under our esteemed brand, “QianXiang Health”, across China. Our mission centers around creating a community-based smart healthcare platform that progressively transforms into a comprehensive healthcare service provider, committed to the advancement of life, health, and elderly care industries.

Our business started in 2014 when our wholly owned subsidiary, Shaanxi QianXiang Health Technology Co., Ltd. commenced business in delivering local community healthcare services. We generate revenue primarily through franchising fees collected from the franchise stores, sales of health care merchandise, as well as sharing of membership fees paid by end customers with the franchise stores.

Factors that Affect Results of Operations

We believe the key factors that affect and could affect our affecting its financial condition and results of operations include the following:

Overall economic and political conditions

Our business, financial condition and results of operations are sensitive to changes in overall economic and political conditions that affect consumer spending in China. In addition, the elderly care industry is highly sensitive to general economic changes. Many factors outside of our control, including inflation and deflation, interest rates, volatility of equity and debt securities markets, and other government policies can adversely affect consumer confidence and spending. The domestic and international political environments, including global inflation and uncertain financial markets or at all, could in turn adversely affect our business, financial condition, and results of operations.

Market demand and supply

Our revenues are significantly affected by the demand of health care service and products by elderly and middle-aged people in China. Market demand for health care service and products and prevention of diseases is driven by various factors including, among others, the growth of individual and family disposable income, increased population of elderly people and longer life span of people in China. The rapid growth of China’s economy has led to an increase in living standards and per capita disposable income as well as accelerated urbanization. These factors helped drive the significant growth in of health care service providers in China in recent years. However, the industry in China has historically been competitive and is affected by general economic conditions, consumer confidence and other factors such as the service providers’ respective service capacities and effectiveness of the products. Sales could slow down or decrease if growth in the Chinese economy slows or if the expanded overall capacity of service providers and health care product offering leads to an over-supply of market players, and our revenues may be negatively affected as a result.

Our results of operations in any given period may also be affected by company-specific factors, including:

Our ability to retain our existing franchise stores

We provide service to help our franchisees to establish and manage heath care stores primarily pursuant to contractual arrangements normally with a term of 36 months. During our operating history, majority of our franchise stores renew franchise contracts with us. Although we are fairly confident that we will be able to renew the contracts with our franchisees, there is possibility that these contracts may not be renewed or, if renewed, may not be renewed under the same or more favorable terms for us. We may not be able to accurately predict future trends in franchise renewals, and our franchisees’ renewal rates may decline or fluctuate due to factors such as level of satisfaction with our capacities, as well as factors beyond our control, such as level of competition faced by our franchise stores, their level of success in retaining membership of end customers and recruiting new customers.

Our ability to maintain our relations with suppliers

We depend on our suppliers to supply high quality elderly care and health care products and instruments, while providing our member customers with a wide range of options. These suppliers have no obligation to do business with us or to allow us to have access to their research, development and manufacturing capabilities in the long term. If we fail to maintain our relationships with these supplier, they may decide at any time and for any reason to significantly curtail or inhibit our ability to integrate our brand management capabilities with their products, or increase the price of goods sourced by us.

Our ability to respond to rapid changes in elderly care products and services and marketing channels

The elderly care marketplaces that we operate are characterized by rapid technological changes and frequent changes in customer preference, specifications and other requirements for the franchise stores to be able to sell their membership and our products. Our ability to retain and attract franchise stores and end customers depends in large part on our ability to improve our existing capabilities and introduce new marketing and sales operation that can adapt quickly to the emerging marketing channels. To achieve market acceptance for our operations, we must effectively anticipate and offer services and products that meet frequently changing trends in a timely manner. If we fail to do so, our ability to renew our contracts with existing franchise stores will be impaired.

Our ability to improve or protect our reputation and brand recognition

Our reputation and brand recognition is crucial to our business. Any harm to our reputation or failure to enhance our brand recognition may materially and adversely affect our business, financial condition and results of operations.

Our ability to keep our competitive edge

Certain of our products and services may face significant competition in the marketplace. Our business could be adversely affected by competitors who reduce prices, improve product attractiveness and effectiveness, which may hurt our business.

Key Components of Results of Operations

Revenues

We generated revenue primarily from franchise fees, sales of health care merchandise and royalty fees.

For franchise service, because the services we provides in exchange for initial franchising fees and annual franchise fee are highly interrelated with the franchise right, we recognize initial franchising fees and annual franchise fee received from a franchisee as revenue over the term of the franchise agreement because the franchise rights are accounted for as rights to access the Group’s symbolic intellectual property. The franchise agreement term is generally three years.

We recognize revenue from sales of health care merchandise when the products are delivered and title is passed to customers. We also generate royalty revenues based upon a percentage of membership fees collected by the franchise stores from the end customers, and recognized over time throughout the membership period of the end customers, generally one year.

Our revenues were RMB97.4 million and RMB41.5 million for the nine months ended September 30, 2023 and 2022, respectively, and RMB51.0 million and RMB89.5 million in the years ended December 31, 2022 and 2021, respectively.

Cost of revenues

Our cost of revenues primarily consists of purchase price of products and inbound shipping charges and professional service fee. Shipping charges to receive products from the suppliers are included in inventories, and recognized as cost of revenues upon sale of the products to the customers.

Our cost of revenues were RMB35.6 million and RMB19.1 million for the nine months ended September 30, 2023 and 2022, respectively, and RMB21.7 million and RMB28.0 million for the year ended December 31, 2022 and 2021, respectively.

Selling and marketing expenses

Selling expenses primarily consist of (i) administrative cost; (ii) employee compensation; (iii) business expenditure; (iv) advertisement fee; and (v) service fee.

General and administrative expenses

General and administrative expenses primarily consist of (i) administrative cost; (ii) service fees; (iii) employee compensation; (iv) business expenditure; (v) depreciation and amortization; and (vi) rental expense.

Taxation

Cayman Islands

The Company is a tax-exempt entity incorporated in Cayman Islands.

Hong Kong

The Company’s subsidiaries located in Hong Kong and are subject to a profits tax rate of 8.25% on assessable profits on the first Hong Kong Dollars (“HK$”) 2 million and 16.5% for any assessable profits in excess of HK$2 million starting from the financial commencing on April 1, 2018.

China

The Company’s subsidiaries are subject to PRC Enterprise Income Tax (EIT), on the taxable income in accordance with the relevant PRC income tax laws, which have adopted a unified income tax rate of 25% since January 1, 2008.

Results of Operations

Comparison for the Nine Months Ended September 30, 2023 and 2022

The following table sets forth a summary of our consolidated results of operations for the nine months ended September 30, 2023 and 2022. This information should be read together with our consolidated financial statements and related notes included elsewhere in this proxy statement/prospectus. The operating results in any period are not necessarily indicative of the results that may be expected for any future period.

in RMB	Nine Months Ended September 30,		Changes
	2023	2022	Amount	%
Revenues	97,386,745	41,549,705	55,837,040	134.39%
Cost of revenues	35,583,144	19,134,766	16,448,378	85.96%
Gross profit	61,803,601	22,414,939	39,388,662	175.73%
Operating expenses
Selling expenses	8,544,425	8,556,713	(12,288)	(0.14)%
General and administrative expenses	17,957,733	17,488,292	469,441	2.68%
Income (loss) from operations	35,301,443	(3,630,066)	38,931,509	(1072.47)%
Other Income (expenses)
Disposal (loss)	—	(394,001)	394,001	(100)%
Other income (expense), net	10,986	20,156	(9,170)	(45.50)%
Net income (loss) before taxes	35,312,429	(4,003,911)	39,316,340	(981.95)%
Income tax expenses	12,007,810	40,780	11,967,030	29,345.34%
Net income (loss)	23,304,619	(4,044,691)	27,349,310	(676.18)%
Income (loss) from discontinued operations	—	(8,101,692)	8,101,692	(100.00)%
Other comprehensive loss
Foreign currency translation adjustment	(64,064)	21,810	(85,874)	(393.74)%
Total comprehensive income (loss)	23,240,555	(12,124,573)	35,365,128	(291.68)%

Revenue

We generate revenues from franchise fees, sales of health care merchandise and royalty fees. Our revenues increased by RMB55.9 million, or 134.4% to RMB97.4 million for the nine months ended September 30, 2023 from RMB41.5 million for the nine months ended September 30, 2022. The increase was because we intensified our sales and marketing effort in 2023.

Cost of revenues

Our cost of revenue increased by RMB16.5 million, or 86.0% from RMB19.1 million for the nine months ended September 30, 2022 to RMB35.6 million for the nine months ended September 30, 2023. The increase of cost of revenues was in line with the increase of revenues.

Selling expenses

Our selling expenses slightly decreased by RMB0.01 million, or 0.1% from RMB8.55 million for the nine months ended September 30, 2022 to RMB8.54 million for the nine months ended September 30, 2023.

in RMB	September 30, 2023		September 30, 2022		Fluctuation
	Amount	Proportion	Amount	Proportion	Amount	Proportion
Administrative cost	1,298,908	15.20%	1,550,664	18.12%	(251,756)	(16.24)%
Employee compensation	3,342,077	39.11%	2,876,159	33.61%	465,918	16.20%
Business expenditure	113,269	1.33%	434,374	5.08%	(321,105)	(73.92)%
Advertisement fee	3,376,136	39.51%	1,902,079	22.23%	1,474,057	77.50%
Service fee	387,421	4.53%	1,683,037	19.67%	(1,295,616)	(76.98)%
Rent	26,614	0.31%	110,400	1.29%	(83,786)	(75.89)%
Total selling expenses	8,544,425	100.00%	8,556,713	100.00%	(12,288)	(0.14)%

General and administrative expenses

Our general and administrative expenses increased by RMB0.5million, or 2.7% from RMB17.5 million for the nine months ended September 30, 2022 to RMB18.0 million for the nine months ended September 30, 2023.

in RMB	September 30, 2023		September 30, 2022		Fluctuation
	Amount	Proportion	Amount	Proportion	Amount	Proportion
Office expenses	621,145	3.46%	1,729,809	9.89%	(1,108,664)	(64.09)%
Employee compensation	3,879,430	21.60%	5,614,488	32.10%	(1,735,058)	(30.90)%
Business expenditure	915,049	5.10%	861,577	4.93%	53,472	6.21%
Accumulative depreciation and amortization	1,411,013	7.86%	3,194,472	18.27%	(1,783,459)	(55.83)%
Service fees	5,659,053	31.51%	6,283,212	35.93%	(624,159)	(9.93)%
Rent	781,671	4.35%	375,098	2.14%	406,573	108.39%
Bad debt reserve	4,614,582	25.70%	(639,546)	(3.66)%	5,254,128	(821.54)%
Other	75,790	0.42%	69,182	0.40%	6,608	9.55%
Total general and administrative expenses	17,957,733	100.00%	17,488,292	100.00%	469,441	2.68%

Income Tax Expenses

Our income tax expenses increased from RMB0.04 million for the nine months ended September 30, 2022 to RMB12.0 million for the nine months ended September 30, 2023. The increase is in line with the increase of income (loss) before income taxes from loss of RMB4.0 million in September 30, 2022 to income of RMB35.3 million in September 30, 2023.

Net income (loss) from continuing operations

As a result of the foregoing, our net income increased by RMB35.4 million, or 291.7%, from net loss of RMB12.1 million for the nine months ended September 30, 2022 to net income of RMB23.3 million for the same period ended September 30, 2023.

Comparison of Years Ended December 31, 2022 and 2021

in RMB	For the Years Ended December 31,		Changes
	2022	2021	Amount	%
Revenues	51,003,069	89,478,555	(38,475,486)	(43.00)%
Cost of revenues	21,671,132	28,046,409	(6,375,277)	(22.73)%
Gross profit	29,331,937	61,432,146	(32,100,209)	(52.25)%
Operating expenses
Selling expenses	9,302,662	14,063,648	(4,760,986)	(33.85)%
General and administrative expenses	34,350,282	24,842,930	9,507,352	38.27%
(Loss) Income from operations	(14,321,007)	22,525,568	(36,846,575)	(163.58)%
Other Income (expenses)
Interest income	16,049	25,112	(9,063)	(36.09)%
Government grant	9,553	250,000	(240,447)	(96.18)%
Disposal (loss)	(319,735)	(3,257,271)	2,937,536	(90.18)%
Other expenses	115,891	774,701	(658,810)	(85.04)%
Net (loss) income before taxes	(14,499,249)	20,318,110	(34,817,359)	(171.36)%
Income tax expenses (benefit)	(2,970,702)	6,146,587	(9,117,289)	(148.33)%
Net loss	(11,528,547)	14,171,523	(25,700,070)	(181.35)%
Other comprehensive loss
Foreign currency translation adjustment	12,572	(4,749)	17,321	(364.73)%
Total comprehensive (loss) income	(9,573,640)	10,335,323	(19,908,963)	(192.63)%

Revenue

We generate revenues from franchise fees, sales of health care merchandise and royalty fees. Our revenues decreased by RMB38.5million, or 43.0% to RMB51.0 million for the year ended December 31, 2022 from RMB89.5 million for the year ended December 31, 2021. The decrease was primarily due to the negative impact from Covid-19 pandemic.

Cost of revenues

Our cost of revenue decreased by RMB6.3 million, or 22.7% from RMB28.0 million for the year ended December 31, 2021 to RMB21.7 million for the year ended December 31, 2022. The decrease of cost of revenues was in line with the decrease of revenues.

Selling expenses

Our selling expenses decreased by RMB4.8 million, or 33.9% from RMB14.1 million for the year ended December 31, 2021 to RMB9.3 million for the year ended December 31, 2022. The decrease was primarily caused by a decrease of RMB5.4 million in administrative cost in 2022.

in RMB	December 31, 2022		December 31, 2021		Fluctuation
	Amount	Proportion	Amount	Proportion	Amount	Proportion
Administrative cost	4,413,100	47.44%	9,831,286	69.91%	(5,418,186)	(55.11)%
Employee compensation	4,264,513	45.84%	3,354,575	23.85%	909,938	27.13%
Business expenditure	438,902	4.72%	253,984	1.81%	184,918	72.81%
Advertisement fee	50,668	0.54%	354,238	2.52%	(303,570)	(85.70)%
Service fee	132,931	1.43%	264,000	1.88%	(131,069)	(49.65)%
Others	2,548	0.03%	5,565	0.04%	(3,017)	(54.21)%
Total selling expenses	9,302,662	100.00%	14,063,648	100.00%	(4,760,986)	(33.85)%

General and administrative expenses

Our general and administrative expenses increased by RMB9.5 million, or 38.3% from RMB24.8 million for the year ended December 31, 2021 to RMB34.3 million for the year ended December 31, 2022. The increase was primarily caused by an increase of RMB6.9 million in service fees and an increase of RMB 1.2 million in employee compensation in 2022.

in RMB	December 31, 2022		December 31, 2021		Fluctuation
	Amount	Proportion	Amount	Proportion	Amount	Proportion
Office expenses	3,182,483	9.26%	3,734,854	15.03%	(552,371)	(14.79)%
Service fees	14,506,314	42.23%	7,616,235	30.66%	6,890,079	90.47%
Employee compensation	7,036,714.04	20.49%	5,821,121	23.43%	1,215,593	20.88%
Business expenditure	41,727	0.12%	124,606	0.50%	(82,879)	(66.51)%
Accumulative depreciation and amortization	3,133,999	9.12%	3,439,922	13.85%	(305,923)	(8.89)%
Rental fees	799,027	2.33%	737,752	2.97%	61,275	8.31%
Bad debt reserve	5,308,344	15.45%	2,957,285	11.90%	2,351,059	79.50%
Other	341,674	0.99%	411,155	1.66%	(69,481)	(16.90)%
Total general and administrative expenses	34,350,282	100.00%	24,842,930	100.00%	9,507,352	38.27%

Income Tax Expenses

Our income tax expenses decreased by RMB9.1 million or 148.3% from RMB6.1 million for the year ended December 31, 2021 to (RMB3.0) million income tax benefit for year ended December 31, 2022.

Our current tax expense for the years ended December 31, 2021 and 2022 was RMB14.5 million and nil, respectively, which is in line with our income or loss from income tax during the two years. Our deferred tax benefits for years ended December 31, 2021 and 2022 was RMB8.4 million and (RMB3.0) million, respectively, which were primarily attributed to deferred tax assets recognized from net operating loss carry-forwards and deferred revenue.

Net income (loss) from continuing operations

As a result of the foregoing, our net income decreased by RMB25.7million, or 181.4%, from RMB14.2 million for years ended December 31, 2021 to net loss of RMB11.5 million for the same period ended December 31, 2022.

Discussion of Certain Balance Sheet Items

Comparison of September 30, 2023 and December 31, 2022

The following table sets forth selected information from our consolidated balance sheets as of September 30, 2023 and December 31, 2022. This information should be read together with our consolidated financial statements and related notes included elsewhere in this proxy statement/prospectus.

in RMB	September 30, 2023	December 31, 2022
ASSETS
Current Assets
Cash and cash equivalents	27,637,093	1,493,739
Accounts receivable	31,701,732	552,600
Other receivable	10,198,642	4,063,258
Amount due from related parties	2,126,001	1,498,218
Prepaid expenses and other current assets	20,198,048	5,149,189
Inventories	4,739,599	5,002,196
Total Current Assets	96,601,115	17,759,200

Non-current Assets
Loan receivable	25,829,496	31,141,038
Other non-current assets	572,308	778,100
Property and equipment, net	2,705,606	3,720,069
Operating lease right-of-use assets	1,144,436	—
Deferred tax assets	5,499,428	16,939,094
Total Assets	132,352,389	70,337,501

LIABILITIES
Current Liabilities
Contract liabilities-current	73,149,763	48,700,050
Accounts payable	3,436,690	104,886
Accrued expenses and other current liabilities	11,889,320	3,831,026
Income tax payable	7,775,868	7,157,356
Amounts due to related parties	10,547,968	1,124,531
Operating lease liabilities, current portion	948,306	—
Total Current Liabilities	107,747,915	60,917,849

Non-current liabilities
Contract liabilities – non-current	5,439,065	13,070,019
TOTAL LIABILITIES	113,186,980	73,987,868

EQUITY
Stock Subscription Receivable	(48,691)	(48,691)
Common Stock Subscribed	325,383	325,383
Additional paid-in capital	—	50,000
Statutory reserve	2,445,699	2,445,699
Accumulated other comprehensive loss (income)	(56,241)	7,823
Retained earnings/(accumulated deficit)	17,266,677	(6,371,053)
Total Huajin (China) Holdings Limited shareholders’ equity	19,932,827	(3,590,839)
Non-controlling interest	(767,418)	(59,528)
TOTAL EQUITY	19,165,409	(3,650,367)
TOTAL LIABILITIES AND TOTAL EQUITY	132,352,389	70,337,501

Cash and cash equivalents

Cash and cash equivalents consist of funds deposited with banks and financial institutions and cash on hand, which are highly liquid and are unrestricted as to withdrawal or use.

The total balance of cash and cash equivalents were RMB27.6 million and RMB1.5 million as of September 30, 2023 and December 31, 2022, respectively. The change of balance of cash and cash equivalents was a result of cash of RMB26.2 million provided our operating activities, and cash of (RMB0.03) million used in our investing activities.

Inventories

Inventories consisted health care merchandise with balance of RMB4.7 million and RMB5.0 million as of September 30, 2023 and December 31, 2022, respectively. No write-down of inventories was recorded for the nine months ended September 30, 2022 and 2023.

Other receivable

Other receivable mainly represent receivables from companies and individuals that the Company co-operated with, and loan to an employee. The balance of other receivable was RMB10.2 million and RMB4.1 million as of September 30, 2023 and December 31, 2022, respectively. The increase was mainly due to an increase in receivable of RMB3.9 million from the third-party individuals that the Company cooperates with, an increase of RMB3.9 million in loan to an employee, and partially offset by the repayment of RMB2.6 million from an entity which we disposed in October 2022 and decrease of allowance for doubtful accounts for RMB0.6 million.

Prepaid expenses and other current assets

Prepaid expenses and other current assets consisted of the following:

	As of September 30, 2023	As of December 31, 2022
	RMB	RMB
Prepaid service fees	5,864,581	1,081,748
Prepayment for staff advance	2,415,963	—
Prepayment for inventories and others	3,194,924	2,786,524
Prepaid value added taxes	3,782,454	—
Prepaid IPO cost	6,059,242	—
Others	96,649	2,895,386

Total	21,413,813	6,763,658

Less: allowance for doubtful accounts	(1,215,765)	(1,614,469)

Prepaid expenses and other current assets, net	20,198,048	5,149,189

The balance of prepaid expenses and other current assets were RMB20.2 million and RMB5.1 million as of September 30, 2023 and December 31, 2022, respectively. The increase in balance of prepaid expenses and other current assets was mainly due to i) an increase of RMB6.1 million in prepaid IPO cost; ii) increase of RMB4.8 million in professional service fee; iii) an increase of RMB0.9 million in prepaid value-added taxes (RMB2.9 million in Others category of year 2022 was prepaid tax); and iv) an increase of RMB 2.4 million in staff advance.

Property, plant and equipment, net

Property, plant and equipment consisted of the following:

	As of September 30, 2023	As of December 31, 2022
	RMB	RMB
Electronics	1,367,968	1,342,958
Furniture, fixture and equipment	1,789,001	1,789,001
Leasehold improvement	2,902,739	2,902,739
Motor vehicles	1,251,795	1,251,795
Software application	239,619	122,072
Total	7,551,122	7,408,565
Less: Accumulated depreciation	(4,845,516)	(3,688,496)
Property, plant and equipment, net	2,705,606	3,720,069

The balance of property, plant and equipment was RMB2.7 million and RMB3.7 million as of September 30, 2023 and December 31, 2022, respectively. The decrease was mainly due to an increase in accumulated depreciation of RMB 1.2 million for the nine months ended September 30, 2023.

Loan receivable

	As of September 30, 2023	As of December 31, 2022
	RMB	RMB
Receivables from Shaanxi Lvjian Elderly Care Service Co., Ltd.(1)	26,518,107	28,673,931
Receivables from Tianhong Health (Beijing) Technology Co., Ltd.(1)	5,016,000	5,825,000
Receivable from a third-party individual	—	480,000
Less: allowance for doubtful accounts	(5,704,611)	(3,837,893)
Loan receivable, net	25,829,496	31,141,038

____________

(1)      The balances as of December 31, 2022 and September 30, 2023 represented interest-free loans extended by the Company to the entities disposed in 2022. The maturity date of the loans was December 31, 2023.

The balance of loan receivable was RMB25.8 million and RMB31.1 million as of September 30, 2023 and December 31, 2022, respectively. The decrease was mainly due to repayment of the loans for RMB3.4 million, and increase in allowance for doubtful accounts for RMB1.9 million during the nine months ended September 30, 2023.

Accrued expenses and other current liabilities

The components of accrued expenses and other current liabilities are as follows:

	As of September 30, 2023	As of December 31, 2022
	RMB	RMB
Salary and welfare payable	978,353	620,686
Accrued expenses	—	172,174
Customer deposit	2,200,946	2,902,300
Other tax payable	8,108,610	—
Others	601,411	135,866
Total	11,889,320	3,831,026

The balance of accrued expenses and other current liabilities was RMB11.9 million and RMB3.8 million as of September 30, 2023 and December 31, 2022, respectively. The increase was mainly due to an increase in value-added tax payable for RMB8.1 million as of September 30, 2023 caused by increase in the Company’s revenue.

Comparison of December 31, 2022 and December 31, 2021

The following table sets forth selected information from our consolidated balance sheets as of December 31, 2022 and 2021. This information should be read together with our consolidated financial statements and related notes included elsewhere in this proxy statement/prospectus.

in RMB	December 31, 2022	December 31, 2021
ASSETS
Current Assets
Cash and cash equivalents	1,493,739	28,072,761
Accounts receivable	552,600	—
Other receivable	4,063,258	1,871,141
Amount due from related parties	1,498,218	8,728,448
Prepaid expenses and other current assets	5,149,189	8,265,945
Inventories	5,002,196	2,256,390
Assets of discontinued operations-current		19,791,058
Total Current Assets	17,759,200	68,985,743

Non-current Assets
Loan receivable	31,141,038	500,000
Other non-current assets	778,100	1,149,531
Property and equipment, net	3,720,069	5,296,866
Operating lease right-of-use assets	—	2,881,631
Deferred tax assets	16,939,094	13,968,391
Assets of discontinued operations-non-current		216,199
Total Assets	70,337,501	92,998,361

LIABILITIES
Current Liabilities
Contract liabilities-current	48,700,050	39,022,654
Accounts payable	104,886	198,814
Accrued expenses and other current liabilities	3,831,026	4,324,991
Income tax payable	7,157,356	7,356,816
Amounts due to related parties	1,124,531	42,314
Operating lease liabilities, current portion	—	1,149,764
Liabilities of discontinued operations-current	—	284,490
Total Current Liabilities	60,917,849	52,379,843
Non-current liabilities
Contract liabilities- non-current	13,070,019	33,370,854
Operating lease liabilities, non-current	—	1,778,831
TOTAL LIABILITIES	73,987,868	87,529,528

EQUITY
Stock Subscription Receivable	(48,691)	(39,062)
Common Stock Subscribed	325,383	315,754
Additional paid-in capital	50,000	50,000
Statutory reserve	2,445,699	2,445,699
Accumulated other comprehensive loss (income)	7,823	(4,749)
Retained earnings/ (accumulated deficit)	(6,371,053)	2,033,860
Total Huajin (China) Holdings Limited shareholders’ equity	(3,590,839)	4,801,502
Non-controlling interest	(59,528)	667,331
TOTAL EQUITY	(3,650,367)	5,468,833
TOTAL LIABILITIES AND TOTAL EQUITY	70,337,501	92,998,361

Cash and cash equivalents

Cash and cash equivalents consist of funds deposited with banks and financial institutions and cash on hand, which are highly liquid and are unrestricted as to withdrawal or use.

The total balance of cash and cash equivalents were RMB1.5 million and RMB28.1 million as of December 31, 2022 and 2021, respectively. The decrease in balance of cash and cash equivalents was a result of net cash of (RMB40.7) million used in our operating activities and net cash of (RMB2.8) million used in our investing activities.

Accounts receivable

As of December 31, 2022 and 2021, the accounts receivable were RMB0.6 million and nil respectively. The increase in accounts receivable was mainly because we began to offer credit to certain long term customers in 2022 after credit evaluation in order to boost sales of health care merchandise.

Other receivables

Other receivable mainly consist of receivables and deposits from third party companies and individuals that we co-operated with. As of December 31, 2022 and 2021, the balance of other receivables was RMB4.1 million and RMB1.9 million, respectively. The increase was mainly due to more cooperation between these companies and individuals and us.

Inventories

Inventories consisted health care merchandise. We had inventories of RMB5.0 million and RMB2.3 million, as of December 31, 2022 and 2021, respectively. The increase in inventories at 2022 year end was mainly because our revenue in 2022 decreased from our planned revenue.

Amount due from related parties

As of December 31, 2022 and 2021, the balance of amount due from related parties primarily consisted of the following items:

	As of December 31, 2022	As of December 31, 2021
	RMB	RMB
Affiliates of the shareholders of the Group	—	3,365,088
Management	1,205,087	2,592,606
Li Xuehong	—	2,499,919
Hongfeng International Company Limited(1)	—	270,835
Destiny Creator Limited(1)	293,131	—
Amounts due from related parties:	1,498,218	8,728,448

____________

(1)      The balances represent consideration receivables from the affiliates of the shareholders of the Company to subscribe for the Company’s ordinary shares. These balances were paid in June 2023.

The decrease in amount due from related parties was due to the repayment from related parties for the balances.

Prepaid expenses and other current assets

As of December 31, 2022 and 2021, the balance of prepaid expenses and other current assets consisted of the following items:

	As of December 31, 2022	As of December 31, 2021
	RMB	RMB
Prepaid service fees	1,081,748	1,696,354
Prepayment for inventories and others	2,786,524	3,994,784
Others	2,895,386	3,499,492
Total	6,763,658	9,190,630
Less: allowance for doubtful accounts	(1,614,469)	(924,685)
Prepaid expenses and other current assets, net	5,149,189	8,265,945

The decrease of RMB3.1 million prepaid expenses and other current assets was mainly due to a decrease of RMB1.2 million in prepayment for inventories and others, a decrease of RMB0.6 million for prepaid service fees and an increase of RMB0.7 million for allowance for doubtful accounts.

Assets of discontinued operations (current and non-current)

Assets of discontinued operations current and non-current amounting RMB19.8 million and RMB0.2 million, respectively as of December 31, 2021 represents the assets of the discontinued operations. On October 31, 2022, the Company disposed its 100% owned subsidiary, Shaanxi Lvjian Elderly Care Service Ltd to two third party individuals with consideration of nil. The disposal was accounted for as discontinued operations in 2022.

Accounts payable

As of December 31, 2022 and 2021, the balance of accounts payable was RMB0.1 million and RMB0.2 million, respectively.

Contract liabilities

Contract liabilities represent payments received from our customers before revenue is recognized. Contract liabilities-current was RMB48.7 million and RMB39.0 million, respectively as of December 31, 2022 and December 31, 2021, respectively. The increase was mainly due to more royalty fees received in 2022 than in 2021. The non-current portion of contract liabilities was RMB13.1 million and RMB33.4 million as of December 31, 2022 and December 31, 2021, respectively, because less franchise stores signed agreements with us in 2022 than in 2021.

Amounts due to related party

As of December 31, 2022 and 2021, the balance of amount due to related party was RMB1.1 million and RMB0.04 million, respectively. The payable represents payable to the company’s founder Mr. Li Xuehong.

Income tax payable

As of December 31, 2022 and 2021, the balance of income tax payable was RMB7.2 million and RMB7.4 million, respectively.

Operating lease liabilities

As of December 31, 2022 and 2021, the balance of operating lease liabilities-current was nil and RMB1.1 million, respectively, and the balance of operating lease liabilities non-current was nil and RMB1.8 million, respectively, as of December 31, 2022 and 2021. The decrease in operating liabilities was due to the disposal of certain entity in 2022.

Liquidity and Capital Resources

To date, we have financed our operating and investing activities primarily through cash generated from operating activities. As of September 30, 2023, December 31, 2022 and December 31, 2021, our cash and cash equivalents were RMB27.6 million, RMB1.5 million and RMB28.1 million, respectively. Our cash and cash equivalents primarily consist of cash and time deposits with terms of three months or less.

The Company believes that its current levels of cash and cash flows from operations will be sufficient to meet its anticipated cash needs for at least the next twelve months. However, it may need additional cash resources in the future if it finds and wishes to pursue opportunities for investment, acquisition, strategic cooperation or other similar actions. If it determines that its cash requirements exceed its amounts of cash on hand or if it decides to further optimize its capital structure, it may seek to issue debt or equity securities or obtain credit facilities or other sources of funding.

The following table set forth a summary of its cash flows for the periods indicated:

In RMB	Nine Months Ended September 30
	2023	2022
Net cash (used in) or provided by operating activities	26,232,427	(31,582,016)
Net cash (used in) investing activities	(25,010)	(7,230,076)
Net cash provided by or (used in) financing activities	—	—
In RMB	For the Years Ended December 31,
	2022	2021
Net cash (used in) or provided by operating activities	(40,679,270)	422,093
Net cash (used in) investing activities	(2,797,444)	(616,279)
Net cash provided by or (used in) financing activities	—	(10,180,000)

Operating activities

Net cash provided by operating activities was RMB26.2 million for the nine months ended September 30, 2023, as compared to (RMB31.6) million net cash used in operating activities for the nine months ended September 30, 2022.

The net cash provided by operating activities for the nine months ended September 30, 2023 was primarily attributable to net income of RMB23.3 million, adjusted for non-cash items of RMB6.7 million and changes in balances of operating assets and liabilities totaling RMB3.8 million, as compared with cash balances on December 31, 2022.

The net cash used in operating activities for the nine months ended September 30, 2022 mainly primarily attributable to net loss of RMB12.1 million, adjusted for non-cash items of RMB6.2 million, and changes in balances of operating assets and liabilities totaling RMB25.7 million, as compared with cash balances on December 31, 2021.

Net cash used in operating activities was (RMB40.7) million for the year ended December 31, 2022, as compared to RMB0.4million net cash provided by operating activities for the year ended December 31, 2021.

The net cash used in operating activities for the year ended December 31, 2022 was mainly due to our net loss of RMB9.6 million, adjusted for non-cash items of RMB1.3 million, and changes in balances of operating assets and liabilities totaling RMB32.4 million, as compared with cash balances on December 31, 2021.

The net cash provided in operating activities for the year ended December 31, 2021 mainly included our net income of RMB10.3million, adjusted for non-cash items of RMB9.3 million, and change in balances of operating assets and liabilities totaling RMB19.2 million as compared with cash balances on December 31, 2020.

Investing activities

Net cash used in investing activities was used in RMB0.02 million for the nine months ended September 30, 2023, as compared to RMB7.3 million net cash used in investing activities for the nine months ended September 30, 2022. The net cash used in investing activities for the nine months ended September 30, 2023 was primarily used in purchase of purchase of property, plant and equipment. The net cash used in investing activities for the nine months ended September 30, 2022 was mainly due to cash disposed from deconsolidation of subsidiaries.

Net cash used in investing activities was RMB2.8 million for the year ended December 31, 2022, as compared to RMB0.6 million of net cash used in investing activities for the year ended December 31, 2021. The net cash used in investing activities for the year ended December 31, 2022 was mainly due to cash disposed from deconsolidation of subsidiaries, and the net cash used in investing activities for the year ended December 31, 2021 was mainly spent in purchase of property, plant and equipment.

Financing activities

No cash was used in or generated from financing activities during the nine months ended September 30, 2023 and 2022.

No cash was used in or generated from financing activities for the year ended December 31, 2022, as compared to net cash used in financing activities of RMB10.2 million for the year ended December 31, 2021, which mainly due to dividend paid to shareholders.

Quantitative and Qualitative Disclosures About Market Risk

Foreign currency risk

The RMB is not a freely convertible currency. The State Administration for Foreign Exchange, under the authority of the People’s Bank of China, controls the conversion of RMB into foreign currencies. The value of the RMB is subject to changes in central government policies and international economic and political developments that affect supply and demand in the China Foreign Exchange Trading System market of cash.

Inflation

Inflationary factors, such as increases in supply costs as well as personnel and overhead costs, could impair our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to September 30, 2023, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and operating expenses as a percentage of sales revenue if the revenues do not increase with such increased costs.

Trend Information

Our results of operations are slightly affected due to the supply chain disruptions. As of the date of this proxy statement/prospectus, our inventory turnover days were 66 days and 57 days in 2022 and 2021, respectively. In addition, the turnover days for accounts receivable for the years ended December 31, 2022 and 2021 were 40 days and 33 days, respectively. Longer turnover days for accounts receivable slightly affected our short-term liquidity.

Other than as disclosed above and elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on our revenues, net income, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

Research and Development

The Company has not engaged in significant research and development activities since inception, but resort to our suppliers’ research and development activities to develop new solutions for elderly care and healthcare.

Critical Accounting Policies, Judgments and Estimates

We prepare our consolidated financial statements in accordance with U.S. GAAP, which requires our management to make estimates that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the balance sheet dates, as well as the reported amounts of revenues and expenses during the reporting periods. To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations would be affected. We base our estimates on our own historical experience and other assumptions that we believe are reasonable after taking account of our circumstances and expectations for the future based on available information. We evaluate these estimates on an ongoing basis.

Our expectations regarding the future are based on available information and assumptions that we believe to be reasonable, which together form our basis for making judgments about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. Some of our accounting policies require a higher degree of judgment than others in their application.

We consider an accounting estimate to be critical if: (i) the accounting estimate requires us to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and (ii) changes in the estimate that are reasonably likely to occur from period to period or use of different estimates that we reasonably could have used in the current period, would have a material impact on our financial condition or results of operations. When reading our consolidated financial statements, you should consider our selection of critical accounting policies, the judgment and other uncertainties affecting the application of such policies and the sensitivity of reported results to changes in conditions and assumptions.

The selection of critical accounting policies, the judgments and other uncertainties affecting application of those policies and the sensitivity of reported results to changes in conditions and assumptions are factors that should be considered when reviewing our financial statements. Our critical accounting policies and practices include the following: (i) revenue recognition; (ii) accounts receivable; (iii) inventories, (iv) income taxes; and (v) deconsolidation. See Note 2 — Summary of Significant Accounting Policies to our consolidated financial statements for the disclosure of these accounting policies.

While management believes its judgments, estimates and assumptions are reasonable, they are based on information presently available and actual results may differ significantly from those estimates under different assumptions and conditions. We believe that significant accounting estimates reflected in the Group’s consolidated financial statement mainly include the estimated inventory write-down, allowance for doubtful accounts, the useful lives of property, plant and equipment, and income taxes related to realization of deferred tax assets and uncertain tax position.

Recently issued accounting pronouncements

A list of recently issued accounting pronouncements that are relevant to us is included in note 2 of our consolidated financial statements included elsewhere in this proxy statement/prospectus.

Emerging Growth Company Status

OAKU is, and the post-Business Combination company will be, an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. We may take advantage of these exemptions until we are no longer an emerging growth company. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period afforded by the JOBS Act for the implementation of new or revised accounting standards. Huajin has irrevocably elected not to avail itself of this extended transition period and, as a result, it will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies. Huajin may take advantage of these exemptions up until the last day of the fiscal year following the fifth anniversary of OAKU’s first registration statement filed under the United States Securities Act of 1933, as amended, or such earlier time that it is no longer an emerging growth company. The post-Business Combination company would cease to be an emerging growth company if it has more than $1.07 billion in annual revenue, it has more than $700.0 million in market value of its shares held by non-affiliates (and it has been a public company for at least 12 months and have filed one annual report on Form 20-F) or it issues more than $1.0 billion of non-convertible debt securities over a three-year period.

Off-Balance Sheet Arrangements

Huajin did not have, during the periods presented, and it does not currently have, any off-balance sheet arrangements, as defined in the rules and regulations of the Securities and Exchange Commission.

INFORMATION ABOUT HUAJIN

The information in this section describes the current and proposed business and operations of Huajin. Unless the context otherwise requires, all references in this section to “Huajin,” “we,” “us,” or “our” refer to the current and proposed business and operations of Huajin.

Overview

We are a pioneer of smart healthcare service provider dedicated to delivering non-medical community healthcare services to the elderly in local communities across China. We have established our presence through a network of franchising service stores operated under our “QianXiang Health” brand. Our mission focuses on creating a community-based smart healthcare platform that evolves into a comprehensive healthcare service provider. We are committed to advancing the life science, health, and elderly care industries.

We first started our business through our wholly owned subsidiary, Shaanxi QianXiang Health Technology Co., Ltd. (“Shaanxi QianXiang”), which was formed on February 7, 2014. Beginning as a healthcare service provider for local elderly communities, our multimodal smart healthcare service system leverages both in-store and at-home healthcare services to deliver comprehensive solutions for suboptimal health conditions to middle-aged and senior customers. Through our smart community healthcare management platform, we offer healthcare food supplements, auxiliary healthcare equipment, elderly health education, and training services. Additionally, we also curate personalized wellness programs for the elderly and provide health resort service.

Our target customer population is the middle-aged and elderly individuals in the local community. As of December 31, 2023, we have successfully established 899 local “QianXiang Health” brand franchising service stores, covering over 20 provinces and more than 100 cities in China. Among those franchisees, there are 39 city operation center stores, 286 county service center stores, and 574 community service center stores. Our headquarter is located in Langao County, Ankang City, Shaanxi Province, which was designated as the Smart Healthcare and Elderly Care Application Pilot Demonstration Area (Township) by the Ministry of Industry and Information Technology, the Ministry of Civil Affairs, and the National Health Commission in December 2020.

Operating as the primary franchisor, our revenues primarily derive from franchising fees charged to different levels of local franchising service stores, including city operation center stores, county service center stores and community service center stores. We collect franchising fees from our franchising service stores and ensure strict adherence to our operational standards and policies to safeguard the integrity of our “QianXiang Health” brand. Our franchising model empowers individual franchisees to embark on self-entrepreneurship by retaining autonomy over their own recruitment, marketing initiatives and pricing decisions. Simultaneously, they benefit from our “QianXiang Health” brand, healthcare resources, and smart operational systems. Our collaboration with local franchising service stores aims to further enhance, refine and standardize our operational procedures, marketing concepts, products and services offerings, as well as pricing strategies. We also generate revenues from different levels of store membership royalty fees collected by the franchising service stores from the end customers, and sales of healthcare products, including healthcare food supplements and auxiliary healthcare equipment, and other daily household consumer goods.

On November 13, 2020, Shaanxi QianXiang was honored as one of China’s Future Unicorn Enterprises of 2020 during the 2020 China Future Unicorn Summit, an event hosted by Taiyuan Municipal People’s Government and Shanxi Provincial Investment Promotion Bureau. On December 1, 2020, Shaanxi QianXiang was recognized as a national high-tech enterprise by Shaanxi Province Department of Science and Technology, Shaanxi Provincial Department of Finance, and the State Taxation Administration of Shaanxi Province. Furthermore, on March 15, 2021, Shaanxi QianXiang was honored with the title “Satisfactory Entity for Consumer Rights Protection” by the China Consumers Association.

Our goal revolves around improving the health conditions and enhancing the quality of life for the elderly, and elevating service standards for healthcare professionals amid China’s growing silver economy. We aim to leverage our industrial advantages to develop a broader range of proprietary healthcare products, personalized at-home healthcare services, health resort services, as well as meal assistance and shopping assistance services tailored for the elderly. We believe this will enable us to better meet the healthcare management and auxiliary living needs of the middle-aged and elderly population. Leveraging on our proprietary community and home care SAAS service platform, we are committed to improve the community-based smart healthcare platform, and to build a model comprehensive community-based smart healthcare service system for the elderly care and health service industry in China.

Corporate Structure

The following diagram sets forth the structure of the Company as of the date of this proxy statement:

____________

(1)      Xantal Garden Limited is a British Virgin Islands company 100% owned by Mr. Xuehong Li’s family trust, the Lee’s Trust.

(2)      Union Insight Limited is a British Virgin Islands company 100% owned by Happiness Trust, a Hong Kong trust and an ESOP trust established by Mr. Xeuhong Li.

(3)      Blooming United Limited is a British Virgin Islands company 100% owned by Sunshine Trust, a Hong Kong trust and an ESOP’ trust established by Mr. Xuehong Li.

Huajin (China) Holdings Limited 华锦(中国)控股有限公司, is a Cayman Islands exempted company incorporated on July 27, 2021. We conduct our business in China through our wholly owned subsidiaries. The consolidation of our Company and our wholly owned subsidiaries has been accounted for at historical cost and prepared on a basis as if the aforementioned transactions had become effective at the beginning of the first period presented in the accompanying consolidated financial statements.

Tianhong (HK) International Company Limited, or Tianhong HK, was incorporated on August 10, 2021 under the law of Hong Kong SAR. Tianhong HK is Huajin’s wholly owned subsidiary and is currently not engaging in any active business and merely acting as a holding company.

Shaanxi QianXiang KaiHong Enterprise Management Co., Ltd., or Shaanxi WFOE, was incorporated on December 23, 2021 in Shaanxi, China, under the laws of the People’s Republic of China. It is a wholly owned subsidiary of Tianhong HK and a wholly foreign-owned entity under the PRC laws.

Beijing XiaoLeKang Enterprise Management Co., Ltd., or Beijing WFOE, was incorporated on December 16, 2021 in Beijing, China, under the laws of the People’s Republic of China. It is a wholly owned subsidiary of Tianhong HK and a wholly foreign-owned entity under the PRC laws.

Shaanxi QianXiang Health Technology Co., Ltd., or Shaanxi QianXiang, was incorporated on February 7, 2014 in Shaanxi, China. The shareholders of Shaanxi QianXiang transferred 100% equity of Shaanxi QianXiang to Beijing WFOE on April 7, 2023. Consequently, Shaanxi QianXiang became a wholly owned subsidiary of Beijing WFOE.

LeLingKang (Beijing) Health Technology Co., Ltd., or LeLingKang, was incorporated on July 15, 2021 as a subsidiary of Shaanxi QianXiang. Shaanxi QianXiang owns 90% of LeLingKang and Mr. Xuehong Li owns 10% of LeLingKang.

As of the date of this proxy statement, we have received from PRC authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted in China, and no permission or approval has been denied. The following table provides details on such licenses and permissions.

No.	Company	License/Permission	Certificate Number	Issuing Authority	Validity
1	Shaanxi QianXiang	Certificate of Second-Class Medical Device Operation	Shaan An Shi Yao Jian Xie Operation Cert. No. 20190123	Ankang City Administrative Approval Service Bureau	Five years (From November 1, 2023 to October 30, 2028)
2	Shaanxi QianXiang	Commercial Franchise Enterprise Record Filing	0610100412100106	Ministry of Commerce	Long-term
3	LeLingKang	Food Operation License	JY11105223325131	Beijing Chaoyang District Market Supervision and Administration Bureau	Five years (From July 4, 2022 to July 3, 2027)

Our Competitive Advantages

•        Fast growing silver economy market in China that favors conscientious operators.    China’s elderly care market is predicted to reach US$800 billion by 2025 and to exceed US$3 trillion by 2030 and the government is well aware of the challenges faced by the elderly and has been implementing a range of policies and supportive measures to promote the high-quality elderly services. Quality of service has been the main focus of our company since our inception. We have adopted a collaborative and conscious approach, prioritizing in providing elderly care services.

•        Established brand awareness.    We entered the elderly care and health service industry in China at a relatively early point in the year of 2014. The China’s silver economy has been placing significant importance on elderly care services and facilities during the past ten years. Shaanxi QianXiang has established its presence in the community healthcare service market for the elderly population in China. From 2019 to 2023, we successfully established 899 local franchising stores under the brand of “QianXiang Health” over 20 provinces in China.

•        Rapid expansion of our local franchising stores due to our franchising business model advantages.    We have grown rapidly in our local community franchising store opening and operation business because we can provide our franchisee business partners with strategic and standardized sales promotion, technological training, marketing solutions and products after-sales services through our operating team, which will allow local franchising stores to open swiftly for customer retention and expansion. With the franchising qualification approved and granted by China’s Ministry of Commerce, we provide uniform and standardized store design and operational procedures to ensure that our local franchising stores are consistent, standardized, systematic and equipped with smart professional operation and management system to our strategic franchisee partners.

•        Challenges in replicating our business model.    The majority of our peers in the healthcare service industry operate as B2B or B2B2C service providers. While these peers often feature extensive investment plans in their business models, their profitability is typically constrained by elevated expenses associated with property ownership or rental, personnel recruitment and compensation, and potential employment-related disputes. In contrast to these peers, our distinctive franchising model empowers individuals to pursue self-entrepreneurship opportunities and maintain autonomy over hirings, marketing initiatives, and pricing decisions. Simultaneously, they gain advantage from our “QianXiang Health” brand, healthcare resources, and smart operational systems. Our collaboration with local franchising stores aims to further enhance, refine and standardize our operating procedures, marketing concepts, products and services offerings, and pricing strategies.

•        Our proven relationship with the local communities.    We value each local community, county or city in which we establish our franchising stores through partnership between us and such community, county or city. Prior to opening franchising stores, we conduct in-depth study of the local demographic demands of elderly care and healthcare demands and work closely with the local communities. Focusing on this partnership-focused approach, we believe that we are able to provide a sustainable solution that cater to the specific needs of these communities, thereby becoming a reliable partner to the local communities.

•        Multiple revenue-generating activities.    We have built our business model around several activities and initiatives that generate revenues through franchising, membership royalty and sales of product and services.

•        Our proprietary community and home care Software as a Service (SAAS) service platform.    Our proprietary community and home care SAAS service platform allows us to properly manage, scale, optimize and tailor our healthcare service and daily assisted living services offered for each individual market and to rapidly launch new products to serve communities and customers.

•        Experienced management team.    Our management has long-term experience in the healthcare service industry, and we have established a solid customer base and network coverage. We also have attracted and retained skilled and experienced sales and managerial teams.

•        Effective brand promotion on multiple social media channels.    We promote our brand “QianXiang Health” through various social media channels to expand potential customer base and to better enhance the communication and interaction with our existing member customers.

Our Market Opportunity

According to the latest national census released in 2021 by China, the population aged 60 and above has exceeded 260 million residents, accounting for over 18.7% of the total population in China. This population is projected to surpass 300 million by 2025. Additionally, a report by consultancy iiMedia indicates that the market size of the elderly care industry reached RMB8.8 trillion (US$1.3 trillion) in 2021, experiencing a year-on-year growth of 22.3%. It is projected that the market size will reach RMB12 trillion (US$1.63 trillion) by 2023. Prior to 2020, China’s silver economy had already demonstrated substantial financial strength, which was further accelerated by the Covid-19 pandemic. The Chinese government has prioritized its Healthy China 2030 initiative as a central element of national policy development. While state provision of services is expected to dominate the future elderly care sector, significant opportunities lie within the private sector.

We believe that we are still in the early stages of capitalizing on this silver economy opportunity. The utilization of our local community elderly care service system and home care service platform is anticipated to continue growing due to:

•        The escalating senior population.    We anticipate the upward trajectory of the aging population in China, presenting a sizeable market for our services. As the number of seniors continues to rise, there will be an increased demand for specialized services to cater to their unique needs. We are well-positioned to capitalize on this growing market due to our expertise, infrastructure, and comprehensive range of offerings.

•        Favorable government policies.    The Chinese government has recognized the importance of the elderly care industry and has implemented favorable policies to support its development. These policies include financial incentives, tax benefits, and relaxed regulations to encourage investment and innovation in the sector. This creates a conducive environment for us to expand and thrive.

•        Increasing demand in local communities.    Local communities are experiencing a rising demand for elderly care services. As China’s senior population continues to grow, more families are seeking professional assistance to care for their aging loved ones. There is an increasing preference for community-based care models that provide personalized and accessible services to seniors. By focusing on local community partnerships and establishing our franchising store facilities in strategic locations, we can effectively cater to this demand.

•        Adoption of AI, social media, internet, and mobile apps among senior communities.    Senior individuals in China are becoming increasingly tech-savvy and embracing digital platforms. AI technology can be utilized to enhance the quality and efficiency of elderly care services, such as smart monitoring systems and personalized healthcare recommendations. Leveraging our community and home care SAAS service system on social media, the internet, and mobile apps can facilitate communication, information sharing, and remote care services, creating convenient solutions for seniors and their families.

•        Willingness to spend on healthcare.    The elderly population in China has shown an increasing willingness to spend money on their healthcare. With improved living standards and rising disposable incomes, seniors are prioritizing their health and well-being. This opens up opportunities for us to offer premium healthcare services, specialized treatments, and wellness programs that cater to their specific needs and preferences.

•        Specialized care services.    As the elderly population continues to grow, there is an increasing demand for specialized care services that cater to specific needs. This includes services like memory care for individuals with dementia, rehabilitation services for seniors recovering from surgery or injuries, and palliative care for those with terminal illnesses. By offering those specialized care programs, we can tap into niche markets and provide tailored solutions to meet the unique requirements of different senior populations.

•        Growing demands in respite care services.    Family caregivers often need temporary relief from their caregiving responsibilities to rest and rejuvenate. Providing respite care services can help fill this gap by offering short-term care options for seniors. Our franchising stores serve customers as adult day care centers, short-stay facilities, or home-based respite care services platform. By supporting family caregivers, we can address their needs while providing quality care for seniors.

•        Integrated healthcare solutions.    There is a growing need for integrated healthcare solutions that encompass both physical and mental well-being of senior individuals. This includes comprehensive healthcare packages that combine health support, nutritional guidance, and fitness programs. By providing such holistic healthcare solutions, we can address the diverse needs of the aging population and ensure their overall wellness.

•        Health and wellness education.    With the increasing focus on healthy aging, there is a demand for health and wellness education targeted at seniors. Our healthcare education and training programs include workshops, seminars, and online/offline resources to educate seniors and their families about healthy lifestyle choices, disease prevention, and self-care practices. By establishing ourselves as a trusted source of information and education, we can position ourselves as a leader in promoting healthy aging.

With a comprehensive approach, we believe we can successfully navigate the market landscape and provide exceptional care for China’s aging population.

Our Products and Services

We have built multimodal smart healthcare service system leveraging both in-store and at-home healthcare services to deliver a range of services that encompass various aspects of community and home healthcare to middle-aged and senior customers. Through our smart community healthcare management platform, we offer healthcare food supplements, auxiliary healthcare equipment, elderly health education, and training services. Additionally, we also curate personalized wellness programs for the elderly. We aim to enhance the quality of life for seniors and improve their overall well-being.

Community and Home Healthcare Services Through Our Franchising Stores

We primarily operate our community and home healthcare services through our local franchising stores, which serve as the community’s centers for elderly care and healthcare services. As of December 31, 2023, we have successfully established 899 local “QianXiang Health” brand franchising service stores, covering over 20 provinces and more than 100 cities in China. Among those franchisees, there are 39 city operation center stores, 286 county service center stores, and 574 community service center stores. We continuously deliver comprehensive solutions for suboptimal health conditions to the targeted middle-aged and senior customers aged over 50. The franchising stores provide services includes mental health consultation, auxiliary healthcare instrument-assisted health management, sales of healthcare food supplements, attentive elderly care services and personalized wellness programs. We also encourage customers to actively participate in various health knowledge and cultural learning activities organized by franchising stores. We aim to effectively improve the targeted middle-aged and senior customers’ suboptimal health conditions through our in-store auxiliary healthcare instrument and healthcare food supplements.

With our smart community and home care SAAS operating system and smart watch products, our local franchising stores also provide personalized at-home services through our franchising store managers or third-party service personnel, responding to customers’ one-touch requests for meal assistance, cleaning aid, bathing support, medical assistance, health management, shopping assistance, mobility support, and mental health consultation. Our goal is to encourage elderly individuals not only staying at home, but getting out to our community franchising stores, creating more social connections, participating in local events and recreational activities, and improving overall well-being.

We collect franchising fees from our franchising service stores and ensure strict adherence to our operational standards and policies to safeguard the integrity of our “QianXiang Health” brand. We generally enter into franchise agreements with a term of three years and collect from franchisees the initial franchising fees and annual franchise fees. Franchise fees are collected based on the different levels of franchising stores and are typically received upfront, subject to customized discounts and promotions. Our standard initial franchising fees are RMB3 million (approximately US$410,000) per store for city operation center stores, RMB750,000 (approximately US$102,500) per store for county service center stores, and RMB150,000 (approximately US$20,500) per store for community service center stores. By paying an initial franchise fee to the Company, franchisees gain set-up services such as site renovation, product and service introduction and training services. We also collect annual franchise fees to provide supporting services to the franchising service stores over the three-year term of the franchise agreements. In addition to contractual obligations, we also established a code of conduct and policy manual for franchising service stores. We have also formed a company marketing supervision committee to oversee and manage our operational procedures, marketing concepts, products and services offerings, as well as pricing strategies for community and home healthcare services provided through our franchising stores.

Customer Membership At Our Franchising Stores

Customers at our franchising store who attain specified levels of spending become our VIP members. These VIP members benefit from discounted rates on Shaanxi Qianxiang’s proprietary products and services, including health assessments, health improvement programs, and a range of high-quality healthcare food supplements and auxiliary healthcare equipment products. They also receive a smart watch or smart band connected to our smart community and home care SAAS operating system, which facilitates one-click call services, supporting their personalized needs. We generally collect 50% of royalty fees based on different levels of membership fees collected by the franchising service stores from the end customers.

Our franchising service stores provide different levels of community and home healthcare products and services packages. Our franchising service store membership fees generally range from RMB999 (approximately US$136) per person to RMB4,999 (approximately US$683) per person. RMB999 (approximately US$136) membership package provides customers with value-equivalent products, including chondroitin peptide full bone nutrient powder, along with one health assessment and one month of in-store healthcare services. RMB2,999 (approximately US$410) membership package provides customers with value-equivalent products, including multifunctional smartwatch, chondroitin peptide full bone nutrient powder, photon pulse heating pads for moxibustion, artemisia argyi velvet, selenium-rich rice, along with six health assessment and three months of in-store healthcare services. RMB4,999 (approximately US$683) membership package provides customers with value-equivalent products, including multifunctional smartwatch, multifunctional thermal-enhancing instrument, prickly pear protein tablets, selenium-rich rice, along with twelve health assessments and six months of in-store healthcare services. Those in-store services provided include health massage services such as foot massages, full body massages, gua sha, and cupping, physical therapy services such as moxibustion and acupoint application, equipment-based therapy services through our auxiliary healthcare devices and equipment, and daily living health services such as nutritional care services.

In addition to the in-store services, we extend our offerings to include health consultations for elderly care and healthcare through our franchising stores. Our experienced team of consultants provide guidance on elderly care planning, health management, and other potential health problems the seniors may encounter. This enables franchising service stores to adopt a more diversified approach to elderly care services, assisting the elderly and their families in making well-informed decisions for their well-being.

We emphasize on quality control and standardization across our franchising stores. To ensure consistency and uphold high standards across our franchising service store network operated under our “QianXiang Health” brand, we have developed a set of internal policies and guidelines covering branding, service quality, and operational procedures. These measures are designed to maintain uniformity in the services provided, aiming to secure customer satisfaction and membership loyalty, and to safeguard our brand reputation.

By leveraging our smart community and home care SAAS operating system and integrating new technologies of artificial intelligence and big data, we regularly launch and introduce new products and services at our franchising stores, particularly healthcare food supplements, to provide new solutions for elderly care and healthcare.

Healthcare Food Supplements and Auxiliary Healthcare Devices

Through a combination of internal research and development activities and collaboration with other third-parties, we provide a diverse range of healthcare food supplements and auxiliary healthcare devices and equipment targeting both franchising store members and other retail or group purchasers. As of the date of this proxy statement, we developed six healthcare food supplements products and seven auxiliary healthcare devices and equipment. Our commitment to research and development is driven by our dedication to assisting our franchising store customers in relieving or improving their suboptimal health conditions. Our healthcare food supplements are developed to provide a holistic approach to maintain personal wellness of the elderly, and the auxiliary healthcare devices and equipment empower franchising store customers to monitor their vital signs, track their living patterns, and improve health management, promoting a proactively informed approach to well-being. With our portfolio of healthcare food supplements products and auxiliary healthcare devices, we strive to provide solutions to suboptimal health conditions, restore life balance, and enhance personal overall wellness.

Recently, to strengthen our research and development efforts, Shaanxi QianXiang entered into six corporation agreements with Beijing Zhongsheng Aopu Peptide Technology Research Institute (“Zhongsheng Aopu”) in May 2019, December 2021 and May, August and September of 2023, respectively, pursuant to which we outsourced the research and development of formulation process and technology of multiple healthcare food supplements products, including shrimp astaxanthin vitality pills and tablets, prickly pear protein tablets, cordyceps militaris tablets and “Oligopeptide” products to Zhongsheng Aopu.

In addition to our own healthcare food supplements and auxiliary healthcare devices and equipment, we also cooperate with other leading healthcare product brands, including Guotai. These include manufacturers of diagnostic and rehabilitation equipment, as well as smart healthcare hardware technology companies. By collaborating with these brands, we aim to expand our product portfolio to meet the diverse purchase demands of our franchising stores’ member customers.

Smart Community and Home Care SAAS Operating System

Our smart community and home care SAAS operating system is designed to address the specific needs of elderly individuals. By combining advanced SAAS technology and comprehensive services, it offers the elderly care within franchising store’s reach and the community setting. Through the integration of smart home system, in-store elderly care services and smart hardware, our smart community and home care SAAS operating system aims to solve the challenges faced by elderly individuals living at home. The system is established through a city operation center store as the service center, which communicates and coordinates with several community service center stores acting as digital living stations for local communities. Through smart watches, smart bands and other hardware, the system provides the following main service features:

•        Real-Time Call Services.    The smart community and home care SAAS system allows elderly individuals to make quick calls for assistance whenever they need it. Whether it is a medical emergency, a request for help, or simply chatting, this feature ensures that support is just a call away.

•        Meal Assistance Services.    Understanding the importance of proper nutrition for the well-being of elderly individuals, the smart community and home care SAAS system provides meal assistance services. This includes meal planning, personalized dietary recommendations, and meal delivery services to ensure that the elderly residents receive nutritious meals that cater to their specific physical needs within local communities.

•        Cultural and Entertainment Services.    To promote social engagement and mental stimulation, the smart community and home care SAAS system offers cultural and entertainment services. These services may include virtual tours, online classes, book clubs, movie nights, and other activities that cater to the interests and preferences of the elderly residents. By providing opportunities for cultural enrichment and entertainment, the system aims to enhance their mental quality of life within local communities.

•        Psychological Comfort Services.    The smart community and home care SAAS system recognizes the importance of addressing the psychological well-being of the elderly individuals facing various emotional challenges facing aging. It provides access to counseling services, emotional support hotlines, and resources for mental health maintenance. This feature aims to offer psychological comfort and a sense of security to the elderly residents, ensuring they have access to the support they need.

We believe that our focus on local community-based care, combined with our community and home care SAAS service system, enables us to grow as a key player in meeting the demands of the aging population in local communities.

Health Resort

We build residential-lifestyle health preservation resort for our franchising store members and customers. In July 2020, Shaanxi QianXiang entered into a five-year lease agreement with Langao County Civil Affairs Bureau, pursuant to which we contracted to use comprehensive building of the disabled rehabilitation center covering approximately 4021.8 square meters and the adjacent apartment building, covering approximately 3523.2 square meters to develop an integrated elderly services center for residential-style leisure and vacation health preservation bases. We completed construction work in August 2020, and rebranded as the model of the “China Selenium Valley Health Preservation Base” in Ankang City, Shaanxi Province, China. Located in the China Selenium Valley, the Health Preservation Base is expected to be a comprehensive health preservation park that integrates ecological landscapes, health-preserving culture, and leisure tourism, to provide a natural and peaceful environment for visitors.

While the health resort business has not generated any cash flow for us by the end of 2023, we maintain confidence in developing a health resort business model in the future. With our first step in Ankang City, we aim to develop other high-quality health preservation bases in China, offering visitors a wider range of options for their health preservation and leisure needs.

Health Education, Training Programs and Other Healthcare Services

We also offer a range of other health preservation services and product sales to cater to the diverse needs of individuals. These include health/elderly education training programs and household consumer goods.

Recognizing the importance of educating individuals on various aspects of health and elderly care, we developed a series of informative and engaging educational videos and in-house programs. These videos and programs cover topics such as nutrition, fitness, mental well-being and chronic disease management. By providing accessible educational resources, we aim to empower our franchising stores’ member customers and their families with informed decisions about their health and general well-being.

Additionally, we recognize the significance of daily household consumer goods in maintaining a healthy lifestyle. We offer a selection of high-quality, health-conscious products that are essential for everyday living. These products include organic food, environmentally friendly cleaning supplies and personal care products.

We plan to further leverage our strengths and expertise in the healthcare industry to further develop and expand our product offerings. This includes the development of other branded healthcare products, tourism products, elderly insurance, healthcare service systems, home automation solutions, advertising services and home delivery. By combining education, consumer goods, and various other services, we strive to create an ecosystem that supports our franchising stores’ member customers in maintaining a healthy lifestyle, ensuring their well-being across different aspects of their lives.

Business Development Strategy

We are one of the few established elderly care and health care service providers with a deep engagement in the local communities through our local franchising stores and path to capture the opportunity of the fast-growing elderly care industry. We plan to leverage our strengths to outperform our competition with the following growth strategies:

•        Continue Expanding Our Franchising Store Base.    We plan to focus on expanding our market presence by continuing to drive organic growth of new franchising stores in various communities across China. This can involve site selection, franchise partnerships, and efficient store management systems.

•        Continue Growing Our Platform User Base.    We consider to employ various marketing and customer strategies such as targeted online advertising, partnerships with relevant organizations or influencers, referral programs, and offering incentives for user registrations and engagement with our smart community and home care service SAAS operating system platform.

•        Continue Expanding Diversification of Our Services. We plan to expand beyond traditional elderly care services and diversify into related areas such as mental health support, wellness programs, caregiver training, and medical tourism. This can attract a wider customer base and provide comprehensive solutions for elderly individuals and their families.

•        Seeking Strategic Business Partners in the Industry.    We are seeking strategic collaborations and partnerships with existing resort chains, real estate developers, healthcare providers, insurance companies, and technology companies that are engaged in the healthcare industry for the purpose of working together on our future residential-resort base community projects. We also consider acquiring or investing in suitable properties for the development of healthcare and leisure resorts. We will also seek to form strategic partnerships with healthcare-related business partners (the Business-end) and local community authorities (the Government-end), through which mutual referrals, business collaborations, and healthcare knowledge/information-sharing.

•        Integrating More Elderly-Friendly Technologies and Products into Our System Platform.    We are developing more elderly user-friendly and intuitive mobile applications and online platforms for elderly care services, home care services and other smart community services to add into our existing SAAS operating system platform, allowing elderly’s easy access to information, bookings, and personalized recommendations.

•        Deeping Our Community Engagement.    We plan to continue actively engaging with local elderly communities to build trust and establish our brand of “QianXiang Health” as a valuable contributor to the well-being of elderly individuals. This can involve organizing community events, partnering with senior centers or organizations, and supporting relevant social causes.

•        Integrating the Industry Chain.    We will focus on creating comprehensive marketplace platform that allows Business-end suppliers to showcase their elderly care and health care products and services, while providing our member customers with a wide range of options. We also work on establishing distribution channels for physical products and negotiating favorable terms with logistics and delivery service providers.

Intellectual Property

We generally rely on trademark, patent, copyright and trade secret laws and employee and third-party non-disclosure agreements to protect our intellectual property and proprietary rights.

Our success depends upon our proprietary software technology and proprietary smart community and home care health service SAAS operating system. We have registered nine patents, 44 software copyrights and 217 trademarks in China as of the date of this proxy statement.

Patent*:

No.	Company	Patent Description	Patent Type	Patent Number	Application Date	Expiration Date	Status
1	Shaanxi QianXiang	Health Assessment Device	Utility Models	2020212665986	07/01/2020	06/30/2030	Granted
2	Shaanxi QianXiang	Anti-Blue Light Fatigue-Resistant Glasses	Utility Models	201921644434X	09/29/2019	09/28/2029	Granted
3	Shaanxi QianXiang	Body Health Detection Device	Design	2019303204273	06/20/2019	06/19/2029	Acquired
4	Shaanxi QianXiang	Efficient Method for Separation and Purification of Puerarin	Invention	2016104750063	06/22/2016	06/25/2036	Acquired
5	Shaanxi QianXiang	Small Molecule Peptides and Applications	Invention	2014105122310	09/29/2014	09/28/2034	Acquired
6	Shaanxi QianXiang	Cordyceps Health Powder	Invention	2014103798070	08/04/2014	08/03/2034	Acquired
7	Shaanxi QianXiang	Functional Food for Lowering Blood Lipids and Blood Pressure and Two-Step Fermentation Preparation Method	Invention	2014101357336	04/04/2014	04/03/2034	Acquired
8	Shaanxi QianXiang	Small Peptides and Applications	Invention	2016111164521	12/07/2016	12/07/2036	Acquired
9	Shaanxi QianXiang	Preparation Method for Astaxanthin Nanocapsules	Invention	2020107442963	07/29/2020	07/29/2040	Acquired

____________

*        Chinese Patent Law defines three different types of patents for protecting invention-creation: invention, utility model, and design. “Invention” means any new technical solution proposed for a product, a process or the improvement thereof. “Utility Model” means any new technical solution proposed for the shape, the structure, or their combination, of a product, which is fit for practical use. “Design” means, with respect to an overall or partial product, any new design of the shape, the pattern, or their combination, or the combination of the colour with shape or pattern, which is rich in an aesthetic appeal and is fit for industrial application.

Software Copyrights:

No.	Company	Full Name	Abbreviation	Version	Registration Number	Status	First Publication Date	Development Completion Date
1.	Shaanxi QianXiang	Qianxiang Health Online Service Cloud Platform	—	V1.0	2021SR1603384	Granted	—	07/12/2020
2.	Shaanxi QianXiang	Qianxiang Health Terminal Customer Registration System	—	V1.0	2021SR1603431	Granted	—	09/08/2021
3.	Shaanxi QianXiang	Qianxiang Health Customer Information Management System	—	V1.0	2021SR1588628	Granted	—	06/05/2020
4.	Shaanxi QianXiang	Qianxiang Health Customer Application Management System	—	V1.0	2021SR1585754	Granted	—	04/22/2021
5.	Shaanxi QianXiang	Qianxiang Health Franchising Store Customer Service Management System	—	V1.0	2021SR1585365	Granted	—	07/11/2021
6.	Shaanxi QianXiang	Qianxiang Health Customer Terminal Management Service Platform	—	V1.0	2021SR1585742	Granted	—	03/21/2021
7.	Shaanxi QianXiang	Qianxiang Health Inventory Management Application System	—	V1.0	2021SR1585730	Granted	—	06/25/2021
8.	Shaanxi QianXiang	Qianxiang Health Warehouse Service Management System	—	V1.0	2021SR1585373	Granted	—	10/09/2020
9.	Shaanxi QianXiang	Qianxiang Health National Customer Service Management Platform	—	V1.0	2021SR1588355	Granted	—	02/27/2021
10.	Shaanxi QianXiang	Qianxiang Health Customer Service Management System	—	V1.0	2021SR1586504	Granted	—	05/18/2021
11.	Shaanxi QianXiang	Qianxiang Health Smart Elderly Care Service Platform	—	V1.0	2021SR1588342	Granted	—	08/21/2021
12.	Shaanxi QianXiang	Qianxiang Health Online Consumer Client Platform	—	V1.0	2021SR1585627	Granted	—	08/20/2020
13.	Shaanxi QianXiang	Qianxiang Health National Franchising Store Management System		V1.0	2021SR1585376	Granted	—	01/12/2021
14.	Shaanxi QianXiang	Qianxiang Health Franchising Store Order Management System		V1.0	2021SR1588343	Granted	—	09/15/2020
15.	Shaanxi QianXiang	Qianxiang Health After-Sales Service Management System		V1.0	2021SR1585695	Granted	—	11/22/2020

No.	Company	Full Name	Abbreviation	Version	Registration Number	Status	First Publication Date	Development Completion Date
16.	Shaanxi QianXiang	Qianxiang Health — Qianxiang Mall iOS Version	Qianxiang Health	V1.0	2020SR1243651	Granted	—	07/17/2020
17.	Shaanxi QianXiang	Qianxiang Health — Qianxiang Member Health Records iOS Version	Qianxiang Health	V1.0	2020SR1243649	Granted	—	07/17/2020
18.	Shaanxi QianXiang	QX Smart Health Management System	—	V1.0	2020SR0871965	Granted	05/15/2019	05/15/2019
19.	Shaanxi QianXiang	Qianxiang Health — Qianxiang Member Health Records Android Version	Qianxiang Health	V1.0	2020SR0670062	Granted	—	01/20/2020
20.	Shaanxi QianXiang	Qianxiang Health Distributor Management iOS Version	Qianxiang Health Management Terminal	V1.0	2020SR0670056	Granted	—	01/20/2020
21.	Shaanxi QianXiang	Qianxiang Health Backend Management System	Qianxiang Health Backend	V1.0	2020SR0670050	Granted	—	01/20/2020
22.	Shaanxi QianXiang	Qianxiang Health Distributor Management Android Version	Qianxiang Health Management Terminal	V1.0	2020SR0670044	Granted	—	01/20/2020
23.	Shaanxi QianXiang	Qianxiang Health Mall Android Version	Qianxiang Mall	V1.0	2020SR0670066	Granted	—	01/19/2020
24.	LeLingKang	Qianxiang Health APP (Android Version)	Qianxiang Health	V1.0	2022SRA002068	Granted	—	02/10/2022
25.	LeLingKang	Qianxiang Health APP (IOS Version)	Qianxiang Health	V1.0	2022SRA002067	Granted	—	02/10/2022
26.	LeLingKang	Elderly Care Facility Information Publishing and Search System	—	V1.0	2022SR0455186	Granted	—	01/20/2022
27.	LeLingKang	Smart Elderly Care Personnel Tracking System Software	—	V1.0	2022SR0455187	Granted	—	01/14/2022
28.	LeLingKang	Emergency Rescue Management System for Elderly Care Facilities	—	V1.0	2022SR0455188	Granted	—	12/31/2021
29.	LeLingKang	Internet of Things (IoT) Community Virtual Elderly Care Facility System	—	V1.0	2022SR0452900	Granted	—	02/09/2022
30.	LeLingKang	Elderly Location Alert and Guardian System Software	—	V1.0	2022SR0452901	Granted	—	02/11/2022
31.	LeLingKang	Smart Elderly Care Facility Health Management Information System	—	V1.0	2022SR0452899	Granted	—	01/26/2022

No.	Company	Full Name	Abbreviation	Version	Registration Number	Status	First Publication Date	Development Completion Date
32.	LeLingKang	Integrated Consultation Management System for Smart Elderly Care	—	V1.0	2022SR0443740	Granted	—	11/05/2021
33.	LeLingKang	Feedback Information System for Smart Elderly Care	—	V1.0	2022SR0445604	Granted	—	11/30/2021
34.	LeLingKang	Internet of Things (IoT) Technology-Based Smart Elderly Care Facility Management System	—	V1.0	2022SR0443352	Granted	—	12/15/2021
35.	LeLingKang	Software for Smart Digital Community Elderly Care Facility Management System	—	V1.0	2022SR0442519	Granted	—	10/22/2021
36.	LeLingKang	Digital Elderly Care Facility Operation and Settlement Platform System	—	V1.0	2022SR0445303	Granted	—	12/28/2021
37.	LeLingKang	Smart Elderly Care Facility Real-Time Safety Supervision System	—	V1.0	2022SR0443486	Granted	—	12/05/2021
38.	LeLingKang	Smart Elderly Care Cloud Platform Information Management Software	—	V1.0	2022SR0442518	Granted	—	10/27/2021
39.	LeLingKang	Smart Elderly Care Security Information Management System	—	V1.0	2022SR0443741	Granted	—	11/30/2021
40.	LeLingKang	Internet of Things (IoT) Community Elderly Care Facility System	—	V1.0	2022SR0442520	Granted	—	10/28/2021
41.	LeLingKang	Smart Elderly Care One Card Information Management System	—	V1.0	2022SR0441289	Granted	—	01/29/2022
42.	LeLingKang	Smart Elderly Care Facility Safety Supervision System	—	V1.0	2022SR0441288	Granted	—	02/27/2022
43.	LeLingKang	Smart Elderly Care Digital Information Management System	—	V1.0	2022SR0440990	Granted	—	02/25/2022
44.	LeLingKang	Smart Elderly Care Cloud Platform	—	V1.0	2022SR0440815	Granted	—	02/20/2022

As of the date of the proxy statement, we registered 217 trademarks in China, which include a combination of graphs and names for QianXiang, Qianxiang Health and XiaoMuTang:

We also own three registered domain names in China, including qxjiankang.com, zgxgky.com andqxjk.net.cn.

Sales & Marketing

We market our products and services to customers through our “QianXiang Health” brand advertising, direct marketing and fostering rapid adoption through our local community franchising store presence and strategic partnerships. We use a variety of broad campaigns from multiple social media ads to strategic joint partnerships with strong local brands, including Lianzhongyun to promote our platform and extend our service to existing loyal member customer bases. On a local store level, we are devoted to a vast amount of educational and community events where we and our engaging team foster deeper connections in the local elderly communities that we operate in, while the use of our smart community and home care health service SAAS operating system contribute the organic user growth. As we grow, we are focused on optimizing and making our marketing and sales spending more effective in attracting high converting users of our health service system and in encouraging cross vertical spending in a structured and measurable way to significantly enhance customer retention and lifetime value.

Our Major Customers

Our customers primarily consist of individual franchisees of city operation center stores, county service center stores, and community service center stores that are based in China. Franchise agreements that were initially entered into with individual franchisees in 2019 have been renewed in 2023, and other franchise agreements are scheduled to be renewed upon expiration.

For the nine months ended September 30, 2023 and 2022, our top five customers contributed approximately 11% and 17%, respectively, of the total revenue of our company. For the year ended December 31, 2022 and 2021, our top five customers contributed approximately 15% and 3%, respectively, of the total revenue of our company.

Our Major Suppliers

Our suppliers primarily consist of food production companies, electronics manufacturer, retail companies and biotech research and development companies that are based in China.

For the nine months ended September 30, 2023 and 2022, our top five suppliers contributed approximately 21% and 18%, respectively, of the total revenue of our company. For the year ended December 31, 2022 and 2021, our top five suppliers contributed approximately 15% and 16%, respectively, of the total revenue of our company.

Competition

We provide healthcare products and services, particularly those in the elderly care category. As a result, we compete with other modes and providers of elderly care services, including Health 100, Guangzhou Zhongxiao Healthcare, other elderly care facility centers, elderly nursing homes, traditional home care and nursing service providers.

The franchise community elderly care and healthcare service centers are typical entities within the elderly care industry, regulated by the local market supervision authority. These stores differ significantly from traditional nursing homes, retirement homes, and recuperation centers, as their core operations revolve around wellness services, health adjustments, health food, and wellness courses. Moreover, compared to other peers in the industry, we possess advantages such as being a nationally recognized and awarded high-tech enterprise, having franchise business operation filing qualifications and permits issued from related regulatory authorities, which sets us apart from similar competitors in the market. In the field of health and elderly care services, Shaanxi Qianxiang has a significant market advantage and a dedicated business team.

Our services compete directly with many of the above mentioned traditional elderly care service business models. As our local community franchising stores offer services to our store member customers as a day care facility, compared to traditional nursing homes or home care services, we have several distinctive advantages:

•        Social interaction:    our stores provide a social community where older adults can interact with peers, engage in activities, and form new friendships. This helps alleviate feelings of loneliness and isolation that may occur with home care services.

•        Structured activities:    our stores offer a structured schedule of activities and programs tailored to the needs and interests of the elderly. These activities promote mental stimulation, physical exercise, and emotional well-being, enhancing overall quality of life.

•        Respite for caregivers:    our stores provide respite for family caregivers who need temporary relief from their caregiving responsibilities. Caregivers can have peace of mind knowing that their loved ones are receiving professional care in a safe environment during the day.

•        Professional care and supervision:    our stores are staffed with trained professionals who can provide personalized care, assistance with daily activities, and medication management. This level of care may be more comprehensive compared to what can be provided through home care services.

•        Cost-effective option:    in comparison to full-time nursing home care, day care facilities offer a more cost-effective solution. Our customers’ families can choose specific days or hours for their loved ones to attend the facility, reducing overall care expenses.

•        Flexibility and independence:     our stores allow individual members to maintain a sense of independence by returning home at the end of the day. It provides a balance between receiving necessary care and support while still residing in their own homes.

Additionally, compared to the traditional home care nursing services, utilizing our smart community and home care SAAS operating system that specifically designed for the elderly have the following advantages:

•        Enhanced communication and coordination:    our smart operating SAAS system app allows seamless communication and coordination between caregivers, family members, and healthcare professionals. It facilitates real-time updates, appointment scheduling, medication reminders, and care coordination, improving overall communication efficiency.

•        Personalized care plans:    our system platform can store and update personalized care plans for each individual member user. This ensures that caregivers have access to accurate and up-to-date information to provide tailored care.

•        Remote monitoring and safety features:    our system can integrate remote monitoring technologies such as wearable devices or sensors to track vital signs, activity levels, and falls. This enables real-time monitoring of the user’s health status and immediate response in case of emergencies, ensuring their safety and well-being.

•        Medication management:    our system can include features like medication reminders, dosage tracking, and alerts for medication refills. This helps prevent medication errors and ensures timely administration of medications, promoting medication adherence and reducing potential health risks.

•        Activity and engagement promotion:    our system can provide interactive features and resources to engage the elderly in various cognitive, physical, and social activities. This promotes mental stimulation, social interaction, and overall well-being, reducing the risk of isolation and cognitive decline.

•        Caregiver support and training:    our system can offer resources, educational materials, and training modules for caregivers to enhance their knowledge and skills. It can provide guidance on specific caregiving tasks, offer tips for managing common challenges, and connect caregivers with support networks and professional assistance when needed.

•        Data analytics and insights:    our system’s data analytics capabilities can provide valuable insights into our member user’s health trends, patterns, and care outcomes. This information can help identify potential health risks, track progress, and make informed decisions for personalized care planning.

Facilities

Our headquarter is located at Feidi Economic Park, Langao County, High-tech Industrial Development Zone, Ankang City, Shaanxi Province, China. Our franchising stores are either leased or owned by our individual franchisees, and we do not currently own any real estate and do not intend to purchase or acquire any real estate.

We currently lease one property. The following table sets forth certain information relating to our principal leased properties as of the date of this proxy statement.

Location	Size (Square Meters)	Primary Use	Owned or Leased
China Selenium Valley Health Demonstration Base, Siping Road, Chengguan Town, Langao County, Ankang City, Shaanxi Province	7,545	Integrated elderly services center	Leased
Chengminhua Bldg., Fl. 3 and 4, Siping Road, Chengguan Town, Langao County, Ankang City, Shaanxi Province	115	Employee Dormitory	Leased
1106 Huihe River South Street, Fl. 3, Ste. 318 and 319, Banbidian Village, Gaobeidian Town, Chaoyang District, Beijing	693	Office	Leased
39 Chuangxin Road, Xiaojuren Industrial Park, Bldg. 8, Ground Floor, Hi-Tech Industrial Park, Ankang City, Shaanxi Province	500	Warehouse	Leased

Employees

As of the date of this proxy statement, we have 58 full-time employees, and no part-time employees. All of our employees are located in Mainland China at our executive offices. None of our employees are subject to a collective bargaining agreement, and we believe that our relations with our employees generally are good.

Material Agreements

In addition to our compensation agreements with management, the Merger Agreement and other material agreements described elsewhere in this proxy statement, we have entered into the following material agreements under which we still have obligations or rights:

Form of Franchise Agreements

Below is the summary of the material terms of the form of franchise agreements between Shaanxi QianXiang and individual franchisees, which contain customary representations and warranties, confidentiality, non-competition, termination, dispute resolution provisions and indemnification obligations:

Terms.    Three years.

Scopes of Franchise.    Franchisee shall pay Shaanxi QianXiang one-time initial franchise fees and service fees. Shaanxi QianXiang authorizes the franchisee to use its registered trademarks and logos, store design and training, healthcare resources, and smart operational systems. Individual franchisee is required to adhere to our operational procedures, marketing concepts, products and services offerings, as well as pricing strategies.

Royalty Fees:    Shaanxi QianXiang is entitled to 50% of royalty fees from membership fees collected by the franchisee from the end customers, and the sales of the healthcare products and services.

Form of Product Development Agreements with Zhongsheng Aopu

Below is the summary of the material terms of the franchise agreement between Shaanxi QianXiang and Zhongsheng Aopu, which contain customary representations and warranties, confidentiality, termination, dispute resolution provisions and indemnification obligations:

Delivery:    On or prior to 60 business days upon execution of the agreements.

Payment:    One-time payment of research and development fees, on per product basis, on or prior to five business days upon execution of the agreements.

Intellectual Property Rights:    Shaanxi QianXiang is entitled to own the intellectual properties, along with improvements, inventions and creations derived from the intellectual property rights. Zhongsheng Aopu is obligated to maintain good standing and transferability of the intellectual property rights, and shall assume all liabilities if a third party accuses of intellectual property rights infringement.

Exclusive Customized Distribution Agreement with Anhui Guotai Biotechnology Co., Ltd. (“Anhui Guotai”)

Below is the summary of the material terms of the exclusive customized distribution agreement between Shaanxi QianXiang and Anhui Guotai, which contain customary representations and warranties, confidentiality, termination, dispute resolution provisions and indemnification obligations:

Terms.    Three years from December 8, 2021 to December 7, 2024.

Scopes:    Shaanxi QianXiang is authorized by Anhui Guotai to be the exclusive distributor of “Guotai” branded collagen peptide products in mainland China, Hong Kong, Macau and Taiwan. Anhui Guotai shall deliver collagen peptide products within six months upon receiving the order from Shaanxi QianXiang, who is obligated for 50% advance payment to Anhui Guotai within seven business days upon confirmation of order.

Lease Agreement with Langao County Civil Affairs Bureau

On July 2, 2020, we entered into a lease agreement with the Langao County Civil Affairs Bureau. The lease agreement has a term of 5 years from June 19, 2020, and expires on August 18, 2025. Pursuant to the lease agreement, the comprehensive building of the disabled rehabilitation center covers approximately 4021.8 square meters, and an apartment building covers approximately 3523.2 square meters. The annual rent is RMB301,200 (US$41,282). We use this property for the development of an integrated elderly services center.

Legal Proceedings

There are currently no material legal proceedings against us or that have been against us, and we are not aware of investigations being conducted by a governmental entity into our company.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•        The ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure; and

•        An exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for up to five years from incorporation or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than US$1.07 billion in annual revenue, have more than US$700 million in market value of our ordinary shares held by non-affiliates or issue more than US$1 billion of non-convertible debt over a three-year period.

Our business plan entails expanding our health care services sharing services to multiple cities in the near term. As we expand our shared health care services and provide new services, our property needs will increase for office space, pick-up and drop-off locations and industrial space.

GOVERNMENT REGULATIONS

We are subject to a wide variety of laws in China. Laws, regulations and standards governing issues such as product liability, personal injury, elderly care services, nursing services, text messaging, subscription services, intellectual property, consumer protection, taxation, privacy, data security, competition, medical anti-corruption, terms of service and mobile application accessibility are often complex and subject to varying interpretations.

Regulations related to our elderly care services

Our existing and prospective store membership customers and our smart community and home care service SAAS system enrolled users are mainly elderly communities that are subject to special right protections under the PRC Law on Protection of the Rights and Interests of the Elderly, effective since 1996, which sets out the general principles and guidelines for safeguarding the well-being and rights of the elderly population.

Our franchise store facilities in local communities are subject to the Design Code For Buildings Of Elderly Facilities and the and the Design Standards for design Of Care Facilities For The Aged, both issued by the PRC Ministry of Housing and Urban-Rural Development, effective from in May 2014 and October 2018 respectively. These national standard specifies the requirements for creating suitable and safe physical environments in elderly care facilities.

Our elderly care daily services are also subject to various government policies and opinions that outlining and guiding strategies and measures to ensure the healthy growth of elderly care services, including Opinions on Promoting the Healthy Development of Elderly Care and Childcare Services, CPC Central Committee and State Council Opinions on Strengthening the Work on the Elderly in the New Era and guideline to promote the development of national undertakings for the aged and improve the elderly care service system during the 14th Five-Year Plan period (2021-2025), all issued by the PRC State Council. Moreover, each province, city, and county where we operate our franchise stores has its own set of regulations, such as the measures for the administration of community-based elderly care services, which are issued and regulated locally.

The elderly care service model are relatively nascent and rapidly evolving. New laws and regulations and changes to existing laws and regulations continue to be adopted, implemented and interpreted in response to the industry and related technologies. As we expand our business into new elderly communities or introduces new offerings into existing communities, regulatory bodies may claim that we or users on our smart community SAAS system platform are subject to additional requirements, or that we are prohibited from conducting business in certain jurisdictions, or that users on our platform are prohibited from using the platform, either generally or with respect to certain offerings.

Regulations related to our franchise store business

We are registered with the PRC Ministry of Commerce as a licensed and permitted franchisor business operator in accordance with the Procedures for the Administration of Commercial Franchise issued by PRC Ministry of Commerce, effective in February 2005, and the Administrative Measures on Information Disclosure of Commercial Franchise issued by PRC Ministry of Commerce, effective in April 2012. Our franchise stores opened and operated in various provinces, cities, counties and local community areas throughout China and each franchise store is subject to be regulated by certain provincial and municipal regulatory authorities on its franchising business daily operations.

Regulations related to our healthcare food supplements

Our research and development of our health food encompass various aspects of regulatory requirements, including the research, development, and manufacturing procedures for health food products. Such regulations include the PRC Law of Product Quality effective since 1993, the Regulation on the Administration of Healthcare Food issued by the PRC Ministry of Health in June, 1996, the Standards for Health Food issued by the PRC State Bureau of Quality and Technical Supervision (now known as SAMR) in February 1997, the Administrative Measures for the Registration and Filing of Healthcare Food issued by the China Food and Drug Administration in July 2016, Interim Administrative Measures for the Review of Advertisements for Drugs, Medical Devices, Health Food and Formula Food for Special Medical Purposes issued by the PRC State Administration of Market Regulation enacted on March 1, 2020 and the Implementation Measures for the Evaluation of New Functions and Technical Evaluation of Health Foods (Trial Implementation) issued by SAMR and effective on August 13, 2023. Compliance with these requirements is crucial to ensure the safety, efficacy, and quality of the health food products we develop.

One of the key aspects of the regulatory framework is the need to conduct clinical trials. Clinical trials provide essential data on the safety and effectiveness of health food products, particularly when it comes to their impact on human health. These trials involve carefully designed studies conducted on human volunteers to evaluate the performance, dosage, possible side effects, and other relevant factors associated with the health food.

Moreover, laboratory tests play a crucial role in the R&D process. These tests involve rigorous examination and analysis of the health food’s composition, ingredients, formulation, and potential contaminants. By conducting such tests, we can ensure that our products meet the required standards and do not pose any health risks to consumers.

To ensure compliance with these regulations, we maintain a dedicated team of experts who stay up to date with the latest developments in health food regulations and guidelines.

Regulations related to our auxiliary healthcare equipment

Our research and development of our auxiliary healthcare equipment encompass various aspects of regulatory requirements, including the research, development, and manufacturing procedures for medical device products. Such regulations include the PRC Law of Product Quality effective since 1993, the Technical Requirements for Medical Devices issued by the China Food and Drug Administration and effective in February 2022 the Rules for Classification of Medical Devices issued by China Food and Drug Administration effective in January 2016 and Regulation on the Supervision and Administration of Medical Devices issued by PRC State Council effective in June 2021.

Such regulations impose specific technical standards that our auxiliary healthcare equipment must meet. Ensuring compliance with these requirements may involve additional costs and resources dedicated to research and development, testing, and product modifications. Complying with the classification rules is crucial as it determines the level of scrutiny, conformity assessment procedures, and market access requirements for our products. Misclassification or failure to comply with the designated class requirements can lead to delays in product launch or even restrictions on marketing and sales.

The compliance process may include rigorous evaluations, clinical trials, and assessments conducted by regulatory authorities. The auxiliary healthcare equipment industry is subject to evolving regulations and guidelines that aim to enhance patient safety and product quality.

Regulations related to our service offerings and products sales to our customers

As a company engaged in the service offering and products sales, we are subject to consumer rights and interests protection laws and regulations, including the Law of the People’s Republic of China on the Protection of Rights and Interests of Consumers effective since January 1994, which is one such law that has a direct impact on our business operations.

Such regulations require and emphasize the principle of informed consent, requiring us to provide clear and accurate information to our customers regarding the diagnosis, treatment options, potential risks, health care products’ therapeutic efficacy, side effects, and expected outcomes, while stay transparent about our pricing and billing practices. The regulations also encompass other aspects such as labeling requirements, packaging standards, and quality control procedures during our sales of products and offering of services. These regulations are in place to guarantee that the information provided to consumers is accurate, transparent, and informative. Proper labeling ensures that consumers are aware of the product’s intended use, ingredients, dosage instructions, and any possible warnings or contraindications.

Regulations related to our promotion and marketing of our service offerings and products

Our promotion and marketing of healthcare food supplements and auxiliary healthcare equipment is subject to labeling requirements, packaging standards, brand promotion, advertisement and marketing laws and regulations such as the regulations governing the promotion and marketing of healthcare food supplements and auxiliary healthcare equipment, such as the Interim Administrative Measures for the Review of Advertisements for Drugs, Medical Devices, Health Food and Formula Food for Special Medical Purposes, issued by SAMR and effective on March 1, 2020.

The regulations require the review and approval of advertisements for healthcare food supplements and auxiliary healthcare equipment, emphasizing on prohibitions of false or misleading advertisements, exaggerated claims, or any form of deceptive marketing practices. This entails submitting advertising materials to the relevant regulatory authorities for evaluation, which can result in a time-consuming and bureaucratic process. Delays in obtaining approval may disrupt marketing plans and impact the timely launch of promotional campaigns. Failure to comply with the advertising regulations can lead to penalties, fines, or even the suspension of promotional activities. Non-compliant advertisements may be subject to removal, modification, or recall, resulting in wasted resources and negatively impacting brand reputation.

Regulations related to anti-bribery, anti-corruption, anti-monopoly and anti-unfair competition in health care service industry

Our operation in the health care service offerings and products sector is exposed to regulatory risks associated with anti-bribery, anti-corruption, and anti-unfair competition laws and regulations in China. These include the Law of the People’s Republic of China Against Unfair Competition effective since 1993, the PRC Anti-Monopoly Law effective since 2008 and revised in 2022, and the Pharmaceutical industry compliance management practices issued by the PRC Pharmaceutical Industry Association and effective on February 26, 2021.

Recently, the PRC National Health Commission has placed significant emphasis on correcting unhealthy practices within the pharmaceutical purchasing and sales field as well as the medical service sector in China. This was highlighted through the issuance of its Notice on Promulgation of the Key Points for the Work of Correcting Malpractice in the Medicine Purchase and Sales Field and Medical Services in 2023, and the Notice on Adjusting Member Entities of the Inter-Ministerial Joint Working Mechanism for Rectifying the Misconducts in the Purchase and Sale of Medicinal Products and Medical Services and the Division of Their Duties on May 8, 2023. This notice serves as a crucial step towards enhancing regulatory oversight and promoting fair competition in the health service industry. It outlines specific measures and guidelines aimed at rectifying various unethical and illicit behaviors that may exist within the pharmaceutical procurement and sales processes, as well as the provision of health care services. The implementation of this notice signifies the determination of the Chinese regulatory authorities to eradicate corruption, bribery, and other forms of unfair competition within the health sector. It also underscores the commitment to ensure the highest standards of integrity, transparency, and ethical conduct in the industry.

The implementation of stricter regulations and measures aimed at combating corruption and unfair competition may increase compliance costs and complexity for our organization, which could be a financial burden. Additionally, the implementation of new requirements and guidelines may prompt changes to our existing business processes, which could potentially disrupt our operations or lead to delays or difficulties in obtaining necessary licenses and permits.

As our business has expanded, the applicability of the applicable anti-bribery laws to our operations has increased. In particular, we will be subject to the Foreign Corrupt Practices Act. Please refer to the above sections headed “Risks Related to our Business Operations and Financial Prospects — If we fail to comply with applicable anti-bribery laws, our reputation may be harmed and we could be subject to penalties and significant expenses that have a material adverse effect on our business, financial condition and results of operations” for more a discussion on our future subjection of the Foreign Corrupt Practices Act.

Regulations related to our development of smart community and home care SAAS operating system

The industry of smart home care for elderly health services is relatively nascent and is rapidly evolving and increasingly regulated. We could be subject to intense and even conflicting regulatory pressure from national, regional and municipal regulatory authorities. Adverse changes in laws or regulations at all levels of government or bans on or material limitations to its offerings could adversely affect our business, financial condition and results of operations.

Our continuous development and operation of our smart community and home care SAAS operating system and mobile apps in China is subject to a variety of laws and regulations related to data privacy, cybersecurity, and telecommunications. Failure to comply with these regulations can lead to fines, penalties, suspensions, revocations of business licenses, losses of customer trust, or financial lost due to data leaks or cyber-attacks. With the increasing use of digital technologies and electronic health records, safeguarding patient privacy and data protection is crucial. The law imposes obligations on us to protect our customer information, including collecting, using, and storing data in accordance with relevant laws and regulations.

We are also subject to other general government regulations such as related to general corporate business operation licenses, permits and authorizations, foreign currency exchanges, foreign investments and dividends, tax matters, intellectual properties, real estates, etc.

Our success, or perceived success, and increased visibility may also drive some businesses that perceive their business model negatively to raise their concerns to local policymakers and regulators, such as traditional elderly care facilities or nursing homes. These businesses and their trade association groups or other organizations may take actions and employ significant resources to shape the legal and regulatory regimes in jurisdictions where Huajin may have, or seek to have, a market presence in an effort to change such legal and regulatory regimes in ways intended to adversely affect or impede Huajin’s business and the ability of riders to utilize its platform. See the sections titled “Risk Factors,” including the subsections titled “Risk Factors — Risks Related to Doing Business in Greater China” and “Risk Factors — Risks Related to Government Regulations” for additional information about the laws and regulations we are subject to and the risks to our business associated with such laws and regulations.

SELECTED HISTORICAL FINANCIAL INFORMATION OF OAKU

The following tables summarize the relevant financial data for OAKU’s business and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of OAKU for the Nine Months Ended September 30, 2023, the Period from March 11, 2022 (Inception) Through September 30, 2022 and the Period from March 11, 2022 (Inception) Through December 31, 2022” , and its audited and unaudited interim financial statements, and the notes and schedules related thereto, which are included elsewhere in this proxy statement.

OAKU’s unaudited condensed balance sheet data as of September 30, 2023 and unaudited condensed statement of operations data for the nine months ended September 30, 2023 and for the period from March 11, 2022 (Inception) through September 30, 2023 are derived from OAKU’s unaudited condensed financial statements included elsewhere in this proxy statement. OAKU’s audited balance sheet data as of December 31, 2022 and audited statement of operations data for the period from March 11, 2022 (inception) through December 31, 2022 are derived from OAKU’s audited financial statements included elsewhere in this proxy statement.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should read the following selected financial information in conjunction with OAKU’s financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of OAKU for the Nine Months Ended September 30, 2023, the Period from March 11, 2022 (Inception) Through September 30, 2022 and the Period from March 11, 2022 (Inception) Through December 31, 2022” contained elsewhere herein.

STATEMENTS OF OPERATIONS

	For the Nine Months Ended September 30, 2023	For the Period from March 11, 2022 (Inception) through September 30, 2022	For the Period from March 11, 2022 (Inception) through December 30, 2022
Formation and operating costs	$473,680	$12,642	$66,556
Operating expenses	(473,680)	(12,642)	(66,556)

Other income:
Interest income	18,676	—	253
Income earned on investments held in Trust Account	1,465,540	—	—
Changes in fair value of warrant liabilities	43,900	—	—
Total other income	1,528,116	—	—

Net income (loss) attributable to ordinary shares	$1,054,436	$(12,642)	$(66,303)

Basic and diluted weighted average shares outstanding, redeemable ordinary shares	5,750,000	—	—
Basic and diluted net income per ordinary share, redeemable ordinary shares	$0.17	$—	—

Basic and diluted weighted average shares outstanding, non-redeemable ordinary shares*	1,780,625	1,250,000	1,250,000
Basic and diluted net loss per ordinary share, non-redeemable ordinary shares	$(0.26)	$(0.00)	(0.01)

BALANCE SHEETS

	September 30, 2023	December 31, 2022
Cash	$527,023	$33,478
Investments held in the Trust Account	$59,971,790	$—
Total Assets	$60,533,813	$267,906
Class A ordinary shares subject to possible redemption, $0.0001 par value; 50,000,000 shares authorized; 5,750,000 and nil shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively, at redemption value	$56,434,057	$—
Total Shareholders’ Equity (Deficit)	$1,673,832	$(41,302)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF OAKU FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023, THE PERIOD FROM MARCH 11, 2022 (INCEPTION) THROUGH SEPTEMBER 30, 2022,
AND THE PERIOD FROM MARCH 11, 2022 (INCEPTION) THROUGH DECEMBER 31, 2022

The following discussion should be read in conjunction with our financial statements and footnotes thereto for the nine months ended September 30, 2023, the period from March 11, 2022 (Inception) through September 30, 2022 and the period from March 11, 2022 (Inception) through December 31, 2022, which are included elsewhere in this proxy statement.

Overview

OAKU is a Cayman Islands exempted company incorporated as a blank check under the Companies Act (As Revised) of the Cayman Islands on March 11, 2022 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar Business Combination with one or more businesses. We intend to effectuate our Business Combination using cash from the proceeds of the Initial Public Offering and the sale of the Private Warrants, our share capital, debt or a combination of cash, shares and debt.

The issuance of additional Class A Ordinary Shares in a Business Combination:

•        may significantly reduce the equity interest of our shareholders;

•        may subordinate the rights of holders of shares of Ordinary Share if we issue preference shares with rights senior to those afforded to our shares of Ordinary Share;

•        will likely cause a change in control if a substantial number of our shares of Ordinary Share are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•        may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities or otherwise incur significant indebtedness, it could result in:

•        default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•        our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

Recent Developments

On August 11, 2023, we entered into the Merger Agreement, pursuant to which Merger Sub will merge with and into Huajin, with Huajin surviving the merger as our wholly owned subsidiary. The aggregate consideration payable at the closing of the Business Combination (the “Closing”) to the security holders of Huajin will be the issuance of such number of shares of our Ordinary Share, as shall be determined by subtracting the “Closing Net Debt” of Huajin (as defined in the Merger Agreement) from the agreed valuation of $250,000,000, and dividing such difference by $10.00, which represents the agreed valuation of one of the Company’s Ordinary Shares. Of the shares to be delivered at Closing, the holders of Huajin Ordinary Share will receive, in exchange for the Huajin shares owned by such persons, Ordinary Share to be established and designated as “Class A Ordinary Share”. The number of our Class A Ordinary Share that each Huajin securityholder shall receive will be equal to the product obtained by multiplying the number of Ordinary Share of Huajin held by such shareholders by the Closing Consideration Conversion Ratio (as defined in the Merger Agreement). The Merger Agreement contains customary representations, warranties and covenants by the parties thereto and the Closing is subject to certain conditions as further described in the Merger Agreement. On ________________________, the parties entered into the First Amendment.

Pursuant to the Merger Agreement, with the consent of Huajin and OAKU, and subject to the terms and conditions set forth in the letter agreement dated March 23, 2023 (as amended) between AsianLegend and OAKU, AsianLegend acted as financial advisor to OAKU with respect to the Business Combination and will receive 1,172,432 OAKU Class A Ordinary Share as a fee from OAKU in exchange for its services rendered to OAKU for the Business Combination.

On [•], 2024, in support of the Business Combination, OAKU entered into a Forward Purchase Agreement with the Backstop Investor, pursuant to which the Backstop Investor agreed to purchase an aggregate of 500,000 Oak Woods’s Class A Ordinary Share for a purchase price of $10.00 per share for an aggregate commitment of $5,000,000 in a private placement (the “Backstop Commitment”) to be consummated concurrently with the Closing of the Business Combination. The Backstop Commitment is conditioned on the concurrent closing of the Business Combination and other customary closing conditions.

Upon execution of the Merger Agreement, Huajin provided a transaction deposit in the sum of $330,000 to us, of which, all or a portion of the deposit may be utilized as required to extend the existence of Oak Woods from March 27, 2024 to June 26, 2024.

Pursuant to our Amended and Restated Memorandum and Articles of Association, OAKU’s board of directors also has the ability to further extend the period of time to consummate a Business Combination up to two additional times after March 27, 2024, each by an additional three months. In order to extend the time available for OAKU to consummate a Business Combination, the Sponsor or other insiders or their respective affiliates or designees must deposit into the Trust Account an amount of $0.10 per public share on or prior to the date of the applicable deadline, for each three-month extension.

Results of Operations

For the Nine Months ended September 30, 2023 and for the Period from March 11, 2022 (Inception) through September 30, 2022

We have neither engaged in any operations nor generated any revenues to date. Our only activities through September 30, 2023 were organizational activities, those necessary to prepare for the Initial Public Offering, described below, identifying a target company for a Business Combination and activities in connection with the proposed acquisition of Huajin. We do not expect to generate any operating revenues until after the completion of our Business Combination. We generate non-operating income in the form of interest income on marketable securities held after the Initial Public Offering. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with completing a Business Combination.

For the nine months ended September 30, 2023, we had a net income of $1,054,436, which primarily consisted of interest income on marketable securities held in our Trust Account of $1,465,540, offset by operating costs of $473,680 and change in fair value of warrant liability of $43,900.

For the period from March 11, 2022 (inception) through September 30, 2022, we had a net loss of $12,642, which consisted of operating costs of $12,642.

For the period from March 11, 2022 (inception) through December 31, 2022

We have neither engaged in any operations nor generated any revenues to date. Our only activities through December 31, 2022 were organizational activities, those necessary to prepare for the Initial Public Offering, described below, identifying a target company for a Business Combination and activities in connection with the proposed acquisition of Huajin. We do not expect to generate any operating revenues until after the completion of our Business Combination. We generate non-operating income in the form of interest income on marketable securities held after the Initial Public Offering. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with completing a Business Combination.

As a result of the restatement described in Note 2 of the notes to the financial statements included herein, we classified the Private Warrants issued in connection with our Initial Public Offering as liabilities at their fair value and adjust the warrant instrument to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations.

For the period from March 11, 2022 (inception) through December 31, 2022, we had net loss of $66,302, which consisted of operating costs of $52,094.

Liquidity and Capital Resources

On March 28, 2023, we consummated the initial public offering (“IPO”) of 5,750,000 units (the “Public Units’), including the full exercise of the over-allotment option of 750,000 Units granted to the underwriters. The Public Units were sold at an offering price of $10.00 per unit generating gross proceeds of $57,500,000. Simultaneously with the IPO, we sold to our Sponsor 343,125 units at $10.00 per unit (the “Private Units”) in a private placement generating total gross proceeds of $3,431,250. Each Unit consists of one Class A ordinary share, par value $0.0001 per share (the “Shares”), one redeemable warrant entitling its holder to purchase one Share at a price of $11.50 per Share, and one right to receive one-sixth (1/6) of one share upon the consummation of our initial business combination.

As of September 30, 2023, we had cash of $527,023 held outside the Trust Account. We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete an initial business combination.

As of September 30, 2023, the Company had working capital of $148,599. The Company has incurred and expects to continue to incur significant professional costs to remain as a publicly traded company and to incur significant transaction costs in pursuit of the consummation of a Business Combination. In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, it would repay such loaned amounts at that time. Up to $1,151,000 of such Working Capital Loans may be converted upon completion of a Business Combination into units at a price of $10.00 per unit. Such units would be identical to the Private Units.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. In addition, if the Company is unable to complete a Business Combination within the Combination Period, the Company’s board of directors would proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company. There is no assurance that the Company’s plans to consummate a Business Combination will be successful within the

Combination Period. As a result, management has determined that such additional condition also raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company intends to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account, excluding the deferred underwriting commissions, to complete an initial business combination. To the extent that capital stock or debt is used, in whole or in part, as consideration to complete an initial business combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue growth strategies. If an initial business combination agreement requires the Company to use a portion of the cash in the Trust Account to pay the purchase price or requires the Company to have a minimum amount of cash at closing, the Company will need to reserve a portion of the cash in the Trust Account to meet such requirements or arrange for third-party financing.

Going Concern Consideration

As of September 30, 2023, the Company had $527,023 in cash and working capital of $148,599. The Company’s liquidity needs prior to the consummation of the IPO had been satisfied through a payment from the Sponsor of $25,000 for the Insider Shares and the loan under an unsecured promissory note from the Sponsor of $500,000 (see Note 5). Subsequent to the consummation of the Initial Public Offering, the Company’s liquidity has been satisfied through the net proceeds from the Initial Public Offering and the Private Placement proceeds that are due from the Sponsor.

The Company has incurred and expects to continue to incur significant professional costs to remain as a publicly traded company and to incur significant transaction costs in pursuit of the consummation of a Business Combination. In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, it would repay such loaned amounts at that time. Up to $1,151,000 of such Working Capital Loans may be converted upon completion of a Business Combination into units at a price of $10.00 per unit. Such units would be identical to the Private Units.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. In addition, if the Company is unable to complete a Business Combination within the Combination Period, the Company’s board of directors would proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company. There is no assurance that the Company’s plans to consummate a Business Combination will be successful within the Combination Period. As a result, management has determined that such additional condition also raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We will need to raise additional capital through loans or additional investments from our sponsors, shareholders, officers, directors, or third parties. Our sponsors may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet our working capital needs. Accordingly, we may not be able to obtain additional financing. If we are unable to raise additional capital, we may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. We cannot provide any assurance that new financing will be available to us on commercially acceptable terms, if at all. These conditions raise substantial doubt about our ability to continue as a going concern through March 27, 2024, the date that we will be required to cease all operations, except for the purpose of winding up, if a Business Combination is not consummated. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should we be unable to continue as a going concern.

Cash Flows

The following table sets forth a summary of our cash flows for the nine months ended September 30, 2023 and for the period from March 11, 2022 (Inception) through September 30, 2022, and for the period from March 11, 2022 (Inception) through December 31, 2022:

	For the Nine Months Ended September 30, 2023	For the Period from March 11, 2022 (Inception) through September 30, 2022	For the Period from March 11, 2022 (Inception) through December 30, 2022
Cash used in operating activities	$(491,069)	$(10,250)	$(52,094)
Cash used in investing activities	(58,506,250)	—	—
Cash provided by financing activities	59,490,864	36,250	85,572
Net change in cash	493,545	26,000	33,478
Cash at beginning of period/year	33,478	—	—
Cash at end of period/year	$527,023	$26,000	$33,478

Cash used in operating activities

For the Nine months Ended September 30, 2023

For the nine months ended September 30, 2023, net cash used in operating activities was $491,069, which was due to net income of $1,054,436, adjusting interest income of $1,465,540 earned on trust account and changes in fair value of warrant liabilities of $43,900, and changes in operating assets and liabilities of $36,065.

For the Period from March 11, 2022 (Inception) through September 30, 2022

For the period from March 11, 2022 (inception) through September 30, 2022, net cash used in operating activities was $12,250, which was due to net loss of $12,642, and changes in operating assets and liabilities of $2,392.

For the Period from March 11, 2022 (Inception) through December 31, 2022

For the period from March 11, 2022 (inception) through December 31, 2022, net cash used in operating activities was $52,094, which was due to net loss of $66,302, and changes in operating assets and liabilities of $14,208.

Cash used in investing activities

For the Nine months Ended September 30, 2023

For the nine months ended September 30, 2023, net cash used in investing activities was $58,506,250, which was due to purchase of investment held in Trust Account of $58,506,250.

For the Period from March 11, 2022 (Inception) through September 30, 2022

For the period from March 11, 2022 (inception) through September 30, 2022, no cash flows was provided by or used in investing activities.

For the Period from March 11, 2022 (Inception) through December 31, 2022

For the period from March 11, 2022 (inception) through December 31, 2022, no cash flows was provided by or used in investing activities.

Cash provided by financing activities

For the Nine months Ended September 30, 2023

For the nine months ended September 30, 2023, net cash provided by financing activities was $59,490,864, which was primarily provided by proceeds of $57,500,000 from sales of public units in the initial public offering, proceeds of $3,431,250 from sales of private placement units, borrowings of $85,340 from a related party, and deposits of $330,969 from a target company, partially offset by repayment of promissory notes of $380,340 to a related party, payments of underwriting fees of $1,150,000 and payments of offering costs of $326,355.

For the Period from March 11, 2022 (Inception) through September 30, 2022

For the nine months ended September 30, 2023, net cash provided by financing activities was $36,250, which was primarily provided by borrowings of $145,000 from a related party and capital contribution of $25,000 from the Sponsor, partially offset by payments of offering costs of $133,750.

For the Period from March 11, 2022 (Inception) through December 31, 2022

For the nine months ended September 30, 2023, net cash provided by financing activities was $85,572, which was primarily provided by borrowings of $295,000 from a related party and capital contribution of $25,000 from the Sponsor, partially offset by payments of offering costs of $234,428.

Off-Balance Sheet Arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of September 30, 2023. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

Registration Rights

The holders of the founder shares, Private Placement Units, shares being issued to the underwriters of the Initial Public Offering, and units that may be issued on conversion of Working Capital Loans (and in each case holders of their component securities, as applicable) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of Initial Public Offering requiring the Company to register such securities for resale. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Promissory Note — Related Party

On July 15, 2022, the sponsor has agreed to loan the Company up to $500,000 to be used for a portion of the expenses of the Proposed Public Offering. This loan is non-interest bearing, unsecured and is due at the earlier of (1) the closing of the Proposed Public Offering or (2) the date on which the Company determines not to conduct an initial public offering of its securities. Effective on March 28, 2023, the Company and the sponsor entered into an extension agreement pursuant to which the sponsor agreed to extend the promissory note to May 31, 2023. In June 2023, the Company repaid promissory notes due to the sponsor. As of September 30, 2023, the Company had no promissory notes due to related parties.

Administrative Services Agreement

The Company is obligated, commencing on March 28, 2023, to pay the sponsor a monthly fee of $10,000 for general and administrative services. However, pursuant to the terms of such agreement, the Company may delay payment of such monthly fee upon a determination by the audit committee that the Company lacks sufficient funds held outside the trust to pay actual or anticipated expenses in connection with the initial Business Combination. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of our initial Business Combination.

For the three and nine months ended September 30, 2023, the Company accrued administrative service expenses of $30,000 and $30,000, respectively. As of September 30, 2023, the Company did not pay the service fee to the sponsor.

Underwriting Agreement

The Company granted the underwriter a 45-day option to purchase up to 750,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price, less the underwriting discounts and commissions, which the underwriter partially exercised in full, and the additional Units were issued on March 23, 2023.

The underwriter was paid a cash underwriting discount of $0.20 per Unit, or $1,150,000 in the aggregate. In addition, the underwriter is entitled to a deferred fee of $0.35 per Unit, or $2,012,500 in the aggregate. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a business combination, subject to the terms of the underwriting agreement.

Financial Advisory Agreement

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities.

We have engaged AsianLegend as our advisor in connection with a Business Combination to assist us in holding meetings with its shareholders to discuss the potential Business Combination and the target business’ attributes, introduce us to potential investors that are interested in purchasing our securities, assist us in obtaining shareholder approval for the Business Combination and assist us with our press releases and public filings in connection with the Business Combination simultaneously upon the firm commitment of this offering. Under the Merger Agreement and the agreement entered into between AsianLegend and us, with the consent of Huajin, We will pay AsianLegend a cash fee of $100,000 per month, from March 23, 2023 to the date of Closing of the Business Combination for such services, plus 1,172,432 Class A Ordinary Shares issued to AsianLegend, upon the consummation of a Business Combination. The shares issued to AsianLegend are contingent on the Closing of the Business Combination.

Critical Accounting Policies

The preparation of condensed financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Ordinary Share Subject to Possible Redemption

The Company accounts for its ordinary share subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary share subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary share (including ordinary share that feature redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, ordinary share is classified as shareholders’ equity. The Company’s Class A ordinary shares features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A ordinary shares subject to possible redemption is presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

The Company has made a policy election in accordance with ASC 480-10-S99-3A and recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized a measurement adjustment from initial book value to redemption amount value. The change in the carrying value of redeemable ordinary shares resulted in charges against additional paid-in capital and accumulated deficit.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations.

Net Income (Loss) Per Share

Net income (loss) per share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture.

The redeemable ordinary shares are included in the denominator of the EPS calculation reflecting a single class of common shares. This is because the redemption feature for all of the ordinary shares is at fair value, and therefore it does not create a different class of shares or other EPS adjustment (i.e. no adjustment to the numerator). The redemption at fair value does not represent an economic benefit to the holders that is different from what is received by other shareholders, because the shares could be sold on the open market.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•        Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Recent Accounting Standards

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2024 for the Company and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.

OAKU’S BUSINESS

Overview

Oak Woods Acquisition Corp is a Cayman Islands exempted company incorporated as a blank check company under the Companies Act (As Revised) of the Cayman Islands on March 11, 2022. We were formed for the purpose of engaging in a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, with one or more target businesses or entities. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although we intended to focus our search on target businesses with businesses that have their primary operations in technology-enabled health care services industry located in the Asia-pacific region.

On March 28, 2023, we consummated our initial public offering of 5,750,000 units, inclusive of the over-allotment option of 750,000 Units. Each unit consisted of one Class A Ordinary Share, par value $0.0001, one redeemable warrant, and one right to receive one-sixth (1/6) of a Class A Ordinary Share upon consummation of a business combination. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $57,500,000. Simultaneously with the closing of the IPO, the Company consummated a private placement (“Private Placement”) with its sponsor, Whale Bay International Company Limited (“Sponsor”) for the purchase of 343,125 units (the “Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $3,431,250, pursuant to the Sponsor Subscription Agreement dated March 27, 2023.

As of March 28, 2023, a total of $58,506,250 of the net proceeds from the IPO and the Private Placement were deposited in a trust account established for the benefit of the Company’s public shareholders. The funds held in trust has been invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our income or other tax obligations, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

The net proceeds from our IPO available to us out of trust for our working capital requirements in searching for a business combination were approximately $1,081,804. We intend to use the proceeds for legal, accounting and other expenses of structuring and negotiating business combinations, due diligence of prospective target businesses, legal and accounting fees related to SEC reporting obligations, our monthly office rent, as well as for reimbursement of any out-of-pocket expenses incurred by our founders, officers and directors in connection with activities on our behalf as described above.

Since our IPO, our sole business activity has been identifying and evaluating suitable acquisition transaction candidates and engaging in non-binding discussions with potential target entities. To date we have not entered into any binding agreement with any target entity. We presently have no revenue and have had losses since inception from incurring formation and operating costs since completion of our IPO.

Recent Developments

Proposed Business Combination

On August 11, 2023, we entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”) with Oak Woods Merger Sub, Inc., a Cayman Islands exempted company and a wholly owned subsidiary of Oak Woods (“Merger Sub”), Huajin (China) Holdings Limited, a Cayman Islands exempted company (“Huajin”) and Xuehong Li, in his capacity as the representative of the Huajin securityholders. On _____________, the parties entered into the First Amendment. Pursuant to the terms of the Merger Agreement, and subject to the satisfaction or waiver of certain conditions set forth therein, Merger Sub will merge with and into Huajin (the

“Huajin Merger”), with Huajin surviving the merger in accordance with the Companies Act (As Revised) of the Cayman Islands as a wholly-owned subsidiary of ours (the transactions contemplated by the Merger Agreement and the related ancillary agreements, the “Business Combination”). Huajin provides elderly care and health care services to elderly population. It focuses on health care services to the elderly and strives to provide smart home care for solutions in local communities.

The aggregate consideration payable at the closing of the Business Combination (the “Closing”) to the security holders of Huajin will be the issuance of such number of our Class A Ordinary Share, par value $0.0001 per share (the “Class A Ordinary Share”), as shall be determined by subtracting the “Closing Net Debt” of Huajin (as defined in the Merger Agreement) from the agreed valuation of $250,000,000, and dividing such difference by $10.00, which represents the agreed valuation of one Class A Ordinary Share. The total number of our Class A Ordinary Share to be issued at Closing, following the determination of the final Closing Net Debt, shall be subject to reduction for Indemnification Escrow Shares (as defined in the Merger Agreement) for indemnification claims, as described below. Of the shares to be delivered at Closing, the holders of Huajin securities will receive, in exchange for the Huajin shares owned by such persons, Ordinary Share to be established and designated as Class A Ordinary Share. The number of our Class A Ordinary Share that each Huajin shareholder shall receive will be equal to the product obtained by multiplying the number of Ordinary Share of Huajin held by such shareholders by the Consideration Conversion Ratio as agreed in the Merger Agreement.

Extensions

Upon execution of the Merger Agreement, Huajin provided a transaction deposit in the sum of $330,000 to us, that may be utilized to provide all or a portion of the deposit required to extend the existence of Oak Woods from March 27, 2024 to June 26, 2024.

Pursuant to the Amended and Restated Memorandum and Articles of Association, OAKU’s board of directors also has the ability to further extend the period of time to consummate a Business Combination up to two additional times after March 27, 2024, each by an additional three months. In order to extend the time available for OAKU to consummate a Business Combination, the Sponsor or other insiders or their respective affiliates or designees must deposit into the Trust Account an amount of $0.10 per public share on or prior to the date of the applicable deadline, for each three-month extension.

Redemption Rights

Pursuant to OAKU’s Amended and Restated Memorandum and Articles of Association, OAKU shareholders (except our Initial Shareholders) will be entitled to redeem their OAKU Shares for a pro rata share of the trust account (currently anticipated to be no less than approximately $10.175 per share of Class A Ordinary Share for shareholders) net of taxes payable, whether or not they vote their public shares on the Business Combination Proposal and follow the procedures for redeeming public shares described earlier in this proxy statement.

To vote its public shares on the Business Combination Proposal at the extraordinary general meeting, a shareholder must be a shareholder as of ___________, 2024, the Record Date for the extraordinary general meeting. Accordingly, if you purchase public shares after the Record Date you will not be able to redeem your shares upon consummation of the Business Combination unless you have either (i) have a written agreement from the seller/transferor of the public shares whereby the seller/transferor agrees to vote the shares in accordance with your instructions, or (ii) obtain a proxy from the seller/transferor which authorizes you to vote the public shares held in record name of the seller/transferor and must actually vote such public shares on the Business Combination Proposal.

OAKU’s Sponsor and other Initial Shareholders do not have redemption rights with respect to any Class A Ordinary Share owned by them, directly or indirectly (nor will they seek appraisal rights with respect to such Class A Ordinary Share if appraisal rights would be available to them).

Automatic Dissolution and Subsequent Liquidation of trust account if No Business Combination

Pursuant to our Amended and Restated Memorandum and Articles of Association, if we are unable to complete our initial business combination within the completion window, we will ((i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our Initial Shareholders have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within the completion window. However, if our Initial Shareholders acquire public shares after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders at such time will be entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), upon the completion of our initial business combination, subject to the limitations described herein.

If we are unable to consummate our initial business combination prior to March 27, 2024, we would still follow the same liquidation procedures described above. At such time, the warrants will expire and holders of warrants will receive nothing upon a liquidation and the warrants will be worthless.

There will be no redemption rights or liquidating distributions with respect to our warrants or rights, both of which will expire worthless if we fail to complete our initial business combination prior to the expiration of time period provided for under our Amended and Restated Memorandum and Articles of Association. We will pay the costs of our liquidation from our remaining assets outside of the trust account. However, the liquidator may determine that he or she requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors).

Under the Companies Act (As Revised) of the Cayman Islands, shareholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution.

Facilities

We maintain our principal executive offices at 101 Roswell Drive, Nepean, Ontario, K2J 0H5, Canada. We rent such space form an unaffiliated third party at a rent of $5,000 per month on a month-to-month basis. We consider our current office space adequate for our current operations.

Employees

We have one executive officer, our Chief Executive officer and Chief Financial Officer. The officer is not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time he will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, he will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to our affairs) than he would prior to locating a suitable target business. We presently expect our executive officer to devote such amount of time as he reasonably believe is necessary to our business (which could range from only a few hours a week while we are trying to locate a potential target business to a majority of his time as we move into serious negotiations with a target business for a business combination). We do not intend to have any full-time employees prior to the consummation of a business combination.

DIRECTORS, EXECUTIVE OFFICERS, EXECUTIVE COMPENSATION
AND CORPORATE GOVERNANCE

Set forth immediately below is a description of our pre-Business Combination directors and management and related material. See the discussion below entitled “Directors and Officers after Completion of Business Combination.”

Oak Woods Acquisition Corporation

Directors and Executive Officers

Our officers and directors are as follows:

Name	Age	Position
Lixin Zheng	57	Chief Executive Officer, Chief Financial Officer, Chairman & Director
John O’Donnell	77	Independent Director
Mitchell Cariaga	64	Independent Director
Lauren Simmons	29	Independent Director

Lixin Zheng — Mr. Zheng has served as our Chief Financial Officer since October 3, 2022, and our Chief Executive Officer since February, 2023. Mr. Zheng has over 30 years of extensive practical experience in TMT, investment and financing, manufacturing and fastmoving chain circulation in mainland China, Hong Kong, Taiwan, the United States and Canada. He also possesses successful financing and IPO planning and practical experience in global capital markets for acquisitions, mergers, restructuring and financial public relations of public and private companies, with practical ability and successful cases of market value maintenance.

Mr. Zheng served as a financial director and the CFO for Ajisen (China) Holdings Co., Ltd. (0538.HK) in Hong Kong from November 2006 to November 2008, one of the leading fast casual restaurant chain operators in Asia. He has successfully operated and raised HKD 1.8 billion for Ajisen, which was rated as the best medium-sized enterprise listing project in 2007 by the Asian Finance magazine and he was interviewed by the Bloomberg channel during his works at Ajisen. He also led the successful business merger transaction for Ajisen (Shenzhen) with a transactional value of RMB 450 million. From December 2008 to May 2013, Mr. Zheng served at Rinpak Technology Holding Limited at the CFO in Shanghai and Taipei office, and was in charge of the company’s IPO works. Under his lead, Rinpak Technology successfully listed on Taiwan Stock Exchange with an offering size of USD 50 million, as well as a pre-IPO raised funds of RMB 200 million. From June 2013 to November 2018, Mr. Zheng served as the chief financial officer and the financial advisor to several companies, including Qianbei Technology Group, Roman Garden Services Group, Fubon Group/Ruji Medical Group, Nanda Pharmaceutical Technology Development Co. Ltd. and several other public and private companies. Mr. Zheng has been serving as the CFO at Huijie Information Technology (Shanghai) Co., Ltd. since July 2020, being in charge of the company’s financial management. He served as the CFO at Jinke Investment Holding Group in its Shanghai and Hong Kong office from December 2018 to June 2020, being in charge of the company’s financing and business merger projects. Mr. Zheng also worked at Siemens Beijing office as the accountant and McDonald China office as the accounting manager from 1989 to 1992, and at System Software Associates (SSA) China office and Chicago office as the senior consultant from 1992 to 2000. From 2000 to 2006, he founded Insys International Company limited in Ottawa, Canada and served as the CEO. Mr. Zheng has decades of experience in the corporate finance, global capital market, listing planning, financial PR, market outlook operations, overall planning and worked as the CFO for several pharmaceutical, medical and health technology companies.

Mr. Zheng is a member of Fellow-Institute of Public Accountants (FIPA) and Fellow Financial Accountant (FFA) in UK. He is also a distinguished lecturer of Overseas Education College of Shanghai JiaoTong University in China. Mr. Zheng holds a B.A. in economics from Shenzhen University. He also holds a Unix/C/C++ Certificate from Illinois Institute of Technology in Chicago. We believe Mr. Zheng is well qualified to serve on our chief financial officer because of his extensive experience and knowledge in corporate finance and corporate governance for public companies.

John O’Donnell — Mr. O’Donnell became an independent director in February 2023, prior to the consummation of this offering. Mr. O’Donnell has extensive and diversified entrepreneurship and consulting experience in the global market, business management and trading industry.

Mr. O’Donnell served as a former director of research for the Online Trading Academy, a brokerage firm in Irvine, California with US$500 million per day in cleared retail equities executions since its incorporation in 1997. In this role, he delivered a combination of educational and corporate experience that has been instrumental in making Online Trading Academy today one of the premier trading schools in the world. His extensive diversified management and consulting experience has been a key ingredient in Online Trading Academy’s fast global growth and multiple industry recognition and awards. He has often been featured on financial web portals and television networks such as CNBC, CNN, and MarketWatch. Mr. O’Donnell’s focus and thoughts on issues such as historic boom/bust business cycles and the potential coming volatility in the credit bubble in the “Globalization 3.0 Era” has also been featured in financial focused newspapers and magazines such as The Wall Street Journal, Investors Business Daily, Traders Journal and EQUITIES magazine, etc. Mr. O’Donnell is frequently a keynote speaker at global finance expos including Trade2Win, Online Traders Expo, London IX Expos, Brazil Active Traders Expos, World’s First Virtual Online Traders Expo, Canadian Financial Forums, and The MoneyShow. From 1986 to 1997, Mr. O’Donnell founded and served as its CEO at Double Win Capital Network, boutique investment banker for emerging growth high tech companies. He was recognized as Finalist in Entrepreneur of the Year in Orange County, California in 1987 and 1988 as awarded by INC magazine and Ernst and Young. During his works at Double Win Capital Network, he financed over US$150+ million in merger/acquisition/equity placements for 6 companies. From 1979 to 1986, Mr. O’Donnell founded and served as its CEO at Republic Resources, Inc, a US$75 million public company who was one of the world’s largest grower of jojoba oil plantations. Republic Resources developed and syndicated US$20 million in farming syndications through the independent broker/dealer community. From 1972 to 1978, Mr. O’Donnell founded and served as its CEO at Precious Metals Exchange, Inc, a refiner of precious metal scrap and retailer of bullion and coins to investors. The company was acquired by Penn Pacific Corp, a public company in California in 1978 and was the one of the most active traded equities on NASDAQ in 1979. From 1968 to 1972, Mr. O’Donnell served Milwaukee Public School System as a physical sciences teacher.

Mr. O’Donnell holds a B.S. from Southwest Baptist University. We believe Mr. O’Donnell is well qualified to serve on our board of directors because of his rich experience in academia and his broad business and executive management experience.

Mitchell Cariaga — Mr. Cariaga became an independent director in February 2023, prior to the consummation of this offering. Mr. Cariaga is an experienced financial manager working in the business merger and acquisition industries as well as the private investment sector of international capital markets.

From August 2019 to February 2022, Mr. Cariaga served as an independent director for Brilliant Acquisition Corporation (BRLI.NASDAQ), a SPAC company which has closed a US$46,000,000 sized IPO in 2020. Since 2007, he has been the president at Orange Grove Trading Company, a consulting firm that provides consulting services for international capital markets. From 2008 to 2015, Orange Grove was retained by Title Trading to build and manage Title Trading’s international trading teams in four countries and multiple capital markets. While on this assignment, he worked in the development and execution of algorithmic trading strategies with complex risk parameters that integrated human understanding and analysis with algorithmic computer processes. As part of this role, Mr. Cariaga also managed cross functional teams responsible for daily risk metrics and led a market risk management modeling team for various markets involving commodities, Foreign Exchange, equities, and bonds.

From 2002 to 2008, he worked at Asian American Financial Insurance Services (AAFIS) in Shenyang, China, where he led the development of international trading desks in China, with over 600 traders across a broad variety of asset classes. There, Mr. Cariaga developed a market risk management modeling team for the company as the technology lead for algorithmic trading, and developed the China based business for four different leveraged asset classes in the stocks, futures, and options markets in the U.S. From 1998 to 2002, he managed his own proprietary capital, balancing various risk factors to establish a trading model with a high confidence probability rating. During that time Mr. Cariaga also was asked by the Online Trading Academy to provide formal training for its team members. Presently Mr. Cariaga serves as a General Partner for Citrus Grove Capital, LLC, a U.S. based hedge fund.

Mr. Cariaga holds a master’s degree in theology from Grace Theological Seminary and a bachelor’s degree in history from California State University. We believe Mr. Cariaga is well qualified to serve on our board of directors because of his extensive experience in mergers and acquisitions and with capital markets in the U.S. and Asia.

Lauren Simmons — Ms. Simmons became an independent director in February 2023, prior to the consummation of this offering. Ms. Simmons is an equity trader who started her career in finance in May of 2017 with Rosenblatt Securities on the floor of the New York Stock Exchange. Ms. Simmons was recognized by Ebony’s Power 100 list in 2018, as well as by Politico which awarded her as among its Women of Impact in 2018. Since achieving notoriety in 2018, Ms. Simmons has been featured in various media outlets including Forbes, Politico, CNBC, Bloomberg and The Cut. Stemming from her financial knowledge and ability to quickly build relationships in financial markets, Ms. Simmons has built a broad network in private and public financial and consumer markets. Specifically, Ms. Simmon’s commentary, experience as an equities trader, combined with her market and experiential insights has led to her success as a brand leader for women in finance. In particular, Ms. Simmons has built partnerships with Ford, LinkedIn, Express, Champs, Isagenix and Pure Leaf. Ms. Simmons is also a financial contributor to Bloomberg, CNBC, Yahoo Finance, and other financial media outlets. She is the author of a new book addressing professional development and finance which has been accepted for publication by Harper Collins. Ms. Simmons has also headlined major events such as Aspen Ideas Festival, Sina Finance in China, Disney’s Dreamers Academy, and keynote at Harvard, etc. Currently, Ms. Simmons is hosting and producing the show GOING PUBLIC for Entrepreneur.com. Ms. Simmons has also launched the podcast Mind, Body, Wealth with Lauren Simmons, a top ranked Spotify Original Podcast. Ms. Simmons is currently a member of the advisory board at Robinhood Markets, Inc. (HOOD.NASDAQ) and a former board member at ConsciouslyUnbiased.

Ms. Simmons holds a B.S. in Psychology from Kennesaw State University and concentrated her undergraduate studies in genetics and statistics. We believe Ms. Simmons is well qualified to serve on our board of directors because of the confluence of her practical experience as an advisory board member of Robinhood Markets, Inc., her overall financial and market sophistication, and her broad network of relationships that can be leveraged in connection with our search for an acquisition target.

Corporate Governance

Number and Terms of Office of Officers and Directors

Our board of directors consists of five members, with each director serving a term of office expiring at our first annual meeting of shareholders. In accordance with The Nasdaq Stock Market (“Nasdaq”) corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following its listing on Nasdaq. Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office.

Director Independence

Nasdaq rules require that a majority of the board of directors of a company listed on Nasdaq must be composed of “independent directors.” An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board has determined that each of Lauren Simmons, John O’Donnell, and Mitchell Cariaga is an “independent director” under NASDAQ listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Risk Oversight

The Board’s oversight of risk is administered directly through the Board, as a whole, or through its audit committee. Various reports and presentations regarding risk management are presented to the Board to identify and manage risk. The audit committee addresses risks that fall within the committee’s area of responsibility. For example, the audit committee is responsible for overseeing the quality and objectivity of the Company’s financial statements and the independent audit thereof. Management furnishes information regarding risk to the Board as requested.

Executive Officer and Director Compensation

No executive officer has received any cash compensation for services rendered to us. No compensation or fees of any kind, including finder’s, consulting fees and other similar fees, will be paid to our founders, members of our management team or their respective affiliates, for services rendered prior to, or in order to effectuate the consummation of, our initial business combination (regardless of the type of transaction that it is). Directors, officers and founders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us. Presently, none of the Sponsor or our directors, officers and their affiliates have incurred any out-of-pocket expenses that are subject to reimbursement.

After our initial business combination, members of our board of directors and management team who remain with us may be paid employment, consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to our shareholders. The amount of such compensation may not be known at the time of a shareholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation.

Committees of the Board of Directors

Our Board of Directors has three standing committees: an audit committee, a compensation committee and a nominating committee. Each of these committees is composed solely of independent directors. Each committee operates under a charter that is approved by our board and has the composition and responsibilities described below.

Audit Committee

Effective upon the completion of our IPO, we established an audit committee of the board of directors, which presently consists of Lauren Simmons, John O’Donnell, and Mitchell Cariaga. Lauren Simmons, John O’Donnell, and Mitchell Cariaga are each an independent director under Nasdaq listing standards and applicable SEC rules. Mitchell Cariaga is the chair of the audit committee. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•        reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•        discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•        discussing with management major risk assessment and risk management policies;

•        monitoring the independence of the independent auditor;

•        verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•        reviewing and approving all related-party transactions;

•        inquiring and discussing with management our compliance with applicable laws and regulations;

•        pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•        appointing or replacing the independent auditor;

•        determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•        establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•        approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Each member of the audit committee is “financially literate” as defined under Nasdaq’s listing standards. In addition, we must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mitchell Cariaga qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

If we complete the Business Combination, we anticipate that our audit committee will consist of the following persons, Lauren Simmons, Mitchell Cariaga and Yaoxing “Kevin” Han, each of whom is an independent director under Nasdaq listing standards, and that Mitchell Cariaga will be the “audit committee financial expert.”

Compensation Committee

Effective upon completion of our IPO, we established a compensation committee of the board of directors, which presently consists of Lauren Simmons, John O’Donnell, and Mitchell Cariaga. Lauren Simmons, John O’Donnell, and Mitchell Cariaga are each an independent director under Nasdaq’s listing standards. John O’Donnell is the chair of the Compensation Committee. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•        reviewing and approving the compensation of all of our other executive officers;

•        reviewing our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•        if required, producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

If we complete the Business Combination, we anticipate that our compensation committee will consist of the following persons, Lauren Simmons, Mitchell Cariaga and Yaoxing “Kevin” Han, each of whom is an independent director under Nasdaq listing standards.

Nominating Committee

Effective upon completion of our IPO, we established a nominating committee of the board of directors, which consists of Lauren Simmons, John O’Donnell, and Mitchell Cariaga. Lauren Simmons, John O’Donnell, and Mitchell Cariaga are each an independent director under Nasdaq listing standards and applicable SEC rules. Lauren Simmons is the chair of the nominating committee. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•        should have demonstrated notable or significant achievements in business, education or public service;

•        should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•        should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

If we complete the Business Combination, we anticipate that our nominating committee will consist of the following persons, Lauren Simmons, Mitchell Cariaga and Yaoxing “Kevin” Han, each of whom is an independent director under Nasdaq listing standards.

Committee Membership, Meetings and Attendance

We currently have the following standing committees: an audit committee and a compensation committee. Each of the standing committees of our Board is comprised entirely of independent directors.

We encourage all of our directors to attend our annual meetings of shareholders. This annual meeting will be in lieu of our first annual meeting of shareholders.

Code of Ethics

We have adopted a written code of business conduct and ethics, which applies to our principal executive officer, principal financial or accounting officer or person serving similar functions and all of our other employees and members of our board of directors. The code of ethics codifies the business and ethical principles that govern all aspects of our business. We did not waive any provisions of the code of business ethics during the year ended December 31, 2022. We have previously filed our form of code of ethics as an exhibit to our registration statement in connection with our initial public offering. You may review our code of ethics by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us in writing at 101 Roswell Drive, Nepean, Ontario, K2J 0H5, Canada, (+1) 403-561-7755, Attn: Secretary.

Material Legal Proceedings

We are not currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us or any of our officers or directors in their corporate capacity.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of our Ordinary Share to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that, during 2020, our directors, executive officers, and ten percent shareholders complied with all Section 16(a) filing requirements.

Procedures for Contacting Directors

Our Board has established a process for shareholders to send communications to our Board. shareholders may communicate with our Board generally or a specific director at any time by writing to 101 Roswell Drive, Nepean, Ontario, K2J 0H5, Canada (+1) 403-561-7755, Attn: Secretary. We will review all messages received, and forward any message that reasonably appears to be a communication from a shareholder about a matter of shareholder interest that is intended for communication to our Board. Communications are sent as soon as practicable to the director to whom they are addressed. Because other appropriate avenues of communication exist for matters that are not of shareholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of shareholder interest are not forwarded to our Board.

Conflicts of Interest

We are aware of the following potential conflicts of interests:

•        None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•        In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management has pre-existing fiduciary duties and contractual obligations to such entities (as well as to us) and may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•        Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•        The Initial Shares owned by our officers and directors, like the Initial Shares owned by our other founders, will be released from escrow only if a business combination is successfully completed and subject to certain other limitations. Additionally, our officers and directors will not receive distributions from the trust account with respect to any of their Initial Shares whether or not we complete a business combination. Furthermore, our founders have agreed that the private shares will not be sold or transferred by them until after we have completed our initial business combination. In addition, our officers and directors may loan funds to us after our IPO (March 28, 2023) and may be owed reimbursement for expenses incurred in connection with certain activities on our behalf which may only be repaid from the trust account if we complete an initial business combination. Presently, none of the Sponsor or our directors, officers and their affiliates have incurred any out-of-pocket expenses that are subject to reimbursement. For the foregoing reasons, the personal and financial interests of our directors and executive officers may influence their motivation in identifying and selecting a target business, completing a business combination in a timely manner and securing the release of their shares.

•        Our Sponsor has extended working capital loans in the aggregate principal amount of $500,000 to OAKU. Such working capital loans evidenced by a promissory note. In June 2023, the Company repaid promissory notes due to the sponsor. As of September 30, 2023, the Company had no promissory notes due to related parties.

•        Such working capital loans evidenced by a promissory note and will either be paid upon consummation of the Business Combination, without interest, or, at holder’s discretion, converted into additional private units at a price of $10.00 per unit. These private units would be identical to the Private Units issued to the Sponsor at the private placement simultaneously with the closing of the Initial Public Offering.

•        Three (3) of our independent directors currently hold an aggregate of 30,000 OAKU Class B Ordinary Shares and our former CEO, Fen Zhang, currently holds an aggregate of 350,000 OAKU Class B Ordinary Shares. Two of our independent directors, Lauren Simmons and Mitchell Cariaga, are expected to remain on the board of OAKU following the closing of the Business Combination.

AsianLegend, acted as financial advisor to us with respect to the Business Combination and will receive a fee of (i) $100,000 per month from March 23, 2023 to the date of Closing of the Business Combination; and (ii) 1,172,432 Class A Ordinary Shares equals to 5% of the valuation of Huajin immediately prior to the effectiveness of the Business Combination from us for its services, and the shares will become payable only if the Business Combination is consummated. In addition, Huajin has agreed to indemnify AsianLegend for certain liabilities arising out of its engagement. With the consent of Huajin and OAKU, and subject to the terms and conditions set forth in the letter agreement dated March 23, 2023, (as amended,) between AsianLegend and us. Prior the parties’ entry into the Merger Agreement, AsianLegend did not have any other financial advisory or other significant commercial or investment banking relationships with Huajin.

As a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity. We cannot assure shareholders that any of the above-mentioned conflicts will be resolved in our favor. Furthermore, each of our officers and directors has pre-existing fiduciary or contractual obligations to other businesses of which they are officers or directors. To the extent they identify business opportunities which may be suitable for the entities to which they owe pre-existing fiduciary or contractual obligations, our officers and directors will honor those fiduciary or contractual obligations subject to his fiduciary duties under the Companies Act (As Revised) of the Cayman Islands. Accordingly, it is possible they may not present opportunities to us that otherwise may be attractive to us unless the entities to which they owe pre-existing fiduciary or contractual obligations and any successors to such entities have declined to accept such opportunities subject to his/her/their fiduciary duties under Companies Act (As Revised) of the Cayman Islands.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has contractually agreed, pursuant to a written agreement with us, until the earlier of a business combination or our liquidation, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any pre-existing fiduciary or contractual obligations he might have and his fiduciary duties under Companies Act (As Revised) of the Cayman Islands. Notwithstanding the foregoing, our Amended and Restated Memorandum and Articles of Association provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company subject to his fiduciary duties under Companies Act (As Revised) of the Cayman Islands and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue. Our officers and directors have also agreed not to participate in the formation of, or become an officer or director of, any other special purpose acquisition company with a class of securities registered under the Exchange Act until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within the required time period.

The following table summarizes the other relevant pre-existing fiduciary or contractual obligations of our officers and directors:

Name of Individual	Name of Affiliated Entity	Position at Affiliated Entity
Lixin Zheng	Huijie Information Technology (Shanghai) Co., Ltd.	Chief Financial Officer
John O’Donnell	N/A	N/A
Mitchell Cariaga	Orange Grove Trading Company	General Partner
Lauren Simmons	Robinhood Market, Inc.	Advisory Board Member

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our founders, officers or directors unless we have obtained an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, and the approval of a majority of our disinterested independent directors that the business combination is fair to our unaffiliated shareholders from a financial point of view. Furthermore, except the above mentioned fees to AsianLegend, in no event will any of our founders, members of our management team or their respective affiliates be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, an initial business combination (regardless of the type of transaction that it is) other than reimbursement of any out-of-pocket expenses.

Limitation on Liability and Indemnification of Officers and Directors

Our Amended and Restated Memorandum and Articles of Association will provide that our officers and directors will be indemnified by us to the fullest extent authorized by Cayman Islands laws, as it now exists or may in the future be amended. In addition, our Amended and Restated Memorandum and Articles of Association will provide that our directors will not be personally liable for monetary damages to us or our shareholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our shareholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We may enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our Amended and Restated Memorandum and Articles of Association. Our Amended and Restated Memorandum and Articles of Association also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Cayman Islands law would permit such indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Principal Accountant Fees and Services

Fees for professional services provided by Marcum Asia CPAs LLP, our independent registered public accounting firm for the fiscal years ended December 31, 2022 include:

For the Year ended December 31, 2022
Audit Fees(1)	$46,350
Audit-Related Fees(2)	$—
Tax Fees(3)	$—
All Other Fees(4)	$—
Total	$46,350

____________

(1)      Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings.

(2)      Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our year-end financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.

(3)      Tax fees consist of fees billed for professional services relating to tax compliance, tax planning and tax advice.

(4)      All other fees consist of fees billed for all other services.

Policy on Board Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditors

Our audit committee was formed upon the consummation of our Initial Public Offering. As a result, the audit committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of our audit committee were approved by our board of directors. Since the formation of our audit committee, and on a going-forward basis, the audit committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

Huajin’s Directors and Executive Officers

The following table sets forth certain information regarding Huajin’s executive officers as of the date of this proxy statement. Huajin expects that these executive officers will continue as executive officers following the business combination.

Name	Age	Position	Held Position Since
Xuehong Li	53	Chief Executive Officer and Director	July 27, 2021

There is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position.

Executive Officers and Directors

Xuehong Li — Since January 2018, Mr. Li has been serving as the CEO at Shaanxi Qianxiang Health Technology Company, where he has exhibited exceptional leadership in managing various companies and formulating significant operational policies and strategic objectives. Mr. Li steers the successful expansion of a thriving franchise chain and spearheads the growth of the company.

Since 2014, Mr. Li has held the position of Chairman at Shaanxi Qianxiang Health Technology Co., Ltd, overseeing its strategic development. In July 2021, he assumed the roles of Chairman and CEO at Huajin (China) Holdings Limited, further expanding his leadership responsibilities. Concurrently, he serves as Chairman at Tianhong (HK) International Company Limited, Lelingkang (Beijing) Health Technology Co., Ltd, Hongfeng International Company Limited, Shaanxi Qianxiang Kaihong Enterprise Management Co., Ltd, and Beijing Xiaolekang Enterprise Management Co., Ltd, indicating his multifaceted involvement in various enterprises.

Mr. Li holds a master’s degree in finance, which he earned from Mondial Entrepreneurship Academy in July 2007.

Involvement in Certain Legal Proceedings

During the past ten years, none of our directors or executive officers have been the subject of the following events:

1.      a petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.      convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.      the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i)       acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii)      engaging in any type of business practice; or

iii)    engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.      the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.      was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

6.      was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.      was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)       any Federal or State securities or commodities law or regulation;

ii)      any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)    any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.      was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over our members or persons associated with a member.

Directors after Completion of the Business Combination

Effective as of the closing date of the Business Combination, the Board of Directors of OAKU will consist of five members, three of whom will be designated by OAKU and two of which will be designated by Huajin. The members designated by Huajin will include Xuehong Li and Yaoxing “Kevin” Han and the member designated by the Sponsor of OAKU will be Lixin Zheng, Lauren Simmons and Mitchell Cariaga who presently are on the board of directors of OAKU. Xuehong Li will be the Chairman and Chief Executive Officer of OAKU and Huajin after the consummation of the Business Combination. Under the rules of the Nasdaq Stock Market, a majority of our board members must qualify as independent directors if we are not a “controlled company”. Although we will be a controlled company immediately after the Business Combination, we do not intend to avail ourselves of the exemption available to controlled companies from having a majority of our board members qualify as independent directors pursuant to the rules of the Nasdaq Stock Market. Our independent directors will be Lauren Simmons, Mitchell Cariaga and Yaoxing “Kevin” Han.

Each director of our company is to serve until his/her successor is elected and qualified or until his/her death, resignation or removal. Our Board appoints our officers and each officer is to serve until his/her successor is appointed and qualified or until his/her death, resignation or removal.

Set forth below is biographical information related to the persons who will serve on our Board following the Business combination. Biographical information for Lixin Zheng, Lauren Simmons and Mitchell Cariaga is provided above under “Oak Woods Acquisition Corporation — Directors and Executive Officers” on page 198 of this proxy statement. Biographical information for Xuehong Li is provided above under “Huajin’s Directors and Executive Officers” on page 207 of this proxy statement.

Yaoxing “Kevin” Han — Mr. Han has been the General Manager of the North Asia district at Dornier MedTech Asia PTE Ltd since October 2019. In this role, he has reshaped the business strategy for the region, overseeing P&L responsibilities. Mr. Han has been the General Manager at Wikkon MedTech Co., Ltd since July 2022, leading the integration into AMTH, managing the Shenzhen manufacturing facility, and redefining international sales strategies. Prior to these roles, from July 2018 to October 2019, he served as the Managing Director of the Greater China area at Clinical Innovations Medical Device (Shanghai) Co., Ltd. During this time, he set up wholly foreign owned enterprises in Shanghai and Hong Kong, designed go-to-market strategies, built teams and distribution networks, and managed OEM and contract R&D partners.

Mr. Han holds an Executive Master of Business Administration (EMBA) from Fudan-Washington University in St. Louis, ranked No. 5 globally in 2019. He earned a Master’s in Material Science from the National Nano Material Engineering Center at East China University of Science and Technology (ECUST, Shanghai, China) in 2004. His undergraduate studies at ECUST included a Bachelor’s in Polymer, a second major in English, and a TEM level 8 (Test of English Major). Notably, he received the top graduate award for leadership in the student union. Mr. Han is a Committee member of China Association of Medical Equipment for Medical Laser and a member of Fudan University EMBA Healthcare Industry Club.

Director Independence and Financial Experts

Upon the consummation of the Business Combination, we expect that a majority of the Board of Directors will be independent under Nasdaq Capital Market’s listing standards. The independent directors, as determined under Nasdaq Capital Market Listing Rules are Lauren Simmons, Mitchell Cariaga and Yaoxing “Kevin” Han.

Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Our board of directors will review and approve all affiliated transactions with any interested director abstaining from such review and approval.

Mitchell Cariaga qualifies as an “audit committee financial experts” as defined under the rules and regulations of the SEC.

Executive Officers of OAKU after Completion of the Business Combination

OAKU’s executive officers after the Business Combination will be as follows:

Name	Title
Xuehong Li	Chief Executive Officer and President
Lixin Zheng	Chief Financial Officer

Compensation of Directors and Executive Officers of Huajin

Summary Compensation Table

Compensation of Directors and Executive Officers

The following table presents information regarding the total compensation awarded to, earned by, and paid to the named executive officers of Huajin for services rendered to Huajin in all capacities for the years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	All other Compensation ($)	Total ($)
Xuehong Li	2022	$59,072	$—	—	$—	$59,072
Chief Executive Officer	2021	$50,633	—	—	—	$50,633

Employment Arrangements with Named Executive Officers

Mr. Xuehong Li

On May 1, 2022, Shaanxi QianXiang Health Technology Co., Ltd. entered into an employment agreement with Mr. Xuehong Li with a term expiring on April 30, 2025.

Pursuant to the terms and provisions of the agreement: (a) Xuehong Li is appointed as the President of Shaanxi QianXiang Health Technology Co., Ltd. and will undertake and perform the duties and responsibilities normally and reasonably associated with such office; and (b) we shall pay to Xuehong Li an annual salary of RMB420,000 (approximately $59,072).

Director Compensation

During fiscal year of 2022, Huajin did not have any non-employee director.

Following completion of the Business Combination, the Compensation Committee will determine the type and level of compensation, if any, for those persons serving as members of the Board of Directors. Notwithstanding the foregoing, however, it is anticipated that the independent directors of the Board following the completion of the Business Combination will receive annual compensation comprised of a cash retainer of $___________.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT PRIOR TO THE BUSINESS COMBINATION

The following table sets forth as of the Record Date the number of OAKU Ordinary Share beneficially owned by (i) each person who is known by us to be the beneficial owner of more than five percent of our issued and outstanding Ordinary Share (ii) each of our officers and directors; and (iii) all of our officers and directors as a group. As of the Record Date, we had 7,530,625 Ordinary Share issued and outstanding.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all Ordinary Share beneficially owned by them. The following table does not reflect record of beneficial ownership of any Ordinary Share issuable upon exercise of the warrants, as the warrants are not exercisable within 60 days of the Record Date.

The following table sets forth information regarding the beneficial ownership of our Ordinary Share as of the Record Date by:

•        each person known by us to be the beneficial owner of more than 5% of our outstanding Ordinary Share;

•        each of our officers and directors; and

•        all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all Ordinary Share beneficially owned by them. The following table does not reflect beneficial ownership of the warrants or rights included in the units offered by this proxy statement or the private warrants included the private placement as these warrants are not exercisable and these rights are not convertible within 60 days of the date of this proxy statement.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares
Greater than 5% Holders(1)
Whale Bay International Company Limited(2)	980,625	13.0%
Space Frontier Investment Holding Limited(3)	420,000	5.6%

Directors and Named Executive Officers
Fen Zhang(4)	350,000	4.5%
John O’Donnell	10,000	* %
Mitchell Cariaga	10,000	* %
Lauren Simmons	10,000	* %
Lixin Zheng	0	0%
All directors and executive officers as a group (five individuals)	380,000	5.0%

____________

*        less than 1%

(1)      Unless otherwise indicated, the business address of each of the individuals is the address of the Company, 101 Roswell Drive, Nepean, Ontario, K2J 0H5, Canada.

(2)      The business address of the Sponsor, Whale Bay International Company Limited is c/o Conyers Trust Company (BVI) Limited, Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110. Yadan Bai, the ultimate natural beneficial owner of the Sponsor, has ultimate voting and dispositive power over the shares held by such entity and therefore may be deemed to be the ultimate beneficial owner of the securities held by such entity.

(3)      The business address of advisor firm to OAKU, Space Frontier Investment Holding Limited, is c/o Intershore Consult (BVI) Limited, Intershore Chambers, Road Town, Tortola, British Virgin Islands. Yong Wang, the sole member and the director of Space Frontier Investment Holding Limited, has ultimate voting and dispositive power over the shares held by such entity and therefore may be deemed to be the ultimate beneficial owner of the securities held by such entity.

(4)      Fen Zhang was the initial Chief Executive Officer of Oak Woods Acquisition Corporation from its inception through February, 2023 when he was replaced by our Chief Financial Officer, Lixin Zheng.

Presently, our Initial Shareholders beneficially own approximately 23% of the issued and outstanding Ordinary Shares. Because of the ownership block held by our founders, officers and directors, such individuals may be able to effectively exercise influence over all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

All of the Initial Shares (an aggregate of 1,437,500 shares) held by the Sponsor and other Initial Shareholders outstanding prior to the date of the Company’s IPO were placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earlier to occur of: (i) one year after the date of the consummation of our initial business combination or (ii) the date on which the closing price of our Class A ordinary shares equals or exceeds $12.50 per Class A ordinary share (as adjusted for share subdivisions, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing six months after our initial business combination. Any permitted transferees will be subject to the same restrictions and other agreements of our Initial Shareholders with respect to any Initial Shares.

In addition, the lock-up provisions of the insider letter provide that the Initial Shares are not transferable or salable until 30 days after the completion of our initial business combination. However, any such securities may be transferred or sold prior to the completion of our initial business combination (1) among the insiders, to our officers, directors, advisors and employees, any affiliates or family members of any of our officers or directors, any members of our sponsor, or any affiliates of our sponsor, (2) to an insider’s affiliates or its members upon its liquidation, (3) in the case of an individual, by gift to a member of one of the members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization, (4) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (5) in the case of an individual, pursuant to a qualified domestic relations order, (6) by private sales or transfers made at prices no greater than the price at which the securities were originally purchased, (7) by private sales at negotiated prices, which transfers are not effected until the consummation of an initial business combination, (8) in the event of our liquidation prior to the completion of our initial business combination; (9) by virtue of the Cayman Islands laws or our sponsor’s limited liability company agreement upon dissolution of our sponsor; (10) in the event of our liquidation, merger, share exchange, reorganization or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to our completion of our initial business combination or (11) transfers to us for cancellation in connection with the consummation of an initial business combination, in each case (except for clauses (8) through (11)) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements and the escrow agreement, and by the same agreements entered into by our sponsor with respect to such securities (including provisions relating to the escrow agreement, voting, the trust account and liquidation distributions).

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except for transfers, assignments or sales (i) to our founders, officers, directors, consultants or their affiliates, (ii) to an Initial Shareholder’s members upon its liquidation, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to us for no value for cancellation in connection with the consummation of our initial business combination, or (vii) in connection with the consummation of our initial business combination, by private sales at prices no greater than the price at which the shares were originally purchased, in each case (except for clause (vi)) where the transferee agrees to the terms of the escrow agreement and to be bound by these transfer restrictions. The holders will retain all other rights as our shareholders, including, without limitation, the right to vote their Ordinary Share and the right to receive cash dividends, if declared. If dividends are declared and payable in Ordinary Share, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, there will be no liquidation distribution with respect to the sponsor.

In order to meet our working capital needs following the consummation of our IPO, our founders, officers, directors and their respective affiliates or designees may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each working capital loan would be evidenced by a promissory note. The working capital notes would either be paid upon consummation of our initial business combination, without interest, or, at holder’s discretion, up to $1,151,000 of the notes may be converted into additional private units at a price of $10.00 per unit. These units would be identical to the Private Units issued to the Sponsor. In the event that the initial business combination does not close, we may use a portion of the working capital loans held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment. Our Sponsor has extended working capital loans in the aggregate principal amount of $500,000 to OAKU. Such working capital loans evidenced by a promissory note. In June 2023, the Company repaid promissory notes due to the sponsor. As of September 30, 2023, the Company had no promissory notes due to related parties.

Our executive officers and directors, and Whale Bay International Company Limited, are our “promoters,” as that term is defined under the federal securities laws.

SECURITY OWNERSHIP OF THE COMBINED COMPANY
AFTER THE BUSINESS COMBINATION

The following table sets forth information regarding the beneficial ownership of OAKU’s Ordinary Shares immediately after the consummation of the Business Combination assuming that no public shares are redeemed, and alternatively, that 5,750,000 public shares are redeemed, by:

•        each person known to OAKU who will be the beneficial owner of more than 5% of any class of its shares immediately after the Business Combination;

•        each of its officers and directors;

•        each person who will become an executive officer and director of the post-combination company; and

•        all of its officers and directors as a group.

The following table also assumes the following: (i) a $250,000,000 merger valuation, (ii) the completion of the $5,000,000 Backstop Commitment, and (iii) the conversion of the OAKU Public Rights and Private Rights into 1,015,521 OAKU Class A Ordinary Share. Unless otherwise indicated, OAKU believes that all persons named in the table will have, immediately after the consummation of the Business Combination, sole voting and investment power with respect to all OAKU securities beneficially owned by them.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, OAKU believes, based on the information furnished to it as of the Record Date, that the persons and entities named in the table below will have, immediately after the consummation of the Business Combination, sole voting and investment power with respect to all shares that they beneficially own, subject to applicable community property laws. All OAKU shares subject to options or warrants exercisable within 60 days of the Record Date are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, percentage ownership of outstanding shares is based on OAKU issuing in the Business Combination approximately 23,448,643 OAKU Shares. Using those assumptions and further assuming no additional issuances of OAKU shares, there will be approximately 27,917,221 OAKU Shares outstanding upon consummation of the Business Combination if the maximum number of redemptions occurs and approximately 33,667,221 OAKU Shares outstanding upon consummation of the Business Combination if no redemptions occur. The following table does not reflect record of beneficial ownership of any Ordinary Share issuable upon exercise of warrants, as the warrants are not exercisable within 60 days of the Record Date.

	Assuming No Redemption		Assuming Maximum Redemption
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares
Whale Bay International Company Limited(2)	1,037,812	3.1%	1,037,812	3.7%
Space Frontier Investment Holding Limited(3)	420,000	1.2%	420,000	1.5%
Asian Legend International Investment Holding Limited	1,172,432	3.5%	1,172,432	4.2%
Fen Zhang(4)	350,000	1.0%	350,000	1.3%
[Backstop Investor]Xuehong Li	0	0%	500,000	1.8%

Directors and Named Executive Officers
Xuehong Li(5)	[•]	[•]%	[•]	[•]%
Mitchell Cariaga	10,000	*%	10,000	*%
Lauren Simmons	10,000	*%	10,000	*%

	Assuming No Redemption		Assuming Maximum Redemption
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares
Lixin Zheng	0	0%	0	0%
Yaoxing “Kevin” Han	0	0%	0	0%
All directors and executive officers as a group (five individuals)	20,000	*%	[•]	[•]%

____________

(1)      Unless otherwise indicated, the business address of each of the individuals is the address of the Company, 101 Roswell Drive, Nepean, Ontario, K2J 0H5, Canada.

(2)      The business address of the Sponsor, Whale Bay International Company Limited is c/o Conyers Trust Company (BVI) Limited, Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110. Yadan Bai, the ultimate natural beneficial owner of the Sponsor, has ultimate voting and dispositive power over the shares held by such entity and therefore may be deemed to be the ultimate beneficial owner of the securities held by such entity.

(3)      The business address of advisor firm to OAKU, Space Frontier Investment Holding Limited, is c/o Intershore Consult (BVI) Limited, Intershore Chambers, Road Town, Tortola, British Virgin Islands. Yong Wang, the sole member and the director of Space Frontier Investment Holding Limited, has ultimate voting and dispositive power over the shares held by such entity and therefore may be deemed to be the ultimate beneficial owner of the securities held by such entity.

(4)      Fen Zhang, was the initial Chief Executive Officer of Oak Woods Acquisition Corporation from its inception through February, 2023 when he was replaced by our Chief Financial Officer, Lixin Zheng.

(5)      The business address of Xuehong Li, Huajin’s founder, is c/o Shaanxi Qianxiang Health Technology Co., Ltd., 2nd Fl, Century Yard, Cricket Square, P.O.Box 902, Grand Cayman, KY1-1103, Cayman Islands.

*        Denotes less than one (1%) percent.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Transactions of OAKU

In connection with our formation, in October, 2022, the Sponsor, Whale Bay International Company Limited, purchased 2,156,250 Class B Ordinary Shares for an aggregate purchase price of $25,000. The Sponsor then transferred 350,000 Class B Ordinary Share to our former Chief Executive Officer and former director Fen Zhang, 420,000 Class B Ordinary Share to our advisor Space Frontier Investment Holding Limited, and 10,000 Class B Ordinary Share respectively to each of our independent director, John O’Donnell, Mitchell Cariaga and Lauren Simmons. On February 10, 2023, the Sponsor forfeited and OAKU cancelled an aggregate of 718,750 Class B ordinary shares held by the Sponsor pursuant to a share surrender agreement dated January 13, 2023. The Initial shareholders currently hold 1,437,500 Class B Ordinary Share.

Our Initial Shareholders have agreed to vote their above founder shares and any public shares purchased during or after the Initial Public Offering in favor of our initial business combination. Our initial shareholders have agreed not to transfer, assign or sell any of the above founder shares (except to certain permitted transferees as described below) until the earlier of (i) one year after the date of the consummation of our initial business combination or (ii) the date on which the closing price of our Class A ordinary shares equals or exceeds $12.50 per Class A ordinary share (as adjusted for share subdivisions, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing six months after our initial business combination.

Commencing on March 23, 2023, we have agreed to pay an affiliate of the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Prior to the closing of the IPO, the Sponsor has agreed to loan us up to $500,000 to be used for a portion of the expenses of this offering. On July 15, 2022, the sponsor has agreed to loan the Company up to $500,000 to be used for a portion of the expenses of the Proposed Public Offering. This loan is non-interest bearing, unsecured and is due at the earlier of (1) the closing of the Proposed Public Offering or (2) the date on which the Company determines not to conduct an initial public offering of its securities. Effective on March 28, 2023, the Company and the sponsor entered into an extension agreement pursuant to which the sponsor agreed to extend the promissory note to May 31, 2023. In June 2023, the Company repaid promissory notes due to the sponsor. As of September 30, 2023, the Company had no promissory notes due to related parties.

Additionally, the Sponsor purchased 343,125 private placement units at the time of the closing of the IPO in a private placement, for an aggregate price of $3,431,250. The Private Units are identical to the OAKU Public Units except that the Private Units, so long as they are held by our sponsor (and/or its designees), (i) will not be redeemable by us, (ii) may not (including the Class A ordinary shares issuable upon exercise of these private placement warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until the completion of our initial business combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights.

If the Private Units are held by holders other than our sponsor or any of its permitted transferees, the Private Warrants underlying the Private Units will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants included in the Public Units being sold in our IPO. In the event of a liquidation prior to our initial business combination, the Private Warrants and Private Rights underlying the Private Units will expire worthless. The purchasers of the Private Units have also agreed not to transfer, assign or sell any of the Private Unit or underlying securities (except to the same permitted transferees as the sponsor and provided the transferees agree to the same terms and restrictions as the permitted transferees of the Sponsor must agree to, each as described above) until the completion of our initial business combination.

In order to meet our working capital needs following the consummation of our IPO, our founders, officers and directors or their affiliates or designees may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each working capital loan would be evidenced by a promissory note. The working capital notes would either be paid upon consummation of our initial business combination, without interest, or, at holder’s discretion, up to $1,151,000 of the notes may be converted into additional private units at a price of $10.00 per unit. These private units would be identical to the Private Units issued to the Sponsor. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment. As of the date of the proxy statement, we have received working capital loans in the aggregate principal amount of $[•] from the Sponsor. Such working capital loans are evidenced by promissory notes, are payable upon the consummation of the business combination and are otherwise on the terms as described above.

The holders of our Initial Shares issued and outstanding on the date of the Company’s IPO, as well as the holders of the private warrants and any warrants our founders, officers, directors or their affiliates may be issued in payment of working capital loans made to us (and all underlying securities), are entitled to registration rights pursuant to an agreement signed prior to or on the effective date of the IPO. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the Initial Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these Initial Shares are to be released from escrow. The holders of a majority of the private warrants issued in payment of working capital loans made to us (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Other than the repayment of the non-interest-bearing working capital loans described above, no compensation or fees of any kind, including finder’s, consulting fees and other similar fees, will be paid to our founders, members of our management team or their respective affiliates, for services rendered prior to, or in order to effectuate the consummation of, our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us. Presently, none of the Sponsor or our directors, officers and their affiliates have incurred any out-of-pocket expenses that are subject to reimbursement.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by a majority of our uninterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Certain Transactions of Huajin

In addition to the employment and other agreements set out in this proxy statement, we have entered into the following arrangements and agreements with our directors, officers and those persons beneficially owning 10% or more of our share capital.

Loans from Director

During the fiscal year ended December 31, 2021, Xuehong Li, our director extended a loan in the amount of RMB500,000 to us, which was repaid in 2022.

Staff Advance

During the ordinary courses of our business, we make advance for business expenses to the management. Such advances are interest free. During the nine months ended September 30, 2023, and the fiscal years ended December 31, 2022 and 2021, the advance made to the management was RMB6,720,241 RMB1,107,798 and RMB476,220 respectively.

Related Party Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board of Directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested “independent” directors, or the members of our Board of Directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our Initial Shareholders unless we obtain an opinion from an independent investment banking firm that the Business Combination is fair to our unaffiliated shareholders from a financial point of view. Furthermore, in no event will any of our existing officers, directors or Initial Shareholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

DESCRIPTION OF OAKU’S SECURITIES

As a result of the Business Combination and the Charter Amendment Proposal, OAKU shareholders will receive ordinary shares of OAKU in the transaction as part of the reclassification and redesignation of the share capital of OKAU. The following description of the material terms of OAKU’s securities reflects the anticipated state of affairs upon completion of the Business Combination. The following summary of the material terms of OAKU’s securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. The full text of the proposed Amended and Restated Memorandum and Articles of Association OAKU effective upon closing of the Business Combination is attached as Annex C to this proxy statement (which we refer to as the Amended and Restated Memorandum and Articles of Association for purposes of this section (Description of OAKU’s Securities)). You are encouraged to read the applicable provisions of Cayman Islands law and the Amended and Restated Memorandum and Articles of Association [,the forms of warrant agreement and rights agreement which have previously been filed as part of our filings with the Securities and Exchange Commission] in their entirety.

General

OAKU is a Cayman Islands exempted company and its affairs are governed by its memorandum and articles of association, as amended from time to time, and the Companies Act (As Revised) of the Cayman Islands and the common law of Cayman Islands.

OAKU currently has an authorized share capital of US$55,500 divided into 500,000,000 Class A Ordinary Shares, of which 6,093,125 are issued and outstanding, with a par value of $0.0001 per share, 50,000,000 Class B Ordinary Shares, of which 1,437,500 are issued and outstanding, with a par value $0.0001 per share, and 5,000,000 preference shares with a par value of $0.0001 per share, none of which are issued or outstanding. Upon completion of the Business Combination, OAKU will have an authorized share capital of US$55,500 divided into 550,000,000 ordinary shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each, of which [•] ordinary shares and 0 preference shares shall be issued and outstanding.

OAKU will adopt the Amended and Restated Memorandum and Articles of Association which will become effective upon closing of the Business Combination and replace its current memorandum and articles of association in its entirety.

Shares

The following are summaries of certain material provisions of the Amended and Restated Memorandum and Articles of Association and of the Companies Act (As Revised) of the Cayman Islands, insofar as they relate to the material terms of the ordinary shares of OAKU.

Objects of OAKU.    Under the Amended and Restated Memorandum and Articles of Association, the objects of OAKU are unrestricted, and OAKU is capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act (As Revised) of the Cayman Islands.

Ordinary Shares.    Ordinary shares of OAKU are issued in registered form and are issued when registered in the register of members of OAKU. OAKU may not issue shares to bearer. Shareholders of OAKU who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends.    The holders of ordinary shares of OAKU are entitled to such dividends as may be declared by the board of directors of OAKU. The Amended and Restated Memorandum and Articles of Association provide that dividends may be declared and paid out of the funds of OKAU lawfully available therefor. Under the laws of the Cayman Islands, OAKU may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of the share premium of OKAU if this would result in OAKU being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights.    Voting at any meeting of shareholders of OAKU is by way of a poll save that in the case of a physical meeting, the chairman of the meeting may decide that a vote be on a show of hands unless a poll is demanded by:

•        at least three shareholders present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorised representative for the time being entitled to vote at the meeting;

•        shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorised representative representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and

•        shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorised representative and holding shares in OAKU conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders of OAKU requires the affirmative vote of a simple majority of the votes attaching to the shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to the Amended and Restated Memorandum and Articles of Association, a reduction of share capital and the winding up of OAKU. Shareholders of OAKU may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders.    As a Cayman Islands exempted company, OAKU is not obliged by the Companies Act (As Revised) of the Cayman Islands to call shareholders’ annual general meetings. The Amended and Restated Memorandum and Articles of Association provide that unless required by the Companies Act (As Revised) of the Cayman Islands, OAKU shall not be required in each year to hold a general meeting as its annual general meeting. If so required, then an annual general meeting shall be held in each year at such time and place as may be determined by the Board and shall specify the meeting as such in the notices calling it. All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world and at one or more locations, as a hybrid meeting or as an electronic meeting, as may be determined by the board of directors of OAKU in its absolute discretion.

Shareholders’ general meetings may be convened by the chairperson of the board of directors or by a majority of the board of directors of OAKU. Advance notice of not less than ten clear days is required for the convening of annual general shareholders’ meeting (if any) and any other general meeting of shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in OAKU entitled to vote at such general meeting.

The Companies Act (As Revised) of the Cayman Islands does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. These rights may be provided in a company’s articles of association. However, the Amended and Restated Memorandum and Articles of Association do not provide shareholders of OAKU with such rights.

Transfer of Ordinary Shares.    Subject to the restrictions set out below, shareholders of OAKU may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by the relevant stock exchange or any other form approved by the board of directors of OAKU. Notwithstanding the foregoing, ordinary shares of OAKU may also be transferred in accordance with the applicable rules and regulations of the relevant stock exchange.

The board of directors of OKAU may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which OKAU has a lien. The board of directors of OAKU may also decline to register any transfer of any ordinary share unless:

•        the instrument of transfer is lodged with OAKU, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as the board of directors of OAKU may reasonably require to show the right of the transferor to make the transfer;

•        the instrument of transfer is in respect of only one class of ordinary shares;

•        the instrument of transfer is properly stamped, if required;

•        in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

•        a fee of such maximum sum as the relevant stock exchange may determine to be payable or such lesser sum as the directors of OAKU may from time to time require is paid to OAKU in respect thereof.

If the directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the relevant stock exchange, be suspended and the register closed at such times and for such periods as the board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as the board of directors of OAKU may determine.

Liquidation.    On the winding up of OAKU, if the assets available for distribution amongst the shareholders of OAKU shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders of OAKU in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to OAKU for unpaid calls or otherwise. If the assets available for distribution are insufficient to repay all of the paid-up capital, such assets will be distributed so that, as nearly as may be, the losses are borne by the shareholders of OAKU in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares.    The board of directors of OAKU may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares.    OAKU may issue shares on terms that such shares are subject to redemption, at the option of OAKU or at the option of the holders of these shares, on such terms and in such manner as may be determined by its board of directors. OAKU may also repurchase any of its shares on such terms and in such manner as have been approved by its board of directors. Under the Companies Act (As Revised) of the Cayman Islands, the redemption or repurchase of any share may be paid out of OAKU’s profits, share premium account or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if OAKU can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act (As Revised) of the Cayman Islands no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if OAKU has commenced liquidation. In addition, OAKU may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares.    Whenever the capital of OAKU is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares.    The Amended and Restated Memorandum and Articles of Association authorizes the board of directors of OAKU to issue additional ordinary shares from time to time as the board of directors shall determine, to the extent of available authorized but unissued shares.

The Amended and Restated Memorandum and Articles of Association also authorizes the board of directors of OAKU to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

•        the designation of the series;

•        the number of shares of the series;

•        the dividend rights, dividend rates, conversion rights and voting rights; and

•        the rights and terms of redemption and liquidation preferences.

The board of directors of OAKU may issue preference shares without action by shareholders of OAKU to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records.    Holders of [ordinary shares of OKAU] will have no general right under Cayman Islands law to inspect or obtain copies of a list of shareholders or the corporate records of OKAU. However, the Amended and Restated Memorandum and Articles of Association have provisions that provide OAKU’s shareholders the right to inspect the register of shareholders without charge, and to receive the annual audited financial statements of OAKU.

Anti-Takeover Provisions.    Some provisions of in the Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of OAKU or management that shareholders may consider favorable, including provisions that:

•        authorize the board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by shareholders; and

•        limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, directors of OAKU may only exercise the rights and powers granted to them under the Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of OAKU.

Exempted Company.    OAKU is an exempted company with limited liability under the Companies Act (As Revised) of the Cayman Islands. The Companies Act (As Revised) of the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•        does not have to file an annual return of its shareholders with the Registrar of Companies;

•        is not required to open its register of members for inspection;

•        does not have to hold an annual general meeting;

•        may issue shares with no par value;

•        may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as an exempted limited duration company; and

•        may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Cayman Corporate Law

The Companies Act (As Revised) of the Cayman Islands is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act (As Revised) of the Cayman Islands and the current Companies Act of England.

Mergers and Similar Arrangements.    The Companies Act (As Revised) of the Cayman Islands permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act (As Revised) of the Cayman Islands. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act (As Revised) of the Cayman Islands also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and a majority in number of each class of creditors with whom the arrangement is to be made, and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•        the statutory provisions as to the required majority vote have been met;

•        the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•        the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act (As Revised) of the Cayman Islands.

The Companies Act (As Revised) of the Cayman Islands also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make.

The Companies Act (As Revised) of the Cayman Islands also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act (As Revised) of the Cayman Islands; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act (As Revised) of the Cayman Islands, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits.    In principle, OAKU will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

•        a company acts or proposes to act illegally or ultra vires;

•        the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

•        those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against OAKU where the individual rights of that shareholder have been infringed or are about to be infringed.

The Amended and Restated Memorandum and Articles of Association contains a provision by which shareholders of OAKU waive any claim or right of action that they may have, both individually and on behalf of OAKU, against any director in relation to any action or failure to take action by such director in the performance of his or her duties with or for OAKU, except in respect of any fraud, willful default or dishonesty of such director.

Indemnification of Directors and Executive Officers and Limitation of Liability.    Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Amended and Restated Memorandum and Articles of Association provide that that OAKU shall indemnify its directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, wilful default or fraud, in or about the conduct of OAKU’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning OAKU or its affairs in any court whether in the Cayman Islands or elsewhere.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties.    As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent.    Cayman Islands law permits OAKU to eliminate the right of shareholders to act by written consent and the Amended and Restated Memorandum and Articles of Association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with the Amended and Restated Memorandum and Articles of Association and may not be taken by written consent of the shareholders without a meeting.

Shareholder Proposals.    The Companies Act (As Revised) of the Cayman Islands does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. These rights may be provided in a company’s articles of association. However, the Amended and Restated Memorandum and Articles of Association do not provide shareholders of OAKU with such rights and do not provide shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, OAKU is not obliged by law to call shareholders’ annual general meetings.

Removal of Directors.    Under the Amended and Restated Memorandum and Articles of Association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of shareholders of OAKU. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between OAKU and the director, if any; but no such term shall be implied in the absence of express provision. Under the Amended and Restated Memorandum and Articles of Association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to OAKU; (iv) without special leave of absence from the board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of the Amended and Restated Memorandum and Articles of Association.

Transactions with Interested Shareholders.    Cayman Islands law does not regulate transactions between a company and its significant shareholders. However, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up.    Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares.    Under the Amended and Restated Memorandum and Articles of Association, if the share capital of OAKU is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents.    Under Cayman Islands law, the Amended and Restated Memorandum and Articles of Association may only be amended with a special resolution of the shareholders of OAKU.

Rights of Non-resident or Foreign Shareholders.    There are no limitations imposed by the Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on ordinary shares of OAKU. In addition, there are no provisions in the Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Other Securities

The following description summarizes all of the material terms of our other securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to the forms of warrant agreement and rights agreement which have previously been filed as part of our filings with the Securities and Exchange Commission.

Units

Each unit has an offering price of $10.00 and consists of one Class A Ordinary Share, one right and one redeemable warrant. Each right entitles the holder thereof to receive one-sixth (1/6th) of one Class A Ordinary Share upon consummation of our initial business combination. We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise be addressed in accordance with the applicable provisions of Cayman Islands law. As a result, you must hold rights in multiples of 10 to receive shares for all of your rights upon closing of a business combination.

Preference share

Our Amended and Restated Memorandum and Articles of Association provides that preference shares may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares outstanding at the date hereof. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares are being issued or registered as of the date of this proxy statement.

Public Warrants

There are 5,000,000 Public Warrants outstanding as of the record date for the extraordinary general meeting that were issued in our IPO. Each redeemable warrant entitles the holder thereof to purchase one full Class A ordinary share at a price of $11.50 per share, subject to adjustment, as described in this prospectus, at any time commencing on the later of (i) 12 months from the closing of this offering or (ii) 30 days after the completion of our initial business combination. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue Class A ordinary shares upon exercise of a warrant unless Class A ordinary shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Class A ordinary share underlying such unit.

Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective within 120 days after the closing of our initial business combination, public warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, we may call the warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•        if, and only if, the reported last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of our Class A ordinary shares may fall below the $18.00 trigger price, as well as the $11.50 warrant exercise price after the redemption notice is issued.

If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of ordinary shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such ordinary shares under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Class A ordinary shares issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Class A ordinary shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, our sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.9% (or such other amount as a holder may specify) of the Class A ordinary shares outstanding immediately after giving effect to such exercise.

If the number of outstanding Class A ordinary shares is increased by a share dividend payable in ordinary shares, or by a split-up of ordinary shares or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding Class A ordinary shares. A rights offering to holders of Class A ordinary shares entitling holders to purchase Class A ordinary shares at a price less than the fair market value will be deemed a share dividend of a number of Class A ordinary shares equal to the product of (i) the number of Class A ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A ordinary shares) and (ii) one (1) minus the quotient of (x) the price per ordinary share paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A ordinary shares, in determining the price payable for Class A ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A ordinary shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A ordinary shares on account of such Class A ordinary shares (or other shares into which the warrants are convertible), other than (a) as described above, (b) certain Class A ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to redeem 100% of our Class A ordinary shares if we do not complete our initial business combination within 12 months (or up to 18 months if we extend the period of time to consummate a business combination by the full amount of time) from the closing of this or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each ordinary share in respect of such event.

If the number of outstanding Class A ordinary shares is decreased by a consolidation, combination or reclassification of Class A ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reclassification or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Class A ordinary shares.

Whenever the number of Class A ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Class A ordinary shares so purchasable immediately thereafter.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A ordinary shares and any voting rights until they exercise their warrants and receive Class A ordinary shares. After the issuance of Class A ordinary shares upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by shareholders.

In addition, if (x) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares held by our sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the Market Value is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares to be issued to the warrant holder.

Private Placement Warrants

The 343,125 Private Warrants underlying the Private Units are issued and outstanding that were issued to the Sponsor in a private placement to be completed simultaneously with our IPO in an amount of $3,431,250 with our Sponsor for the purchase of 343,125 Private Units.

The private warrants will be identical to the public warrants underlying the units being offered by this prospectus except that such private warrants will be exercisable (even if a registration statement covering the Class A ordinary shares issuable upon exercise of such warrants is not effective) on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates.

We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could sell the Class A ordinary shares issuable upon exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

In order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $1,151,000 of such working capital loans may be convertible into private placement-equivalent units at a price of $10.00 per warrant (which, for example, would result in the holders being issued 60,000 Class A ordinary shares if $600,000 of notes were so converted as well as 60,000 private rights to receive 10,000 Class A ordinary shares, and 60,000 private warrants to purchase 60,000 Class A ordinary shares upon the consummation of an initial business combination), at the option of the lender. Such units would be identical to the private placement units, including as to exercise price, exercisability and exercise period of the warrants underlying such units. The terms of such working capital loans by our sponsor or its affiliates, or our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

In addition, holders of our private placement warrants are entitled to certain registration rights and any private placement warrants held by our sponsor will not be exercisable more than five years from the effective date of the registration statement of which this prospectus forms a part.

Our sponsor has agreed not to transfer, assign or sell any of the private placement units, private placement shares or private placement warrants (including the Class A ordinary shares issuable upon exercise of any of these warrants) until the date that is 30 days after the date we complete our initial business combination, except that any such securities may be transferred or sold prior to the completion of our initial business combination (1) among the insiders, to our officers, directors, advisors and employees, any affiliates or family members of any of our officers or directors, any members of our sponsor, or any affiliates of our sponsor,(2) to an insider’s affiliates or its members upon its liquidation, (3) in the case of an individual, by gift to a member of one of the members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization, (4) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (5) in the case of an individual, pursuant to a qualified domestic relations order, (6) by private sales or transfers made at prices no greater than the price at which the securities were originally purchased, (7) by private sales at negotiated prices, which transfers are not effected until the consummation of an initial business combination, (8) in the event of our liquidation prior to the completion of our initial business combination; (9) by virtue of the Cayman Islands laws or our sponsor’s limited liability company agreement upon dissolution of our sponsor; (10) in the event of our liquidation, merger, share exchange, reorganization or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to our completion of our initial business combination or (11) transfers to us for cancellation in connection with the consummation of an initial business combination, in each case (except for clauses (8) through (11)) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements and the escrow agreement, and by the same agreements entered into by our sponsor with respect to such securities (including provisions relating to the escrow agreement, voting, the trust account and liquidation distributions described elsewhere in this prospectus).

Rights

There are 5,750,000 Public Rights and 343,125 Private Rights outstanding as of [•], 2023. Except in cases where we are not the surviving company in a business combination, each holder of a right will automatically receive one-sixth (1/6) of one Class A ordinary share upon consummation of our initial business combination, even if the holder of a public right redeemed all Class A ordinary shares held by it in connection with the initial business combination or an amendment to our certificate of incorporation with respect to our pre-business combination activities. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert its rights in order to receive the one-sixth (1/6) of one Class A ordinary share underlying each right upon consummation of the business combination. No additional consideration will be required to be paid by a holder of rights in order to receive its additional Class A ordinary share upon consummation of an initial business combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of ours). If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the Class A ordinary shares will receive in the transaction on an as-converted into Class A ordinary share basis.

We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman Islands Law. As a result, you must hold rights in multiples of six in order to receive shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial business combination. Additionally, in no event will we be required to net cash settle the rights. Accordingly, the rights may expire worthless.

Dividends

We have not paid any cash dividends on our Class A Ordinary Shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our Class A Ordinary Share, warrant agent for our warrants and rights agent for our rights is Continental Stock Transfer & Trust Company, 1 State Street, New York, New York 10004. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent, right agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Authorized but Unissued Shares

The authorized but unissued ordinary share and preference share are available for future issuance without shareholder approval, subject to any limitations imposed by the listing standards of The Nasdaq Stock Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary share and preference share could make more difficult or discourage an attempt to obtain control of OAKU by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum Provisions in Our Right Agreement and Warrant Agreement

Our right agreement and our warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the right agreement and the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the right agreement and the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act, the Securities Act, or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants or rights shall be deemed to have notice of and to have consented to the forum provisions in our right agreement and our warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the right agreement or the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court

for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants or rights, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such right and/or warrant holder in any such enforcement action by service upon such right and/or warrant holder’s counsel in the foreign action as agent for such right and/or warrant holder.

This choice-of-forum provision may limit a right and/or warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our right agreement or our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and Board of Directors.

Rule 144

Pursuant to Rule 144 promulgated by the SEC under the Securities Act, as may be amended from time to time (“Rule 144”), a person who has beneficially owned restricted Class A Ordinary Share or warrants for at least six months would be entitled to sell their securities provided, that, (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted Class A Ordinary Share or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of 1% of the total number of Class A Ordinary Share then outstanding, or the average weekly reported trading volume of the Class A Ordinary Share during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale. Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of the date of this proxy statement, we had 7,530,625 Ordinary Share outstanding. Of these shares, 5,750,000 shares sold in our IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144. All of the Initial

Shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. If the business combination is approved, the our Ordinary Share we issue to the Huajin securityholders pursuant to the Merger Agreement will be restricted securities for purposes of Rule 144.

As of the date of this proxy statement, there are 7,530,625 warrants of the Company outstanding, consisting of 5,750,000 public warrants originally sold as part of the units issued in the Company’s IPO and 315,000 private placement warrants that were acquired by the Sponsor. Each warrant is exercisable for one Class A Ordinary Share, in accordance with the terms of the Warrant Agreement governing the warrants. The public warrants are freely tradable. In addition, we will be obligated to file no later than 15 business days after the Closing a registration statement under the Securities Act covering the 7,530,625 Class A Ordinary Share that may be issued upon the exercise of the public warrants, and cause the registration statement to become effective and maintain the effectiveness of such registration statement until the expiration of the warrants.

EXPERTS

The consolidated financial statements of Huajin (China) Holdings Limited as of December 31, 2022 and 2021 and for the year then ended included in this proxy statement have been so included in reliance on the report of Fortune CPA, Inc, an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding Huajin’s ability to continue as a going concern) appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Oak Woods Acquisition Corporation as of December 31, 2022 and for the fiscal period from March 11, 2022 (date of formation) to December 31, 2022 have been so included in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding Oak Woods’s ability to continue as a going concern) appearing elsewhere in this proxy statement, given on the authority of said firm as experts in auditing and accounting.

SHAREHOLDER PROPOSALS AND OTHER MATTERS

Shareholders who wish to present proposals for inclusion in the Company’s proxy materials for the next annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. The next annual meeting date is unknown at this time. Once a tentative date is set by the Company’s Board of Directors, it will be disclosed in a subsequent quarterly report on Form 10-Q or current report on Form 8-K filed by the Company, which will also include the time period within which shareholder proposals must be submitted to the Company in order to be considered for inclusion in the Company’s proxy materials for that meeting. Under SEC rules, you must have continuously held for at least one year prior to the submission of the proposal (and continue to hold through the date of the meeting) at least $2,000 in market value, or 1%, of our outstanding stock in order to submit a proposal which you seek to have included in the Company’s proxy materials. We may, subject to SEC review and guidelines, decline to include any proposal in our proxy materials.

Shareholders who wish to make a proposal at the next annual meeting, other than one that will be included in our proxy materials, must notify us a reasonable time before the Company mails the proxy statement for the next annual meeting, however, if a shareholder fails to notify us of a proposal a reasonable time before the proxy statement is mailed, the proxies that management solicits for the meeting will confer discretionary authority to vote on the shareholder’s proposal if it is properly brought before the meeting.

Management of OAKU knows of no other matters which may be brought before the OAKU extraordinary general meeting. If any matter other than the Proposals described in this proxy statement should properly come before the extraordinary general meeting, however, the persons named in the enclosed proxies will vote proxies in accordance with their judgment on those matters.

Householding Information

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if shareholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the shareholders should follow the instructions described below. Similarly, if an address is shared with another shareholder and together both of the shareholders would like to receive only a single set of our disclosure documents, the shareholders should follow these instructions:

•        If the shares are registered in the name of the shareholder, the shareholder should contact us at our offices at Oak Woods Acquisition Corporation, 101 Roswell Drive, Nepean, Ontario, K2J 0H5, Canada, Attn: Chief Financial Officer or by telephone at (+1) 403-561-7755, to inform us of the request; or

•        If a bank, broker or other nominee holds the shares, the shareholder should contact the bank, broker or other nominee directly.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

OAKU is subject to the informational requirements of the Exchange Act, and is required to file reports, proxy statements and other information with the SEC. You can read OAKU’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov. If you would like to request a copy of this proxy statement or the documents attached as annexes to this proxy statement, or if you have questions about the business combination or the proposals to be presented at the extraordinary general meeting, you should contact the Company by writing to or calling us at the following address and telephone number and we will provide the requested documents to you without charge:

Oak Woods Acquisition Corporation
101 Roswell Drive, Nepean, Ontario, K2J 0H5, Canada
Attn: Chief Financial Officer
Telephone: (+1) 403-561-7755

You may also obtain these documents by requesting them in writing or by telephone from the Company’s proxy solicitation agent at the following address and telephone number:

[•]

If you are a shareholder of the Company and would like to request documents, please do so no later than five business days before the extraordinary general meeting in order to receive them before the extraordinary general meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement relating to OAKU has been supplied by OAKU, and all such information relating to Huajin has been supplied by Huajin. Information provided by either OAKU or Huajin does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement of OAKU for the extraordinary general meeting. Neither OAKU nor Huajin has authorized anyone to give any information or make any representation about the Business Combination, OAKU or Huajin that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement, unless the information specifically indicates that another date applies.

This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF
OAK WOODS ACQUISITION CORPORATION

PAGE
UNAUDITED CONDENSED BALANCE SHEETS AS OF SEPTEMBER 30, 2023 AND DECEMBER 31, 2022	F-3
UNAUDITED CONDENSED STATEMENTS OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND FOR THE PERIOD FROM MARCH 11, 2022 (INCEPTION) THROUGH SEPTEMBER 30, 2022	F-4
UNAUDITED CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT) FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022	F-5
UNAUDITED CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT) FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND FOR THE PERIOD FROM MARCH 11, 2022 (INCEPTION) THROUGH SEPTEMBER 30, 2022	F-6
UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND FOR THE PERIOD FROM MARCH 11, 2022 (INCEPTION) THROUGH SEPTEMBER 30, 2022	F-7
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS	F-8
PAGE
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-25
BALANCE SHEETS AS OF DECEMBER 31, 2022	F-26

STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED DECEMBER 31, 2022 AND FOR THE PERIODS FROM MARCH 11, 2022 (INCEPTION) THROUGH DECEMBER 31, 2022, AND FROM MARCH 11, 2022 (INCEPTION) THROUGH JUNE, 2022

F-27
STATEMENTS OF CHANGES IN SHAREHOLDER’S DEFICIT FOR THE PERIOD FROM MARCH 11, 2022 (INCEPTION) THROUGH JUNE 30, 2022 AND SIX MONTHS ENDED DECEMBER 31, 2022	F-28
STATEMENTS OF CASH FLOWS FOR THE PERIOD FROM MARCH 11, 2022 (INCEPTION) THROUGH DECEMBER 31, 2022 AND FROM MARCH 11, 2022 (INCEPTION) THROUGH JUNE 30, 2022	F-29
NOTES TO FINANCIAL STATEMENTS	F-30

INDEX TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS OF
HUAJIN (CHINA) HOLDINGS LIMITED

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF
HUAJIN (CHINA) HOLDINGS LIMITED

OAK WOODS ACQUISITION CORPORATION
UNAUDITED CONDENSED BALANCE SHEETS

	September 30, 2023	December 31, 2022
Assets
Current Assets:
Cash	$527,023	$33,478
Other current assets	35,000	—
Total Current Assets	562,023	33,478

Investments held in the Trust Account	59,971,790	—
Deferred offering costs	—	234,428
Total Assets	$60,533,813	$267,906

Liabilities, Ordinary Shares Subject to Possible Redemption and Shareholders’ Equity (Deficit)
Current liabilities:
Promissory note – related party	$—	$295,000
Due to a related party	60,000	—
Accrued expenses and other payable	334,924	14,208
Derivative Warrant Liability – Private Warrant	18,500	—
Total Current Liabilities	413,424	309,208

Deferred underwriting commission	2,012,500	—
Total Liabilities	2,425,924	309,208

COMMITMENTS AND CONTINGENCIES (Note 6)

Class A ordinary shares subject to possible redemption, $0.0001 par value; 50,000,000 shares authorized; 5,750,000 and nil shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively, at redemption value	56,434,057	—

Shareholders’ Equity (Deficit):
Preferred shares, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding as of September 30, 2023 and December 31, 2022	—	—
Class A ordinary shares, $0.0001 par value, 500,000,000 shares authorized, 343,125 and nil shares issued and outstanding as of September 30, 2023 and December 31, 2022 (excluding 5,750,000 and nil shares subject to possible redemption as of September 30, 2023 and December 31, 2022, respectively)	34	—
Class B ordinary shares, $0.0001 par value, 50,000,000 shares authorized, 1,437,500 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	144	144
Additional paid-in capital	685,520	24,856
Retained earnings (accumulated deficit)	988,134	(66,302)
Total Shareholders’ Equity (Deficit)	1,673,832	(41,302)
Total Liabilities, Ordinary Shares Subject to Possible Redemption and Shareholders’ Equity (Deficit)	$60,533,813	$267,906

The accompanying notes are an integral part of the unaudited condensed financial statements

OAK WOODS ACQUISITION CORPORATION
UNAUIDTED CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30, 2023	For the Period from March 11, 2022 (Inception) through September 30, 2022
	2023	2022
Formation and operating costs	$251,764	$—	$473,680	$12,642
Operating expenses	(251,764)	—	(473,680)	(12,642)

Other income:
Interest income	4,346	—	18,676	—
Income earned on investments held in Trust Account	770,154	—	1,465,540	—
Changes in fair value of warrant liabilities	(7,400)	—	43,900	—
Total other income	767,100	—	1,528,116	—

Net income (loss) attributable to ordinary shares	$515,336	$—	$1,054,436	$(12,642)

Basic and diluted weighted average shares outstanding, redeemable ordinary shares	5,750,000	—	3,917,582	—
Basic and diluted net income per ordinary share, redeemable ordinary shares	$0.17	$—	0.56	—
Basic and diluted weighted average shares outstanding, non-redeemable ordinary shares*	1,780,625	1,250,000	1,671,277	1,250,000
Basic and diluted net loss per ordinary share, non-redeemable ordinary shares	$(0.26)	$(0.00)	(0.68)	(0.01)

____________

*        The basic and diluted weighted average shares outstanding, non redeemable ordinary shares for the period from March 11, 2022 (inception) through September 30, 2022 excludes an aggregate of up to 187,500 shares of Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. On March 28, 2023, the over-allotment option was fully exercised.

The accompanying notes are an integral part of these unaudited condensed financial statements

OAK WOODS ACQUISITION CORPORATION
UNAUDITED CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

	Preferred stock		Ordinary Shares				Additional Paid-in Capital	Subscription Receivable	Retained Earnings (Accumulated Deficit)	Total Shareholder’s Equity (Deficit)
			Class A		Class B
	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of June 30, 2023	—	$—	343,125	$34	1,437,500	$144	$3,151,495	$—	$472,798	$3,624,471
Accretion of redeemable ordinary shares to redemption value	—	—	—	—	—	—	(2,465,975)	—	—	(2,465,975)
Net income	—	—	—	—	—	—	—	—	515,336	515,336
Balance as of September 30, 2023	—	$—	343,125	$34	1,437,500	$144	$685,520	$—	$988,134	$1,673,832

Balance as of June 30, 2022	—	$—	—	$—	1,437,500	$144	$24,856	$(25,000)	$(12,642)	$(12,642)
Net loss	—	—	—	—	—	—	—	—	—	—
Balance as of September 30, 2022	—	$—	—	$—	1,437,500	$144	$24,856	$(25,000)	$(12,642)	$(12,642)

The accompanying notes are an integral part of these unaudited condensed financial statements

OAK WOODS ACQUISITION CORPORATION
UNAUDITED CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND FOR THE PERIOD FROM MARCH 11, 2022
(INCEPTION) THROUGH SEPTEMBER 30, 2022

	Preferred stock		Ordinary Shares				Additional Paid-in Capital	Subscription Receivable	Retained Earnings (Accumulated Deficit)	Total Shareholder’s Equity (Deficit)
			Class A		Class B
	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of December 31, 2022	—	$—	—	$—	1,437,500	$144	$24,856	$—	$(66,302)	$(41,302)
Sale of public units in initial public offering	—	—	5,750,000	575	—	—	57,499,425	—	—	57,500,000
Sale of private placement units	—	—	343,125	34	—	—	3,431,216	—	—	3,431,250
Allocation of fair value of private warrants	—	—	—	—	—	—	(62,400)	—	—	(62,400)
Underwriting commission	—	—	—	—	—	—	(3,162,500)	—	—	(3,162,500)
Offering costs	—	—	—	—	—	—	(611,595)	—	—	(611,595)
Reclassification of common stock subject to redemption	—	—	(5,750,000)	(575)	—	—	(51,578,905)	—	—	(51,579,480)
Accretion of redeemable ordinary shares to redemption value	—	—	—	—	—	—	(4,854,577)	—	—	(4,854,577)
Net income	—	—	—	—	—	—	—	—	1,054,436	1,054,436
Balance as of September 30, 2023	—	$—	343,125	$34	1,437,500	$144	$685,520	$—	$988,134	$1,673,832

Balance as of March 11, 2022 (Inception)	—	$—	—	$—	—	$—	$—	$—	$—	$—
Founder shares issued to initial shareholder	—	—	—	—	1,437,500	144	24,856	(25,000)	—	—
Net loss	—	—	—	—	—	—	—	—	(12,642)	(12,642)
Balance as of September 30, 2022	—	$—	—	$—	1,437,500	$144	$24,856	$(25,000)	$(12,642)	$(12,642)

The accompanying notes are an integral part of these unaudited condensed financial statements

OAK WOODS ACQUISITION CORPORATION
UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30, 2023	For the Period from March 11, 2022 (Inception) through September 30, 2022
Cash Flows from Operating Activities:
Net income (loss)	$1,054,436	$(12,642)
Adjustments to reconcile net loss to net cash used in operating activities:
Income earned on investments held in Trust Account	(1,465,540)	—
Changes in fair value of warrant liabilities	(43,900)	—
Changes in operating assets and liabilities:
Other current assets	(35,000)	—
Due to a related party	60,000	—
Accounts payable and accrued expenses	(61,065)	2,392
Net cash used in operating activities	(491,069)	(10,250)

Cash Flows from Investing Activities:
Purchase of investment held in Trust Account	(58,506,250)	—
Net cash used in investing activities	(58,506,250)	—

Cash Flows from Financing Activities:
Proceeds from sale of public units in Public Offering	57,500,000	—
Proceeds from sale of private placement units	3,431,250	—
Proceeds from related parties	85,340	145,000
Repayment of promissory note to a related party	(380,340)	—
Payment of underwriting commission	(1,150,000)	—
Capita contribution from the Sponsor		25,000
Payment of offering costs	(326,355)	(133,750)
Deposits received from a target company for business combination	330,969	—
Net cash provided by financing activities	59,490,864	36,250

Net change in cash	493,545	26,000
Cash at beginning of period	33,478	—
Cash at end of period	$527,023	$26,000

Supplemental disclosure of non-cash financing activities:
Initial classification of common stock subject to redemption	$51,579,480	$—
Initial classification of derivative warrant liabilities – private warrant	$62,400	$—
Deferred underwriting’ commission fees payable	$2,012,500	$—
Accretion of carrying value to redemption value of redeemable ordinary shares	$4,854,577	$—
Offering costs paid by the Sponsor on behalf of the Company	$—	$50,000

The accompanying notes are an integral part of these unaudited condensed financial statements

OAK WOODS ACQUISITION CORPORATION
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1 — Organization, Business Operation and Going Concern Consideration

Oak Woods Acquisition Corporation (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on March 11, 2022. The Company was formed for the purpose of entering into a merger, stock exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses (the “Business Combination”).

On August 11, 2023, Oak Woods Acquisition Corporation, an exempted company incorporated in the Cayman Islands (“Oak Woods”), entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”) with Oak Woods Merger Sub, Inc. , a Cayman Islands corporation and a wholly owned subsidiary of Oak Woods (“Merger Sub”), Huajin (China) Holdings Limited, a Cayman Islands corporation (“Huajin”) and Xuehong Li , in his capacity as the representative of the Huajin shareholders (“Shareholders’ Representative” or otherwise hereinafter referred to as “Founder”). Pursuant to the terms of the Merger Agreement, and subject to the satisfaction or waiver of certain conditions set forth therein, Merger Sub will merge with and into Huajin (the “Merger”), with Huajin surviving the merger in accordance with the Companies Act (As Revised) of the Cayman Islands as a wholly- owned subsidiary of Oak Woods. As of September 30, 2023, the Company had not commenced any operations, except as related to the prospective Merger. All other activities through September 30, 2023 were related to the Company’s formation and the initial public offering (“IPO” as defined below in Note 3), and searching for a Business Combination target. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the IPO. The Company has selected December 31 as its fiscal year end.

The Company’s founder and sponsor, Whale Bay International Company Limited is a British Virgin Islands (“BVI”) company (the “Sponsor”).

The registration statement for the Company’s IPO became effective on March 22, 2023 and was published to EDGAR as March 23, 2023. On March 28, 2023, the Company consummated the IPO of 5,750,000 units (the “Public Units’), including the full exercise of the over-allotment option of 750,000 Units granted to the underwriters. The Public Units were sold at an offering price of $10.00 per unit generating gross proceeds of $57,500,000. Simultaneously with the IPO, the Company sold to its Sponsor 343,125 units at $10.00 per unit (the “Private Units”) in a private placement generating total gross proceeds of $3,431,250, which is described in Note 4. Each Unit consists of one share of Class A ordinary share of the Company, par value $0.0001 per share (the “Shares”), one redeemable warrant entitling its holder to purchase one Share at a price of $11.50 per Share, and one right to receive one-sixth (1/6) of one share upon the consummation of the Company’s initial business combination.

Transaction costs amounted to $3,774,095, consisted of $1,150,000 of underwriting fees, $2,012,500 of deferred underwriting fees (payable only upon completion of a Business Combination) and $611,595 of other offering costs. As of September 30, 2023, cash of $527,023 was held outside of the Trust Account (as defined below) and is available for the payment of offering costs and for working capital purposes.

Upon the closing of the IPO and the private placement on March 28, 2023, a total of $58,506,250 was placed in a trust account (the “Trust Account”) maintained by Continental Stock Transfer & Trust Company as a trustee and will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and that invest only in direct U.S. government treasury obligations. These funds will not be released until the earlier of the completion of the initial Business Combination and the liquidation due to the Company’s failure to complete a Business Combination within the applicable period of time. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public shareholders. In addition, interest income earned on the funds in the Trust Account may be released to the Company to pay its income or other tax obligations. With these exceptions, expenses incurred by the Company may be paid prior to a business combination only from the net proceeds of the IPO and private placement not held in the Trust Account.

OAK WOODS ACQUISITION CORPORATION
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1 — Organization, Business Operation and Going Concern Consideration (cont.)

Pursuant to Nasdaq listing rules, the Company’s initial Business Combination must occur with one or more target businesses having an aggregate fair market value equal to at least 80% of the value of the funds in the Trust account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the Trust Account), which the Company refers to as the 80% test, at the time of the execution of a definitive agreement for its initial Business Combination, although the Company may structure a Business Combination with one or more target businesses whose fair market value significantly exceeds 80% of the trust account balance. If the Company is no longer listed on Nasdaq, it will not be required to satisfy the 80% test. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide its holders of the outstanding Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.175 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The Public Shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the IPO in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the shares of ordinary share voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the Company’s Sponsor and any of the Company’s officers or directors that may hold Founder Shares (as defined in Note 5) (the “Initial Shareholders”) and the underwriters have agreed (a) to vote their Founder Shares, Private Shares (as defined in Note 4), and any Public Shares purchased during or after the IPO in favor of approving a Business Combination and (b) not to convert any shares (including the Founder Shares) in connection with a shareholder vote to approve, or sell the shares to the Company in any tender offer in connection with, a proposed Business Combination.

The Initial Shareholders have agreed (a) to waive their redemption rights with respect to the Founder Shares, Private Shares, and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose, or vote in favor of, an amendment to the Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have twelve months from the closing of the IPO to consummate a Business Combination (the “Initial Period”). If the Company anticipates that it may not be able to consummate its initial Business Combination within twelve months, it may, by resolution of the board if requested by the Sponsor, extend the period of time to consummate a Business Combination up to two times, each by an additional three months for a total

OAK WOODS ACQUISITION CORPORATION
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1 — Organization, Business Operation and Going Concern Consideration (cont.)

of up to 15 months or 18 months to complete a Business Combination (each period as so extended, an “Extended Period”), subject to the Sponsor depositing additional funds into the Trust Account in the amount of $575,000 (or $0.10 per unit), on or prior to the date of the applicable deadline, for each three month extension. The Initial Period will automatically be extended to 15 months, and any Extended Period will automatically be extended to 18 or 21 months, as applicable, if the Company has filed (a) a Form 8-K including a definitive merger or acquisition agreement or (b) a proxy statement, registration statement or similar filing for an initial business combination.

If the Company is unable to complete a Business Combination within the applicable period mentioned above (“Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest (less up to $50,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then Public Shares in issue, which redemption will completely extinguish the rights of the holders of Public Shares as Members (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Members and the Directors, liquidate and dissolve, subject in each case, to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of Applicable Law.

The Initial Shareholders have agreed to waive their liquidation rights with respect to the Insider Shares and Private Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Shareholders acquire Public Shares in or after the IPO, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than $10.175.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (excluding the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.175 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.175 per share due to reductions in the value of the trust assets, in each case less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable), nor will it apply to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims.

Going Concern Consideration

As of September 30, 2023, the Company had $527,023 in cash and working capital of $148,599. The Company’s liquidity needs prior to the consummation of the IPO had been satisfied through a payment from the Sponsor of $25,000 for the Insider Shares and the loan under an unsecured promissory note from the Sponsor of $500,000 (see Note 5). Subsequent to the consummation of the Initial Public Offering, the Company’s liquidity has been satisfied through the net proceeds from the Initial Public Offering and the Private Placement proceeds that are due from the Sponsor.

OAK WOODS ACQUISITION CORPORATION
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1 — Organization, Business Operation and Going Concern Consideration (cont.)

The Company has incurred and expects to continue to incur significant professional costs to remain as a publicly traded company and to incur significant transaction costs in pursuit of the consummation of a Business Combination. In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, it would repay such loaned amounts at that time. Up to $1,151,000 of such Working Capital Loans may be converted upon completion of a Business Combination into units at a price of $10.00 per unit. Such units would be identical to the Private Units.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. In addition, if the Company is unable to complete a Business Combination within the Combination Period, the Company’s board of directors would proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company. There is no assurance that the Company’s plans to consummate a Business Combination will be successful within the Combination Period. As a result, management has determined that such additional condition also raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statement. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Additionally, the military action commenced in February 2022 by the Russian Federation and Belarus in the country of Ukraine and related economic sanctions, and a series of terror attacks commenced in October 2023 by Hamas militants and members of other terrorist organizations infiltrating Israel’s southern border from the Gaza Strip and the ensuing war between the State of Israel and Harakat al-Muqawama al-Islamiya (Islamic Resistance Movement) or “Hamas,” could trigger global geopolitical, trade, political, or sanctions risks, as well as the risk of regional or international expansion of the conflict, including isolated conflicts or terrorist attacks outside of the immediate conflict area, as a result of which the Company’s ability to consummate a Business Combination, or the operations of a target business with which the Company ultimately consummates a Business Combination, may be materially and adversely affected. In addition, the Company’s ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by these events, including as a result of increased market volatility, or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all. The impact of this action and related sanctions on the world economy and the specific impact on the Company’s financial position, results of operations and/or ability to consummate a Business Combination are not yet determinable. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 — Significant accounting policies

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance

OAK WOODS ACQUISITION CORPORATION
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 2 — Significant accounting policies (cont.)

with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

Certain information and note disclosures normally included in the financial statements prepared in accordance with US GAAP have been condensed. As such, the information included in these financial statements should be read in conjunction with the audited financial statements as of December 31, 2022 filed with the SEC on Form S-1 on March 20, 2023. In the opinion of the Company’s management, these condensed financial statements include all adjustments, which are only of a normal and recurring nature, necessary for a fair statement of the Company’s financial position as of September 30, 2023 and the Company’s results of operations and cash flows for the periods presented. The results of operations for the three and nine months ended September 30, 2023 are not necessarily indicative of the results to be expected for the full year ending December 31, 2023.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2023.

OAK WOODS ACQUISITION CORPORATION
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 2 — Significant accounting policies (cont.)

Investments Held in Trust Account

The Company’s portfolio of investments held in the Trust Account is comprised of investments in money market funds that invest in U.S. government securities. These securities are presented on the balance sheet at fair value at the end of each reporting period. Earnings on investments held in the Trust Account are included in interest earned on investments held in the Trust Account in the accompanying unaudited statements of operations. The estimated fair value of investments held in the Trust Account is determined using available market information.

Offering Costs Associated with Initial Public Offering

The Company complies with the requirements of the Financial Accounting Standard Board (the “FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A — “Expenses of Offerings.” Offering costs, consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering, were charged to shareholders’ equity upon the completion of the Initial Public Offering.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations.

Ordinary Share Subject to Possible Redemption

The Company accounts for its ordinary share subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary share subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary share (including ordinary share that feature redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, ordinary share is classified as shareholders’ equity. The Company’s Class A ordinary shares features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A ordinary shares subject to possible redemption is presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

The Company has made a policy election in accordance with ASC 480-10-S99-3A and recognizes changes in redemption value in additional paid-in capital (or accumulated deficit in the absence of additional paid-in capital) over an expected 12-month period leading up to a Business Combination. As of September 30, 2023, the Company recorded accretion of $4,854,577.

OAK WOODS ACQUISITION CORPORATION
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 2 — Significant accounting policies (cont.)

For issued warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations.

As of September 30, 2023, the amount of Class A ordinary shares subject to possible redemption reflected in the balance sheet are reconciled in the following table:

Gross proceeds	$57,500,000
Less:
Proceeds allocated to public warrants	1,003,390
Proceeds allocated to public rights	1,293,815
Allocation of offering costs related to redeemable shares	3,623,315
Plus
Accretion of carrying value to redemption value	4,854,577
Class A ordinary shares subject to possible redemption	$56,434,057

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

FASB ASC Topic 820 “Fair Value Measurements and Disclosures” defines fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between the buyer and the seller at the measurement date. In determining fair value, the valuation techniques consistent with the market approach, income approach and cost approach shall be used to measure fair value. FASB ASC Topic 820 establishes a fair value hierarchy for inputs, which represent the assumptions used by the buyer and seller in pricing the asset or liability. These inputs are further defined as observable and unobservable inputs. Observable inputs are those that buyer and seller would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the inputs that the buyer and seller would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1

Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2

Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

Level 3	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

OAK WOODS ACQUISITION CORPORATION
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 2 — Significant accounting policies (cont.)

The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the consolidated balance sheet. The fair values of cash, other payables, and promissory note due to sponsor are estimated to approximate the carrying values as of September 30, 2023 and December 31, 2022 due to the short maturities of such instruments. See Note 9 for the disclosure of the Company’s assets and liabilities that were measured at fair value on a recurring basis.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company’s tax provision is zero for the three and nine months ended September 30, 2023. The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States.

Management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net Income (Loss) Per Share

The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. The statements of operations include a presentation of income (loss) per redeemable share and income (loss) per non-redeemable share following the two-class method of income per share. In order to determine the net income (loss) attributable to both the redeemable shares and non-redeemable shares, the Company first considered the undistributed income (loss) allocable to both the redeemable shares and non-redeemable shares and the undistributed income (loss) is calculated using the total net income (loss) less any dividends paid. The Company then allocated the undistributed income (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable shares. Any remeasurement of the accretion to redemption value of the common shares subject to possible redemption was considered to be dividends paid to the public shareholders. As of September 30, 2023 and December 31, 2022, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted income (loss) per share is the same as basic income (loss) per share for the period presented.

OAK WOODS ACQUISITION CORPORATION
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 2 — Significant accounting policies (cont.)

The net income (loss) per share presented in the statements of operations is based on the following:

	For the Three months ended September 30,		For the Nine Months Ended September 30, 2023	For the Period from March 11, 2022 (Inception) through September 30, 2022
	2023	2022
Net income (loss)	$515,336	$—	$1,054,436	$(12,642)
Accretion of redeemable ordinary shares to redemption value	(2,465,975)	—	(4,854,576)	—
Net loss including accretion of redeemable ordinary shares to redemption value	$(1,950,639)	$—	$(3,800,140)	$(12,642)
	Three months ended September 30,
	2023		2022
	Redeemable Shares	Non-Redeemable Shares	Redeemable Shares	Non-Redeemable Shares
Basic and diluted net income (loss) per ordinary shares
Numerator:
Allocation of net loss	$(1,489,408)	$(461,231)	$—	$—
Accretion of redeemable ordinary shares to redemption value	2,465,975	—	—	—
Allocation of net income (loss)	$976,567	$(461,231)	$—	$—

Denominator:
Basic and diluted weighted average shares outstanding	5,750,000	1,780,625	—	1,250,000
Basic and diluted net income (loss) per ordinary share	0.17	(0.26)	—	(0.00)
	Nine Months Ended September 30, 2023		For the period from March 11, 2022 (inception) through September 30, 2022
	Redeemable Shares	Non-Redeemable Shares	Redeemable Shares	Non-Redeemable Shares
Basic and diluted net income (loss) per ordinary shares
Numerator:
Allocation of net loss	$(2,663,757)	$(1,136,383)	$—	$(12,642)
Accretion of redeemable ordinary shares to redemption value	4,854,576	—	—	—
Allocation of net income (loss)	$2,190,819	$(1,136,383)	$—	$(12,642)

Denominator:
Basic and diluted weighted average shares outstanding	3,917,582	1,671,277	—	1,250,000
Basic and diluted net income (loss) per ordinary share	0.56	(0.68)	—	(0.01)

OAK WOODS ACQUISITION CORPORATION
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 2 — Significant accounting policies (cont.)

Recent Accounting Pronouncements

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2024 for the Company and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.

Note 3 — Initial Public Offering

On March 28, 2023, the Company sold 5,750,000 Units at a price of $10.00 per Units (including the full exercise of the over-allotment option of 750,000 Units granted to the underwriters), generating gross proceeds of $57,500,000. Each Unit consists of one share of Class A ordinary share, one right (“Public Right”), and one redeemable warrant (“Public Warrant”). Each Public Right will convert into one-sixth (1/6) of a share of Class A ordinary share upon the consummation of an initial Business Combination. Each Public Warrant entitles the holder to purchase one share of Class A ordinary share at a price of $11.50 per share, subject to adjustment, and each six rights entitle the holder thereof to receive one share of Class A ordinary share at the closing of an initial Business Combination. The Company will not issue fractional shares. As a result, Public Rights may only be converted in multiples of six. The Warrants will become exercisable on the later of the 30 days after completion of the Company’s initial Business Combination or 12 months from the closing of the IPO, and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation.

Note 4 — Private Placement

Simultaneously with the closing of the IPO, The Sponsor purchased an aggregate of 343,125 Private Units at a price of $10.00 per Private Unit for an aggregate purchase price of $3,431,250 in a private placement. The Private Units are identical to the Public Units except with respect to certain registration rights and transfer restrictions. The Private Warrants will be identical to the Public Warrants, except that the Private Warrants will be entitled to registration rights, and the Private Warrants (including the Class A ordinary shares issuable upon the exercise of the Private Warrants) will not be transferable, assignable or salable until after the completion of a Business Combination, except to permitted transferees. The proceeds from the Private Units were added to the proceeds from the IPO to be held in the Trust Account. If the Company does not complete a Business Combination within 12 months (or up to 21 months, as described in more detail in Note 1), the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Units and all underlying securities will expire worthless.

Note 5 — Related Party Transactions

Founder shares

On October 25, 2022, the sponsor acquired 2,156,250 Class B ordinary shares for an aggregate purchase price of $25,000. As of October 25, 2022, the sponsor assigned 800,000 to our initial board of directors and advisor Space Frontier Investment Holding Limited. On February 10, 2023, our sponsor surrendered, and we cancelled, an aggregate of 718,750 Class B ordinary shares held by our sponsor pursuant to a share surrender agreement dated January 13, 2023. As a result, as of February 10, 2023 there were 1,437,500 Class B ordinary

OAK WOODS ACQUISITION CORPORATION
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 5 — Related Party Transactions (cont.)

shares (“founders shares”) issued and outstanding, among which, up to 187,500 shares are subject to forfeiture by the sponsor to the extent that the underwriters’ over-allotment option is not exercised in full. The underwriters over-allotment was exercised in full upon our initial public offering that closed on March 28, 2023. The aggregate capital contribution was $25,000, or approximately $0.017 per share. Specifically, our sponsor assigned, for nominal consideration, 420,000 Class B shares to Space Frontier Investment Holding Limited, 350,000 shares to Fen Zhang, our former CEO and Chairman of the board of directors, and 10,000 shares to each of our independent directors including John O’Donnell, Mitchell Cariaga, and Lauren Simmons. The transfer of the founders shares from the sponsor to Space Frontier Investment Holding Limited and our directors included restrictions on the sale or transfer of those shares, as well as other rights and obligations, identical to that between us and our sponsor, except that only our sponsor is obligated to forfeit shares in the event that no over-allotment option is exercised in connection with the closing of our initial public offering.

The Initial Shareholders have agreed to forfeit up to 187,500 Insider Shares to the extent that the over-allotment option is not exercised in full so that the Initial Shareholders collectively own 20% of the number of Class A ordinary shares and Class B ordinary shares outstanding shares upon completion of the Proposed Public Offering (assuming the Initial Shareholders do not purchase any Public Shares in the IPO and excluding the Private Units). As of September 30, 2023, 1,437,500 Insider Shares were issued and outstanding and none of the Insider Share are subject to forfeiture as a result of the underwriters’ full exercise of the over-allotment option on March 28, 2023.

The sponsor, as well as our advisor Space Frontier Investment Holding Limited, and our current and past directors have agreed not to transfer, assign or sell its founder shares until the earlier to occur of: (i) one year after the date of the consummation of the Company’s Initial Business Combination or (ii) the date on which the closing price of the Company’s Class A ordinary shares equals or exceeds $12.50 per Class A ordinary share (as adjusted for share subdivisions, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing six months after our initial business combination.

The sponsor or affiliates of the sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as the Company may require, of which up to $1,151,000 of such loans may be convertible into up to an additional 115,100 Private Units at a price of $10.00 per unit (the “Working Capital Units”), and, in connection therewith, will issue and deliver up to an aggregate of 115,100 rights (the “Working Capital Rights”) and 115,100 warrants (the “Working Capital Warrants”). Working Capital Warrants are not transferrable (except to certain permitted transferees as described in the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company, until after the consummation by the Company of an initial Business Combination. Working Capital Warrants are issuable in the same form as the Public Warrants, except that they shall not be redeemable by the us so long as they are held by their initial purchasers or any of permitted transferees thereof.

Promissory Note — Related Party

On July 15, 2022, the sponsor has agreed to loan the Company up to $500,000 to be used for a portion of the expenses of the Proposed Public Offering. This loan is non-interest bearing, unsecured and is due at the earlier of (1) the closing of the Proposed Public Offering or (2) the date on which the Company determines not to conduct an initial public offering of its securities. Effective on March 28, 2023, the Company and the sponsor entered into an extension agreement pursuant to which the sponsor agreed to extend the promissory note to May 31, 2023.

In June 2023, the Company repaid promissory notes due to the sponsor. As of September 30, 2023, the Company had no promissory notes due to related parties.

OAK WOODS ACQUISITION CORPORATION
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 5 — Related Party Transactions (cont.)

Administrative Services Agreement

The Company is obligated, commencing on March 28, 2023, to pay the sponsor a monthly fee of $10,000 for general and administrative services. However, pursuant to the terms of such agreement, the Company may delay payment of such monthly fee upon a determination by the audit committee that the Company lacks sufficient funds held outside the trust to pay actual or anticipated expenses in connection with the initial Business Combination. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of our initial Business Combination.

For the three and nine months ended September 30, 2023, the Company accrued administrative service expenses of $30,000 and $60,000, respectively. As of September 30, 2023, the Company did not pay the service fee to the sponsor.

Note 6 — Commitments & Contingencies

Registration Rights

The holders of the founder shares, private placement units, Class A ordinary shares underlying the private placement warrants, and securities that may be issued upon conversion of working capital loans will have registration rights to require the Company to register a sale of any of its securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These holders will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. Notwithstanding the foregoing, the underwriters may not exercise their demand and “piggyback” registration rights after five and seven years, respectively, after the effective date of the registration statement of which this prospectus forms a part and may not exercise their demand rights on more than one occasion.

Underwriting Agreement

The Company has granted EF Hutton, division of Benchmark Investments, LLC, the representative of the underwriters a 45-day option from the date of this offering to purchase up to 750,000 additional Units to cover over-allotments, if any, at the IPO price less the underwriting discounts and commissions. On March 28, 2023, the underwriters fully exercised the over-allotment option to purchase 750,000 units, generating gross proceeds to the Company of $7,500,000 (see Note 3).

The underwriters were paid a cash underwriting discount of 2.0% of the gross proceeds of the IPO, or $1,150,000. In addition, the underwriters are entitled to a deferred underwriting fee of 3.5% of the gross proceeds of the IPO, or $2,012,500, which will be paid upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.

Note 7 — Shareholder’s Equity

Preferred Stock — The Company is authorized to issue 5,000,000 shares of preference stock, $0.0001 par value, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of September 30, 2023, there were no preferred stock issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 500,000,000 shares of Class A ordinary shares with a par value of $0.0001 per share. As of September 30, 2023, there were 343,125 shares of Class A ordinary shares issued or outstanding (excluding 5,750,000 shares subject to possible redemption).

Class B Ordinary Shares — The Company is authorized to issue 50,000,000 shares of Class B ordinary shares with a par value of $0.0001 per share. On October 25, 2022, the Company issued 2,156,250 shares of Class B ordinary shares. On February 10, 2023, our sponsor surrendered, and we cancelled, an aggregate of 718,750 Class B

OAK WOODS ACQUISITION CORPORATION
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 7 — Shareholder’s Equity (cont.)

ordinary shares held by our sponsor pursuant to a share surrender agreement dated January 13, 2023. As a result, as of February 10, 2023 there were 1,437,500 Class B ordinary shares (“founders shares”) issued and outstanding. As of September 30, 2023, there were 1,437,500 shares of Class B ordinary shares issued and outstanding. As a result of the underwriters’ full exercise of the over-allotment option on September 30, 2023, there are no Insider Share subject to forfeiture.

Rights — Except in cases where the Company is not the surviving company in a Business Combination, each holder of a right will automatically receive one-sixth (1/6) of a share of Class A ordinary share upon consummation of the Company’s initial Business Combination, even if the holder of such right redeemed all shares of Class A ordinary share held by it in connection with the initial Business Combination or an amendment to the Company’s certificate of incorporation with respect to the Company’s pre-business combination activities. In the event the Company will not be the surviving company upon completion of its initial Business Combination, each holder of a right will be required to affirmatively convert its rights in order to receive the one-sixth (1/6) of a share underlying each right upon consummation of the Business Combination. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares of Class A ordinary share upon consummation of an initial Business Combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company). If the Company enters into a definitive agreement for a Business Combination in which it will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the Class A ordinary share will receive in the transaction on an as-converted into Class A ordinary share basis.

The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. As a result, a holder must hold rights in multiples of six in order to receive shares for all of its rights upon closing of a Business Combination. If the Company is unable to complete an initial Business Combination within the required time period and it liquidates the funds held in the Trust Account, holders of warrants and rights will not receive any of such funds with respect to their warrants and rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants and rights, and the warrants and rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the warrants and rights may expire worthless.

Warrants — Each warrant entitles the registered holder to purchase one share of Class A ordinary shares at a price of $11.50 per share, subject to certain adjustments, at any time commencing on the later of (i) 12 months from the closing of the Proposed Public Offering, or (ii) 30 days after the completion of the Company’s Initial Business Combination.

However, no warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such shares of Class A ordinary shares. Notwithstanding the foregoing, if a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective within 120 days from the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire five years after the completion of the Company initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

In addition, if (x) the Company issues additional shares of Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the Company’s initial Business Combination at a Newly Issued Price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith

OAK WOODS ACQUISITION CORPORATION
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 7 — Shareholder’s Equity (cont.)

by the Company’s board of directors and, in the case of any such issuance to the Company’s initial shareholders or their affiliates, without taking into account any founders’ shares held by the Company’s initial shareholders or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of the Company’s initial Business Combination (net of redemptions), and (z) the Market Value is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Company may call the warrants for redemption, in whole and not in part, at a price of $0.01 per warrant:

•        at any time while the warrants are exercisable,

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder,

•        if, and only if, the reported last sale price of the ordinary shares equals or exceeds $18.00 per share, for any 20 trading days within a 30 trading day period ending on the third trading day prior to the notice of redemption to warrant holders (the “Force-Call Provision”), and

•        if, and only if, there is a current registration statement in effect with respect to the Class A ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the warrants for redemption, the Company’s management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of shares of Class A ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Except as described above, no public warrants will be exercisable and the Company will not be obligated to issue shares of Class A ordinary shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of Class A ordinary shares issuable upon exercise of the warrants is current and the shares of Class A ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, the Company has agreed to use its best efforts to meet these conditions and to maintain a current prospectus relating to the shares of Class A ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, the Company cannot assure that it will be able to do so and, if the Company does not maintain a current prospectus relating to the shares of Class A ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and the Company will not be required to settle any such warrant exercise. If the registration statement relating to the shares of Class A ordinary shares issuable upon the exercise of the warrants is not current or if the shares of Class A ordinary shares is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the Company will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

OAK WOODS ACQUISITION CORPORATION
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 8 — Derivative Warrant Liabilities

As of September 30, 2023, the Company had 343,125 Private Warrants outstanding. The Private Warrants are recognized as warrant liabilities and subsequently measured at fair value.

The private warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in the Initial Public Offering except that the private warrants will be entitled to registration rights. The private warrants will be exercisable (even if a registration statement covering the Class A ordinary shares issuable upon exercise of such warrants is not effective) on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates. The private warrants (including the Class A ordinary shares issuable upon exercise of the private warrants) will not be transferable, assignable or saleable until 30 days after the completion of our initial business combination except to permitted transferees.

Note 9 — Fair Value Measurements

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

As of September 30, 2023, the carrying values of cash, and other payables approximated their fair values due to the short-term nature of the instruments. The Company’s portfolio of investments held in the Trust Account is comprised of cash held in trust account. The fair value for trading securities is determined using quoted market prices in active markets.

As noted in Note 8, the Company has concluded that its Private Warrants should be presented as liabilities with subsequent fair value remeasurement. The Private Warrants are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of Private Warrants in the statements of operations.

OAK WOODS ACQUISITION CORPORATION
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 9 — Fair Value Measurements (cont.)

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at September 30, 2023 and indicates the fair value of held to maturity securities as follows.

	Level	September 30, 2023
Description
Assets:
Cash held in trust account	1	$59,971,790

Liabilities:
Derivative Warrant Liability – Private Warrant	2	$18,500

Initial Measurement

The fair value of the Private Warrants was estimated using Binomial Model on March 28, 2023.

The Private Warrants were classified within Level 3 of the fair value hierarchy at the measurement dates due to the use of unobservable inputs. The estimated fair value of the Private Warrants is determined using Level 3 inputs. Inherent in these valuations are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its ordinary shares based on historical and implied volatilities of select peer companies as well as its own that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

The key inputs into the Binomial Model for the Private Warrants were as follows at initial measurement:

March 28, 2023
Volatility	9.30%
Stock price	10.00
Expected life of the warrants to convert	5.76
Risk free rate	3.63%
Dividend yield	0.00%

Subsequent Measurement

The Company’s Public Warrants began trading separately on March 28, 2023. The Private Warrants were estimated using the Public Warrants publicly listed trading price, the value of the public and private warrants is approximately the same, as such the private warrants were reclassified to level 2.

The following table provides a summary of the changes in the fair value of the Company’s Level 3 Private Warrants that are measured at fair value on a recurring basis:

Initial measurement of Private Warrants on March 28, 2023	$62,400
Changes in fair value of Private Warrants	—
Fair value at March 31, 2023	62,400
Changes in fair value of Private Warrants	(51,300)
Private Warrants fair value changes from Level 3 to Level 2	(11,100)
Fair value at September 30, 2023	$—

OAK WOODS ACQUISITION CORPORATION
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 9 — Fair Value Measurements (cont.)

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. The estimated fair value of the Private Warrants transferred from a Level 3 measurement to a Level 2 fair value measurement during the nine months ended September 30, 2023 was $11,100.

Note 10 — Merger Agreement and Related Matters

On August 11, 2023, the Company entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”) with Oak Woods Merger Sub, Inc., a Cayman Islands corporation and a wholly owned subsidiary of the Company (“Merger Sub”), Huajin (China) Holdings Limited, a Cayman Islands corporation (“Huajin”) and Xuehong Li , in his capacity as the representative of the Huajin shareholders (“Shareholders’ Representative” or otherwise hereinafter referred to as “Founder”). Pursuant to the terms of the Merger Agreement, and subject to the satisfaction or waiver of certain conditions set forth therein, Merger Sub will merge with and into Huajin (the “Merger”), with Huajin surviving the merger in accordance with the Companies Act (As Revised) of the Cayman Islands as a wholly-owned subsidiary of the Company (the transactions contemplated by the Merger Agreement and the related ancillary agreements, the “Business Combination”).

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of Oak Woods Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Oak Woods Acquisition Corp. (the “Company”) as of December 31, 2022 and June 30, 2022, the related statements of operations, changes in shareholder’s deficit and cash flows for period from March 11, 2022 (inception) through December 31, 2022 and from March 11, 2022 (inception) through June 30, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and June 30, 2022, and the results of its operations and its cash flows for period from March 11, 2022 (inception) through December 31, 2022 and from March 11, 2022 (inception) through June 30, 2022 in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 3 to the financial statements. The Company had a working capital deficit as of December 31, 2022 and lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 and Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

We have served as the Company’s auditor since 2022.

New York, NY
February 17, 2023
Firm ID: 5395

OAK WOODS ACQUISITION CORPORATION
BALANCE SHEETS

	December 31, 2022	June 30, 2022
Asset
Cash	$33,478	$—
Total Current Asset	33,478	—

Other Asset
Deferred offering costs	234,428	133,750
Total Non-current Asset	234,428	133,750
Total Assets	$267,906	$133,750

Liabilities and Shareholder’s Deficit
Due to related parties	—	144,000
Promissory note – related party	295,000	—
Accrued expenses and other payable	14,208	2,392
Total Current Liabilities	$309,208	$146,392

Commitments and Contingencies

Shareholder’s Deficit:
Preferred shares, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value, 500,000,000 shares authorized, none issued and outstanding	—	—
Class B ordinary shares, $0.0001 par value, 50,000,000 shares authorized, 1,437,500 shares issued and outstanding(1)(2)	144	144
Additional paid-in capital	24,856	24,856
Subscription receivable	—	(25,000)
Accumulated deficit	(66,302)	(12,642)
Total Shareholder’s Deficit	(41,302)	(12,642)
Total Liabilities and Shareholder’s Deficit	$267,906	$133,750

____________

(1)      Giving retroactive effect to issued founders shares of 1,437,500 to the initial shareholders on February 10, 2023.

(2)      This number includes an aggregate of up to 187,500 shares of Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of these financial statements.

OAK WOODS ACQUISITION CORPORATION
STATEMENTS OF OPERATIONS

	For the three six ended December 31, 2022	For the Period from March 11, 2022 (Inception) through December 31, 2022	For the period from March 11, 2022 (Inception) through June 30, 2022
Formation and operating costs	$53,913	$66,556	$12,642
Operating expenses	(53,913)	(66,556)	(12,642)
Interest income	253	253	—
Net loss	$(53,660)	$(66,302)	$(12,642)

Basic and diluted weighted average, non-redeemable ordinary shares outstanding(1)(2)	1,250,000	1,250,000	1,250,000

Basic and diluted net loss per non-redeemable ordinary share	$(0.04)	$(0.05)	$(0.01)

____________

(1)      Giving retroactive effect to issued founders shares of 1,437,500 to the initial shareholders on February 10, 2023.

(2)      This number excludes an aggregate of up to 187,500 shares of Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of these financial statements.

OAK WOODS ACQUISITION CORPORATION
STATEMENTS OF CHANGES IN SHAREHOLDER’S DEFICIT

			Ordinary Shares				Additional Paid-in Capital	Subscription Receivable	Accumulated Deficit	Total Shareholder’s Deficit
	Preferred stock		Class A		Class B
	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of March 11, 2022 (Inception)	—	$—	—	$—	—	$—	$—	$—	$—	$—
founder shares issued to initial shareholder(1)(2)	—	—	—	—	1,437,500	144	24,856	(25,000)	—	—
Net loss	—	—	—	—	—	—	—	—	(12,642)	(12,642)
Balance as of June 30, 2022	—	$—	—	$—	1,437,500	$144	$24,856	$(25,000)	$(12,642)	$(12,642)
founder shares issued to initial shareholder(1)(2)	—	—	—	—	—	—	—	25,000	—	25,000
Net loss	—	—	—	—	—	—	—	—	(53,660)	(53,660)
Balance as of December 31, 2022	—	$—	—	$—	1,437,500	$144	$24,856	$—	$(66,302)	$(41,302)

____________

(1)      Giving retroactive effect to issued founders shares of 1,437,500 to the initial shareholders on February 10, 2023.

(2)      This number includes an aggregate of up to 187,500 shares of Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of these financial statements.

OAK WOODS ACQUISITION CORPORATION
STATEMENTS OF CASH FLOWS

	For the six months ended December 31, 2022	For the Period from March 11, 2022 (Inception) through December 31, 2022	For the period from March 11, 2022 (Inception) through June 30, 2022
Cash Flows from Operating Activities:
Net loss	$(53,660)	$(66,302)	$(12,642)
Changes in operating assets and liabilities:
Accrued expenses and other payable	11,816	14,208	2,392
Net Cash Used in Operating Activities	(41,844)	(52,094)	(10,250)

Cash Flows from Financing Activities:
Proceeds from issuance of ordinary shares to initial shareholders	25,000	25,000	—
Proceeds from related parties	151,000	295,000	144,000
Payment of issuance cost	(100,687)	(234,428)	(133,750)
Net Cash Provided by Financing Activities	75,322	85,572	10,250

Net Change in Cash	33,478	33,478	—

Cash, Beginning of the Period	—	—	—
Cash, End of the Period	$33,478	$33,478	$—

The accompanying notes are an integral part of these financial statements.

OAK WOODS ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization, Business Operation and Going Concern Consideration

Oak Woods Acquisition Corporation (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on March 11, 2022. The Company was formed for the purpose of entering into a merger, stock exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company has not selected any Business Combination target and it has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any Business Combination target with respect to the Business Combination. Although there is no restriction or limitation on what industry or geographic region our target operates in, it is our intention to pursue prospective targets that are in the public and private healthcare, medical services and technology-enabled healthcare services sectors.

As of December 31, 2022, the Company had not commenced any operations. For the period from March 31, 2022 (inception) through December 31, 2022, the Company’s efforts have been limited to organizational activities as well as activities related to the Proposed Public Offering (as defined below). The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering.

The Company’s founder and sponsor, Whale Bay International Company Limited is a British Virgin Islands (“BVI”) company (the “sponsor”). The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (the “Proposed Public Offering,” see Note 3) and a private placement of Private Units (as defined below) to the initial shareholder (the “Private Placement,” see Note 4).

The Company’s initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting discounts and commissions and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for the post-transaction company not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to complete a Business Combination successfully.

Upon the closing of the Proposed Public Offering, management has agreed that $10.175 per Public Unit (as defined below) sold in the Proposed Public Offering, including the proceeds of the sale of the Private Units, will be held into a U.S.-based trust account (“Trust Account”) with Continental Stock Transfer & Trust Company acting as trustee. The funds held in the Trust Account will be invested only in U.S. government treasury bills, bonds or notes with a maturity of 185 days or less, or in money market funds meeting the applicable conditions of Rule 2a-7 promulgated under the Investment Company Act which invest solely in direct U.S. government treasury, so that the Company are not deemed to be an investment company under the Investment Company Act. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay the Company’s tax obligation, the proceeds from the Proposed Public Offering and the sale of the Private Units that are deposited and held in the Trust Account will not be released from the Trust Account until the earliest to occur of (i) the completion of the initial Business Combination, (ii) the redemption of any public shares (“Public Shares”) properly submitted in connection with a shareholder vote to amend the amended and restated certificate of incorporation (a) to modify the substance or timing of its obligation to allow redemption in connection with its initial Business Combination or to redeem 100% of the Company’s Public Shares if it does not complete the initial Business Combination within 12 months (or up to 18 months if the Company extends the period of time to complete a Business Combination) from the effective date of the Proposed Public Offering or (b) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity and (iii) the redemption of 100% of the Company’s Public Shares if it is unable to complete the Business Combination within the required time frame, subject to applicable law. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors which could have higher priority than the claims of the Company’s public shareholders.

OAK WOODS ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization, Business Operation and Going Concern Consideration (cont.)

The ordinary shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will consummate a Business Combination and, solely if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination. The Company will have only 12 months (or up to 18 months if the Company extends the period of time to complete a Business Combination) from the closing of the Proposed Public Offering to complete the initial Business Combination (the “Combination Period”). If the Company is unable to complete the initial Business Combination within the Combination Period, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s taxes (less up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and its board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The founder shares (as defined in Note 5) are designated as Class B ordinary shares and, except as described below, are identical to the Class A ordinary shares included in the Public Units being sold in this Proposed Public Offering, and holders of founder shares have the same shareholder rights as public shareholders, except that (a) the founder shares are subject to certain transfer restrictions, as described in more detail below; (b) the Company’s sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to their founder shares, private shares and public shares in connection with the completion of the Company’s Initial Business Combination, (ii) waive their redemption rights with respect to their founder shares, private shares and public shares in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the Company’s public shares if the Company do not complete the Company’s initial business combination within 12 months (or up to 18 months if the Company extend the period of time to consummate a business combination by the full amount of time) from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, and (iii) waive their rights to liquidating distributions from the Trust Account with respect to their founder shares if the Company fails to complete its initial Business Combination within 12 months (or up to 18 months if we extend the period of time to consummate a business combination by the full amount of time) from the closing of this offering, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete its Initial Business Combination within such time period; (c) pursuant to the letter agreement, the sponsor, officers and directors have agreed to vote any founder shares held by them and any Public Shares purchased during or after Proposed Public Offering (including in open market and privately negotiated transactions) in favor of the Company’s initial business combination. If the Company submits the initial business combination to the public shareholders for a vote, the Company will complete the initial business combination only if a majority of the outstanding shares of ordinary shares voted are voted in favor of the initial business combination; and (d) the founder shares are entitled to registration rights.

The sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or by a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per public share or (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party who executed a waiver of any

OAK WOODS ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization, Business Operation and Going Concern Consideration (cont.)

and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.

However, the Company has not asked its sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether its sponsor has sufficient funds to satisfy their indemnity obligations and believe that its sponsor’s only assets are securities of the company. Therefore, the Company cannot assure that its sponsor would be able to satisfy those obligations. None of the officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Going Concern Consideration

As of December 31, 2022, the Company had a working capital deficiency of $275,730. The Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans to address this need for capital through the Proposed Public Offering are discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the Combination Period. On July 15, 2022, the sponsor agreed to loan the Company up to an aggregate amount of $500,000 as discussed in Note 5 to be used, in part, for transaction costs incurred in connection with the Proposed Public Offering. The financial statements do not include any adjustments that might result from the Company’s inability to consummate the Proposed Public Offering or a Business Combination to continue as a going concern.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statement. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

Additionally, as a result of the military action commenced in February 2022 by the Russian Federation and Belarus in the country of Ukraine and related economic sanctions, the Company’s ability to consummate a Business Combination, or the operations of a target business with which the Company ultimately consummates a Business Combination, may be materially and adversely affected. In addition, the Company’s ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by these events, including as a result of increased market volatility, or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all. The impact of this action and related sanctions on the world economy and the specific impact on the Company’s financial position, results of operations and/or ability to consummate a Business Combination are not yet determinable. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 — Significant accounting policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other

OAK WOODS ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

Note 2 — Significant accounting policies (cont.)

public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

Deferred Offering Costs

Deferred offering costs consist of legal expenses incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to shareholders’ equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of December 31, 2022 and June 30, 2022, the Company recorded deferred offering costs of $234,428 and $133,750 as a component of assets.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

OAK WOODS ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

Note 2 — Significant accounting policies (cont.)

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations.

Net Loss Per Ordinary Share

Net loss per ordinary share is computed by dividing net loss by the weighted average number of Class B ordinary shares outstanding during the period, excluding Class B ordinary shares subject to forfeiture by the sponsor. Weighted average shares were reduced for the effect of an aggregate of 187,500 shares of Class B ordinary shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 5). At December 31, 2022 and June 30, 2022, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into Class A ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company’s tax provision is zero for the period from March 11, 2022 (inception) through December 31, 2022. The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States.

OAK WOODS ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

Note 2 — Significant accounting policies (cont.)

Management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months. The Company’s tax provision is zero for the period from March 11, 2022 (inception) through December 31, 2022.

Recent Accounting Pronouncements

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2024 for the Company and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.

Note 3 — Proposed Public Offering

Pursuant to the Proposed Public Offering, the Company intends to offer for sale 5,000,000 units, (or 5,750,000 units if the underwriters’ over-allotment option is exercised in full) (the “Public Units). Each Public Unit has an offering price of $10.00 and consists of one share of the Company’s Class A ordinary shares, one right to receive one-sixth (1/6) of one Class A ordinary share upon the consummation of an initial business combination, and one redeemable warrants with each warrant to acquire one Class A ordinary share. The Company will not issue fractional shares. As a result, the warrants must be exercised in multiples of two in order to receive shares for all of rights. Each redeemable warrant entitles the holder thereof to purchase one Class A ordinary shares at a price of $11.50 per full share. The warrants will become exercisable on the later of 30 days after the completion of the Company’s initial Business Combination or 12 months from the closing of the Proposed Public Offering, and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation.

Note 4 — Private Placement

The sponsor has committed to purchase an aggregate of 315,000 private units (or 343,125 if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per private unit (approximately $3,150,000 in the aggregate or $3,431,250 if the underwriters’ over-allotment option is exercised in full) (the “Private Units”) in a Private Placement that will occur simultaneously with the closing of the Proposed Public Offering. Each Private Unit consists of one share of Class A ordinary shares, one right to receive one-sixth (1/6) of one Class A ordinary share upon the consummation of an initial business combination, and one non-redeemable warrants with each warrant to acquire one share of Class A ordinary shares.

The Private Units are identical to the Public Units sold in the Proposed Public Offering. However, the Company’s initial shareholders have agreed (A) to vote their founder shares (as defined below), private shares and any public shares purchased in or after this offering in favor of any proposed Business Combination, (B) not to propose, or vote in favor of, prior to and unrelated to an initial Business Combination, an amendment to the certificate of incorporation that would affect the substance or timing of the ability of public shareholders to exercise redemption rights or of the redemption obligation to redeem all public shares if the Company cannot complete an initial Business Combination within 12 months of the closing of this offering (or up to 18 months, if the Company extends the time to complete a Business Combination), unless the Company provides public shareholders an opportunity to redeem their public shares in conjunction with any such amendment, (C) not to redeem any shares, including founder shares, private shares and any public shares purchased in or after this offering into the right to

OAK WOODS ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

Note 4 — Private Placement (cont.)

receive cash from the Trust Account in connection with a shareholder vote to approve the Company’s proposed initial Business Combination or sell any shares to the Company in any tender offer in connection with our proposed initial Business Combination, and (D) that the founder shares and private shares shall not participate in any liquidating distribution upon winding up if a Business Combination is not consummated. The purchasers of the Private Units have also agreed not to transfer, assign or sell any of the Private Units or underlying securities (except to the same permitted transferees as the founder shares) until the completion of the Company’s initial Business Combination.

The Private Units sold in the Private Placement including the underlying securities and the working capital units that may be issued upon conversion of working capital loans including underlying securities may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

Note 5 — Related Party Transactions

Founder shares

On October 25, 2022, the sponsor acquired 2,156,250 Class B ordinary shares for an aggregate purchase price of $25,000. As of October 25, 2022, the sponsor assigned 800,000 to our initial board of directors and advisor Space Frontier Investment Holding Limited. As of December 31, 2022 and June 30, 2022, there were 2,156,250 founder shares issued and outstanding. On February 10, 2023, our sponsor surrendered, and we cancelled, an aggregate of 718,750 Class B ordinary shares held by our sponsor pursuant to a share surrender agreement dated January 13, 2023. As a result, as of February 10, 2023 there were 1,437,500 Class B ordinary shares (“founders shares”) issued and outstanding, among which, up to 187,500 shares are subject to forfeiture by the sponsor to the extent that the underwriters’ over-allotment option is not exercised in full. The aggregate capital contribution was $25,000, or approximately $0.017 per share. Specifically, our sponsor assigned, for nominal consideration, 420,000 Class B shares to Space Frontier Investment Holding Limited, 350,000 shares to Fen Zhang, our former CEO and Chairman of the board of directors, and 10,000 shares to each of our independent directors including John O’Donnell, Mitchell Cariaga, and Lauren Simmons. The transfer of the founders shares from the sponsor to Space Frontier Investment Holding Limited and our directors included restrictions on the sale or transfer of those shares, as well as other rights and obligations, identical to that between us and our sponsor, except that only our sponsor is obligated to forfeit shares in the event that no over-allotment option is exercised in connection with the closing of our initial public offering.

The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the number of Class A ordinary shares and Class B ordinary shares outstanding shares upon completion of the Proposed Public Offering. The Class B ordinary shares will automatically convert into shares of Class A ordinary shares at the time of the initial Business Combination, or at any time prior thereto at the discretion of the holder, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights.

The sponsor, as well as our advisor Space Frontier Investment Holding Limited, and our current and past directors have agreed not to transfer, assign or sell its founder shares until the earlier to occur of: (i) one year after the date of the consummation of the Company’s Initial Business Combination or (ii) the date on which the closing price of the Company’s Class A ordinary shares equals or exceeds $12.50 per Class A ordinary share (as adjusted for share subdivisions, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing six months after our initial business combination.

The sponsor or affiliates of the sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as the Company may require, of which up to $1,000,000 of such loans may be convertible into up to an additional 100,000 Private Units at a price of $10.00 per unit (the “Working Capital Units”), and, in connection therewith, will issue and deliver up to an aggregate of 100,000 rights (the “Working Capital Rights”) and 100,000 warrants (the “Working Capital Warrants”). Working Capital Warrants are not transferrable (except to certain permitted transferees as described in the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company, until after the consummation by the Company of an initial Business

OAK WOODS ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

Note 5 — Related Party Transactions (cont.)

Combination. Working Capital Warrants are issuable in the same form as the Public Warrants, except that they shall not be redeemable by the us so long as they are held by their initial purchasers or any of permitted transferees thereof.

Promissory Note — Related Party

On July 15, 2022, the sponsor has agreed to loan the Company up to $500,000 to be used for a portion of the expenses of the Proposed Public Offering. This loan is non-interest bearing, unsecured and is due at the earlier of (1) the closing of the Proposed Public Offering or (2) the date on which the Company determines not to conduct an initial public offering of its securities. The loan will be repaid upon the closing of the Proposed Public Offering out of the offering proceeds not held in the Trust Account.

As of June 30, 2022, the sponsor provided loans of $144,000 to the Company for payment of formation expenses of $10,250 and deferred offering costs of $133,750, respectively. The Company recorded the balance in the account of “Due to a related party” on the balance sheet. Upon the closing of the promissory note agreement, the Company reclassified the outstanding balance to the account of “Promissory note — related party” on the balance sheet. As of December 31, 2022, the sponsor provided promissory notes of aggregating $295,000.

Administrative Services Agreement

The Company is obligated, commencing on the date of Proposed Public Offering, to pay the sponsor a monthly fee of $10,000 for general and administrative services. However, pursuant to the terms of such agreement, the Company may delay payment of such monthly fee upon a determination by the audit committee that the Company lacks sufficient funds held outside the trust to pay actual or anticipated expenses in connection with the initial Business Combination. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of our initial Business Combination.

Note 6 — Commitments & Contingencies

Registration Rights

The holders of the founder shares, private placement units, Class A ordinary shares underlying the private placement warrants, and securities that may be issued upon conversion of working capital loans will have registration rights to require the Company to register a sale of any of its securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These holders will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. Notwithstanding the foregoing, the underwriters may not exercise their demand and “piggyback” registration rights after five and seven years, respectively, after the effective date of the registration statement of which this prospectus forms a part and may not exercise their demand rights on more than one occasion.

Underwriting Agreement

The Company will grant the underwriters a 45-day option from the date of Proposed Public Offering to purchase up to an additional 750,000 units to cover over-allotments, if any.

The Company expects to pay an underwriting discount of 2.0% of the gross proceeds of the Proposed Public Offering, or $1,000,000 (or up to $1,150,000 if the underwriters’ over-allotment is exercised in full) to the underwriters at the closing of the Proposed Public Offering. In addition, the underwriters will be entitled to a deferred fee of 3.5% of the gross proceeds of the Proposed Public Offering, or $1,750,000 (or up to $2,012,500 if the underwriters’ over-allotment is exercised in full) until the closing of the Business Combination.

OAK WOODS ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

Note 7 — Shareholder’s Equity

Preferred Stock — The Company is authorized to issue 5,000,000 shares of preference stock, $0.0001 par value, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2022 and June 30, 2022, there were no preferred stock issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 500,000,000 shares of Class A ordinary shares with a par value of $0.0001 per share. As of December 31, 2022 and June 30, 2022, there were no shares of Class A ordinary shares issued or outstanding.

Class B Ordinary Shares — The Company is authorized to issue 50,000,000 shares of Class B ordinary shares with a par value of $0.0001 per share. On October 25, 2022, the Company issued 2,156,250 shares of Class B ordinary shares. On February 10, 2023, our sponsor surrendered, and we cancelled, an aggregate of 718,750 Class B ordinary shares held by our sponsor pursuant to a share surrender agreement dated January 13, 2023. As a result, as of February 10, 2023 there were 1,437,500 Class B ordinary shares (“founders shares”) issued and outstanding. Of the 1,437,500 shares of Class B ordinary shares outstanding, an aggregate of up to 187,500 shares are subject to forfeiture to the Company by the sponsor for no consideration to the extent that the underwriter’s over-allotment option is not exercised in full or in part, so that the initial shareholder will collectively own 20% of the Company’s issued and outstanding shares of ordinary shares after the Proposed Public Offering (assuming they do not purchase any units in the Proposed Public Offering and excluding the shares of Class A ordinary shares underlying the Private Units) (See Note 3).

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Holders of the Class A ordinary shares and holders of the Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders, except as required by law.

Rights — Except in cases where the Company is not the surviving company in a Business Combination, each holder of a right will automatically receive one-sixth (1/6) of a share of common stock upon consummation of the Company’s initial Business Combination, even if the holder of such right redeemed all shares of common stock held by it in connection with the initial Business Combination or an amendment to the Company’s certificate of incorporation with respect to the Company’s pre-business combination activities. In the event the Company will not be the surviving company upon completion of its initial Business Combination, each holder of a right will be required to affirmatively convert its rights in order to receive the one-sixth (1/6) of a share underlying each right upon consummation of the Business Combination. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares of common stock upon consummation of an initial Business Combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company). If the Company enters into a definitive agreement for a Business Combination in which it will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted into common stock basis.

The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. As a result, a holder must hold rights in multiples of six in order to receive shares for all of its rights upon closing of a Business Combination. If the Company is unable to complete an initial Business Combination within the required time period and it liquidates the funds held in the Trust Account, holders of warrants and rights will not receive any of such funds with respect to their warrants and rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants and rights, and the warrants and rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the warrants and rights may expire worthless.

OAK WOODS ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

Note 7 — Shareholder’s Equity (cont.)

Warrants — Each warrant entitles the registered holder to purchase one share of Class A ordinary shares at a price of $11.50 per share, subject to certain adjustments, at any time commencing on the later of (i) 12 months from the closing of the Proposed Public Offering, or (ii) 30 days after the completion of the Company’s Initial Business Combination.

However, no warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such shares of Class A ordinary shares. Notwithstanding the foregoing, if a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective within 120 days from the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire five years after the completion of the Company initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

In addition, if (x) the Company issues additional shares of Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the Company’s initial Business Combination at a Newly Issued Price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Company’s initial shareholders or their affiliates, without taking into account any founders’ shares held by the Company’s initial shareholders or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of the Company’s initial Business Combination (net of redemptions), and (z) the Market Value is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Company may call the warrants for redemption, in whole and not in part, at a price of $0.01 per warrant:

•        at any time while the warrants are exercisable,

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder,

•        if, and only if, the reported last sale price of the ordinary shares equals or exceeds $18.00 per share, for any 20 trading days within a 30 trading day period ending on the third trading day prior to the notice of redemption to warrant holders (the “Force-Call Provision”), and

•        if, and only if, there is a current registration statement in effect with respect to the Class A ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the warrants for redemption, the Company’s management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of shares of Class A ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

OAK WOODS ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

Note 7 — Shareholder’s Equity (cont.)

Except as described above, no public warrants will be exercisable and the Company will not be obligated to issue shares of Class A ordinary shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of Class A ordinary shares issuable upon exercise of the warrants is current and the shares of Class A ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, the Company has agreed to use its best efforts to meet these conditions and to maintain a current prospectus relating to the shares of Class A ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, the Company cannot assure that it will be able to do so and, if the Company does not maintain a current prospectus relating to the shares of Class A ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and the Company will not be required to settle any such warrant exercise. If the registration statement relating to the shares of Class A ordinary shares issuable upon the exercise of the warrants is not current or if the shares of Class A ordinary shares is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the Company will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

The private warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in the Proposed Public Offering except that the private warrants will be entitled to registration rights. The private warrants will be exercisable (even if a registration statement covering the Class A ordinary shares issuable upon exercise of such warrants is not effective) on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates. The private warrants (including the Class A ordinary shares issuable upon exercise of the private warrants) will not be transferable, assignable or saleable until 30 days after the completion of our initial business combination except to permitted transferees.

Note 8 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through February 17, 2023 when the financial statements were issued. Based on this review, except as disclosed below, the Company did not identify any other subsequent events that would require adjustment or disclosure in the financial statements.

As disclosed in Note 7, on October 25, the Company issued 2,156,250 Class B ordinary shares to the initial shareholders for an aggregate purchase price of $25,000. On February 10, 2023, our sponsor surrendered, and we cancelled, an aggregate of 718,750 Class B ordinary shares held by our sponsor pursuant to a share surrender agreement dated January 13, 2023. As a result, as of February 10, 2023 there were 1,437,500 Class B ordinary shares issued and outstanding. Of the 1,437,500 shares of Class B ordinary shares outstanding, an aggregate of up to 187,500 shares are subject to forfeiture to the Company by the sponsor for no consideration.

HUAJIN (CHINA) HOLDINGS LIMITED
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2022 AND SEPTEMBER 30, 2023

	As of December 31, 2022	As of September 30,
		2023	2023
	RMB	RMB	USD
ASSETS
Current assets
Cash and cash equivalents	1,493,739	27,637,093	3,787,979
Accounts receivable (net of allowance of RMB61,400 and RMB3,830,883 as of December 31,2022 and September 30, 2023, respectively)	552,600	31,701,732	4,345,084
Other receivable (net of allowance of RMB2,751,867 and RMB2,120,538 as of December 31, 2022 and September 30, 2023, respectively)	4,063,258	10,198,642	1,397,840
Inventories	5,002,196	4,739,599	649,616
Amounts due from related parties	1,498,218	2,126,001	291,393
Prepaid expenses and other current assets	5,149,189	20,198,048	2,768,375
Total current assets	17,759,200	96,601,115	13,240,287

Non-current assets
Property, plant and equipment, net	3,720,069	2,705,606	370,834
Deferred tax assets	16,939,094	5,499,428	753,759
Operating lease right-of-use assets	—	1,144,436	156,858
Other non-current assets	778,100	572,308	78,441
Loan receivable (net of allowance of RMB3,837,893 and RMB5,704,611 as of December 31,2022 and September 30, 2023, respectively)	31,141,038	25,829,496	3,540,227
Total non-current assets	52,578,301	35,751,274	4,900,119
TOTAL ASSETS	70,337,501	132,352,389	18,140,406

LIABILITIES

Current liabilities
Accounts payable	104,886	3,436,690	471,038
Contract liabilities, current portion	48,700,050	73,149,763	10,026,009
Accrued expenses and other current liabilities	3,831,026	11,889,320	1,629,568
Amounts due to related parties	1,124,531	10,547,968	1,445,719
Income tax payable	7,157,356	7,775,868	1,065,771
Operating lease liabilities, current portion	—	948,306	129,976
Total current liabilities	60,917,849	107,747,915	14,768,081
Non-current liabilities
Contract liabilities, non-current portion	13,070,019	5,439,065	745,486
Total non-current liabilities	13,070,019	5,439,065	745,486
TOTAL LIABILITIES	73,987,868	113,186,980	15,513,567
SHAREHOLDERS’ (DEFICIT) EQUITY
Stock Subscription Receivable	(48,691)	(48,691)	(6,674)
Ordinary shares subscribed (US$1 par value, 50,000 shares authorized as of December 31, 2022 and September 30, 2023; 50,000 shares issued and outstanding as of December 31, 2022 and September 30, 2023)	325,383	325,383	44,597
Additional paid in capital	50,000	—	—
Statutory reserve	2,445,699	2,445,699	335,211
Accumulated other comprehensive income (loss)	7,823	(56,241)	(7,708)
Accumulated deficit	(6,371,053)	17,266,677	2,366,596
Total Huajin (China) Holdings Limited shareholders’ (deficit) equity	(3,590,839)	19,932,827	2,732,022
Non-controlling interest	(59,528)	(767,418)	(105,183)
TOTAL SHAREHOLDERS’ (DEFICIT) EQUITY	(3,650,367)	19,165,409	2,626,839
TOTAL LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY	70,337,501	132,352,389	18,140,406

The accompanying notes are an integral part of the condensed consolidated financial statements.

HUAJIN (CHINA) HOLDINGS LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022 AND SEPTEMBER 30, 2023

	Nine months ended September 30,
	2022	2023	2023
	RMB	RMB	USD
Net revenues:
Services	24,027,597	27,488,639	3,767,631
Products	17,522,108	69,898,106	9,580,333

Total net revenues	41,549,705	97,386,745	13,347,964

Cost of revenues:
Services	12,668,693	12,244,845	1,678,296
Products	6,466,073	23,338,299	3,198,780

Total cost of revenues	19,134,766	35,583,144	4,877,076
Gross profit	22,414,939	61,803,601	8,470,888

Operating expenses:
General and administrative expenses	17,488,292	17,957,733	2,461,312
Selling expenses	8,556,713	8,544,425	1,171,111

Total operating expenses	26,045,005	26,502,158	3,632,423
Operating (loss) income	(3,630,066)	35,301,443	4,838,465

Disposal loss	(394,001)	—	—
Other income, net	20,156	10,986	1,506

(Loss) income before income taxes	(4,003,911)	35,312,429	4,839,971
Income tax (benefit) expenses	40,780	12,007,810	1,645,807

Net (loss) income from continuing operations	(4,044,691)	23,304,619	3,194,164

Discontinued operations:
Loss from the operations of the discontinued operation, net of income tax of nil	(8,101,692)	—	—

Net loss from discontinued operations	(8,101,692)	—	—
Net (loss) income	(12,146,383)	23,304,619	3,194,164
Net Loss from continuing operations attributable to non-controlling interest	(2,591)	(707,890)	(97,024)
Net (loss) income from continuing operations attributable to Huajin (China) Holdings Limited	(4,042,100)	24,012,509	3,291,188
Net loss from discontinued operations attributable to Huajin (China) Holdings Limited	(8,101,692)	—	—
Net (loss) income attributable to Huajin (China) Holdings Limited	(12,143,792)	24,012,509	3,291,188
Net (loss) income per share
Net (loss) income per share from continuing operations attributable to Huajin (China) Holdings, Inc. Shareholders – Basic and diluted	(81.83)	480.25	65.82
Net loss income per share from discontinuing operations attributable to Huajin (China) Holdings, Inc. Shareholders – Basic and diluted	(164.00)	—	—
Net (loss) income per share attributable to Huajin (China) Holdings, Inc. Shareholders – Basic and diluted	(245.83)	480.25	65.82
Weighted average shares used in calculating net loss per share from continuing operations attributable to Huajin (China) Holdings, Inc. Shareholders – Basic and diluted	49,399	50,000	50,000
Weighted average shares used in calculating net loss per share from discontinuing operations attributable to Huajin (China) Holdings, Inc. Shareholders – Basic and diluted	49,399	50,000	50,000
Net (loss) income	(12,146,383)	23,304,619	3,194,164
Other comprehensive income, net of tax of nil:
Change in cumulative foreign currency translation adjustments	21,810	(64,064)	(8,781)
Total comprehensive (loss) income	(12,124,573)	23,240,555	3,185,383
Less: comprehensive loss attributable to non-controlling interest	(2,591)	(707,890)	(97,024)
Comprehensive (loss) income	(12,121,982)	23,948,445	3,282,407

The accompanying notes are an integral part of the consolidated financial statements.

HUAJIN (CHINA) HOLDINGS LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2023

	Number of ordinary share	Ordinary share	Stock Subscription Receivable	Additional paid-in capital	Statutory reserve	Accumulated other comprehensive (loss) income	Retained earnings (accumulated deficit)	Total Huajin (China) Holdings Limited shareholders’ equity	Non- controlling interest	Total equity
Balance as of January 1, 2022	48,500	315,754	(39,062)	50,000	2,445,699	(4,749)	2,033,860	4,801,502	667,331	5,468,833
Net loss for the year	—	—	—	—	—	—	(8,404,913)	(8,404,913)	(1,181,299)	(9,586,212)
Issuance of shares	1,500	9,629	(9,629)	—	—	—	—	—	—	—
Disposal of subsidiaries	—	—	—	—	—	—	—	—	454,440	454,440
Foreign currency translation adjustment	—	—	—	—	—	12,572	—	12,572	—	12,572
Balance as of December 31, 2022	50,000	325,383	(48,691)	50,000	2,445,699	7,823	(6,371,053)	(3,590,839)	(59,528)	(3,650,367)

Net income for the period	—	—	—	—	—	—	24,012,509	24,012,509	(707,890)	23,304,619
Reorganization in April 2023	—	—	—	(50,000)	—	—	(374,779)	(424,779)	—	(424,779)
Foreign currency translation adjustment	—	—	—	—	—	(64,064)	—	(64,064)	—	(64,064)
Balance as of September 30, 2023	50,000	325,383	(48,691)	—	2,445,699	(56,241)	17,266,677	19,932,827	(767,418)	19,165,409

The accompanying notes are an integral part of the consolidated financial statements.

HUAJIN (CHINA) HOLDINGS LIMITED
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2023

	Nine months ended September 30,
	2022	2023	2023
	RMB	RMB	USD
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	(12,146,383)	23,304,619	3,194,164
Adjustments to reconcile net income (loss) to net cash generated from (used in)operating activities:
Depreciation of property, plant and equipment	1,237,179	1,157,020	158,583
Amortization of the right-of-use assets	936,124	703,773	96,460
Amortization of other long-term asset	266,686	253,992	34,813
Provision/(Reversal) of allowance for doubtful accounts	2,976,160	2,739,450	375,473
Provision of allowance for loan receivable	400,000	1,866,718	255,855
Loss from disposal of subsidiaries	394,001	—	—

Changes in operating assets and liabilities, net of the effect of acquisition:
Accounts receivable	(25,857)	(34,918,616)	(4,785,995)
Other receivable	(20,989,169)	(5,504,055)	(754,394)
Inventories	(2,241,906)	262,596	35,992
Prepaid expenses and other current assets	(7,253,454)	(14,650,154)	(2,007,970)
Amount due from related parties	4,216,037	(627,783)	(86,045)
Deferred tax assets	40,780	11,439,666	1,567,937
Non-current assets	(1,732,919)	(2,013,956)	(276,036)
Prepayments from customers	3,235,401	23,785,184	3,260,031
Accounts payable	(134,568)	3,331,804	456,662
Accrued expenses and other current liabilities	9,581,260	7,683,515	1,053,113
Income tax payable	—	618,512	84,774
Contract liabilities	(6,963,425)	(6,966,425)	(954,828)
Amount due to related parties	1,122,037	9,373,436	1,284,736
Lease liabilities	—	948,306	129,976
Loan receivable	(4,500,000)	3,444,825	472,153
Net cash (used in) generated from operating activities	(31,582,016)	26,232,427	3,595,454

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	—	(25,010)	(3,428)
Cash disposed from deconsolidation of subsidiaries	(7,230,076)	—	—

Net cash used in investing activities	(7,230,076)	(25,010)	(3,428)

CASH FLOWS FROM FINANCING ACTIVITIES

Net cash used in financing activities	—	—	—

Exchange rate effect on cash and cash equivalents	31,438	(64,063)	(8,781)

Net (decrease) increase in cash and cash equivalents	(38,780,654)	26,143,354	3,583,245
Cash and cash equivalents at beginning of the period	44,948,251	1,493,739	204,734
Cash and cash equivalents at end of the period	6,167,597	27,637,093	3,787,979

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

HUAJIN (CHINA) HOLDINGS LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND BASIS OF PRESENTATION

Huajin (China) Holdings Limited (the “Company”) was incorporated under the laws of the Cayman Islands on July 27, 2021. The Company and its subsidiaries (collectively the “Group”) are primarily engaged in providing smart community health care services and selling heath care products in the People’s Republic of China (“PRC”).

As of September 30, 2023, details of the Company’s subsidiaries were as follows:

Name	Date of establishment or acquisition	Place of establishment	Percentage of legal ownership by the Company	Principal activities
Subsidiaries:
Tianhong (HK) International Company Limited	August 10, 2021	Hong kong	100%	Investment holding
Shaanxi Qianxiang Kaihong Enterprise Management Ltd.	December 23, 2021	PRC	100%	Management
Beijing Xiaolekang Enterprise Management Ltd.	December 16, 2021	PRC	100%	Management
Shaanxi Qianxiang Health Technology Ltd.	February 7, 2014	PRC	100%	Provision of smart
Lelingkang (Beijing) Health Technology Ltd.	July 15, 2021	PRC	90%	community health care services Operation of smart community heath care business

2. SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and Principle of Consolidation

The condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission regarding interim financial reporting. Interim financial statements reflect all normal and recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. Certain information and footnote disclosure normally included in annual financial statements prepared in accordance with U.S.GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, these interim financial statements should be read in conjunction with the Group’s combined and consolidated financial statements for the years ended December 31, 2021 and 2022.

As a result of the discontinued operations discussed in Note 13, the Group considered that it lost control over the Shaanxi Lvjian Elderly Care Service Ltd. (“Shaanxi Lvjian”) by October 31, 2022, and therefore deconsolidated Shaanxi Lvjian on October 31, 2022. The disposal represented a strategic shift that has a major effect on the Company’s operations and financial results. As a result, Shaanxi Lvjian has been reclassified as discontinued operation. The results of the discontinued operations, less income tax, are reported as loss from discontinued operation, on the condensed consolidated statements of operation and condensed comprehensive (loss) income for the nine months ended September 30, 2022. See Note 13 — Discontinued Operation.

Deconsolidation

Upon the occurrence of certain events and on a regular basis the Group evaluates whether it no longer has a controlling interest in its subsidiaries, including consolidated variable interest entities. If the Company determines it no longer has a controlling interest, then the subsidiary is deconsolidated, the Company records a gain or loss on deconsolidation based on the difference on the deconsolidation date between (i) the aggregate of (a) the fair value of any consideration received and (b) the fair value of any retained non-controlling investment in the former subsidiary and (c) the carrying amount of any non-controlling interest in the subsidiary being deconsolidated less (ii) the carrying amount of the former subsidiary’s assets and liabilities.

HUAJIN (CHINA) HOLDINGS LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company assesses whether a deconsolidation is required to be presented as discontinued operations in its consolidated financial statements on the deconsolidation date. This assessment is based on whether or not the deconsolidation represents a strategic shift that has or will have a major effect on the Company’s operations or financial results. If the Company determines that a deconsolidation requires presentation as a discontinued operation on the deconsolidation date, or at any point during the one-year period following such date it will present the former subsidiary as a discontinued operation in current and comparative period financial statements.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, the Group’s management reviews these estimates based on information that is currently available. Changes in facts and circumstances may cause the Group to revise its estimates. Significant accounting estimates reflected in the Group’s consolidated financial statement mainly include the estimated inventory write-down, allowance for doubtful accounts, the useful lives of property, plant and equipment, and income taxes related to realization of deferred tax assets and uncertain tax position.

Fair value measurements

Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Group considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability. The established fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of inputs may be used to measure fair value include:

Level 1

Level 1 Valuation techniques in which all significant inputs are unadjusted quoted prices from active markets for assets or liabilities that are identical to the assets or liabilities being measured.

Level 2

Level 2 Valuation techniques in which significant inputs include quoted prices from active markets for assets or liabilities that are similar to the assets or liabilities being measured and/or quoted prices for assets or liabilities that are identical or similar to the assets or liabilities being measured from markets that are not active. Also, model-derived valuations in which all significant inputs and significant value drivers are observable in active markets are Level 2 valuation techniques.

Level 3

Level 3 Valuation techniques in which one or more significant inputs or significant value drivers are unobservable. Unobservable inputs are valuation technique inputs that reflect the Group’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The fair value guidance describes three main approaches to measure the fair value of assets and liabilities: (1) market approach; (2) income approach and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement

HUAJIN (CHINA) HOLDINGS LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SIGNIFICANT ACCOUNTING POLICIES (cont.)

is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset. When available, the Group uses quoted market prices to determine the fair value of an asset or liability. If quoted market prices are not available, the Group will measure fair value using valuation techniques that use, when possible, current market-based or independently sourced market parameters, such as interest rates and currency rates.

Financial instruments not reported at fair value include cash and cash equivalents, accounts receivable, loan receivable, amounts due from/to related parties, other receivables, accounts payable, and other current liabilities. The carrying amounts of the short-term financial instruments approximate their fair value due to their short-term nature.

Functional currency and foreign currency translation

The Group uses Renminbi (“RMB”) as its reporting currency. The functional currency of the Company and its subsidiary located outside of the PRC is the United States dollar (“US$”), and the functional currency of subsidiaries located in the PRC is RMB.

Assets and liabilities are translated from each entity’s functional currency to the reporting currency at the exchange rate on the balance sheet date. Equity amounts are translated at historical exchange rates, and revenues, expenses, gains and losses are translated using the average rate for the period. Translation adjustments are reported as cumulative translation adjustments and are shown as a separate component of accumulated other comprehensive income (loss) in the combined and consolidated statements of changes in shareholders’ equity.

Monetary assets and liabilities denominated in currencies other than the entity’s applicable functional currencies are translated into the functional currencies at the prevailing rates of exchange at the balance sheet date. Nonmonetary assets and liabilities are remeasured into the applicable functional currencies at historical exchange rates. Transactions in currencies other than the applicable functional currencies during the year are converted into the functional currencies at the applicable rates of exchange prevailing at the transaction dates. Transaction gains and losses are recognized as foreign exchange gain (loss), net in the combined and consolidated statements of operations and comprehensive loss.

Cash and cash equivalents

The Group classifies cash on hand and cash in bank with original maturities of three months or less, and are unrestricted as to withdrawal or use, as cash and cash equivalents.

Accounts receivable, net

Accounts receivable mainly consists of amount due from the Group’s customers. An allowance against account receivable is provided when the Group reasonably believes the amount will not be collected. The Group writes off accounts receivable when they are deemed uncollectible. The Group provided allowance for doubtful accounts of RMB19,712 and RMB3,769,483 for accounts receivable for the nine months ended September 30, 2022 and 2023, respectively.

Inventories

Inventories consist of merchandises that are stated at lower of cost or net realizable value. Costs are computed under the weighted average method. Net realizable value is determined as estimated selling prices in the ordinary course of business, less reasonably predictable costs to sell. Valuation of inventories is based on currently available information about expected recoverable value. The estimate is dependent upon factors such as market trends, inventory ageing, and historical and forecasted customer demands. Inventory write-down is recorded as cost of revenues.

HUAJIN (CHINA) HOLDINGS LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SIGNIFICANT ACCOUNTING POLICIES (cont.)

Property, plant and equipment, net

Property, plant and equipment is stated at cost less accumulated depreciation and impairment. Property, plant and equipment are depreciated at rates sufficient to write off its costs less impairment, if any, over the estimated useful lives on a straight-line basis. The estimated useful lives are as follows:

Category	Estimated useful life
Electronics	2 – 8 years
Machinery and equipment	10 years
Furniture and fixture equipment	3 – 5 years
Motor vehicles	3 – 5 years
Leasehold improvement	Over the shorter of the lease term or expected useful lives
Software application	2 – 3 years

Revenue recognition

The Group applies the ASU 2014-09, Revenue from Contracts with Customers — Topic 606 for its revenue recognition for all periods presented. The Group follows five steps for its revenue recognition under ASC 606: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the entity satisfies a performance obligation.

(i) Franchising fees

The Group generates revenues by franchising smart community health care centers under the brand name of Qianxiang. The Group collects from franchisees the initial franchising fees and annual franchise fee which are typically received upfront. Initial franchising fees represent provision of initial set-up services such as site renovation, product and service introduction and training services. Annual franchise fees represent supporting services provided by the Group to the franchised health care centers over the contract period. The Group determined that the services it provides in exchange for initial franchising fees and annual franchise fee are highly interrelated with the franchise right, and recognizes initial franchising fees and annual franchise fee received from a franchisee as revenue over the term of the franchise agreement because the franchise rights are accounted for as rights to access the Group’s symbolic intellectual property. The franchise agreement term is generally three years.

(ii) Sales of health care merchandise

The Group’s health care merchandise consists of herbal products and health care instruments. The Group considers franchisees as its customers. Sales of health care merchandise are accounted for as a single performance obligation, and recognized at the point of time when the control of promised goods are transferred to the customers.

(iii) Royalty fees

Royalty revenues are recognized based upon a percentage of membership fees collected by the franchised health care centers from the end customers. The Group identifies the royalty fees as a single performance obligation, and revenues are recognized over time throughout the membership period of the end customers.

HUAJIN (CHINA) HOLDINGS LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SIGNIFICANT ACCOUNTING POLICIES (cont.)

Disaggregation of revenue

The following table presents the Group’s revenues disaggregated by revenue types.

	Nine months ended September 30,
	2022	2023
	RMB	RMB
Services:
Franchise fees	19,217,540	17,834,314
Royalty fees	4,660,723	9,385,995
Other	149,334	268,330

Products:
Sale of health care merchandise	17,522,108	69,898,106
Total net revenues	41,549,705	97,386,745

Contract liabilities

The Group’s contract liabilities consist of prepayments from customers and deferred revenue, primarily relate to the advance consideration of merchandise, initial franchise fees and annual franchise fees, and royalty fee received from franchisees. The prepayments from customers and deferred revenue are recognized as revenue once the criteria for revenue recognition are met.

The table below reflects the Group’s contract liabilities:

	As of December 31, 2022	As of September 30 2023
	RMB	RMB
Prepayments from customers, current portion	39,937,251	69,279,527
Prepayments from customers, non-current portion	10,996,157	5,439,065
Deferred revenue, current portion	8,762,799	3,870,236
Deferred revenue, non-current portion	2,073,862	—

The Group recognized RMB25,255,571 and RMB18,380,830 in revenue for the nine months ended September 30, 2022 and 2023, respectively, which related to contract liabilities that existed at December 31, 2021 and 2022, respectively. The balances as of December 31, 2022 and September 30, 2023, are expected to be recognized as revenue within one to three years. There was no contract asset recorded as of December 31, 2022 and September 30, 2023.

Value added taxes

Pursuant to the PRC tax laws, after April 1, 2019, the value added tax (“VAT”) rate is 13% for sales of merchandise and 6% for service. VAT is paid after deducting input VAT on purchases.

Government grant

Government grants represent amounts granted by local government authorities as an incentive for companies to promote local economic development. Government grants received by the Group were in the form of value added taxes refund and for the purpose of giving immediate incentive with no future costs or obligations. Government grants are recognized in earnings in the Company’s consolidated statements of operations.

HUAJIN (CHINA) HOLDINGS LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SIGNIFICANT ACCOUNTING POLICIES (cont.)

Net Income (Loss) per share

Basic net income (loss) per share is computed by dividing net income (loss) attributable to the holders of ordinary shares by the weighted average number of ordinary shares outstanding during the period.

Diluted net income (loss) per share reflect the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised or converted into ordinary shares.

Income Taxes

Current income taxes are provided for in accordance with the laws of the relevant tax authorities. Deferred income taxes are provided using assets and liabilities method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined on the basis of the differences between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are recognized to the extent that these assets are more likely than not to be realized. In making such a determination, the management consider all positive and negative evidence, including future reversals of projected future taxable income and results of recent operation. Deferred tax assets are then reduced by a valuation allowance through a charge to income tax expense when, in the opinion of management, it is more likely than not that a portion of or all of the deferred tax assets will not be realized.

The Group accounts for uncertainty in income taxes recognized in the financial statements by applying a two-step process to determine the amount of the benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities. If the tax position is deemed more-likely-than-not to be sustained (defined as a likelihood of more than 50% of being sustained upon an audit, based on the technical merits of the tax position), the tax position is then assessed to determine the amount of benefits to recognize in the combined and consolidated financial statements. The amount of the benefits that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. Interest and penalties on income taxes will be classified as a component of the provisions for income taxes. The Group did not recognize any income tax due to uncertain tax position or incur any interest and penalties related to potential underpaid income tax expenses for the nine months ended September 30, 2022 and September 30, 2023.

Operating Leases

Leases where substantially all the rewards and risks of ownership of assets remain with the lessor are accounted for as operating leases. Total rental payments applicable to such operating leases are recognized on a straight-line basis over the lease term. Certain of the operating lease agreements contain rent holidays and are considered in determining the straight-line rent expense to be recorded over the lease term.

Comprehensive income (loss)

Comprehensive income (loss) is defined as the change in equity of the Group during a period arising from transactions and other events and circumstances excluding transactions resulting from investments by shareholders and distributions to shareholders. Comprehensive income (loss) is reported in the consolidated statements of operations and comprehensive income. Accumulated other comprehensive income (loss), as presented on the accompanying consolidated balance sheets consists of accumulated foreign currency translation adjustments.

Segment

The Chief Executive Officer is identified as the chief operating decision maker (CODM). The Group has only one segment.

HUAJIN (CHINA) HOLDINGS LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SIGNIFICANT ACCOUNTING POLICIES (cont.)

Concentration of risks

Concentration of credit risk

Financial instruments that potentially expose the Group to concentration of credit risk consist primarily of cash and cash equivalents, accounts receivable, amount due from related parties, other receivables and prepaid expenses and other current assets.

The Group places its cash and cash equivalents in various financial institutions in the PRC and Hong Kong Special Administrative Region. The Group believes that no significant credit risk exists as all of the Group’s cash and cash equivalents are held with financial institutions that Group’s management believes to be high credit quality.

Accounts receivable, other receivables and amount due from related parties are typically unsecured. The Group conducts credit evaluations of customers to whom credit terms are extended. The Group establishes an allowance for doubtful accounts based on historical experience, the age of the accounts receivable balances, credit quality of its customers, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect its ability to collect from customers. Prepaid expenses and other current assets consists of prepaid service fees and prepayment for inventories and others which can be applied for deduction of future payments for cost and expenses. The Group provided RMB855,797 for allowances during the nine months ended September 30, 2022, and reversed RMB(398,704) of allowance previously provided to prepaid expenses and other current expenses for the nine months ended September 30, 2023 because the Group received the relative services and products for whose prepayment had been previously provided for allowances.

Concentration of customers

No customers accounted for 10% or more of revenue and account receivables for the nine months ended September 30, 2022 and 2023 and as of December 31, 2022 and September 30, 2023.

Concentration of suppliers

The following suppliers accounted for 10% or more of purchases for the nine months ended September 30, 2022 and 2023, respectively.

	For the nine months ended September 30,
	2022	2023
	RMB	RMB
Supplier A	3,982,074	10,251,203
Supplier B	1,403,420	3,305,935
Supplier C	—	2,966,615

Foreign currency risk

Some of the Group’s cash and cash equivalents are denominated in US$, fluctuations in exchange rates between US$ and may result in foreign exchange gains or losses. The value of US$ is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market. The Group has cash and cash equivalents that are denominated in US$, totaling US$4,779 and US$4,165 as of December 31, 2022 and September 30, 2023, respectively.

HUAJIN (CHINA) HOLDINGS LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recent accounting pronouncements

Under the Jumpstart Our Business Startups Act of 2012, as amended (“the JOBS Act”), the Group meets the definition of an emerging growth company, or EGC as of December 31 , 2020 and 2021, and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies. Once the Group ceases to qualify as EGC, it will immediately adopt the new and revised accounting standards already effective for public companies.

In August 2020, the FASB issued ASU 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Contracts in Entity’s Own Equity (Subtopic 815-40) — Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The ASU will be effective for the Group on January 1, 2024 and can be early adopted on January 1, 2021. The guidance reduces the number of accounting models for convertible debt instruments and convertible preferred stock. For convertible instruments with conversion features that are not required to be accounted for as derivatives under Topic 815, Derivatives and Hedging, or that do not result in substantial premiums accounted for as paid-in capital, the embedded conversion features no longer are separated from the host contract. The Group is in the process of evaluating the impact on its financial statements upon adoption.

3. INVENTORIES

Inventories consisted health care merchandise with balance of RMB5,002,196 and RMB4,739,599 as of December 31, 2022 and September 30, 2023, respectively. No write-down of inventories was recorded for the nine months ended September 30, 2022 and 2023.

4. OTHER RECEIVABLE

	As of December 31, 2022	As of September 30, 2023
	RMB	RMB
Receivables from Zhejiang Qianxiang Technology Co., LTD.(1)	2,592,606	—
Receivables form Langhewan Catering Service Management Co., LTD.(3)	—	340,000
Receivables form Hongda World (Beijing) health Industry Co., LTD.(1)	—	395,000
Receivables from Beijing Qianxiang Health Technology Co., LTD(3)	646,001	—
Receivables from Zhejiang Jinkun Technology Co., LTD(3)	300,000	—
Receivables from Zhuoyouchengxiao (Hangzhou) Information Technology Service Co., LTD(1)	900,000	900,000
Receivables from Jishou Mapoling Ganxiang Health Information Consulting Service Co., LTD(1)	300,000	—
Receivables from third-party individuals(2)	1,098,850	5,029,180
Loan to an employee		3,942,606
Security deposit for investors’ payment	—	414,629
Others	977,667	1,297,765

Less: allowance for doubtful accounts	(2,751,866)	(2,120,538)

Other receivable, net	4,063,258	10,198,642

____________

(1)      The balance as of December 31,2022 represented receivables from companies that the Group co- operated with, for investment, rent and service fees etc.

(2)      The balances as of December 31,2022 and September 30,2023 represent receivables from third- party individuals that the Group co-operated with.

(3)      The balances as of December 31,2022 and September 30,2023 represent receivables from companies that the Group disposed in 2021 and 2022.

HUAJIN (CHINA) HOLDINGS LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

5. PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following:

	As of December 31, 2022	As of September 30, 2023
	RMB	RMB
Prepaid service fees	1,081,748	5,864,581
Prepayment for inventories and others	2,786,524	3,194,924
Prepayment for Staff advanced	—	2,415,963
Prepaid value added taxes	—	3,782,454
Prepaid IPO cost	—	6,059,242
Others	2,895,386	96,649
Total	6,763,658	21,413,813

Less: allowance for doubtful accounts	(1,614,469)	(1,215,765)
Prepaid expenses and other current assets, net	5,149,189	20,198,048

6. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consisted of the following:

	As of December 31, 2022	As of September 30, 2023
	RMB	RMB
Electronics	1,342,958	1,367,968
Furniture, fixture and equipment	1,789,001	1,789,001
Leasehold improvement	2,902,739	2,902,739
Motor vehicles	1,251,795	1,251,795
Software application	122,072	239,619
Total	7,408,565	7,551,122

Less: Accumulated depreciation	(3,688,496)	(4,845,516)
Property, plant and equipment, net	3,720,069	2,705,606

Depreciation expenses were RMB1,237,179 and RMB1,157,020 for the nine months ended September 30, 2022 and 2023, respectively, of which RMB49,957 and nil were related to discontinued operation the nine months ended September 30, 2022 and 2023, respectively.

There was no impairment loss for the property, plant and equipment for the nine months ended September 30, 2022 and 2023, respectively.

HUAJIN (CHINA) HOLDINGS LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

7. LOAN RECEIVABLE

	As of December 31, 2022	As of September 30, 2023
	RMB	RMB
Receivables from Shaanxi Lvjian Elderly Care Service Co., Ltd.(1)	28,673,931	26,518,107
Receivables from Tianhong Health (Beijing) Technology Co., Ltd.(1)	5,825,000	5,016,000
Receivable from a third-party individual	480,000	—

Less: allowance for doubtful accounts	(3,837,893)	(5,704,611)

Loan receivable, net	31,141,038	25,829,496

____________

(1)      The balances as of December 31, 2022 and September 30, 2023 represented interest-free loans extended by the Group to the entities disposed in 2022. The maturity date of the loans was December 31, 2023.

8. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

The components of accrued expenses and other current liabilities are as follows:

	As of December 31, 2022	As of September 30, 2023
	RMB	RMB
Salary and welfare payable	620,686	978,353
Accrued expenses	172,174	—
Customer deposit	2,902,300	2,200,946
Other tax payable	—	8,108,610
Others	135,866	601,411
Total	3,831,026	11,889,320

9. LEASES

Operating leases

The Group’s leases consist of various operating lease contracts for offices in different cities in the PRC. The Group determines if an arrangement is a lease at inception. Some lease agreements contain lease and non-lease components, which the Group chooses to account for as separate components. The allocation of the consideration between the lease and the non-lease components is based on the relative stand-alone prices included in the lease contracts. None of the amounts disclosed below for these leases contains variable payments, residual value guarantees or options that were recognized as part of the right-of-use assets and lease liabilities. As of December 31, 2022 and September 30, 2023, the Group had no leases that were classified as a financing lease. As of December 31, 2022 and September 30, 2023, the Group did not have additional operating leases that have not yet commenced but create significant rights and obligations for the Group.

Total operating lease expenses for the nine months ended September 30, 2022 and 2023 were RMB248,412 and RMB937,567, respectively for continuing operations, which was recorded in cost of revenues, and general and administrative expenses on the condensed consolidated statements of operations. The operating lease expenses for discontinuing operations were RMB35,270 and nil for the nine months ended September 30, 2022 and 2023, respectively.

HUAJIN (CHINA) HOLDINGS LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9. LEASES (cont.)

The short term lease expenses for the nine months ended nine 30, 2022 and 2023 were RMB294,206 and RMB167,281 respectively for continuing operations, which was recorded in cost of revenues, and general and administrative expenses on the condensed consolidated statements of operations. The short term lease expenses for discontinuing operations were RMB63,120 and nil for the nine months ended September 30, 2022 and 2023, respectively.

No impairment loss for operating lease right-of-use assets was recorded for the nine months ended September 30, 2022 and 2023.

	For the nine months ended September 30,
	2022	2023
	RMB	RMB
Cash paid for amounts included in the measurement of lease liabilities:	—	—
Operating cash flows used in operating leases	—	1,258,397
Right-of-use assets obtained in exchange for new lease obligations:	—	1,848,209
Weighted average remaining lease term	—	0.90 years
Weighted average discount rate	—	4.74%

The following is a maturity analysis of the annual undiscounted cash flows for the annual periods ended September 30, 2023:

Years ending September 30,
2023	322,272
2024	644,545
2025	—
2026	—
2027	—
2028 and thereafter	—
Less: imputed interest	(18,511)
Total operating lease liabilities	948,306
Less: current operating lease liabilities	948,306
Non-current operating lease liabilities	—

HUAJIN (CHINA) HOLDINGS LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

10. NET INCOME (LOSS) PER SHARE

Basic and diluted net income (loss) per share for each of the periods presented were calculated as follows. Shares issuable for little consideration have been included in the number of outstanding shares used for basic and diluted loss per ordinary share.

	Nine months ended September 30,
	2022	2023
	RMB	RMB
Numerator:
Net (loss) income attributable to Huajin (China) Holdings Ltd. from continuing operations	(4,042,100)	24,012,509
Net loss attributable to Huajin (China) Holdings Ltd. from discontinuing operations	(8,101,692)	—
Net (loss) income attributable to ordinary shareholders of Huajin (China) Holdings Ltd.	(12,143,792)	24,012,509

Denominator:
Weighted average ordinary shares outstanding used in computing basic net income (loss) per ordinary share	49,399	50,000

Net (loss) income per share attributable to ordinary shareholders – basic and diluted	(245.83)	480.25
Net (loss) income per share from continuing operations – basic and diluted	(81.83)	480.25
Net loss per share from discontinuing operation – basic and diluted	(164.00)	—

11. RELATED PARTY TRANSACTION

(1)    Major related parties that transacted with the Group and their respective relationship to the Group listed as below:

Name of related parties	Relationship with the Group
Li Xuehong	Founding shareholder
Destiny Creator Limited	An affiliate of the shareholder of the Group
Shaanxi Hongfei Enterprise Management Co., Ltd	An affiliate of the shareholder of the Group
Zuo Mingkun	Management
Liu Xiaoxu	Management
Wang Baoguo	Management
Li Kai	Immediate family member of the founding shareholder

(2)    The related party transactions are as follows:

Staff advance:

	For the nine months ended September 30,
	2022	2023
	RMB	RMB
Management	2,032,101	6,720,241
Total	2,032,101	6,720,241

HUAJIN (CHINA) HOLDINGS LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

11. RELATED PARTY TRANSACTION (cont.)

(3)    The amounts due from/due to related parties are as follow:

	As of December 31, 2022	As of September 30, 2023
	RMB	RMB
Li Kai	1,205,087	2,126,001
Destiny Creator Limited(1)	293,131	—
Amounts due from related parties:	1,498,218	2,126,001
	As of December 31, 2022	As of September 30, 2023
	RMB	RMB
Li Xuehong	1,124,531	8,181,946
Shaanxi Hongfei Enterprise Management Co., Ltd(2)	—	2,292,056
Management		73,966
Amounts due to related party:	1,124,531	10,547,968

____________

(1)      The balance represents consideration receivables from an affiliate of the shareholders of the Company to subscribe for the Company’s ordinary shares. The balance was paid in September 2023.

(2)      In April 2023, Shaanxi Hongfei Enterprise Management Co., Ltd, a company controlled by the founding shareholder of the Company, transferred 100% of Shaanxi Qianxiang Health Technology Ltd. to Xiaolekang (Beijing) Health Technology Ltd. with balance of RMB2,292,056. The balance has not been settled as of September 30, 2023.

12. SEGMENT INFORMATION

The Group’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer of the Company, who reviews financial information when making decisions about allocating resources and assessing performance of the Group. An operating segment is a component of the Group that engages in business activities from which it may earn revenues and incur costs, and is identified on the basis of the internal financial reports that are provided to and regularly reviewed by the Group’s CODM. All of the Company’s operating facilities and long-lived assets are in China. The Company has determined that it has only one operating segment as defined by ASC 280.

13. DISCONTINUED OPERATION

On October 31, 2022, the Company disposed its 100% owned subsidiary, Shaanxi Lvjian Edly Care Service Ltd (“Shaanxi Lvjian”), to two third party individuals with consideration of nil. The reason for the disposal was to focusing on smart community health care services.

The condensed cash flows of Shaanxi Lvjian were as follows for the nine months ended September 30, 2022:

For the nine months ended, September 30, 2022
RMB
Net cash used in operating activities	(16,818,658)
Net cash used in investing activities	(26,597)
Net cash used in financing activities	—

HUAJIN (CHINA) HOLDINGS LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

13. DISCONTINUED OPERATION (cont.)

Shaanxi Lvjian’s results of operations for the nine months ended September 30, 2022 are shown in the table below, and are included in the consolidated results of operations of the Company as net loss from the discontinued operations, net of income taxes for the respective period, after intercompany eliminations, as applicable.

For the nine months ended, September 30, 2022
RMB
Net revenues	760,319
Cost of revenues	815,956
Selling expense	1,725,299
General and administrative expenses	6,052,718
Other expense	268,038
Loss from the operations of the discontinued operations, before income tax	(8,101,692)
Income tax benefit (expenses)	—
Loss from the operations of the discontinued operations, net of tax	(8,101,692)

14. STOCKHOLDERS’ EQUITY

The total number of authorized shares of the Company’s ordinary shares was 50,000 shares at September 30, 2023 and December 31, 2022. The par value of the ordinary share is US$1 per share.

As of September 30, 2023, December 31 2022 and December 31 2021, there were 50,000, 50,000 and 48,500, ordinary shares issued and outstanding, respectively.

There were no preference shares approved, issued and outstanding as of September 30, 2023.

In April 2023, the original shareholders of Shaanxi Qianxiang Health Technology Ltd. , ie. a third-party investor, Mr. Li Xuehong, Shaanxi Hongfei Enterprise Management Ltd., a company controlled by Mr. Li, Xuehong, transferred 5%, 19% and 76% of Shaanxi Qianxiang Health Technology Ltd. to Beijing Xiaolekang Enterprise Management Ltd., a wholly owned subsidiary of the Company with total consideration of RMB10,910,600. The main purpose of this transaction (“2023 Reorganization”) was to include the major operating company, Shaanxi Qianxiang Health Technology Ltd., as a subsidiary of the Cayman holding company in preparation for an overseas initial public offering. The Group has accounted for the 2023 Reorganization as transaction between entities with common ownership, which is akin to a reorganization of entities under common control.

15. SUBSEQUENT EVENT

The Group has evaluated subsequent events through Dec.1st, 2023, which is the date when the condensed consolidated financial statements are available to be issued.

On October 7, 2023, the Company’s subsidiary, Lelingkang (Beijing) Health Technology Ltd. (“Lelingkang”) signed an investment agreement with Huarongda (Shanghai) Health Technology Ltd. (“Huarongda”). Under the agreement, Lelingkang invested RMB25,000,000 in Huarongda and obtained 20% ownership in Huarongda. It is stated in the investment agreement that if by December 31, 2023, the founding shareholder of Huarongda fails to pay in full all of the paid in capital of Huarongda, or Huarongda cannot complete the business registration change procedures with relative government authorities, Lelingkang has the right to require Huarongda to return all of its investment, along with interest calculated based on 5% annualized rate for the period of investment.

HUAJIN (CHINA) HOLDINGS LIMITED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the Board of Directors

Huajin (China) Holdings Limited:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Huajin (China) Holdings Limited and its subsidiaries (“the Company”) as of December 31, 2022 and 2021, and the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ equity/(deficit), and cash flows for years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022 and 2021, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and negative cash flows from operating activities, therefore, the Company has stated that substantial doubt exists about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Going Concern

As described further in Note 2 to the consolidated financial statements, the Company has incurred losses during December 31, 2022 and expects to incur additional losses in the future.

We determined the Company’s ability to continue as a going concern is a critical audit matter due to the estimation and uncertainty regarding the Company’s future cash flows and the risk of bias in management’s judgments and assumptions in estimating these cash flows.

Our audit procedures related to the Company’s assertion on its ability to continue as a going concern included the following, among others:

We reviewed the Company’s working capital and liquidity ratios and forecasted revenue, operating expenses, and uses and sources of cash used in management’s assessment of whether the Company has sufficient liquidity to fund operations for at least one year from the financial statement issuance date. This testing included inquiries with management, comparison of prior period forecasts to actual results, consideration of positive and negative evidence impacting management’s forecasts, the Company’s financing arrangements in place as of the report date, market and industry factors and consideration of the Company’s relationships with its financing partners.

Fortune CPA, Inc.

July 11th, 2023

HUAJIN (CHINA) HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

	As of December 31
	2021	2022
	RMB	RMB	USD
ASSETS
Current assets
Cash and cash equivalents	28,072,761	1,493,739	210,090
Accounts receivable (net of allowance of nil and RMB61,400 as of December 31,2021 and 2022, respectively)	—	552,600	77,722
Other receivable (net of allowance of RMB1,552,600 and RMB2,751,867 as of December 31, 2021 and 2022, respectively)	1,871,141	4,063,258	571,485
Inventories	2,256,390	5,002,196	703,544
Amounts due from related parties	8,728,448	1,498,218	210,720
Prepaid expenses and other current assets	8,265,945	5,149,189	724,218
Subscription receivable, current portion	—	344,860	48,504
Assets of discontinued operations, current portion	19,791,058	—	—
Total current assets	68,985,743	17,759,200	2,497,779

Non-current assets
Property, plant and equipment, net	5,296,866	3,720,069	523,216
Deferred tax assets	13,968,391	16,939,094	2,382,432
Operating lease right of use assets	2,881,631	—	—
Other non current assets	1,149,531	778,100	109,437
Loan receivable (net of allowance of RMB480,000 and RMB3,837,893 as of December 31,2021 and 2022, respectively)	500,000	31,141,038	4,379,893
Assets of discontinued operations, non-current portion	216,199	—	—
TOTAL ASSETS	92,998,361	70,337,501	9,892,757

LIABILITIES

Current liabilities
Accounts payable	198,814	104,886	14,752
Contract liabilities, current portion	39,022,654	48,700,050	6,849,515
Accrued expenses and other current liabilities	4,324,991	3,831,026	538,822
Amounts due to related parties	42,314	1,124,531	158,162
Income tax payable	7,356,816	7,157,356	1,006,660
Operating lease liabilities, current portion	1,149,764	—	—
Liabilities of discontinued operations, current portion	284,490	—	—
Total current liabilities	52,379,843	60,917,849	8,567,911

Non-current liabilities
Contract liabilities, non-current portion	33,370,854	13,070,019	1,838,259
Operating lease liabilities, non-current portion	1,778,831	—	—
Liabilities of discontinued operations, non-current portion	—	—	—
TOTAL LIABILITIES	87,529,528	73,987,868	10,406,170

HUAJIN (CHINA) HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS — (continued)

	As of December 31
	2021	2022
	RMB	RMB	USD
STOCKHOLDER’S EQUITY/(DEFICIT)
Ordinary shares subscribed (US$1 par value, 50,000 shares authorized as of December 31, 2021 and December 31, 2022; 48,500 shares issued and outstanding as of December 31, 2021, 50,000 shares issued and outstanding as of December 31, 2022)	315,754	325,383	45,764
Additional paid in capital	50,000	50,000	7,032
Stock Subscription Receivable	(39,062)	(48,691)	(6,848)
Statutory reserve	2,445,699	2,445,699	343,980
Accumulated other comprehensive (loss) income	(4,749)	7,823	1,100
Retained earnings (accumulated deficit)	2,033,860	(6,371,053)	(896,069)
Total Huajin (China) Holdings Limited shareholders’ equity	4,801,502	(3,590,839)	(505,041)
Non-controlling interest	667,331	(59,528)	(8,372)
TOTAL EQUITY/(DEFICIT)	5,468,833	(3,650,367)	(513,413)
TOTAL LIABILITIES AND EQUITY	92,998,361	70,337,501	9,892,757

The accompanying notes are an integral part of the consolidated financial statements.

HUAJIN (CHINA) HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended December 31,
	2021	2022
	RMB	RMB	USD
Net revenues:
Services	74,974,485	31,037,023	4,365,263
Products	14,504,070	19,966,046	2,808,164
Total net revenues	89,478,555	51,003,069	7,173,427

Cost of revenues:
Services	18,337,216	14,199,434	1,997,107
Products	9,709,193	7,471,698	1,050,872
Total cost of revenues	28,046,409	21,671,132	3,047,979
Gross profit	61,432,146	29,331,937	4,125,448

Operating expenses:
General and administrative expenses	24,842,930	34,350,282	4,831,263
Selling expenses	14,063,648	9,302,662	1,308,391
Total operating expenses	38,906,578	43,652,944	6,139,654
Operating income (loss)	22,525,568	(14,321,007)	(2,014,206)
Interest income	25,112	16,049	2,257
Government grant	250,000	9,553	1,344
Disposal loss	(3,257,271)	(319,735)	(44,970)
Other expense	774,701	115,891	16,300
Income (loss) before income taxes	20,318,110	(14,499,249)	(2,039,275)
Less: Income tax expenses (benefit)	6,146,587	(2,970,702)	(417,820)
Net income (loss) from continuing operations	14,171,523	(11,528,547)	(1,621,455)

Discontinued operations:
(Loss) from the operations of the discontinued operation	(3,831,451)	(5,020,666)	(706,141)
Gain on the deconsolidation of the discontinued operation, net of tax	—	6,963,001	979,325
Net (loss) Income from discontinued operations	(3,831,451)	1,942,335	273,184
Net income (loss)	10,340,072	(9,586,212)	(1,348,271)
(Loss) income from continuing operations attributable to non-controlling interest	(1,355,999)	(1,181,299)	(166,146)
Net (loss) income from discontinuing operations attributable to non-controlling interest	—	—	—
Net income (loss) from continuing operations attributable to Huajin (China) Holdings Limited	15,527,522	(10,347,248)	(1,455,309)
Net (loss) income from discontinued operations attributable to Huajin (China) Holdings Limited	(3,831,451)	1,942,335	273,184
Net (loss) income attributable to Huajin (China) Holdings Limited	11,696,071	(8,404,913)	(1,182,125)

HUAJIN (CHINA) HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS — (continued)

	For the years ended December 31,
	2021	2022
	RMB	RMB	USD
Net income (loss) per share
Net income (loss) per share from continuing operations attributable to Huajin (China) Holdings, Inc. Shareholders – Basic and diluted	320.16	(208.82)	(29.37)
Net (loss) income per share from discontinuing operations attributable to Huajin (China) Holdings, Inc. Shareholders – Basic and diluted	(79.00)	39.20	5.51
Net income (loss) per share attributable to Huajin (China) Holdings, Inc. Shareholders – Basic and diluted	241.16	(169.62)	(23.86)
Weighted average shares used in calculating net income (loss) per share from continuing operations attributable to Huajin (China) Holdings, Inc. Shareholders – Basic and diluted	48,500	49,551	49,551
Weighted average shares used in calculating net income (loss) per share from discontinuing operations attributable to Huajin (China) Holdings, Inc. Shareholders – Basic and diluted	48,500	49,551	49,551

The accompanying notes are an integral part of the consolidated financial statements.

HUAJIN (CHINA) HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	For the years ended December 31,
	2021	2022
	RMB	RMB	USD
Net income (loss)	10,340,072	(9,586,212)	(1,348,272)
Other comprehensive (loss) income, net of tax of nil: Change in cumulative foreign currency translation adjustments	(4,749)	12,572	1,768
Other comprehensive (loss) income	—	—	—
Total Comprehensive income (loss)	10,335,323	(9,573,640)	(1,346,504)
Less: comprehensive (loss) income attributable to, non controlling interest	(1,355,999)	(1,181,299)	(166,146)
Comprehensive income (loss) attributable to Huajin (China) Holdings Limited	11,691,322	(8,392,341)	(1,180,358)

The accompanying notes are an integral part of the consolidated financial statements.

HUAJIN (CHINA) HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

Huajin (China) Holdings Limited Shareholders

	Number of ordinary share	Ordinary share	Additional paid-in capital	Stock Subscription Receivable	Statutory reserve	Accumulated other comprehensive (loss) income	Retained earnings (accumulated deficit)	Total Huajin (China) Holdings Limited shareholders’ equity	Non- controlling interest	Total equity
Balance as of January 1, 2021	—	—	50,000		971,053	—	2,992,435	4,013,488	(2,880,077)	1,133,411
Net income (loss) for the year	—	—	—		—	—	11,696,071	11,696,071	(1,355,999)	10,340,072
Issuance of shares	48,500	315,754	—	(39,062)	—	—	—	276,692	—	276,692
Provision of statutory reserve	—	—	—		1,474,646	—	(1,474,646)	—	—	—
Dividend paid	—	—	—		—	—	(11,180,000)	(11,180,000)	—	(11,180,000)
Contribution from non-controlling interest holder	—	—	—		—	—	—	—	1,000,000	1,000,000
Disposal of subsidiaries	—	—	—		—	—	—	—	3,903,407	3,903,407
Foreign currency translation adjustment	—	—	—		—	(4,749)	—	(4,749)	—	(4,749)
Balance as of December 31, 2021	48,500	315,754	50,000	(39,062)	2,445,699	(4,749)	2,033,860	4,801,502	667,331	5,468,833
Net income (loss) for the year	—	—	—		—	—	(8,404,913)	(8,404,913)	(1,181,299)	(9,586,212)
Issuance of shares	1,500	9,629	—	(9,629)	—	—	—	—	—	—
Disposal of subsidiaries	—	—	—		—	—	—	—	454,440	454,440
Foreign currency translation adjustment	—	—	—		—	12,572		12,572	—	12,572
Balance as of December 31, 2022	50,000	325,383	50,000	(48,691)	2,445,699	7,823	(6,371,053)	(3,590,839)	(59,528)	(3,650,367)

The accompanying notes are an integral part of the consolidated financial statements.

HUAJIN (CHINA) HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2021	2022
	RMB	RMB	USD
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	10,340,072	(9,586,212)	(1,348,271)
Adjustments to reconcile net income (loss) to net cash generated from (used in) operating activities:
Depreciation of property, plant and equipment	1,600,393	1,631,651	229,487
Amortization of the right-of-use assets	1,117,713	732,243	102,988
Amortization of other long-term asset	343,338	371,431	52,241
Change in allowance for doubtful accounts	2,477,285	1,950,451	274,325
Change in allowance for loan receivable	480,000	3,357,893	472,277
Loss from disposal of subsidiaries	3,257,271	319,735	44,970
Gain from deconsolidation of discontinued operations	—	(6,963,001)	(979,325)

Changes in operating assets and liabilities, net of the effect of acquisition:
Accounts receivable	(78,159)	(572,583)	(80,532)
Other receivable	(2,855,529)	(24,800,798)	(3,488,157)
Loan Receivable	(980,000)	(33,998,931)	(4,781,847)
Inventories	1,684,338	(2,677,965)	(376,648)
Prepaid expenses and other current assets	(2,431,307)	393,113	55,288
Amount due from related parties	(7,773,150)	7,230,230	1,016,910
Deferred tax assets	(8,389,041)	(2,970,702)	(417,820)
Other non-current assets	(3,784,109)	(301,112)	(42,350)
Prepayments from customers	(38,230,475)	(1,334,683)	(187,719)
Accounts payable	(798,253)	344,707	48,482
Accrued expenses and other current liabilities	(191,826)	34,934,340	4,913,409
Income tax payable	14,514,054	—	—
Contract liabilities	27,327,911	(9,288,567)	(1,306,409)
Amount due to related parties	42,314	1,082,218	152,211
Lease liabilities	2,749,254	(532,727)	(74,926)
Net cash generated from (used in) operating activities	422,093	(40,679,270)	(5,721,416)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(577,807)	(235,832)	(33,169)
Cash disposed from deconsolidation of subsidiaries	(38,472)	(2,561,612)	(360,283)
Net cash used in investing activities	(616,279)	(2,797,444)	(393,452)

HUAJIN (CHINA) HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS — (continued)

	As of December 31
	2021	2022
	RMB	RMB	USD
CASH FLOWS FROM FINANCING ACTIVITIES
Capital contribution from non-controlling interest holder	1,000,000	—	—
Dividend paid to shareholders	(11,180,000)	—	—
Net cash (used in) generated from financing activities	(10,180,000)	—	—
Exchange rate effect on cash and cash equivalents	(4,749)	22,200	3,122
Net (decrease) increase in cash and cash equivalents	(10,378,934)	(43,454,513)	(6,111,746)
Cash and cash equivalents at beginning of the year	55,327,185	44,948,252	6,321,836
Cash and cash equivalents at end of the year	44,948,251	1,493,739	210,090
Supplemental schedule of cash flow information
Income taxes paid	21,574	199,460	29,044

The accompanying notes are an integral part of the consolidated financial statements.

Huajin (China) Holdings Limited
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2022

1.      ORGANIZATION AND BASIS OF PRESENTATION

Huajin (China) Holdings Limited (the “Company”) was incorporated under the laws of the Cayman Islands on July 27, 2021. The Company and its subsidiaries (collectively the “Group”) are primarily engaged in providing smart community health care services and selling heath care products in the People’s Republic of China (“PRC”).

As of December 31, 2022, details of the Company’s subsidiaries were as follows:

Name	Date of establishment or acquisition	Place of establishment	Percentage of legal ownership by the Company	Principal activities
Subsidiaries:
Tianhong (HK) International Company Limited	August 10, 2021	Hong kong	100%	Investment holding
Shaanxi Qianxiang Kaihong Enterprise Management Ltd.	December 23, 2021	PRC	100%	Management
Beijing Xiaolekang Enterprise Management Ltd.	December 16, 2021	PRC	100%	Management
Shaanxi Qianxiang Health Technology Ltd.	February 7, 2014	PRC	100%	Provision of smart community health care services
Lelingkang (Beijing) Health Technology Ltd.	July 15, 2021	PRC	90%	Operation of smart community heath care business

2.      SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and Principle of Consolidation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the financial statements of the Company and all its majority-owned subsidiaries that require consolidation. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

As a result of the discontinued operations discussed in Note 18, the Group considered that it lost control over the Shaanxi Lvjian Elderly Care Service Ltd. (“Shaanxi Lvjian”) by October 31, 2022, and therefore deconsolidated Shaanxi Lvjian on October 31, 2022. The disposal represented a strategic shift that has a major effect on the Company’s operations and financial results. As a result, Shaanxi Lvjian has been reclassified as discontinued operation. For the periods presented, the assets and liabilities of the discontinued operation are presented separately on the consolidated balance sheets as of December 31, 2021, and the results of the discontinued operations, less income tax, are reported as (loss) income from discontinued operation, on the consolidated statements of operation and comprehensive (loss) income for the two years ended December 31, 2021 and 2022. See Note 18 — Discontinued Operation.

Deconsolidation

Upon the occurrence of certain events and on a regular basis the Group evaluates whether it no longer has a controlling interest in its subsidiaries, including consolidated variable interest entities. If the Company determines it no longer has a controlling interest, then the subsidiary is deconsolidated, The Company records a gain or loss on deconsolidation based on the difference on the deconsolidation date between (i) the aggregate of (a) the fair value of any consideration received and (b) the fair value of any retained non-controlling investment in the former subsidiary and (c) the carrying amount of any non-controlling interest in the subsidiary being deconsolidated less (ii) the carrying amount of the former subsidiary’s assets and liabilities.

Huajin (China) Holdings Limited
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2022

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company assesses whether a deconsolidation is required to be presented as discontinued operations in its consolidated financial statements on the deconsolidation date. This assessment is based on whether or not the deconsolidation represents a strategic shift that has or will have a major effect on the Company’s operations or financial results. If the Company determines that a deconsolidation requires presentation as a discontinued operation on the deconsolidation date, or at any point during the one-year period following such date it will present the former subsidiary as a discontinued operation in current and comparative period financial statements.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, the Group’s management reviews these estimates based on information that is currently available. Changes in facts and circumstances may cause the Group to revise its estimates. Significant accounting estimates reflected in the Group’s consolidated financial statement mainly include the estimated inventory write-down, allowance for doubtful accounts, the useful lives of property, plant and equipment, and income taxes related to realization of deferred tax assets and uncertain tax position.

Fair value measurements

Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Group considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability. The established fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of inputs may be used to measure fair value include:

Level 1

Level 1 Valuation techniques in which all significant inputs are unadjusted quoted prices from active markets for assets or liabilities that are identical to the assets or liabilities being measured.

Level 2

Level 2 Valuation techniques in which significant inputs include quoted prices from active markets for assets or liabilities that are similar to the assets or liabilities being measured and/or quoted prices for assets or liabilities that are identical or similar to the assets or liabilities being measured from markets that are not active. Also, model-derived valuations in which all significant inputs and significant value drivers are observable in active markets are Level 2 valuation techniques.

Level 3

Level 3 Valuation techniques in which one or more significant inputs or significant value drivers are unobservable. Unobservable inputs are valuation technique inputs that reflect the Group’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The fair value guidance describes three main approaches to measure the fair value of assets and liabilities: (1) market approach; (2) income approach and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income

Huajin (China) Holdings Limited
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2022

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset. When available, the Group uses quoted market prices to determine the fair value of an asset or liability. If quoted market prices are not available, the Group will measure fair value using valuation techniques that use, when possible, current market-based or independently sourced market parameters, such as interest rates and currency rates.

Financial instruments not reported at fair value include cash and cash equivalents, accounts receivable, loan receivable, amounts due from/to related parties, other receivables, accounts payable, and other current liabilities. The carrying amounts of the short-term financial instruments approximate their fair value due to their short-term nature.

Functional currency and foreign currency translation

The Group uses Renminbi (“RMB”) as its reporting currency. The functional currency of the Company and its subsidiary located outside of the PRC is the United States dollar (“US$”), and the functional currency of subsidiaries located in the PRC is RMB.

Assets and liabilities are translated from each entity’s functional currency to the reporting currency at the exchange rate on the balance sheet date. Equity amounts are translated at historical exchange rates, and revenues, expenses, gains and losses are translated using the average rate for the year. Translation adjustments are reported as cumulative translation adjustments and are shown as a separate component of accumulated other comprehensive income (loss) in the combined and consolidated statements of changes in shareholders’ equity.

Monetary assets and liabilities denominated in currencies other than the entity’s applicable functional currencies are translated into the functional currencies at the prevailing rates of exchange at the balance sheet date. Nonmonetary assets and liabilities are remeasured into the applicable functional currencies at historical exchange rates. Transactions in currencies other than the applicable functional currencies during the year are converted into the functional currencies at the applicable rates of exchange prevailing at the transaction dates. Transaction gains and losses are recognized as foreign exchange gain (loss), net in the combined and consolidated statements of operations and comprehensive loss.

Cash and cash equivalents

The Group classifies cash on hand and cash in bank with original maturities of three months or less, and are unrestricted as to withdrawal or use, as cash and cash equivalents.

Accounts receivable, net

Accounts receivable mainly consists of amount due from the Group’s customers. An allowance against account receivable is provided when the Group reasonably believes the amount will not be collected. The Group writes off accounts receivable when they are deemed uncollectible. The Group provided allowance for doubtful accounts of nil and RMB61,400 for accounts receivable for the years ended December 31, 2021 and 2022, respectively.

Inventories

Inventories consist of merchandises that are stated at lower of cost or net realizable value. Costs are computed under the weighted average method. Net realizable value is determined as estimated selling prices in the ordinary course of business, less reasonably predictable costs to sell. Valuation of inventories is based on currently available information about expected recoverable value. The estimate is dependent upon factors such as market trends, inventory ageing, and historical and forecasted customer demands. Inventory write-down is recorded as cost of revenues.

Huajin (China) Holdings Limited
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2022

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

Property, plant and equipment, net

Property, plant and equipment is stated at cost less accumulated depreciation and impairment. Property, plant and equipment are depreciated at rates sufficient to write off its costs less impairment, if any, over the estimated useful lives on a straight-line basis. The estimated useful lives are as follows:

Electronic equipment	2 – 8 years
Machinery and equipment	10 years
Furniture and fixture	3 – 5 years
Transportation vehicles	3 – 5 years
Leasehold improvements	Over the shorter of the lease term or expected useful lives

Revenue recognition

The Group applies the ASU 2014-09, Revenue from Contracts with Customers — Topic 606 for its revenue recognition for all periods presented. The Group follows five steps for its revenue recognition under ASC 606: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the entity satisfies a performance obligation.

(i)     Franchising fees

The Group generates revenues by franchising smart community health care centers under the brand name of Qianxiang. The Group collects from franchisees the initial franchising fees and annual franchise fee which are typically received upfront. Initial franchising fees represent provision of initial set-up services such as site renovation, product and service introduction and training services. Annual franchise fees represent supporting services provided by the Group to the franchised health care centers over the contract period. The Group determined that the services it provides in exchange for initial franchising fees and annual franchise fee are highly interrelated with the franchise right, and recognizes initial franchising fees and annual franchise fee received from a franchisee as revenue over the term of the franchise agreement because the franchise rights are accounted for as rights to access the Group’s symbolic intellectual property. The franchise agreement term is generally three years.

(ii)    Sales of health care merchandise

The Group’s health care merchandise consists of herbal products and health care instruments. The Group considers franchisees as its customers. Sales of health care merchandise are accounted for as a single performance obligation, and recognized at the point of time when the control of promised goods are transferred to the customers.

(iii)   Royalty fees

Royalty revenues are recognized based upon a percentage of membership fees collected by the franchised health care centers from the end customers. The Group identifies the royalty fees as a single performance obligation, and revenues are recognized over time throughout the membership period of the end customers, generally one year.

Huajin (China) Holdings Limited
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2022

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

Disaggregation of revenue

The following table presents the Group’s revenues disaggregated by revenue types.

	Years ended December 31,
	2021	2022
	RMB	RMB
Services:
Franchise fees	19,788,863	25,660,973
Royalty fees	55,092,413	4,893,899
Other	93,209	482,151

Products:
Sale of healthcare merchandise	14,504,070	19,966,046
Total net revenues	89,478,555	51,003,069

Contract liabilities

The Group’s contract liabilities consist of prepayments from customers and deferred revenue, primarily relate to the advance consideration of merchandise, initial franchise fees and annual franchise fees, and royalty fee received from franchisees. The prepayments from customers and deferred revenue are recognized as revenue once the criteria for revenue recognition are met.

The table below reflects the Group’s contract liabilities:

	As of December 31,
	2021	2022
	RMB	RMB
Prepayments from customers, current portion	30,259,855	39,937,251
Prepayments from customers, non-current portion	22,008,425	10,996,157
Deferred revenue, current portion	8,762,799	8,762,799
Deferred revenue, non-current portion	11,362,429	2,073,862

The Group recognized RMB64,415,248 and RMB35,178,973 in revenue for the years ended December 31, 2021 and December 31, 2022, respectively, which related to contract liabilities that existed at December 31, 2020 and 2021, respectively. The balances as of December 31, 2021 and 2022 are expected to be recognized as revenue within one to three years. There was no contract asset recorded as of December 31, 2021 and 2022.

Value added taxes

Pursuant to the PRC tax laws, after April 1, 2019, the value added tax (“VAT”) rate is 13% for sales of merchandise and 6% for service. VAT is paid after deducting input VAT on purchases.

Government grant

Government grants represent amounts granted by local government authorities as an incentive for companies to promote local economic development. Government grants received by the Group were in the form of value added taxes refund and for the purpose of giving immediate incentive with no future costs or obligations. Government grants are recognized in earnings in the Company’s consolidated statements of operations.

Huajin (China) Holdings Limited
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2022

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

Net Income (Loss) per share

Basic net income (loss) per share is computed by dividing net income (loss) attributable to the holders of ordinary shares by the weighted average number of ordinary shares outstanding during the year.

Diluted net income (loss) per share reflect the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised or converted into ordinary shares.

Income Taxes

Current income taxes are provided for in accordance with the laws of the relevant tax authorities. Deferred income taxes are provided using assets and liabilities method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined on the basis of the differences between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are recognized to the extent that these assets are more likely than not to be realized. In making such a determination, the management consider all positive and negative evidence, including future reversals of projected future taxable income and results of recent operation. Deferred tax assets are then reduced by a valuation allowance through a charge to income tax expense when, in the opinion of management, it is more likely than not that a portion of or all of the deferred tax assets will not be realized.

The Group accounts for uncertainty in income taxes recognized in the financial statements by applying a two-step process to determine the amount of the benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities. If the tax position is deemed more-likely-than-not to be sustained (defined as a likelihood of more than 50% of being sustained upon an audit, based on the technical merits of the tax position), the tax position is then assessed to determine the amount of benefits to recognize in the combined and consolidated financial statements. The amount of the benefits that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. Interest and penalties on income taxes will be classified as a component of the provisions for income taxes. The Group did not recognize any income tax due to uncertain tax position or incur any interest and penalties related to potential underpaid income tax expenses for the years ended December 31, 2021 and 2022.

Operating Leases

Leases where substantially all the rewards and risks of ownership of assets remain with the lessor are accounted for as operating leases. Total rental payments applicable to such operating leases are recognized on a straight-line basis over the lease term. Certain of the operating lease agreements contain rent holidays and are considered in determining the straight-line rent expense to be recorded over the lease term.

Comprehensive income (loss)

Comprehensive income (loss) is defined as the change in equity of the Group during a period arising from transactions and other events and circumstances excluding transactions resulting from investments by shareholders and distributions to shareholders. Comprehensive income (loss) is reported in the consolidated statements of operations and comprehensive income. Accumulated other comprehensive income (loss), as presented on the accompanying consolidated balance sheets consists of accumulated foreign currency translation adjustments.

Segment

The Chief Executive Officer is identified as the chief operating decision maker. The Group has only one segment.

Huajin (China) Holdings Limited
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2022

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

Concentration of risks

Concentration of credit risk

Financial instruments that potentially expose the Group to concentration of credit risk consist primarily of cash and cash equivalents, accounts receivable, amount due from related parties, other receivables and prepaid expenses and other current assets.

The Group places its cash and cash equivalents in various financial institutions in the PRC and Hong Kong Special Administrative Region. The Group believes that no significant credit risk exists as all of the Group’s cash and cash equivalents are held with financial institutions that Group’s management believes to be high credit quality.

Accounts receivable, other receivables and amount due from related parties are typically unsecured. The Group conducts credit evaluations of customers to whom credit terms are extended. The Group establishes an allowance for doubtful accounts based on historical experience, the age of the accounts receivable balances, credit quality of its customers, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect its ability to collect from customers. Prepaid expenses and other current assets consists of prepaid service fees and prepayment for inventories and others which can be applied for deduction of future payments for cost and expenses. The Group provided allowance of RMB924,685 and RMB689,784 to prepaid expenses and other current expenses for the years ended December 31, 2021 and 2022, respectively

Concentration of customers

No customers accounted for 10% or more of revenue and account receivables for the years ended and as of December 31, 2021 and 2022.

Concentration of suppliers

The Group has one supplier accounted for 10% or more of purchases for the years ended December 31, 2022:

	As of December 31,
	2021	2022
	RMB	RMB
Supplier A	—	3,982,074

Foreign currency risk

Some of the Group’s cash and cash equivalents are denominated in US$, fluctuations in exchange rates between US$ and RMB may result in foreign exchange gains or losses. The value of US$ is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market. The Group has cash and cash equivalents that are denominated in US$, totaling nil and US$4,779 as of December 31, 2021 and 2022, respectively.

Going Concern

As of December 31, 2022, the Company had net current liability of RMB43,158,649, and for the year ended December 31, 2022, negative cash flow from operating activities was RMB40,679,270. However, 80% of the total current liability as of December 31, 2022 was from the prepayment from customers and deferred revenue, majority of which will not be refunded. If excluding prepayment from customers and deferred revenue, the positive working capital would be RMB5,541,401.

Huajin (China) Holdings Limited
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2022

2.      SIGNIFICANT ACCOUNTING POLICIES (cont.)

In order to strengthen the Company’s liquidity in the foreseeable future, the Company has taken the following measures: (i) Taking various cost control measures to tighten the costs of operations; and (ii) Implementing various strategies to enhance sales and profitability. The management has a reasonable expectation that the Company has adequate resources to continue in operational existence for the foreseeable future.

Recent accounting pronouncements

Under the Jumpstart Our Business Startups Act of 2012, as amended (“the JOBS Act”), the Group meets the definition of an emerging growth company, or EGC as of December 31, 2020 and 2021, and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies. Once the Group ceases to qualify as EGC, it will immediately adopt the new and revised accounting standards already effective for public companies.

In December        , the Financial Accounting Standards Board (“FASB”) issued ASU-12, simplifying the Accounting for Income Taxes, as part of its initiative to reduce complexity in accounting standards. The amendments in the ASU are effective for non-issuers for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption of the standard is permitted, including adoption in interim or annual periods for which financial statements have not yet been issued. The Group has adopted the ASU from January 2022 and no material impact on the combined and consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Contracts in Entity’s Own Equity (Subtopic 815-40) — Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The ASU will be effective for the Group on January 1, 2024 and can be early adopted on January 1, 2021. The guidance reduces the number of accounting models for convertible debt instruments and convertible preferred stock.

For convertible instruments with conversion features that are not required to be accounted for as derivatives under Topic 815, Derivatives and Hedging, or that do not result in substantial premiums accounted for as paid-in capital, the embedded conversion features no longer are separated from the host contract. The Group is in the process of evaluating the impact on its financial statements upon adoption.

In November 2021, the FASB issued ASU 2021-10, Government Assistance (Topic 832) — Disclosures by Business Entities about Government Assistance. The amendments in this ASU require disclosures about transactions with a government that have been accounted for by analogizing to a grant or contribution accounting model to increase transparency about (1) the types of transactions, (2) the accounting for the transactions, and (3) the effect of the transactions on an entity’s financial statements. The amendments in this ASU are effective for all entities within their scope for financial statements issued for annual periods beginning after December 15, 2021. Early application of the amendments is permitted. The Group has adopted the ASU from January 2022 and no material impact on the combined and consolidated financial statements.

3.      INVENTORIES

Inventories consisted health care merchandise with balance of RMB2,256,390 and RMB5,002,196 as of December 31, 2021 and 2022, respectively. No write-down of inventories was recorded for the years ended December 31, 2021 and 2022.

Huajin (China) Holdings Limited
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2022

4.      OTHER RECEIVABLE

	As of December 31,
	2021	2022
	RMB	RMB
Receivables from Zhejiang Qianxiang Technology Co., Ltd.(1)	—	2,592,606
Receivables from Zhongmin Kangyi Health Service Co., Ltd.(1)	500,000	—
Receivables from Beijing Jingliuyuan Business Service Co., Ltd.(1)	292,311	—
Receivables from Beijing Qianxiang Health Technology Co., Ltd.(1)	646,001	646,001
Receivables from Zhejiang Jinkun Technology Co., Ltd.(1)	300,000	300,000
Receivables from Zhuoyouchengxiao (Hangzhou) Information Technology Service Co., Ltd.(1)	—	900,000
Receivables from Jishou Mapoling Ganxiang Health Information Consulting Service Co. Ltd.(1)	—	300,000
Receivables from third-party individuals(2)	986,891	1,098,850
Others	698,538	977,667
Less: allowance for doubtful accounts	(1,552,600)	(2,751,867)
Other receivable, net	1,871,141	4,063,257

____________

(1)      The balances as of December 31, 2021 and 2022 represent receivables from companies that the Group co-operated with, for investment, rent and service fees etc.

(2)      The balances as of December 31, 2021 and 2022 represent deposits from third-party individuals that the Group co-operated with.

5.      PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following:

	As of December 31,
	2021	2022
	RMB	RMB
Prepaid service fees	1,696,354	1,081,748
Prepayment for inventories and others	3,994,784	2,786,524
Others	3,499,492	2,895,386
Total	9,190,630	6,763,658
Less: allowance for doubtful accounts	(924,685)	(1,614,469)
Prepaid expenses and other current assets, net	8,265,945	5,149,189

6.      PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consisted of the following:

	As of December 31,
	2021	2022
	RMB	RMB
Electronics	1,337,610	1,342,958
Furniture, fixture and equipment	1,789,001	1,789,001
Leasehold improvement	2,902,739	2,902,739
Motor vehicles	1,251,795	1,251,795
Software application	122,072	122,072
Total	7,403,217	7,408,565
Less: Accumulated depreciation	(2,106,351)	(3,688,496)
Property, plant and equipment, net	5,296,866	3,720,069

Huajin (China) Holdings Limited
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2022

6.      PROPERTY, PLANT AND EQUIPMENT, NET (cont.)

Depreciation expenses were RMB1,600,393 and RMB1,631,651 for the years ended December 31, 2021 and 2022, respectively, of which RMB40,397 and RMB49,506 were related to discontinued operation for the years ended December 31, 2021 and 2022, respectively.

There was no impairment loss for the property, plant and equipment for the years ended December 31, 2021 and 2022, respectively.

7.      LOAN RECEIVABLE

	As of December 31,
	2021	2022
	RMB	RMB
Receivables from Shaanxi Lvjian Elderly Care Service Co., Ltd.(1)	—	28,673,931
Receivables from Tianhong Health (Beijing) Technology Co., Ltd.(1)	—	5,825,000
Receivables from a third-party individual(2)	980,000	480,000
Less: allowance for doubtful accounts	(480,000)	(3,837,893)
Loan receivable, net	500,000	31,141,038

____________

(1)      The balances as of December 31, 2022 represented interest-free loans extended by the Group to the entities disposed in 2022 (Note 17&18). The maturity date of the loans was December 31, 2023.

(2)      In 2021, the Group provided a loan of RMB980,000 to a third party individual, and the interest rate was set at the commercial bank deposit rate. The maturity date of the loan was December 31, 2022. The Company determined that this individual would not be able to repay the loan when it becomes due, and provided full allowance to the loan receivable.

8.      ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

The components of accrued expenses and other current liabilities are as follows:

	As of December 31,
	2021	2022
	RMB	RMB
Salary and welfare payable	913,121	620,686
Accrued expenses	701,941	172,174
Customer deposit	2,700,000	2,902,300
Others	9,929	135,866
Total	4,324,991	3,831,026

9.      LEASES

Operating leases

The Group’s leases consist of various operating lease contracts for offices in different cities in the PRC. The Group determines if an arrangement is a lease at inception. Some lease agreements contain lease and non-lease components, which the Group chooses to account for as separate components. The allocation of the consideration between the lease and the non-lease components is based on the relative stand-alone prices included in the lease contracts. None of the amounts disclosed below for these leases contains variable payments, residual value guarantees or options that were recognized as part of the right-of-use assets and lease liabilities. As of December 31, 2021 and 2022, the Group had no leases that were classified as a financing lease. As of December 31, 2021 and 2022, the Group did not have additional operating leases that have not yet commenced but create significant rights and obligations for the Group.

Huajin (China) Holdings Limited
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2022

9.      LEASES (cont.)

Total operating lease expenses for the years ended December 31, 2021 and 2022 were RMB1,026,013 and RMB799,027, respectively, which was recorded in cost of revenues, and general and administrative expenses on the consolidated statements of operations. The operating lease expenses for discontinuing operations were nil and nil for the years ended December 31, 2021 and 2022 respectively.

No impairment loss for operating lease right-of-use assets was recorded for the years ended December 31, 2021 and 2022, respectively.

For the year ended December 31, 2022, there was no cash paid and included in the measurement of lease liabilities, no operating cash flows used in operating leases, and no right-of-use assets obtained in exchange for new lease obligations.

As of December 31, 2022,
Weighted average remaining lease term	2.67 years
Weighted average discount rate	N/A

As the Group has paid for the lease for term of five years in 2020 and has not signed other lease agreement, no cash will be paid in future four years as of December 31, 2022. Annual undiscounted cash flows for lease payment for the future years is nil as of December 31, 2022.

10.    FAIR VALUE MEASUREMENT

Measured or disclosed at fair value on a recurring basis

The Group’s financial assets and liabilities primarily include cash and cash equivalents, accounts receivable, loan receivables, amounts due from related parties, other receivables, amount due to related parties and other payables.

The carrying amounts of cash and cash equivalents, accounts receivables, loan receivables, amounts due from related parties, other receivables, amount due to related parties and other payables approximate their fair values.

Measured or disclosed at fair value on a non-recurring basis

The Group measures property, plant and equipment and operating lease right-of-use assets at fair value on a non-recurring basis when events or changes in circumstances indicate that the carrying amount of these assets or asset group may not be recoverable. The fair value is determined using models with significant unobservable inputs (Level 3 inputs), primarily the management projection of discounted future cash flow and the discount rate. The Group recorded impairment loss on property, plant, and equipment and operating lease right-of-use assets of nil and nil during the years ended December 31, 2021 and 2022.

11.    INCOME TAXES

Cayman Islands

The Company is a tax-exempt entity incorporated in Cayman Islands.

Hong Kong

The Company’s subsidiaries located in Hong Kong and are subject to a profits tax rate of 8.25% on assessable profits on the first Hong Kong Dollars (“HK$”) 2 million and 16.5% for any assessable profits in excess of HK$2 million starting from the financial commencing on April 1, 2018.

Huajin (China) Holdings Limited
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2022

11.    INCOME TAXES (cont.)

China

The Company’s subsidiaries are subject to PRC Enterprise Income Tax (EIT), on the taxable income in accordance with the relevant PRC income tax laws, which have adopted a unified income tax rate of 25% since January 1, 2008.

The current and deferred components of the income tax expense appearing in the consolidated statements of operations are as follows:

	Years ended December 31,
	2021	2022
	RMB	RMB
Current tax expense	14,535,628	—
Deferred tax benefit	(8,389,041)	(2,970,702)
Total	6,146,587	(2,970,702)

The principal components of deferred tax assets and deferred tax liabilities are as follows:

	As of December 31,
	2021	2022
	RMB	RMB
Deferred tax assets
Net operating loss carry-forwards	731,067	8,944,007
Operating lease liabilities	84,819	—
Advertisement expense	1,000	—
Unrealized internal gains and losses	30,849	—
Allowance for receivables	739,321	2,066,408
Franchise Fee Deferred revenue	13,198,220	7,425,188
Total deferred tax assets	14,785,276	18,435,603
Less: valuation allowance	(816,885)	(1,496,509)
Total deferred tax assets, net	13,968,391	16,939,094
Deferred tax liabilities	—	—
Total deferred tax liabilities	—	—
Deferred tax assets, net	13,968,391	16,939,094
Deferred tax liabilities, net	—	—

The roll forward of valuation allowances of deferred tax assets were as follows:

	As of December 31,
	2021	2022
	RMB	RMB
Balance as of beginning of year	1,432,454	816,885
Addition of valuation allowance	1,306,186	2,452,813
Disposal of subsidiaries	(1,921,755)	(1,773,190)
Balance as of end of year	816,885	1,496,508

Huajin (China) Holdings Limited
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2022

11.    INCOME TAXES (cont.)

The reconciliation of the effective tax rate and the stay income tax rate applicable to PRC operations is as follows:

	Years ended December 31,
	2021	2022
	RMB	RMB
Income (loss) before income taxes	20,318,110	(14,499,249)
Income tax expense computed at an applicable tax rate of 25%	5,079,528	(3,624,812)
Permanent differences	759,648	659,773
Effect of income tax rate difference in other jurisdictions	16,907	29,090
Disposal of subsidiaries	(1,015,682)	(2,487,566)
Change in valuation allowance	1,306,186	2,452,813
Total	6,146,587	(2,970,702)

As of December 31, 2021 and 2022, the Group had net operating loss carry forwards of nil, and RMB17,442,995, respectively, which arose from the subsidiaries established in the PRC. The loss carry forwards will expire during the period from 2026 to 2027.

In addition, uncertainties exist with respect to how the current income tax law in the PRC applies to the Group’s overall operations, and more specifically, with regard to tax residency status. The New EIT Law includes a provision specifying that legal entities organized outside of the PRC will be considered residents for Chinese Income tax purposes if the place of effective management or control is within the PRC. The implementation rules to the New EIT Law provide that non-resident legal entities will be considered PRC residents if substantial and overall management and control over the manufacturing and business operations, personnel, accounting and properties, occurs within the PRC. Despite the present uncertainties resulting from the limited PRC tax guidance on the issue, the Group does not believe that the legal entities organized outside of the PRC within the Group should be treated as residents for EIT law purposes. If the PRC tax authorities subsequently determine that the Company should be deemed resident enterprises, the Company will be subject to the PRC income taxes, at a rate of 25%.

If any entity within the Group that is outside the PRC were to be a non-resident for PRC tax purposes dividends paid to it out of profits earned by PRC subsidiaries after January 1, 2008 would be subject to a withholding tax at a rate of 10%, subject to reduction by an applicable tax treaty with the PRC. As of December 31, 2022, the Company’s subsidiaries located in the PRC recorded aggregate accumulated deficits. Accordingly, no deferred tax liabilities has been accrued for the Chinese dividend withholding taxes.

The Group did not identify significant unrecognized tax benefits for the years ended December 31, 2021 and 2022. The Group did not incur any interest and penalties related to potential underpaid income tax expenses and also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from December 31, 2022.

12.    EMPLOYEE DEFINED CONTRIBUTION PLAN

Full time employees of the Group in the PRC participate in a government mandated defined contribution plan, pursuant to which certain pension benefits, medical care, employee housing fund, unemployment insurance and other welfare benefits are provided to employees. Chinese labor regulations require that the Group’s PRC entities make contributions to the government for these benefits based on certain percentages of the employees’ salaries. The Group has no legal obligation for the benefits beyond the contributions made. The total amounts for such employee benefits, which were expensed as incurred, were RMB618,287 and RMB982,150 for the years ended December 31, 2021 and 2022, respectively, of which RMB344,526 and RMB180,283 were related to discontinued operation for the years ended December 31, 2021 and 2022, respectively.

Huajin (China) Holdings Limited
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2022

13.    NET INCOME (LOSS) PER SHARE

Basic and diluted net income (loss) per share for each of the periods presented were calculated as follows. Shares issuable for little consideration have been included in the number of outstanding shares used for basic and diluted loss per ordinary share.

	Years ended December 31,
	2021	2022
	RMB	RMB
Numerator:
Net income (loss) attributable to Huajin (China) Holdings Ltd. from continuing operations	15,527,522	(10,347,248)
Net (loss) income attributable to Huajin (China) Holdings Ltd. from discontinuing operations	(3,831,451)	1,942,335
Net income (loss) attributable to ordinary shareholders of Huajin (China) Holdings Ltd.	11,696,071	(8,404,913)

Denominator:
Weighted average ordinary shares outstanding used in computing basic net income (loss) per ordinary share	48,500	49,551

Net income (loss) per attributable to ordinary shareholders – basic and diluted	241.16	(169.62)
Net income (loss) per share from continuing operations – basic and diluted	320.16	(208.82)
Net income (loss) per share from discontinuing operation – basic and diluted	(79.00)	39.20

14.    RELATED PARTY TRANSACTION

(1)    Related parties

Name of related parties	Relationship with the Group
Li Xuehong	Founding shareholder
Hongfeng International Company Limited	An affiliate of the shareholder of the Group
Destiny Creator Limited	Shareholder of the Company
Hangzhou Qianxiang Technology Ltd.	An affiliate of the shareholder of the Group
Zhejiang Qianxiang Technology Co., Ltd.	An affiliate of the shareholder of the Group
Beijing Renji Institute of Traditional Chinese Medicine	An affiliate of the shareholder of the Group
Langao Elderly Traditional Chinese Medicine Clinic	An affiliate of the shareholder of the Group
Shaanxi Hongfei Enterprise Management Co., Ltd	An affiliate of the shareholder of the Group
Liu Xiaoxu	Management
Li Bo	Management
Kuang Lili	Management
Du Maijuan	Management
Wang Baoguo	Management
An hongxing	Management
Zuo Mingkun	Management
Gao Mimi	Management
Han Jiucheng	Management

Huajin (China) Holdings Limited
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2022

14.    RELATED PARTY TRANSACTION (cont.)

(2)    The related party transactions are as follows:

Staff advance:

	Years ended December 31,
	2021	2022
	RMB	RMB
Management	476,220	1,107,798

Extension of loan to the Company:

	Years ended December 31,
	2021	2022
	RMB	RMB
Li Xuehong	500,000	—

(3)    The amounts due from/due to related parties are as follow:

	As of December 31,
	2021	2022
	RMB	RMB
Affiliates of the shareholders of the Group	3,365,087	—
Management	2,592,606	1,205,087
Li Xuehong	2,499,919	—
Hongfeng International Company Limited(1)	270,835	—
Destiny Creator Limited(1)	—	293,131
Amounts due from related parties:	8,728,447	1,498,218

____________

(1)      The balances represent consideration receivables from the affiliates of the shareholders of the Company to subscribe for the Company’s ordinary shares. These balances were paid in June 2023.

	As of December 31,
	2021	2022
	RMB	RMB
Li Xuehong	42,314	1,124,532
Amounts due to related party:	42,314	1,124,532

15.    SEGMENT INFORMATION

The Group’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer of the Company, who reviews financial information when making decisions about allocating resources and assessing performance of the Group. An operating segment is a component of the Group that engages in business activities from which it may earn revenues and incur costs, and is identified on the basis of the internal financial reports that are provided to and regularly reviewed by the Group’s CODM. All of the Company’s operating facilities and long-lived assets are in China. The Company has determined that it has only one operating segment as defined by ASC 280.

16.    RESTRICTED NET ASSETS

Relevant PRC statutory laws and regulations permit payments of dividends by the Group’s PRC entities only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of the Company’s entities.

Huajin (China) Holdings Limited
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2022

16.    RESTRICTED NET ASSETS (cont.)

Prior to payment of dividends, pursuant to the PRC laws and regulations, enterprises incorporated in the PRC must make appropriations from after-tax profit to non-distributable reserve funds as determined by the Board of Directors of each company. These reserves include (i) general reserve, and (ii) other reserves at the discretion of the Board of Director.

Subject to certain cumulative limits, the general reserve requires annual appropriations of 10% of after-tax profits as determined under PRC laws and regulations at each year-end until the balance reaches 50% of the PRC entity registered capital; the other reserve appropriations are at the Company’s discretion. These reserves can only be used for specific purposes of enterprise expansion and are not distributable as cash dividends. The Company’s subsidiaries contributed RMB2,445,699 and RMB2,445,699 the general reserve during the years ended December 31, 2021 and 2022, respectively.

Because the Group’s PRC entities can only be paid out of distributable profits reported in accordance with PRC accounting standards, the Group’s PRC entities are restricted from transferring their net assets to the Company. The restricted amounts include the paid-in capital and stay reserves of the Group’s PRC entities. The Group’s restricted net assets was RMB7,495,699 as of December 31, 2022.

17.    DISPOSAL OF SUBSIDIARIES

In 2021 and 2022, as part of the Group’s reorganization plan, the Group disposed the following subsidiaries.

Entity	Date of Disposal	Consideration
RMB
Hangzhou Cuhe Internet Technology Ltd.	August 27, 2021	300,000
Zhejiang Jinkun Technoloyg Ltd.	August 27, 2021	—
Beijing Qianxiang Health Technology Ltd.	September 13, 2021	180,000
Shanxi Qianxiang Hongfei Biology Technology Ltd.	April 18, 2022	—
Tianhong Kangjian (Beijing) Health Technology Ltd.	May 16, 2022	—
Jiu Shan (Zhejiang) Health Technology Ltd.	May 6, 2022	—
Junchuang Guokang (Beijing) Technology Ltd.	May 6, 2022	170,000
Tangshan Kangxiong Technology Ltd.	May 12, 2022	—
Hunan Lelingkang Health Technology Ltd.	May 16, 2022	—

The Group recognized loss from the disposals for RMB3,257,271 and RMB319,735 for the years ended December 31, 2021 and 2022, respectively.

18.    DISCONTINUED OPERATION

On October 31, 2022, the Company disposed its 100% owned subsidiary, Shaanxi Lvjian Edly Care Service Ltd (“Shaanxi Lvjiang”), to two third party individuals with consideration of nil. The reason for the disposal was to focusing on smart community health care services.

On the date of disposal, the Company calculated a gain regarding the deconsolidation of the Shan-xi Lvjian as follows.

As of October 31, 2022,
RMB
Consideration received	—
Less: Net assets of Shaanxi Lvjian	(6,963,001)
Gain on deconsolidation of Shaanxi Lvjian	6,963,001

Huajin (China) Holdings Limited
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2022

18.    DISCONTINUED OPERATION (cont.)

Accordingly, assets, liabilities, revenues and expenses and cash flows related to Shaanxi Lvjian have been reclassified in the consolidated financial statements as discontinued operations for all periods presented.

The following table summarizes the carrying amounts of the major classes of assets and liabilities of the discontinued operations in the consolidated balance sheet as of December 31, 2021:

As of December 31, 2021
RMB
Cash and cash equivalents	16,875,490
Accounts receivable, net	94,586
Other receivable, net	2,717,987
Inventories	97,956
Prepaid expenses and other current assets	4,921
Other current assets	118
Total current assets	19,791,058

Property, plant and equipment	216,199
Total Assets	20,007,257

Accrued expenses and other current payables	(174,308)
Accounts payable	(32,514)
Contract liabilities-current	(77,668)
Total Liabilities	(284,490)

The condensed cash flows of Shaanxi Lvjian were as follows for the years ended December 31, 2021 and for the period from January 1, 2022 through October 31, 2022, the date immediately preceding the deconsolidation:

	For the year ended December 31, 2021	For the period from January 1 to October 31, 2022
	RMB	RMB
Net cash provide (used in) by operating activities	15,425,465	(16,650,135)
Net cash (used in) investing activities	(108,192)	(159,942)
Net cash (used in) provide by financing activities	900,000	—

Shaanxi Lvjian’s results of operations for the period from January 1, 2021 through October 30, 2022, the date immediately preceding the deconsolidation are shown in the table below, are included in the consolidated results of operations of the Company as net (loss) income from the discontinued operations, net of income taxes for those respective periods, after intercompany eliminations, as applicable.

Huajin (China) Holdings Limited
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2022

18.    DISCONTINUED OPERATION (cont.)

	For the year ended December 31, 2021	For the period from January 1 to October 31, 2022
	RMB	RMB
Net revenues	1,475,009	905,930
Cost of revenues	2,282,254	810,349
Selling, research and development, and general and administrative expenses	3,052,130	5,184,230
Government subsidy	26,067	—
Other income	1,857	67,983
Loss from the operations of the discontinued operations, before income tax	(3,831,451)	(5,020,666)
Income tax benefit (expenses)	—	—
Loss from the operations of the discontinued operations, net of tax	(3,831,451)	(5,020,666)
Gain on deconsolidation of the subsidiary net of tax	—	6,963,001
(Loss) income from the discontinued operations, net of tax	(3,831,451)	1,942,335

Certain disclosure of net income (loss) per share for the years ended December 31, 2021 and 2022 were retrospectively adjusted as a result of the discontinued operation.

19.    SUBSEQUENT EVENT

The Group has evaluated subsequent events through July 11th, 2023, which is the date when the consolidated financial statements were issued.

Annex A

MERGER AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

HUAJIN (CHINA) HOLDNGS LIMITED (THE “COMPANY”),

XUEHONG LI, AS REPRESENTATIVE OF THE SHAREHOLDERS OF THE COMPANY
(“SHAREHOLDERS’ REPRESENTATIVE”),

OAK WOODS ACQUISITION CORPORATION. (“PURCHASER”) AND

OAK WOODS MERGER SUB INC. (“MERGER SUB”)

DATED AS OF August 11, 2023

MERGER AGREEMENT
AND
PLAN OF REORGANIZATION

This MERGER AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of August 11, 2023 (the “Execution Date”) by and among Huajin (China) Holdings Limited, an exempted company incorporated in the Cayman Islands (the “Company” or “Huajin”), Xuehong Li, as representative of the shareholders of the Company (the “Shareholders’ Representative”), Oak Woods Acquisition Corporation, an exempted company incorporated in the Cayman Islands (the “Purchaser” or “Oak Woods”) and Oak Woods Merger Sub Inc., an exempted company incorporated in the Cayman Islands (the “Merger Sub”).

WITNESSETH

A. The Company and its existing and future intended Subsidiaries (as defined in this Agreement) (collectively, together with the Company, the “Company Group”) are in the business of providing healthcare and home care services, with a focus on the healthcare services, senior-care services and healthcare products sales to the world-wide elderly population (which, together with all other businesses and activities conducted by the Company Group, is hereinafter referred to as the “Business”);

B. The Purchaser is a blank check company whose securities are publicly traded on the NASDAQ Stock Market and was formed for the sole purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities and Merger Sub is a wholly-owned subsidiary of the Purchaser;

C. The Company Shareholders listed on the final Schedule 1.17 hereto and own or will own immediately prior to the Closing, 100% of the issued and outstanding Company Securities;

D. For United States’ federal income tax purposes, the Merger is intended to constitute a “reorganization” within the meaning of Section 368(a)(2)(E) of the Code and the parties to this Agreement hereby adopt this Agreement insofar as it relates to the Merger as a “plan of reorganization” within the meaning of Section 1.368.2(g) of the United States Treasury regulations;

E. The Company shall merge with Merger Sub (the “Merger”) pursuant to the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”), after which the Company will be the surviving company (the “Surviving Corporation”) and the Company shall then be a wholly-owned direct subsidiary of Oak Woods.

F. Contemporaneously with the execution and delivery of the Closing Deliverables the parties intend to negotiate and execute a separate backstop and subscription agreement (the “Backstop and Subscription Agreement”), which upon completion would become fully integrated with this Agreement at Closing.

Annex A-1

NOW THEREFORE, upon the terms, conditions, covenants and promises made herein, and for other good and valuable consideration, the parties agree as follows:

ARTICLE I
DEFINITIONS

The following terms, as used herein, have the following meanings:

1.1 “Action” means any legal action, suit, claim, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise, by or before any Authority.

1.2 “Additional Agreements” mean the (i) Registration Rights Agreement substantially in the form attached hereto as Exhibit A; (ii) Indemnification Escrow Agreement substantially in the form attached hereto as Exhibit B (“Indemnification Escrow Agreement”) by and among the Purchaser, the Shareholders Representative on behalf of the Company Shareholders and the Escrow Agent, (iii) Lock-Up Agreement substantially in the form attached hereto as Exhibit C attached hereto (“Lock-Up Agreement”), (iv) Employment Agreements by and among each of the persons named in Schedule 7.3, the Company and the Purchaser (the “Employment Agreements”) in the form as mutually agreed by the Company, the Purchaser and each such named person, (v) the Non-Compete and Non-Solicitation Agreement (the “Non-Compete Agreements”) substantially in the form of Exhibit D, (vi) the engagement letter entered into by the Shareholders’ Representative, the Company, and the Company Shareholders, and (vii) the Backstop and Subscription Agreement

1.3 “Adjusted Equity Valuation” means the amount equal to the difference by deducting the Closing Net Debt from $250,000,000.

1.4 “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

1.5 “Aggregate Investment Amount” means the aggregate amount of immediately available funds contained in the Trust Account (net of any Purchaser Redemption Amount) immediately prior to the Closing (but prior to the payment of any expenses of Purchaser).

1.6 “Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, foreign, Federal, state, or local.

1.7 “Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or controlled by a Person in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.

1.8 “Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business.

1.9 “Closing” has the meaning set forth in Section 2.6.

1.10 “Closing Consideration Conversion Ratio” shall mean a number of Purchaser Ordinary Shares equal to the quotient obtained by dividing (a) the Purchaser Merger Shares; by (b) the number of Company Securities, on a fully-diluted, fully-exchanged and converted basis, in each case, as listed on Schedule 1.17.

1.11 “Closing Net Debt” means the aggregate amount of the Indebtedness of each of the members of the Company Group as of the Closing Date.

1.12 “COBRA” means collectively, the requirements of Sections 601 through 606 of ERISA and Section 4980B of the Code.

1.13 “Code” means the Internal Revenue Code of 1986, as amended.

1.14 “Company Capital Stock” has the meaning set forth in Section 4.5.

Annex A-2

1.15 “Charter Documents” means the certificate of incorporation, memorandum of association and articles of association (or equivalent constitutional or organizational documents in the relevant jurisdiction) of any company.

1.16 [Reserved].

1.17 “Company Securities” means the Company Shares, all as described on Schedule 1.17 annexed hereto; [excluding any Company Securities which may be held at Closing by, or issuable to, the PIPE Investors].

1.18 “Company Shares” means the Company’s ordinary shares, par value $1.00 each.

1.19 “Company Shareholder” means each Person who legally or beneficially holds Company Securities or has the right to acquire Company Securities immediately prior to the Effective Time and the list of the existing Company Shareholders as of the date of this Agreement appears as Schedule 1.17 annexed hereto.

1.20 “Companies Act”: has the meaning set forth in the Recitals.

1.21 “Contracts” means the Leases and all other contracts, agreements, leases (including equipment leases, car leases and capital leases), licenses, Permits, commitments, client contracts, statements of work (SOWs), sales and purchase orders and similar instruments, oral or written, to which any member of the Company Group is a party or by which any of its respective assets are bound.

1.22 “Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing, a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

1.23 “Copyleft Terms” means any terms of a license commonly referred to as an open source, free Software, copyleft, or community source code license (including any Software licensed under the GNU General Public License, GNU Lesser General Public License, Apache Software License, or any other public source code license arrangement) or any similar license, in each case that require, as a condition of or in connection with any use, modification, reproduction, or distribution of any Software licensed thereunder (or any proprietary Software or other Company Intellectual Property Rights that are used by, incorporated into or includes, relies on, is linked to or with, is derived from, or is distributed with such Software), any of the following: (a) the disclosing, making available, distribution, offering or delivering of source code or any information regarding such Software or other Company Intellectual Property Rights for no or minimal charge; (b) the granting of permission for creating modifications to or derivative works of such Software or other Company Intellectual Property Rights; (c) the granting of a royalty-free license, whether express, implied, by virtue of estoppel or otherwise, to any Person under Intellectual Property Rights (including without limitation Patents) regarding such Software or other Company Intellectual Property Rights (whether alone or in combination with other hardware or Software); or (d) the imposition of restrictions on future Patent licensing terms, or other abridgement or restriction of the exercise or enforcement of any Intellectual Property Rights through any means.

1.24 “Deferred Underwriting Amount” means the portion of the underwriting discounts and commissions held in the Trust Account, which the underwriters of the IPO are entitled to receive upon the Closing in accordance with the Trust Agreement.

1.25 “Environmental Laws” shall mean all Laws that prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act and the Clean Water Act.

Annex A-3

1.26 [Reserved]

1.27 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

1.28 “Escrow Agent” means Continental Stock Transfer & Trust Company which shall serve as escrow agent with respect to Indemnification Escrow Agreement.

1.29 “Escrow Participant” means Xuehong Li.

1.30 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.31 “Governmental Entity” means any domestic or non-U.S. legislative, administrative or regulatory authority, agency, commission, body, court or other governmental or quasi-governmental entity of competent jurisdiction, including any supranational body.

1.32 “Hazardous Material” shall mean any material, emission, chemical, substance or waste that has been designated by any Authority to be radioactive, toxic, hazardous, a pollutant or a contaminant.

1.33 “Hazardous Material Activity” shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, labeling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including, any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any recycling, product take-back or product content requirements.

1.34 [Reserved].

1.35 “Indemnification Escrow Agreement” means an agreement in substantially the form attached hereto as Exhibit B, between the Escrow Participant, the Escrow Agent and the Purchaser with respect to the Indemnification Escrow Shares to reflect the terms set forth in Section 10.3.

1.36 “Indemnification Escrow Shares” means an aggregate of 5% of the Purchaser Merger Shares issuable to the Escrow Participant at Closing and held by the Escrow Agent pursuant to the Indemnification Escrow Agreement which shall serve to satisfy the indemnification obligations of the Escrow Participant to the Purchaser pursuant to Article X. For purposes of clarity, the Indemnification Escrow Shares excludes any Company Securities which may be held at Closing by, or issuable to, the PIPE Investors.

1.37 “IPO” means the initial public offering of Purchaser pursuant to a prospectus dated March 28, 2023 as filed under the Securities Act.

1.38 “Indebtedness” means with respect to any Person, (a) all obligations of such Person for borrowed money under credit and debt facilities, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements), including with respect thereto, all interests, fees and costs, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business), (e) all indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all guarantees by such Person, (g) all liability of such Person with respect to any hedging obligations, including interest rate or currency exchange swaps, collars, caps or similar hedging obligations, and (h) any agreement to incur any of the same. For informational purposes, Indebtedness shall include any loans that are not carried as tangible liabilities on the Financial Statements on a stand-alone basis (whether or not such liabilities are included in the footnotes to the Financial Statements).

1.39 “Intellectual Property Rights” means any and all intellectual property or industrial property rights existing, created, arising, or protected under applicable Law anywhere in the world, including all rights, title, and interest in and to any and all: (a) trademarks, service marks, certification marks, brand names, slogans, logos, symbols, trade dress, trade names, corporate and business names, social media identifiers and related accounts, and

Annex A-4

other indicia of source or origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of the same (collectively, “Trademarks”); (b) patents, patent applications, patentable inventions, invention disclosures and other patent rights, including provisionals, extensions, divisionals, continuations, continuations-in-part, re-issues, re-examinations, interferences, and counterparts thereof (collectively, “Patents”); (c) confidential information, trade secrets, inventions, know-how, processes, procedures, ideas, research and development, formulas, compositions, algorithms, source code, object code, technology, data and databases, manufacturing and production processes and techniques, specifications, prototypes, models, designs, drawings, customer lists and supplier lists, pricing and cost information, and business and marketing plans and proposals; (d) published and unpublished works of authorship, whether copyrightable or not (including Software, website and mobile content, data, databases and other compilations of information), copyrights, design and database rights, and registrations and applications for any of the foregoing and all renewals, extensions, restorations and reversions thereof, and all moral rights associated with any of the foregoing (collectively, “Copyrights”); (e) mask works and all applications, registrations, and renewals in connection therewith; (f) Internet domain names and URLs; (g) rights recognized under applicable Law that are equivalent or similar to any of the foregoing, including: any and all rights of any kind whatsoever accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions, and otherwise throughout the world; any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and any and all claims and causes of action with respect to any of the foregoing and all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, or other violation of the foregoing; (h) copies and tangible embodiments thereof (in whatever form or medium); and (i) and all embodiments and fixations thereof and related documentation and registrations and all additions, improvements and accessions thereto, and with respect to each of the forgoing items in this definition, which is owned or licensed or filed by any member of the Company Group, or used or held for use in the Business, whether registered or unregistered or domestic or foreign.

1.40 “Inventory” is defined in the UCC.

1.41 “Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

1.42 “Leases” means the leases set forth on Schedule 1.42 attached hereto, together with all fixtures and improvements erected on the premises leased thereby.

1.43 “Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

1.44 “Material Adverse Effect” or “Material Adverse Change” means a material adverse change or a material adverse effect upon the assets, liabilities, financial condition, net worth, management, earnings, cash flows, business, operations or properties of the Company Group and the Business, taken as a whole, provided, however, that “Material Adverse Effect” or “Material Adverse Change” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Purchaser; (vi) any changes in applicable Laws or accounting rules (including U.S. GAAP) or the enforcement, implementation or interpretation thereof; (vii) the announcement, pendency or completion of the transactions contemplated by this Agreement (provided, that the exception in this subclause (vii) shall not apply to any representation or warranty contained in Sections 4.3, 4.4 or 4.10 or to the determination of whether any inaccuracy in such representations or warranties would reasonably be expected to have a Material Adverse Effect for purposes of Sections 12.2(b)); or (viii) any natural or man-made disaster or acts of God; except, in the case of subclauses (i), (ii), (iv), (vi) and (viii), to the extent such change, event, circumstance or effect has a disproportionate adverse effect on such entity as compared to other Persons engaged in the same industry.

Annex A-5

1.45 “Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

1.46 “Permitted Liens” means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to Purchaser; (ii) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts (A) that are not delinquent, (B) that are not material to the business, operations and financial condition of the Company so encumbered, either individually or in the aggregate, and (C) not resulting from a breach, default or violation by the Company Group of any Contract or Law; (iii) liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings (and for which adequate accruals or reserves have been established on the Financial Statements), and (iv) the Liens set forth on Schedule 4.14(c).

1.47 “Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

1.48 “Personal Information” means any information that relates, to, describes, identifies, could reasonably be used to identify, or could reasonably be linked directly or indirectly with an individual, browser household or device, including an individual’s combined first and last name, address, telephone number, fax number, email address, social security number or other identifier issued by a Governmental Entity (including any state identification number, driver’s license number, or passport number), geolocation information of an individual or device, biometric data, medical or health information, credit card or other financial information (including bank account information), cookie identifiers, or any other browser-or device-specific number or identifier, or any web or mobile browsing or usage information that is linked to the foregoing.

1.49 “PIPE Investors” means those certain third-party investors that may enter into subscription agreements with the Purchaser on terms acceptable to the Company and Purchaser (the “Subscription Agreements”) pursuant to which such third-party investors will commit to make the PIPE Investment.

1.50 [Reserved].

1.51 “PIPE Investment” means the private investment in Purchaser as a public company by the PIPE Investors to purchase share capital of Purchaser on terms mutually agreeable to the Company and Purchaser.

1.52 [Reserved].

1.53 “Predecessor” means an entity whose ownership, title and interest, including all rights, benefits, duties and liabilities were acquired in an uninterrupted chain of succession by the Company.

1.54 [Reserved]

1.55 [Reserved]

1.56 “[Reserved].

1.57 “Public Official” means any Person employed by, representing or acting on behalf of a Governmental Entity or enterprise thereof (including a state-owned or state-controlled enterprise) or a public international organization, any representative or official of a political party or any candidate for any political office.

1.58 “Purchaser Ordinary Shares” means the means the class A ordinary shares of the Purchaser, par value $0.0001 each (also referred to as the “Purchaser Class A Ordinary Shares”).

1.59 “Purchaser Merger Shares” means, subject to any adjustments pursuant to Section 3.1 hereof, an aggregate number of Purchaser Class A Ordinary Shares, issuable to the pre-Closing holders of Company Securities, representing without any duplication (i) shares issuable upon exchange of Company Securities, and (ii) the Indemnification Escrow Shares, which shall be the Adjusted Equity Valuation of the Company divided by $10.00.

Annex A-6

1.60 “Purchaser Private Rights” means the 343,125 rights issued in private placements at the time of consummation of the Purchaser’s IPO, entitling the holder thereof to purchase 1/6th of a share of Purchaser Class A Ordinary Shares for each one right.

1.61 “Purchaser Private Unit” means a unit of the Purchaser issued in private placements at the time of consummation of the Purchaser’s IPO, comprised of (a) one share of Purchaser Class A Ordinary Shares and (b) one warrant to purchase one share of Purchaser Class A Ordinary Shares at an exercise price of $11.50 per share and (c) one right to purchase 1/6th of a share of Purchaser Class A Ordinary Shares.

1.62 “Purchaser Private Warrants” means the 343,125 warrants issued in private placements at the time of consummation of the Purchaser’s IPO, entitling the holder thereof to purchase one share of Purchaser Class A Ordinary Shares at an exercise price of $11.50 per share.

1.63 “Purchaser Public Rights” means the 5,750,000 rights that were included in as part of each Purchaser Public Unit in the aggregate, issued in the Purchaser’s IPO, entitling the holder thereof to purchase one share of Purchaser Class A Ordinary Shares at an exercise price of $11.50 per share.

1.64 “Purchaser Public Unit” means a unit of the Purchaser issued in the Purchaser’s IPO comprised of (a) one share of Purchaser Class A Ordinary Shares and (b) one warrant to purchase one share of Purchaser Class A Ordinary Shares at an exercise price of $11.50 per share and (c) one right to purchase 1/6th of a share of Purchaser Class A Ordinary Shares.

1.65 “Purchaser Public Warrants” means the 5,750,000 warrants that were included in as part of each Purchaser Public Unit in the aggregate, issued in the Purchaser’s IPO, entitling the holder thereof to purchase one share of Purchaser Class A Ordinary Shares at an exercise price of $11.50 per share.

1.66 “Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

1.67 “Reference Time” means the close of business of the Company on the business day immediately prior to the Closing Date (but without giving effect to the transactions contemplated by this Agreement, including any payments by Purchaser hereunder to occur at the Closing, but treating any obligations in respect of Indebtedness or other liabilities that are contingent upon the consummation of the Closing as currently due and owing without contingency as of such time).

1.68 “Registration Rights Agreement” means the agreement, in substantially the form attached hereto as Exhibit A, governing the resale pursuant to a registration statement to be filed under the Securities Act of all Purchaser Class A Ordinary Shares issuable to the Company’s Shareholders pursuant to this Agreement.

1.69 “Release” means any releasing, spilling, emitting, leaking, pumping, pouring, injection, escaping, depositing, disposing, emptying, discharging, dispersing, dumping, leaching or migration of any Hazardous Materials into, onto, in, on or through the indoor or outdoor environment, including relating to any landfill, basin, subsurface or aboveground pipeline or other structure, wetland, quarry or natural resource (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through indoor or outdoor air, soil, subsurface strata, sediment, surface water or groundwater.

1.70 “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

1.71 “SEC” means the United States’ Securities and Exchange Commission.

1.72 “Securities Act” means the Securities Act of 1933, as amended.

1.73 “Shareholder” means each Person who holds shares of Company Capital Stock immediately prior to the Effective Time.

Annex A-7

1.74 “Software” and all (a) computer programs, applications, middleware, firmware, microcode and other software (and all derivative works, foreign language versions, enhancements, versions, releases, fixes, upgrades and updates thereto), including operating systems, algorithms, heuristics, models and methodologies, compilations, development tools, compilers, comments, user interfaces, menus, buttons and icons, application programming interfaces, files, data scripts, architecture, algorithms, and higher level or “proprietary” languages, in each case, whether in source code, object code or other form or format, including code, libraries, subroutines and other components thereof, all documentation relating thereto; (b) testing, validation, verification and quality assurance materials; (c) databases, conversions, interpreters and compilations, including any and all data and collections of data, whether machine readable or otherwise; (d) descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop any of the foregoing; (e) all documentation, including user manuals, web materials and architectural and design specifications and training materials, relating to any of the foregoing; (f) software development processes, practices, methods and policies recorded in permanent form, relating to any of the foregoing; (g) performance metrics, sightings, bug and feature lists, build, release and change control manifests recorded in permanent form, relating to any of the foregoing; and (h) all media and other tangible property necessary for the delivery or transfer of any of the foregoing.

1.75 “Subsidiary” means each entity of which at least fifty percent (50%) of the capital stock or other equity or voting securities are, as of the date of this Agreement and required to be under the conditions to Closing as set forth under Article IX hereof, as of the Closing, Controlled or owned, directly or indirectly, by the Company, which for the avoidance of doubt shall include any variable interest entity through which all or a portion of the Business is conducted. With respect to the Company, its direct and indirect subsidiaries as of the date of this Agreement and Closing are listed on Schedule 1.75, which Schedule includes a statement setting forth the amount of such direct and indirect equity ownership by the Company.

1.76 “Schedule” means each schedule referred to herein in its final completed form, as appended hereto and merged with this Agreement, at Closing.

1.77 “Tangible Personal Property” means all tangible personal property and interests therein, including machinery, computers and accessories, furniture, office equipment, communications equipment, automobiles, laboratory equipment and other equipment owned or leased by the Company Group and other tangible property.

1.78 “Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental), together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

1.79 “Taxing Authority” means the Internal Revenue Service and any other Authority responsible or the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

1.80 “Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

1.81 “UCC” means the Uniform Commercial Code of the State of New York, or any corresponding or succeeding provisions of Laws of the State of New York, or any corresponding or succeeding provisions of Laws, in each case as the same may have been and hereafter may be adopted, supplemented, modified, amended, restated or replaced from time to time.

1.82 [Reserved].

1.83 “U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

Annex A-8

ARTICLE II
MERGER

2.1 Merger. At the Effective Time, in accordance with the applicable provisions of the Companies Act, the Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall cease and the Company shall be the surviving corporation. The Company Securities held by or beneficially owned by, the Company Shareholders shall thereafter represent an aggregate number of Purchaser Merger Shares, subject to any adjustment pursuant to Section 3.1 hereof. The Purchaser Merger Shares issuable at closing shall be issued pro rata to the Company Shareholders based upon their holdings as set forth on Schedule 1.17. As a result of the Merger, the Company shall (a) become a wholly-owned subsidiary of Purchaser, and continue to be governed by the Companies Act and (b) the Subsidiaries of the Company shall thereafter be indirect subsidiaries of Purchaser.

2.2 Merger Effective Date. The parties hereto shall, in coordination with each other, inform the Registrar of Companies in the Cayman Islands under the Companies Act that all conditions to the Merger of the Merger Sub with and into the Company under the Companies Act and this Agreement (other than those set out in this clause 2.2) have been satisfied and completed and file all documentation required to be submitted to the Registrar of Companies in the Cayman Islands under this Agreement and the Companies Act (including without limitation the duly completed and executed Plan of Merger in substantially the form set out in Exhibit E (the “Plan of Merger”) and setting forth the proposed date for the effectiveness of the Merger and request that the Registrar of Companies issue a certificate of merger evidencing the Merger in accordance with the Companies Act (the “Certificate of Merger”). The Merger shall become effective upon the date set forth in the Certificate of Merger in accordance with the Companies Act (the time at which the Merger becomes effective is referred to herein as the “Effective Time”). For the avoidance of doubt, the parties intend that the Merger shall be declared effective and that the issuance by the Registrar of Companies in the Cayman Islands of a Certificate of Merger shall both occur on, or as soon as practically possible before, the Closing Date (as defined below).

2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Plan of Merger, the Certificate of Merger and the applicable provisions of the Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Company and Merger Sub shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Corporation, which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of the Company and the Merger Sub set forth in this Agreement to be performed after the Closing. The Merger Sub shall be merged with and into the Company, and the separate corporate existence of the Merger Sub will cease, and the Company will thereafter be a wholly owned subsidiary of the Purchaser, all as provided under the Companies Act and the provisions of the Plan of Merger and this Agreement. For the avoidance of doubt, (i) the Purchaser Class A Ordinary Shares, Purchaser Public Warrants, Purchaser Public Rights, Purchaser Private Warrants and Purchaser Private Rights shall survive the Merger and remain in effect without any change to their existing terms and (ii) all issued and outstanding Company Securities shall be terminated and converted and represent the right to receive Purchaser Merger Shares pursuant to Section 3.1(c), (d) or (e) below, and (iii) each Class B ordinary share held by shareholders of Purchaser shall be reclassified and redesignated into one (1) issued and outstanding Purchaser Class A Ordinary Share. All of the Purchaser Class A Ordinary Shares issued and outstanding at the completion of the merger shall be renamed and redesignated as the ordinary shares of the Purchaser.

2.4 U.S. Tax Treatment. For U.S. federal income tax purposes, the Merger is intended to constitute a “reorganization” within the meaning of Section 368(a)(1)(B) of the Code. The parties hereto adopt this Agreement as a “plan of reorganization” within the meaning of Section 368(a)(2)(E) of the United States Treasury Regulations. The parties to this Agreement hereby agree to (i) file and retain such information as shall be required under Section 1.368-3 of the United States Treasury regulations, and (ii) all Tax and other informational returns on a basis consistent with such characterization. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the Merger as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated on, after or prior to the Effective Time has or may have on any such reorganization status. Each of the parties acknowledge and agree that each such party and each of the Shareholders of the Company (x) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (y) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Merger is determined not to qualify as a reorganization under Section 368 of the Code.

Annex A-9

2.5 Memorandum and Articles of Association of Surviving Corporation. At the Effective Time, the memorandum and articles of association of the Company as in effect immediately prior to the Effective Time, shall cease to have effect and the memorandum and articles of association of the Surviving Corporation in the form attached to the Plan of Merger shall be the Charter Documents of the Surviving Corporation.

2.6 Closing; Effective Time. Unless this Agreement is earlier terminated in accordance with Article XII, the closing of the Merger (the “Closing”) shall take place at the offices of Raiti PLLC, 1345 Avenue of the Americas, New York, New York, at 10:00 a.m. local time, on the third (3rd) Business Day after the satisfaction or waiver (which must be in a signed writing) to the extent permitted by applicable law) of the conditions set forth in Article IX or at such other time, date and location as the Purchaser and Company agree in writing. The parties may participate in the Closing via electronic means. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”.

2.7 Board of Directors of Purchaser. Immediately after the Closing, the Purchaser’s board of directors will consist of five (5) directors. Prior to filing of the Proxy Statement with the SEC, the Purchaser shall have the right to appoint three (3) directors and the Shareholders of the Company shall immediately prior to Closing have the right to appoint up to two (2) directors, effective at Closing. Notwithstanding anything to the contrary, the Company and Purchaser acknowledge and agree that the Board of Directors of Purchaser (and each committee of the Board of Directors when required) shall include (i) a majority of “independent directors” as determined in accordance with the rules of the Nasdaq Stock Market Inc. (“Nasdaq”) and (ii) at least one financial expert as determined in accordance with the rules of Nasdaq and the SEC.

2.8 PIPE Investment. The Purchaser may enter into and consummate subscription agreements with investors relating to a private equity investment in the Purchaser to purchase share capital of the Purchaser in connection with the PIPE Investment, and, if the Purchaser elects to seek the PIPE Investment, the Purchaser and the Company shall use commercially reasonable efforts to cause the PIPE Investment to occur at the Closing in accordance with the terms of the applicable Subscription Agreements.

2.9 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of the Company and the Merger Sub, the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of the Company and the Merger Sub, to take all lawful action necessary or desirable to accomplish such purpose or acts, so long as such action is not inconsistent with this Agreement.

2.10 No Further Ownership Rights in Company Capital Stock and Company Securities. At the Effective Time, the register of shareholders of the Company shall be closed and thereafter there shall be no further registration of transfers of Company Securities on the records of the Company. From and after the Effective Time, the holders of certificates evidencing ownership of Company Securities of any kind or nature outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Securities or Company Capital Stock, except as otherwise provided for herein or by Law.

2.10 Rights Not Transferable. The rights of the holders of Company Capital Stock as of immediately prior to the Effective Time are personal to each such holder and shall not be assignable or otherwise transferable for any reason (except by will or by the operation of the laws of descent after the death of a natural holder thereof). Any attempted transfer of such right by any holder thereof (otherwise than as permitted by the immediately preceding sentence) shall be null and void.

ARTICLE III
EXCHANGE CONSIDERATION; MONETARY DEPOSIT

3.1 Exchange Consideration.

(a) (i) Subject to and upon the terms and conditions contained in this Agreement, the Purchaser shall issue the Purchaser Merger Shares to the holders of Company Capital Stock as of the Effective Time, in full payment for the Company Capital Stock (subject to the provisions for the Indemnification Escrow Shares pursuant to Section 3.1(j) below) of which all of Purchaser Merger Shares shall be issued in exchange for the cancellation under the Merger of all Company Securities pro rata to the Company’s Shareholders based upon Schedule 1.17 (as may be updated and mutually agreed prior to the Closing Date), provided that all Company Shares shall be exchanged for Purchaser Class A Ordinary Shares upon Closing.

Annex A-10

(ii) Closing Statement. Not later than five (5) Business Days prior to the Closing Date, the Company shall deliver to Purchaser a statement certified by the Chief Executive Officer and the Chief Financial Officer of the Company (the “Estimated Closing Statement”) setting forth (a) an estimated consolidated balance sheet of the Company Group as of the Reference Time, prepared in good faith and in accordance with the GAAP, and (b) a good faith calculation of the Company’s estimate of the Closing Net Debt as of the Reference Time and along with reasonably detailed calculations, which Estimated Closing Statement shall be subject to the review and approval by Purchaser. Promptly after delivering the Estimated Closing Statement to Purchaser, the Chief Executive Officer and Chief Financial Officer of the Company will meet with Purchaser to review and discuss the Estimated Closing Statement and the Company will consider in good faith Purchaser’s comments to the Estimated Closing Statement and make applicable adjustments to the Estimated Closing Statement, subject to review and approval by Purchaser and the Company prior to the Closing. The adjusted Closing Statement (“Final Closing Statement”) shall thereafter be deemed the final Closing Statement for all purposes of this Agreement. The Final Closing Statement and the determinations contained therein shall be prepared in accordance with the U.S. GAAP and otherwise in accordance with this Agreement. The Final Closing Statement will also include (i) with respect to any Closing Net Debt, the amount owed to each creditor of any of the members of the Company Group and, the payoff amount to be satisfied at the Closing, payment instructions, together with payoff and lien release letters from each Company Group creditors in form and substance reasonably acceptable to Purchaser, and (ii) expenses related to the Merger and other transaction contemplated by this Agreement, the amount owed to each payee thereof and payment instructions

(b) [Reserved].

(c) Conversion of Company Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, Merger Sub, the Company or the Company Shareholders, each share of Company Capital Shares and any rights to acquire Company Capital Shares issued and outstanding immediately prior to the Effective Time shall be canceled and automatically converted into the right to receive, without interest, a number of Purchaser Merger Shares equal to the Closing Consideration Conversion Ratio as set forth on Schedule 3.1(c), in each case, subject to Section 10.3 below.

(d) [Reserved].

(i) [Reserved]

(ii) [Reserved]

(iii) [Reserved]

€ [Reserved].

(f) [Reserved].

(g) Conversion of Shares of Merger Sub. Each share of Merger Sub that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without further action on the part of the shareholders of Merger Sub, be converted into and become shares of the Surviving Corporation and Purchaser shall be the sole shareholder of the Surviving Corporation.

(h) Treatment of Company Securities Owned by the Company. At the Effective Time, all Company Securities that are owned by the Company as treasury shares immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

(i) No Liability. Notwithstanding anything to the contrary in this Section 3.1, no party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(j) Indemnification Escrow Shares. Notwithstanding anything to the contrary in the other provisions of this Section 3.1, Purchaser shall withhold from the Purchaser Merger Shares otherwise issuable to the Escrow Participant pursuant to this Section 3.1 such number of Purchaser Class A Ordinary Shares as determined in accordance with Section 1.36.

Annex A-11

(k) Ownership of Company Securities. No later than ten (10) days prior to the Closing Date, the Company shall deliver to Purchaser a final Schedule 1.17, which shall set forth, as of the immediately prior to the Effective Time, the following information: (i) the name of each Company Shareholder, (ii) the number and kind of each Company Security held by each Company Shareholder, including, if applicable, the number of Company Shares issuable upon exercise or conversion of such Company Security and the exercise price per share for such Company Security, (iii) the vesting arrangements with respect to each Company Security held by such Company Shareholder (including the vesting schedule, vesting commencement date, date fully vested and the extent to which such Company Security is vested as of the Closing), (iv) the total number of Purchaser Ordinary Shares issuable pursuant to Section 3.1(a) in respect of each Company Security held by such Company Shareholder; (v) the total number of Purchaser Ordinary Shares issuable upon exercise or conversion of each Company Security held by such Company Shareholder following the assumption by Purchaser of such Company Security pursuant to Section 3.1(d) and the respective exercise price per share applicable to such Company Security following such assumption; and (vi) the number of Indemnification Escrow Shares deposited into the Escrow Account on behalf of such Company Shareholder pursuant to Section 3.1(j) and Section 10.3.

3.2 Surrender of Company Securities; Issuance of Closing Purchaser Merger Shares.

(a) Surrender of Certificates. All Purchaser Merger Shares issued upon the cancellation of Company Securities in accordance with the terms hereof, shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Securities.

(b) Lost or Destroyed Certificates. In the event any certificates representing Company Securities shall have been lost, stolen or destroyed, the Purchaser shall issue in exchange for such lost, stolen or destroyed certificates or securities, as the case may be, upon the making of an affidavit of that fact by the holder thereof (without the requirement to post a bond), such securities, as may be required pursuant to this Section 3.2 and Section 10.3.

(c) No certificates or scrip representing fractions of Purchaser Merger Share will be issued pursuant to the Merger, including with respect to any release of the Escrow Shares pursuant to Section 3.1(j) and the Indemnification Escrow Agreement and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Purchaser. All fractions of Purchaser Merger Shares will be rounded down to the nearest whole share of Purchaser Class A Ordinary Shares.

(d) Legend. Each certificate representing Purchaser Merger Shares issued pursuant to this Agreement shall bear the legend set forth below, or legend substantially equivalent thereto, together with any other legends that may be required by any securities Laws at the time of the issuance of the Purchaser Class A Ordinary Shares:

THE ORDINARY SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION HAS BEEN REGISTERED UNDER THE ACT AND THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION COVERING SUCH SECURITIES OR (II) THE ISSUER OF THE ORDINARY SHARES HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT AND SUCH OTHER APPLICABLE LAWS.

THE SHARES PRESENTED BY THIS CERTI”ICATE ARE RESTRICTED AND MAY ONLY BE TRANSFERRED TO QUALIFIED PARTIES APPROVED BY THE COMPANY AND CONTINUE TO BE RESTRICTED POST SUCH APPROVED TRANSFERS. THESE SHARES ARE NOT ELIGIBLE FOR REGISTRATION UNTIL TWELVE (12) MONTHS AFTER THE EFFECTIVE DATE OF THE INIITIAL ISSUANCE DATE ON THIS CERTIFICATE.

Annex A-12

3.3 Company Deposit. Within five (15) Business Days from the execution of this Agreement, the Company shall deposit, or cause to be deposited, with Purchaser in its operating bank account or with its legal counsel (Purchaser has provided account instructions) by wire transfer of immediately available funds the sum of $330,000 (the “Company Deposit”). In the event of termination of this Agreement, Purchaser shall have the right, without further action, to retain the full amount of the Company Deposit. In the event that Purchaser is entitled to terminate this Agreement and receive the Break-Up Fee as provided in Section 12.5 below, the amount of the Break-Up Fee payment shall be reduced by the Company Deposit paid hereunder.

3.4 Withholding Rights and Tax Rulings. The Company, Purchaser or any Person acting on their behalf (each, a “Payor”), shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement such amounts as are required to be deducted and withheld therefrom under any applicable provision of federal, local or foreign Tax law or under any applicable legal requirements (including, for the avoidance of doubt, the regulation of withholding from assets and services). To the extent such amounts are so deducted and withheld and remitted to the applicable Tax authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid (each, a “Payee”), and the Payor shall promptly provide the applicable Payee with a document evidencing the amount so withheld and remitted to the Tax authority with respect to the payment made to such Payee.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY GROUP AND THE SHAREHOLDERS’ REPRESENTATIVE

Except as set forth in the disclosure schedules delivered by the Company Group to the Purchaser prior to the execution of this Agreement which disclosure schedules shall be in form and substance reasonably acceptable to Purchaser (the “Disclosure Schedule”), each of (i) the Company Group and (ii) the Shareholders’ Representative on behalf of the Company Shareholders hereby represents and warrants to Purchaser and Merger Sub that each of the following representations and warranties are true, correct and complete as of the date of this Agreement and as of the Closing Date.

4.1 Corporate Existence and Power. The Company is a company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands, and each of the Company Shareholders: (i) which are a company incorporated in the British Virgin Islands are duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands and (ii) which is a trust, is a valid and existing trust established under the laws of the British Virgin Islands or the laws of Hong Kong, as the case may be. Each of the Company and each Company Shareholder (ii) have all power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on the Business (in the case of the Company) and their business (in the case of each Company Shareholder) as presently conducted and as proposed to be conducted, except where the failure to have any license, franchise, permits, authorizations, permits, authorizations consents and approvals, would not have a Material Adverse Effect. The Company and Company Shareholders have the corporate power and authority to own or lease all of its and their properties and assets and to carry on its Business (or their business in the case of each of the Company Shareholders) as it is now being conducted, and that each of the Company and the Company Shareholders are duly licensed or qualified to do business in each jurisdiction in which such properties are owned or leased by them or the operation of its Business (or their business in the case of each of the Company Shareholders) as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. The Company and its Subsidiaries have offices located only at the addresses set forth on Schedule 4.1.

4.2 Authorization. The execution, delivery and performance by the Company and the Shareholders’ Representative of this Agreement and the Additional Agreements and the consummation by the Company and the Company’s Shareholders of the transactions contemplated hereby and thereby are within the corporate or other powers of the Company and the Company Shareholders (including pursuant to any trust deed establishing such Company Shareholder) and have been duly authorized by all necessary corporate or other action on the part of the Company, the Company’s Shareholders, the trustee of any trust and any investment power holder, settlor or protector of such trust. This Agreement constitutes, and, upon their execution and delivery, each of the Additional

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Agreements will constitute, a valid and legally binding agreement of the Company and the Company Shareholders enforceable against the Company and each of the Company Shareholders in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity. The (1) Board of Directors of the Company and that of each of the Company’s Shareholders, by resolutions duly adopted (and not thereafter modified or rescinded) by the unanimous vote of each such Board of Directors, and (2) where necessary, the trustee, investment power holder, settlor and protector of any Company Shareholder that is a trust, has (i) approved this Agreement and the other Transactions and determined that this Agreement and the Transactions, upon the terms and subject to the conditions set forth herein, advisable, fair to and in the best interests of the Company, the Company Shareholders and any beneficiary of any trust, as the case may be, (ii) approved this Agreement in accordance with the provisions of the Companies Act and the Charter Documents or trust deed, as the case may be, and (iii) directed that the adoption of this Agreement be submitted to the Company Shareholders for consideration and unanimously recommended that all of the Company Shareholders adopt this Agreement. The affirmative vote of more than two-thirds (66.66%) of the voting power of the Shareholders who are present in person or by proxy at a duly convened and quorate meeting and voting thereon or by written consent of all of the Company’s Shareholders shall be required by the Company to approve the transactions contemplated by this Agreement by the Shareholders (the “Company Shareholder Approval”). The Company has duly obtained the Company Shareholder Approval for this Agreement and the transactions contemplated hereby in accordance with the provisions of the Companies Act and the Charter Documents of the Company.

4.3 Governmental Authorization. The Business of the Company and the Company Shareholders has been, and is being, conducted in compliance in all material respects of all applicable Laws. Neither the Company nor the Company Shareholders have received any written communication alleging any material noncompliance with any such Laws that has not been cured. The Company has obtained and is in compliance in all material respects with all material permits, licenses, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Entity necessary to conduct its Business as presently conducted. Except for the approvals listed on Schedule 4.3, neither the execution, delivery nor performance by the Company or any Company Shareholder of this Agreement or any Additional Agreements or any transaction contemplated hereby or thereby requires any consent, approval, license, order or other action by or in respect of, or registration, declaration or filing with, any Authority as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “Governmental Approval”).

4.4 Non-Contravention. None of the execution, delivery or performance by the Company, any Company Shareholder, the trustee, investment power holder, settlor and protector of any Company Shareholder that is a trust or the Shareholders’ Representative of this Agreement or any Additional Agreements or any transaction contemplated hereby or thereby does or will (a) contravene or conflict with the organizational or constitutive documents of any member of the Company Group or Company Shareholders, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Company Group or Company Shareholders, (c) except for the Contracts listed on Schedule 4.16(a) requiring Company Consents (but only as to the need to obtain such Company Consents), constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company Group or Company Shareholders or require any payment or reimbursement or to a loss of any material benefit relating to the Business to which the Company Group or Company Shareholders are entitled under any provision of any Permit, Contract or other instrument or obligations binding upon the Company Group or Company Shareholders or by which any of the Company Capital Stock or any of the Company Group’s assets is or may be bound or any Permit, (d) result in the creation or imposition of any Lien on any of the Company Capital Stock, (e) cause a loss of any material benefit relating to the Business to which the Company Group are entitled under any provision of any Permit or Contract binding upon the Company Group, (f) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Company Group’s assets, or (g) require any consent, approval or waiver from any Person pursuant to any provision of the Charter Documents, except for such consent, approval or waiver which shall be obtained prior to the Closing.

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4.5 Capitalization. The Company’s authorized and issued share capital and debt capital is described on Schedule 4.5 annexed hereto. Such equity and debt securities are sometimes referred to as “Company Capital Stock”.

(a) No Company Capital Stock is held in its treasury. All of the issued and outstanding Company Capital Stock has been duly authorized and validly issued, is fully paid and non-assessable and has not been issued in violation of any preemptive or similar rights of any Person. All of the issued and outstanding Company Capital Stock is owned of record and, to the Company’s knowledge, beneficially by the Company Shareholders as set forth on Schedule 1.17, free and clear of all Liens (other than usual and customary federal and state securities laws regarding the transfer of unregistered securities). Except as set forth on Schedule 1.17, no outstanding Company Capital Stock is subject to any right of first refusal, right of first offer, preemptive right or similar restriction. The only shares of Company Capital Stock that will be outstanding after Closing will be the Company Capital Stock owned by the Purchaser following the consummation of the Merger. No other class of shares of the Company is authorized or outstanding. Except as set forth in Schedule 1.17, there are no: (a) outstanding subscriptions, options, warrants, rights (including “phantom share rights”), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any shares of the Company, or (b) agreements with respect to any of the Company Capital Stock, including any voting trust, other voting agreement or proxy agreements, put or redemption rights with respect thereto.

(b) No later than five (5) Business Days prior to Closing, the Company shall provide to Purchaser an updated Schedule 1.17 and Schedule 4.5 to reflect any and all changes thereto. Nothing contained in this Section 4.5(b) or in the updated Disclosure Schedules delivered pursuant hereto shall be construed or deemed to: (i) modify the Company’s obligations to obtain Purchaser’s prior consent to the issuance of any securities representing Company Capital stock pursuant to Section 6.1 (xviii) below; or (ii) alter or amend the total aggregate number of Purchaser Merger Shares issuable to the Company Shareholders pursuant to Section 3.1(a); or (iii) alter or amend the Closing Consideration Conversion Ratio.

(c) [Reserved].

(d) Except as set forth on Schedule 4.5(d), no employee of the Company or other Person has received an offer letter or other Contract which is still outstanding that contemplates a grant of, or right to purchase or receive: any securities of the Company, that in each case, have not been issued or granted as of the date of this Agreement.

4.6 Charter Documents. Copies of the Charter Documents have heretofore been made available to Purchaser, and such copies are each true and complete copies of such instruments as amended and in effect on the date hereof. The Company has not taken any action in violation or derogation of its Charter Documents. Copies of the Charter Documents or any trust deed, as the case may be, for the Company Shareholders have heretofore been made available to Purchaser (or shall be made available to Purchaser prior to Closing), and such copies are (or shall be) each true and complete copies of such instruments as amended and in effect on the date hereof. Neither the Company Shareholders, nor any trustee, investment power holder, settlor and protector of any Company Shareholder that is a trust, have taken any action in violation or derogation of their respective Charter Documents.

4.7 Corporate Records. All proceedings occurring since the date of incorporation of the Company of the board of directors or other governing body of the Company, including all committees thereof, and of the Company Shareholders, and all consents to actions taken thereby, are accurately reflected, in all material respects, in the minutes and records contained in the corporate minute books of the Company and made available to the Purchaser. The register of members of every class of Company Securities of the Company is complete and accurate.

4.8 Assumed Names. Schedule 4.8 is a complete and correct list of all assumed or “doing business as” names currently or, within five (5) years of the date of this Agreement used by the Company Group, including names on any websites. Since the date of the Company’s incorporation, none of the members of the Company Group has used any name other than the names listed on Schedule 4.8 to conduct the Business. The Company Group has filed appropriate “doing business as” certificates in all applicable jurisdictions with respect to itself.

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4.9 Subsidiaries. Except as set forth on Schedule 1.75, the Company owns or will own prior to the Effective Time any and all of the equity interests of each of the Subsidiaries set forth on Schedule 1.75, free and clear of all Liens and legal and equitable encumbrances. Each Subsidiary is duly organized and validly existing under the Laws of the State of its incorporation or formation and each Subsidiary is or will be at Closing, controlled by the Company. The share capital of each Subsidiary is duly paid according to its articles of incorporation. Except for the Subsidiaries set forth on Schedule 1.75, the Company (i) does not own or Control, directly or indirectly, any ownership, equity, profits or voting interest in any Person or has any agreement or commitment to purchase any such interest, and (ii) has not agreed and is not obligated to make, nor is bound by any Contract under which it may become obligated to make, any future investment (in the form of a loan, capital contribution or otherwise) in any other Person. The Company has delivered to Purchaser a true and correct and complete copy of each and every agreement and contract to acquire any Person. On or before the Closing Date, any Person set forth on Schedule 1.75 shall be controlled as of such date and there shall be not be outstanding any rights or options of any kind or nature held by any Person other than Purchaser to acquire any shares or capital stock or to obtain or share in any profits of the Company or any Subsidiary.

(a) Each Subsidiary has all corporate power and authority, and all governmental licenses, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on the Business as presently conducted and as proposed to be conducted, except where the failure to have any license, franchise, permits, authorizations, permits, authorizations consents and approvals, would not have a Material Adverse Effect. Each Subsidiary is qualified to do business as a foreign entity in any jurisdiction where the character of the property owned or leased by such Subsidiary or the nature of its activities make qualification of such Subsidiary in any such jurisdiction necessary. Each Subsidiary has offices or physical locations located only at the addresses set forth by its name on Schedule 4.9.

(b) No outstanding shares or capital stock or other securities of any Subsidiary is subject to any right of first refusal, right of first offer, preemptive right or similar restriction. Except as set forth on Schedule 4.9(b), there are no: (i) outstanding subscriptions, options, warrants, rights (including “phantom stock rights”), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any shares of the capital stock or other securities of any Subsidiary, or (ii) agreements with respect to any of the capital stock or other securities of any Subsidiary, including any voting trust, other voting agreement or proxy with respect thereto. Any such subscriptions, options, warrants, rights (including “phantom stock rights”), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any shares of the capital stock or other securities of any Subsidiary shall be terminated prior to the Closing Date.

(c) Each Subsidiary of the Company has conducted and continues to conduct the Business in any material respect in compliance with all Laws, judgment, order and decree entered by any Authority, domestic or foreign, applicable to such Subsidiary or its Business. Each Subsidiary of the Company is not in any material respect in violation of, has not since the date of the Company’s incorporation, violated, and to the Company’s best knowledge, has not since the date of the Company’s incorporation been threatened in writing to be charged with or given written notice of any violation of, any Law, or judgment, order or decree entered by any Authority, domestic or foreign.

(d) Each Subsidiary of the Company has all Permits necessary to operate its Business, as it is now being conducted, except where the failure to have such Permit would not have a Material Adverse Effect.

4.10 Consents. There are no Contracts binding upon the Company Group or by which any of the Company Capital Stock or any of the Company Group’s assets or the Company Shareholders or the trustee, investment power holder, settlor or protector of any Company Shareholder that is a trust are bound, requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “Company Consent”).

4.11 Financial Statements.

(a) Correct and complete copies of the following financial statements have been made available to Purchaser prior to the Execution Date and are included at Schedule 4.11: (i) the audited consolidated financial statements of the Company Group as of and for the fiscal year ended December 31, 2021 and 2022; and (ii) the unaudited consolidated financial statements of the Company Group as of and for the three (3) months ended

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March 31, 2023 consisting of (A) the audited consolidated balance sheet as of December 31, 2021and 2022, and the unaudited consolidated balance sheet as of March 31, 2023; (B) the audited consolidated income statement for the twelve (12) month period ended on December 31, 2021, the audited consolidated income statement for the twelve (12) month period ended on December 31, 2022, the unaudited consolidated income statement for the three (3) month period ended on March 31, 2022 and 2023; (C) the audited consolidated cash flow statement for the twelve (12) month period ended on December 31, 2021 and 2022, and the unaudited consolidated cash flow statement for the three (3) month period ended on March 31, 2022 and 2023; and (D) the related notes for each of the fiscal years ended December 31, 2021 and 2022, and for each of the three (3) month periods ended March 31, 2022 and 2023 (collectively, the “Financial Statements” and the unaudited consolidated balance sheet as of March 31, 2023 (the “Balance Sheet Date”) included therein, the “Balance Sheet”).

(b) The Financial Statements are materially true, complete and correct, and fairly present, in conformity with U.S. GAAP applied on a consistent basis, the financial position of the Company Group as of the dates thereof and the results of operations of the Company Group for the periods reflected therein. The Financial Statements (i) were prepared from the Books and Records of the Company Group; and (ii) were prepared in accordance with U.S. GAAP consistently applied.

(c) Except as: (i) specifically disclosed, reflected or fully reserved against on the Balance Sheet; (ii) liabilities and obligations incurred in the ordinary course of business since the date of the Balance Sheet; (iii) liabilities that are executory obligations arising under Contracts to which any member of the Company Group is a party (none of which results from, arises out of, or relates to any breach or violation of, or default under, a Material Contract or applicable Law); (iv) expenses incurred in connection with the negotiation, execution and performance of this Agreement, any Additional Agreement or any of the transactions contemplated hereby or thereby; (v) liabilities that would not have a Material Adverse Effect; and (vi) liabilities set forth on Schedule 4.11(c), the Company Group does not have any material liabilities, debts or obligations of any nature of the type required to be reflected on a balance sheet in accordance with GAAP.

(d) [Reserved].

(e) Neither the Company nor any member of the Company Group is a party to, or has any commitment to become a party to, any “off balance sheet arrangements” that would be required to be disclosed under Item 303(a) of Regulation S-K promulgated by the SEC or any “variable interest entities” (within the meaning Accounting Standards Codification 810). Since the date of the Company’s formation (the “Applicable Date”), to the Knowledge of the Company, no material complaints from any source regarding accounting, internal accounting controls or auditing matters, including with respect to the Financial Statements, have been received by the Company. To the Company’s Knowledge, since the Applicable Date, the Company Group has not identified or been made aware of any fraud, whether or not material, that involves the management or other employees of the Company or any of its Subsidiaries that have a significant role in the Company’s internal control over financial reporting and the preparation of the Financial Statements.

4.12 Books and Records. All Contracts, documents, and other papers or copies thereof delivered to Purchaser by or on behalf of the Company Group are accurate, complete, and authentic.

(a) The Books and Records of each member of the Company Group accurately and fairly, in reasonable detail, reflect the transactions and dispositions of assets of and the providing of services by the Company Group. The Company and each member of the Company Group maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) as required by Rule 13a-15 promulgated under the Exchange Act sufficient to provide reasonable assurance that:

(i) transactions are executed only in accordance with the respective management’s authorization;

(ii) all income and expense items are promptly and properly recorded for the relevant periods in accordance with the revenue recognition and expense policies maintained by the Company, as permitted by U.S. GAAP; and

(iii) access to assets is permitted only in accordance with the respective management’s authorization.

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(b) All accounts, books and ledgers of each member of the Company Group have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. Except as disclosed on Schedule 4.12(b), no member of the Company Group does not have any records, systems controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any mechanical, electronic or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership (excluding licensed software programs) and direct control of each member of the Company Group and which is not located at the relevant office.

(c) From and after the Effective Time, the Company and each member of the Company Group shall maintain a system of disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures will be designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and at Closing, such disclosure controls and procedures will be effective in all material respects to perform the functions for which they were established.

4.13 Absence of Certain Changes. Since the Balance Sheet Date, the Company Group has conducted the Business in the ordinary course consistent with past practices. Without limiting the generality of the foregoing, except as set forth on Schedule 4.13, since the Balance Sheet Date, there has not been:

(a) any Material Adverse Effect;

(b) any material transaction, Contract or other instrument entered into, or commitment made, by the Company Group, or any of the Company Group’s assets (including the acquisition or disposition of any assets) or any relinquishment by the Company Group of any Contract or other material right, in either case other than transactions and commitments in the ordinary course of business consistent in all respects, including kind and amount, with past practices and those contemplated by this Agreement;

(c) (i) any redemption of, declaration, setting aside or payment of any dividend or other distribution with respect to any capital stock or other equity interests in the Company Group; (ii) any issuance by the Company Group of shares of capital stock or other equity interests in the Company Group, or (iii) any repurchase, redemption or other acquisition, or any amendment of any term, by the Company Group of any outstanding shares of capital stock or other equity interests;

(d) any material change in any compensation or benefits arrangement or agreement with any employee, officer, director or shareholder of the Company or the Subsidiary, except for changes or amendments that are expressly provided for in this Agreement;

(e) (i) any creation or other incurrence of any Lien (other than Permitted Liens) on the Company Capital Stock or any other capital stock or securities of the Company Group or on any of the Company Group’s assets, and (ii) any making of any loan, advance or capital contributions to or investment in any Person by the Company Group;

(f) any material personal property damage, destruction or casualty loss or personal injury loss (whether or not covered by insurance) affecting the business or assets of the Company Group;

(g) any material labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company Group, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company Group;

(h) any sale, transfer, lease to others or otherwise disposition of any of its assets by the Company Group except for inventory sold in the ordinary course of business consistent with past practices or immaterial amounts of other Tangible Personal Property not required by its business;

(i) any capital expenditure by the Company Group in excess in any fiscal month of an aggregate of $1,000,000 or entering into any lease of capital equipment or property under which the annual lease charges exceed $200,000 in the aggregate by the Company Group;

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(j) any institution of litigation, settlement or agreement to settle any litigation, action, proceeding or investigation before any court or governmental body relating to the Company Group or its property or suffering of any actual or threatened litigation, action, proceeding or investigation before any court or governmental body relating to the Company Group or its property;

(k) any waiver by the Company or the Subsidiary of a material right or of a material debt owed to it;

(l) the incurrence of any Indebtedness, or any loan of any monies to any Person or guarantee of any obligations of any Person by the Company Group;

(m) except as required by U.S. GAAP, any change in the accounting methods or practices (including, any change in depreciation or amortization policies or rates) of the Company Group or any revaluation of any of the assets of the Company Group;

(n) except as described on Schedule 4.13(n) any amendment to any member of the Company Group’s organizational documents, or any engagement by the Company Group in any merger, consolidation, reorganization, reclassification, liquidation, dissolution or similar transaction;

(o) any acquisition of assets (other than acquisitions of inventory in the ordinary course of business consistent with past practice) or business of any Person;

(p) any material Tax election made by the Company Group outside of the ordinary course of business consistent with past practice, or any material Tax election changed or revoked by the Company Group; any material claim, notice, audit report or assessment in respect of Taxes settled or compromised by the Company Group; any annual Tax accounting period changed by the Company Group; any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement relating to any Tax entered into by the Company Group; or any right to claim a material Tax refund surrendered by the Company Group; or

(q) any commitment or agreement to do any of the foregoing.

4.14 Properties; Title to the Company’s Assets

(a) The items of Tangible Personal Property are in good operating condition and repair and function in accordance with their intended uses (ordinary wear and tear excepted) and are suitable for their present uses.

(b) All of the Tangible Personal Property is located at the office of the Company or the offices of a member of the Company Group.

(c) The Company and each member of the Company Group has good and valid title in and to, or in the case of the Leases and the assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use, all of their assets reflected on the Balance Sheet. Except as set forth on Schedule 4.14(c), no such asset is subject to any Liens other than Permitted Liens. The Company Group’s assets, including all Intellectual Property Rights, constitute all of the assets of any kind or description whatsoever, including goodwill, for the Company Group to operate the Business immediately after the Closing in the same manner as the Business is currently being conducted.

4.15 Litigation. Except as set forth on Schedule 4.15, there is no Action pending against, or to the best knowledge of the Company threatened against or affecting, the Company, the Company Shareholders, the trustee, investment power holder, settlor and protector of any Company Shareholder that is a trust, or any Subsidiary, any of their officers or directors in connection with the Business, or any Company Capital Stock or any of the Company’s Group assets or any Contract before any court, Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements. There are no outstanding judgments, awards, decree, injunction, or order of any Authority outstanding against the Company Group, the Company Shareholders or any legal or natural person parents of any such shareholders, any Subsidiary of the Company or any of its or their assets or properties which would not have Material Adverse Effect on the Company or any Subsidiary of the Company. Neither the Company, the Company Shareholders, nor any Subsidiary of the Company is, and has not been in the past three (3) years, subject to any material proceeding with any Authority. Neither the Company nor any of its Subsidiaries is party to a settlement or similar agreement regarding any of the matters set forth in the preceding sentence that contains any ongoing material obligations, restrictions or liabilities (of any nature).

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4.16 Contracts.

(a) Schedule 4.16(a) of the Disclosure Schedule lists all Contracts, oral or written (collectively, “Material Contracts”) to which, as of the date of this Agreement, any member of the Company Group is a party, or by which any of its tangible or intangible assets are bound, and which are currently in effect and constitute the following:

(i) all Contracts that require annual payments or expenses incurred by, or annual payments or income to, the Company Group of $150,000 or more (other than standard purchase and sale orders entered into in the ordinary course of business consistent with past practice);

(ii) all sales, advertising, agency, lobbying, broker, sales promotion, market research, marketing or similar contracts and agreements, in each case requiring the payment of any commissions by the Company Group in excess of $150,000 annually;

(iii) all Contracts with involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company Group;

(iv) all employment Contracts, employee leasing Contracts, and consultant and sales representatives Contracts with the 8 highest compensated current officer, director, employee, and 2 highest compensated third-party consultant in terms of income of the Company Group as of June 30, 2023 ;

(v) all Contracts creating a joint venture, strategic alliance, limited liability company and partnership agreements to which the Company Group is a party;

(vi) all Contracts relating to any acquisitions or dispositions of any business or material assets by the Company Group (other than acquisitions or dispositions of inventory in the ordinary course of business consistent with past practice), including, without limitation, Contracts (A) containing any standstill or similar agreement pursuant to which a Person has agreed not to acquire assets or securities of another Person; (B) with any supplier of a significant quantity of goods or components, and (C) contemplated by Section 7.8 below;

(vii) each Contract that (A) relates to the direct or indirect acquisition or disposition of any securities, capital stock or other similar interests, assets or business (whether by merger, sale of stock, sale of assets or otherwise) or (B) contains a put, call, right of first refusal, right of first offer or similar right pursuant to which the Company Group could be required to, directly or indirectly, purchase or sell, as applicable, any securities, capital stock or other interests, assets or business of any other Person;

(viii) all Contracts for material licensing agreements, including material Contracts licensing Intellectual Property Rights, other than (a) “shrink wrap” or other licenses for generally commercially available software (including open source software) or hosted services, (b) customer or channel partner Contracts substantially on Company’s standard forms, (c) Contracts with Company’s own employees or contractors substantially on Company’s standard forms, and (d) standard non-disclosure agreements (collectively, and excluding all material transfer and other sample agreements services agreements and scientific advisory board agreements, “Standard Contracts”);

(ix) all Contracts limiting the freedom of the Company Group to compete in any line of business or with any Person or in any geographic area;

(x) all Contracts relating to patents, trademarks, service marks, trade names, brands, copyrights, trade secrets and other Intellectual Property Rights of the Company Group other than Standard Contracts, material transfer and other sample agreements services agreements and scientific advisory board agreements;

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(xi) all Contracts providing for guarantees, indemnification arrangements and other hold harmless arrangements made or provided by the Company Group, including all ongoing agreements for repair, warranty, maintenance, service, indemnification or similar obligations other than Standard Contracts;

(xii) all Contracts with or pertaining to the Company Group to which any director, officer, or Affiliate of the Company Group, or any Person beneficially owning 5% or more of the outstanding capital stock of the Company or any of their respective Affiliates, is a party, other than any Contracts relating to such Affiliate’s status as a Company Shareholder;

(xiv) all Contracts relating to outstanding Indebtedness or Liens;

(xv) any Contract relating to the voting or control of the equity interests of the Company Group or the election of directors of the Company Group (other than the organizational documents of the Company Group);

(xvii) any Contract that can be terminated, or the provisions of which are altered, as a result of the consummation of the transactions contemplated by this Agreement or any of the Additional Agreements to which the Company Group is a party;

(xix) any Contract for which any of the benefits, compensation or payments (or the vesting thereof) will be increased or accelerated by the consummation of the transactions contemplated hereby or the amount or value thereof will be calculated on the basis of any of the transactions contemplated by this Agreement;

(xx) each Contract evidencing financial or commodity hedging or similar trading activities, including any interest rate swaps, financial derivatives master agreements or confirmations, or futures account opening agreements and/or brokerage statements or similar Contract;

(xxi) each Contract that prohibits the payment of dividends or distributions in respect of the capital stock or other equity interests of the Company Group, the pledging of the capital stock or other equity interests of the Company Group or the incurrence of indebtedness by the Company Group;

(xxii) each Contract obligating the Company Group to purchase or otherwise obtain any product or service exclusively from a single third party or granting any third party the exclusive right to develop, market, sell or distribute any of the Company Group’s products or services;

(xxiii) each Contract with current or former officers, directors or employees of the Company Group, in each case in respect of which the Company Group has any (A) ongoing base compensation obligations in excess of $50,000 on an annual basis; or (B) indemnification obligations;

(xxiv) each Contract related to any settlement of any proceeding;

(xxv) each collective bargaining agreement or Contract with any union, staff association, works council or other agency or representative body certified or otherwise recognized for the purposes of bargaining collectively with respect to employees of the Company Group; and

(xxiv) each Contract under which the consequences of a default, non-renewal or termination would reasonably be expected to have a Material Adverse Effect.

(b) Except as set forth on Schedule 4.16(b), each Material Contract is a valid and binding agreement, and is in full force and effect (subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies), and neither the Company Group nor, to the Company’s best knowledge, any other party thereto, is in material breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract. Except as set for the on Schedule 4.16(b), the Company Group has not assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any Material Contracts, or granted any power of attorney with respect thereto.

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(c) Except as set forth on Schedule 4.16(c), none of the execution, delivery or performance by the Company of this Agreement or Additional Agreements to which the Company is a party or the consummation by the Company of the transactions contemplated hereby or thereby constitutes a default under or gives rise to any right of termination, cancellation or acceleration of any obligation of the Company Group or to a loss of any material benefit to which the Company Group is entitled under any provision of any Material Contract.

(d) Except as set for the on Schedule 4.16(d), each entity that is a constituent part of the Company Group is in compliance with all covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or agreements evidencing any Indebtedness which is intended to survive the Closing as described on Schedule 4.11(d). The Company is not required to obtain any approval or consent from the lender under any Material Contracts relating to outstanding Indebtedness or Liens in connection with the consummation of the transactions contemplated by this Agreement.

4.17 Licenses and Permits. Schedule 4.17 correctly lists each material license, franchise, permit, order or approval or other similar authorization required under applicable law to carry out or relating in any way to, the Business, together with the name of the Authority issuing the same (the “Permits”). Except as indicated on Schedule 4.17, such Permits are valid and in full force and effect, and none of the Permits will, assuming the related Company Consent has been obtained or waived prior to the Closing Date, be terminated or impaired or become terminable as a result of the transactions contemplated hereby. The Company Group has all Permits necessary to operate the Business, as it is now being conducted, except where the failure to obtain any Permit would not have a Material Adverse Effect on the Company or any Subsidiary.

4.18 Compliance with Laws. Except as set forth on Schedule 4.18, none of the Company Shareholders, the trustee, investment power holder, settlor or protector of any Company Shareholder that is a trust and the Company Group are not in material violation of, and has not since January 1, 2021 been threatened in writing to be charged with or given written notice of any violation of, any Law, or judgment, order or decree entered by any Authority, domestic or foreign.

(a) Without limiting the foregoing paragraph, none of the Company Shareholders, the trustee, investment power holder, settlor or protector of any Company Shareholder that is a trust and the Company Group are in material violation of, and to the Company’s and Shareholders’ Representative’s best knowledge is not under investigation with respect to nor has been threatened or charged with or given notice of any violation of any provisions of:

(i) any Law applicable to the Company and/or any of its Subsidiaries due to the specific nature of the Business, including Laws applicable to data privacy, data security and/or personal information (“Data Protection Laws”);

(ii) the Foreign Corrupt Practices Act of 1977 (§§ 78dd-1 et seq.), as amended (the “Foreign Corrupt Practices Act”) or any comparable or similar Law of any jurisdiction applicable to the Company; or

(iii) any Law regulating or covering conduct in, or the nature of, the workplace, including regarding sexual harassment or, on any impermissible basis, a hostile work environment.

(b) Without limiting the foregoing paragraph, neither the Company Group nor, to the knowledge of the Company, any director, officer, employee, Affiliate or Person acting on behalf of the Company or any Company Shareholders are currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(c) Except as set forth on Schedule 4.18, no Permit, license or registration is required by the Company Group in the conduct of the Business under any of the Laws described in this Section 4.18, except where the failure to obtain any Permit would not have a Material Adverse Effect on the Company or any Subsidiary.

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4.19 Intellectual Property.

(a) Schedule 4.19 of the Disclosure Schedule sets forth a true, correct and complete list of all registered Intellectual Property Rights owned or filed by any member of the Company Group, specifying as to each, as applicable: (i) the nature of such Intellectual Property Right; (ii) the owner of such Intellectual Property Right; (iii) the jurisdictions by or in which such Intellectual Property Right has been issued or registered or in which an application for such issuance or registration has been filed; and (iv) other than Standard Contracts, all licenses, sublicenses and other agreements pursuant to which any Person is authorized to use such Intellectual Property Right. Schedule 4.19 of the Disclosure Schedule shall also include a true, correct and complete list of all proprietary Software, in each case, that is included in the Company Group’s Intellectual Property Rights and is material to the Company Group or the conduct of the Business.

(b) The Company Group has good, valid and marketable title and ownership of, or has sufficient and valid rights to use, all of the Intellectual Property Rights on Schedule 4.19 and Assets, all of which ownership and rights shall survive the execution, delivery, and performance of this Agreement and the Additional Agreements and the consummation of the transactions contemplated hereby and thereby, on identical terms and without modification, cancellation, termination, suspension of, or acceleration of any right, obligation or payment with respect to any such Intellectual Property Rights or Assets. As used herein, “Assets” means all intellectual property of any kind whatsoever held or that may be held by the Company Group. The Company Group (i) exclusively owns all right, title, and interest in and to all Intellectual Property Rights owned or purported to be owned by the Company Group, and (ii) is the exclusive licensee of all other Intellectual Property Rights, in each case, free and clear of all Liens. The Company Group has in its possession all know-how, information, and embodiments of all Intellectual Property Rights, in each case, necessary and sufficient to enable the Company Group to use, practice, and exploit the in-licensed Intellectual Property Rights as contemplated to be used, practiced, and exploited in the conduct of the Business.

(c) All of the Company Group’s registered Intellectual Property Rights are subsisting, valid and enforceable. Neither the Company Group nor any of the Company Group’s Intellectual Property Rights are subject to any outstanding Order materially adversely affecting the validity or enforceability of, or the Company Group’s ownership or exclusive use of, or exclusive rights in or to, any such Intellectual Property Rights or otherwise restricting or materially adversely affecting the Company Group’s right to own, license or use any Intellectual Property Rights. All of the Company Group’s registered Intellectual Property Rights has been maintained effective by the filing of all necessary filings, maintenance and renewals and timely payment of requisite fees. No loss or expiration of any registered Intellectual Property Rights is threatened, pending or reasonably foreseeable that would be materially adverse to the conduct of the Business.

(e) The Company Group has not (i) been sued or charged in writing with, been a defendant in any Action that involves a claim of infringement of any Intellectual Property Rights; or (ii) received any written claim, notice, invitation to license or similar communication (A) contesting or challenging the use, validity, enforceability or ownership by the Company Group of any Intellectual Property Rights, or (B) alleging that the Company Group or its current or planned products or services or the conduct of the Business infringes, misappropriates or otherwise violates (or will infringe, misappropriate, or otherwise violate) the Intellectual Property Rights of any Person, whether directly or indirectly. The Company has no knowledge of any other claim of infringement by the Company Group, and to the knowledge of the Company, no Person has infringed, misappropriated or otherwise violated any Intellectual Property Rights of the Company Group.

(f) The Company Group, the conduct of the Business, the currently contemplated conduct of the Business following the Closing, and the current or planned products or services of the Company Group (including the use, manufacture, marketing, sale, offering for sale, importation, or other commercialization thereof), in each case, to the Knowledge of the Company (i) currently do not infringe, misappropriate or otherwise violate and have not infringed, misappropriated or otherwise violated any Intellectual Property Rights of any Person; and (ii) do not constitute and have not constituted unfair competition or trade practices under the Laws of any relevant jurisdiction.

(g) No funding, facility or personnel of any Governmental Entity, university, college, other educational institution or research center was used in the development of any Company Group Intellectual Property Rights.

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(h) To the knowledge of the Company Group, as of the date of this Agreement there are no material disputes or litigation with respect to any material Intellectual Property Rights and the Company is not a party to any dispute or litigation relating to any Intellectual Property. Any Intellectual Property Rights used by the Company Group in the performance of any services under any Contract is, and upon the performance of such Contract remains, owned or in-licensed by the Company Group and no client, customer or other third-party has any claim of ownership on the Intellectual Property Rights used by Company Group in the performance of any such Contract.

(j) The Company Group has used commercially reasonable efforts and implemented sufficient measures to protect the confidentiality, integrity, value and availability to the Company of all trade secrets, confidential Intellectual Property Rights, or other confidential information material to the Company Group or the conduct of the Business. No such trade secret or confidential information has been disclosed by the Company to any Person (other than pursuant to a written confidentiality agreement with provisions reasonably restricting the use and disclosure thereof).

(k) The Assets owned, leased, outsourced, or licensed by the Company Group (including through cloud-based or other third-party service providers) in the operation of its Business are sufficient in all material respects for the current conduct of the Business, and the Assets are free from any disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines designed to facilitate or cause unauthorized access to, or disruption, significant impairment, disablement, or destruction of, Software, data or other materials. Prior to the Execution Date, there has been no unauthorized access to or unauthorized use of (i) any such Assets, (ii) any information stored on or processed by such Assets, or (iii) any confidential or proprietary information that is in the Company Group’s possession, custody, or control.

(l) Prior to the Closing, the Company Group will use commercially reasonable efforts to implement and, from the date of such implementation through the Closing Date, use commercially reasonable efforts to maintain commercially reasonable security designed to safeguard the confidentiality, availability, security and integrity of the Assets and all data and information stored thereon.

(m) [Reserved].

(n) Prior to the Closing, the Company Group will use commercially reasonable efforts to establish and implement and, from the date of such establishment and implementation through the Closing Date, use commercially reasonable efforts to maintain written policies and organizational, physical, administrative and technical measures regarding, the integrity and availability of the systems, privacy, cyber security and data security that are commercially reasonable for an enterprise of the size and nature of the Company Group, taken as a whole, and consistent in all material respects with (i) any contractual commitments of the Company Group relating to privacy, cyber security and data security, and (ii) any public facing statements or policies adopted by the Company Group relating to privacy, cyber security and data security (such policies and measures, collectively, the “Privacy and Security Policies”).

(o) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) since the Execution Date the Company Group has complied in all material respects with all applicable privacy, cyber security and data security Laws and Contracts, including with respect to the collection, use, storage, processing, transmission, transfer (including cross-border transfers), disclosure and protection of Personal Information in its possession or control and (ii) since the establishment and implementation of the Privacy and Security Policies, the Company Group has complied in all material respects with its Privacy and Security Policies.

(p) The Company Group will implement prior to Closing commercially reasonable measures consistent in all material respects with applicable Data Protection Laws to ensure the confidentiality, privacy and security of Personal Information in its possession or control from authorized access by any Person. The transactions contemplated by this Agreement will not result in the violation of any Data Protection Laws or the privacy policies of the Company Group.

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4.20 Suppliers. Section 4.20 of the Disclosure Schedule sets forth a complete and accurate list of the top ten (10) suppliers of the Company Group for the twelve (12)-month period ended on the Execution Date based on the U.S. dollar value purchased from each supplier during such period (each, a “Significant Supplier”). No Significant Supplier or other material supplier, vendor, collaborator, distributor or licensor of the Company Group has cancelled or otherwise terminated its relationship with the Company Group or has materially altered, in a manner adverse to the Company Group, its relationship with the Company Group. To the Knowledge of the Company, no such Significant Supplier or other material supplier, vendor, collaborator, distributor or licensor has any plan or intention, and has not threatened to terminate, cancel or otherwise materially modify in a manner adverse to the Company Group its relationship with the Company Group.

4.21 Accounts Receivable and Payable.

(a) All accounts receivable of the Company Group reflected on the Financial Statements, and all accounts receivable arising subsequent to the date thereof, represent valid obligations arising from services actually performed by the Company Group in the ordinary course of business consistent with past practice. The accounts payable of the Company reflected on the Financial Statements, and all accounts payable arising subsequent to the date thereof, arose from bona fide transactions in the ordinary course consistent with past practice.

(b) To the best of the Company’s knowledge, there is no contest, claim, or right of setoff in any agreement with any maker of an account receivable relating to the amount or validity of such account, receivables or note involving an amount in excess of $100,000. Except as set forth on Schedule 4.21(b), to the best knowledge of the Company, all accounts and receivables are good and collectible in the ordinary course of business.

(c) The information set forth on Schedule 4.21(c) separately identifies any and all accounts, receivables of the Company Group which are owed by any Affiliate of the Company Group. Except as set forth on Schedule 4.21(c), the Company Group is not indebted to any of its Affiliates and no Affiliates are indebted to the Company Group.

4.22 Pre-payments. Except as set forth on Schedule 4.22, the Company Group has not received any payments with respect to any services to be rendered or goods to be provided after the Closing except in the ordinary course of business.

4.23 Employees.

(a) Schedule 4.23(a) sets forth a true, correct and complete list of the Chief Executive Officer, Chief Financial Officer, and each other executive officer of each member of the Company Group, setting forth their name and title.

(b) the Company Group is not a party to or subject to any collective bargaining agreement, or any similar agreement, and to the company’s knowledge there has been no activity or proceeding by a labor union or representative thereof to organize any employees of the Company Group.

(c) There are no pending or, to the knowledge of the Company, threatened claims or proceedings against the Company Group under any worker’s compensation policy or long-term disability policy.

4.24 Employment Matters.

(a) Schedule 4.24(a) sets forth a true and complete list of every employment agreement, commission agreement, employee group or executive medical, life, or disability insurance plan, and each incentive, bonus, profit sharing, retirement, deferred compensation, equity, phantom stock, stock option, stock purchase, stock appreciation right or severance plan of the Company Group now in effect or under which the Company Group has or might have any obligation, or any understanding between the Company Group and any employee concerning the terms of such employee’s employment that does not apply to the Company Group’s employees generally (collectively, “Labor Agreements”). The Company Group has previously delivered to Purchaser true and complete copies of each such Labor Agreement, any employee handbook or policy statement of the Company Group, and complete and correct information concerning the Company Group’s employees.

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(b) Except as disclosed on Schedule 4.24(b):

(i) to the best knowledge of the Company Group, no employee of the Company Group, in the ordinary course of his or her duties, has breached or will breach any obligation to a former employer in respect of any covenant against competition or soliciting clients or employees or servicing clients or confidentiality or any proprietary right of such former employer; and

(ii) the Company Group is not a party to any collective bargaining agreement, does not have any material labor relations problems, and to the Company’s knowledge, there is no pending representation question or union organizing activity respecting employees of the Company Group. Other than those employees with a written employment agreement, all employees are employees at will.

(c) Since the later of January 1, 2021, or the date of its formation, each member of the Company Group has complied in all material respects with all Labor Agreements and all applicable laws relating to employment or labor. There is no legal prohibition with respect to the permanent residence of any employee of the Company Group in the United States or his or her permanent employment by the Company Group. To its knowledge, no present or former employee, officer, director or manager of the Company has, or will have at the Closing Date, any claim against the Company Group for any matter including for wages, salary, or vacation or sick pay, or otherwise under any Labor Agreement. All accrued obligations of the Company applicable to its employees, whether arising by operation of Law, by Contract, by past custom or otherwise, for payments by the Company to any trust or other fund or to any Authority, with respect to unemployment or disability compensation benefits, social security benefits, under ERISA or otherwise, have been paid or adequate accruals therefor have been made.

4.25 Withholding. Except as disclosed on Schedule 4.25, all material obligations of each member of the Company Group applicable to its employees, whether arising by operation of Law, by contract, by past custom or otherwise, or attributable to payments by each member of the Company Group to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits or any other benefits for its employees with respect to the employment of said employees through the date hereof have been paid or adequate accruals therefor have been made on the Financial Statements. Except as disclosed on Schedule 4.25, all reasonably anticipated obligations of each member of the Company Group with respect to such employees (except for those related to wages during the pay period immediately prior to the Closing Date and arising in the ordinary course of business), whether arising by operation of Law, by contract, by past custom, or otherwise, for salaries and holiday pay, bonuses and other forms of compensation payable to such employees in respect of the services rendered by any of them prior to the date hereof have been or will be paid by each member of the Company Group prior to the Closing Date.

4.26 [Reserved].

4.27 Real Property.

(a) Except as set forth on Schedule 4.27, the Company Group does not own, or otherwise have an interest in, any Real Property, including under any Real Property lease, sublease, space sharing, license or other occupancy agreement. Each member of the Company Group has good and valid title to its respective leasehold estates in the offices described on Schedule 4.27, free and clear of all Liens. No member of the Company Group has not breached or violated any local zoning ordinance, and no notice from any Person has been received by the Company Group or served upon the Company Group claiming any violation of any local zoning ordinance except where such breach, violation or claim would not have a Material Adverse Effect on the Company Group.

(b) Except as set forth on Schedule1.42, With respect to each Lease: (i) it is valid, binding and in full force and effect; (ii) all rents and additional rents and other sums, expenses and charges due thereunder have been paid; (iii) the lessee has been in peaceable possession since the commencement of the original term thereof; (iv) no waiver, indulgence or postponement of the lessee’s obligations thereunder has been granted by the lessor; (v) there exist no material default or event of default thereunder by the Company Group or, to the Company’s knowledge, by any other party thereto; (vi) there exists no occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default by the Company Group thereunder; and (vii) to the Company’s knowledge, there are no outstanding claims of breach or indemnification or notice of default or termination thereunder. The Real Property leased by the Company Group is in a state of maintenance and repair in all material respects adequate and suitable for the purposes for which it is presently being

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used, and there are no material repair or restoration works likely to be required in connection with any of the leased Real Properties. Except as set forth on Schedule 4.27(b), the Company Group is in physical possession and actual and exclusive occupation of the whole of the leased property, none of which is subleased or assigned to another Person. The Lease leases all useable square footage of the premise located at the leased Real Property. The Company Group does not owe any brokerage commission with respect to any Real Property.

4.28 Accounts. Schedule 4.28 sets forth a true, complete and correct list of the checking accounts, deposit accounts, safe deposit boxes, and brokerage, commodity and similar accounts of each member of the Company Group, including the account number and name, the name of each depositary or financial institution and the address where such account is located and the authorized signatories thereto.

4.29 Tax Matters. Except as set forth on Schedule 4.29:

(a) (i) Each member of the Company Group has duly and timely filed all material Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes which have become due; (ii) all such Tax Returns are true, correct and complete and accurate in all material respects; (iii) there is no Action, pending or proposed in writing, with respect to Taxes of the Company Group; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of the Company Group for which a Lien may be imposed on any of the Company Group’s assets has been waived or extended, which waiver or extension is in effect; (v) the Company Group has complied in all respects with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Company Group ; (vi) no stock transfer Tax, sales Tax, use Tax, real estate transfer Tax or other similar Tax will be imposed on the transfer of the Ordinary Shares of the Company by the Shareholders to the Purchaser pursuant to this Agreement; (vii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of the Company Group; (viii) other than the ruling application in connection with the agreement, there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority, or agreement with any Taxing Authority, with respect to the Company Group; (ix) no claim has ever been made by a Taxing Authority in a jurisdiction where the Company Group has not paid any Tax or filed Tax Returns, asserting that the Company Group is or may be subject to Tax in such jurisdiction, the Company Group is not nor has it ever been subject to Tax in any country other than the respective countries of incorporation or formation of the Company Group members by virtue of having a permanent establishment or other place of business in that country, and the members of the Company Group are and have always been tax residents solely in their respective countries of incorporation or formation; (x) the Company Group has provided to Purchaser true, complete and correct copies of all Tax Returns relating to, and all audit reports and correspondence relating to each proposed adjustment, if any, made by any Taxing Authority with respect to, any taxable period ending after the earlier of (y) the date of its formation or incorporation or (z) December 31, 2015; (xi) is not, and has ever been, a party to any Tax sharing or Tax allocation Contract; (xii) the Company Group is and has never been included in any consolidated, combined or unitary Tax Return ; (xiii) to the knowledge of the Company, no issue has been raised by a Taxing Authority in any prior Action relating to the Company Group with respect to any Tax for any period which, by application of the same or similar principles, could reasonably be expected to result in a proposed Tax deficiency of the Company Group for any other period; and (xiv) the Company Group has not requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed.

(b) The Company Group will not be required to include any item of income or exclude any item of deduction for any taxable period ending after the Closing Date as a result of the use of a method of accounting with respect to any transaction that occurred on or before the Closing Date.

(c) The unpaid Taxes of the Company Group (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Financial Statements and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Return.

(d) The Company Group has been in compliance in all respects with all applicable transfer pricing laws and legal requirements. The prices for any property or services (or for the use of any property), including interest and other prices for financial services, provided by or to the Company Group are arm’s-length prices for purposes of the relevant transfer pricing laws.

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(e) The Company is not aware of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

4.30 Environmental Laws.

(a) Except as set forth in Schedule 4.30, the Company Group has not (i) received any written notice of any alleged claim, violation of or Liability under any Environmental Law which has not heretofore been cured or for which there is any remaining liability; (ii) disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Materials, arranged for the disposal, discharge, storage or release of any Hazardous Materials, or exposed any employee or other individual to any Hazardous Materials so as to give rise to any Liability or corrective or remedial obligation under any Environmental Laws; or (iii) entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to liabilities arising out of Environmental Laws or the Hazardous Materials Activities of the Company Group.

(b) The Company Group and all of its operations and property have been in material compliance with all applicable Environmental Laws and all real property owned or leased by the Company Group have been and will be operated in material compliance with all applicable Environmental Laws.

(c) The Company Group will use, is using, and has used commercially reasonable efforts to take assignment of or otherwise obtain all Permits, licenses, identification numbers, approvals, registrations or other authorizations required or issued under any Environmental Law necessary for the Company’s operations.

(d) The Company Group is not (i) conducting or actually responsible for (pursuant to any contractual obligation or requirement of any Governmental Entity or Environmental Law) any remediation, reporting, investigation, monitoring or other action or (ii) actually responsible for any liability or cost, in each case of (i) or (ii), relating to the presence or any Release or threatened Release of any Hazardous Materials on any Real Property or other property (including of any soil, groundwater, surface water, sediment, building, or aboveground or subsurface structure, third-party property or formerly owned, operated or leased property), including relating to any sampling, installation or operation of vapor intrusion systems or other remedial systems or the imposition of institutional or engineering controls. The Company has not received notice of any allegations that it is responsible for (i) conducting (pursuant to any contractual obligation or requirement of any Governmental Entity or Environmental Law) any remediation, reporting, investigation, monitoring or other action or (ii) any liability or cost, in each case of (i) or (ii), relating to the presence or any Release or threatened Release of any Hazardous Materials on any Real Property or other property (including of any soil, groundwater, surface water, sediment, building, or aboveground or subsurface structure, third-party property or formerly owned, operated or leased property), including relating to any sampling, installation or operation of vapor intrusion systems or other remedial systems or the imposition of institutional or engineering controls.

(e) The Company Group is not subject to any liability for any actual exposure by any Person or damage to any property relating to the Release of any Hazardous Materials and has not received notice of any allegations of liability for such exposure.

(f) The Company Group has not received, nor, to the Knowledge of the Company Group, has any Predecessor received, any notice, demand, letter, claim or request for information indicating that the Company Group or any of its Predecessors may be in violation of or, directly or indirectly subject to liability relating to any Environmental Law or the Release of any Hazardous Materials.

(g) The Company Group is not subject to any Order, asset retirement obligation, financial assurance requirement, or indemnity or other agreement with any third party, relating to liability relating to any Environmental Law or the Release of any Hazardous Materials.

(h) There are no circumstances or conditions, including the presence of any aboveground or subsurface structures, involving or affecting the Company Group or, after acquisition of the Real Property and assignment of leases of the Real Property, any Real Property that could reasonably be expected to result in any claim, liability, investigation or cost of the Company Group relating to any Environmental Law, including any restriction on the ownership, use or transfer of or otherwise relating to the Real Property.

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(i) The Company Group has made available to Parent correct and complete copies of all Permits, reports, studies, assessments, audits, records, sampling data, notices, correspondence, agreements and other information that it has in its care, custody or control relating both to (i) any Environmental Law or Hazardous Materials and (ii) the Company Group, any Company Predecessor, or any properties currently or formerly owned or operated by any of them.

4.31 Finders’ Fees. Except as set forth on Schedule 4.31, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company Group or any of Affiliates who might be entitled to any fee or commission from the Company, Merger Sub, Purchaser or any of their Affiliates upon consummation of the transactions contemplated by this Agreement.

4.32 Powers of Attorney and Suretyships. Except as set forth on Schedule 4.32, no member of the Company Group has any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent, or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person.

4.33 Directors and Officers. Schedule 4.33 sets forth a true, correct and complete list of all directors and executive officers of each member of the Company Group.

4.34 Anti-Corruption; Sanctions.

(a) The operations of each member of the Company Group are and have been conducted at all times in compliance with all applicable anti-bribery, anti-corruption and anti-money laundering Laws, in all applicable jurisdictions (foreign or domestic), including the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations under any of the foregoing Laws, (collectively, the “Anti-Corruption Laws”). Neither the Company Group nor any director or officer of the Company, nor, to the Knowledge of the Company, any employee, agent or representative of the Company Group has, directly or indirectly, violated any, or been subject to actual or, to the Knowledge of the Company, pending or threatened Actions, demand letters, settlements or enforcement actions relating to any Anti-Corruption Law or any Law related to terrorism financing.

(b) Neither the Company Group nor any director or officer of the Company, nor, to the Knowledge of the Company, any employee, agent or representative of the Company Group has, directly or indirectly, given, made, offered or received or agreed to give, make, offer or receive any payment, gift, contribution, commission, rebate, promotional allowance, expenditure or other economic advantage: (i) which would violate any applicable Anti-Corruption Law; or (ii) to or for a Public Official with the intention of (A) unlawfully influencing any official act or decision of such Public Official; (B) inducing such Public Official to do or omit to do any act in violation of their lawful duty; (C) securing any unlawful advantage; or (D) inducing such Public Official to influence or affect any act or decision of any Governmental Entity or commercial enterprise owned or controlled by any Governmental Entity, in each case, in order to assist the Company, or, to the Knowledge of the Company, any employee, agent or representative of the Company in obtaining or retaining business for or with, or in directing business to, the Company or any other Person.

(c) Neither the Company Group nor any director or officer of the Company, nor, to the Knowledge of the Company, any employee, agent or representative of the Company, is a Person that is the subject of economic sanctions administered by OFAC (including the designation as a “Specially Designated National or Blocked Person” thereunder), Her Majesty’s Treasury, the European Union, the Bureau of Industry Security of the U.S. Department of Commerce, or any applicable sanctions measures under the U.S. International Emergency Economic Powers Act, the U.S. Trading with the Enemy Act, the U.S. Iran Sanctions Act, the U.S. Comprehensive Iran Sanctions, Accountability and Divestment Act of 2010, the U.S. Iran Threat Reduction and Syria Human Rights Act of 2012, the U.S. National Defense Authorization Act of 2012 or the U.S. National Defense Authorization Act of 2013, or any executive order, directive or regulation pursuant to the authority of any of the foregoing, including the regulations of the U.S. Department of the Treasury set forth under 31 CFR, Subtitle B, Chapter V, or any orders or licenses issued thereunder (collectively, “Sanctions”), nor, to the Knowledge of the Company, are any of the foregoing designated as a Specially Designated National or Blocked Person by OFAC. At no time has the Company Group been in violation of applicable Sanctions.

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4.35 Insurance. All forms of insurance owned or held by and insuring the Company Group are set forth on Schedule 4.35, and such policies are in full force and effect. All premiums with respect to such policies covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation or termination. To the Company’s knowledge, there is no existing default or event which, with or without the passage of time or the giving of notice or both, would constitute as noncompliance with any such policy or constitute a default under any such policy or entitle any insurer to terminate or cancel any such policy. Such policies will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement or the Additional Agreements. The insurance policies to which the Company Group is a party are sufficient for compliance with all requirements of all Contracts to which the Company Group is a party or by which the Company Group is bound. In the three (3) years preceding the date of this Agreement, the Company Group has not been refused any insurance with respect to its assets or operations or had its coverage limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance. The Company Group does not have any self-insurance arrangements.

4.36 Related Party Transactions. Except as set forth in Schedule 4.36, as contemplated by this Agreement or as provided in the Financial Statements, none of the Company’s Shareholders, the trustee, investment power holder, settlor or protector of any Company Shareholder that is a trust or Affiliate of the Company Group (a) is a party to any Contract, or has otherwise entered into any transaction, understanding or arrangement, with the Company Group or (b) owns any property or right, tangible or intangible, which is used by the Company Group. None of the contracts listed in Schedule 4.36 was entered into on a basis other than on arm’s length.

4.37 Accredited Investors. To the Knowledge of the Company, each U.S. resident Company Shareholder is an “Accredited Investor”, as such term is defined under Rule 501(a) adopted by the SEC under the Securities Act.

4.38 Projections. Schedule 4.38 sets forth the five-year projections of the Company Group for the fiscal years ending as of December 31, 2023, 2024, 2025, 2026 and 2027 (the “Projections”). The Company believes that the Projections are reasonable and fairly present the financial forecast of the Company Group as of the dates thereof and the business operation forecast of the Company Group for the periods reflected therein. The Projections delivered to Purchaser were prepared in good faith using assumptions that the management of the Company Group believes to be reasonable and the Company is not aware of the existence of any circumstances that could reasonable be likely to have a Material Adverse Effect on its financial conditions or Business. The Company acknowledges that the Projections will be included in the Proxy Statement of Purchaser.

4.39 Full Disclosure. The Company and the Shareholders’ Representative is not aware of any facts pertaining to the Company Shareholders, any trustee, investment power holder, settlor or protector of any Company Shareholder that is a trust, the Company Group or its Business, which could have a Material Adverse Effect and which have not been disclosed in this Agreement or the Financial Statements or otherwise disclosed to the Purchaser by the Company Group in writing. No representation or warranty of the Company Group in this Agreement, nor any document, statement or certificate furnished or to be furnished by the Company Group pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

4.40 PIPE Investments. In the event that the Purchaser and the Company mutually agree to complete the PIPE Investment (or any other purchase or sale of the Company securities), the Company has made available and delivered to the Purchaser prior to the Execution Date and will make available and deliver to Purchaser at all times thereafter, and prior to the Closing Date, true, correct and complete copies of all letters of indications of interest or letters of intent signed by the PIPE Investors concerning their participation in the PIPE Investment. Each letter of indication of interest or letter of intent shall (a) be in full force and effect without amendment or modification; (b) to the knowledge of Company, be the validly executed statement of each PIPE Investor; and (c) have not been withdrawn, terminated or rescinded in any respect.

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ARTICLE V
REPRESENTATIONS AND WARRANTIES
OF PURCHASER AND MERGER SUB

Except as disclosed in the (i) Purchaser SEC Documents filed with or furnished to the SEC prior to the date of this Agreement (other than any risk factor disclosures or other similar cautionary or predictive statements therein), or (ii) the corresponding sections of the disclosure schedule delivered by the Purchaser to the Company (the “Purchaser Disclosure Schedule”), Purchaser and Merger Sub (the “Purchaser Parties”) hereby represent and warrant to the Company that each of the following representations and warranties are true, correct and complete as of the date of this Agreement and as of the Closing Date:

5.1 Corporate Existence and Power. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Cayman Islands. Merger Sub is a company duly incorporated and validly existing under the laws of Cayman Islands. Merger Sub does not hold and has not held any material assets or incurred any material liabilities, and has not carried on any business activities other than in connection with the Merger.

5.2 Corporate Authorization. The execution, delivery and performance by the Purchaser Parties of this Agreement and the Additional Agreements and the consummation by the Purchaser Parties of the transactions contemplated hereby and thereby are within the corporate powers of the Purchaser Parties and have been duly authorized by all necessary corporate action on the part of the Purchaser Parties. This Agreement has been duly executed and delivered by the Purchaser Parties and it constitutes, and upon its execution and delivery, the Additional Agreements will constitute, a valid and legally binding agreement of the Purchaser Parties, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity. This Agreement and the other Additional Agreements and the transactions contemplated thereunder have been duly approved by the Purchaser, in its capacity as sole shareholder of Merger Sub. The affirmative vote of holders of a majority of Purchasers Class A and Class B Ordinary Shares entitled to vote at the Purchaser Shareholder Meeting, assuming a quorum is present, to approve the adoption of the Merger and this Agreement, together with any changes to Purchaser’s Memorandum and Articles of Organization necessary to comport with the terms of this Agreement, are the only votes of any of Purchaser’s capital stock necessary in connection with the entry into this Agreement or any Additional Agreement by Purchaser and the consummation of the transactions contemplated hereby and thereby, including the Closing (the “Purchaser Shareholder Approval”).

5.3 Governmental Authorization. Assuming the accuracy of the representations and warranties set forth in Section 4.3, neither the execution, delivery nor performance of this Agreement requires any Governmental Approval.

5.4 Non-Contravention. The execution, delivery and performance by the Purchaser Parties of this Agreement does not and will not (i) contravene or conflict with the organizational or constitutive documents of the Purchaser Parties, or (ii) contravene or conflict with or constitute a violation of any provision of any Law, judgment, injunction, order, writ, or decree binding upon the Purchaser Parties.

5.5 Finders’ Fees. Except for any liabilities for fees or commissions described on Schedule 4.31 (which are the responsibility of the Company) and Deferred Underwriting Amount and fees due to Asian Legend International Investment Holding Limited relating to the transactions contemplated by this Agreement or any of the Additional Agreements as described in Schedule 5.5 (which is the responsibility of the Purchaser), there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Purchaser Parties or their Affiliates who might be entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.

5.6 Issuance of Shares. The Purchaser Merger Shares, when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable.

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5.7 Capitalization.

(a) The authorized share capital of Purchaser is US$55,500 divided into 500,000,000 Purchaser Class A Ordinary Shares, par value $0.0001 each, 50,000,000 Purchaser Class B Ordinary Shares, par value $0.0001 each, and 5,000,000 undesignated preference shares, par value $0.0001 each (“Purchaser Preferred Share”) of which 7,530,625 Purchaser Ordinary Shares (inclusive of Purchaser Class A Ordinary Shares included in any outstanding Purchaser Public Units and Purchaser Private Units, and inclusive of Purchaser Class B Ordinary Shares), and no Purchaser Preferred Share are issued and outstanding. In addition, (i) 6,150,313 Purchaser Class A Ordinary Shares issuable upon the exercise of outstanding Purchaser Warrants (inclusive of Purchaser Public Warrants included in any outstanding Purchaser Public Units and the Purchaser Private Warrants included in any outstanding Purchaser Private Units) and (ii) 1,025,052 Purchaser Class A Ordinary Shares issuable upon the exchange of outstanding rights Purchaser Rights (inclusive of Purchaser Public Rights included in any outstanding Purchaser Public Units and the Purchaser Private Rights included in any outstanding Purchaser Private Units). Except as set forth in Schedule 5.7 (a) of the Purchaser Disclosure Schedule and except for the PIPE Investment (consisting of the Purchaser Ordinary Shares and any other securities issuable as part of the PIPE Investment), no other shares of capital stock or other voting securities of Purchaser are issued, reserved for issuance or outstanding. All issued and outstanding Purchaser Ordinary Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Companies Act, the Purchaser’s organizational documents or any contract to which Purchaser is a party or by which Purchaser is bound. Except as set forth in the Purchaser’s organizational documents, there are no outstanding contractual obligations of Purchaser to repurchase, redeem or otherwise acquire any Purchaser Ordinary Shares or any capital equity of Purchaser. There are no outstanding contractual obligations of Purchaser to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(b) The authorized share capital of Merger Sub is US$500 divided into 50,000 shares of a nominal or par value of US$0.01 each (“Merger Sub Ordinary Shares”) of which 1 Merger Sub Ordinary Share is issued and outstanding as of the date hereof. No other shares or other voting securities of Merger Sub are issued, reserved for issuance or outstanding. All issued and outstanding Merger Sub Ordinary Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Companies Act, the Merger Sub’s organizational documents or any contract to which Merger Sub is a party or by which Merger Sub is bound. Except as set forth in the Merger Sub’s organizational documents, there are no outstanding contractual obligations of Merger Sub to repurchase, redeem or otherwise acquire any Merger Sub Ordinary Shares or any capital equity of Merger Sub. There are no outstanding contractual obligations of Merger Sub to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

5.8 Information Supplied. None of the information supplied or to be supplied by the Purchaser expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Purchaser’s shareholders with respect to the solicitation of proxies to approve the transactions contemplated by this Agreement and the Additional Agreements, if applicable, including the SEC Statement or any Other Filings, or in any other Additional Purchaser SEC Documents, will, at the date of filing and/ or mailing, at the time of the Purchaser Shareholder Meeting or at the Effective Time, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by Purchaser or that is included in the Purchaser SEC Documents, the Additional Purchaser SEC Documents, the SEC Statement or any Other Filing).

5.9 Trust Fund. As of the date of this Agreement, Purchaser has approximately $58,506,250 in the trust fund established by Purchaser for the benefit of its public shareholders (the “Trust Fund”) in a trust account maintained by Continental Stock Transfer & Trust Company (the “Trustee”) at Morgan Stanley (the “Trust Account”), and such monies are invested in “government securities” (as such term is defined in the Investment Company Act of 1940, as amended) and held in trust by the Trustee pursuant to the Investment Management Trust Agreement, dated as of March 28, 2023, between Purchaser and the Trustee (the “Trust Agreement”). The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, and has not been amended or modified. There are no separate agreements, side letters

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or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Purchaser SEC Documents to be inaccurate in any material respect and/or that would entitle any Person (other than shareholders of Purchaser holding Purchaser Class A Ordinary Shares sold in Purchaser’s IPO who shall have elected to redeem their Purchaser Class A Ordinary Shares pursuant to the amended and restated memorandum and articles of association of Purchaser) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement and the Purchaser’s organizational documents. Purchaser has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and, to the knowledge of Purchaser, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. There are no claims or proceedings pending with respect to the Trust Account.

5.10 Listing. The Purchaser Units, Purchaser Ordinary Shares, Rights and Warrants are listed on the Nasdaq Stock Market, with trading symbols of OAKUU, OAKU, OAKUR, and OAKUW, respectively.

5.11 Board Approval. The Purchaser’s board of directors (including any required committee or subgroup of such board) has, as of the date of this Agreement, unanimously (i) declared the advisability of the transactions contemplated by this Agreement, (ii) determined that the transactions contemplated hereby are in the best interests of the shareholders of Purchaser and (iii) determined that the transactions contemplated hereby constitutes a “Business Combination” as such term is defined in Purchaser’s amended and restated amended and restated memorandum and articles of association.

5.12 Purchaser SEC Documents and Financial Statements. Purchaser has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Purchaser with the SEC since Purchaser’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will use commercially reasonable efforts to file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement (the “Additional Purchaser SEC Documents”). Purchaser has made available to the Company copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two (2) days prior to the date of this Agreement: (i) Purchaser’s Annual Reports on Form 10-K for each fiscal year of Purchaser beginning with the first year Purchaser was required to file such a form, (ii) all proxy statements relating to Purchaser’s meetings of shareholders (whether annual or special) held, and all information statements relating to shareholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iii) its Form 8-Ks filed since the beginning of the first fiscal year referred to in clause (i) above, and (iv) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to this Section 5.12) filed by Purchaser with the SEC since Purchaser’s formation (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), and (iv) above, whether or not available through EDGAR, are, collectively, the (“Purchaser SEC Documents”). The Purchaser SEC Documents were, and the Additional Purchaser SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Purchaser SEC Documents did not, and the Additional Purchaser SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any Purchaser SEC Document or Additional Purchaser SEC Document has been or is revised or superseded by a later filed Purchaser SEC Document or Additional Purchaser SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements in or omissions in any information supplied or to be supplied by the Company Group expressly for inclusion or incorporation by reference in any SEC Statement or Other Filing. As used in this Section 5.12, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

5.13 Certain Business Practices. Neither the Purchaser, nor any director, officer or employee of the Purchaser (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 or (iii) made any other unlawful payment. Neither the Purchaser, nor any director, officer or

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employee of the Purchaser (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer or employee of the Purchaser) has, since the IPO, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Purchaser or assist the Purchaser in connection with any actual or proposed transaction, which, if not given or continued in the future, would reasonably be expected to adversely affect the business or prospects of the Purchaser and would reasonably be expected to subject the Purchaser to suit or penalty in any private or governmental litigation or proceeding.

5.14 Anti-Money Laundering Laws. The operations of the Purchaser are and have been conducted at all times in compliance with the Money Laundering Laws, and no Action involving the Purchaser with respect to the Money Laundering Laws is pending or, to the knowledge of the Purchaser, threatened.

5.15 Affiliate Transactions. Except as described in the Purchaser Disclosure Schedule or the Purchaser SEC Documents, there are no transactions, agreements, arrangements or understandings between any of Purchaser or any of its subsidiaries, on the one hand, and any director, officer, employee, shareholder, warrant holder or Affiliate of Purchaser or any of its subsidiaries.

5.16 Litigation. Except as may be set forth in the Purchaser Disclosure Schedule, there is no (i) Action pending, or, to the knowledge of Purchaser, threatened against Purchaser or any of its subsidiaries, or any of its or their assets or properties, or (ii) judgment, decree, injunction, rule or order of any Authority outstanding against Purchaser or any of its subsidiaries or any of its or their assets or properties. Neither Purchaser nor any of its subsidiaries is party to a settlement or similar agreement regarding any of the matters set forth in the preceding sentence that contains any ongoing obligations, restrictions or liabilities (of any nature) that are material to Purchaser and its subsidiaries.

5.17 Expenses, Indebtedness and Other Liabilities. Except as set forth in the Purchaser Disclosure Schedule or the Purchaser SEC Documents, Purchaser does not have any Indebtedness or other liabilities.

5.18 Tax Matters.

(a) (i) The Purchaser has duly and timely filed all material Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes which have become due; (ii) all such Tax Returns are true, correct and complete and accurate in all material respects; (iii) there is no Action pending with respect to Taxes of the Purchaser; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of the Purchaser for which a Lien may be imposed on any of the Purchaser’s assets has been waived or extended, which waiver or extension is in effect; (v) the Purchaser has complied in all respects with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Purchaser; (vi) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of the Purchaser; (vii) there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority, or agreement with any Taxing Authority, with respect to the Purchaser; (viii) no claim has ever been made by a Taxing Authority in a jurisdiction where the Purchaser has not paid any Tax or filed Tax Returns, asserting that the Purchaser is or may be subject to Tax in such jurisdiction, the Purchaser is not nor has it ever been subject to Tax in any country other than the respective countries of incorporation or formation of the Purchaser members by virtue of having a permanent establishment or other place of business in that country; (ix) there is no outstanding power of attorney from the Purchaser authorizing anyone to act on behalf of the Purchaser in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return of the Purchaser; (x) the Purchaser is not, and has ever been, a party to any Tax sharing or Tax allocation Contract; (xi) the Purchaser is and has never been included in any consolidated, combined or unitary Tax Return; (xii) to the knowledge of the Purchaser, no issue has been raised by a Taxing Authority in any prior Action relating to the Purchaser with respect to any Tax for any period which, by application of the same or similar principles, could reasonably be expected to result in a proposed Tax deficiency of the Purchaser for any other period; and (xiv) the Purchaser has not requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed.

(b) The Purchaser will not be required to include any item of income or exclude any item of deduction for any taxable period ending after the Closing Date as a result of the use of a method of accounting with respect to any transaction that occurred on or before the Closing Date.

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(c) The unpaid Taxes of the Purchaser (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Financial Statements and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Purchaser in filing its Tax Return.

(d) The Purchaser has been in compliance, in all material respects, with all applicable transfer pricing laws and legal requirements. The prices for any property or services (or for the use of any property), including interest and other prices for financial services, provided by or to the Purchaser are arm’s-length prices for purposes of the relevant transfer pricing laws.

ARTICLE VI
COVENANTS OF THE PARTIES PENDING CLOSING

6.1 Conduct of Business. Each member of the Company Group and the Purchaser covenants and agrees that:

(a) from the date hereof through the Closing Date, each party shall conduct business only in the ordinary course, (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices, and shall not enter into any material transactions outside the ordinary course of business without the prior written consent of the other party, and shall use its reasonable best efforts to preserve intact its business relationships with employees, clients, suppliers and other third parties. Without limiting the generality of the foregoing, from the date hereof until and including the Closing Date, but except as is in connection with, or contemplated by the PIPE Investment, without the other party’s prior written consent (which shall not be unreasonably withheld), neither party shall, and the Company shall cause each of its Subsidiaries not to:

(i) amend, modify or supplement its memorandum and articles of association or other organizational or governing documents;

(ii) amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, any material Contract or any other right or asset of the Company or Purchaser;

(iii) modify, amend or enter into any contract, agreement, lease, license or commitment, which (A) is with respect to Real Property, (B) extends for a term of one year or more or (C) obligates the payment of more than $100,000 (individually or in the aggregate);

(iv) make any capital expenditures in excess of $100,000 individually or $200,000 in the aggregate);

(v) sell, lease, license or otherwise dispose of any of its respective assets or assets covered by any Contract except pursuant to existing contracts or commitments disclosed herein;

(vi) [reserved];

(vii) except as consented to in writing by the Company or the Purchaser, as the case may be, pay, declare or promise to pay any dividends or other distributions with respect to its capital stock or other equity securities, or pay, declare or promise to pay any other payments to any shareholder or shareholder or other equityholder (other than payment of salary, benefits, leases, commissions and other regular, necessary or contractually required similar payments in the ordinary course);

(viii) except as set forth on Schedule 6.1(a)(viii) or Schedule 4.11, or consented to in writing by the Company or the Purchaser as the case may be, obtain or incur any loan or other Indebtedness, including drawings under the Company Group’s or the Purchaser’s existing lines of credit, or repay or satisfy any Indebtedness other than repayment of Indebtedness in accordance with the terms thereof;

(ix) except as consented to in writing by the Purchaser, suffer or incur any Lien, except for Permitted Liens, on the Company Group’s assets;

(x) suffer any material damage, destruction or loss of property related to any of the Company Group’s or the Purchaser’s assets, not covered by insurance;

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(xi) delay, accelerate or cancel any receivables or Indebtedness owed to the Company Group or the Purchaser or write off or make further reserves against the same;

(xii) except as set forth on Schedule 6.1(a)(xii) or Schedule 4.13 except as contemplated hereunder, merge or consolidate with or acquire any other Person or be acquired by any other Person;

(xiii) permit any insurance policy protecting any of the Company Group’s or the Purchaser’s assets to lapse, unless simultaneously with such lapse, a replacement policy underwritten by an insurance company of nationally recognized standing having comparable deductions and providing coverage equal to or greater than the coverage under the lapsed policy for substantially similar premiums or less is in full force and effect;

(xiv) adopt any severance, retention or other employee plans, amend any of its employee plans or fail to continue to make timely contributions thereto in accordance with the terms thereof;

(xv) institute, settle or agree to settle any litigation, action, proceeding or investigation before any court or governmental body in each case in excess of $150,000 (exclusive of any amounts covered by insurance) or that imposes injunctive or other non-monetary relief on such party;

(xvi) make any change in its accounting principles or methods or write down the value of any Inventory or assets;

(xvii) change the place of business or jurisdiction of organization;

(xviii) other than (a) in connection with the exchange of Company Capital Stock into Ordinary Shares of the Purchaser to effectuate the Merger, or (b) agreed upon in writing by Purchaser, issue, redeem or repurchase any Company Capital Stock or other securities, or issue any securities exchangeable for or convertible into any shares of its capital stock or other securities or rights (other than as otherwise contemplated herein);

(xix) make or change any material Tax election or change any annual Tax accounting periods;

(xx) enter into any transaction with or distribute or advance any assets or property to any of its Affiliates other than the payment of salary and benefits in the ordinary course; or

(xxi) agree to do any of the foregoing.

Notwithstanding the foregoing provisions of this Section 6.1(a), and in particular, subparagraphs (viii) and (xviii), the Company shall be permitted (a) to incur any loan or other Indebtedness or (b) to issue any shares of capital stock or other securities exchangeable for or convertible into any shares of capital stock of the Company, provided that (i) the Company provides prior written notice of the terms and conditions of such financing to the Purchaser; and (ii) the aggregate amount of all such financing transactions does not exceed $1,000,000. The Company shall not engage in the transactions found in either (a) or (b) of this paragraph after it has raised and/or borrowed an aggregate of $1,000,000, until it has received the prior written consent of the Purchaser, which shall not be unreasonably withheld.

(b) Neither any member of the Company Group nor the Purchaser shall knowingly and intentionally (i) take or agree to take any action that might make any representation or warranty of such party inaccurate or misleading in any respect at, or as of any time prior to, the Closing Date or (ii) omit to take, or agree to omit to take, any action necessary to prevent any such representation or warranty from being inaccurate or misleading in any respect at any such time.

(c) From the date hereof through the Closing Date, the Company Group shall not, and shall use reasonable best efforts to cause each of their respective officers, directors, Affiliates, managers, consultant, employees, representatives and agents not to, directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations with any Person concerning any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction or (iii) approve, recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction. For purposes of this Agreement, the term “Alternative Transaction” shall mean any of the following transactions involving the Company Group (other than the transactions contemplated by this Agreement): (y) any merger, consolidation, share exchange, business combination or other similar transaction, or (z) any sale, lease, exchange,

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transfer or other disposition of a material portion of the assets of such Person (other than sales of inventory in the ordinary course of business) or any class or series of the capital stock or other equity interests of the Company Group in a single transaction or series of transactions. In the event that there is an unsolicited proposal for, or an indication of a serious interest in entering into, an Alternative Transaction, communicated in writing to the Company Group or any of its respective representatives or agents (each, an “Alternative Proposal”), such party shall as promptly as practicable (and in any event within one (1) Business Day after receipt) advise the other parties to this Agreement orally and in writing of any Alternative Proposal and the material terms and conditions of any such Alternative Proposal (including any changes thereto) and the identity of the person making any such Alternative Proposal. The Company shall keep the other parties informed on a reasonably current basis of material developments with respect to any such Alternative Proposal.

6.2 Access to Information. From the date hereof until and including the Closing Date, the Company, each member of the Company Group and the Purchaser shall each, to the best of its ability, (a) continue to give the other party, its legal counsel and other representatives full access to the offices, properties and, Books and Records, (b) furnish to the other party, its legal counsel and other representatives such information relating to the business of the Company Group and the Purchaser as such Persons may request and (c) cause the employees, legal counsel, accountants and representatives to cooperate with the other party in its investigation of the Business; provided that no investigation pursuant to this Section (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Company Group or the Purchaser and, provided further, that any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the Business of the Company and each member of the Company Group. Notwithstanding anything to the contrary in this Agreement, neither party shall be required to provide the access described above or disclose any information if doing so is reasonably likely to (i) result in a waiver of attorney-client privilege, work product doctrine or similar privilege or (ii) violate any contract to which it is a party or to which it is subject or applicable Law.

6.3 Notices of Certain Events. Each of the Purchaser and the Company shall, and the Company shall cause each Subsidiary of the Company to, promptly notify the other party of:

(a) any notice or other communication from any Person alleging or raising the possibility that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any Action or other rights by or on behalf of such Person or result in the loss of any rights or privileges of the Company (or the Purchaser, post-Closing) to any such Person or create any Lien on any Company Capital Stock or capital stock of the Purchaser or any of the Company Group’s or the Purchaser’s assets;

(b) any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement or the Additional Agreements;

(c) any Actions commenced or threatened against, relating to or involving or otherwise affecting either party or any of their shareholders or their equity, assets or business or that relate to the consummation of the transactions contemplated by this Agreement or the Additional Agreements;

(d) the occurrence of any fact or circumstance which constitutes or results, or would reasonably be expected to constitute or result in a Material Adverse Change; and

(e) any inaccuracy of any representation or warranty of such party contained in this Agreement at any time during the term hereof, or any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, that would reasonably be expected to cause any of the conditions set forth in Article X not to be satisfied.

6.4 Annual and Interim Financial Statements. In addition to the agreement of the Company Group to deliver audited financial statements for the two (2) years ended December 31, 2021 and December 31, 2022 as set forth in Section 7.9, from the date hereof through the Closing Date, or such other financials statements that may be reasonably requested by the Purchaser prior to Closing, within forty-five (45) calendar days following the end of each three-month quarterly period (excluding the fourth fiscal quarter), the Company shall deliver to Purchaser an unaudited consolidated summary of the Company Group’s earnings and an unaudited consolidated balance sheet for the period from the Balance Sheet Date through the end of such quarterly period and the applicable comparative period in the preceding fiscal year. The Company shall also promptly deliver to Purchaser copies of any audited

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consolidated financial statements of the Company Group that the Company’s certified independent accountants may issue. In addition, if the parties mutually agree that a proposed acquisition of any acquisition target company by the Company is a “significant acquisition” under SEC Rule S-X or, if required by the SEC to be filed in the Proxy Statement (defined in Section 6.5 hereof) for the Purchaser Shareholder Meeting (as defined in Section 6.5 hereof), then the Company shall provide, or cause to be provided, no later than October 31, 2023, any financial statements (audited or unaudited, as the case may be) of any acquisition target company, including such target entities specified in Section 4.13 of the Huajin Disclosure Schedule, in compliance with the requirements of U.S. generally accepted accounting principles (“U.S. GAAP”) with respect to the last two fiscal years of such acquisition target company (“Acquisition Target Company Audited Financials”).

6.5 SEC Filings.

(a) The Company acknowledges that:

(i) the Purchaser’s shareholders must approve the transactions contemplated by this Agreement prior to the transactions contemplated hereby being consummated and that, in connection with such approval, the Purchaser must call a special meeting of its shareholders (the “Purchaser Shareholder Meeting”) requiring Purchaser to prepare and file with the SEC a proxy statement and proxy card and such other information in accordance with SEC rules and regulations, and amend such materials and information from time to time (collectively such information and materials being referred to as the “Proxy Statement”);

(ii) the Purchaser will be required to file Quarterly and Annual reports that may be required to contain information about the transactions contemplated by this Agreement; and

(iii) the Purchaser will be required to file Current Reports on Form 8-K to announce the transactions contemplated hereby and other significant events that may occur in connection with such transactions.

(b) Purchaser shall call and hold the Purchaser Shareholder Meeting as promptly as practicable after the date of this Agreement for the purpose of seeking the Purchaser Shareholder Approval, and Purchaser shall use reasonable best efforts to hold the Purchaser Shareholder Meeting as soon as practicable after the date of this Agreement and Purchaser shall consult in good faith with the Company with respect to the date on which such meeting is to be held. Purchaser shall use reasonable best efforts to solicit from its shareholders proxies in favor of the approval and adoption of the Merger and this Agreement and shall take all other action reasonably necessary or advisable to secure the Purchaser Shareholder Approval. The Company acknowledges that a substantial portion of the Proxy Statement shall include disclosure regarding the Company Group and its management, operations and financial condition. Accordingly, the Company agrees to as promptly as reasonably practical provide Purchaser with such information as shall be reasonably requested by Purchaser or as required under SEC rules and regulation for inclusion in or attachment to the Proxy Statement, and that such information is and shall be accurate in all material respects and complies or will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company understands that such information shall be included in the Proxy Statement and/or responses to comments from the SEC or its staff in connection therewith and mailings. The Company shall make, and cause each Subsidiary to make, their managers, directors, officers and employees available to Purchaser and its counsel in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC.

6.6 Trust Account. The Purchaser covenants that it shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement and for the payment of (i) all amounts payable to shareholders of Purchaser holding Purchaser Units or Purchaser Ordinary Shares who shall have validly redeemed their Purchaser Units or Purchaser Ordinary Shares upon acceptance by the Purchaser of such Purchaser Units or Purchaser Ordinary Shares (the “Purchaser Redemption Amount”), (ii) the expenses to the third parties to which they are owed, and (iii) the remaining monies in the Trust Account to Purchaser.

6.7 Obligations of Merger Sub. Purchaser shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the transactions contemplated under this Agreement, upon the terms and subject to the conditions set forth in this Agreement.

6.8 [Reserved].

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6.9 Purchaser’s Obligation to Extend. In the event that the transaction is not completed by March 23, 2024, the Purchaser shall take all necessary actions to extend the date by which the Purchaser is required to complete a business combination from March 23, 2024 to such date that Parties reasonably determine for the purpose of allowing the Parties to consummate the Merger, provided that the Company shall bear and pay all reasonable costs and expenses related to such extension.

ARTICLE VII
COVENANTS OF THE COMPANY AND SHAREHOLDERS’ REPRESENTATIVE

The Company and Shareholders’ Representative covenant and agree that:

7.1 Reporting and Compliance with Laws. From the date hereof through the Closing Date, the Company and the Shareholders Representative shall on behalf of the Company Group and the Company Shareholders duly and timely file all Tax Returns required to be filed with the applicable Taxing Authorities, pay any and all Taxes required by any Taxing Authority and duly observe and conform in all material respects, to all applicable Laws and Orders.

7.2 Commercially Reasonable Efforts to Obtain Consents. The Company shall use its commercially reasonable efforts to obtain each Company Consent set forth on Schedule 7.2 and Governmental Approval as promptly as practicable hereafter.

7.3 Termination of Existing Employment Agreements. Effective as of the Closing Date, the Company shall (i) cause the termination of all employment agreements between any member of the Company Group and any employee, and (ii) enter into the Employment Agreement with each of the individuals set forth in Schedule 7.3, in form and substance acceptable to Purchaser.

7.4 Lockup. Each Company Shareholder holding or beneficially owning Company Shares (or other Company Securities representing the right to acquire Company Shares (“Lockup Shareholders”); but excluding PIPE Investors and Purchaser’s advisors Space Frontier Investment Holding Limited and Asian Legend International Investment Holding Limited) shall, and the Company shall cause the Shareholders’ Representative to enter into the Lockup Agreement prior to the Closing. Mr. Xuehong Li shall be the Shareholders’ Representative. The Shareholders’ Representative, for and on behalf of the Shareholders of the Company, hereby irrevocably agrees that following the Closing of the Merger and (i) with respect to Xuehong Li until the first anniversary of the Closing of the Merger, and (ii) for all other Lockup Shareholders, until the six-month anniversary of the Closing of the Merger (each as applicable, the “Lockup Period End Date”), none of Xuehong Li or the other Lockup Shareholders, as the case may be, shall, directly or indirectly:

(a) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any Person at any time in the future of), other than a transfer solely for estate planning purposes and provided any such transferee agrees to the provisions herein, any of the Purchaser’s Class A Ordinary Shares, or any other securities of the Purchaser convertible into or exercisable or exchangeable for any such Purchaser Class A Ordinary Shares which are owned as of the Closing Date (collectively, the “Lockup Shares”);

(b) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Lockup Shares, whether any such transaction is to be settled by delivery of the Lockup Shares or other securities, in cash or otherwise;

(c) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Lockup Shares or any other securities of the Purchaser; or

7.5 Non-compete and Non-Solicitation Agreement. The Company shall cause Xuehong Li to enter into a non-compete and non-solicitation agreement substantially in the form of Exhibit D (or include within any employment agreement with such person) annexed hereto for a period of three (3) years after the Closing in return for the consideration being delivered hereunder, and otherwise in form and substance acceptable to Purchaser. Further, the Company shall cause each of the other persons whose names appear on Schedule 7.5 hereto to enter into a non-compete and non-solicitation agreement substantially in the form of Exhibit D (or include within any employment agreement with such persons) annexed hereto for a period of three (3) years after the Closing in return for the consideration being delivered hereunder, and otherwise in form and substance acceptable to Purchaser.

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7.6 Waiver of Claim against Trust Account. Reference is made to the final Prospectus dated as of March 23, 2023 (“IPO Prospectus”) of the Purchaser as filed with the Securities and Exchange Commission following completion of its IPO. Each of the Company, Company Subsidiary, Company principal shareholders and Shareholders Representative on behalf of itself and the Company Shareholders represents and warrants that it has read the IPO Prospectus and understands that Purchaser has established the Trust Account containing the proceeds of the IPO and the overallotment shares and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Purchaser’s public shareholders (the “Public shareholders”). The Company, each member of the Company Group and Shareholders’ Representative on behalf of each Company Shareholder agree that none of them has any right, title, interest or claim of any kind (“Claim”) in or to any monies in the Trust Account established by the Continental Stock Transfer and Trust Company to hold funds from the IPO of the Purchaser as described in the IPO Prospectus. Each of the Company, each member of the Company Group, the Company principal shareholders, and Shareholders’ Representative on behalf of all Company Shareholders hereby waives any Claim it may have at any time as a result of or arising out of any negotiation, contract or agreement with the Purchaser and shall not seek recourse against the Trust Account for any reason whatsoever. Each of the Company, Company Subsidiary, Company principal shareholders and Shareholders Representative on behalf of itself and the Company Shareholders hereby irrevocably waives any and all claims that any such person or any of its affiliates may have against the Trust Account now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with Purchaser or its representatives and will not seek recourse against the Trust Account (including any Public Shareholder distributions) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with Purchaser or its Affiliates). The Company, each Company Subsidiary, the Company principal shareholders and Shareholders Representative on behalf of itself and the Company Shareholders each agree and acknowledges that such irrevocable waiver contained in this Section 7.6 is material to this Agreement and specifically relied upon by Purchaser and its Affiliates to induce Purchaser to enter in this Agreement, and each of the Company, each Company Subsidiary, the Company principal shareholders and Shareholders Representative on behalf of itself and the Company Shareholders further intends and understands such waiver to be valid, binding and enforceable against such persons and each of their respective Affiliates under applicable Law. This Section 7.6 shall survive termination of this Agreement for any reason.

7.7 No Trading. Each of the Company and Shareholders’ Representative acknowledges and agrees that it is aware, and that its Affiliates are aware (and each of their respective representatives is aware or, upon receipt of any material nonpublic information of the Purchaser, will be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. Each of the Company and Shareholders’ Representative hereby agrees that, while it is in possession of such material nonpublic information of the Purchaser, it shall not purchase or sell any securities of the Purchaser in violation of such Laws, communicate such information to any third party without the consent of the Purchaser, take any other action with respect to the Purchaser in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

7.8 [Reserved.]

7.9 Financial Statements. Prior to the Purchaser’s filing of any preliminary Proxy Statement with the SEC, the Company shall provide to the Purchaser correct and complete copies of the audited consolidated financial statements of the Company Group for each of the fiscal year ended December 31, 2021 (the “2021 Financial Statements”) and the fiscal year ended December 31, 2022 (the “2022 Financial Statements”). The 2021 Financial Statements and 2022 Financial Statements shall consist of (i) the audited consolidated balance sheets as of December 31, 2021 and December 31, 2022, (ii) the audited consolidated income statements for the twelve (12) month periods ended on December 31, 2021 and December 31, 2022, (iii) the audited consolidated cash flow statements for the twelve (12) month periods ended on December 31, 2021 and December 31, 2022, (iv) the audited consolidated shareholders’ equity statements, and (v) all notes to such financial statements as required in accordance with U.S. GAAP. Such 2021 Financial Statements and 2022 Financial Statements shall be materially true, complete and correct, and fairly present, in conformity with U.S. GAAP applied on a consistent basis, the financial position of the Company Group as of the dates thereof and the results of operations of the Company Group for the periods reflected therein and for both periods shall include the report of the Company’s registered public accounting firm, which firm shall be registered and in good-standing with the U.S. Public Company Accounting Oversight Board. The Company shall deliver the 2021 Financial Statements and the 2022 Financial Statements to the Purchaser no later than

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September 30, 2023. In addition, if the parties mutually agree that a proposed acquisition of any acquisition target company by the Company is a “significant acquisition” under SEC Rule S-X or, if required by the SEC to be filed in the Proxy Statement (defined in Section 6.5 hereof) for the Purchaser Shareholder Meeting (as defined in Section 6.5 hereof), then the Company shall provide, or cause to be provided, no later than September 30, 2023, any financial statements (audited or unaudited, as the case may be) of any acquisition target company, including such target entities specified in Section 4.13 of the Huajin Disclosure Schedule, in compliance with the requirements of U.S. generally accepted accounting principles (“U.S. GAAP”) with respect to the last two fiscal years of such acquisition target company (“Acquisition Target Company Audited Financials”).

7.10 Accredited Investor Questionnaires. Prior to the Closing, the Company shall provide to the Purchaser questionnaires, in a form acceptable to Purchaser, completed and executed by each Company Shareholder, pursuant to which each such Company Shareholder certifies, to Purchaser’s reasonable satisfaction, that such Company Shareholder is an Accredited Investor.

7.11 Composition of Board Committees. The Company Group shall, or shall cause each of the persons who it appoints to serve on the Board of Directors of Purchaser upon the Closing, to agree that the composition of the Audit Committee and Compensation Committee of the Purchaser shall include at least one independent director who is appointed to the Board of Directors by Purchaser prior to the Effective Time.

ARTICLE VIII
COVENANTS OF ALL PARTIES HERETO

The Parties hereto covenant and agree that:

8.1 Commercially Reasonable Efforts; Further Assurances.

(a) Subject to the terms and conditions of this Agreement, each party (other than the Shareholders’ Representative) shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, or as reasonably requested by the other parties, to consummate and implement expeditiously each of the transactions contemplated by this Agreement, including using reasonable best efforts to (i) obtain all necessary actions, nonactions, waivers, consents, approvals and other authorizations from all applicable Authorities prior to the Effective Time, and (ii) avoid an Action or proceeding by any Authority, and (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement. The parties hereto (other than the Shareholders’ Representative) shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or desirable in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement.

(b) Without limiting the generality of Section 8.1(a), each party hereto (other than the Shareholders’ Representative) agrees to, and shall cause its respective Affiliates to, make as promptly as practicable any filings or notifications required to be made by it under any other applicable antitrust, competition, or trade regulation Law and to supply as promptly as practicable to the appropriate Authority any additional information and documentary material that may be requested by such Authority pursuant to the applicable antitrust, competition, or trade regulation Law.

(c) Subject to applicable Law, each of the Company and Purchaser agrees to (i) cooperate and consult with the other regarding obtaining and making all notifications and filings with Authorities, (ii) furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any notifications or filings, (iii) keep the other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement, including promptly furnishing the other with copies of notices or other communications received by such party from, or given by such party to, any third party or any Authority with respect to such transactions, (iv) permit the other party to review and incorporate the other party’s reasonable comments in any communication to be given by it to any Authority with respect to any filings required to be made with, or action or nonactions, waivers, expirations or terminations of waiting periods, clearances, consents or orders required to be obtained from, such Authority in connection with execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and (v) to the extent reasonably practicable, consult with the other in advance of and not participate in any meeting or discussion relating to the transactions contemplated by

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this Agreement, either in person or by telephone, with any Authority in connection with the proposed transactions unless it gives the other party the opportunity to attend and observe; provided, however, in each of clauses (iii) and (iv) above, that materials may be redacted (A) to remove references concerning the valuation of such party and its Affiliates, (B) as necessary to comply with contractual arrangements or applicable Laws, and (C) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns.

8.2 Compliance with SPAC Agreements. The Company and Purchaser shall comply with each of the following agreements (“SPAC Agreements”) (i) Investment Management Trust Agreement, dated March 28, 2023, by and between the Purchaser and Continental Stock Transfer & Trust Company; (ii) the Rights Agreement as of March 28, 2023 between Purchaser and Continental Stock Transfer & Trust Company; and (iii) the Warrant Agreement is made as of March 28, 2023 between Purchaser and Continental Stock Transfer & Trust Company.

8.3 Cooperation with Purchaser to Prepare and File Proxy Statement.

(a) Notwithstanding anything in this Agreement to the contrary, it is understood and agreed that as soon as reasonably practicable, after receiving all necessary information relating to the Company Group members from the Company for inclusion in the Proxy Statement, the Purchaser shall prepare and file with the SEC the Proxy Statement, or such other form, statement, or report as may be required under the United States federal securities laws (such Proxy Statement, or such other report or form, whether in preliminary or definitive form, and any amendments or supplements thereto, the “Proxy Statement”) for the purpose of seeking the Purchaser Shareholder Approval. Each party shall use its reasonable best efforts to prepare the Proxy Statement (including any and all financial statements and financial information) and thereafter resolve all SEC comments on the Proxy Statement as promptly as practicable after such filing, and Purchaser and the Company shall take all action reasonably required (other than qualifying to do business in any jurisdiction in which it is not now so qualified, or filing a general consent to service of process) to be taken under any applicable state securities Laws in connection with the issuance of Purchaser Merger Shares pursuant to the terms of this Agreement. Each of Purchaser and the Company members shall furnish all information as may be reasonably requested by the other parties in connection with any such action and the preparation, filing and distribution of the Proxy Statement and any Other Filing. As promptly as practicable after all SEC comments on the Proxy Statement shall have been resolved, Purchaser shall use its reasonable best efforts to cause the Proxy Statement to be mailed to its shareholders as of the record date for the Purchaser Shareholder Meeting.

(b) The Company shall, and the Company shall cause each member of the Company Group and each Person whom intends to serve as a director of the Purchaser or member of executive management of Purchaser following Closing to provide Purchaser with all reasonable information concerning the business of the Company Group and the management, operations and financial condition of the Company Group as is required by the SEC for inclusion in the Proxy Statements (“Company Information”), including, all financial statements required by relevant securities laws and regulations (the “Required Company Financial Statements”), which shall be prepared under such accounting principles and for such periods as required by the forms, rules and regulations of the SEC or as requested by the SEC in connection with its review of the Proxy Statement or any Other Filing. Subject to the Company’s review and approval of any Proxy Statement including Company Information and the consent of the Company’s auditor to the inclusion of the Required Company Financial Statements in any Proxy Statement (in each case, such approval or consent not to be unreasonably withheld, conditioned or delayed), the Company acknowledges and agrees that Company Information (including the Company Group Financial Statements), or summaries thereof or extracts therefrom, may be included in the Proxy Statement and any other filings required under the Exchange Act, Securities Act or any other United States federal, foreign or blue sky laws (“Other Filings”). In connection therewith, each of Purchaser and the Company shall instruct their respective employees, counsel, financial advisors, auditors and other authorized representatives to reasonably cooperate with the other parties and their respective employees, counsel, financial advisors, auditors and other authorized representatives as relevant if required to achieve the foregoing. No filing of, or amendment or supplement to, the Proxy Statement or any Other Filing will be made (in each case including documents incorporated by reference therein) by either Purchaser or the Company without providing the other with a reasonable opportunity to review and comment thereon. Notwithstanding the foregoing, neither the Company nor the Purchaser will file any Proxy Statement or Other Filings without the other party’s approval (such approval not to be unreasonably withheld, conditioned or delayed). Purchaser and the Company will advise the other parties hereto promptly after it receives any oral or written request by the SEC for amendment of the

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Proxy Statement or Other Filings, as applicable, or comments thereon and responses thereto or requests by the SEC for additional information and each party will promptly provide the other with copies of any written communication between it or any of its representatives, on the one hand, and the SEC, any state securities commission or their respective staffs, on the other hand, with respect to the Proxy Statement or the Merger. Purchaser and the Company shall use their respective reasonable best efforts, after consultation with each other, to resolve all such requests or comments with respect to the Proxy Statement or Other Filings as promptly as reasonably practicable after receipt thereof. Without limiting the generality of the foregoing, each of Purchaser and the Company shall cooperate with each other in the preparation of each of Proxy Statement and Other Filing and each of Purchaser and the Company shall furnish the other with all information concerning it and its Affiliates as the requesting party (after consulting with counsel) may deem reasonably necessary or advisable in connection with the preparation of the Proxy Statement or Other Filings, as applicable. Purchaser and the Company shall notify each other promptly of the time when the Proxy Statement shall be declared definitive, of the issuance of any stop order or suspension of the qualification of the Purchaser Ordinary Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement, Other Filings or for additional information.

(c) The Company and each member of the Company Group covenants that as of the date of the filing of any Proxy Statement with the SEC or Other Filing, none of the Company Information, Company Group Financial Statements or other financial information supplied by the Company in connection with the Proxy Statement or Other Filing shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading.

(d) If at any time prior to the Effective Time any information relating to Purchaser or the Company or any of their respective Affiliates, directors, officers or shareholders, should be discovered by Purchaser or the Company which should be set forth in an amendment or supplement to either the Proxy Statement or Other Filings, so that any such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to Purchaser’s shareholders.

8.4 Confidentiality. Except as necessary to complete the Proxy Statement or any other Proxy Statements or Other Filings, the Company, on the one hand, and Purchaser and Merger Sub, on the other hand, shall hold and shall cause their respective representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all documents and information concerning the other party furnished to it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources, which source is not the agent of the other party, by the party to which it was furnished), and each party shall not release or disclose such information to any other person, except its representatives in connection with this Agreement. In the event that any party believes that it is required to disclose any such confidential information pursuant to applicable Laws, to the extent legally permissible, such party shall give timely written notice to the other party so that such party may have an opportunity to obtain a protective order or other appropriate relief. Each party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information. The parties acknowledge that some previously confidential information will be required to be disclosed in the Proxy Statement and any other SEC Statements and Other Filings. Notwithstanding anything in this Agreement to the contrary, following the Closing, the Shareholders’ Representative shall be permitted to disclose information as required by Law or to employees, advisors, agents or consultants of the Shareholders’ Representative and to the Company Shareholders, in each case who have a need to know such information, provided that such persons are subject to confidentiality obligations with respect thereto.

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8.5 Directors’ and Officers’ Indemnification and Liability Insurance.

(a) All rights to indemnification for acts or omissions occurring through the Closing Date now existing in favor of the current directors and officers of the Company and the Purchaser as provided in their respective organizational documents or in any indemnification agreements shall survive the applicable Merger and shall continue in full force and effect in accordance with their terms.

(b) Prior to the Closing Date, the Company and Purchaser shall purchase and fully pay the premium for a directors and officers tail liability insurance policy, with respect to claims arising from facts and events that occurred prior to the Closing Date.

(c) The provisions of this Section 8.5 are intended to be for the benefit of, and shall be enforceable by, each Person who will have been a director or officer of the Company or the Purchaser for all periods ending on or before the Closing Date and may not be changed with respect to any officer or director without his or her written consent.

(d) Prior to the Effective Time, the Company shall obtain and fully pay the premium for a one (1) year prepaid “tail” policy for the extension of the directors’ and officers’ liability coverage of the Purchaser’s and the Company’s existing directors’ and officers’ liability insurance policies, for claims reporting or discovery period of one years from and after the Effective Time, on terms and conditions providing coverage retentions, limits and other material terms substantially equivalent to the current policies of directors’ and officers’ liability insurance maintained by the Purchaser and the Company with respect to matters arising on or before the Effective Time, covering without limitation the transactions contemplated hereby. After the Effective Time, Company shall cause such “tail” policy to be maintained in full force and effect, for its full term, and shall honor all of its obligations thereunder, and no party shall have any other obligation to purchase or pay for any insurance hereunder. The memorandum and articles of association of the Surviving Corporation shall at all times provide that the surviving corporation shall indemnify the directors and officers of the Company and the Purchaser to the maximum extent provided by law.

(e) If the Company or Purchaser or any of their respective legal successors or permitted assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the legal successors and permitted assigns of Company or Purchaser shall assume all of the obligations set forth in this Section 8.5. The provisions of this Section 8.5 are intended to be for the benefit of, and from and after the Closing shall be enforceable by, each Person who is an intended third-party beneficiary of this Section 8.5. The rights of such Persons under this Section 8.5 shall be in addition to any rights such Persons may have under the organizational documents of the Company or Purchaser, as case may be, or under any applicable Contracts or Laws and nothing in this Agreement is intended to, shall be construed or shall release or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Purchaser or Company for any of their respective directors, officers or other employees (it being understood and agreed that the indemnification provided for in this Section 8.5 is not prior to or in substitution of any such claims under such policies).

8.6 Execution of Employment Agreements with Senior Management. Prior to the filing of any Proxy Statement by the Purchaser, the Company will identify members of the senior management team and will execute an offer letter or other employment related agreement with each such senior management member as set forth on Schedule 8.6, in such form and terms as agreed upon by the Company, such persons and Purchaser.

8.7 Repayment of Purchaser Indebtedness and other Liabilities. Except as agreed upon by Purchaser in writing, prior to or concurrent with the Closing, and subject to the adjustment in the number of Purchaser Merger Shares provided in Section 3.1(a), Purchaser shall repay and extinguish all expenses, Indebtedness and other liabilities without any further Liability to the Company or Purchaser, and shall deliver, at least five (5) Business Days prior to the Closing Date, executed waivers, payoff letters or final invoices, as applicable, from each vendor, lender, creditor, noteholder or other counterparty to which such expenses, Indebtedness or other liabilities.

8.8 Certain Tax Matters. Purchaser and the Company shall use its reasonable best efforts to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Neither Purchaser nor the Company shall take any action, or fail to take any action, that could reasonably be expected to cause the Merger to fail to

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qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Purchaser and the Company intend to report and, except to the extent otherwise required by a change in Law, shall report, for U.S. federal income tax purposes, the Merger as a “reorganization” within the meaning of Section 368(a) of the Code, unless otherwise required by applicable Law.

8.9 [Reserved].

8.10 Retention of Proxy Solicitation Agent. The Parties shall use their reasonable efforts to retain a proxy solicitation agent mutually acceptable to the Parties, within ten (10) Business Days of execution of this Agreement to assist the Parties with preparing the Proxy Statement and soliciting Purchaser’s shareholders to obtain the affirmative vote of the Purchaser’s shareholders in favor of the Merger, and such other matters as may be determined by the Parties.

8.11 Post-Closing Covenant Regarding Release of Shares from Lock-Up Agreements. With the exception of application to any PIPE Investors and Purchaser’s advisors Space Frontier Investment Holding Limited and Asian Legend International Investment Holding Limited, the Purchaser, Company and the Shareholders Representative on behalf of the Company Shareholders each covenant and agree that they shall not request that, and shall not allow the Board of Directors’ representatives serving on the Board of Directors of Purchaser, any Purchaser Merger Shares be released from any lockup prior to expiration of the Lockup Up Period End Date.

8.12 PIPE Investment. In the event that the Purchaser and the Company mutually agree to complete the PIPE Investment (or any other investment in the Purchaser’s securities), prior to the Closing, and assuming that no termination of this Agreement has occurred in accordance with its terms, the Company shall use its best efforts to cooperate in connection with the arrangement and closing of the PIPE Investment (or any other investment in the Purchaser’s securities) as may be requested by Purchaser, including by (i) participating in a reasonable number of meetings, presentations, due diligence sessions, drafting sessions and sessions with investors at mutually agreeable times and locations and upon reasonable advance notice; (ii) reasonably assisting with the preparation of customary materials for actual and potential participants in the PIPE Investment (or any other investment in the Purchaser’s securities), offering documents, private placement memoranda, prospectuses and similar documents required in connection with the PIPE Investment (or any other investment in the Purchaser’s securities) (which shall not include pro forma financial information); (iii) providing financial statements and such other financial information regarding the Company, that is readily available or within its possession and as is reasonably requested in connection with the PIPE Investment (or any other investment in the Purchaser’s securities); (iv) taking or appointing a representative of the Company to take all corporate actions, subject to the occurrence of the Closing, reasonably requested by the Purchaser to permit the consummation of the PIPE Investment (or any other investment in the Purchaser’s securities) and the issuance of the securities in PIPE Investment (or any other investment in the Purchaser’s securities) immediately following the Closing; (v) assisting Purchaser to satisfy the conditions set forth in any document executed in connection with the PIPE Investment (or any other investment in the Purchaser’s securities); and (vi) otherwise using its best efforts to cooperate with Purchaser in its efforts to consummate the PIPE Investment (or any other investment in the Purchaser’s securities).

8.13 Subscription Agreements. In the event that the Purchaser and the Company mutually agree to complete the PIPE Investment (or any other investment in the Purchaser’s securities), the Company shall cause cause those investors to execute and deliver to the Purchaser binding and enforceable Subscription Agreements on terms acceptable to Purchaser evidencing each such investor’s participation in the PIPE Investment (or any other investment in the Purchaser’s securities). Each Subscription Agreement (i) shall be in full force and effect and not be withdrawn or terminated, or otherwise amended or modified, in any respect; (ii) shall be a legal, valid and binding obligation of each PIPE Investor, and none of the execution, delivery or performance of obligations under such Subscription Agreement by each PIPE Investor, shall violate any Laws; and (iii) shall contain all of the conditions precedent (other than the conditions contained in the other agreements related to the transactions contemplated herein) to the obligations of the PIPE Investors to contribute to Purchaser the applicable portion of the PIPE Investment (or any other investment in the Purchaser’s securities) amount set forth in the Subscription Agreements on the terms therein. The Company shall use its best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions described therein, including assisting the Purchaser in maintaining in effect the Subscription Agreements and using its best efforts to (a) satisfy in all material respects

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on a timely basis all conditions and covenants applicable to it or the Purchaser in the Subscription Agreements and otherwise comply with its obligations thereunder; (b) in the event that all conditions in the Subscription Agreements (other than conditions that Purchaser or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, assisting the Purchaser in consummating the transactions contemplated by the Subscription Agreements at or prior to Closing; (c) assisting the Purchaser in enforcing its rights under the Subscription Agreements in the event that all conditions in the Subscription Agreements (other than conditions that Purchaser or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, to cause the applicable PIPE Investors (or any other investment in the Purchaser’s securities) to contribute the applicable portion of the PIPE Investment set forth in the Subscription Agreements at or prior to the Closing; and (d) using its best efforts to ensure that the requisite amount of funds are committed under the Subscription Agreements for the PIPE Investment (or any other investment in the Purchaser’s securities).

ARTICLE IX
CONDITIONS TO CLOSING

9.1 Condition to the Obligations of the Parties. The obligations of all of the parties to consummate the Closing are subject to the satisfaction, or the waiver at the discretion of both Purchaser and Company, of all of the following further conditions:

(a) No provisions of any applicable Law, and no Order shall restrain or prohibit, or impose any condition on, the Closing;

(b) The Merger shall have been completed and the Certificate of Merger evidencing the merger of Merger Sub with and into the Company shall have been received from the Registrar of Companies in the Cayman Islands;

(c) The required stock exchange and regulatory review (including SEC and Nasdaq) has been completed, and all governmental approvals required for the Merger shall have been obtained and the Purchaser’s Units, Purchaser’s Ordinary Shares (including the Purchaser Merger Shares) and Purchaser’s Warrants shall continue to be listed for trading on Nasdaq;

(d) There shall not be any Action brought, commenced or threatened by any governmental Authority or other Person to enjoin, challenge, interfere with or otherwise restrict the consummation of the Closing;

(e) Purchaser Shareholder Approval for the Merger;

(f) Prior to or at the Closing, before consummation of any PIPE Investment (or any other investment in the Purchaser’s securities) after distribution of the Trust Account pursuant to Section 6.6, deducting all amounts to be paid pursuant to the Purchaser Share Redemption, Purchaser shall have unrestricted cash on hand (“Unrestricted Cash”) of not less than $5,000,000 before payment or deduction of any costs and expenses incurred with respect to the transactions contemplated by this Agreement. In no event shall the Company’s cash position prior to or at Closing be less than the minimum required balance under applicable Securities Exchange Act and Nasdaq Regulations concerning Special Purpose Acquisition Companies.

(g) Each of the directors and officers of Purchaser, other than Lixin Zheng, Mitchell Cariaga and Lauren Simmons shall provide their resignations as officers and directors of Purchaser, effective at Closing, and the proposed new directors of the Purchaser shall have been appointed.

9.2 Conditions to Obligations of Purchaser and Merger Sub. The obligation of Purchaser and Merger Sub to consummate the Closing is subject to the satisfaction, or the waiver at Purchaser’s sole and absolute discretion, of all the following further conditions:

(a) The Company shall have duly performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date.

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(b) All of the representations and warranties of the Company Group contained in this Agreement and in any certificate delivered by the Company pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall: (i) be true and correct at and as of the date of this Agreement, or, (ii) if otherwise specified, when made or when deemed to have been made, and (iii) be true and correct as of the Closing Date, except in the case of (i), (ii) and (iii) for any inaccuracies in such representations and warranties which would not in the aggregate reasonably be expected to have a Material Adverse Effect; and further, for the purpose of determining the truth, accuracy and completeness of the representations and warranties of the Company Group as of both the date of this Agreement and the Closing Date, the terms Financial Statements, Balance Sheet, and Balance Sheet Date, as each are defined in Section 4.11(a), shall be amended to include the audited consolidated financial statements of the Company Group for the fiscal year ended December 31, 2022 and each fiscal year in the two-year period ending on such date, and the audited consolidated balance sheet of the Company Group as of such date

(c) There shall have been no continuing event, change or occurrence which individually or together with any other event, change or occurrence, would reasonably be expected to have a Material Adverse Effect upon the Company Group.

(d) [Reserved]

(e) Purchaser shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company to the effect set forth in clauses (a) through (d) of this Section 9.2 (the “Company Certificate”).

(f) Purchaser shall have received the Financial Statements and the Projections.

(g) Purchaser shall have received (i) a copy of the Charter Documents of the Company certified as of a recent date by the Secretary of State or similar official of its jurisdictions of organization, (ii) copies of resolutions duly adopted by the board of directors of the Company and by vote or consent of the Shareholders authorizing this Agreement, the Additional Agreements and the transactions contemplated hereby and thereby, (iii) a certificate of the Secretary of the Company certifying as to signatures of the officer(s) executing this Agreement and any certificate or document to be delivered pursuant hereto, together with evidence of the incumbency of such Secretary, and (iv) a good standing certificate for each of the Company and its Subsidiaries certified as of a date no later than thirty (30) days prior to the Closing Date from the proper Governmental Authority of the jurisdiction of organization of each of the Company and its Subsidiaries.

(h) Each of the Registration Rights Agreement, Lock-up Agreement, Non-Compete Agreements, and Escrow Agreement shall have been duly executed and delivered by each party thereto other than Purchaser.

(i) The Company shall have delivered to the Purchaser executed (i) payoff letters for all Indebtedness, expenses and other liabilities of the Company and each of its Subsidiaries that remain unpaid as of immediately prior to the Closing and (ii) any required consents to the transactions contemplated hereunder under any Material Contracts, Leases or Permits.

(j) The Company shall have entered into the Employment Agreement with each of individuals set forth on Schedule 8.6.

(k) Each of the Persons set forth in Schedule 9.2(k) shall have entered into a non-competition and non-solicitation agreement for a period of three (3) years after the Closing in return for the consideration being delivered hereunder.

(l) The Purchaser shall have received all certificates, if certificated (or lost stock affidavits) representing Company Securities held by Company Shareholders.

(m) The Purchaser shall have received an opinion of counsel to the Company Group with respect to the corporate status, capitalization, permissions, applicable government consents and approvals, as well as any actions or proceedings or other material matters affecting the rights and obligations of the Purchaser.

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(n) The Purchaser shall receive written evidence of the termination of the existing employment, severance, or similar compensation agreements between the Company Group and the individuals referenced on Schedule 4.24.

(o) The composition of the Audit Committee and Compensation Committee of the Board of Directors of Purchaser after the Closing shall include at least one independent director designated by the Purchaser (prior to the Effective Time).

(p) The PIPE Investment (or other financing) shall be consummated pursuant to and in accordance with the terms of the applicable Subscription Agreements, in the event that the Purchaser and the Company mutually agree to complete the PIPE Investment or other financing.

(q) The Company shall have available capital in an amount sufficient for the purposes of paying Company Indebtedness and to provide for sufficient working capital based upon the pro forma financial statements to be filed with the Proxy Statement.

(r) [Reserved]

(s) The Purchaser shall receive from the Company written evidence of: (i) release of any and all Liens with respect to any shares of capital stock of the Company and each member of the Company Group; (iii) all of the outstanding options, warrants and all other securities of the Company that are convertible into or which may be exercised or exchange for capital stock of the Company shall have been converted, exercised or exchanged for capital stock of the Company or cancelled prior to the completion of the Merger; (iv) the termination of all shareholder agreements, voting agreements, rights of first refusal, put or similar rights, pledge agreements, operating agreements, rights to acquire capital stock of the Company, and similar contracts or agreements between any shareholders of the Company or any pre-closing member or shareholder of any Subsidiary; (v) termination of any broker’s or finders’ fees agreements binding upon the Company or any member of the Company Group; (vi) termination of any and all agreements related to profit sharing with respect to any member of the Company Group; and (vii) the termination of the additional agreements specified on Schedule 9.2(s)(vii).

(t) [Reserved]

(u) The Purchaser shall have received completed and executed Accredited Investor Questionnaires, as contemplated in Section 7.10, of all the Company Shareholders in a form reasonably satisfactory to Purchaser.

(v) [Reserved].

(w) The Aggregate Investment Amount, together with the proceeds from the PIPE Investment (if any), shall be no less than Five Million U.S. Dollars ($[5],000,000).

9.3 Conditions to Obligations of the Company. The obligations of the Company to consummate the Closing is subject to the satisfaction, or the waiver at the Company’s discretion, of all of the following further conditions:

(a) (i) The Purchaser and Merger Sub shall each have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of Purchaser and Merger Sub contained in this Agreement, and in any certificate or other writing delivered by the Purchaser pursuant hereto, disregarding all qualifications and expectations contained therein relating to materiality shall be true and correct in all respects at and as of the Closing Date, as if made at and as of such date, except for any inaccuracies in such representations and warranties which would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Purchaser or on Purchaser’s ability to consummate the transactions contemplated by this Agreement and the Additional Agreements, and (iii) the Company shall have received a certificate signed by an authorized officer of the Purchaser to the foregoing effect.

(b) Purchaser shall have executed and delivered to the Company a copy of each Additional Agreement to which it is a party.

9.4 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article IX to be satisfied if such failure was caused by the failure of such Party or any of its Affiliates to comply with or perform any of its covenants or obligations set forth in this Agreement.

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ARTICLE X
INDEMNIFICATION

10.1 Indemnification of Purchaser. From and after the Closing, the Escrow Participant hereby agrees to indemnify and hold harmless Purchaser against and in respect of any actual and direct out-of-pocket loss, cost, payment, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage (including actual costs of investigation and attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses”) incurred or sustained by Purchaser as a result of: (a) any breach or inaccuracy of any of the representations, warranties set forth in Article IV (as modified by the Company’s Disclosure Schedules) or in the Company Certificate, in each case as of the Closing Date, and (b) any breach or nonfulfillment of any covenants of the Company contained in this Agreement to be performed prior to the Closing Date; provided, however, any breach related to Section 4.38 (Projections) shall be limited to a claim based upon fraud, an untrue statement of material information, or omission of material information or the lack of good faith in the preparation of such Projections; and (c) any Losses resulting from the matters described on Schedule 10.1(c). Notwithstanding anything in this Agreement to the contrary, the maximum liability of the Escrow Participant under this Agreement, including this Article X, or otherwise in connection with the transactions contemplated by this Agreement shall in no event exceed an amount equal to: (i) the Escrow Share Value, multiplied by (ii) the Escrow Shares (the “Indemnifiable Loss Limit”). Further, the Purchaser shall not be entitled to indemnification pursuant to this Section 10.1 unless and until the aggregate amount of Losses to Purchaser equals at least $200,000 (the “Basket”), at which time, subject to the Indemnifiable Loss Limit, the Purchaser shall be entitled to indemnification for any Losses above the Basket per Loss. Except for Losses resulting from the matters described on Schedule 10.1(c), the Escrow Participant shall have no liability or obligation to indemnify any Purchaser or any other Indemnified Party under this Agreement with respect to the breach or inaccuracy of any representation, warranty, covenant or agreement based on any matter, fact or circumstance known to Purchaser or any of its representatives or disclosed in the information set out in any Schedule to this Agreement. For Losses resulting from the matters described on Schedule 10.1(c), the Escrow Participant agrees to indemnify and hold harmless the Purchaser against, from and in respect of any and all such Losses, whether or not a breach of a representation, warranty, covenant or agreement in this Agreement or any of the Additional Agreements to which it is a party.

10.2 Procedure. The following shall apply with respect to all claims by the Purchaser (an “Indemnified Party”) for indemnification pursuant to this Article X:

(a) An Indemnified Party shall give the Shareholders’ Representative prompt notice (an “Indemnification Notice”) of any third-party action with respect to which such Indemnified Party seeks indemnification pursuant to Section 10.1 or 10.2 (a “Third-Party Claim”), which shall describe in reasonable detail the Loss that has been or may be suffered by the Indemnified Party. The failure to give the Indemnification Notice shall not impair any of the rights or benefits of such Indemnified Party under Sections 10.1 or 10.2, except to the extent such failure prejudices the ability of the Escrow Participant (any of such parties, “Indemnifying Parties”) to defend such claim or increases the amount of such liability.

(b) In the case of any Third-Party Claims as to which indemnification is sought by any Indemnified Party, such Indemnified Party shall be entitled, at the sole expense and liability of the Escrow Participant, to exercise full control of the defense, compromise or settlement of any Third-Party Claim unless the Shareholders’ Representative, within a reasonable time after the giving of an Indemnification Notice by the Indemnified Party (but in any event within twenty (20) Business Days thereafter), shall notify such Indemnified Party in writing of the intention of the Shareholders’ Representative to assume the defense thereof.

(c) If the Indemnifying Parties assume the defense of any such Third-Party Claim pursuant to Section 10.3(b), then the Indemnified Party shall cooperate with the Indemnifying Parties in any manner reasonably requested in connection with the defense, and the Indemnified Party shall have the right to be kept fully informed by the Indemnifying Parties and their legal counsel with respect to the status of any legal proceedings, to the extent not inconsistent with the preservation of attorney-client or work product privilege. If the Indemnifying Parties so assume the defense of any such Third-Party Claim the Indemnified Party shall have the right to employ one separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of such Indemnified Party unless (i) the Indemnifying Parties have agreed to pay such fees and expenses, or (ii) the named parties to

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any such Third-Party Claim (including any impleaded parties) include an Indemnified Party and an Indemnifying Party and such Indemnified Party shall have been advised in writing by its counsel that there is a conflict of interest between such Indemnified Party and the Indemnifying Parties in the conduct of the defense thereof, and in any such case the reasonable documented out-of-pocket fees and expenses of one separate counsel of the Indemnified Party shall be borne by the Indemnifying Parties subject to the limitations set forth in this Article X.

(d) If the Indemnifying Parties elect to assume the defense of any Third-Party Claim pursuant to Section 10.3(b), the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Indemnifying Parties withdraw from the defense of such Third-Party Claim, or unless a judgment is entered against the Indemnified Party for such liability by an Authority of competent jurisdiction. If the Indemnifying Parties do not elect to defend, or if, after commencing or undertaking any such defense, the Indemnifying Parties withdraw such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Indemnifying Parties’ expense subject to the limitations set forth in this Article X. In the event the Indemnified Party retains control of the Third-Party Claim, the Indemnified Party will not settle the subject claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed.

(e) If the Indemnified Party undertakes the defense of any such Third-Party Claim pursuant to Section 10.1 or 10.2 and proposes to settle the same prior to a final judgment thereon or to forgo appeal with respect thereto, then the Indemnified Party shall give the Indemnifying Parties prompt written notice thereof and the Indemnifying Parties shall have the right to participate in the settlement, assume or reassume the defense thereof or prosecute such appeal, in each case at the Indemnifying Parties’ expense. The Indemnifying Parties shall not, without the prior written consent of such Indemnified Party settle or compromise or consent to entry of any judgment with respect to any such Third-Party Claim (i) in which any relief other than the payment of money damages is or may be sought against such Indemnified Party, (ii) in which such Third-Party Claim could be reasonably expected to impose or create a monetary liability on the part of the Indemnified Party (such as an increase in the Indemnified Party’s income Tax) other than the monetary claim of the third party in such Third-Party Claim being paid pursuant to such settlement or judgment, or (iii) which does not include as an unconditional term thereof the giving by the claimant, person conducting such investigation or initiating such hearing, plaintiff or petitioner to such Indemnified Party of a release from all liability with respect to such Third-Party Claim and all other actions (known or unknown) arising or which might arise out of the same facts.

(f) Following the Closing, the disinterested members of the board of directors of the Purchaser shall have the authority to institute and prosecute any claims for indemnification hereunder in good faith on behalf of the Purchaser to enforce the terms of this Agreement.

10.3 Escrow of Escrow Shares by Escrow Participant. The Company hereby authorizes the Purchaser to deliver the Indemnification Escrow Shares into escrow (the “Escrow Fund”) pursuant to the Indemnification Escrow Agreement. For purposes of this Article X, the Indemnification Escrow Shares are valued at $10.00 per share (the “Escrow Share Value”).

(a) Indemnification Escrow Shares; Payment of Dividends; Voting. Any dividends, interest payments, or other distributions of any kind made in respect of the Escrow Shares will be delivered promptly to the Escrow Agent to be held in escrow (the “Escrow Income”). The Escrow Participant shall be entitled to vote such Escrow Participant’s Indemnification Escrow Shares on any matters to come before the shareholders of the Purchaser. It is intended that for U.S. federal income tax purposes that while the Indemnification Escrow Shares are held by the Escrow Agent, the Escrow Participant shall be treated as the owner of the Indemnification Escrow Shares, and to the extent required by Applicable Law, the Escrow Agent shall report in a manner consistent with such treatment.

(b) Distribution of Escrow Shares. At the times provided for in Section 10.3(d), the Indemnification Escrow Shares shall be distributed to the Escrow Participant. The Purchaser will take such action as may be necessary to cause such certificates to be issued in the names of the appropriate persons. Certificates representing Indemnification Escrow Shares so issued that are subject to resale restrictions under applicable securities laws will bear a legend to that effect. No fractional shares shall be released and delivered from the Escrow Fund and all fractional shares shall be rounded to the nearest whole share.

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(c) Assignability. Other than for estate planning purposes, no Indemnification Escrow Shares or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by the Escrow Participant or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of the Escrow Participant, prior to the delivery to such Escrow Participant of the Escrow Fund by the Escrow Agent as provided herein.

(d) Release from Escrow Fund. As soon as practicable, but in no event later than five (5) Business Days, following expiration of the Survival Period (the “Release Date”), the Indemnification Escrow Shares will be released from escrow to the Escrow Participant less the number of Indemnification Escrow Shares (at an assumed value equal to the Escrow Share Value per Indemnification Escrow Share) reasonably necessary to serve as security for Losses set forth in any Indemnification Notice delivered by the Purchaser prior to the expiration of the Survival Period that remain pending and unresolved. Prior to the Release Date, the Shareholders’ Representative and the Purchaser shall jointly issue to the Escrow Agent a certificate executed by each of them instructing the Escrow Agent to release such number of Indemnification Escrow Shares determined in accordance with this Section 10.3(d). Promptly, but in no event later than five (5) Business Days, following the resolution in accordance with the provisions of this Article X of any claim(s) for indemnification that remain unresolved as of the Release Date the Shareholders’ Representative and the Purchaser shall jointly issue to the Escrow Agent a certificate executed by each of them instructing the Escrow Agent to release to the Escrow Participant the number of Indemnification Escrow Shares retained in escrow following the resolution of such claim(s) and not released to Purchaser.

10.4 Payment of Indemnification. In the event that Purchaser is entitled to any indemnification for any Losses pursuant to this Agreement or otherwise in connection with the transactions contemplated by this Agreement, the Purchaser’s sole and exclusive remedy for such Losses shall be the recovery of a number of Purchaser Ordinary Shares from the Indemnification Escrow Shares having a value equal to the Losses that have been finally determined to be owing to the Purchaser in accordance with this Article X (at an assumed value equal to the Escrow Share Value per Indemnification Escrow Share), in each case, subject to the limitations set forth in this Article X. Any payments to Purchaser from the Indemnification Escrow Shares will be treated as a reduction in the number of Purchaser Ordinary Shares issued to the Escrow Participant for U.S. federal income tax purposes.

10.5 Insurance. In calculating amounts of Losses payable to an Indemnified Party hereunder, the amount of any indemnified Losses shall be determined net of amounts actually recovered under any insurance policy or other third-party reimbursement actually received.

10.6 Survival of Indemnification Rights. The representations and warranties of the Company shall survive until 12 months (the “Survival Period”) following the Closing. In the event that any outstanding claims have arisen during such 12-month period which would be eligible for indemnification under this Article 10, the Escrow Participant shall leave in Escrow that number of Escrow Shares (calculated as of the closing per share market price of the Purchaser Ordinary Shares on the last trading day of such 12-month period) for an additional 12 months to settle any such outstanding claims. Upon the expiration of such additional 12-month period any remaining Escrow Shares shall be released and delivered to the Company Shareholder who agreed hereunder to escrow such Escrow Shares. The covenants of the Company contained in this Agreement to be performed prior to Closing shall expire and be of no further force or effect as of the Closing, provided, that claims for breach or nonfulfillment thereof shall survive until the expiration of the Survival Period. The indemnification to which any Indemnified Party is entitled from the Indemnifying Parties pursuant to Section 10.1 for Losses shall be effective so long as it is asserted prior to the expiration of the Survival Period; provided, that in the event that any Indemnification Notice shall have been given in accordance with the provisions of this Agreement prior to the expiration of the Survival Period and such claim has not been finally resolved by the expiration of the Survival Period, the representations, warranties, covenants, agreements or obligations that are the subject of such Indemnifications Notice shall survive solely for purposes of resolving such claim until such matters are finally resolved. The parties acknowledge that the time periods set forth in this Section 10.6 for the assertion of claims under this Agreement are the result of arms’-length negotiation among the parties and that they intend for the time periods to be enforced as agreed by the parties without regard to the applicable statute of limitations with respect to such matters.

10.7 Sole and Exclusive Remedy. The remedies provided in this Article X and the rights to enforce the Additional Agreements in accordance with their terms shall be deemed the sole and exclusive remedies of the Indemnified Parties, from and after the Closing Date, with respect to any and all claims arising out of or related to this Agreement or in connection with the transactions contemplated hereby, except nothing in this Agreement

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(i) will limit the parties’ rights to seek injunctive relief or other equitable remedies, (ii) would prevent Purchaser or the Company from bringing an action for fraud (with scienter) against the Person who committed such Fraud (with scienter) or (iv) limit the right of any Person to pursue remedies under any Additional Agreement against the parties thereto

ARTICLE XI
DISPUTE RESOLUTION

11.1 Arbitration.

(a) The parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator (the “Arbitrator”). Binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

(b) If the parties cannot agree upon the Arbitrator, the Arbitrator shall be selected by the New York, New York chapter head of the American Arbitration Association upon the written request of any Party. The Arbitrator shall be selected within 45 days of the written request of any party.

(c) Except with respect to matters set forth in Article II that relate to the effectuation of the Merger, which are exclusively governed by the laws of Cayman Islands, the laws of the State of New York shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement shall be governed by the laws of the State of New York applicable to a contract negotiated, signed, and wholly to be performed in the State of New York, which laws the Arbitrator shall apply in rendering his decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within 90 days after he shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

(d) The arbitration shall be held in New York, New York in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein. Each of the Company, the Purchaser and the Shareholders’ Representative hereby consents to the exclusive jurisdiction of the State and County of New York, New York.

(e) On application to the Arbitrator, any party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 11.1(c).

(f) The Arbitrator may, at his discretion and at the expense of the party who will bear the cost of the arbitration, employ experts to assist him in his determinations.

(g) The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award or to obtain relief as provided in Section 11.1(h), as applicable (including actual attorneys’ fees and costs), shall be borne by the unsuccessful party (if the Shareholders’ Representative, then solely on behalf of the Company Shareholders) and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision. The determination of the Arbitrator shall be final and binding upon the parties and not subject to appeal.

(h) Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and State) in New York, to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the Arbitration. The parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the parties hereto) shall have been absent from such arbitration for any reason, including that such party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

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(i) The parties (in the case of the Shareholders’ Representative, solely on behalf of the Company Shareholders) shall indemnify the Arbitrator and any experts employed by the Arbitrator and hold them harmless from and against any claim or demand arising out of any arbitration under this Agreement or any agreement contemplated hereby, unless resulting from the gross negligence or willful misconduct of the person indemnified.

(j) Notwithstanding anything herein to the contrary, the parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. The parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and State) in New York to render such relief and to enforce specifically the terms and provisions of this Agreement.

11.2 Waiver of Jury Trial; Exemplary Damages.

(a) THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT.

(b) Each of the parties to this Agreement acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties to this Agreement further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

ARTICLE XII
TERMINATION

12.1 Termination Without Default. In the event an Authority shall have issued an Order, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which Order is final and non-appealable, Purchaser or the Company shall have the right, at its sole option, to terminate this Agreement without liability to the other party.

12.2 Termination Upon Default.

(a) The Purchaser may terminate this Agreement by giving notice to the Company on or prior to the Closing Date, without prejudice to any rights or obligations Purchaser may have, if: (i) the Company shall have breached any representation, warranty, agreement or covenant contained herein to be performed on or prior to the Closing Date, which has rendered the satisfaction of any of the conditions set forth in Section 9.1 and 9.2 impossible; and (ii) such breach shall not be cured by thirty (30) days following receipt by the Company of a written notice from Purchaser describing in reasonable detail the nature of such breach.

(b) The Company may terminate this Agreement by giving notice to Purchaser, on or prior to the Closing Date, without prejudice to any rights or obligations the Company may have, if: (i) Purchaser shall have breached any representation, warranty, agreement or covenant contained herein to be performed on or prior to the Closing Date, which has rendered the satisfaction of any of the conditions set forth in 9.1 and Section 9.3 impossible; and (ii) such breach shall not be cured by thirty (30) days following receipt by Purchaser of a written notice from the Company describing in reasonable detail the nature of such breach.

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12.3 Termination by the Purchaser. This Agreement may be terminated by the Purchaser prior to the Closing as follows:

(a) by written notice by Purchaser to the Company, if (i) there shall have been a Material Adverse Effect on the Company Group following the date of this Agreement which is uncured and continuing or (ii) the Company Group amends, changes or modifies or seeks to amend, change or modify the Company Group Disclosure Schedules, Financial Statements or Projections delivered to the Purchaser pursuant to Article Four which amendment, change or modification will constitute a Material Adverse Change; or

(b) by written notice by the Purchaser to the Company, if the Purchaser Shareholder Meeting is held (including any adjournment or postponement thereof) and has concluded, the Purchaser’s shareholders have duly voted, and the required Purchaser Shareholder Approval required for the Merger was not obtained.

(c) ) by written notice by the Purchaser to the Company if the application of any law, regulation or rule under the Securities Act, Securities Exchange Act or any statute, regulation, or rule of one or more self regulatory bodies, including Nasdaq, would in the sole discretion of the Purchaser materially impair or frustrate the purpose of this Agreement.

12.4 Effect of Termination. If this Agreement is terminated pursuant to this Article XII, this Agreement shall become void and of no effect without liability of any party (or any shareholder, director, officer, employee, Affiliate, agent, consultant or representative of such party) to the other party hereto; provided that, if such termination shall result from the willful breach by a party of its covenants and agreements hereunder or fraud, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such failure. The provisions of Section 8.11, 9.4, Article X, Article XI, Article XII and Article XIII shall survive any termination hereof pursuant to this Article XII.

12.5 Break-Up Fee.

(a) Notwithstanding the provisions above, other than with respect to the failure of: (1) the SEC to provide to the Purchaser its notice of no further comments to the Proxy Statement, (2) Nasdaq to complete the review required for the Merger and to approve the listing; or (3) the Purchaser to take the actions to comply with the obligations as set forth in Section 6.9 above, in the event that (i) the Closing does not take place by March 23, 2024 or a later date as extended by the Purchaser under Section 6.9 above, due to any material delay (including the failure of the Company to deliver the 2021 Financial Statements and/or 2022 or 2023 Financial Statements and/or Acquisition Target Company Audited Financials pursuant to Section 7.9 hereof) (provided such delay does not cause the Purchaser to liquidate under the SPAC Agreements) caused by or any reason directly attributable to the Company, any member of the Company Group or Shareholders’ Representative, or (ii) there is a valid and effective termination of this Agreement by the Purchaser pursuant to Sections 12.2(a) or Section 12.3(a), then the Company shall pay to the Purchaser a break-up fee in cash equal to Two Million U.S. Dollars ($2,000,000) ( the “Break-Up Fee”). The Break-Up Fee shall be paid by wire transfer of immediately available funds to an account designated in writing by the Purchaser within five (5) Business Days after the Purchaser delivers to the Company written notice of such termination in accordance with this Agreement.

(b) Notwithstanding anything to the contrary in this Agreement, the Parties expressly acknowledge and agree that, with respect to any termination of this Agreement in circumstances where a Break- Up Fee is payable under this Section 12.5, the payment of such Break-Up Fee shall, in light of the difficulty of accurately determining actual damages, constitute liquidated damages with respect to any claim for damages or any other claim which the Purchaser or its Affiliates would otherwise be entitled to assert against the Company, Shareholders’ Representative or their Affiliates or any of their respective assets, or against any of their respective directors, officers, employees or shareholders with respect to this Agreement and the transactions contemplated hereby and shall constitute the sole and exclusive remedy available to the Purchaser or its Affiliates, provided, that the foregoing shall not limit (A) the Company, Shareholders’ Representative or their Affiliates from Liability for any fraud claim relating to events occurring prior to termination of this Agreement or (B) the rights of the Purchaser to seek specific performance or other injunctive relief in lieu of terminating this Agreement.

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ARTICLE XIII
MISCELLANEOUS

13.1 Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00 PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax, on the date that transmission is confirmed electronically, if by 4:00 PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; (c) if email, on the date of transmission; or (d) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to the Company (or, following the Closing, the Surviving Company):

Huajin (China) Holdings Limited
c/o Shaanxi Qianxiang Health Technology Co., Ltd.
2nd Fl, Century Yard, Cricket Square
P.O.Box 902, Grand Cayman, KY1-1103, Cayman Islands
Attn: Xuehong Li, Chair of the Board of Directors
Email: 1937152666@qq.com

with a copy to (which shall not constitute notice):

Ortoli Rosenstadt, LLP
366 Madison Avenue, 3rd Floor
New York, NY 10017
Attn.: Yarona Yieh, Esq.
e-mail: yly@orllp.legal

if to the Shareholders’ Representative, or to the Company Shareholders after Closing, to:

Huajin (China) Holdings Limited
c/o Shaanxi Qianxiang Health Technology Co., Ltd.
2nd Fl, Century Yard, Cricket Square
P.O.Box 902, Grand Cayman, KY1-1103, Cayman Islands
Attn: Xuehong Li, Chair of the Board of Directors
Email:

if to the Purchaser or Merger Sub:

Oak Woods Acquisition Corporation
101 Roswell Drive, Nepean, Ontario, K2J 0H5, Canada
Attn: Lixin Zheng, Chief Executive Officer
Email: lixinzheng@hotmail.com

with a copy to (which shall not constitute notice):

Raiti PLLC
1345 Avenue of the Americas
New York, New York 10105
Attn: Warren Raiti, Esq.
Email: wraiti@raitipllc.com

13.2 Amendments; No Waivers; Remedies.

(a) This Agreement cannot be amended, except by a writing signed by each party, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

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(b) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c) Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(d) Notwithstanding anything else contained herein, neither shall any party seek, nor shall any party be liable for, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

13.3 Arm’s-length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

13.4 Publicity. Except as required by law or applicable stock exchange rules and except with respect to the Additional Purchaser SEC Documents, the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto. If a party is required to make such a disclosure as required by law or applicable stock exchange rules, the party making such determination will, if practicable in the circumstances, use reasonable commercial efforts to allow the other party reasonable time to comment on such disclosure in advance of its issuance. Notwithstanding anything in this Agreement to the contrary, following the Closing Date and the public announcement of the Merger, the Shareholders’ Representative shall be permitted to include in its marketing materials that it has been engaged to serve as the Shareholders’ Representative in connection with the Merger as long as such materials do not disclose any of the other terms of the Merger or the other transactions contemplated herein.

13.5 Expenses. Amounts previously incurred by the Purchaser for lien searches including for UCC, litigation, judgments and taxes shall be paid or reimbursed by the Company. Except as otherwise specified in this Agreement, all other costs and expenses, including, without limitation, fees and disbursements of counsel, accountants and other advisors, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such costs and expenses, whether or not the Closing has taken place.

13.6 No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other party. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

13.7 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof, except that matters referred to in Article II that relate to the effectuation of the Merger are exclusively governed by the Laws of Cayman Islands.

13.8 Counterparts; Digital Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

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13.9 Entire Agreement. This Agreement together with the Additional Agreements, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Additional Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof.

13.10 Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

13.11. Construction of Certain Terms and References; Captions. In this Agreement:

(a) References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross- references to sections and subsections, schedules, and exhibits of this Agreement.

(b) The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and, unless the context requires otherwise, “party” means a party signatory hereto.

(c) Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all;” and, unless otherwise specified, any financial or accounting term has the meaning of the term under United States generally accepted accounting principles as consistently applied heretofore by the Company.

(d) Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time. Any reference to a numbered schedule means the same-numbered section of the Disclosure Schedule. Any reference in a schedule contained in the Disclosure Schedules delivered by a party hereunder shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the applicable representations and warranties (or applicable covenants) that are contained in the section or subsection of this Agreement that corresponds to such schedule and any other representations and warranties of such party that are contained in this Agreement to which the relevance of such item thereto is reasonably apparent on its face. The mere inclusion of an item in a schedule as an exception to (or, as applicable, a disclosure for purposes of) a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item would have a Material Adverse Effect or establish any standard of materiality to define further the meaning of such terms for purposes of this Agreement.

(e) If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

(f) Captions are not a part of this Agreement, but are included for convenience, only.

(g) For the avoidance of any doubt, all references in this Agreement to “the Knowledge” or “the knowledge” or “best knowledge of the Company” or similar terms or phrases shall be deemed to include the actual knowledge of Xuehong Li or any other individual currently serving as an executive officer of the Company, after reasonable inquiry.

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13.12 Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

13.13 Third Party Beneficiaries. Except as provided in Article X and Section 13.15 and Section 13.16, neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

13.14 Waiver. Reference is made to the final prospectus of the Purchaser, dated March 23, 2023 (the “Prospectus”). The Company has read the Prospectus and understands that the Purchaser has established the Trust Account for the benefit of the public shareholders of the Purchaser pursuant to the Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Purchaser may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement. For and in consideration of the Purchaser agreeing to enter into this Agreement, each of the Company and the Shareholders’ Representative, for itself and on behalf of the Shareholders of the Company, hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and hereby agrees that it shall not seek recourse against the Trust Account for any claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Purchaser. This Section 13.14 shall survive termination of this Agreement for any reason.

13.15 Shareholders’ Representative.

(a) By virtue of the adoption of this Agreement and the transactions contemplated hereby, the approval of the principal terms of the Merger, and the consummation of the Merger or participating in the Merger and receiving the benefits thereof, including the right to receive the consideration payable in connection with the Merger, each Company Shareholder shall be deemed to have appointed the designation of, and hereby designates, Xuehong Li as the Shareholders’ Representative for all purposes in connection with the negotiation and execution of this Agreement, the Additional Agreements and the agreements ancillary hereto, including, but not limited to, (i) to give and receive notices and communications to Purchaser for any purpose under this Agreement and the Additional Agreements, (ii) to agree to, negotiate, enter into settlements and compromises of and demand arbitration and comply with orders of courts and awards of arbitrators with respect to any indemnification claims (including Third-Party Claims) under Section 10.1 or, following the Closing, other disputes arising under or related to this Agreement, (iii) to enter into and deliver the Escrow Agreement on behalf of each of the Company Shareholders, (iv) to authorize or object to delivery to Purchaser of the Escrow Fund, or any portion thereof, in satisfaction of indemnification claims by the Purchaser in accordance with the provisions of the Escrow Agreement, (v) to act on behalf of Company Shareholders in accordance with the provisions of the Agreement, the securities described herein and any other document or instrument executed in connection with the Agreement and the Merger and (vi) to take all actions necessary or appropriate in the judgment of the Shareholders’ Representative for the accomplishment of the foregoing.

(b) The Shareholders’ Representative may resign at any time. Such agency may be changed by the Company Shareholders from time to time upon no less than twenty (20) days prior written notice to the Purchaser, provided, however, that the Shareholders’ Representative may not be removed unless holders of a majority of the shares of Company Capital Stock (on an as converted to Company Shares) outstanding immediately prior to the Effective Time agree to such removal. Any vacancy in the position of Shareholders’ Representative may be filled by approval of the holders of a majority of the shares of Company Capital Stock (on an as converted to Company Shares) outstanding immediately prior to the Effective Time. No bond shall be required of the Shareholders’ Representative.

(c) The Shareholders’ Representative will incur no liability of any kind with respect to any action or omission by the Shareholders’ Representative in connection with the Shareholders’ Representative’s services pursuant to this Agreement and any agreements ancillary hereto, except in the event of liability directly resulting from the Shareholders’ Representative’s gross negligence or willful misconduct. The Shareholders’ Representative shall not be liable for any action or omission pursuant to the advice of counsel. The Company Shareholders will indemnify, defend and hold harmless the Shareholders’ Representative from and against any and all losses, liabilities, damages, claims, penalties, fines, forfeitures, actions, fees, costs and expenses (including the fees and expenses of counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively,

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“Representative Losses”) arising out of or in connection with the Shareholders’ Representative’s execution and performance of this Agreement and any agreements ancillary hereto, in each case as such Representative Loss is suffered or incurred; provided, that Representative Losses shall not include costs (other than third party expenses) incurred by the Shareholders’ Representative in the ordinary course of business of the Shareholders’ Representative under the engagement letter entered into by the Shareholders’ Representative, the Company, and certain of the Company Shareholders; provided, further, that in the event that any such Representative Loss is finally adjudicated to have been directly caused by the gross negligence or willful misconduct of the Shareholders’ Representative, the Shareholders’ Representative will reimburse the Company Shareholders the amount of such indemnified Representative Loss to the extent attributable to such gross negligence or willful misconduct. If not paid directly to the Shareholders’ Representative by the Company Shareholders, any such Representative Losses may be recovered by the Shareholders’ Representative from (x) the funds in the Expense Fund, and (y) the amounts in the Escrow Fund at such time as remaining amounts would otherwise be distributable to the Company Shareholders; provided, that while this section allows the Shareholders’ Representative to be paid from the aforementioned sources of funds, this does not relieve the Company Shareholders from their obligation to promptly pay such Representative Losses as they are suffered or incurred, nor does it prevent the Shareholders’ Representative from seeking any remedies available to it at law or otherwise. In no event will the Shareholders’ Representative be required to advance its own funds on behalf of the Company Shareholders or otherwise. Notwithstanding anything in this Agreement to the contrary, any restrictions or limitations on liability or indemnification obligations of, or provisions limiting the recourse against non-parties otherwise applicable to, the Company Shareholders set forth elsewhere in this Agreement are not intended to be applicable to the indemnities provided to the Shareholders’ Representative under this section. The foregoing indemnities will survive the Closing, the resignation or removal of the Shareholders’ Representative or the termination of this Agreement.

13.16 Non-Recourse. This Agreement may be enforced only against, and any dispute, claim or controversy based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought only against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth in this Agreement with respect to such party. No past, present or future director, officer, employee, incorporator, member, partner, shareholder, sponsor, agent, attorney, advisor, lender or representative or Affiliate of any named party to this Agreement (which Persons are intended third party beneficiaries of this Section 13.16) shall have any liability (whether in contract or tort, at law or in equity or otherwise, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of such named party or for any dispute, claim or controversy based on, arising out of, or related to this Agreement, any Additional Agreement or the transactions contemplated hereby, provided, that this Section 13.16 shall not apply to Section 13.15, which shall be enforceable by the Shareholders’ Representative in its entirety against the Company Shareholders.

13.17 [Reserved]

13.18 Time. Time is of the essence in each and every provision of this Agreement.

13.19 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Party may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Purchaser:
OAK WOODS ACQUISITION CORP.
By:	/s/ Lixin Zheng
Name:	Lixin Zheng
Title:	Chief Executive Officer
Merger Sub:
OAK WOODS MERGER SUB INC.
By:	/s/ Lixin Zheng
Name:	Lixin Zheng
Title:	Chief Executive Officer
Company: HUAJIN (CHINA) HOLDINGS LIMITED
By:	/s/ Xuehong Li
Name:	Xuehong Li
Title:	Chairman of the Board of Directors
Shareholders’ Representative:
By:	/s/ Xuehong Li
Name:	Xuehong Li

[Signature Page to Merger Agreement]

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EXHIBITS AND SCHEDULES

EXHIBIT A FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT B FORM OF INDEMNIFICATION ESCROW AGREEMENT

EXHIBIT C FORM OF LOCK-UP AGREEMENT

EXHIBIT D FORM OF NON-COMPETE AND NON-SOLICITATION AGREEMENT

EXHIBIT E FORM OF PLAN OF MERGER

SCHEDULES

DISCLOSURE SCHEDULES OF HUAJIN (CHINA) HOLDINGS LIMITED

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EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of the [•] day of [•], 2024, by and among Oak Woods Acquisition Corp., a Cayman Islands exempted company (the “Company”) and the undersigned parties listed under Shareholder on the signature page hereto (each, a “Shareholder” and collectively, the “Shareholders”).1

WHEREAS, pursuant to a Merger Agreement and Plan of Reorganization dated as of [•], 2024, (“Merger Agreement”) by and among the Company, Oak Woods Merger Sub, Inc., a wholly-owned subsidiary of Company incorporated in Cayman Islands, Huajin (China) Holdings Limited, a Cayman Islands exempted company (“Huajin”), the Shareholders’ Representative, the Shareholders agreed to accept the Merger Shares in exchange for their shares of capital stock of Huajin; and

WHEREAS, pursuant to the terms of the Merger Agreement, the Company agreed to register the Merger Shares (as defined below) held by the Shareholders for resale under the Securities Act (as defined below) and the Shareholders and the Company desire to enter into this Agreement to provide the Shareholders with certain rights relating to the registration of the securities held by them as of the date hereof;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Business Combination” means the acquisition of direct or indirect ownership through a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar type of transaction, of one or more businesses or entities.

“Commission” means the United States’ Securities and Exchange Commission administering the Securities Act or the Exchange Act.

“Class A Ordinary Shares” means the ordinary shares, par value $0.0001 per share, of the Company.

“Class B Ordinary Shares” means the ordinary shares, par value $0.0001 per share, of the Company.

“Company” is defined in the preamble to this Agreement.

“Demand Registration” is defined in Section 2.1.1.

“Demanding Holder” is defined in Section 2.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form S-3” is defined in Section 2.3.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Shareholder Indemnified Party” is defined in Section 4.1.

“Maximum Number of Shares” means the number of shares of Class A Ordinary Shares of the Company in an underwritten offering, if the managing Underwriter or Underwriters advises the Company in writing that the dollar amount or number of shares of Registrable Securities which the Shareholders desire to sell, taken together with all other shares of Class A Ordinary Shares or other securities which the Company desires to sell and the

____________

1        May revise to have the stockholder’s representative execute on behalf of all.

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shares of Class A Ordinary Shares, if any, as to which registration has been requested pursuant to written contractual registration rights held by other Shareholders of the Company who desire to sell, which exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering such maximum dollar amount or maximum number of shares.

“Merger Shares” means the shares of Class A Ordinary Shares of the Company issued or issuable to the Shareholders pursuant to the terms of the Merger Agreement.

“Notices” is defined in Section 6.2.

“Piggy-Back Registration” is defined in Section 2.2.1.

“Prior Agreement” is defined in Section 2.2.2.

“Pro Rata” is defined in Section 2.1.4.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means (i) the Merger Shares, (ii) any shares of Class A Ordinary Shares acquired by the Shareholders otherwise in connection with the Business Combination, and (iii) any shares of Class A Ordinary Shares issuable pursuant to warrants or options, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such Merger Shares. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding, or (d) the Registrable Securities are freely saleable under Rule 144 without volume limitations.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Shareholder” is defined in the preamble to this Agreement.

“Underwriter” means a securities broker-dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such broker-dealer’s market-making activities.

2. REGISTRATION RIGHTS.

2.1 Demand Registration.

2.1.1 Request for Registration. At any time and from time to time on or after the [•]-month anniversary of the closing of the transactions contemplated by the Merger Agreement (the “Closing”), the holders of at least 40% of such Registrable Securities, may make a written demand for registration under the Securities Act of all or part of their Registrable Securities (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will within ten (10) days of the Company’s receipt of the Demand Registration notify all holders of Registrable Securities of the demand, and each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including shares of Registrable

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Securities in such registration, a “Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.1.4 and the provisos set forth in Section 3.1.1. The Company shall not be obligated to effect more than an aggregate of one (1) Demand Registration under this Section 2.1.1 in respect of all Registrable Securities, provided that the Company keeps each Registration Statement filed as a result of the Demand Registration effective and current for at least 12 months.

2.1.2 Effective Registration. A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.1.3 Underwritten Offering. If a majority-in-interest of the Demanding Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the holders initiating the Demand Registration.

2.1.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Class A Ordinary Shares or other securities which the Company desires to sell and the shares of Class A Ordinary Shares, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other Shareholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such Demanding Holder has requested be included in such registration, regardless of the number of shares held by each such Demanding Holder (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Class A Ordinary Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the shares of Class A Ordinary Shares or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares.

2.1.5 Withdrawal. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then such registration shall not count as a Demand Registration provided for in Section 2.1.

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2.2 Piggy-Back Registration.

2.2.1 Piggy-Back Rights. Except with respect to a Registration Statement (i) filed in connection with any employee stock option or other stock-based benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing Shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, if at any time on or after the [•]-month anniversary of the Closing, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for Shareholders of the Company for their account (or by the Company and by Shareholders of the Company), then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.2.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration under this Agreement or a demand registration on behalf of other holders of the Company’s securities under that certain Registration Rights Agreement dated as of March 28, 2024 (“Prior Agreement”) that is to be an underwritten offering advises the Company and the holders of Registrable Securities hereunder in writing that the dollar amount or number of shares of Class A Ordinary Shares which the Company desires to sell, taken together with the shares of Class A Ordinary Shares, if any, as to which registration has been demanded pursuant to the Prior Agreement, the Registrable Securities as to which registration shall otherwise be required under this Section 2.2, and the shares of Class A Ordinary Shares, if any, as to which registration has been requested pursuant to the this Agreement and the Prior Agreement, exceeds the Maximum Number of Shares in an underwritten offering, then the Company shall include in any such registration:

(a)              If the registration is undertaken for the Company’s account: (A) first, the shares of Class A Ordinary Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Class A Ordinary Shares or other securities, if any, comprised of Registrable Securities, as to which registration has been requested pursuant to the applicable piggy-back registration rights of security holders party to this Agreement, and the holders of securities under the Prior Agreement, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Class A Ordinary Shares or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares; and

(b)              If the registration is a “demand” registration undertaken at the demand of persons, (A) first, the shares of Class A Ordinary Shares or other securities for the account of the demanding persons under the Prior Agreement that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Class A Ordinary Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), collectively the shares of Class A Ordinary Shares or other securities comprised of Registrable Securities held by persons other than Xuehong Li, Pro Rata, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares; (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A),

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(B) and (C), the shares of Class A Ordinary Shares or other securities comprised of Registrable Securities held by Xuehong Li; and I fifth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B), (C) and (D), the shares of Class A Ordinary Shares or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

2.2.3 Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable SecuritiIs in connection with such Piggy-Back Registration as provided in Section 3.3.

2.2.4 Limitation on Piggy-Back Registration Rights. The Company shall not be required to file more than two (2) Registration Statements with respect to Piggy-Back Registration Rights under Section 2.2. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof.

2.3 Registrations on Form S-3. The holders of Registrable Securities may at any time and from time to time, request in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration which may be available to the Company under the Securities Act and the rules and regulations of the SEC at such time (“Form S-3”); provided, however, that the Company shall not be obligated to effect such request through an underwritten offering. Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such holder’s or holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities or other securities of the Company, if any, of any other holder or holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3 if: (i) Form S-3 is not available for such offering; or (ii) the holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $500,000. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1 Filing Registration Statement. The Company shall use its best efforts to, as expeditiously as possible and in any event within thirty (30) days after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be Registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its best efforts to cause such Registration Statement to become effective and use its best efforts to keep it effective for the period required by Section 3.1.3; provided, however, that the Company shall have the right to defer any Demand Registration for up to thirty (30) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any Demand Registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the President or Chairman of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrime”tal ’o the Company and its Shareholders for such Registration Statement to be effected at such time; provided further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding provision more than once in any 365-day period in respect of a Demand Registration hereunder.

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3.1.2 Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

3.1.3 Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn.

3.1.4 Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) business days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) business days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remIvI it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall object.

3.1.5 State Securities Laws Compliance. The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

3.1.6 Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement. No holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale

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with such holder’s material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement or as otherwise provided herein.

3.1.7 Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential Shareholders.

3.1.8 Records. The Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.9 Opinions and Comfort Letters. Upon request, the Company shall furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

3.1.10 Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its Shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.11 Listing. The Company shall use its best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Registrable Securities included in such registration.

3.1.12 Road Show. If the registration involves the registration of Registrable Securities involving gross proceeds in excess of [•], the Company shall use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any underwritten offering.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(iv), or, in the case of a resale registration on Form S-3 pursuant to Section 2.3 hereof, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s Board of Directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, which period shall not exceed more than thirty (30) days, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

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3.3 Registration Expenses. The Company shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, Piggy-Back Registration pursuant to Section 2.2, and any registration on Form S-3 effected pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.12; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration and (ix) the reasonable fees and expenses up to the sum of $75,000 of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling Shareholders and the Company shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

3.4 Information. The holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with Federal and applicable state securities laws. In addition, the holders of Registrable Securities shall comply with all prospectus delivery requirements under the Securities Act and applicable SEC regulations.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Shareholder and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls an Shareholder and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Shareholder Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Shareholder Indemnified Party for any legal and any other expenses reasonably incurred by such Shareholder Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

4.2 Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors

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and officers and each Underwriter (if any), and each other selling holder and each other person, if any, who controls another selling holder or such Underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5. RULE 144.

5.1 Rule 144. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

6. MISCELLANEOUS.

6.1 Assignment; No Third-Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any transfer of Registrable Securities by any such holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties, to the permitted assigns of the Shareholders or holder of Registrable Securities or of any assignee of the Shareholders or holder of Registrable Securities. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 4 and this Section 6.1.

6.2 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company (after the Closing):

Oak Woods Acquisition Corporation

101 Roswell Drive, Nepean, Ontario, K2J 0H5, Canada

Attn: Lixin Zheng, Chief Executive Officer

Email: lixinzheng@hotmail.com

with a copy to (which shall not constitute notice):

Ortoli Rosenstadt LLP

366 Madison Avenue

New York, NY 10017

Attention: Yarona Yieh, Esq.

To a Shareholder, to the address set forth below such Shareholder’s name on Exhibit A hereto.

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6.3 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

6.4 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

6.5 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

6.6 Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon the Company unless executed in writing by the Company. No amendment, modification or termination of this Agreement shall be binding upon the holders of the Registrable Securities unless executed in writing by the holders of a majority of the Registrable Securities.

6.7 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

6.8 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

6.9 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Shareholder or any other holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.10 Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

6.11 Waiver of Trial by Jury. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Shareholder in the negotiation, administration, performance or enforcement hereof.

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

OAK WOODS ACQUISITION CORPORATION
By:
Name:	Lixin Zheng
Title:	Chief Executive Officer
SHAREHOLDERS’ REPRESENTATIVE

Name: Xuehong Li
SHAREHOLDER

Name: Xuehong Li

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EXHIBIT A

Schedule of Huajin (China) Holdings Limited Shareholders Information

Name	Address	No. of Shares

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EXHIBIT B

ESCROW AGREEMENT

This ESCROW AGREEMENT (the “Agreement”), dated as of [•], 2024 by and among Continental Stock Transfer & Trust Company, as escrow agent (the “Escrow Agent”), Oak Woods Acquisition Corporation (the “Purchaser” or the “Parent”) and Xuehong Li (the “Shareholders’ Representative”) as the representative of the Shareholders of Huajin (China) Holdings Limited (the “Company”).

WHEREAS, the Purchaser, Oak Woods Merger Sub Inc., a wholly-owned subsidiary of Purchaser (“Merger Sub”), the Company, the Shareholders of the Company (each a “Shareholder” and collectively the “Shareholders”) and the Shareholders’ Representative entered into a Merger Agreement and Plan of Reorganization, dated [•], 2024 (the “Merger Agreement”), providing for, among other things, the merger of Merger Sub with and into the Company and the conversion of shares of Company Class A Ordinary Shares (excluding any shares held in the treasury of the Company) into the right to receive the Purchaser Merger Shares in accordance with the terms set forth in the Merger Agreement; and

WHEREAS, pursuant to Section 10.3 of the Merger Agreement, the Purchaser is required to deposit [•] shares of Purchaser Class A Ordinary Shares, par value $0.0001 per share (the “Escrow Shares”), which Escrow Shares would otherwise be issuable to the Shareholders, with the Escrow Agent on the date hereof in connection with the indemnification obligations of the Shareholders as contemplated by the Merger Agreement.

NOW, THEREFORE, the parties agree as follows:

1. Defined Terms.    Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement.

2. Appointment and Acceptance of Escrow Agent.    The Purchaser and the Shareholders’ Representative hereby appoint the Escrow Agent to act, and the Escrow Agent hereby agrees to act, as escrow agent hereunder and to hold, safeguard and disburse the Escrow Shares pursuant to the terms and conditions hereof. The Escrow Agent’s duties hereunder shall terminate upon its distribution of the entire Escrow Fund in accordance with this Agreement.

3. Escrow Deposit.    Concurrently with the execution of this Agreement, the Purchaser shall deposit, or cause to be deposited, the Escrow Shares with the Escrow Agent. The certificates representing the Escrow Shares will be registered in the name of the Company’s Shareholders. The Escrow Shares will be allocated among, and deemed to be beneficially owned by, the persons listed on Exhibit A attached hereto in accordance with the allocation set forth thereon.

4. Ownership and Rights with Respect to the Escrow Shares.

(a)         Except as herein provided, the Shareholders shall be entitled to exercise all of their rights as Shareholders of Purchaser with respect to the Escrow Shares during the Escrow Period (defined below), including, without limitation, the right to vote their Escrow Shares. The “Escrow Period” shall mean the period of time from and after the Closing and continuing until the later of (i) the date that is the 12-month anniversary after the Closing, and (ii) the date of the release of any Escrow Shares in the Pending Claims Reserve provided in Section 5 hereunder; provided that the Escrow Period shall not exceed the 24-month anniversary of the Closing.

(b)         During the Escrow Period, all dividends payable in cash with respect to Escrow Shares shall be paid to the Shareholders, but all dividends payable in stock or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof.

(c)         During the Escrow Period, no sale, transfer or other disposition may be made of any or all Escrow Shares except (i) to a “Permitted Transferee” (as hereinafter defined), (ii) by virtue of the laws of descent and distribution upon death of any Shareholder, or (iii) pursuant to a qualified domestic relations order (each such transfer a “Permitted Transfer”); provided, however, that such Permitted Transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement. As used in this Agreement, the term “Permitted Transferee” shall include: (1) members of a Shareholder’s “Immediate Family” (as hereinafter defined); (2) an entity in which (A) a Shareholder and/or members of a Shareholder’s Immediate Family beneficially own 100% of such entity’s voting and non-voting equity securities, or (B) a Shareholder and/or a member of such Shareholder’s Immediate Family is a general partner and in which such Shareholder and/or

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members of such Shareholder’s Immediate Family beneficially own 100% of all capital accounts of such entity; (3) a revocable trust established by a Shareholder during his or her lifetime for the benefit of such Shareholder or for the exclusive benefit of all or any member of such Shareholder’s Immediate Family; and (4) any Affiliate. As used in this Agreement, the term “Immediate Family” means, with respect to any Shareholder, a spouse, parent, lineal descendants, the spouse of any lineal descendant, and brothers and sisters (or a trust, all of whose current beneficiaries are members of an Immediate Family of the Shareholder). As used in this Agreement, “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. As used in this Agreement, “Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or governmental entity. Upon receipt of an agreement to be bound by the terms and conditions of this Agreement as required above, the Escrow Agent shall deliver to such transferring Shareholder the original share certificate out of which the assigned shares are to be transferred, and shall request that Purchaser issue new certificates representing (x) the number of shares, if any, that continue to be owned by the transferring Shareholder, and (y) the number of shares owned by the Permitted Transferee as the result of such transfer, each of which shall be returned to the Escrow Fund hereunder until the expiration of the Escrow Period. Purchaser, the transferring Shareholder and the Permitted Transferee shall cooperate in all respects with the Escrow Agent in documenting each such transfer and in effectuating the result intended to be accomplished thereby. During the Escrow Period, no Shareholder shall pledge or grant a security interest in such Shareholder’s Escrow Shares or grant a security interest in such Shareholder’s rights under this Agreement.

5. Indemnification Claims.

(a)         Established Claims.

(i)          If, at any time on or before the end of the 12-month anniversary of the Closing, any Indemnified Party (as defined in the Merger Agreement) is entitled to make a claim for indemnification pursuant to Article X of the Merger Agreement (an “Indemnification Claim”), after fully complying with the procedures and obligations required therein, the Purchaser may deliver written notice to the Shareholder Representative (each a “Notice”), with a copy to the Escrow Agent, that contains (i) a description, in reasonable detail, of the nature of the Indemnification Claim, (ii) the total amount of the actual out-of-pocket Loss or the anticipated potential Loss, and (iii) the basis of the Purchaser’s request for indemnification under the Merger Agreement in reasonable detail, including a reference to the specific provision of the Merger Agreement alleged to have been breached. In accordance with the Merger Agreement, each such Notice will request that the Escrow Agent distribute all or a portion of the Escrow Shares (the “Distribution Request Amount”) to Purchaser in satisfaction of the amount of such Indemnification Claim, subject to the limitations, procedures and obligations required by Article X of the Merger Agreement, together with a copy of any other documentation required pursuant to the terms of the Merger Agreement.

(ii)         If the Shareholder Representative provides a notice to the Purchaser (with a copy to the Escrow Agent) (a “Counter Notice”), within thirty (30) days following the date of the Notice (such thirty (30)-day period, the “Representative Review Period”), disputing all or a portion of the matters or amounts described in the Notice, the Shareholder Representative and the Purchaser shall attempt to resolve such dispute by voluntary settlement as provided in Section 5(b) below. If no Counter Notice with respect to an Indemnification Claim is received by the Escrow Agent within the Representative Review Period, then the Distribution Request Amount in the Indemnification Claim shall be deemed to be an Established Claim (defined below) for purposes of this Agreement and if a Counter Notice is delivered disputing only a portion of the matters or amounts described in the Notice, the undisputed portion of the Distribution Request Amount pertaining to such Indemnification Claim shall be deemed to be an Established Claim.

(iii)        As used in this Agreement, “Established Claim” means any (i) portion of any Distribution Request Amount that is not disputed pursuant to Section 5(a)(ii) above, (ii) portion of any Distribution Request Amount that is resolved by mutual resolution pursuant to Sections 5(b)(i) and (ii), resulting in an award to

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Purchaser, or (iii) portion of any Distribution Request Amount that has been sustained by a final determination (after exhaustion of any appeals) of a court of competent jurisdiction. Notwithstanding anything herein to the contrary, each Indemnification Claim shall be subject to the limitations, procedures and obligations set forth in Article X of the Merger Agreement, and no portion of any Indemnification Claim may be deemed to be an Established Claim or otherwise payable under Article X of the Merger Agreement unless and until the aggregate amount of all indemnifiable Losses exceeds the Basket.

(iv)        Promptly after any portion of an Indemnification Claim becomes an Established Claim, the Shareholder Representative and the Purchaser shall jointly deliver a notice to the Escrow Agent (a “Joint Notice”) directing the Escrow Agent to pay to Purchaser, and the Escrow Agent, upon receipt of the Joint Notice, promptly shall deliver to Purchaser, the number of Escrow Shares, subject to the provisions of this Agreement, with a value equal to the dollar amount of the Distribution Request Amount comprising the Established Claim (or, if at such time there remains in escrow less than the full amount so payable, the full amount of the remaining Escrow Shares.

(v)         Payment of an Established Claim shall be made in an amount of Escrow Shares pro rata from each account maintained on behalf of each Shareholder. The Escrow Agent shall transfer to Purchaser out of escrow that number of Escrow Shares necessary to satisfy each Established Claim, as set out in the Joint Notice. Each transfer of Escrow Shares in satisfaction of an Established Claim shall be made by the Escrow Agent delivering to Purchaser such number of Escrow Shares held in each applicable Shareholder’s account evidencing not less than such Shareholder’s pro rata portion of the aggregate number of Escrow Shares specified in the Joint Notice. The parties hereto (other than the Escrow Agent) agree that the foregoing right to make payments of Established Claims in Escrow Shares may be made notwithstanding any other agreements restricting or limiting the ability of any Shareholder to transfer any Escrow Shares or otherwise. The Shareholder Representative and the Purchaser will exercise utmost good faith in all matters relating to the preparation and delivery of each Joint Notice.

(b)         Disputed Claims. If a Counter Notice is delivered by the Shareholder Representative within the Representative Review Period, then: (i) for the sixty (60)-day period immediately following the date of such notice, the Shareholder Representative and the Purchaser shall attempt to resolve such dispute by consultation and negotiation with each other before taking any other action; and (ii) if the Shareholder Representative and the Purchaser are unable to reach a settlement with respect to a dispute, such dispute shall be resolved in accordance with the Merger Agreement.

6. Scheduled Distributions of Escrow Fund.

(a)         On the first business day after the date that is the 18-month anniversary after the Closing, the Escrow Agent shall, upon receipt of a Joint Notice, distribute and deliver to each Shareholder certificates representing the Escrow Shares then in such Shareholder’s account equal to the original number of Escrow Shares placed in such Shareholder’s account less the sum of (i) the number of Escrow Shares applied in satisfaction of Indemnification Claims made prior to the Escrow Period and (ii) the number of Escrow Shares in the Pending Claims Reserve allocated to such Shareholder’s account, in book-entry form (to the extent possible), as provided in the following sentence. If, at such time, there are any Indemnification Claims with respect to which Notices have been received but which have not been resolved pursuant to Section 5 hereof, a final determination (after exhaustion of any appeals) by a court of competent jurisdiction, as the case may be (in either case, “Pending Claims”), and which, if resolved or finally determined in favor of Purchaser, would result in a payment of Escrow Shares to Purchaser, the Escrow Agent shall retain in the Pending Claims Reserve that number of Escrow Shares having a value equal to the Distribution Request Amount for such Indemnification Claims, allocated pro rata from the account maintained on behalf of each Shareholder. Thereafter, if any Pending Claim becomes an Established Claim, the Shareholder Representative and Purchaser shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to deliver to Purchaser the number of Escrow Shares in the Pending Claims Reserve in respect thereof determined in accordance with Section 5(a)(iii) above and to deliver to each Shareholder the remaining Escrow Shares in the Pending Claims Reserve allocated to such Pending Claim, all as specified in the Joint Notice. If any Pending Claim is resolved without resulting in an Established Claim, the Shareholder Representative and the Purchaser shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to pay to each Shareholder its pro rata portion of the number of Escrow Shares allocated to such Pending Claim in the Pending Claims Reserve.

(b)         As used herein, the “Pending Claims Reserve” shall mean, at the time any such determination is made, that number of Escrow Shares having a value equal to the sum of the aggregate Distribution

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Request Amounts claimed with respect to all Pending Claims (as shown in the Notices of such Claims), subject to the Basket described in Article X of the Merger Agreement.

(c)         The Escrow Agent, the Shareholder Representative and the Purchaser shall cooperate in all respects with one another in the calculation of any amounts determined to be payable to Purchaser and the Shareholder in accordance with this Agreement and in implementing the procedures necessary to effect such payments. Notwithstanding anything to the contrary herein, any portion or all of the Escrow Shares shall be promptly (but in any event within three (3) business days) released and distributed to the Shareholders, allocated among the Shareholders in accordance with the allocation set forth on Exhibit A attached hereto, (i) pursuant to a Joint Notice delivered to the Escrow Agent or (ii) upon the Escrow Agent receiving a certified copy of a final non-appealable award, judgment or order issued by a court of competent jurisdiction relating to such claim (a “Judgment”) directing delivery of all or a portion of the Escrow Amount, as applicable, along with payment delivery instructions (and that the Escrow Agent should disburse all or a portion of the Escrow Amount, as applicable, as provided in such Judgment).

(d)         The value of an Escrow Share shall be as determined in accordance with Article X of the Merger Agreement.

7. Duties and Liability of Escrow Agent.

(a)         The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. It is understood that the Escrow Agent is not a trustee or fiduciary and is acting hereunder merely in a ministerial capacity.  In the event of any conflict between the terms and provisions of this Agreement, those of the Merger Agreement, any schedule or exhibit attached to this Agreement, or any other agreement between the parties, the terms and provisions of the Merger Agreement shall control; provided, that, notwithstanding the terms of any other agreement between the parties, the terms and conditions of this Agreement shall control the actions of the Escrow Agent.

(b)         Escrow Agent shall be liable only for its bad faith, willful misconduct or gross negligence and not for any act done or omitted by it hereunder in good faith. The parties hereto agree that Escrow Agent will not be called upon to construe any contract or instrument. Escrow Agent is authorized to comply with and obey laws, orders, judgments, decrees, and regulations of any governmental authority, court, tribunal, or arbitrator; provided, however, that Escrow Agent shall, to the extent practicable, give each of the other parties hereto reasonable notice of its intention to comply with or obey any such law, order, judgment, decree, or regulation and the opportunity to object to such intention to comply or obey (for which Escrow Agent shall be entitled to indemnification as provided in this Agreement); provided, further, that Escrow Agent shall not be required to give any such notice if, in its reasonable judgment, a delay in complying or obeying any such law, order, judgment, decree, or regulation would prejudice any rights of Escrow Agent or subject it to any liability. If Escrow Agent complies with or obeys any such law, order, judgment, decree, or regulation, Escrow Agent shall not be liable to any of the parties hereto or to any other person even if such law, order, judgment, decree, or regulation is subsequently reversed, modified, annulled, set aside, vacated, found to have been entered without jurisdiction, or found to be in violation of or beyond the scope of a constitution or a law. The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement, other than actions which have been finally adjudicated by a court of competent jurisdiction to constitute willful misconduct or gross negligence, and may consult with counsel of its own choice and shall have full and complete authorization and indemnification under Section 11, below, for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel unless such actions have been finally adjudicated by a court of competent jurisdiction to constitute willful misconduct or gross negligence.

(c)         The Escrow Agent’s sole responsibility upon receipt of any notice requiring any payment to Purchaser or the Shareholders pursuant to the terms of this Agreement or, if such notice is disputed by the Shareholder Representative or the Purchaser, the settlement with respect to any such dispute, whether by virtue of joint resolution, arbitration or determination of a court of competent jurisdiction, is to pay to the Purchaser or the Shareholders, as applicable, the amount specified in such notice, and the Escrow Agent shall have no duty to determine the validity, authenticity or enforceability of any specification or certification made in such notice.

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8. Actions Protected.    Escrow Agent may rely, and shall be protected in acting or refraining from acting, upon any written notice, waiver, consent, certificate, receipt, authorization, power of attorney, instruction, request or other paper or document (each a “Notice”), furnished to it hereunder and believed by it to be genuine. If Escrow Agent receives a Notice under which some action is to be taken by it, it shall not be required to act thereon until it has had an opportunity, if it so desires and in its sole discretion, to investigate the authenticity of such Notice.

9. Legal Counsel.    Escrow Agent may consult with and obtain advice from legal counsel of its own choice in the event of any question as to the provisions hereof or its duties hereunder and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. Escrow Agent shall be fully protected in acting in good faith, including without limitation acting in accordance with the opinion and instructions of legal counsel.

10.  No Other Duties.    Escrow Agent shall have no duties arising from this Agreement except those expressly set forth herein, and it shall not be bound by any notice of claim or demand with respect thereto, or any waiver, modification, amendment, termination, cancellation revision or rescission of this Agreement, unless received by it in writing in conformity with the provisions hereof, and, if Escrow Agent’s duties hereunder are affected, unless it shall have given its prior written consent thereto. Escrow Agent shall not be bound by any assignment by the Purchaser or by the Shareholders’ Representative of any rights hereunder unless Escrow Agent shall have received written notice thereof from the assignor.

11.  Indemnification.    The Escrow Agent shall be indemnified and held harmless by the parties hereto from and against any expenses, including reasonable and documented counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim that arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Shares held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in any state or federal court located in the Borough of Manhattan, State of New York. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

12.  Compensation.    The Escrow Agent shall be entitled to reasonable compensation from the Parties for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from the Parties for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

13.  Termination.    Escrow Agent’s responsibilities and liabilities hereunder, except as a result of its own bad faith, willful misconduct or gross negligence, will terminate upon distribution of all Escrow Shares held by Escrow Agent in accordance with the provisions of this Agreement.

14.  Resignation; Succession.    The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto thirty (30) days prior written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over the Escrow Fund to a successor escrow agent appointed jointly by the Representative and the Committee. If no new escrow agent is so appointed within the sixty (60)-day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Fund with any court it reasonably deems appropriate.  The parties may remove the Escrow Agent at any time and for any reason (or for no reason) and the Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time, jointly; provided, however, that such resignation shall become effective only upon the joint agreement and acceptance by the Representative and the Committee of the appointment of a successor escrow agent as provided in this Section 14.

15.  Amendment.    Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each party hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

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16.  Notices.    For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered in person, (b) transmitted by facsimile or e-mail or (c) mailed by first class, overnight or certified mail, return receipt requested, postage prepaid, addressed to the parties at the following addresses or to such other address as a party shall hereafter specify by notice to the other parties:

If to the Purchaser, to:

Oak Woods Acquisition Corporation
101 Roswell Drive, Nepean, Ontario, K2J 0H5, Canada
Attn: Lixin Zheng, Chief Executive Officer
Email: lixinzheng@hotmail.com

With a copy (which shall not constitute notice) to:

Raiti PLLC
1345 Avenue of the Americas
New York, New York 10105
Attn: Warren Raiti, Esq.
Email: wraiti@raitipllc.com

If to the Shareholders’ Representative:

Huajin (China) Holdings Limited
c/o Shaanxi Qianxiang Health Technology Co., Ltd.
2nd Fl, Century Yard, Cricket Square
P.O.Box 902, Grand Cayman, KY1-1103, Cayman Islands
Attn: Xuehong Li, Chair of the Board of Directors
Email: [•]

If to Escrow Agent:

Continental Stock Transfer & Trust Company
One State Street – 30th Floor
New York, New York 10004
Attention: [•]
Email: [•]
Fax: (212) 616-7615

All such notices and communications shall be deemed to be effective and to have been delivered on (i) the date of delivery thereof if delivered in person, (ii) one day after a facsimile or e-mail is sent, provided that an appropriate electronic confirmation is received, (iii) 24 hours after being sent by overnight courier, or (iv) on the third business day after the mailing thereof to the last known address of the recipient, except that notice of change of address shall be effective only upon receipt or upon refusal to accept delivery thereof.

17.  Recovery of Attorneys’ Fees and Court Costs.    In the event of a dispute concerning the disbursement or distribution of the Escrow Shares which dispute is resolved by a court order, the prevailing party shall be entitled to recovery of its reasonable attorneys’ fees, court costs, and other related expenses incident to such cause of action from the other party.

18.  Entire Agreement.    This Agreement, together with the Merger Agreement, as referenced herein, constitutes the entire agreement among the parties and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties with respect to the subject matter hereof. Any party hereto may, by an instrument in writing, waive compliance by another party hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

19.  Successors and Assigns.    This Agreement shall inure to the benefit of and shall be binding upon the parties and their respective heirs, successors and assigns. Nothing in this Agreement, expressed or implied, is

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intended to or shall (a) confer on any person other than the parties, or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or (b) constitute the parties’ partners or participants in a joint venture. Escrow Agent shall not be obliged to recognize any such succession or assignment until written evidence thereof shall have been received by it.

20.  Severability.    In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, in light of the tenor of this Agreement, and upon so agreeing, shall incorporate such substitute provision in this Agreement. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall not affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

21.  Assignment.    This Agreement shall not be assignable by any party without the prior written consent of the other parties hereto.

22.  Choice of Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of law principles thereof.

23.  Counterparts; Signatures.    This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument and any one of which may be introduced in evidence or used for any other purpose without the production of its duplicate counterparts. All signatures of the parties to this Agreement may be transmitted by facsimile or portable document format (.pdf) signature pages, and such facsimile or portable document format (.pdf) signature pages will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

24.  Headings.    The headings of the foregoing paragraphs of this Agreement are inserted herein for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

25.  Equitable Relief.    Each of the parties will be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof, without proof of actual damages or any requirement to post a bond, in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.

[Signature Page Follows]

Annex A-81

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

Escrow Agent:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
By:
Name:
Title:
Purchaser:
OAK WOODS ACQUISITION CORPORATION
By:
Name:	Lixin Zheng
Title:	Chief Executive Officer
SHAREHOLDERS’ REPRESENTATIVE

Name: Xuehong Li

Annex A-82

EXHIBIT A

ESCROW SHARES ALLOCATION

Name	Address	No. of Escrow Shares

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EXHIBIT C

RESALE LOCK-UP AGREEMENT

THIS RESALE LOCK-UP AGREEMENT (this “Agreement”) is dated as of [•], 2024, by and between the stockholder of Huajin (China) Holdings Limited set forth on the signature page to this Agreement (the “Holder”) and Oak Woods Acquisition Corporation, a Cayman Islands exempted company (the “Purchaser” or the “Parent”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement (as defined below).

BACKGROUND

A.     The Purchaser has entered into that certain Merger Agreement and Plan of Reorganization, dated as of [•], 2024, as amended (the “Merger Agreement”), by and among the Purchaser, of Huajin (China) Holdings Limited (the “Company”), Oak Woods Merger Sub Inc., a wholly-owned subsidiary of Purchaser (“Merger Sub”), and Xuehong Li as the representative of the stockholders of the Company.

B.      The Merger Agreement provides for, among other things, the merger of Merger Sub with and into the Company (“Merger”) and the conversion of shares of Company Ordinary Shares into the right to receive the Purchaser Merger Shares, in the amounts for each Company stockholder set forth on Schedule 1.17 of the Merger Agreement.

C.     Each Holder is either (A) the record and/or beneficial owner of shares of Ordinary Shares of the Company or (B) contractually entitled to receive shares of Ordinary Shares of the Company and is therefore entitled to receive Purchaser Merger Shares pursuant to the Merger Agreement at the effective time of the Merger.

D.     As a condition of, and as a material inducement for the Purchaser to enter into and consummate the transactions contemplated by the Merger Agreement, the Holder has agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1.      Lock-Up.

(a)     During the Lock-up Period (as defined below), the Holder irrevocably agrees that it, he or she will not, without the Purchaser’s prior written consent, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below) (including any securities convertible into, or exchangeable for, or representing the rights to receive, Lock-up Shares), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any security of the Purchaser.

(b)    In furtherance of the foregoing, the Purchaser will (i) place an irrevocable stop order on all Purchaser Merger Shares which are Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify the Purchaser’s stock transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct the Purchaser’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

(c)     For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d)    For purpose of this agreement, “Lock-up Period” shall mean:

Annex A-84

(i)     If the Holder is the Chief Executive Officer of the Company, a period commencing on the Closing Date (as determined in accordance with the Merger Agreement) and expiring on the first business day which is 365 calendar days from the Closing Date; or

(ii)     If the Holder is not included within the scope of clause (i) of this Section 1(d), a period commencing on the Closing Date and expiring on the first business day which is 180 calendar days from the Closing Date.

2.      Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. The Holder has independently evaluated the merits of its decision to enter into and deliver this Agreement, and such Holder confirms that it has not relied on the advice of the Purchaser, the Purchaser’s legal counsel, or any other person.

3.Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of capital stock of the Purchaser, or any economic interest in or derivative of such stock, other than those Purchaser Shares specified on the signature page hereto. For purposes of this Agreement, the Purchaser Shares beneficially owned by the Holder as specified on the signature hereto, together with any Purchaser Shares acquired during the Lock-Up Period, if any, are collectively referred to as the “Lock-up Shares.”

4.      No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

5.      Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or by courier service to the following addresses, or such other address as any party hereto designates by written notice to the other party. Provided, however, a transmission per telefax or email shall be sufficient and shall be deemed to be properly served when the telefax or email is received if the signed original notice is received by the recipient within three (3) calendar days thereafter.

(a)     If to the Purchaser:

Oak Woods Acquisition Corporation
101 Roswell Drive, Nepean, Ontario, K2J 0H5, Canada
Attn: Lixin Zheng, Chief Executive Officer
Email: lixinzheng@hotmail.com

With a copy (which shall not constitute notice) to:

Raiti PLLC
1345 Avenue of the Americas
New York, New York 10105
Attn: Warren Raiti, Esq.
Email: wraiti@raitipllc.com

(b)    If to the Holder, to the address set forth on the Holder’s signature page hereto, with a copy, which shall not constitute notice, to:

Ortoli Rosenstadt LLP
366 Madison Avenue, 3rd Floor
New York, NY 10017
Attention: Yarona Yieh, Esq.
Email: yly@orllp.legal

or to such other address as any party may have furnished to the others in writing in accordance herewith.

Annex A-85

6.      Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

7.      Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

8.      Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by the Purchaser and its successors and assigns. The Holder acknowledges and understands that Oak Woods Acquisition Corporation intends to change its corporate name to Huajin (China) Holdings Limited subsequent to the Merger.

9.      Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

10.    Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

11.    Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12.    No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

13.    Dispute Resolution. Article XII of the Merger Agreement regarding arbitration of disputes is incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

14.    Governing Law. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of New York.

15.    Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Merger Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

Annex A-86

IN WITNESS WHEREOF, the parties hereto have caused this Resale Lock-Up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

OAK WOODS ACQUISITION CORPORATION
By: _________________________________________
Name: Lixin Zheng Title: Chief Executive Officer

Annex A-87

IN WITNESS WHEREOF, the parties hereto have caused this Resale Lock-Up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER
By: _________________________________________
Name: [•]
Address: [•]
NUMBER OF Lock-up Shares:
1. Shares of Ordinary Shares to be received in the Merger

B. Shares Upon Exercise of Options

Annex A-88

EXHIBIT D

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This Non-Competition and Non-Solicitation Agreement (this “Agreement”) is entered into as of [•], 2024 by and between Oak Woods Acquisition Corporation, a Cayman Islands exempted company (“Purchaser”), Xuehong Li, [•] (the “Executive(s)”), and together with Purchaser, the “Parties”, and each a “Party”) and will be effective as of the Effective Time (as defined in the Merger Agreement (as defined below)). References to the “Company” in this Agreement shall refer to Purchaser after giving effect to the consummation of the Business Combination (as defined below) and each of Purchaser’s direct and indirect Subsidiaries (including Huajin (China) Holdings Limited) and any of their respective successors-in-interest.

WHEREAS, this Agreement is being entered into in connection with that certain Merger Agreement and Plan of Reorganization, dated as of [•], 2024 (the “Signing Date”) (as amended, restated or otherwise modified from time to time in accordance therewith, the “Merger Agreement”), by and among Purchaser, Oak Woods Merger Corp., a Cayman Islands exempted company and a wholly-owned Subsidiary of Purchaser (“Merger Sub”), Huajin (China) Holdings Limited, a Cayman Islands exempted company (“Huajin”) and the initial Shareholder Representative thereto. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

WHEREAS, pursuant to, and subject to the terms and conditions contained in, the Merger Agreement, Purchaser, Merger Sub, and Huajin will enter into a business combination transaction pursuant to which, among other things, Merger Sub will merge with and into Huajin (the “Business Combination”), with Huajin continuing as the Surviving Corporation.

WHEREAS, as a result of the Business Combination, (i) the Shareholders of Huajin that existed a moment in time prior to the Business Combination, will have their equity interests in Huajin cancelled and converted into the right to receive the consideration set forth in the Merger Agreement, and (ii) Huajin (as the Surviving Corporation) will be a wholly-owned Subsidiary of Purchaser.

WHEREAS, the Executive acknowledges and agrees that (i) this Agreement is being entered into as part of the Merger Agreement and the Business Combination, (ii) the covenants and agreements set forth in this Agreement are a material inducement to, and a condition precedent of, Purchaser’s willingness to enter into the Merger Agreement and consummate the Business Combination, (iii) the Executive shall receive substantial direct and indirect benefits by the consummation of the Business Combination (including the Executive’s portion of the consideration received in connection with the Business Combination), if any, and (iv) Purchaser and its Affiliates would not obtain the benefit of the bargain set forth in the Merger Agreement as specifically negotiated by the parties thereto if the Executive breached the provisions of this Agreement.

WHEREAS, the Company desires to employ or continue the employment of Executive and Executive desires to be employed by the Company, effective as of the closing of the Business Combination.

WHEREAS, it is a condition to the completion of the Business Combination that the Executive enter into this Non-Combination and Non-Solicitation Agreement on the terms provided herein.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the parties hereby agree as follows.

1.      Confidential Information.

(a)              Definition of Confidential Information. For purposes of this Agreement, “Confidential Information” includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, web design, work-in-process, databases, device configurations, embedded data, compilations, metadata, technologies, manuals, records, articles, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information,

Annex A-89

advertising information, pricing information, credit information, design information, payroll information, staffing information, personnel information, employee lists, supplier lists, vendor lists, developments, reports, internal controls, security procedures, graphics, drawings, sketches, market studies, sales information, revenue, costs, formulae, notes, communications, algorithms, product plans, designs, styles, models, ideas, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, customer lists, client information, client lists, manufacturing information, factory lists, distributor lists, and buyer lists of the Company or its businesses or any existing or prospective customer, supplier, investor or other associated third party, or of any other person or entity that has entrusted information to the Company in confidence.

The Executive understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used. The Executive understands and agrees that Confidential Information includes information developed by Executive in the course of employment by the Company as if the Company furnished the same Confidential Information to the Executive in the first instance. Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to the Executive; provided that, such disclosure is through no direct or indirect fault of the Executive or person(s) acting on the Executive’s behalf.

(b)              Company Creation and Use of Confidential Information. The Executive understands and acknowledges that the Company (including its affiliates) has invested, and continues to invest, substantial time, money, and specialized knowledge into developing its resources, creating a customer base, generating customer and potential customer lists, training its employees, and improving its offerings in the field of use of the “Company Business” (as defined below). The Executive understands and acknowledges that as a result of these efforts, the Company has created, and continues to use and create Confidential Information. This Confidential Information provides the Company with a competitive advantage over others in the marketplace. As used in this Agreement, the “Company Business” means the business engaged in the design, development, manufacture, importation, marketing, promotion, distribution, offering for sale, sale, and other commercialization of any and all products and services currently under development or in production, including the use of electric-powered scooters, bicycles and mopeds for urban micro-mobility purposes.

(c)              Disclosure and Use Restrictions. The Executive agrees and covenants: (i) to treat all Confidential Information as strictly confidential; (ii) not to directly or indirectly disclose, publish, communicate, or make available Confidential Information, or allow it to be disclosed, published, communicated, or made available, in whole or part, to any entity or person whatsoever (including other employees of the Company or its affiliates) not having a need to know and authority to know and use the Confidential Information in connection with the business of the Company and its affiliates, and, in any event, not to anyone outside of the direct employ of the Company and its affiliates, except as required in the performance of the Executive’s authorized employment duties to the Company and its affiliates or with the prior consent of the Chief Executive Officer (or in the case of the Chief Executive Officer, the General Counsel) acting on behalf of the Company and its affiliates in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent); and (iii) not to access or use any Confidential Information, and not to copy any documents, records, files, media, or other resources containing any Confidential Information, or remove any such documents, records, files, media, or other resources from the premises or control of the Company and its affiliates, except as required in the performance of the Executive’s authorized employment duties to the Company acting on behalf of the Company and its affiliates in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent).

(d)              Permitted Disclosures. Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. The Executive shall promptly provide written notice of any such order to Chief Executive Officer or in the case of the Chief Executive Officer, the General Counsel. Further, Executive understands that nothing contained in this Agreement limits his or her ability from reporting possible violations of federal law or regulation to any federal, state or local governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, or any agency Inspector General (“Government Agencies”), or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Executive further understands that this Agreement does not limit Executive’s ability to

Annex A-90

communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Agreement does not limit Executive’s right to receive an award for information provided to any Government Agencies.

(e)              Notice of Immunity Under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016 (“DTSA”). Notwithstanding any other provision of this Agreement:

(i)          The Executive will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that: (A) is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or is made in a complaint or other document filed under seal in a lawsuit or other proceeding.

(ii)         If the Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Executive may disclose the Company’s trade secrets to the Executives attorney and use the trade secret information in the court proceeding if the Executive files any document containing trade secrets under seal and does not disclose trade secrets, except pursuant to court order.

(f)               Term. The Executive understands and acknowledges that [his/her] obligations under this Agreement with regard to any particular Confidential Information shall commence immediately upon the Executive first having access to such Confidential Information (whether before or after [he/she] begins employment by the Company) and shall continue during and after [his/her] employment by the Company until such time as such Confidential Information has become public knowledge other than as a result of the Executive’s breach of this Agreement or breach by those acting in concert with the Executive or on the Executive’s behalf.

2.      Restrictive Covenants.

2.1              Acknowledgement. The Executive understands that the nature of the Executive’s position gives the Executive access to and knowledge of Confidential Information and places the Executive in a position of trust and confidence with the Company and its affiliates. The Executive further understands and acknowledges that the Company and its affiliates ability to reserve these for the exclusive knowledge and use of the Company and its affiliates is of great competitive importance and commercial value to the Company and its affiliates, and that improper use or disclosure by the Executive is likely to result in unfair or unlawful competitive activity.

2.2              Non-Competition. (a) Because of the Company and its affiliates legitimate business interest as described herein and the good and valuable consideration offered to the Executive, during the Employment Term and for the term of three (3) years, to run consecutively, beginning on the last day of the Executive’s employment with the Company (the “Restricted Period”), regardless of the reason for the termination and whether employment is terminated at the option of the Executive or the Company and its affiliates the Executive agrees and covenants that it shall not, and shall cause each of his, her or its controlled Affiliates not to, directly or indirectly, own any interest in, control, manage, operate, participate in, develop products for, advise or consult with or render services for (as a director, officer, employee, agent, broker, partner, consultant or contractor), or engage in activities or businesses, or establish any new businesses, within North America (including Mexico), Europe, or any country in which the Company is conducting business during the time of the Executive’s employment with the Company (the “Territory”) any business that is competitive with the business operated by the Company, including any activities or business engaged in the Company Business. Notwithstanding the foregoing, this Section 2.2 shall be deemed not breached solely as a result of the ownership by the Executive or any of his, her or its Affiliates of less than an aggregate of 2% of any class of stock that is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and is listed on a national securities exchange; provided that such ownership represents a passive investment and that the Executive is not a controlling person of, or a member of a group that controls, such entity.

(b)         This Section 2.2 does not, in any way, restrict or impede the Executive from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. The Executive shall promptly provide written notice of any such order to the Chief Executive Officer or General Counsel (in the case of the Chief Executive Officer).

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2.3              Non-Solicitation of Personnel; No Hire. During the Restricted Period, the Executive shall not, and shall cause each of his, her or its controlled Affiliates not to, and shall not assist any other Person to, directly or indirectly, (i) solicit, recruit or hire any employee, independent contractor or consultant of the Company (“Company Employee”), or any Person who was an employee, independent contractor or consultant of the Company at any time during the 12-month period before the Closing, and (ii) solicit or encourage any Company Employee to leave the employment of Purchaser; provided, however, that, without limiting the restrictions against hiring, the provisions of this Section 2.3 shall not prevent the Executive or any of his, her or its Affiliates (not including the Company) from (a) making a general solicitation for employment that are not specifically targeted at the Company Employees or other employees of Purchaser or (b) soliciting, inducing or otherwise offering employment to any Company Employees or other employees of Purchaser who have not been employed with the Company and/or Purchaser during the previous six months prior to any contact with any such employees initiated by the Executive or his, her or its Affiliates.

2.4              Non-Solicitation of Business Relations. The Executive understands and acknowledges that because of the Executive’s experience with and relationship to the Company and its affiliates, the Executive will have access to and learn about much or all of the Company and its affiliates customer information. “Customer Information” includes, but is not limited to, names, phone numbers, addresses, email addresses, order history, order preferences, chain of command, decisionmakers, pricing information, and other information identifying facts and circumstances specific to the customer and relevant to the Company’s service offerings. The Executive understands and acknowledges that loss of this customer relationship and/or goodwill will cause significant and irreparable harm. During the Restricted Period, the Executive shall not, and shall cause each of his, her or its controlled Affiliates not to, directly or indirectly, (i) adversely interfere with the relationship between the Company and any Material Business Relationship, (ii) solicit, induce or attempt to induce (or assist any other Person in soliciting, inducing or attempting to induce), any Material Business Relationship to terminate its relationship with the Company, cease doing business with the Company or terminate or otherwise adversely modify its relationship with the Company, or (iii) acquire or attempt to acquire an interest in any Person or business in which, prior to the Closing, the Company had either (a) requested or received information relating to the acquisition of such Person or business, (b) identified to Purchaser that such Person or business was a potential acquisition target of the Company, or (c) otherwise contemplated the acquisition of such Person or business. “Material Business Relationship” means any (x) material customer, supplier, licensee, licensor, franchisee of the Company as of the Closing or at any time in the six (6) month period prior to the Closing, or (y) any other Person with whom the Company, as of the Closing or at any time in the six (6) month period prior to the Closing, had a material business relationship.

2.5              Non-Disparagement. From and after the date hereof, the Executive shall not, and shall cause each of his, her or its controlled Affiliates not to, make any intentionally negative, derogatory or disparaging statements or communications, either orally or in writing, regarding the Business, the Company and its Affiliates, or any director, manager, officer, agent, representative or direct or indirect equity holder of the Company or its Affiliates. Notwithstanding the foregoing, nothing in this Section 2.5 shall prevent the Executive from (i) performing his or her duties as an officer, director or employee of Purchaser, its successors-in-interest or their respective Subsidiaries, or (ii) making any truthful statement (A) necessary with respect to any Action involving this Agreement, including, but not limited to, the enforcement of this Agreement, in the forum in which such Action properly takes place or (B) required by Law or any judicial or administrative process.

3.      Remedies.

The Executive acknowledges and agrees that (i) the covenants and agreements contained in Sections 1 and 2 (collectively the “Non-Competition and Related Covenants”) relate to matters that are of a special, unique and extraordinary value; (ii) the Company has one or more legitimate business interest justifying enforcement in full of the Non-Competition and Related Covenants, including for the protection of the goodwill of the business acquired by Purchaser pursuant to the Merger Agreement, and the Non-Competition and Related Covenants are reasonable and narrowly tailored to protect the compelling interests of Purchaser, the Company and the Business; (iii) a breach by the Executive of any of the Non-Competition and Related Covenants will result in irreparable harm and damages that may not be adequately compensated by a monetary award and, accordingly, the Company will be entitled to seek injunctive or other equitable relief to prevent or redress any such breach (without posting a bond or other security); (iv) pursuant to the Merger Agreement, the Executive will receive valuable consideration (including, as applicable, significant benefits, equity in Purchaser, and other valuable consideration), both directly or indirectly, from Purchaser in connection with the Merger; and (v) the Non-Competition and Related Covenants are intended

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to comply with the Laws of all jurisdictions that might be deemed to be applicable hereto and which restrict or otherwise limit the enforceability of a Contract that restrains a Person from engaging in a lawful profession, trade or business. Notwithstanding the foregoing, if the restrictions contained in Sections 1 and 2 shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area of by reason of their being too extensive in any other respect, such provisions shall be modified to be effective for the maximum period of time for which it may be enforceable and over the maximum geographical area as to which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable. Purchaser and the Executive hereby consent and agree to any such reformation of the restrictions to the maximum of enforceability as determined by any court of competent jurisdiction.

4.      Miscellaneous.

4.1              For the avoidance of doubt, this Agreement shall not restrict the Executive from performing his or her duties as an officer, director or employee of Purchaser, its successors-in-interest or their respective Subsidiaries.

4.2              Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had not been set forth herein.

4.3              Signatures. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Agreement may be executed and delivered by electronic mail, and an electronic copy of this Agreement or of a signature of a party shall be effective as an original.

4.4              Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

4.5              Jurisdiction; Waiver of Jury Trial.

(a)         Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in any state or federal court located in the Borough of Manhattan, State of New York, and, in each case, appellate courts therefrom, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of such Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 4.5(a).

(b)         EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF

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ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 4.5(b).

4.6              Amendments and Waivers. This Agreement may be modified only by a written instrument duly executed by each Party. No breach of any covenant or agreement shall be deemed waived unless expressly waived in writing by the Party who might assert such breach. No waiver of any right hereunder shall operate as a waiver of any other right or of the same or a similar right on another occasion. For the avoidance of doubt, no notice, consent or waiver purported to be on behalf of the Purchaser or the Company shall be effective unless (i) provided by the Purchaser prior to the Closing, or (ii) provided by the Company at the direction or with the approval of a majority of the independent members of the board of directors of the Company.

4.7              Section Headings. The headings of each Section, subsection or other subdivision of this Agreement are for reference only and shall not limit or control the meaning thereof.

4.8              Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof may be assigned by any Party without the prior written consent of the other Party; provided, however, that Purchaser (or, after the Closing, the Company) may assign its rights hereunder, without the consent of the Executive, to any Person in connection with a merger or consolidation involving the Company (including any of its Subsidiaries) or other disposition of all or substantially all of the assets of the Company.

4.9              Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested, in each case to the parties at the following addresses or to other such addresses as may be furnished by one party to the others in accordance with this Section 4.9:

if to Purchaser (prior to the Closing):

Oak Woods Acquisition Corporation

101 Roswell Drive, Nepean, Ontario, K2J 0H5, Canada

Attn: Lixin Zheng, Chief Executive Officer

Email: lixinzheng@hotmail.com

with a copy to (which shall not constitute notice):

Raiti PLLC

1345 Avenue of the Americas

New York, New York 10105

Attn: Warren Raiti, Esq.

Email: wraiti@raitipllc.com

if to Purchaser (following the Closing):

Huajin (China) Holdings Limited

c/o Shaanxi Qianxiang Health Technology Co., Ltd.

2nd Fl, Century Yard, Cricket Square

P.O.Box 902, Grand Cayman, KY1-1103, Cayman Islands

Attn: Xuehong Li, Chair of the Board of Directors

Email: [•]

with a copy to (which shall not constitute notice):

Ortoli Rosenstadt LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

Attention: Yarona Yieh, Esq.

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e-mail: yly@orllp.com

if to the Executive:

Xuehong Li

c/o Shaanxi Qianxiang Health Technology Co., Ltd.

2nd Fl, Century Yard, Cricket Square

P.O.Box 902, Grand Cayman, KY1-1103, Cayman Islands

Email: [•]

[____•____]

[____•____]

[____•____]

4.10            Effectiveness. This Agreement will become effective as of the Closing. If the Merger Agreement is terminated in accordance with its terms, this Agreement shall be null and void ab initio and the Parties shall have no rights, liabilities or obligations whatsoever hereunder.

4.11            Acknowledgement of Full Understanding. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE EXECUTIVE HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE EXECUTIVE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF THE EXECUTIVE’S CHOICE BEFORE SIGNING THIS AGREEMENT.

[Signature page follows]

Annex A-95

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

PURCHASER:
OAK WOODS ACQUISITION CORPORATION
By:
Name:	Lixin Zheng
Title:	Chief Executive Officer
EXECUTIVE(s):

Name:	Xuehong Li

Name:

Name:

Name:

Name:

[Signature Page to Non-Competition and Non-Solicitation Agreement]

Annex A-96

EXHIBIT E

PLAN OF MERGER

This Plan of Merger is made on [•] by Oak Woods Merger Sub Inc., an exempted company incorporated under the laws of the Cayman Islands on 10 August 2023, with its registered office situate at Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands (“Merger Sub”) and Huajin (China) Holdings Limited 华锦（中国）控股有限公司, an exempted company incorporated under the laws of the Cayman Islands on 27 July 2021, with its registered office situate at Tricor Services (Cayman Islands) Limited, Second Floor, Century Yard, Cricket Square, P.O. Box 902, Grand Cayman, KY1-1103, Cayman Islands (“Huajin (China)” (together, the “Constituent Companies”) pursuant to the provisions of Part XVI of the Companies Act.

NOW THEREFORE this Plan of Merger:

1.           The Constituent Companies to this Plan of Merger are Oak Woods Merger Sub Inc., an exempted company incorporated under the laws of the Cayman Islands on 10 August 2023, with its registered office situate at Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands and Huajin (China) Holdings Limited, an exempted company incorporated under the laws of the Cayman Islands on 27 July 2021, with its registered office situate at Tricor Services (Cayman Islands) Limited, Second Floor, Century Yard, Cricket Square, P.O. Box 902, Grand Cayman, KY1-1103, Cayman Islands.

2.           The surviving company that results from the merger of the Constituent Companies is Huajin (China), which shall continue to be called Huajin (China) Holdings Limited 华锦（中国）控股有限公司 (the “Surviving Company”) and shall have its registered office at [Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands].

3.           Immediately prior to the merger, the authorised share capital of Merger Sub is US$500 divided into 50,000 shares of par value of US$0.01 each. Merger Sub has, immediately prior to the merger, 1 outstanding share of US$0.01 par value with one vote for each share.

4.           Immediately prior to the merger, the authorised share capital of Huajin (China) is US$50,000 divided into 50,000 shares of par value of US$1.00 each. Huajin (China) has, immediately prior to the merger, 50,000 outstanding shares of US$1.00 par value with one vote for each share.

5.           It is intended that the merger shall take effect on [•] (the “Effective Time”).

6.           Upon the merger, the rights, the property of every description including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Constituent Companies shall immediately vest in the Surviving Company and the Surviving Company shall be liable for and subject, in the same manner as the Constituent Companies, to all mortgages, charges or security interests, and all contracts, obligations, claims, debts and liabilities of each of the Constituent Companies.

7.           At the Effective Time, the authorised share capital of the Surviving Company shall [continue to be US$50,000 divided into 50,000 shares of a par value of US$1.00 each.]

8.           At the Effective Time, each issued and outstanding share of Huajin (China) in issue immediately prior to the Effective Time shall be cancelled in exchange for the consideration set out in the merger agreement and plan of reorganization by and among (1) Huajin (China), (2) Xuehong Li, as representative of the shareholders of Huajin (China), (3) Oak Woods Acquisition Corporation and (4) Merger Sub dated 11 August 2023, as amended by the first amended merger agreement and plan of reorganisation by and among (1) Huajin (China), (2) Xuehong Li, as representative of the shareholders of Huajin (China), (3) Oak Woods Acquisition Corporation and (4) Merger Sub dated [•] 2024 in the form annexed hereto as Schedule 1 (the “Merger Agreement”).

9.           At the Effective Time, each issued and outstanding share of Merger Sub in issue immediately prior to the Effective Time shall be converted into a share of the Surviving Company.

10.         The shares of the Surviving Company shall:

(a)         be entitled to one vote per share;

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(b)         be entitled to such dividends as the Board may from time to time declare;

(c)         in the event of a winding-up or dissolution of the Surviving Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Surviving Company; and

(d)         generally be entitled to enjoy all of the rights attaching to shares.

11.         At the Effective Time, the memorandum of association and the articles of association of the Surviving Company shall be amended and restated by their deletion in their entirety and the substitution in their place of the amended and restated memorandum and articles of association in the form annexed hereto as Schedule 2 (the “M&A”). From the Effective Time, the rights and restrictions attaching to the shares in the Surviving Company shall be as set out in the M&A.

12.         No amounts or benefits are payable to the directors of the Constituent Companies upon the merger.

13.         Neither of the Constituent Companies has any secured creditors and has not granted any fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

14.         The names and addresses of the directors of the Surviving Company are as follows:

NAME	ADDRESS

15.         This Plan of Merger has been approved by the board of directors of both of the Constituent Companies pursuant to section 233(3) of the Companies Act of the Cayman Islands.

16.         This Plan of Merger has been authorised by the shareholders of both of the Constituent Companies pursuant to section 233(6) of the Companies Act of the Cayman Islands.

17.         At any time prior to the Effective Time, this Plan of Merger may be terminated or amended in accordance with the terms of the Merger Agreement.

18.         This Plan of Merger may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Plan of Merger by executing any such counterpart. Delivery of an executed counterpart of this Plan of Merger by e-mail (PDF) or facsimile shall be effective as delivery of a manually executed counterpart of this Plan of Merger.

19.         This Plan of Merger and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the Cayman Islands. Each of the parties agrees that the courts of the Cayman Islands shall have jurisdiction to hear and determine any action or proceeding arising out of or in connection with this Plan of Merger, and any non-contractual obligations arising out of or in connection with it, and for that purpose each party irrevocably submits to the jurisdiction of the courts of the Cayman Islands.

Each of the undersigned, being a Director of the Constituent Companies, has executed this Plan of Merger, which may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument, on the date first above written.

For and on behalf of Merger Sub:

ZHENG Lixin Director
For and on behalf of the Surviving Company:

LI Xuehong Director

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Schedule 1

Annex A-99

Schedule 2

Annex A-100

ANNEX B

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of the [•] day of [•], 2024, by and among Oak Woods Acquisition Corp., a Cayman Islands exempted company (the “Company”) and the undersigned parties listed under Shareholder on the signature page hereto (each, a “Shareholder” and collectively, the “Shareholders”).1

WHEREAS, pursuant to a Merger Agreement and Plan of Reorganization dated as of [•], 2024, (“Merger Agreement”) by and among the Company, Oak Woods Merger Sub, Inc., a wholly-owned subsidiary of Company incorporated in Cayman Islands, Huajin (China) Holdings Limited, a Cayman Islands exempted company (“Huajin”), the Shareholders’ Representative, the Shareholders agreed to accept the Merger Shares in exchange for their shares of capital stock of Huajin; and

WHEREAS, pursuant to the terms of the Merger Agreement, the Company agreed to register the Merger Shares (as defined below) held by the Shareholders for resale under the Securities Act (as defined below) and the Shareholders and the Company desire to enter into this Agreement to provide the Shareholders with certain rights relating to the registration of the securities held by them as of the date hereof;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Business Combination” means the acquisition of direct or indirect ownership through a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar type of transaction, of one or more businesses or entities.

“Commission” means the United States’ Securities and Exchange Commission administering the Securities Act or the Exchange Act.

“Class A Ordinary Shares” means the ordinary shares, par value $0.0001 per share, of the Company.

“Class B Ordinary Shares” means the ordinary shares, par value $0.0001 per share, of the Company.

“Company” is defined in the preamble to this Agreement.

“Demand Registration” is defined in Section 2.1.1.

“Demanding Holder” is defined in Section 2.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form S-3” is defined in Section 2.3.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Shareholder Indemnified Party” is defined in Section 4.1.

“Maximum Number of Shares” means the number of shares of Class A Ordinary Shares of the Company in an underwritten offering, if the managing Underwriter or Underwriters advises the Company in writing that the dollar amount or number of shares of Registrable Securities which the Shareholders desire to sell, taken together with all other shares of Class A Ordinary Shares or other securities which the Company desires to sell and the

____________

1        May revise to have the stockholder’s representative execute on behalf of all.

Annex B-1

shares of Class A Ordinary Shares, if any, as to which registration has been requested pursuant to written contractual registration rights held by other Shareholders of the Company who desire to sell, which exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering such maximum dollar amount or maximum number of shares.

“Merger Shares” means the shares of Class A Ordinary Shares of the Company issued or issuable to the Shareholders pursuant to the terms of the Merger Agreement.

“Notices” is defined in Section 6.2.

“Piggy-Back Registration” is defined in Section 2.2.1.

“Prior Agreement” is defined in Section 2.2.2.

“Pro Rata” is defined in Section 2.1.4.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means (i) the Merger Shares, (ii) any shares of Class A Ordinary Shares acquired by the Shareholders otherwise in connection with the Business Combination, and (iii) any shares of Class A Ordinary Shares issuable pursuant to warrants or options, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such Merger Shares. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding, or (d) the Registrable Securities are freely saleable under Rule 144 without volume limitations.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Shareholder” is defined in the preamble to this Agreement.

“Underwriter” means a securities broker-dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such broker-dealer’s market-making activities.

2. REGISTRATION RIGHTS.

2.1 Demand Registration.

2.1.1 Request for Registration. At any time and from time to time on or after the [•]-month anniversary of the closing of the transactions contemplated by the Merger Agreement (the “Closing”), the holders of at least 40% of such Registrable Securities, may make a written demand for registration under the Securities Act of all or part of their Registrable Securities (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will within ten (10) days of the Company’s receipt of the Demand Registration notify all holders of Registrable Securities of the demand, and each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including shares of Registrable

Annex B-2

Securities in such registration, a “Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.1.4 and the provisos set forth in Section 3.1.1. The Company shall not be obligated to effect more than an aggregate of one (1) Demand Registration under this Section 2.1.1 in respect of all Registrable Securities, provided that the Company keeps each Registration Statement filed as a result of the Demand Registration effective and current for at least 12 months.

2.1.2 Effective Registration. A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.1.3 Underwritten Offering. If a majority-in-interest of the Demanding Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the holders initiating the Demand Registration.

2.1.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Class A Ordinary Shares or other securities which the Company desires to sell and the shares of Class A Ordinary Shares, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other Shareholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such Demanding Holder has requested be included in such registration, regardless of the number of shares held by each such Demanding Holder (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Class A Ordinary Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the shares of Class A Ordinary Shares or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares.

2.1.5 Withdrawal. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then such registration shall not count as a Demand Registration provided for in Section 2.1.

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2.2 Piggy-Back Registration.

2.2.1 Piggy-Back Rights. Except with respect to a Registration Statement (i) filed in connection with any employee stock option or other stock-based benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing Shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, if at any time on or after the [•]-month anniversary of the Closing, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for Shareholders of the Company for their account (or by the Company and by Shareholders of the Company), then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.2.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration under this Agreement or a demand registration on behalf of other holders of the Company’s securities under that certain Registration Rights Agreement dated as of March 28, 2024 (“Prior Agreement”) that is to be an underwritten offering advises the Company and the holders of Registrable Securities hereunder in writing that the dollar amount or number of shares of Class A Ordinary Shares which the Company desires to sell, taken together with the shares of Class A Ordinary Shares, if any, as to which registration has been demanded pursuant to the Prior Agreement, the Registrable Securities as to which registration shall otherwise be required under this Section 2.2, and the shares of Class A Ordinary Shares, if any, as to which registration has been requested pursuant to the this Agreement and the Prior Agreement, exceeds the Maximum Number of Shares in an underwritten offering, then the Company shall include in any such registration:

(a)              If the registration is undertaken for the Company’s account: (A) first, the shares of Class A Ordinary Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Class A Ordinary Shares or other securities, if any, comprised of Registrable Securities, as to which registration has been requested pursuant to the applicable piggy-back registration rights of security holders party to this Agreement, and the holders of securities under the Prior Agreement, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Class A Ordinary Shares or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares; and

(b)              If the registration is a “demand” registration undertaken at the demand of persons, (A) first, the shares of Class A Ordinary Shares or other securities for the account of the demanding persons under the Prior Agreement that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Class A Ordinary Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), collectively the shares of Class A Ordinary Shares or other securities comprised of Registrable Securities held by persons other than Xuehong Li, Pro Rata, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares; (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A),

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(B) and (C), the shares of Class A Ordinary Shares or other securities comprised of Registrable Securities held by Xuehong Li; and I fifth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B), (C) and (D), the shares of Class A Ordinary Shares or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

2.2.3 Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable SecuritiIs in connection with such Piggy-Back Registration as provided in Section 3.3.

2.2.4 Limitation on Piggy-Back Registration Rights. The Company shall not be required to file more than two (2) Registration Statements with respect to Piggy-Back Registration Rights under Section 2.2. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof.

2.3 Registrations on Form S-3. The holders of Registrable Securities may at any time and from time to time, request in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration which may be available to the Company under the Securities Act and the rules and regulations of the SEC at such time (“Form S-3”); provided, however, that the Company shall not be obligated to effect such request through an underwritten offering. Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such holder’s or holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities or other securities of the Company, if any, of any other holder or holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3 if: (i) Form S-3 is not available for such offering; or (ii) the holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $500,000. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1 Filing Registration Statement. The Company shall use its best efforts to, as expeditiously as possible and in any event within thirty (30) days after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be Registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its best efforts to cause such Registration Statement to become effective and use its best efforts to keep it effective for the period required by Section 3.1.3; provided, however, that the Company shall have the right to defer any Demand Registration for up to thirty (30) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any Demand Registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the President or Chairman of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrime”tal ’o the Company and its Shareholders for such Registration Statement to be effected at such time; provided further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding provision more than once in any 365-day period in respect of a Demand Registration hereunder.

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3.1.2 Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

3.1.3 Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn.

3.1.4 Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) business days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) business days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remIvI it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall object.

3.1.5 State Securities Laws Compliance. The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

3.1.6 Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement. No holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale

Annex B-6

with such holder’s material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement or as otherwise provided herein.

3.1.7 Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential Shareholders.

3.1.8 Records. The Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.9 Opinions and Comfort Letters. Upon request, the Company shall furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

3.1.10 Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its Shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.11 Listing. The Company shall use its best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Registrable Securities included in such registration.

3.1.12 Road Show. If the registration involves the registration of Registrable Securities involving gross proceeds in excess of [•], the Company shall use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any underwritten offering.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(iv), or, in the case of a resale registration on Form S-3 pursuant to Section 2.3 hereof, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s Board of Directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, which period shall not exceed more than thirty (30) days, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

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3.3 Registration Expenses. The Company shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, Piggy-Back Registration pursuant to Section 2.2, and any registration on Form S-3 effected pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.12; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration and (ix) the reasonable fees and expenses up to the sum of $75,000 of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling Shareholders and the Company shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

3.4 Information. The holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with Federal and applicable state securities laws. In addition, the holders of Registrable Securities shall comply with all prospectus delivery requirements under the Securities Act and applicable SEC regulations.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Shareholder and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls an Shareholder and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Shareholder Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Shareholder Indemnified Party for any legal and any other expenses reasonably incurred by such Shareholder Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

4.2 Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors

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and officers and each Underwriter (if any), and each other selling holder and each other person, if any, who controls another selling holder or such Underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5. RULE 144.

5.1 Rule 144. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

6. MISCELLANEOUS.

6.1 Assignment; No Third-Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any transfer of Registrable Securities by any such holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties, to the permitted assigns of the Shareholders or holder of Registrable Securities or of any assignee of the Shareholders or holder of Registrable Securities. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 4 and this Section 6.1.

6.2 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company (after the Closing):

Oak Woods Acquisition Corporation

101 Roswell Drive, Nepean, Ontario, K2J 0H5, Canada

Attn: Lixin Zheng, Chief Executive Officer

Email: lixinzheng@hotmail.com

with a copy to (which shall not constitute notice):

Ortoli Rosenstadt LLP

366 Madison Avenue

New York, NY 10017

Attention: Yarona Yieh, Esq.

To a Shareholder, to the address set forth below such Shareholder’s name on Exhibit A hereto.

Annex B-10

6.3 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

6.4 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

6.5 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

6.6 Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon the Company unless executed in writing by the Company. No amendment, modification or termination of this Agreement shall be binding upon the holders of the Registrable Securities unless executed in writing by the holders of a majority of the Registrable Securities.

6.7 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

6.8 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

6.9 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Shareholder or any other holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.10 Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

6.11 Waiver of Trial by Jury. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Shareholder in the negotiation, administration, performance or enforcement hereof.

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Annex B-11

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

OAK WOODS ACQUISITION CORPORATION
By:
Name:	Lixin Zheng
Title:	Chief Executive Officer
SHAREHOLDERS’ REPRESENTATIVE

Name: Xuehong Li
SHAREHOLDER

Name: Xuehong Li

Annex B-12

EXHIBIT A

Schedule of Huajin (China) Holdings Limited Shareholders Information

Name	Address	No. of Shares

Annex B-13

ANNEX C

AMENDMENT TO THE AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION OF OAK WOODS ACQUISITION CORPORATION

THE COMPANIES ACT (AS REVISED)

EXEMPTED COMPANY LIMITED BY SHARES

THE SECOND AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

HUAJIN HEALTH GROUP COMPANY LIMITED

(Conditionally adopted by way of a special resolution passed on [•] 2024 and to effective on [•] 2024)

1.        The name of the Company is Huajin Health Group Company Limited.

2.        The registered office of the Company shall be at the offices of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

3.        Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted and shall include, but without limitation:

(a)        to act and perform all the functions of a holding company in all its branches and to coordinate the policy and administration of any subsidiary company or companies wherever incorporated or carrying on business or of any group of companies of which the Company or any subsidiary company is a member or which are in any manner controlled directly or indirectly by the Company;

(b)               to act as an investment company and for that purpose to subscribe, acquire, hold, dispose, sell, deal in or trade upon any terms, whether conditionally or absolutely, shares, stock, debentures, debenture stock, annuities, notes, mortgages, bonds, obligations and securities, foreign exchange, foreign currency deposits and commodities, issued or guaranteed by any company wherever incorporated, or by any government, sovereign, ruler, commissioners, public body or authority, supreme, municipal, local or otherwise, by original subscription, tender, purchase, exchange, underwriting, participation in syndicates or in any other manner and whether or not fully paid up, and to meet calls thereon.

4.        Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of the Companies Act.

5.        Nothing in this Memorandum shall permit the Company to carry on a business for which a licence is required under the laws of the Cayman Islands unless duly licensed.

6.        The Company shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7.        The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

8.        The share capital of the Company is US$55,500 divided into 550,000,000 ordinary shares of a nominal or par value of US$0.0001 each with the power for the Company, insofar as is permitted by law, to redeem or purchase any of its shares and to increase or reduce the said share capital subject to the provisions of the Companies Act (As Revised) and the Articles of Association of the Company and to issue any part of its capital, whether original, redeemed or increased, with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions; and so that, unless the conditions of issue shall otherwise expressly declare, every issue of shares, whether declared to be preference or otherwise, shall be subject to the power hereinbefore contained.

9.        The Company may exercise the power contained in the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in another jurisdiction.

The Companies Act (As Revised)
Exempted Company Limited by Shares

THE SECOND AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

HUAJIN HEALTH GROUP COMPANY LIMITED

(Conditionally adopted by way of a special resolution passed on [•] 2024 and effective on [•] 2024)

INDEX

SUBJECT	Article No
Table A	C-1
Interpretation	C-1
Share Capital	C-4
Alteration Of Capital	C-5
Share Rights	C-6
Variation Of Rights	C-6
Shares	C-7
Share Certificates	C-8
Lien	C-9
Calls On Shares	C-9
Forfeiture Of Shares	C-10
Register Of Members	C-11
Record Dates	C-11
Transfer Of Shares	C-12
Transmission Of Shares	C-13
Untraceable Members	C-13
General Meetings	C-14
Notice Of General Meetings	C-14
Proceedings At General Meetings	C-15
Voting	C-18
Proxies	C-20
Corporations Acting By Representatives	C-21
No Action By Written Resolutions Of Members	C-21
Board Of Directors	C-21
Disqualification Of Directors	C-22
Executive Directors	C-22
Alternate Directors	C-23
Directors’ Fees And Expenses	C-23
Directors’ Interests	C-24
General Powers Of The Directors	C-25
Borrowing Powers	C-26
Proceedings Of The Directors	C-27
Audit Committee	C-28
Officers	C-28
Register of Directors and Officers	C-29
Minutes	C-29
Seal	C-29
Authentication Of Documents	C-30
Destruction Of Documents	C-30
Dividends And Other Payments	C-30
Reserves	C-33
Capitalisation	C-34
Subscription Rights Reserve	C-34
Accounting Records	C-35
Audit	C-36
Notices	C-36
Signatures	C-38
Winding Up	C-38
Indemnity	C-38
Financial Year End	C-39
Amendment To Memorandum and Articles of Association And Name of Company	C-39
Information	C-39

Annex C-i

TABLE A

1.                The regulations in Table A in the Schedule to the Companies Act (As Revised) do not apply to the Company.

INTERPRETATION

2.            (1)       In these Articles, unless the context otherwise requires, the words standing in the first column of the following table shall bear the meaning set opposite them respectively in the second column.

WORD	MEANING
“Act”	The Companies Act, Cap. 22 (As Revised)of the Cayman Islands.
“Articles”	these Articles in their present form or as supplemented or amended or substituted from time to time.
“Audit Committee”	the audit committee of the Company formed by the Board pursuant to Article 123 hereof, or any successor audit committee.
“Auditor”	the independent auditor of the Company which shall be an internationally recognized firm of independent accountants.
“Board” or “Directors”	the board of directors of the Company or the directors present at a meeting of directors of the Company at which a quorum is present.
“capital”	the share capital from time to time of the Company.
“clear days”	in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.
“clearing house”

a clearing house recognised by the laws of the jurisdiction in which the shares of the Company (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.

“Company”	Huajin Health Group Company Limited
“competent regulatory authority”

a competent regulatory authority in the territory where the shares of the Company (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such territory.

“debenture” and “debenture holder”	include debenture stock and debenture stockholder respectively.
“Designated Stock Exchange”	the stock exchange in the United States of America on which any shares are listed for trading.
“dollars” and “$”	dollars, the legal currency of the United States of America.
“electronic communication”	a communication sent, transmitted, conveyed and received by wire, by radio, by optical means or by other similar means in any form through any medium.
“electronic meeting”	a general meeting held and conducted wholly and exclusively by virtual attendance and participation by Members and/or proxies by means of electronic facilities.
“Exchange Act”	the Securities Exchange Act of 1934, as amended.
“head office”	such office of the Company as the Directors may from time to time determine to be the principal office of the Company.

Annex C-1

WORD	MEANING
“hybrid meeting”

a general meeting convened for the (i) physical attendance by Members and/or proxies at the Principal Meeting Place and where applicable, one or more Meeting Locations and (ii) virtual attendance and participation by Members and/or proxies by means of electronic facilities.

“Meeting Location”	has the meaning given to it in Article 65A.
“Independent Director”	a director who is an independent director as defined in the applicable rules and regulations of the Designated Stock Exchange.
“Member”	a duly registered holder from time to time of the shares in the capital of the Company.
“Memorandum of Association”	the memorandum of association of the Company, as amended from time to time.
“month”	a calendar month.
“Notice”	written notice unless otherwise specifically stated and as further defined in these Articles.
“Office”	the registered office of the Company for the time being.
“ordinary resolution”

a resolution shall be an ordinary resolution when it has been passed by a simple majority of votes cast by such Members as, being entitled so to do, vote in person or, in the case of any Member being a corporation, by its duly authorised representative or, where proxies are allowed, by proxy at a general meeting of which Notice has been duly given in accordance with Article 60;

“paid up”	paid up or credited as paid up.
“physical meeting”	a general meeting held and conducted by physical attendance and participation by Members and/or proxies at the Principal Meeting Place and/or where applicable, one or more Meeting Locations.
“Principal Meeting Place”	shall have the meaning given to it in Article 60(2).
“Register”

the principal register and where applicable, any branch register of Members of the Company to be maintained at such place within or outside the Cayman Islands as the Board shall determine from time to time.

“Registration Office”

in respect of any class of share capital such place as the Board may from time to time determine to keep a branch register of Members in respect of that class of share capital and where (except in cases where the Board otherwise directs) the transfers or other documents of title for such class of share capital are to be lodged for registration and are to be registered.

“SEC”	the United States Securities and Exchange Commission.
“Securities Act”	mean the U.S. Securities Act 1933 as amended, or any similar federal statute and the rules and regulations of the SEC thereunder as the same shall be in effect from time to time.
“Seal”	common seal or any one or more duplicate seals of the Company (including a securities seal) for use in the Cayman Islands or in any place outside the Cayman Islands.
“Secretary”	any person, firm or corporation appointed by the Board to perform any of the duties of secretary of the Company and includes any assistant, deputy, temporary or acting secretary.

Annex C-2

WORD	MEANING
“shares”	ordinary shares of par value US$0.0001 each.
“special resolution”

a resolution shall be a special resolution when it has been passed by a majority of not less than two-thirds of votes cast by such Members as, being entitled so to do, vote in person or, in the case of such Members as are corporations, by their respective duly authorised representative or, where proxies are allowed, by proxy at a general meeting of which Notice has been duly given in accordance with Article 60;

a special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of these Articles or the Statutes.
“Statutes”	the Act and every other law of the Legislature of the Cayman Islands for the time being in force applying to or affecting the Company, its Memorandum of Association and/or these Articles.
“year”	a calendar year.

(2)       In these Articles, unless there be something within the subject or context inconsistent with such construction:

(a)       words importing the singular include the plural and vice versa;

(b)       words importing a gender include both gender and the neuter;

(c)       words importing persons include companies, associations and bodies of persons whether corporate or not;

(d)       the words:

(i)  “may” shall be construed as permissive;

(ii)          “shall” or “will” shall be construed as imperative;

(e)       expressions referring to writing shall, unless the contrary intention appears, be construed as including printing, lithography, email, facsimile, photography and other modes of representing or reproducing words or figures in a legible and non-transitory form or, to the extent permitted by and in accordance with the Statutes and other applicable laws, rules and regulations, any visible substitute for writing (including an electronic communication), or modes of representing or reproducing words partly in one visible form and partly in another visible form, and including where the representation takes the form of electronic display, or represented by any other substitute or format for storage or transmission for writing or partly one and partly another provided that both the mode of service of the relevant document or Notice and the Member’s election comply with all applicable Statutes, rules and regulations;

(f)       any requirement as to delivery under the Articles include delivery in the form of an electronic record (as defined in the Electronic Transactions Act of the Cayman Islands) or an electronic communication;

(g)       references to any law, ordinance, statute or statutory provision shall be interpreted as relating to any statutory modification or re-enactment thereof for the time being in force;

(h)       save as aforesaid words and expressions defined in the Statutes shall bear the same meanings in these Articles if not inconsistent with the subject in the context;

Annex C-3

(i)        references to a document (including, but without limitation, a resolution in writing) being signed or executed include references to it being signed or executed under hand or under seal or by electronic signature or by electronic communication or by any other method and references to a Notice or document include a Notice or document recorded or stored in any digital, electronic, electrical, magnetic or other retrievable form or medium and information in visible form whether having physical substance or not;

(j)        Sections 8 and 19 of the Electronic Transaction Act of the Cayman Islands, as amended from time to time, shall not apply to these Articles to the extent it imposes obligations or requirements in addition to those set out in these Articles;

(k)       the right of a Member to speak at an electronic meeting or a hybrid meeting shall include the right to raise questions or make statements to the chairman of the meeting, verbally or in written form, by means of electronic facilities. Such a right shall be deemed to have been duly exercised if the questions or statements may be heard or seen by all or only some of the persons present at the meeting (or only by the chairman of the meeting) in which event the chairman of the meeting shall relay the questions raised or the statements made verbatim to all persons present at the meeting, either orally or in writing using electronic facilities;

(l)        a reference to a meeting shall mean a meeting convened and held in any manner permitted by these Articles and any Member or Director attending and participating at a meeting by means of electronic facilities shall be deemed to be present at that meeting for all purposes of the Statutes and these Articles, and attend, participate, attending, participating, attendance and participation shall be construed accordingly;

(m)      references to a person’s participation in the business of a general meeting include without limitation and as relevant the right (including, in the case of a corporation, through a duly authorised representative) to speak or communicate, vote, be represented by a proxy and have access in hard copy or electronic form to all documents which are required by the Statutes or these Articles to be made available at the meeting, and participate and participating in the business of a general meeting shall be construed accordingly;

(n)       references to electronic facilities include, without limitation, website addresses, webinars, webcast, video or any form of conference call systems (telephone, video, web or otherwise;

(o)       where a Member is a corporation, any reference in these Articles to a Member shall, where the context requires, refer to a duly authorised representative of such Member; and

(p)       references to “in the ordinary course of business” and comparable expressions mean the ordinary and usual course of business of the relevant party, consistent in all material respects (including nature and scope) with the prior practice of such party.

SHARE CAPITAL

3.            (1)       The share capital of the Company at the date on which these Articles come into effect shall be divided into ordinary shares of a par value of US$0.0001 each.

(2)       Subject to the Act, the Company’s Memorandum and Articles of Association and, where applicable, the rules and regulations of the Designated Stock Exchange and/or any competent regulatory authority, the Company shall have the power to purchase or otherwise acquire its own shares and such power shall be exercisable by the Board in such manner, upon such terms and subject to such conditions as it in its absolute discretion thinks fit and any determination by the Board of the manner of purchase shall be deemed authorized by these Articles for purposes of the Act. Subject to the Act, the Company is hereby authorized to make payments in respect of a redemption or purchase of its own shares in any manner authorized by the Act, including out of its capital. The purchase of any share shall not oblige the Company to purchase any other share other than as may be required pursuant to applicable law and any other contractual obligations of the Company.

Annex C-4

(3)       The Company is authorised to hold treasury shares in accordance with the Act and may designate as treasury shares any of its shares that it purchases or redeems, or any share surrendered to it subject to the rules and regulations of the Designated Stock Exchange and/or any competent regulatory authority. Shares held by the Company as treasury shares shall continue to be classified as treasury shares until such shares are either cancelled or transferred as the Board may determine on such terms and subject to such conditions as it in its absolute discretion thinks fits in accordance with the Act subject to the rules and regulations of the Designated Stock Exchange and/or any competent regulatory authority.

(4)       The Company may accept the surrender for no consideration of any fully paid share unless, as a result of such surrender, there would no longer be any issued shares of the Company other than shares held as treasury shares.

(5)       No share shall be issued to bearer.

ALTERATION OF CAPITAL

4.                The Company may from time to time by ordinary resolution in accordance with the Act alter the conditions of its Memorandum of Association to:

(a)       increase its capital by such sum, to be divided into shares of such amounts, as the resolution shall prescribe;

(b)       consolidate and divide all or any of its capital into shares of larger amount than its existing shares;

(c)       without prejudice to the powers of the Board under Article 13, divide its shares into several classes and without prejudice to any special rights previously conferred on the holders of existing shares attach thereto respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination by the Company in general meeting, as the Directors may determine provided always that, for the avoidance of doubt, where a class of shares has been authorized by the Company no resolution of the Company in general meeting is required for the issuance of shares of that class and the Directors may issue shares of that class and determine such rights, privileges, conditions or restrictions attaching thereto as aforesaid, and further provided that where the Company issues shares which do not carry voting rights, the words “non-voting” shall appear in the designation of such shares and where the equity capital includes shares with different voting rights, the designation of each class of shares, other than those with the most favourable voting rights, must include the words “restricted voting” or “limited voting”;

(d)       sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association (subject, nevertheless, to the Act), and may by such resolution determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred, deferred or other rights or be subject to any such restrictions as compared with the other or others as the Company has power to attach to unissued or new shares;

(e)       cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person, and diminish the amount of its capital by the amount of the shares so cancelled or, in the case of shares, without par value, diminish the number of shares into which its capital is divided.

5.                The Board may settle as it considers expedient any difficulty which arises in relation to any consolidation and division under the Article 4 and in particular but without prejudice to the generality of the foregoing may issue certificates in respect of fractions of shares or arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale (after deduction of the expenses of such sale) in due proportion amongst the Members who would have been entitled to the fractions, and for this purpose the Board may authorise any person to transfer the shares representing fractions to their purchaser or resolve that such net proceeds be paid to the Company for the Company’s benefit. Such purchaser will not be bound to see to the application of the purchase money nor will his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

Annex C-5

6.                The Company may from time to time by special resolution, subject to any confirmation or consent required by the Act, reduce its share capital or any capital redemption reserve or other undistributable reserve in any manner permitted by law.

7.                Except so far as otherwise provided by the conditions of issue, or by these Articles, any capital raised by the creation of new shares shall be treated as if it formed part of the original capital of the Company, and such shares shall be subject to the provisions contained in these Articles with reference to the payment of calls and instalments, transfer and transmission, forfeiture, lien, cancellation, surrender, voting and otherwise.

SHARE RIGHTS

8.                Subject to the provisions of the Act, the rules and regulations of the Designated Stock Exchange and the Memorandum and Articles of Association and to any special rights conferred on the holders of any shares or class of shares, and without prejudice to Article 13 hereof, any share in the Company (whether forming part of the present capital or not) may be issued with or have attached thereto such rights or restrictions whether in regard to dividend, voting, return of capital or otherwise as the Board may determine, including without limitation on terms that they may be, or at the option of the Company or the holder are, liable to be redeemed on such terms and in such manner, including out of capital, as the Board may deem fit.

9.                Subject to the Act, the rules and regulations of the Designated Stock Exchange and the Memorandum and Articles of Association, and to any special rights conferred on the holders of any shares or attaching to any class of shares, shares may be issued on the terms that may be or at the option of the Company or the holder are, liable to be redeemed on such terms and in such manner, including out of capital, as the Board may deem fit.

10.              Subject to Article 13(1), the Memorandum of Association and any resolution of the Members to the contrary and without prejudice to any special rights conferred thereby on the holders of any other shares or class of shares, the share capital of the Company shall be divided into shares of a single class the holders of which shall, subject to these Articles:

(a)       be entitled to one vote per share;

(b)       be entitled to such dividends as the Board may from time to time declare;

(c)       in the event of a winding up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(d)       generally, be entitled to enjoy all of the rights attaching to shares.

VARIATION OF RIGHTS

11.              Subject to the Act and without prejudice to Article 8, all or any of the special rights for the time being attached to the shares or any class of shares may, unless otherwise provided by the terms of issue of the shares of that class, from time to time (whether or not the Company is being wound up) be varied, modified or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. To every such separate general meeting all the provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply, but so that:

(a)       notwithstanding Article 59 which shall not apply to this Article 11, separate general meetings of the holders of a class or series of shares may be called only by (i) the Chairman of the Board, or (ii) a majority of the entire Board (unless otherwise specifically provided by the terms of issue of the shares of such class or series). Nothing in this Article 11 shall be deemed to give any Member or Members the right to call a class or series meeting;

(b)       the necessary quorum (whether at a separate general meeting or at its adjourned meeting) shall be a person or persons or (in the case of a Member being a corporation) its duly authorized representative together holding or representing by proxy not less than one-third in nominal value or par value of the

Annex C-6

issued shares of that class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Members who are present shall form a quorum (whatever the number of shares held by them));

(c)       every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him; and

(d)       any holder of shares of the class present in person or by proxy or authorised representative may demand a poll.

12.              The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be varied, modified or abrogated by the creation or issue of further shares ranking pari passu therewith.

SHARES

13.          (1)       Subject to the Act, these Articles and, where applicable, the rules and regulations of the Designated Stock Exchange and without prejudice to any special rights or restrictions for the time being attached to any shares or any class of shares, the unissued shares of the Company (whether forming part of the original or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may in its absolute discretion determine but so that no shares shall be issued at a discount to their nominal value. In particular and without prejudice to the generality of the foregoing, the Board is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of preferred shares and to fix the designations, powers, preferences and relative, participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series, dividend rights, conversion rights, redemption privileges, voting powers, full or limited or no voting powers, and liquidation preferences, and to increase or decrease the size of any such class or series (but not below the number of shares of any class or series of preferred shares then outstanding) to the extent permitted by the Act. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any class or series of preferred shares may, to the extent permitted by law, provide that such class or series shall be superior to, rank equally with or be junior to the preferred shares of any other class or series.

(2)       Neither the Company nor the Board shall be obliged, when making or granting any allotment of, offer of, option over or disposal of shares, to make, or make available, any such allotment, offer, option or shares to Members or others with registered addresses in any particular territory or territories being a territory or territories where, in the absence of a registration statement or other special formalities, this would or might, in the opinion of the Board, be unlawful or impracticable. Members affected as a result of the foregoing sentence shall not be, or be deemed to be, a separate class of members for any purpose whatsoever. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any class or series of preferred shares, no vote of the holders of preferred shares or ordinary shares shall be a prerequisite to the issuance of any shares of any class or series of the preferred shares authorized by and complying with the conditions of the Memorandum and Articles of Association.

(3)       The Board may issue options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of shares or securities in the capital of the Company on such terms as it may from time to time determine.

14.              The Company may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by the Act. Subject to the Act, the commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one and partly in the other.

15.              Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any fractional part of a share or (except only as otherwise provided by these Articles or by law) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

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16.              Subject to the Act and these Articles, the Board may at any time after the allotment of shares but before any person has been entered in the Register as the holder, recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Board considers fit to impose.

SHARE CERTIFICATES

17.              Every share certificate shall be issued under the Seal or a facsimile thereof or with the Seal printed thereon and shall specify the number and class and distinguishing numbers (if any) of the shares to which it relates, and the amount paid up thereon and may otherwise be in such form as the Directors may from time to time determine. No certificate shall be issued representing shares of more than one class. The Board may by resolution determine, either generally or in any particular case or cases, that any signatures on any such certificates (or certificates in respect of other securities) need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon.

18.          (1)       In the case of a share held jointly by several persons, the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to one of several joint holders shall be sufficient delivery to all such holders.

(2)       Where a share stands in the names of two or more persons, the person first named in the Register shall as regards service of notices and, subject to the provisions of these Articles, all or any other matters connected with the Company, except the transfer of the shares, be deemed the sole holder thereof.

19.              The Company is not obliged to issue a share certificate to a Member unless the Member requests it in writing from the Company. Every person whose name is entered, upon an allotment of shares, as a Member in the Register shall be entitled without payment, to receive one certificate for all such shares of any one class or several certificates each for one or more of such shares of such class upon payment for every certificate after the first of such reasonable out-of-pocket expenses as the Board from time to time determines.

20.              Share certificates shall be issued within the relevant time limit as prescribed by the Act or as the Designated Stock Exchange may from time to time determine, whichever is the shorter, after allotment or, except in the case of a transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgment of a transfer with the Company. Every share certificate of the Company shall bear legends required under the applicable laws, including the Securities Act.

21.          (1)       Upon every transfer of shares the certificate held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and a new certificate shall be issued to the transferee in respect of the shares transferred to him at such fee as is provided in paragraph (2) of this Article 21. If any of the shares included in the certificate so given up shall be retained by the transferor a new certificate for the balance shall be issued to him at the aforesaid fee payable by the transferor to the Company in respect thereof.

(2)       The fee referred to in paragraph (1) above shall be an amount not exceeding the relevant maximum amount as the Designated Stock Exchange may from time to time determine provided that the Board may at any time determine a lower amount for such fee.

22.              If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed a new certificate representing the same shares may be issued to the relevant Member upon request and on payment of such fee as the Board may determine and, subject to compliance with such terms (if any) as to evidence and indemnity and to payment of the costs and reasonable out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of damage or defacement, on delivery of the old certificate to the Company provided always that where share warrants have been issued, no new share warrant shall be issued to replace one that has been lost unless the Board has determined that the original has been destroyed.

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LIEN

23.              The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share. The Company shall also have a first and paramount lien on every share (not being a fully paid share) registered in the name of a Member (whether or not jointly with other Members) for all amounts of money presently payable by such Member or his estate to the Company whether the same shall have been incurred before or after notice to the Company of any equitable or other interest of any person other than such member, and whether the period for the payment or discharge of the same shall have actually become due or not, and notwithstanding that the same are joint debts or liabilities of such Member or his estate and any other person, whether a Member or not. The Company’s lien on a share shall extend to all dividends or other moneys payable thereon or in respect thereof. The Board may at any time, generally or in any particular case, waive any lien that has arisen or declare any share exempt in whole or in part, from the provisions of this Article 23.

24.              Subject to these Articles, the Company may sell in such manner as the Board determines any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, or the liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged nor until the expiration of fourteen (14) clear days after a notice in writing, stating and demanding payment of the sum presently payable, or specifying the liability or engagement and demanding fulfilment or discharge thereof and giving notice of the intention to sell in default, has been served on the registered holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy.

25.              The net proceeds of the sale shall be received by the Company and applied in or towards payment or discharge of the debt or liability in respect of which the lien exists, so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the person entitled to the share at the time of the sale. To give effect to any such sale the Board may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares so transferred and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

CALLS ON SHARES

26.              Subject to these Articles and to the terms of allotment, the Board may from time to time make calls upon the Members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium), and each Member shall (subject to being given at least fourteen (14) clear days’ Notice specifying the time and place of payment) pay to the Company as required by such notice the amount called on his shares. A call may be extended, postponed or revoked in whole or in part as the Board determines but no Member shall be entitled to any such extension, postponement or revocation except as a matter of grace and favour.

27.              A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed and may be made payable either in one lump sum or by instalments.

28.              A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made. The joint holders of a share shall be jointly and severally liable to pay all calls and instalments due in respect thereof or other moneys due in respect thereof.

29.              If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the amount unpaid from the day appointed for payment thereof to the time of actual payment at such rate (not exceeding twenty per cent. (20%) per annum) as the Board may determine, but the Board may in its absolute discretion waive payment of such interest in whole or in part.

30.              No Member shall be entitled to receive any dividend or bonus or to be present and vote (save as proxy for another Member) at any general meeting either personally or by proxy, or be reckoned in a quorum, or exercise any other privilege as a Member until all calls or instalments due by him to the Company, whether alone or jointly with any other person, together with interest and expenses (if any) shall have been paid.

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31.              On the trial or hearing of any action or other proceedings for the recovery of any money due for any call, it shall be sufficient to prove that the name of the Member sued is entered in the Register as the holder, or one of the holders, of the shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book, and that notice of such call was duly given to the Member sued, in pursuance of these Articles; and it shall not be necessary to prove the appointment of the Directors who made such call, nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

32.              Any amount payable in respect of a share upon allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call duly made and payable on the date fixed for payment and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

33.              On the issue of shares the Board may differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

34.              The Board may, if it thinks fit, receive from any Member willing to advance the same, and either in money or money’s worth, all or any part of the moneys uncalled and unpaid or instalments payable upon any shares held by him and upon all or any of the moneys so advanced (until the same would, but for such advance, become presently payable) pay interest at such rate (if any) as the Board may decide. The Board may at any time repay the amount so advanced upon giving to such Member not less than one (1) month’s Notice of its intention in that behalf, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced. Such payment in advance shall not entitle the holder of such share or shares to participate in respect thereof in a dividend subsequently declared.

FORFEITURE OF SHARES

35.          (1)       If a call remains unpaid after it has become due and payable the Board may give to the person from whom it is due not less than fourteen (14) clear days’ Notice:

(a)       requiring payment of the amount unpaid together with any interest which may have accrued and which may still accrue up to the date of actual payment; and

(b)       stating that if the Notice is not complied with the shares on which the call was made will be liable to be forfeited.

(2)       If the requirements of any such Notice are not complied with, any share in respect of which such Notice has been given may at any time thereafter, before payment of all calls and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect, and such forfeiture shall include all dividends and bonuses declared in respect of the forfeited share but not actually paid before the forfeiture.

36.              When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share. No forfeiture shall be invalidated by any omission or neglect to give such Notice.

37.              The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Articles to forfeiture will include surrender.

38.              Any share so forfeited shall be deemed the property of the Company and may be sold, re-allotted or otherwise disposed of to such person, upon such terms and in such manner as the Board determines, and at any time before a sale, re-allotment or disposition the forfeiture may be annulled by the Board on such terms as the Board determines.

39.              A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares but nevertheless shall remain liable to pay the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares, with (if the Board shall in its discretion so requires) interest thereon from the date of forfeiture until payment at such rate (not exceeding twenty per cent. (20%) per annum) as the Board shall determine. The Board may enforce payment thereof if it thinks fit, and without any deduction or allowance for the value of the forfeited shares, at the date of forfeiture, but his liability shall cease

Annex C-10

if and when the Company shall have received payment in full of all such moneys in respect of the shares. For the purposes of this Article 39 any sum which, by the terms of issue of a share, is payable thereon at a fixed time which is subsequent to the date of forfeiture, whether on account of the nominal value of the share or by way of premium, shall notwithstanding that time has not yet arrived be deemed to be payable at the date of forfeiture, and the same shall become due and payable immediately upon the forfeiture, but interest thereon shall only be payable in respect of any period between the said fixed time and the date of actual payment.

40.              A declaration by a Director or the Secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share, and such declaration shall (subject to the execution of an instrument of transfer by the Company if necessary) constitute a good title to the share, and the person to whom the share is disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the consideration (if any), nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture, sale or disposal of the share. When any share shall have been forfeited, notice of the declaration shall be given to the Member in whose name it stood immediately prior to the forfeiture, and an entry of the forfeiture, with the date thereof, shall forthwith be made in the Register, but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or make any such entry.

41.              Notwithstanding any such forfeiture as aforesaid the Board may at any time, before any shares so forfeited shall have been sold, re-allotted or otherwise disposed of, permit the shares forfeited to be bought back upon the terms of payment of all calls and interest due upon and expenses incurred in respect of the share, and upon such further terms (if any) as it thinks fit.

42.              The forfeiture of a share shall not prejudice the right of the Company to any call already made or instalment payable thereon.

43.              The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

REGISTER OF MEMBERS

44.          (1)       The Company shall keep in one or more books a Register of its Members and shall enter therein the following particulars, that is to say:

(a)       the name and address of each Member, the number and class of shares held by him and the amount paid or agreed to be considered as paid on such shares;

(b)       the date on which each person was entered in the Register; and

(c)       the date on which any person ceased to be a Member.

(2)       The Company may keep an overseas or local or other branch register of Members resident in any place, and the Board may make and vary such regulations as it determines in respect of the keeping of any such register and maintaining a Registration Office in connection therewith.

45.              The Register and branch register of Members, as the case may be, shall be open to inspection for such times and on such days as the Board shall determine by Members without charge or by any other person, upon a maximum payment of $2.50 or such other sum specified by the Board, at the Office or Registration Office or such other place at which the Register is kept in accordance with the Act. The Register including any overseas or local or other branch register of Members may, after compliance with any notice requirements of the Designated Stock Exchange or by any electronic means in such manner as may be accepted by the Designated Stock Exchange to that effect, be closed for inspection at such times or for such periods not exceeding in the whole thirty (30) days in each year as the Board may determine and either generally or in respect of any class of shares.

RECORD DATES

46.              For the purpose of determining the Members entitled to notice of or to vote at any general meeting, or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the

Annex C-11

Board may fix, in advance, a date as the record date for any such determination of Members, which date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other such action.

If the Board does not fix a record date for any general meeting, the record date for determining the Members entitled to a notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if in accordance with these Articles notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The record date for determining the Members for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of the Members of record entitled to notice of or to vote at a meeting of the Members shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

TRANSFER OF SHARES

47.          (1)       Subject to these Articles, any Member may transfer all or any of his shares by an instrument of transfer in the usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the Board and may be under hand or, if the transferor or transferee is a clearing house or a central depository house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Board may approve from time to time.

(2)       Notwithstanding the provisions of subparagraph (1) above, for so long as any shares are listed on the Designated Stock Exchange, titles to such listed shares may be evidenced and transferred in accordance with the laws applicable to and the rules and regulations of the Designated Stock Exchange that are or shall be applicable to such listed shares. The register of members of the Company in respect of its listed shares (whether the Register or a branch register) may be kept by recording the particulars required by Section 40 of the Act in a form otherwise than legible if such recording otherwise complies with the laws applicable to and the rules and regulations of the Designated Stock Exchange that are or shall be applicable to such listed shares.

48.              The instrument of transfer shall be executed by or on behalf of the transferor and the transferee provided that the Board may dispense with the execution of the instrument of transfer by the transferee in any case which it thinks fit in its discretion to do so. Without prejudice to Article 47, the Board may also resolve, either generally or in any particular case, upon request by either the transferor or transferee, to accept mechanically executed transfers. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. Nothing in these Articles shall preclude the Board from recognising a renunciation of the allotment or provisional allotment of any share by the allottee in favour of some other person.

49.          (1)       The Board may, in its absolute discretion, and without giving any reason therefor, refuse to register a transfer of any share (not being a fully paid up share) to a person of whom it does not approve, or any share issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists, and it may also, without prejudice to the foregoing generality, refuse to register a transfer of any share to more than four joint holders or a transfer of any share (not being a fully paid up share) on which the Company has a lien.

(2)       The Board in so far as permitted by any applicable law may, in its absolute discretion, at any time and from time to time transfer any share upon the Register to any branch register or any share on any branch register to the Register or any other branch register. In the event of any such transfer, the shareholder requesting such transfer shall bear the cost of effecting the transfer unless the Board otherwise determines.

(3)       Unless the Board otherwise agrees (which agreement may be on such terms and subject to such conditions as the Board in its absolute discretion may from time to time determine, and which agreement the Board shall, without giving any reason therefor, be entitled in its absolute discretion to give or withhold), no shares upon the Register shall be transferred to any branch register nor shall shares on any branch register be transferred to the Register or any other branch register and all transfers and other documents of title shall be lodged for registration, and registered, in the case of any shares on a branch register, at the relevant Registration Office, and, in the case of any shares on the Register, at the Office or such other place at which the Register is kept in accordance with the Act.

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50.              Without limiting the generality of the Article 49, the Board may decline to recognise any instrument of transfer unless:-

(a)       a fee of such maximum sum as the Designated Stock Exchange may determine to be payable or such lesser sum as the Board may from time to time require is paid to the Company in respect thereof;

(b)       the instrument of transfer is in respect of only one class of share;

(c)       the instrument of transfer is lodged at the Office or such other place at which the Register is kept in accordance with the Act or the Registration Office (as the case may be) accompanied by the relevant share certificate(s) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); and

(d)       if applicable, the instrument of transfer is duly and properly stamped.

51.              If the Board refuses to register a transfer of any share, it shall, within two months after the date on which the transfer was lodged with the Company, send to each of the transferor and transferee notice of the refusal.

52.              The registration of transfers of shares or of any class of shares may, after compliance with any notice requirement of the Designated Stock Exchange, be suspended at such times and for such periods (not exceeding in the whole thirty (30) days in any year) as the Board may determine. The period of thirty (30) days may be extended for a further period or periods not exceeding thirty (30) days in respect of any year if approved by the Members by ordinary resolution.

TRANSMISSION OF SHARES

53.              If a Member dies, the survivor or survivors where the deceased was a joint holder, and his legal personal representatives where he was a sole or only surviving holder, will be the only persons recognised by the Company as having any title to his interest in the shares; but nothing in this Article will release the estate of a deceased Member (whether sole or joint) from any liability in respect of any share which had been solely or jointly held by him.

54.              Any person becoming entitled to a share in consequence of the death or bankruptcy or winding-up of a Member may, upon such evidence as to his title being produced as may be required by the Board, elect either to become the holder of the share or to have some person nominated by him registered as the transferee thereof. If he elects to become the holder he shall notify the Company in writing either at the Registration Office or the Office, as the case may be, to that effect. If he elects to have another person registered he shall execute a transfer of the share in favour of that person. The provisions of these Articles relating to the transfer and registration of transfers of shares shall apply to such notice or transfer as aforesaid as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer signed by such Member.

55.              A person becoming entitled to a share by reason of the death or bankruptcy or winding-up of a Member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share. However, the Board may, if it thinks fit, withhold the payment of any dividend payable or other advantages in respect of such share until such person shall become the registered holder of the share or shall have effectually transferred such share, but, subject to the requirements of Article 76(2) being met, such a person may vote at meetings.

UNTRACEABLE MEMBERS

56.          (1)       Without prejudice to the rights of the Company under paragraph (2) of this Article 56, the Company may cease sending cheques for dividend entitlements or dividend warrants by post if such cheques or warrants have been left uncashed on two consecutive occasions. However, the Company may exercise the power to cease sending cheques for dividend entitlements or dividend warrants after the first occasion on which such a cheque or warrant is returned undelivered.

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(2)       The Company shall have the power to sell, in such manner as the Board thinks fit, any shares of a Member who is untraceable, but no such sale shall be made unless:

(a)       all cheques or warrants in respect of dividends of the shares in question, being not less than three in total number, for any sum payable in cash to the holder of such shares in respect of them sent during the relevant period in the manner authorised by the Articles have remained uncashed;

(b)       so far as it is aware at the end of the relevant period, the Company has not at any time during the relevant period received any indication of the existence of the Member who is the holder of such shares or of a person entitled to such shares by death, bankruptcy or operation of law; and

(c)       the Company, if so required by the rules governing the listing of shares on the Designated Stock Exchange, has given notice to, and caused advertisement in newspapers to be made in accordance with the requirements of, the Designated Stock Exchange of its intention to sell such shares in the manner required by the Designated Stock Exchange, and a period of three (3) months or such shorter period as may be allowed by the Designated Stock Exchange has elapsed since the date of such advertisement.

For the purpose of the foregoing, the “relevant period” means the period commencing twelve (12) years before the date of publication of the advertisement referred to in paragraph (c) of this Article and ending at the expiry of the period referred to in that paragraph.

(3)       To give effect to any such sale the Board may authorise some person to transfer the said shares and an instrument of transfer signed or otherwise executed by or on behalf of such person shall be as effective as if it had been executed by the registered holder or the person entitled by transmission to such shares, and the purchaser shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of the sale will belong to the Company and upon receipt by the Company of such net proceeds it shall become indebted to the former Member for an amount equal to such net proceeds. No trust shall be created in respect of such debt and no interest shall be payable in respect of it and the Company shall not be required to account for any money earned from the net proceeds which may be employed in the business of the Company or as it thinks fit. Any sale under this Article shall be valid and effective notwithstanding that the Member holding the shares sold is dead, bankrupt or otherwise under any legal disability or incapacity.

GENERAL MEETINGS

57.              Unless required by the Statute, the Company shall not be required in each year to hold a general meeting as its annual general meeting. If so required, then an annual general meeting of the Company shall be held in each year at such time and place as may be determined by the Board and shall specify the meeting as such in the notices calling it.

58.              Each general meeting, other than an annual general meeting, shall be called an extraordinary general meeting. All General meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world and at one or more locations as provided in Article 65A, as a hybrid meeting or as an electronic meeting, as may be determined by the Board in its absolute discretion.

59.A majority of the Board or the Chairman of the Board may call extraordinary general meetings, which extraordinary general meetings shall be held at such times and locations (as permitted hereby) as such person or persons shall determine.

NOTICE OF GENERAL MEETINGS

60.          (1)       An annual general meeting and any extraordinary general meeting may be called by not less than ten (10) clear days’ Notice but a general meeting may be called by shorter notice, subject to the Act, if it is so agreed:

(a)       in the case of a meeting called as an annual general meeting, by all the Members entitled to attend and vote thereat; and

Annex C-14

(b)       in the case of any other meeting, by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than ninety-five per cent. (95%) in nominal value of the issued shares giving that right.

(2)       The notice shall specify (a) the time and place of the meeting, (b) save for an electronic meeting, the place of the meeting and if there is more than one meeting location as determined by the Board pursuant to Article 65A, the principal place of the meeting (the “Principal Meeting Place”), (c) if the general meeting is to be a hybrid meeting or an electronic meeting, the Notice shall include a statement to that effect and with details of the electronic facilities for attendance and participation by electronic means at the meeting or where such details will be made available by the Company prior to the meeting, and (d) in case of special business, the general nature of the business. The notice convening an annual general meeting shall specify the meeting as such. Notice of every general meeting shall be given to all Members other than to such Members as, under the provisions of these Articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the Company, to all persons entitled to a share in consequence of the death or bankruptcy or winding-up of a Member and to each of the Directors.

61.              The accidental omission to give Notice of a meeting or (in cases where instruments of proxy are sent out with the Notice) to send such instrument of proxy to, or the non-receipt of such Notice or such instrument of proxy by, any person entitled to receive such Notice shall not invalidate any resolution passed or the proceedings at that meeting.

PROCEEDINGS AT GENERAL MEETINGS

62.          (1)       All business shall be deemed special that is transacted at an extraordinary general meeting, and also all business that is transacted at an annual general meeting (if one is required to be held by the Statute), with the exception of:

(a)       the declaration and sanctioning of dividends;

(b)       consideration and adoption of the accounts and balance sheet and the reports of the Directors and Auditors and other documents required to be annexed to the balance sheet; and

(c)       the election of Directors.

(2)       No business other than the appointment of a chairman of a meeting shall be transacted at any general meeting unless a quorum is present at the commencement of the business. At any general meeting of the Company, two (2) Members entitled to vote and present in person or by proxy or (in the case of a Member being a corporation) by its duly authorised representative representing not less than one-third in nominal value of the total issued voting shares in the Company throughout the meeting shall form a quorum for all purposes.

63.              If within thirty (30) minutes (or such longer time not exceeding one hour as the chairman of the meeting may determine to wait) after the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week at the same time and (where applicable) same place(s) or to such time and (where applicable) such place(s) and in such form and manner referred to in Article 58 as the Board may absolutely determine. If at such adjourned meeting a quorum is not present within half an hour from the time appointed for holding the meeting, the meeting shall be dissolved.

64.          (1)       The Chairman of the Board shall preside as chairman at every general meeting. If at any meeting the chairman is not present within fifteen (15) minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present shall choose one of their number to act, or if one Director only is present he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, or if the chairman chosen shall retire from the chair, the Members present in person or by its duly authorised representative or by proxy and entitled to vote shall elect one of their number to be chairman.

(2)       If the chairman of a general meeting is participating in the general meeting using an electronic facility or facilities and becomes unable to participate in the general meeting using such electronic facility or facilities, another person (determined in accordance with Article 64(1) above) shall preside as chairman of the meeting unless and until the original chairman of the meeting is able to participate in the general meeting using the electronic facility or facilities

Annex C-15

65.              The chairman may adjourn the meeting from time to time (or indefinitely) and/or from place to place(s) and/or from one form to another (a physical meeting, a hybrid meeting or an electronic meeting), but no business shall be transacted at any adjournedmeeting other than the business which might lawfully have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for fourteen (14) days or more, at least seven (7) clear days’ notice of the adjourned meeting shall be given specifying the time and place of the adjourned meeting but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting and the general nature of the business to be transacted. Save as aforesaid, it shall be unnecessary to give notice of an adjournment.

65A.        (1)       The Board may, at its absolute discretion, arrange for persons entitled to attend a general meeting to do so by simultaneous attendance and participation by means of electronic facilities at such location or locations (“Meeting Location(s)”) determined by the Board at its absolute discretion. Any Member or any proxy attending and participating in such way or any Member or proxy attending and participating in an electronic meeting or a hybrid meeting by means of electronic facilities is deemed to be present at and shall be counted in the quorum of the meeting.

(2)       All general meetings are subject to the following and, where appropriate, all references to a “Member” or “Members” in this sub-paragraph (2) shall include a proxy or proxies respectively:

(a)       where a Member is attending a Meeting Location and/or in the case of a hybrid meeting, the meeting shall be treated as having commenced if it has commenced at the Principal Meeting Place;

(b)       Members present in person or by proxy at a Meeting Location and/or Members attending and participating in an electronic meeting or a hybrid meeting by means of electronic facilities shall be counted in the quorum for and entitled to vote at the meeting in question, and that meeting shall be duly constituted and its proceedings valid provided that the chairman of the meeting is satisfied that adequate electronic facilities are available throughout the meeting to ensure that Members at all Meeting Locations and Members participating in an electronic meeting or a hybrid meeting by means of electronic facilities are able to participate in the business for which the meeting has been convened;

(c)       where Members attend a meeting by being present at one of the Meeting Locations and/or where Members participating in an electronic meeting or a hybrid meeting by means of electronic facilities, a failure (for any reason) of the electronic facilities or communication equipment, or any other failure in the arrangements for enabling those in a Meeting Location other than the Principal Meeting Place to participate in the business for which the meeting has been convened or in the case of an electronic meeting or a hybrid meeting, the inability of one or more Members or proxies to access, or continue to access, the electronic facilities despite adequate electronic facilities having been made available by the Company, shall not affect the validity of the meeting or the resolutions passed, or any business conducted there or any action taken pursuant to such business provided that there is a quorum present throughout the meeting.

(d)       if any of the Meeting Locations is not in the same jurisdiction as the Principal Meeting Place and/or in the case of a hybrid meeting, the provisions of these Articles concerning the service and giving of Notice for the meeting, and the time for lodging proxies, shall apply by reference to the Principal Meeting Place; and in the case of an electronic meeting, the time for lodging proxies shall be as stated in the Notice for the meeting.

65B. The Board and, at any general meeting, the chairman of the meeting may from time to time make arrangements for managing attendance and/or participation and/or voting at the Principal Meeting Place, any Meeting Location(s) and/or participation in an electronic meeting or a hybrid meeting by means of electronic facilities (whether involving the issue of tickets or some other means of identification, passcode, seat reservation, electronic voting or otherwise) as it shall in its absolute discretion consider appropriate, and may from time to time change any such arrangements, provided that a Member who, pursuant to such arrangements, is not entitled to attend, in person or by proxy, at any Meeting Location shall be entitled so to attend at one of the other Meeting Locations; and the entitlement of any Member so to attend the meeting or adjourned meeting or postponed meeting at such Meeting Location or Meeting Locations shall be subject to any such arrangement as may be for the time being in force and by the Notice of meeting or adjourned meeting or postponed meeting stated to apply to the meeting.

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65C.     If it appears to the chairman of the general meeting that:

(a)       the electronic facilities at the Principal Meeting Place or at such other Meeting Location(s) at which the meeting may be attended have become inadequate for the purposes referred to in Article 65A(1) or are otherwise not sufficient to allow the meeting to be conducted substantially in accordance with the provisions set out in the Notice of the meeting; or

(b)       in the case of an electronic meeting or a hybrid meeting, electronic facilities being made available by the Company have become inadequate; or

(c)       it is not possible to ascertain the view of those present or to give all persons entitled to do so a reasonable opportunity to communicate and/or vote at the meeting; or

(d)       there is violence or the threat of violence, unruly behaviour or other disruption occurring at the meeting or it is not possible to secure the proper and orderly conduct of the meeting;

then, without prejudice to any other power which the chairman of the meeting may have under these Articles or at common law, the chairman may, at his/her absolute discretion, without the consent of the meeting, and before or after the meeting has started and irrespective of whether a quorum is present, interrupt or adjourn the meeting (including adjournment for indefinite period). All business conducted at the meeting up to the time of such adjournment shall be valid.

65D.            The Board and, at any general meeting, the chairman of the meeting may make any arrangement and impose any requirement or restriction the Board or the chairman of the meeting, as the case may be, considers appropriate to ensure the security and orderly conduct of a meeting (including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place, determining the number and frequency of and the time allowed for questions that may be raised at a meeting). Members shall also comply with all requirements or restrictions imposed by the owner of the premises at which the meeting is held. Any decision made under this Article shall be final and conclusive and a person who refuses to comply with any such arrangements, requirements or restrictions may be refused entry to the meeting or ejected (physically or electronically) from the meeting.

65E.            If, after the sending of Notice of a general meeting but before the meeting is held, or after the adjournment of a meeting but before the adjourned meeting is held (whether or not Notice of the adjourned meeting is required), the Directors, in their absolute discretion, consider that it is inappropriate, impracticable, unreasonable or undesirable for any reason to hold the general meeting on the date or at the time or place or by means of electronic facilities specified in the Notice calling the meeting, they may change or postpone the meeting to another date, time and/or place and/or change the electronic facilities and/or change the form of the meeting (a physical meeting, an electronic meeting or a hybrid meeting) without approval from the Members. Without prejudice to the generality of the foregoing, the Directors shall have the power to provide in every Notice calling a general meeting the circumstances in which a postponement of the relevant general meeting may occur automatically without further notice, including without limitation where a number 8 or higher typhoon signal, black rainstorm warning or other similar event is in force at any time on the day of the meeting. This Article shall be subject to the following:

(a)       when a meeting is so postponed, the Company shall endeavour to post a Notice of such postponement on the Company’s website as soon as practicable (provided that failure to post such a Notice shall not affect the automatic postponement of a meeting);

(b)       when only the form of the meeting or electronic facilities specified in the Notice are changed, the Board shall notify the Members of details of such change in such manner as the Board may determine;

(c)       when a meeting is postponed or changed in accordance with this Article, subject to and without prejudice to Article 65, unless already specified in the original Notice of the meeting, the Board shall fix the date, time, place (if applicable) and electronic facilities (if applicable) for the postponed or changed meeting and shall notify the Members of such details in such manner as the Board may determine; further all proxy forms shall be valid (unless revoked or replaced by a new proxy) if they are received as required by these Articles not less than 48 hours before the time of the postponed meeting; and

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(d)       Notice of the business to be transacted at the postponed or changed meeting shall not be required, nor shall any accompanying documents be required to be recirculated, provided that the business to be transacted at the postponed or changed meeting is the same as that set out in the original Notice of general meeting circulated to the Members.

65F.      All persons seeking to attend and participate in an electronic meeting or a hybrid meeting shall be responsible for maintaining adequate facilities to enable them to do so. Subject to Article 65C, any inability of a person or persons to attend or participate in a general meeting by way of electronic facilities shall not invalidate the proceedings of and/or resolutions passed at that meeting.

65G.    Without prejudice to other provisions in Article 65, a physical meeting may also be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting

66.              If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a special resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

VOTING

67.              Holders of ordinary shares have the right to receive notice of, attend, speak and vote at general meetings of the Company. Subject to any special rights or restrictions as to voting for the time being attached to any shares by or in accordance with these Articles, at any general meeting on a show of hands every Member present in person (or being a corporation, is present by a duly authorised representative), or by proxy shall have one vote and on a poll every Member present in person or by proxy or, in the case of a Member being a corporation, by its duly authorised representative shall have one vote for every fully paid share of which he is the holder but so that no amount paid up or credited as paid up on a share in advance of calls or instalments is treated for the foregoing purposes as paid up on the share. Notwithstanding anything contained in these Articles, where more than one proxy is appointed by a Member which is a clearing house or a central depository house (or its nominee(s)), each such proxy shall have one vote on a show of hands. A resolution put to the vote of a meeting shall be decided by way of a poll save that in the case of a physical meeting, the chairman of the meeting may decide that a vote be on a show of hands unless voting by way of a poll is required by the rules and regulations of the Designated Stock Exchange or (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded:

(a)       by at least three Members present in person or (in the case of a Member being a corporation) by its duly authorised representative or by proxy for the time being entitled to vote at the meeting; or

(b)       by a Member or Members present in person or (in the case of a Member being a corporation) by its duly authorised representative or by proxy and representing not less than one tenth of the total voting rights of all Members having the right to vote at the meeting; or

(c)       by a Member or Members present in person or (in the case of a Member being a corporation) by its duly authorised representative or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all shares conferring that right.

A demand by a person as proxy for a Member or in the case of a Member being a corporation by its duly authorised representative shall be deemed to be the same as a demand by a Member. Votes (whether on a show of hands or by way of poll) may be cast by such means, electronic or otherwise, as the Directors or the chairman of the meeting may determine.

68.              Unless a poll is duly demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or not carried by a particular majority, or lost, and an entry to that effect made in the minute book of the Company, shall be conclusive evidence of the facts without proof of the number or proportion of the votes recorded for or against the resolution.

Annex C-18

69.              If a poll is duly demanded the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The Company shall only be required to disclose the voting figures on a poll if such disclosure is required by the rules and regulations of the Designated Stock Exchange.

70.              A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner (including the use of ballot or voting papers or tickets) and either forthwith or at such time (being not later than thirty (30) days after the date of the demand) and place as the chairman directs. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll not taken immediately.

71.              The demand for a poll shall not prevent the continuance of a meeting or the transaction of any business other than the question on which the poll has been demanded, and, with the consent of the chairman, it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

72.              On a poll votes may be given either personally or by proxy.

73.              A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

74.              All questions submitted to a meeting shall be decided by a simple majority of votes except where a greater majority is required by these Articles, by the Act or the rules and regulations of the Designated Stock Exchange. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of such meeting shall be entitled to a second or casting vote in addition to any other vote he may have.

75.              Where there are joint holders of any share any one of such joint holders may vote, either in person or by proxy, in respect of such share as if he were solely entitled thereto, but if more than one of such joint holders be present at any meeting the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding. Several executors or administrators of a deceased Member in whose name any share stands shall for the purposes of this Article be deemed joint holders thereof.

76.          (1)       A Member who is a patient for any purpose relating to mental health or in respect of whom an order has been made by any court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such court, and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as if he were the registered holder of such shares for the purposes of general meetings, provided that such evidence as the Board may require of the authority of the person claiming to vote shall have been deposited at the Office, head office or Registration Office, as appropriate, not less than forty-eight (48) hours before the time appointed for holding the meeting, or adjourned meeting or postponed meeting, or poll, as the case may be.

(2)       Any person entitled under Article 54 to be registered as the holder of any shares may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such shares, provided that forty-eight (48) hours at least before the time of the holding of the meeting or adjourned meeting or postponed meeting, as the case may be, at which he proposes to vote, he shall satisfy the Board of his entitlement to such shares, or the Board shall have previously admitted his right to vote at such meeting in respect thereof.

77.              No Member shall, unless the Board otherwise determines, be entitled to attend and vote and to be reckoned in a quorum at any general meeting unless he is duly registered and all calls or other sums presently payable by him in respect of shares in the Company have been paid.

78.              If:

(a)       any objection shall be raised to the qualification of any voter; or

(b)       any votes have been counted which ought not to have been counted or which might have been rejected; or

(c)       any votes are not counted which ought to have been counted;

Annex C-19

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

PROXIES

79.              Any Member entitled to attend and vote at a meeting of the Company shall be entitled to appoint another person as his proxy to attend and vote instead of him. A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf at a general meeting of the Company or at a class meeting. A proxy need not be a Member. In addition, a proxy or proxies representing either a Member who is an individual or a Member which is a corporation shall be entitled to exercise the same powers on behalf of the Member which he or they represent as such Member could exercise.

80.              The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same. In the case of an instrument of proxy purporting to be signed on behalf of a corporation by an officer thereof it shall be assumed, unless the contrary appears, that such officer was duly authorised to sign such instrument of proxy on behalf of the corporation without further evidence of the facts.

81.          (1)       The Company may, at its absolute discretion, provide an electronic address for the receipt of any document or information relating to proxies for a general meeting (including any instrument of proxy or invitation to appoint a proxy, any document necessary to show the validity of, or otherwise relating to, an appointment of proxy (whether or not required under these Articles) and notice of termination of the authority of a proxy). If such an electronic address is provided, the Company shall be deemed to have agreed that any such document or information (relating to proxies as aforesaid) may be sent by electronic means to that address, subject as hereafter provided and subject to any other limitations or conditions specified by the Company when providing the address. Without limitation, the Company may from time to time determine that any such electronic address may be used generally for such matters or specifically for particular meetings or purposes and, if so, the Company may provide different electronic addresses for different purposes. The Company may also impose any conditions on the transmission of and its receipt of such electronic communications including, for the avoidance of doubt, imposing any security or encryption arrangements as may be specified by the Company. If any document or information required to be sent to the Company under this Article is sent to the Company by electronic means, such document or information is not treated as validly delivered to or deposited with the Company if the same is not received by the Company at its designated electronic address provided in accordance with this Article or if no electronic address is so designated by the Company for the receipt of such document or information.

(2)       The instrument appointing a proxy and (if required by the Board) the power of attorney or other authority (if any) under which it is signed, or a certified copy of such power or authority, shall be delivered to such place or one of such places (if any) as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the meeting (or, if no place is so specified at the Registration Office or the Office, as may be appropriate) , or if the Company has provided an electronic address in accordance with the preceding paragraph, shall be received at the electronic address specified, not less than forty-eight (48) hours before the time appointed for holding the meeting, the postponed meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, not less than twenty-four (24) hours before the time appointed for the taking of the poll and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of twelve (12) months from the date named in it as the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within twelve (12) months from such date. Delivery of an instrument appointing a proxy shall not preclude a Member from attending and voting at the meeting convened and in such event, the instrument appointing a proxy shall be deemed to be revoked.

82.              Instruments of proxy shall be in any common form or in such other form as the Board may approve (provided that this shall not preclude the use of the two-way form) and the Board may, if it thinks fit, send out with the notice of any meeting forms of instrument of proxy for use at the meeting. The instrument of proxy shall be

Annex C-20

deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless the contrary is stated therein, be valid as well for any adjournment or postponement of the meeting as for the meeting to which it relates. The Board may decide, either generally or in any particular case, to treat a proxy appointment as valid notwithstanding that the appointment or any of the information required under these Articles has not been received in accordance with the requirements of these Articles. Subject to aforesaid, if the proxy appointment and any of the information required under these Articles is not received in the manner set out in these Articles, the appointee shall not be entitled to vote in respect of the shares in question.

83.              A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Office or the Registration Office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other document sent therewith) two (2) hours at least before the commencement of the meeting, the postponed meeting or adjourned meeting, or the taking of the poll, at which the instrument of proxy is used.

84.              Anything which under these Articles a Member may do by proxy he may likewise do by his duly appointed attorney and the provisions of these Articles relating to proxies and instruments appointing proxies shall apply mutatis mutandis in relation to any such attorney and the instrument under which such attorney is appointed.

CORPORATIONS ACTING BY REPRESENTATIVES

85.           (1)       Any corporation which is a Member may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or at any meeting of any class of Members. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual Member and such corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present thereat.

(2)       If a clearing house (or its nominee(s)) or a central depository entity (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it thinks fit to act as its representatives at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the clearing house or a central depository entity (or its nominee(s)) as if such person was the registered holder of the shares of the Company held by the clearing house or a central depository entity (or its nominee(s)) including the right to vote individually on a show of hands.

(3)       Any reference in these Articles to a duly authorised representative of a Member being a corporation shall mean a representative authorised under the provisions of this Article.

NO ACTION BY WRITTEN RESOLUTIONS OF MEMBERS

86.              Any action required or permitted to be taken at any annual or extraordinary general meetings of the Company may be taken only upon the vote of the Members at an annual or extraordinary general meeting duly noticed and convened in accordance with these Articles and the Act and may not be taken by written resolution of Members without a meeting.

BOARD OF DIRECTORS

87.          (1)       Unless otherwise determined by the Company in general meeting, the number of Directors shall not be less than one (1). There shall be no maximum number of Directors unless otherwise determined from time to time by the Board. For so long as the shares are listed on the Designated Stock Exchange, the Directors shall include such number of Independent Directors as applicable law, rules or regulations or the Designated Stock Exchange require, unless the Board resolves to follow any available exceptions or exemptions. The Directors shall be elected or appointed in accordance with Article 87 and 88 and shall hold office until the expiration of his term or until their successors are elected or appointed.

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(2)       Subject to the Articles and the Act, the Company may by ordinary resolution elect any person to be a Director either to fill a casual vacancy or as an addition to the existing Board.

(3)       The Directors shall have the power from time to time and at any time to appoint any person as a Director to fill a casual vacancy on the Board or as an addition to the existing Board subject to the Company’s compliance with director nomination procedures required under the rules and regulations of the Designated Stock Exchange as long as shares are listed on the Designated Stock Exchange, unless the Board resolves to follow any available exceptions or exemptions.

(4)       No Director shall be required to hold any shares of the Company by way of qualification and a Director who is not a Member shall be entitled to receive notice of and to attend and speak at any general meeting of the Company and of all classes of shares of the Company.

(5)       Subject to any provision to the contrary in these Articles, a Director may be removed by way of an ordinary resolution of the Members at any time before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under any such agreement).

(6)       A vacancy on the Board created by the removal of a Director under the provisions of subparagraph (5) above may be filled by the election or appointment by ordinary resolution of the Members at the meeting at which such Director is removed or by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting.

(7)       The Company may from time to time in general meeting by ordinary resolution increase or reduce the number of Directors but so that the number of Directors shall never be less than one (1).

DISQUALIFICATION OF DIRECTORS

88.              The office of a Director shall be vacated if the Director:

(1)       resigns his office by notice in writing delivered to the Company at the Office or tendered at a meeting of the Board;

(2)       becomes of unsound mind or dies;

(3)       without special leave of absence from the Board, is absent from meetings of the Board for three consecutive meetings and the Board resolves that his office be vacated;

(4)       becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors;

(5)       is prohibited by law from being a Director; or

(6)       ceases to be a Director by virtue of any provision of the Statutes or is removed from office pursuant to these Articles.

EXECUTIVE DIRECTORS

89.              The Board may from time to time appoint any one or more of its body to be a managing director, joint managing director or deputy managing director or to hold any other employment or executive office with the Company for such period (subject to their continuance as Directors) and upon such terms as the Board may determine and the Board may revoke or terminate any of such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director. A Director appointed to an office under this Article 91 shall be subject to the same provisions as to removal as the other Directors of the Company, and he shall (subject to the provisions of any contract between him and the Company) ipso facto and immediately cease to hold such office if he shall cease to hold the office of Director for any cause.

Annex C-22

90.              Notwithstanding Articles 95, 96, 97 and 98, an executive director appointed to an office under Article 89 hereof shall receive such remuneration (whether by way of salary, commission, participation in profits or otherwise or by all or any of those modes) and such other benefits (including pension and/or gratuity and/or other benefits on retirement) and allowances as the Board may from time to time determine, and either in addition to or in lieu of his remuneration as a Director.

ALTERNATE DIRECTORS

91.              Any Director may at any time by Notice delivered to the Office or head office or at a meeting of the Directors appoint any person (including another Director) to be his alternate Director. Any person so appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present. An alternate Director may be removed at any time by the body which appointed him and, subject thereto, the office of alternate Director shall continue until the happening of any event which, if he were a Director, would cause him to vacate such office or if his appointer ceases for any reason to be a Director. Any appointment or removal of an alternate Director shall be effected by Notice signed by the appointor and delivered to the Office or head office or tendered at a meeting of the Board. An alternate Director may also be a Director in his own right and may act as alternate to more than one Director. An alternate Director shall, if his appointor so requests, be entitled to receive notices of meetings of the Board or of committees of the Board to the same extent as, but in lieu of, the Director appointing him and shall be entitled to such extent to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to exercise and discharge all the functions, powers and duties of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he were a Director save that as an alternate for more than one Director his voting rights shall be cumulative.

92.              An alternate Director shall only be a Director for the purposes of the Act and shall only be subject to the provisions of the Act insofar as they relate to the duties and obligations of a Director when performing the functions of the Director for whom he is appointed in the alternative and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for the Director appointing him. An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company any fee in his capacity as an alternate Director except only such part, if any, of the remuneration otherwise payable to his appointor as such appointor may by Notice to the Company from time to time direct.

93.              Every person acting as an alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). If his appointor is for the time being absent from the People’s Republic of China or otherwise not available or unable to act, the signature of an alternate Director to any resolution in writing of the Board or a committee of the Board of which his appointor is a member shall, unless the notice of his appointment provides to the contrary, be as effective as the signature of his appointor.

94.              An alternate Director shall ipso facto cease to be an alternate Director if his appointor ceases for any reason to be a Director, however, such alternate Director or any other person may be re-appointed by the Directors to serve as an alternate Director.

DIRECTORS’ FEES AND EXPENSES

95.              The Directors shall receive such remuneration as the Board may from time to time determine. Each Director shall be entitled to be repaid or prepaid all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred by him in attending meetings of the Board or committees of the board or general meetings or separate meetings of any class of shares or of debenture of the Company or otherwise in connection with the discharge of his duties as a Director.

96.              Each Director shall be entitled to be repaid or prepaid all travelling, hotel and incidental expenses reasonably incurred or expected to be incurred by him in attending meetings of the Board or committees of the Board or general meetings or separate meetings of any class of shares or of debentures of the Company or otherwise in connection with the discharge of his duties as a Director.
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97.              Any Director who, by request, goes or resides abroad for any purpose of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine and such extra remuneration shall be in addition to or in substitution for any ordinary remuneration provided for by or pursuant to any other Article.

98.              The Board shall determine any payment to any Director or past Director of the Company by way of compensation for loss of office, or as consideration for or in connection with his retirement from office (not being payment to which the Director is contractually entitled).

DIRECTORS’ INTERESTS

99.              A Director may:

(a)       hold any other office or place of profit with the Company (except that of Auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine. Any remuneration (whether by way of salary, commission, participation in profits or otherwise) paid to any Director in respect of any such other office or place of profit shall be in addition to any remuneration provided for by or pursuant to any other Article;

(b)       act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor) and he or his firm may be remunerated for professional services as if he were not a Director;

(c)       continue to be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any other company promoted by the Company or in which the Company may be interested as a vendor, shareholder or otherwise and (unless otherwise agreed) no such Director shall be accountable for any remuneration, profits or other benefits received by him as a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of or from his interests in any such other company. Subject as otherwise provided by these Articles the Directors may exercise or cause to be exercised the voting powers conferred by the shares in any other company held or owned by the Company, or exercisable by them as Directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, managing directors, joint managing directors, deputy managing directors, executive directors, managers or other officers of such company) or voting or providing for the payment of remuneration to the director, managing director, joint managing director, deputy managing director, executive director, manager or other officers of such other company and any Director may vote in favour of the exercise of such voting rights in manner aforesaid notwithstanding that he may be, or about to be, appointed a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer of such a company, and that as such he is or may become interested in the exercise of such voting rights in manner aforesaid.

Notwithstanding the foregoing, no Independent Director shall without the consent of the Audit Committee take any of the foregoing actions or any other action that would reasonably be likely to affect such Director’s status as an Independent Director.

100.            Subject to the Act and to these Articles, no Director or proposed or intending Director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatsoever, nor shall any such contract or any other contract or arrangement in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company or the Members for any remuneration, profit or other benefits realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established provided that such Director shall disclose the nature of his interest in any contract or arrangement in which he is interested in accordance with Article 101 herein. Any such transaction that would reasonably be likely to affect a Director’s status as an Independent Director, or that would constitute a “related party transaction” as defined by the rules and regulations of the Designated Stock Exchange or under applicable laws, shall require the approval of the Audit Committee.

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101.            A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the meeting of the Board at which the question of entering into the contract or arrangement is first considered, if he knows his interest then exists, or in any other case at the first meeting of the Board after he knows that he is or has become so interested. For the purposes of this Article, a general Notice to the Board by a Director to the effect that:

(a)       he is a member or officer of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the Notice be made with that company or firm; or

(b)       he is to be regarded as interested in any contract or arrangement which may after the date of the Notice be made with a specified person who is connected with him;

shall be deemed to be a sufficient declaration of interest under this Article in relation to any such contract or arrangement, provided that no such Notice shall be effective unless either it is given at a meeting of the Board or the Director takes reasonable steps to secure that it is brought up and read at the next Board meeting after it is given.

102.            Following a declaration being made pursuant to the last preceding two Articles, subject to any separate requirement for Audit Committee approval under applicable law or the rules and regulations of the Designated Stock Exchange, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

GENERAL POWERS OF THE DIRECTORS

103.        (1)       The business of the Company shall be managed and conducted by the Board, which may pay all expenses incurred in forming and registering the Company and may exercise all powers of the Company (whether relating to the management of the business of the Company or otherwise) which are not by the Statutes or by these Articles required to be exercised by the Company in general meeting, subject nevertheless to the provisions of the Statutes and of these Articles and to such regulations being not inconsistent with such provisions, as may be prescribed by the Company in general meeting, but no regulations made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if such regulations had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.

(2)       Any person contracting or dealing with the Company in the ordinary course of business shall be entitled to rely on any written or oral contract or agreement or deed, document or instrument entered into or executed as the case may be by any one Director on behalf of the Company and the same shall be deemed to be validly entered into or executed by the Company as the case may be and shall, subject to any rule of law, be binding on the Company.

(3)       Without prejudice to the general powers conferred by these Articles it is hereby expressly declared that the Board shall have the following powers:

(a)       to give to any person the right or option of requiring at a future date that an allotment shall be made to him of any share at par or at such premium as may be agreed;

(b)       to give to any Directors, officers or employees of the Company an interest in any particular business or transaction or participation in the profits thereof or in the general profits of the Company either in addition to or in substitution for a salary or other remuneration; and

(c)       to resolve that the Company be deregistered in the Cayman Islands and continued in a named jurisdiction outside the Cayman Islands subject to the provisions of the Act.

104.            The Board may establish any regional or local boards or agencies for managing any of the affairs of the Company in any place, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration (either by way of salary or by commission or by conferring the right to

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participation in the profits of the Company or by a combination of two or more of these modes) and pay the working expenses of any staff employed by them upon the business of the Company. The Board may delegate to any regional or local board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the Board (other than its powers to make calls and forfeit shares), with power to sub-delegate, and may authorise the members of any of them to fill any vacancies therein and to act notwithstanding vacancies. Any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person appointed as aforesaid, and may revoke or vary such delegation, but no person dealing in good faith and without notice of any such revocation or variation shall be affected thereby.

105.            The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. Such attorney or attorneys may, if so authorised under the Seal of the Company, execute any deed or instrument under their personal seal with the same effect as the affixation of the Company’s Seal.

106.            The Board may entrust to and confer upon a managing director, joint managing director, deputy managing director, an executive director or any Director any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

107.            All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine. The Company’s banking accounts shall be kept with such banker or bankers as the Board shall from time to time determine.

108.        (1)       The Board may establish or concur or join with other companies (being subsidiary companies of the Company or companies with which it is associated in business) in establishing and making contributions out of the Company’s moneys to any schemes or funds for providing pensions, sickness or compassionate allowances, life assurance or other benefits for employees (which expression as used in this and the following paragraph shall include any Director or ex-Director who may hold or have held any executive office or any office of profit under the Company or any of its subsidiary companies) and ex-employees of the Company and their dependants or any class or classes of such person.

(2)       The Board may pay, enter into agreements to pay or make grants of revocable or irrevocable pensions or other benefits to employees and ex-employees and their dependants, or to any of such persons, including pensions or benefits additional to those, if any, to which such employees or ex-employees or their dependants are or may become entitled under any such scheme or fund as mentioned in the last preceding paragraph. Any such pension or benefit may, as the Board considers desirable, be granted to an employee either before and in anticipation of or upon or at any time after his actual retirement, and may be subject or not subject to any terms or conditions as the Board may determine.

BORROWING POWERS

109.            The Board may exercise all the powers of the Company to raise or borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and, subject to the Act, to issue debentures, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

110.            Debentures, bonds and other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued.

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111.            Any debentures, bonds or other securities may be issued at a discount (other than shares), premium or otherwise and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of Directors and otherwise.

112.        (1)       Where any uncalled capital of the Company is charged, all persons taking any subsequent charge thereon shall take the same subject to such prior charge, and shall not be entitled, by notice to the Members or otherwise, to obtain priority over such prior charge.

(2)       The Board shall cause a proper register to be kept, in accordance with the provisions of the Act, of all charges specifically affecting the property of the Company and of any series of debentures issued by the Company and shall duly comply with the requirements of the Act in regard to the registration of charges and debentures therein specified and otherwise.

PROCEEDINGS OF THE DIRECTORS

113.            The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it considers appropriate. Questions arising at any meeting shall be determined by a majority of votes. In the case of any equality of votes the chairman of the meeting shall have an additional or casting vote.

114.            A meeting of the Board may be convened by the Secretary on request of a Director or by any Director. The Secretary shall convene a meeting of the Board of which notice may be given in writing or by telephone or by electronic means to an electronic address from time to time notified to the Company by such Director or (if the recipient consents to it being made available on a website) by making it available on a website or in such other manner as the Board may from time to time determine whenever he shall be required so to do by the president or chairman, as the case may be, or any Director.

115.        (1)       The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be two (2) of the Board, except that the quorum shall be one Director if the Board only has one Director. An alternate Director shall be counted in a quorum in the case of the absence of a Director for whom he is the alternate provided that he shall not be counted more than once for the purpose of determining whether or not a quorum is present.

(2)       Directors may participate in any meeting of the Board by means of a conference, telephone, electronic or other communications equipment through which all persons participating in the meeting can communicate with each other simultaneously and instantaneously and, for the purpose of counting a quorum, such participation shall constitute presence at a meeting as if those participating were present in person.

(3)       Any Director who ceases to be a Director at a Board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of such Board meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

116.            The continuing Directors or a sole continuing Director may act notwithstanding any vacancy in the Board but, if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles as the quorum, the continuing Directors or Director, notwithstanding that the number of Directors is below the number fixed by or in accordance with these Articles as the quorum or that there is only one continuing Director, may act for the purpose of filling vacancies in the Board or of summoning general meetings of the Company but not for any other purpose.

117.            The Chairman of the Board shall be the chairman of all meetings of the Board. If the Chairman of the Board is not present at any meeting within five (5) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

118.            A meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

119.        (1)       The Board may delegate any of its powers, authorities and discretions to committees (including, without limitation, the Audit Committee), consisting of such Director or Directors and other persons as it thinks fit, and they may, from time to time, revoke such delegation or revoke the appointment of and discharge any such

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committees either wholly or in part, and either as to persons or purposes. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed on it by the Board.

(2)       All acts done by any such committee in conformity with such regulations, and in fulfilment of the purposes for which it was appointed, but not otherwise, shall have like force and effect as if done by the Board, and the Board (or if the Board delegates such power, the committee) shall have power to remunerate the members of any such committee, and charge such remuneration to the current expenses of the Company.

120.            The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Articles for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board under the last preceding Article, indicating, without limitation, any committee charter adopted by the Board for purposes or in respect of any such committee.

121.            A resolution in writing signed by all the Directors except such as are temporarily unable to act through ill-health or disability shall (provided that such number is sufficient to constitute a quorum and further provided that a copy of such resolution has been given or the contents thereof communicated to all the Directors for the time being entitled to receive notices of Board meetings in the same manner as notices of meetings are required to be given by these Articles) be as valid and effectual as if a resolution had been passed at a meeting of the Board duly convened and held. A notification of consent to such resolution given by a Director in writing to the Board by any means (including by means of electronic communication) shall be deemed to be his/her signature to such resolution in writing for the purpose of this Article. Such resolution may be contained in one document or in several documents in like form each signed by one or more of the Directors and for this purpose a facsimile signature of a Director shall be treated as valid.

122.            All acts bona fide done by the Board or by any committee or by any person acting as a Director or members of a committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of such committee.

AUDIT COMMITTEE

123.            Without prejudice to the freedom of the Directors to establish any other committees, for so long as the shares of the Company (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Board shall establish and maintain an Audit Committee as a committee of the Board, the composition and responsibilities of which shall comply with the rules and regulations of the Designated Stock Exchange and the rules and regulations of the SEC.

124.            The Board shall adopt a formal written audit committee charter and review and assess the adequacy of the formal written charter on an annual basis.

125.            For so long as the shares of the Company (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilize the Audit Committee for the review and approval of potential conflicts of interest in accordance with the audit committee charter.

OFFICERS

126.        (1)       The officers of the Company shall consist of the Chairman of the Board, the Directors and Secretary and such additional officers (who may or may not be Directors) as the Board may from time to time determine, all of whom shall be deemed to be officers for the purposes of the Act and these Articles. In addition to the officers of the Company, the Board may also from time to time determine and appoint managers and delegate to the same such powers and duties as are prescribed by the Board.

(2)       The Directors shall, as soon as may be after each appointment or election of Directors, elect amongst the Directors a chairman and if more than one Director is proposed for this office, the election to such office shall take place in such manner as the Directors may determine.

(3)       The officers shall receive such remuneration as the Directors may from time to time determine.

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127.        (1)       The Secretary and additional officers, if any, shall be appointed by the Board and shall hold office on such terms and for such period as the Board may determine. If thought fit, two or more persons may be appointed as joint Secretaries. The Board may also appoint from time to time on such terms as it thinks fit one or more assistant or deputy Secretaries.

(2)       The Secretary shall attend all meetings of the Members and shall keep correct minutes of such meetings and enter the same in the proper books provided for the purpose. He shall perform such other duties as are prescribed by the Act or these Articles or as may be prescribed by the Board.

128.            The officers of the Company shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Directors from time to time.

129.            A provision of the Act or of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as or in place of the Secretary.

REGISTER OF DIRECTORS AND OFFICERS

130.            The Company shall cause to be kept in one or more books at its Office a Register of Directors and Officers in which there shall be entered the full names and addresses of the Directors and Officers and such other particulars as required by the Act or as the Directors may determine. The Company shall send to the Registrar of Companies in the Cayman Islands a copy of such register, and shall from time to time notify to the said Registrar of any change that takes place in relation to such Directors and Officers as required by the Act.

MINUTES

131.        (1)       The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)       of all elections and appointments of officers;

(b)       of the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

(c)       of all resolutions and proceedings of each general meeting of the Members, meetings of the Board and meetings of committees of the Board and where there are managers, of all proceedings of meetings of the managers.

(2)       Minutes shall be kept by the Secretary at the Office.

SEAL

132.        (1)       The Company shall have one or more Seals, as the Board may determine. For the purpose of sealing documents creating or evidencing securities issued by the Company, the Company may have a securities seal which is a facsimile of the Seal of the Company with the addition of the word “Securities” on its face or in such other form as the Board may approve. The Board shall provide for the custody of each Seal and no Seal shall be used without the authority of the Board or of a committee of the Board authorised by the Board in that behalf. Subject as otherwise provided in these Articles, any instrument to which a Seal is affixed shall be signed autographically by one Director or by such other person (including a Director) or persons as the Board may appoint, either generally or in any particular case, save that as regards any certificates for shares or debentures or other securities of the Company the Board may by resolution determine that such signatures or either of them shall be dispensed with or affixed by some method or system of mechanical signature. Every instrument executed in manner provided by this Article 132 shall be deemed to be sealed and executed with the authority of the Board previously given.

(2)       Where the Company has a Seal for use abroad, the Board may by writing under the Seal appoint any agent or committee abroad to be the duly authorised agent of the Company for the purpose of affixing and using such Seal and the Board may impose restrictions on the use thereof as may be thought fit. Wherever in these Articles reference is made to the Seal, the reference shall, when and so far as may be applicable, be deemed to include any such other Seal as aforesaid.

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AUTHENTICATION OF DOCUMENTS

133.            Any Director or the Secretary or any person appointed by the Board for the purpose may authenticate any documents affecting the constitution of the Company and any resolution passed by the Company or the Board or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts, and if any books, records, documents or accounts are elsewhere than at the Office or the head office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person so appointed by the Board. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Board or any committee which is so certified shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

DESTRUCTION OF DOCUMENTS

134.        (1)       The Company shall be entitled to destroy the following documents at the following times:

(a)       any share certificate which has been cancelled at any time after the expiry of one (1) year from the date of such cancellation;

(b)       any dividend mandate or any variation or cancellation thereof or any notification of change of name or address at any time after the expiry of two (2) years from the date such mandate variation cancellation or notification was recorded by the Company;

(c)       any instrument of transfer of shares which has been registered at any time after the expiry of seven (7) years from the date of registration;

(d)       any allotment letters after the expiry of seven (7) years from the date of issue thereof; and

(e)       copies of powers of attorney, grants of probate and letters of administration at any time after the expiry of seven (7) years after the account to which the relevant power of attorney, grant of probate or letters of administration related has been closed;

and it shall conclusively be presumed in favour of the Company that every entry in the Register purporting to be made on the basis of any such documents so destroyed was duly and properly made and every share certificate so destroyed was a valid certificate duly and properly cancelled and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that: (1) the foregoing provisions of this Article 134 shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim; (2) nothing contained in this Article 134 shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (1) above are not fulfilled; and (3) references in this Article 134 to the destruction of any document include references to its disposal in any manner.

(2)       Notwithstanding any provision contained in these Articles, the Directors may, if permitted by applicable law, authorise the destruction of documents set out in sub-paragraphs (a) to (e) of paragraph (1) of this Article 134 and any other documents in relation to share registration which have been microfilmed or electronically stored by the Company or by the share registrar on its behalf provided always that this Article shall apply only to the destruction of a document in good faith and without express notice to the Company and its share registrar that the preservation of such document was relevant to a claim.

DIVIDENDS AND OTHER PAYMENTS

135.            Subject to the Act, the Board may from time to time declare dividends in any currency to be paid to the Members.

136.            Dividends may be declared and paid out of the profits of the Company, realised or unrealised, or from any reserve set aside from profits which the Directors determine is no longer needed. The Board may also declare and pay dividends out of share premium account or any other fund or account which can be authorised for this purpose in accordance with the Act.

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137.            Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provide:

(a)       all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this Article as paid up on the share; and

(b)       all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

138.            The Board may from time to time pay to the Members such interim dividends as appear to the Board to be justified by the profits of the Company and in particular (but without prejudice to the generality of the foregoing) if at any time the share capital of the Company is divided into different classes, the Board may pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferential rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividend and provided that the Board acts bona fide the Board shall not incur any responsibility to the holders of shares conferring any preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferential rights and may also pay any fixed dividend which is payable on any shares of the Company half-yearly or on any other dates, whenever such profits, in the opinion of the Board, justifies such payment.

139.            The Board may deduct from any dividend or other moneys payable to a Member by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

140.            No dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

141.            Any dividend, interest or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post addressed to the holder at his registered address or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his address as appearing in the Register or addressed to such person and at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company notwithstanding that it may subsequently appear that the same has been stolen or that any endorsement thereon has been forged. Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable in respect of the shares held by such joint holders.

142.            All dividends or bonuses unclaimed for one (1) year after having been declared may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. Any dividend or bonuses unclaimed after a period of six (6) years from the date of declaration shall be forfeited and shall revert to the Company. The payment by the Board of any unclaimed dividend or other sums payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

143.            Whenever the Board has resolved that a dividend be paid or declared, the Board may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind and in particular of paid up shares, debentures or warrants to subscribe securities of the Company or any other company, or in any one or more of such ways, and where any difficulty arises in regard to the distribution the Board may settle the same as it thinks expedient, and in particular may issue certificates in respect of fractions of shares, disregard fractional entitlements or round the same up or down, and may fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Board and may appoint any person to sign any requisite instruments of transfer and other documents on behalf of the persons entitled to the dividend, and such appointment shall be effective and binding on the Members. The Board may resolve that no such assets shall be made available to Members with registered addresses in any particular territory or territories where, in the absence of a registration statement or other special formalities, such distribution of assets would or might, in the opinion of the Board, be unlawful or impracticable and

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in such event the only entitlement of the Members aforesaid shall be to receive cash payments as aforesaid. Members affected as a result of the foregoing sentence shall not be or be deemed to be a separate class of Members for any purpose whatsoever.

144.        (1)       Whenever the Board has resolved that a dividend be paid or declared on any class of the share capital of the Company, the Board may further resolve either:

(a)       that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that the Members entitled thereto will be entitled to elect to receive such dividend (or part thereof if the Board so determines) in cash in lieu of such allotment. In such case, the following provisions shall apply:

(i)         the basis of any such allotment shall be determined by the Board;

(ii)        the Board, after determining the basis of allotment, shall give not less than ten (10) days’ Notice to the holders of the relevant shares of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

(iii)       the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded; and

(iv)       the dividend (or that part of the dividend to be satisfied by the allotment of shares as aforesaid) shall not be payable in cash on shares in respect whereof the cash election has not been duly exercised (“the non-elected shares”) and in satisfaction thereof shares of the relevant class shall be allotted credited as fully paid up to the holders of the non-elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any part of the undivided profits of the Company (including profits carried and standing to the credit of any reserves or other special account, share premium account, capital redemption reserve other than the Subscription Rights Reserve) as the Board may determine, such sum as may be required to pay up in full the appropriate number of shares of the relevant class for allotment and distribution to and amongst the holders of the non-elected shares on such basis; or

(b)       that the Members entitled to such dividend shall be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as the Board may think fit. In such case, the following provisions shall apply:

(i)         the basis of any such allotment shall be determined by the Board;

(ii)        the Board, after determining the basis of allotment, shall give not less than ten (10) days’ Notice to the holders of the relevant shares of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

(iii)       the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded; and

(iv)       the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable in cash on shares in respect whereof the share election has been duly exercised (“the elected shares”) and in lieu thereof shares of the relevant class shall be allotted credited as fully paid up to the holders of the elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any part of the undivided profits of the Company (including profits carried and standing to the credit of any reserves or other special account, share premium account, capital redemption reserve other than the Subscription Rights Reserve) as the Board may determine, such sum as may be required to pay up in full the appropriate number of shares of the relevant class for allotment and distribution to and amongst the holders of the elected shares on such basis.

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(2)           (a)       The shares allotted pursuant to the provisions of paragraph (1) of this Article 144 shall rank pari passu in all respects with shares of the same class (if any) then in issue save only as regards participation in the relevant dividend or in any other distributions, bonuses or rights paid, made, declared or announced prior to or contemporaneously with the payment or declaration of the relevant dividend unless, contemporaneously with the announcement by the Board of their proposal to apply the provisions of sub-paragraph (a) or (b) of paragraph (2) of this Article 144 in relation to the relevant dividend or contemporaneously with their announcement of the distribution, bonus or rights in question, the Board shall specify that the shares to be allotted pursuant to the provisions of paragraph (1) of this Article shall rank for participation in such distribution, bonus or rights.

(b)       The Board may do all acts and things considered necessary or expedient to give effect to any capitalisation pursuant to the provisions of paragraph (1) of this Article 144, with full power to the Board to make such provisions as it thinks fit in the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are aggregated and sold and the net proceeds distributed to those entitled, or are disregarded or rounded up or down or whereby the benefit of fractional entitlements accrues to the Company rather than to the Members concerned). The Board may authorise any person to enter into on behalf of all Members interested, an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made pursuant to such authority shall be effective and binding on all concerned.

(3)       The Board may determine and resolve in respect of any one particular dividend of the Company that notwithstanding the provisions of paragraph (1) of this Article 144 a dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to shareholders to elect to receive such dividend in cash in lieu of such allotment.

(4)       The Board may on any occasion determine that rights of election and the allotment of shares under paragraph (1) of this Article 144 shall not be made available or made to any shareholders with registered addresses in any territory where, in the absence of a registration statement or other special formalities, the circulation of an offer of such rights of election or the allotment of shares would or might, in the opinion of the Board, be unlawful or impracticable, and in such event the provisions aforesaid shall be read and construed subject to such determination. Members affected as a result of the foregoing sentence shall not be or be deemed to be a separate class of Members for any purpose whatsoever.

(5)       Any resolution declaring a dividend on shares of any class by the Board, may specify that the same shall be payable or distributable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable or distributable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares. The provisions of this Article shall mutatis mutandis apply to bonuses, capitalisation issues, distributions of realised capital profits or offers or grants made by the Company to the Members.

RESERVES

145.        (1)       The Board shall establish an account to be called the share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share in the Company. Unless otherwise provided by the provisions of these Articles, the Board may apply the share premium account in any manner permitted by the Act. The Company shall at all times comply with the provisions of the Act in relation to the share premium account.

(2)       Before recommending any dividend, the Board may set aside out of the profits of the Company such sums as it determines as reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company. The Board may also without placing the same to reserve carry forward any profits which it may think prudent not to distribute.

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CAPITALISATION

146.            The Company may, upon the recommendation of the Board, at any time and from time to time pass an ordinary resolution to the effect that it is desirable to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund (including a share premium account and capital redemption reserve and the profit and loss account) whether or not the same is available for distribution and accordingly that such amount be set free for distribution among the Members or any class of Members who would be entitled thereto if it were distributed by way of dividend and in the same proportions, on the basis that the same is not paid in cash but is applied either in or towards paying up the amounts for the time being unpaid on any shares in the Company held by such Members respectively or in paying up in full unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid up among such Members, or partly in one way and partly in the other, and the Board shall give effect to such resolution provided that, for the purposes of this Article 146, a share premium account and any capital redemption reserve or fund representing unrealised profits, may be applied only in paying up in full unissued shares of the Company to be allotted to such Members credited as fully paid.

147.            The Board may settle, as it considers appropriate, any difficulty arising in regard to any distribution and in particular may issue certificates in respect of fractions of shares or authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any Members in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Members.

SUBSCRIPTION RIGHTS RESERVE

148.            The following provisions shall have effect to the extent that they are not prohibited by and are in compliance with the Act:

(1)       If, so long as any of the rights attached to any warrants issued by the Company to subscribe for shares of the Company shall remain exercisable, the Company does any act or engages in any transaction which, as a result of any adjustments to the subscription price in accordance with the provisions of the conditions of the warrants, would reduce the subscription price to below the par value of a share, then the following provisions shall apply:

(a)       as from the date of such act or transaction the Company shall establish and thereafter (subject as provided in this Article 148) maintain in accordance with the provisions of this Article 148 a reserve (the “Subscription Rights Reserve”) the amount of which shall at no time be less than the sum which for the time being would be required to be capitalised and applied in paying up in full the nominal amount of the additional shares required to be issued and allotted credited as fully paid pursuant to sub-paragraph (c) below on the exercise in full of all the subscription rights outstanding and shall apply the Subscription Rights Reserve in paying up such additional shares in full as and when the same are allotted;

(b)       the Subscription Rights Reserve shall not be used for any purpose other than that specified above unless all other reserves of the Company (other than share premium account) have been extinguished and will then only be used to make good losses of the Company if and so far as is required by law;

(c)       upon the exercise of all or any of the subscription rights represented by any warrant, the relevant subscription rights shall be exercisable in respect of a nominal amount of shares equal to the amount in cash which the holder of such warrant is required to pay on exercise of the subscription rights represented thereby (or, as the case may be the relevant portion thereof in the event of a partial exercise of the subscription rights) and, in addition, there shall be allotted in respect of such subscription rights to the exercising warrantholder, credited as fully paid, such additional nominal amount of shares as is equal to the difference between:

(i)         the said amount in cash which the holder of such warrant is required to pay on exercise of the subscription rights represented thereby (or, as the case may be, the relevant portion thereof in the event of a partial exercise of the subscription rights); and

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(ii)        the nominal amount of shares in respect of which such subscription rights would have been exercisable having regard to the provisions of the conditions of the warrants, had it been possible for such subscription rights to represent the right to subscribe for shares at less than par and immediately upon such exercise so much of the sum standing to the credit of the Subscription Rights Reserve as is required to pay up in full such additional nominal amount of shares shall be capitalised and applied in paying up in full such additional nominal amount of shares which shall forthwith be allotted credited as fully paid to the exercising warrantholders; and

(d)       if, upon the exercise of the subscription rights represented by any warrant, the amount standing to the credit of the Subscription Rights Reserve is not sufficient to pay up in full such additional nominal amount of shares equal to such difference as aforesaid to which the exercising warrantholder is entitled, the Board shall apply any profits or reserves then or thereafter becoming available (including, to the extent permitted by law, share premium account) for such purpose until such additional nominal amount of shares is paid up and allotted as aforesaid and until then no dividend or other distribution shall be paid or made on the fully paid shares of the Company then in issue. Pending such payment and allotment, the exercising warrantholder shall be issued by the Company with a certificate evidencing his right to the allotment of such additional nominal amount of shares. The rights represented by any such certificate shall be in registered form and shall be transferable in whole or in part in units of one share in the like manner as the shares for the time being are transferable, and the Company shall make such arrangements in relation to the maintenance of a register therefor and other matters in relation thereto as the Board may think fit and adequate particulars thereof shall be made known to each relevant exercising warrantholder upon the issue of such certificate.

(2)       Shares allotted pursuant to the provisions of this Article shall rank pari passu in all respects with the other shares allotted on the relevant exercise of the subscription rights represented by the warrant concerned. Notwithstanding anything contained in paragraph (1) of this Article, no fraction of any share shall be allotted on exercise of the subscription rights.

(3)       The provision of this Article as to the establishment and maintenance of the Subscription Rights Reserve shall not be altered or added to in any way which would vary or abrogate, or which would have the effect of varying or abrogating the provisions for the benefit of any warrantholder or class of warrantholders under this Article without the sanction of a special resolution of such warrantholders or class of warrantholders.

(4)       A certificate or report by the auditors for the time being of the Company as to whether or not the Subscription Rights Reserve is required to be established and maintained and if so the amount thereof so required to be established and maintained, as to the purposes for which the Subscription Rights Reserve has been used, as to the extent to which it has been used to make good losses of the Company, as to the additional nominal amount of shares required to be allotted to exercising warrantholders credited as fully paid, and as to any other matter concerning the Subscription Rights Reserve shall (in the absence of manifest error) be conclusive and binding upon the Company and all warrantholders and shareholders.

ACCOUNTING RECORDS

149.            The Board shall cause true accounts to be kept of the sums of money received and expended by the Company, and the matters in respect of which such receipt and expenditure take place, and of the property, assets, credits and liabilities of the Company and of all other matters required by the Act or necessary to give a true and fair view of the Company’s affairs and to explain its transactions.

150.            The accounting records shall be kept at the Office or, at such other place or places as the Board decides and shall always be open to inspection by the Directors. No Member (other than a Director) shall have any right of inspecting any accounting record or book or document of the Company except as conferred by law or authorised by the Board or the Company in general meeting.

151.            Subject to Article 152, a printed copy of the Directors’ report, accompanied by the balance sheet and profit and loss account, including every document required by law to be annexed thereto, made up to the end of the applicable financial year and containing a summary of the assets and liabilities of the Company under convenient

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heads and a statement of income and expenditure, together with a copy of the Auditors’ report, shall be sent to each person entitled thereto at least ten (10) days before the date of the general meeting and laid before the Company at the annual general meeting held in accordance with Article 57 provided that this Article shall not require a copy of those documents to be sent to any person whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.

152.            Subject to due compliance with all applicable Statutes, rules and regulations, including, without limitation, the rules and regulations of the Designated Stock Exchange, and to obtaining all necessary consents, if any, required thereunder, the requirements of Article 151 shall be deemed satisfied in relation to any person by sending to the person in any manner not prohibited by the Statutes, a summarised financial statements derived from the Company’s annual accounts and the directors’ report which shall be in the form and containing the information required by applicable laws and regulations, provided that any person who is otherwise entitled to the annual financial statements of the Company and the directors’ report thereon may, if he so requires by notice in writing served on the Company, demand that the Company sends to him, in addition to a summarised financial statements, a complete printed copy of the Company’s annual financial statement and the directors’ report thereon.

153.            The requirement to send to a person referred to in Article 151 the documents referred to in that article or a summary financial report in accordance with Article 152 shall be deemed satisfied where, in accordance with all applicable Statutes, rules and regulations, including, without limitation, the rules and regulations of the Designated Stock Exchange, the Company publishes copies of the documents referred to in Article 151 and, if applicable, a summary financial report complying with Article 152, by placing it on the Company’s website or in any other manner (including by sending any form of electronic communication) permitted by Article 160.

AUDIT

154.            Subject to applicable law and rules and regulations of the Designated Stock Exchange, the Board shall appoint an Auditor to audit the accounts of the Company and such auditor shall hold office until removed from office by a resolution of the Directors. Such auditor may be a Member but no Director or officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor.

155.            Subject to the Act the accounts of the Company shall be audited at least once in every year.

156.            The remuneration of the Auditor shall be determine by the Audit Committee or, in the absence of such Audit Committee, by the Board.

157.            The Board may remove the Auditor at any time before the expiration of his term of office and may by resolution appoint another Auditor in his stead.

158.            The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto; and he may call on the Directors or officers of the Company for any information in their possession relating to the books or affairs of the Company.

159.            The statement of income and expenditure and the balance sheet provided for by these Articles shall be examined by the Auditor and compared by him with the books, accounts and vouchers relating thereto; and he shall make a written report thereon stating whether such statement and balance sheet are drawn up so as to present fairly the financial position of the Company and the results of its operations for the period under review and, in case information shall have been called for from Directors or officers of the Company, whether the same has been furnished and has been satisfactory. The financial statements of the Company shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Audit Committee. The generally accepted auditing standards referred to herein may be those of a country or jurisdiction other than the Cayman Islands. If so, the financial statements and the report of the Auditor should disclose this fact and name such country or jurisdiction.

NOTICES

160.            Any Notice or document, whether or not, to be given or issued under these Articles from the Company to a Member shall be in writing or by cable, telex or facsimile transmission message or other form of electronic transmission or electronic communication and any such Notice and document may be served or delivered

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by the Company on or to any Member either (i) personally or (ii) by sending it through the post in a prepaid envelope addressed to such Member at his registered address as appearing in the Register or at any other address supplied by him to the Company for the purpose or (iii) by transmitting it to any such address or transmitting it to any telex or facsimile transmission number or electronic number or electronic address or website supplied by him to the Company for the giving of Notice or documents to him or which the person transmitting the notice or document reasonably and bona fide believes at the relevant time will result in the Notice or document being duly received by the Member or (iv) may also be served by advertisement in appropriate newspapers in accordance with the requirements of the Designated Stock Exchange or (v) to the extent permitted by all applicable Statutes, rules and regulations, including, without limitation, the rules and regulations of the Designed Stock Exchange, by placing it on the Company’s website. In the case of joint holders of a share all notices shall be given to that one of the joint holders whose name stands first in the Register and notice so given shall be deemed a sufficient service on or delivery to all the joint holders.

161.            Any Notice or other document:

(a)       if served or delivered by post, shall where appropriate be sent by airmail and shall be deemed to have been served or delivered on the day following that on which the envelope containing the same, properly prepaid and addressed, is put into the post; in proving such service or delivery it shall be sufficient to prove that the envelope or wrapper containing the notice or document was properly addressed and put into the post and a certificate in writing signed by the Secretary or other officer of the Company or other person appointed by the Board that the envelope or wrapper containing the Notice or other document was so addressed and put into the post shall be conclusive evidence thereof;

(b)       if sent by electronic communication, shall be deemed to be given on the day on which it is transmitted from the server of the Company or its agent. A Notice placed on the Company’s website is deemed given by the Company to a Member on the day it is placed;

(c)       if served or delivered in any other manner contemplated by these Articles, shall be deemed to have been served or delivered at the time of personal service or delivery or, as the case may be, at the time of the relevant despatch or transmission or publication; and in proving such service or delivery a certificate in writing signed by the Secretary or other officer of the Company or other person appointed by the Board as to the act and time of such service, delivery, despatch or transmission or publication shall be conclusive evidence thereof; and

(d)       may be given to a Member in the English language or such other language as may be approved by the Directors, subject to due compliance with all applicable Statutes, rules and regulations.

162.        (1)       Any Notice or other document delivered or sent by post to or left at the registered address of any Member in pursuance of these Articles shall, notwithstanding that such Member is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Member as sole or joint holder unless his name shall, at the time of the service or delivery of the Notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such Notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

(2)       A Notice may be given by the Company to the person entitled to a share in consequence of the death, mental disorder or bankruptcy of a Member by sending it through the post in a prepaid letter, envelope or wrapper addressed to him by name, or by the title of representative of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the person claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death, mental disorder or bankruptcy had not occurred.

(3)       Any person who by operation of law, transfer or other means whatsoever shall become entitled to any share shall be bound by every Notice in respect of such share which prior to his name and address being entered on the Register shall have been duly given to the person from whom he derives his title to such share.

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(4)       Every Member or a person who is entitled to receive notice from the Company under the provisions of the Statutes or these Articles may register with the Company an electronic address to which notices can be served upon him.

SIGNATURES

163.            For the purposes of these Articles, a cable or telex or facsimile or electronic transmission message purporting to come from a holder of shares or, as the case may be, a Director, or, in the case of a corporation which is a holder of shares from a director or the secretary thereof or a duly appointed attorney or duly authorised representative thereof for it and on its behalf, shall in the absence of express evidence to the contrary available to the person relying thereon at the relevant time be deemed to be a document or instrument in writing signed by such holder or Director in the terms in which it is received. The signature to any notice or document to be given by the Company may be written, printed or made electronically.

WINDING UP

164.        (1)       Subject to Article 164(2), the Board shall have power in the name and on behalf of the Company to present a petition to the court for the Company to be wound up.

(2)       Unless otherwise provided by the Ac, a resolution that the Company be wound up by the court or be wound up voluntarily shall be a special resolution.

165.        (1)       Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares (i) if the Company shall be wound up and the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu amongst such members in proportion to the amount paid up on the shares held by them respectively and (ii) if the Company shall be wound up and the assets available for distribution amongst the Members as such shall be insufficient to repay the whole of the paid-up capital such assets shall be distributed so that, a nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively.

(2)       If the Company shall be wound up (whether the liquidation is voluntary or by the court) the liquidator may, with the authority of a special resolution and any other sanction required by the Act, divide among the Members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of properties of one kind or shall consist of properties to be divided as aforesaid of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of the Members as the liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

INDEMNITY

166.        (1)       Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, or other officer for the time being and from time to time of the Company (but not including the Auditor) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless out of the assets and profits of the Company from and against all actions, proceeding, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, wilful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

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(2)       Each Member agrees to waive any claim or right of action he might have, whether individually or by or in the right of the Company, against any Director on account of any action taken by such Director, or the failure of such Director to take any action in the performance of his duties with or for the Company; PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud, willful default or dishonesty which may attach to such Director.

FINANCIAL YEAR

167.            Unless otherwise determined by the Directors, the financial year of the Company shall end on the 31st of December in each year.

AMENDMENT TO MEMORANDUM AND ARTICLES OF ASSOCIATION

AND NAME OF COMPANY

168.            No Article shall be rescinded, altered or amended and no new Article shall be made until the same has been approved by a special resolution of the Members. A special resolution shall be required to alter the provisions of the Memorandum of Association or to change the name of the Company.

INFORMATION

169.            No Member shall be entitled to require discovery of or any information respecting any detail of the Company’s trading or any matter which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it will be inexpedient in the interests of the members of the Company to communicate to the public.

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ANNEX D

FIRST AMENDED AND RESTATED MERGER AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

HUAJIN (CHINA) HOLDNGS LIMITED (THE “COMPANY”),

XUEHONG LI, AS REPRESENTATIVE OF THE SHAREHOLDERS OF THE COMPANY
(“SHAREHOLDERS’ REPRESENTATIVE”),

OAK WOODS ACQUISITION CORPORATION. (“PURCHASER”) AND

OAK WOODS MERGER SUB INC. (“MERGER SUB”)

DATED AS OF [•], 2024

MERGER AGREEMENT
AND
PLAN OF REORGANIZATION

This FIRST AMENDED AND RESTATED MERGER AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of [•], 2024 (the “Execution Date”) by and among Huajin (China) Holdings Limited, an exempted company incorporated in the Cayman Islands (the “Company” or “Huajin”), Xuehong Li, as representative of the shareholders of the Company (the “Shareholders’ Representative”), Oak Woods Acquisition Corporation, an exempted company incorporated in the Cayman Islands (the “Purchaser” or “Oak Woods”) and Oak Woods Merger Sub Inc., an exempted company incorporated in the Cayman Islands (the “Merger Sub”).

WITNESSETH

A. The Parties entered into that certain Merger Agreement, dated August 11, 2023 (the “Original Agreement”) and intend the contents of this First Amended and restated Merger Agreement and Plan of Reorganization (the “Agreement”) to supercede and replace the terms of the Original Agreement.

B. The Company and its existing and future intended Subsidiaries (as defined in this Agreement) (collectively, together with the Company, the “Company Group”) are in the business of providing healthcare and home care services, with a focus on the healthcare services, senior-care services and healthcare products sales to the world-wide elderly population (which, together with all other businesses and activities conducted by the Company Group, is hereinafter referred to as the “Business”);

C. The Purchaser is a blank check company whose securities are publicly traded on the NASDAQ Stock Market and was formed for the sole purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities and Merger Sub is a wholly-owned subsidiary of the Purchaser;

D. The Company Shareholders listed on the final Schedule 1.17 hereto and own or will own immediately prior to the Closing, 100% of the issued and outstanding Company Securities;

E. For United States’ federal income tax purposes, the Merger is intended to constitute a “reorganization” within the meaning of Section 368(a)(2)(E) of the Code and the parties to this Agreement hereby adopt this Agreement insofar as it relates to the Merger as a “plan of reorganization” within the meaning of Section 1.368.2(g) of the United States Treasury regulations;

F. The Company shall merge with Merger Sub (the “Merger”) pursuant to the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”), after which the Company will be the surviving company (the “Surviving Corporation”) and the Company shall then be a wholly-owned direct subsidiary of Oak Woods.

G. Contemporaneously with the execution and delivery of this Agreement, the Purchaser and Xuehong Li are entering into a Forward Purchase Agreement, pursuant to which the Company and certain investor agree to enter into a subscription agreement (the “Backstop Subscription Agreement”) concurrently with the entry of the subscription agreements for the PIPE Investment.

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NOW THEREFORE, upon the terms, conditions, covenants and promises made herein, and for other good and valuable consideration, the parties agree as follows:

ARTICLE I
DEFINITIONS

The following terms, as used herein, have the following meanings:

1.1 “Action” means any legal action, suit, claim, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise, by or before any Authority.

1.2 “Additional Agreements” mean the (i) Registration Rights Agreement substantially in the form attached hereto as Exhibit A; (ii) Indemnification Escrow Agreement substantially in the form attached hereto as Exhibit B (“Indemnification Escrow Agreement”) by and among the Purchaser, the Shareholders Representative on behalf of the Company Shareholders and the Escrow Agent, (iii) Lock-Up Agreement substantially in the form attached hereto as Exhibit C attached hereto (“Lock-Up Agreement”), (iv) Employment Agreements by and among each of the persons named in Schedule 7.3, the Company and the Purchaser (the “Employment Agreements”) in the form as mutually agreed by the Company, the Purchaser and each such named person, (v) the Non-Compete and Non-Solicitation Agreement (the “Non-Compete Agreements”) substantially in the form of Exhibit D, and (vi) the Backstop and Subscription Agreement.

1.3 “Adjusted Equity Valuation” means the amount equal to the difference by deducting the Closing Net Debt from $250,000,000.

1.4 “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

1.5 “Aggregate Investment Amount” means the aggregate amount of immediately available funds contained in the Trust Account (net of any Purchaser Redemption Amount) immediately prior to the Closing (but prior to the payment of any expenses of Purchaser).

1.6 “Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, foreign, Federal, state, or local.

1.7 “Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or controlled by a Person in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.

1.8 “Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business.

1.9 “Closing” has the meaning set forth in Section 2.6.

1.10 “Closing Consideration Conversion Ratio” shall mean a number of Purchaser Ordinary Shares equal to the quotient obtained by dividing (a) the Purchaser Merger Shares; by (b) the number of Company Securities, on a fully-diluted, fully-exchanged and converted basis, in each case, as listed on Schedule 1.17.

1.11 “Closing Net Debt” means the aggregate amount of the Indebtedness of each of the members of the Company Group as of the Closing Date.

1.12 “COBRA” means collectively, the requirements of Sections 601 through 606 of ERISA and Section 4980B of the Code.

1.13 “Code” means the Internal Revenue Code of 1986, as amended.

1.14 “Company Capital Stock” has the meaning set forth in Section 4.5.

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1.15 “Charter Documents” means the certificate of incorporation, memorandum of association and articles of association (or equivalent constitutional or organizational documents in the relevant jurisdiction) of any company.

1.16 [Reserved].

1.17 “Company Securities” means the Company Shares, all as described on Schedule 1.17 annexed hereto; [excluding any Company Securities which may be held at Closing by, or issuable to, the PIPE Investors].

1.18 “Company Shares” means the Company’s ordinary shares, par value $1.00 each.

1.19 “Company Shareholder” means each Person who legally or beneficially holds Company Securities or has the right to acquire Company Securities immediately prior to the Effective Time and the list of the existing Company Shareholders as of the date of this Agreement appears as Schedule 1.17 annexed hereto.

1.20 “Companies Act”: has the meaning set forth in the Recitals.

1.21 “Contracts” means the Leases and all other contracts, agreements, leases (including equipment leases, car leases and capital leases), licenses, Permits, commitments, client contracts, statements of work (SOWs), sales and purchase orders and similar instruments, oral or written, to which any member of the Company Group is a party or by which any of its respective assets are bound.

1.22 “Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing, a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

1.23 “Copyleft Terms” means any terms of a license commonly referred to as an open source, free Software, copyleft, or community source code license (including any Software licensed under the GNU General Public License, GNU Lesser General Public License, Apache Software License, or any other public source code license arrangement) or any similar license, in each case that require, as a condition of or in connection with any use, modification, reproduction, or distribution of any Software licensed thereunder (or any proprietary Software or other Company Intellectual Property Rights that are used by, incorporated into or includes, relies on, is linked to or with, is derived from, or is distributed with such Software), any of the following: (a) the disclosing, making available, distribution, offering or delivering of source code or any information regarding such Software or other Company Intellectual Property Rights for no or minimal charge; (b) the granting of permission for creating modifications to or derivative works of such Software or other Company Intellectual Property Rights; (c) the granting of a royalty-free license, whether express, implied, by virtue of estoppel or otherwise, to any Person under Intellectual Property Rights (including without limitation Patents) regarding such Software or other Company Intellectual Property Rights (whether alone or in combination with other hardware or Software); or (d) the imposition of restrictions on future Patent licensing terms, or other abridgement or restriction of the exercise or enforcement of any Intellectual Property Rights through any means.

1.24 “Deferred Underwriting Amount” means the portion of the underwriting discounts and commissions held in the Trust Account, which the underwriters of the IPO are entitled to receive upon the Closing in accordance with the Trust Agreement.

1.25 “Environmental Laws” shall mean all Laws that prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act and the Clean Water Act.

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1.26 [Reserved]

1.27 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

1.28 “Escrow Agent” means Continental Stock Transfer & Trust Company which shall serve as escrow agent with respect to Indemnification Escrow Agreement.

1.29 “Escrow Participant” means Xuehong Li.

1.30 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.31 “Governmental Entity” means any domestic or non-U.S. legislative, administrative or regulatory authority, agency, commission, body, court or other governmental or quasi-governmental entity of competent jurisdiction, including any supranational body.

1.32 “Hazardous Material” shall mean any material, emission, chemical, substance or waste that has been designated by any Authority to be radioactive, toxic, hazardous, a pollutant or a contaminant.

1.33 “Hazardous Material Activity” shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, labeling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including, any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any recycling, product take-back or product content requirements.

1.34 [Reserved].

1.35 “Indemnification Escrow Agreement” means an agreement in substantially the form attached hereto as Exhibit B, between the Escrow Participant, the Escrow Agent and the Purchaser with respect to the Indemnification Escrow Shares to reflect the terms set forth in Section 10.3.

1.36 “Indemnification Escrow Shares” means an aggregate of 5% of the Purchaser Merger Shares issuable to the Escrow Participant at Closing and held by the Escrow Agent pursuant to the Indemnification Escrow Agreement which shall serve to satisfy the indemnification obligations of the Escrow Participant to the Purchaser pursuant to Article X. For purposes of clarity, the Indemnification Escrow Shares excludes any Company Securities which may be held at Closing by, or issuable to, the PIPE Investors.

1.37 “IPO” means the initial public offering of Purchaser pursuant to a prospectus dated March 28, 2023 as filed under the Securities Act.

1.38 “Indebtedness” means with respect to any Person, (a) all obligations of such Person for borrowed money under credit and debt facilities, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements), including with respect thereto, all interests, fees and costs, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business), (e) all indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all guarantees by such Person, (g) all liability of such Person with respect to any hedging obligations, including interest rate or currency exchange swaps, collars, caps or similar hedging obligations, and (h) any agreement to incur any of the same. For informational purposes, Indebtedness shall include any loans that are not carried as tangible liabilities on the Financial Statements on a stand-alone basis (whether or not such liabilities are included in the footnotes to the Financial Statements).

1.39 “Intellectual Property Rights” means any and all intellectual property or industrial property rights existing, created, arising, or protected under applicable Law anywhere in the world, including all rights, title, and interest in and to any and all: (a) trademarks, service marks, certification marks, brand names, slogans, logos, symbols, trade dress, trade names, corporate and business names, social media identifiers and related accounts, and

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other indicia of source or origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of the same (collectively, “Trademarks”); (b) patents, patent applications, patentable inventions, invention disclosures and other patent rights, including provisionals, extensions, divisionals, continuations, continuations-in-part, re-issues, re-examinations, interferences, and counterparts thereof (collectively, “Patents”); (c) confidential information, trade secrets, inventions, know-how, processes, procedures, ideas, research and development, formulas, compositions, algorithms, source code, object code, technology, data and databases, manufacturing and production processes and techniques, specifications, prototypes, models, designs, drawings, customer lists and supplier lists, pricing and cost information, and business and marketing plans and proposals; (d) published and unpublished works of authorship, whether copyrightable or not (including Software, website and mobile content, data, databases and other compilations of information), copyrights, design and database rights, and registrations and applications for any of the foregoing and all renewals, extensions, restorations and reversions thereof, and all moral rights associated with any of the foregoing (collectively, “Copyrights”); (e) mask works and all applications, registrations, and renewals in connection therewith; (f) Internet domain names and URLs; (g) rights recognized under applicable Law that are equivalent or similar to any of the foregoing, including: any and all rights of any kind whatsoever accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions, and otherwise throughout the world; any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and any and all claims and causes of action with respect to any of the foregoing and all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, or other violation of the foregoing; (h) copies and tangible embodiments thereof (in whatever form or medium); and (i) and all embodiments and fixations thereof and related documentation and registrations and all additions, improvements and accessions thereto, and with respect to each of the forgoing items in this definition, which is owned or licensed or filed by any member of the Company Group, or used or held for use in the Business, whether registered or unregistered or domestic or foreign.

1.40 “Inventory” is defined in the UCC.

1.41 “Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

1.42 “Leases” means the leases set forth on Schedule 1.42 attached hereto, together with all fixtures and improvements erected on the premises leased thereby.

1.43 “Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

1.44 “Material Adverse Effect” or “Material Adverse Change” means a material adverse change or a material adverse effect upon the assets, liabilities, financial condition, net worth, management, earnings, cash flows, business, operations or properties of the Company Group and the Business, taken as a whole, provided, however, that “Material Adverse Effect” or “Material Adverse Change” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Purchaser; (vi) any changes in applicable Laws or accounting rules (including U.S. GAAP) or the enforcement, implementation or interpretation thereof; (vii) the announcement, pendency or completion of the transactions contemplated by this Agreement (provided, that the exception in this subclause (vii) shall not apply to any representation or warranty contained in Sections 4.3, 4.4 or 4.10 or to the determination of whether any inaccuracy in such representations or warranties would reasonably be expected to have a Material Adverse Effect for purposes of Sections 12.2(b)); or (viii) any natural or man-made disaster or acts of God; except, in the case of subclauses (i), (ii), (iv), (vi) and (viii), to the extent such change, event, circumstance or effect has a disproportionate adverse effect on such entity as compared to other Persons engaged in the same industry.

1.45 “Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

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1.46 “Permitted Liens” means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to Purchaser; (ii) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts (A) that are not delinquent, (B) that are not material to the business, operations and financial condition of the Company so encumbered, either individually or in the aggregate, and (C) not resulting from a breach, default or violation by the Company Group of any Contract or Law; (iii) liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings (and for which adequate accruals or reserves have been established on the Financial Statements), and (iv) the Liens set forth on Schedule 4.14(c).

1.47 “Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

1.48 “Personal Information” means any information that relates, to, describes, identifies, could reasonably be used to identify, or could reasonably be linked directly or indirectly with an individual, browser household or device, including an individual’s combined first and last name, address, telephone number, fax number, email address, social security number or other identifier issued by a Governmental Entity (including any state identification number, driver’s license number, or passport number), geolocation information of an individual or device, biometric data, medical or health information, credit card or other financial information (including bank account information), cookie identifiers, or any other browser-or device-specific number or identifier, or any web or mobile browsing or usage information that is linked to the foregoing.

1.49 “PIPE Investors” means those certain third-party investors that may enter into subscription agreements with the Purchaser on terms acceptable to the Company and Purchaser (the “Subscription Agreements”) pursuant to which such third-party investors will commit to make the PIPE Investment.

1.50 [Reserved].

1.51 “PIPE Investment” means the private investment in Purchaser as a public company by the PIPE Investors to purchase share capital of Purchaser on terms mutually agreeable to the Company and Purchaser.

1.52 [Reserved].

1.53 “Predecessor” means an entity whose ownership, title and interest, including all rights, benefits, duties and liabilities were acquired in an uninterrupted chain of succession by the Company.

1.54 [Reserved]

1.55 [Reserved]

1.56 “[Reserved].

1.57 “Public Official” means any Person employed by, representing or acting on behalf of a Governmental Entity or enterprise thereof (including a state-owned or state-controlled enterprise) or a public international organization, any representative or official of a political party or any candidate for any political office.

1.58 “Purchaser Ordinary Shares” means the means the class A ordinary shares of the Purchaser, par value $0.0001 each (also referred to as the “Purchaser Class A Ordinary Shares”).

1.59 “Purchaser Merger Shares” means, subject to any adjustments pursuant to Section 3.1 hereof, an aggregate number of Purchaser Class A Ordinary Shares, issuable to the pre-Closing holders of Company Securities, representing without any duplication (i) shares issuable upon exchange of Company Securities, and (ii) the Indemnification Escrow Shares, which shall be the Adjusted Equity Valuation of the Company divided by $10.00.

1.60 “Purchaser Private Rights” means the 343,125 rights issued in private placements at the time of consummation of the Purchaser’s IPO, entitling the holder thereof to purchase 1/6th of a share of Purchaser Class A Ordinary Shares for each one right.

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1.61 “Purchaser Private Unit” means a unit of the Purchaser issued in private placements at the time of consummation of the Purchaser’s IPO, comprised of (a) one share of Purchaser Class A Ordinary Shares and (b) one warrant to purchase one share of Purchaser Class A Ordinary Shares at an exercise price of $11.50 per share and (c) one right to purchase 1/6th of a share of Purchaser Class A Ordinary Shares.

1.62 “Purchaser Private Warrants” means the 343,125 warrants issued in private placements at the time of consummation of the Purchaser’s IPO, entitling the holder thereof to purchase one share of Purchaser Class A Ordinary Shares at an exercise price of $11.50 per share.

1.63 “Purchaser Public Rights” means the 5,750,000 rights that were included in as part of each Purchaser Public Unit in the aggregate, issued in the Purchaser’s IPO, entitling the holder thereof to purchase one share of Purchaser Class A Ordinary Shares at an exercise price of $11.50 per share.

1.64 “Purchaser Public Unit” means a unit of the Purchaser issued in the Purchaser’s IPO comprised of (a) one share of Purchaser Class A Ordinary Shares and (b) one warrant to purchase one share of Purchaser Class A Ordinary Shares at an exercise price of $11.50 per share and (c) one right to purchase 1/6th of a share of Purchaser Class A Ordinary Shares.

1.65 “Purchaser Public Warrants” means the 5,750,000 warrants that were included in as part of each Purchaser Public Unit in the aggregate, issued in the Purchaser’s IPO, entitling the holder thereof to purchase one share of Purchaser Class A Ordinary Shares at an exercise price of $11.50 per share.

1.66 “Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

1.67 “Reference Time” means the close of business of the Company on the business day immediately prior to the Closing Date (but without giving effect to the transactions contemplated by this Agreement, including any payments by Purchaser hereunder to occur at the Closing, but treating any obligations in respect of Indebtedness or other liabilities that are contingent upon the consummation of the Closing as currently due and owing without contingency as of such time).

1.68 “Registration Rights Agreement” means the agreement, in substantially the form attached hereto as Exhibit A, governing the resale pursuant to a registration statement to be filed under the Securities Act of all Purchaser Class A Ordinary Shares issuable to the Company’s Shareholders pursuant to this Agreement.

1.69 “Release” means any releasing, spilling, emitting, leaking, pumping, pouring, injection, escaping, depositing, disposing, emptying, discharging, dispersing, dumping, leaching or migration of any Hazardous Materials into, onto, in, on or through the indoor or outdoor environment, including relating to any landfill, basin, subsurface or aboveground pipeline or other structure, wetland, quarry or natural resource (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through indoor or outdoor air, soil, subsurface strata, sediment, surface water or groundwater.

1.70 “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

1.71 “SEC” means the United States’ Securities and Exchange Commission.

1.72 “Securities Act” means the Securities Act of 1933, as amended.

1.73 “Shareholder” means each Person who holds shares of Company Capital Stock immediately prior to the Effective Time.

1.74 “Software” and all (a) computer programs, applications, middleware, firmware, microcode and other software (and all derivative works, foreign language versions, enhancements, versions, releases, fixes, upgrades and updates thereto), including operating systems, algorithms, heuristics, models and methodologies, compilations, development tools, compilers, comments, user interfaces, menus, buttons and icons, application programming interfaces, files, data scripts, architecture, algorithms, and higher level or “proprietary” languages, in each case, whether in source code, object code or other form or format, including code, libraries, subroutines and other

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components thereof, all documentation relating thereto; (b) testing, validation, verification and quality assurance materials; (c) databases, conversions, interpreters and compilations, including any and all data and collections of data, whether machine readable or otherwise; (d) descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop any of the foregoing; (e) all documentation, including user manuals, web materials and architectural and design specifications and training materials, relating to any of the foregoing; (f) software development processes, practices, methods and policies recorded in permanent form, relating to any of the foregoing; (g) performance metrics, sightings, bug and feature lists, build, release and change control manifests recorded in permanent form, relating to any of the foregoing; and (h) all media and other tangible property necessary for the delivery or transfer of any of the foregoing.

1.75 “Subsidiary” means each entity of which at least fifty percent (50%) of the capital stock or other equity or voting securities are, as of the date of this Agreement and required to be under the conditions to Closing as set forth under Article IX hereof, as of the Closing, Controlled or owned, directly or indirectly, by the Company, which for the avoidance of doubt shall include any variable interest entity through which all or a portion of the Business is conducted. With respect to the Company, its direct and indirect subsidiaries as of the date of this Agreement and Closing are listed on Schedule 1.75, which Schedule includes a statement setting forth the amount of such direct and indirect equity ownership by the Company.

1.76 “Schedule” means each schedule referred to herein in its final completed form, as appended hereto and merged with this Agreement, at Closing.

1.77 “Tangible Personal Property” means all tangible personal property and interests therein, including machinery, computers and accessories, furniture, office equipment, communications equipment, automobiles, laboratory equipment and other equipment owned or leased by the Company Group and other tangible property.

1.78 “Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental), together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

1.79 “Taxing Authority” means the Internal Revenue Service and any other Authority responsible or the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

1.80 “Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

1.81 “UCC” means the Uniform Commercial Code of the State of New York, or any corresponding or succeeding provisions of Laws of the State of New York, or any corresponding or succeeding provisions of Laws, in each case as the same may have been and hereafter may be adopted, supplemented, modified, amended, restated or replaced from time to time.

1.82 [Reserved].

1.83 “U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

ARTICLE II
MERGER

2.1 Merger. At the Effective Time, in accordance with the applicable provisions of the Companies Act, the Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall cease and the Company shall be the surviving corporation. The Company Securities held by or beneficially owned by, the Company Shareholders shall thereafter represent an aggregate number of Purchaser Merger Shares, subject to any adjustment pursuant to Section 3.1 hereof. The Purchaser Merger Shares issuable at closing shall be issued

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pro rata to the Company Shareholders based upon their holdings as set forth on Schedule 1.17. As a result of the Merger, the Company shall (a) become a wholly-owned subsidiary of Purchaser, and continue to be governed by the Companies Act and (b) the Subsidiaries of the Company shall thereafter be indirect subsidiaries of Purchaser.

2.2 Merger Effective Date. The parties hereto shall, in coordination with each other, inform the Registrar of Companies in the Cayman Islands under the Companies Act that all conditions to the Merger of the Merger Sub with and into the Company under the Companies Act and this Agreement (other than those set out in this clause 2.2) have been satisfied and completed and file all documentation required to be submitted to the Registrar of Companies in the Cayman Islands under this Agreement and the Companies Act (including without limitation the duly completed and executed Plan of Merger in substantially the form set out in Exhibit E (the “Plan of Merger”) and setting forth the proposed date for the effectiveness of the Merger and request that the Registrar of Companies issue a certificate of merger evidencing the Merger in accordance with the Companies Act (the “Certificate of Merger”). The Merger shall become effective upon the date set forth in the Certificate of Merger in accordance with the Companies Act (the time at which the Merger becomes effective is referred to herein as the “Effective Time”). For the avoidance of doubt, the parties intend that the Merger shall be declared effective and that the issuance by the Registrar of Companies in the Cayman Islands of a Certificate of Merger shall both occur on, or as soon as practically possible before, the Closing Date (as defined below).

2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Plan of Merger, the Certificate of Merger and the applicable provisions of the Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Company and Merger Sub shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Corporation, which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of the Company and the Merger Sub set forth in this Agreement to be performed after the Closing. The Merger Sub shall be merged with and into the Company, and the separate corporate existence of the Merger Sub will cease, and the Company will thereafter be a wholly owned subsidiary of the Purchaser, all as provided under the Companies Act and the provisions of the Plan of Merger and this Agreement. For the avoidance of doubt, (i) the Purchaser Class A Ordinary Shares, Purchaser Public Warrants, Purchaser Public Rights, Purchaser Private Warrants and Purchaser Private Rights shall survive the Merger and remain in effect without any change to their existing terms and (ii) all issued and outstanding Company Securities shall be terminated and converted and represent the right to receive Purchaser Merger Shares pursuant to Section 3.1(c), (d) or (e) below, and (iii) each Class B ordinary share held by shareholders of Purchaser shall be reclassified and redesignated into one (1) issued and outstanding Purchaser Class A Ordinary Share. All of the Purchaser Class A Ordinary Shares issued and outstanding at the completion of the merger shall be renamed and redesignated as the ordinary shares of the Purchaser.

2.4 U.S. Tax Treatment. For U.S. federal income tax purposes, the Merger is intended to constitute a “reorganization” within the meaning of Section 368(a)(1)(B) of the Code. The parties hereto adopt this Agreement as a “plan of reorganization” within the meaning of Section 368(a)(2)(E) of the United States Treasury Regulations. The parties to this Agreement hereby agree to (i) file and retain such information as shall be required under Section 1.368-3 of the United States Treasury regulations, and (ii) all Tax and other informational returns on a basis consistent with such characterization. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the Merger as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated on, after or prior to the Effective Time has or may have on any such reorganization status. Each of the parties acknowledge and agree that each such party and each of the Shareholders of the Company (x) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (y) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Merger is determined not to qualify as a reorganization under Section 368 of the Code.

2.5 Memorandum and Articles of Association of Surviving Corporation. At the Effective Time, the memorandum and articles of association of the Company as in effect immediately prior to the Effective Time, shall cease to have effect and the memorandum and articles of association of the Surviving Corporation in the form attached to the Plan of Merger shall be the Charter Documents of the Surviving Corporation.

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2.6 Closing; Effective Time. Unless this Agreement is earlier terminated in accordance with Article XII, the closing of the Merger (the “Closing”) shall take place at the offices of Raiti PLLC, 1345 Avenue of the Americas, New York, New York , at 10:00 a.m. local time, on the third (3rd) Business Day after the satisfaction or waiver (which must be in a signed writing) to the extent permitted by applicable law) of the conditions set forth in Article IX or at such other time, date and location as the Purchaser and Company agree in writing. The parties may participate in the Closing via electronic means. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”.

2.7 Board of Directors of Purchaser. Immediately after the Closing, the Purchaser’s board of directors will consist of five (5) directors. Prior to filing of the Proxy Statement with the SEC, the Purchaser shall have the right to appoint three (3) directors and the Shareholders of the Company shall immediately prior to Closing have the right to appoint up to two (2) directors, effective at Closing. Notwithstanding anything to the contrary, the Company and Purchaser acknowledge and agree that the Board of Directors of Purchaser (and each committee of the Board of Directors when required) shall include (i) a majority of “independent directors” as determined in accordance with the rules of the Nasdaq Stock Market Inc. (“Nasdaq”) and (ii) at least one financial expert as determined in accordance with the rules of Nasdaq and the SEC.

2.8 PIPE Investment. The Purchaser may enter into and consummate subscription agreements with investors relating to a private equity investment in the Purchaser to purchase share capital of the Purchaser in connection with the PIPE Investment, and, if the Purchaser elects to seek the PIPE Investment, the Purchaser and the Company shall consumate the PIPE Investment at the Closing in accordance with the terms of the applicable Subscription Agreements, including the Backstop Subscription Agreement.

2.9 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of the Company and the Merger Sub, the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of the Company and the Merger Sub, to take all lawful action necessary or desirable to accomplish such purpose or acts, so long as such action is not inconsistent with this Agreement.

2.10 No Further Ownership Rights in Company Capital Stock and Company Securities. At the Effective Time, the register of shareholders of the Company shall be closed and thereafter there shall be no further registration of transfers of Company Securities on the records of the Company. From and after the Effective Time, the holders of certificates evidencing ownership of Company Securities of any kind or nature outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Securities or Company Capital Stock, except as otherwise provided for herein or by Law.

2.10 Rights Not Transferable. The rights of the holders of Company Capital Stock as of immediately prior to the Effective Time are personal to each such holder and shall not be assignable or otherwise transferable for any reason (except by will or by the operation of the laws of descent after the death of a natural holder thereof). Any attempted transfer of such right by any holder thereof (otherwise than as permitted by the immediately preceding sentence) shall be null and void.

ARTICLE III
EXCHANGE CONSIDERATION; MONETARY DEPOSIT

3.1 Exchange Consideration.

(a) (i) Subject to and upon the terms and conditions contained in this Agreement, the Purchaser shall issue the Purchaser Merger Shares to the holders of Company Capital Stock as of the Effective Time, in full payment for the Company Capital Stock (subject to the provisions for the Indemnification Escrow Shares pursuant to Section 3.1(j) below) of which all of Purchaser Merger Shares shall be issued in exchange for the cancellation under the Merger of all Company Securities pro rata to the Company’s Shareholders based upon Schedule 1.17 (as may be updated and mutually agreed prior to the Closing Date), provided that all Company Shares shall be exchanged for Purchaser Class A Ordinary Shares upon Closing.

(ii) Closing Statement. Not later than five (5) Business Days prior to the Closing Date, the Company shall deliver to Purchaser a statement certified by the Chief Executive Officer and the Chief Financial Officer of the Company (the “Estimated Closing Statement”) setting forth (a) an estimated consolidated balance

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sheet of the Company Group as of the Reference Time, prepared in good faith and in accordance with the GAAP, and (b) a good faith calculation of the Company’s estimate of the Closing Net Debt as of the Reference Time and along with reasonably detailed calculations, which Estimated Closing Statement shall be subject to the review and approval by Purchaser. Promptly after delivering the Estimated Closing Statement to Purchaser, the Chief Executive Officer and Chief Financial Officer of the Company will meet with Purchaser to review and discuss the Estimated Closing Statement and the Company will consider in good faith Purchaser’s comments to the Estimated Closing Statement and make applicable adjustments to the Estimated Closing Statement, subject to review and approval by Purchaser and the Company prior to the Closing. The adjusted Closing Statement (“Final Closing Statement”) shall thereafter be deemed the final Closing Statement for all purposes of this Agreement. The Final Closing Statement and the determinations contained therein shall be prepared in accordance with the U.S. GAAP and otherwise in accordance with this Agreement. The Final Closing Statement will also include (i) with respect to any Closing Net Debt, the amount owed to each creditor of any of the members of the Company Group and, the payoff amount to be satisfied at the Closing, payment instructions, together with payoff and lien release letters from each Company Group creditors in form and substance reasonably acceptable to Purchaser, and (ii) expenses related to the Merger and other transaction contemplated by this Agreement, the amount owed to each payee thereof and payment instructions

(b) [Reserved].

(c) Conversion of Company Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, Merger Sub, the Company or the Company Shareholders, each share of Company Capital Shares and any rights to acquire Company Capital Shares issued and outstanding immediately prior to the Effective Time shall be canceled and automatically converted into the right to receive, without interest, a number of Purchaser Merger Shares equal to the Closing Consideration Conversion Ratio as set forth on Schedule 3.1(c), in each case, subject to Section 10.3 below.

(d) [Reserved].

(i) [Reserved]

(ii) [Reserved]

(iii) [Reserved]

€ [Reserved].

(f) [Reserved].

(g) Conversion of Shares of Merger Sub. Each share of Merger Sub that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without further action on the part of the shareholders of Merger Sub, be converted into and become shares of the Surviving Corporation and Purchaser shall be the sole shareholder of the Surviving Corporation.

(h) Treatment of Company Securities Owned by the Company. At the Effective Time, all Company Securities that are owned by the Company as treasury shares immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

(i) No Liability. Notwithstanding anything to the contrary in this Section 3.1, no party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(j) Indemnification Escrow Shares. Notwithstanding anything to the contrary in the other provisions of this Section 3.1, Purchaser shall withhold from the Purchaser Merger Shares otherwise issuable to the Escrow Participant pursuant to this Section 3.1 such number of Purchaser Class A Ordinary Shares as determined in accordance with Section 1.36.

(k) Ownership of Company Securities. No later than ten (10) days prior to the Closing Date, the Company shall deliver to Purchaser a final Schedule 1.17, which shall set forth, as of the immediately prior to the Effective Time, the following information: (i) the name of each Company Shareholder, (ii) the number and kind of each Company Security held by each Company Shareholder, including, if applicable, the number of Company

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Shares issuable upon exercise or conversion of such Company Security and the exercise price per share for such Company Security, (iii) the vesting arrangements with respect to each Company Security held by such Company Shareholder (including the vesting schedule, vesting commencement date, date fully vested and the extent to which such Company Security is vested as of the Closing), (iv) the total number of Purchaser Ordinary Shares issuable pursuant to Section 3.1(a) in respect of each Company Security held by such Company Shareholder; (v) the total number of Purchaser Ordinary Shares issuable upon exercise or conversion of each Company Security held by such Company Shareholder following the assumption by Purchaser of such Company Security pursuant to Section 3.1(d) and the respective exercise price per share applicable to such Company Security following such assumption; and (vi) the number of Indemnification Escrow Shares deposited into the Escrow Account on behalf of such Company Shareholder pursuant to Section 3.1(j) and Section 10.3.

3.2 Surrender of Company Securities; Issuance of Closing Purchaser Merger Shares.

(a) Surrender of Certificates. All Purchaser Merger Shares issued upon the cancellation of Company Securities in accordance with the terms hereof, shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Securities.

(b) Lost or Destroyed Certificates. In the event any certificates representing Company Securities shall have been lost, stolen or destroyed, the Purchaser shall issue in exchange for such lost, stolen or destroyed certificates or securities, as the case may be, upon the making of an affidavit of that fact by the holder thereof (without the requirement to post a bond), such securities, as may be required pursuant to this Section 3.2 and Section 10.3.

(c) No certificates or scrip representing fractions of Purchaser Merger Share will be issued pursuant to the Merger, including with respect to any release of the Escrow Shares pursuant to Section 3.1(j) and the Indemnification Escrow Agreement and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Purchaser. All fractions of Purchaser Merger Shares will be rounded down to the nearest whole share of Purchaser Class A Ordinary Shares.

(d) Legend. Each certificate representing Purchaser Merger Shares issued pursuant to this Agreement shall bear the legend set forth below, or legend substantially equivalent thereto, together with any other legends that may be required by any securities Laws at the time of the issuance of the Purchaser Class A Ordinary Shares:

THE ORDINARY SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION HAS BEEN REGISTERED UNDER THE ACT AND THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION COVERING SUCH SECURITIES OR (II) THE ISSUER OF THE ORDINARY SHARES HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT AND SUCH OTHER APPLICABLE LAWS.

THE SHARES PRESENTED BY THIS CERTI”ICATE ARE RESTRICTED AND MAY ONLY BE TRANSFERRED TO QUALIFIED PARTIES APPROVED BY THE COMPANY AND CONTINUE TO BE RESTRICTED POST SUCH APPROVED TRANSFERS. THESE SHARES ARE NOT ELIGIBLE FOR REGISTRATION UNTIL TWELVE (12) MONTHS AFTER THE EFFECTIVE DATE OF THE INIITIAL ISSUANCE DATE ON THIS CERTIFICATE.

3.3 Company Deposit. On August 30, 2023, the Company has deposited, or has caused to be deposited, with Purchaser in its operating bank account or with its legal counsel (Purchaser has provided account instructions) by wire transfer of immediately available funds the sum of $330,000 (the “Company Deposit”). In the event of termination of this Agreement, Purchaser shall have the right, without further action, to retain the full amount of the Company Deposit. In the event that Purchaser is entitled to terminate this Agreement and receive the Break-Up Fee as provided in Section 12.5 below, the amount of the Break-Up Fee payment shall be reduced by the Company Deposit paid hereunder.

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3.4 Withholding Rights and Tax Rulings. The Company, Purchaser or any Person acting on their behalf (each, a “Payor”), shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement such amounts as are required to be deducted and withheld therefrom under any applicable provision of federal, local or foreign Tax law or under any applicable legal requirements (including, for the avoidance of doubt, the regulation of withholding from assets and services). To the extent such amounts are so deducted and withheld and remitted to the applicable Tax authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid (each, a “Payee”), and the Payor shall promptly provide the applicable Payee with a document evidencing the amount so withheld and remitted to the Tax authority with respect to the payment made to such Payee.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY GROUP AND THE SHAREHOLDERS’ REPRESENTATIVE

Except as set forth in the disclosure schedules delivered by the Company Group to the Purchaser prior to the execution of this Agreement which disclosure schedules shall be in form and substance reasonably acceptable to Purchaser (the “Disclosure Schedule”), each of (i) the Company Group and (ii) the Shareholders’ Representative on behalf of the Company Shareholders hereby represents and warrants to Purchaser and Merger Sub that each of the following representations and warranties are true, correct and complete as of the date of this Agreement and as of the Closing Date.

4.1 Corporate Existence and Power. The Company is a company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands, and each of the Company Shareholders: (i) which are a company incorporated in the British Virgin Islands are duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands and (ii) which is a trust, is a valid and existing trust established under the laws of the British Virgin Islands or the laws of Hong Kong, as the case may be. Each of the Company and each Company Shareholder (ii) have all power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on the Business (in the case of the Company) and their business (in the case of each Company Shareholder) as presently conducted and as proposed to be conducted, except where the failure to have any license, franchise, permits, authorizations, permits, authorizations consents and approvals, would not have a Material Adverse Effect. The Company and Company Shareholders have the corporate power and authority to own or lease all of its and their properties and assets and to carry on its Business (or their business in the case of each of the Company Shareholders) as it is now being conducted, and that each of the Company and the Company Shareholders are duly licensed or qualified to do business in each jurisdiction in which such properties are owned or leased by them or the operation of its Business (or their business in the case of each of the Company Shareholders) as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. The Company and its Subsidiaries have offices located only at the addresses set forth on Schedule 4.1.

4.2 Authorization. The execution, delivery and performance by the Company and the Shareholders’ Representative of this Agreement and the Additional Agreements and the consummation by the Company and the Company’s Shareholders of the transactions contemplated hereby and thereby are within the corporate or other powers of the Company and the Company Shareholders (including pursuant to any trust deed establishing such Company Shareholder) and have been duly authorized by all necessary corporate or other action on the part of the Company, the Company’s Shareholders, the trustee of any trust and any investment power holder, settlor or protector of such trust. This Agreement constitutes, and, upon their execution and delivery, each of the Additional Agreements will constitute, a valid and legally binding agreement of the Company and the Company Shareholders enforceable against the Company and each of the Company Shareholders in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity. The (1) Board of Directors of the Company and that of each of the Company’s Shareholders, by resolutions duly adopted (and not thereafter modified or rescinded) by the unanimous vote of each such Board of Directors, and (2) where necessary, the trustee, investment power holder, settlor and protector of any Company Shareholder that is a trust, has (i) approved this Agreement and the other Transactions and determined that this Agreement and the Transactions, upon the terms and subject to the conditions set forth herein, advisable, fair to and in the best interests of the Company, the Company Shareholders and any beneficiary of any trust, as the case may be, (ii) approved this Agreement in accordance with the provisions of the

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Companies Act and the Charter Documents or trust deed, as the case may be, and (iii) directed that the adoption of this Agreement be submitted to the Company Shareholders for consideration and unanimously recommended that all of the Company Shareholders adopt this Agreement. The affirmative vote of more than two-thirds (66.66%) of the voting power of the Shareholders who are present in person or by proxy at a duly convened and quorate meeting and voting thereon or by written consent of all of the Company’s Shareholders shall be required by the Company to approve the transactions contemplated by this Agreement by the Shareholders (the “Company Shareholder Approval”). The Company has duly obtained the Company Shareholder Approval for this Agreement and the transactions contemplated hereby in accordance with the provisions of the Companies Act and the Charter Documents of the Company.

4.3 Governmental Authorization. The Business of the Company and the Company Shareholders has been, and is being, conducted in compliance in all material respects of all applicable Laws. Neither the Company nor the Company Shareholders have received any written communication alleging any material noncompliance with any such Laws that has not been cured. The Company has obtained and is in compliance in all material respects with all material permits, licenses, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Entity necessary to conduct its Business as presently conducted. Except for the approvals listed on Schedule 4.3, neither the execution, delivery nor performance by the Company or any Company Shareholder of this Agreement or any Additional Agreements or any transaction contemplated hereby or thereby requires any consent, approval, license, order or other action by or in respect of, or registration, declaration or filing with, any Authority as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “Governmental Approval”).

4.4 Non-Contravention. None of the execution, delivery or performance by the Company, any Company Shareholder, the trustee, investment power holder, settlor and protector of any Company Shareholder that is a trust or the Shareholders’ Representative of this Agreement or any Additional Agreements or any transaction contemplated hereby or thereby does or will (a) contravene or conflict with the organizational or constitutive documents of any member of the Company Group or Company Shareholders, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Company Group or Company Shareholders, (c) except for the Contracts listed on Schedule 4.16(a) requiring Company Consents (but only as to the need to obtain such Company Consents), constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company Group or Company Shareholders or require any payment or reimbursement or to a loss of any material benefit relating to the Business to which the Company Group or Company Shareholders are entitled under any provision of any Permit, Contract or other instrument or obligations binding upon the Company Group or Company Shareholders or by which any of the Company Capital Stock or any of the Company Group’s assets is or may be bound or any Permit, (d) result in the creation or imposition of any Lien on any of the Company Capital Stock, (e) cause a loss of any material benefit relating to the Business to which the Company Group are entitled under any provision of any Permit or Contract binding upon the Company Group, (f) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Company Group’s assets, or (g) require any consent, approval or waiver from any Person pursuant to any provision of the Charter Documents, except for such consent, approval or waiver which shall be obtained prior to the Closing.

4.5 Capitalization. The Company’s authorized and issued share capital and debt capital is described on Schedule 4.5 annexed hereto. Such equity and debt securities are sometimes referred to as “Company Capital Stock”.

(a) No Company Capital Stock is held in its treasury. All of the issued and outstanding Company Capital Stock has been duly authorized and validly issued, is fully paid and non-assessable and has not been issued in violation of any preemptive or similar rights of any Person. All of the issued and outstanding Company Capital Stock is owned of record and, to the Company’s knowledge, beneficially by the Company Shareholders as set forth on Schedule 1.17, free and clear of all Liens (other than usual and customary federal and state securities laws regarding the transfer of unregistered securities). Except as set forth on Schedule 1.17, no outstanding Company Capital Stock is subject to any right of first refusal, right of first offer, preemptive right or similar restriction. The

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only shares of Company Capital Stock that will be outstanding after Closing will be the Company Capital Stock owned by the Purchaser following the consummation of the Merger. No other class of shares of the Company is authorized or outstanding. Except as set forth in Schedule 1.17, there are no: (a) outstanding subscriptions, options, warrants, rights (including “phantom share rights”), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any shares of the Company, or (b) agreements with respect to any of the Company Capital Stock, including any voting trust, other voting agreement or proxy agreements, put or redemption rights with respect thereto.

(b) No later than five (5) Business Days prior to Closing, the Company shall provide to Purchaser an updated Schedule 1.17 and Schedule 4.5 to reflect any and all changes thereto. Nothing contained in this Section 4.5(b) or in the updated Disclosure Schedules delivered pursuant hereto shall be construed or deemed to: (i) modify the Company’s obligations to obtain Purchaser’s prior consent to the issuance of any securities representing Company Capital stock pursuant to Section 6.1 (xviii) below; or (ii) alter or amend the total aggregate number of Purchaser Merger Shares issuable to the Company Shareholders pursuant to Section 3.1(a); or (iii) alter or amend the Closing Consideration Conversion Ratio.

(c) [Reserved].

(d) Except as set forth on Schedule 4.5(d), no employee of the Company or other Person has received an offer letter or other Contract which is still outstanding that contemplates a grant of, or right to purchase or receive: any securities of the Company, that in each case, have not been issued or granted as of the date of this Agreement.

4.6 Charter Documents. Copies of the Charter Documents have heretofore been made available to Purchaser, and such copies are each true and complete copies of such instruments as amended and in effect on the date hereof. The Company has not taken any action in violation or derogation of its Charter Documents. Copies of the Charter Documents or any trust deed, as the case may be, for the Company Shareholders have heretofore been made available to Purchaser (or shall be made available to Purchaser prior to Closing), and such copies are (or shall be) each true and complete copies of such instruments as amended and in effect on the date hereof. Neither the Company Shareholders, nor any trustee, investment power holder, settlor and protector of any Company Shareholder that is a trust, have taken any action in violation or derogation of their respective Charter Documents.

4.7 Corporate Records. All proceedings occurring since the date of incorporation of the Company of the board of directors or other governing body of the Company, including all committees thereof, and of the Company Shareholders, and all consents to actions taken thereby, are accurately reflected, in all material respects, in the minutes and records contained in the corporate minute books of the Company and made available to the Purchaser. The register of members of every class of Company Securities of the Company is complete and accurate.

4.8 Assumed Names. Schedule 4.8 is a complete and correct list of all assumed or “doing business as” names currently or, within five (5) years of the date of this Agreement used by the Company Group, including names on any websites. Since the date of the Company’s incorporation, none of the members of the Company Group has used any name other than the names listed on Schedule 4.8 to conduct the Business. The Company Group has filed appropriate “doing business as” certificates in all applicable jurisdictions with respect to itself.

4.9 Subsidiaries. Except as set forth on Schedule 1.75, the Company owns or will own prior to the Effective Time any and all of the equity interests of each of the Subsidiaries set forth on Schedule 1.75, free and clear of all Liens and legal and equitable encumbrances. Each Subsidiary is duly organized and validly existing under the Laws of the State of its incorporation or formation and each Subsidiary is or will be at Closing, controlled by the Company. The share capital of each Subsidiary is duly paid according to its articles of incorporation. Except for the Subsidiaries set forth on Schedule 1.75, the Company (i) does not own or Control, directly or indirectly, any ownership, equity, profits or voting interest in any Person or has any agreement or commitment to purchase any such interest, and (ii) has not agreed and is not obligated to make, nor is bound by any Contract under which it may become obligated to make, any future investment (in the form of a loan, capital contribution or otherwise) in any other Person. The Company has delivered to Purchaser a true and correct and complete copy of each and every

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agreement and contract to acquire any Person. On or before the Closing Date, any Person set forth on Schedule 1.75 shall be controlled as of such date and there shall be not be outstanding any rights or options of any kind or nature held by any Person other than Purchaser to acquire any shares or capital stock or to obtain or share in any profits of the Company or any Subsidiary.

(a) Each Subsidiary has all corporate power and authority, and all governmental licenses, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on the Business as presently conducted and as proposed to be conducted, except where the failure to have any license, franchise, permits, authorizations, permits, authorizations consents and approvals, would not have a Material Adverse Effect. Each Subsidiary is qualified to do business as a foreign entity in any jurisdiction where the character of the property owned or leased by such Subsidiary or the nature of its activities make qualification of such Subsidiary in any such jurisdiction necessary. Each Subsidiary has offices or physical locations located only at the addresses set forth by its name on Schedule 4.9.

(b) No outstanding shares or capital stock or other securities of any Subsidiary is subject to any right of first refusal, right of first offer, preemptive right or similar restriction. Except as set forth on Schedule 4.9(b), there are no: (i) outstanding subscriptions, options, warrants, rights (including “phantom stock rights”), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any shares of the capital stock or other securities of any Subsidiary, or (ii) agreements with respect to any of the capital stock or other securities of any Subsidiary, including any voting trust, other voting agreement or proxy with respect thereto. Any such subscriptions, options, warrants, rights (including “phantom stock rights”), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any shares of the capital stock or other securities of any Subsidiary shall be terminated prior to the Closing Date.

(c) Each Subsidiary of the Company has conducted and continues to conduct the Business in any material respect in compliance with all Laws, judgment, order and decree entered by any Authority, domestic or foreign, applicable to such Subsidiary or its Business. Each Subsidiary of the Company is not in any material respect in violation of, has not since the date of the Company’s incorporation, violated, and to the Company’s best knowledge, has not since the date of the Company’s incorporation been threatened in writing to be charged with or given written notice of any violation of, any Law, or judgment, order or decree entered by any Authority, domestic or foreign.

(d) Each Subsidiary of the Company has all Permits necessary to operate its Business, as it is now being conducted, except where the failure to have such Permit would not have a Material Adverse Effect.

4.10 Consents. There are no Contracts binding upon the Company Group or by which any of the Company Capital Stock or any of the Company Group’s assets or the Company Shareholders or the trustee, investment power holder, settlor or protector of any Company Shareholder that is a trust are bound, requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “Company Consent”).

4.11 Financial Statements.

(a) Correct and complete copies of the following financial statements have been made available to Purchaser prior to the Execution Date and are included at Schedule 4.11: (i) the audited consolidated financial statements of the Company Group as of and for the fiscal year ended December 31, 2021 and 2022; and (ii) the unaudited consolidated financial statements of the Company Group as of and for the three (3) months ended March 31, 2023 consisting of (A) the audited consolidated balance sheet as of December 31, 2021and 2022, and the unaudited consolidated balance sheet as of March 31, 2023; (B) the audited consolidated income statement for the twelve (12) month period ended on December 31, 2021, the audited consolidated income statement for the twelve (12) month period ended on December 31, 2022, the unaudited consolidated income statement for the three (3) month period ended on March 31, 2022 and 2023; (C) the audited consolidated cash flow statement for the twelve (12) month period ended on December 31, 2021 and 2022, and the unaudited consolidated cash flow statement for the three (3) month period ended on March 31, 2022 and 2023; and (D) the related notes for

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each of the fiscal years ended December 31, 2021 and 2022, and for each of the three (3) month periods ended March 31, 2022 and 2023 (collectively, the “Financial Statements” and the unaudited consolidated balance sheet as of March 31, 2023 (the “Balance Sheet Date”) included therein, the “Balance Sheet”).

(b) The Financial Statements are materially true, complete and correct, and fairly present, in conformity with U.S. GAAP applied on a consistent basis, the financial position of the Company Group as of the dates thereof and the results of operations of the Company Group for the periods reflected therein. The Financial Statements (i) were prepared from the Books and Records of the Company Group; and (ii) were prepared in accordance with U.S. GAAP consistently applied.

(c) Except as: (i) specifically disclosed, reflected or fully reserved against on the Balance Sheet; (ii) liabilities and obligations incurred in the ordinary course of business since the date of the Balance Sheet; (iii) liabilities that are executory obligations arising under Contracts to which any member of the Company Group is a party (none of which results from, arises out of, or relates to any breach or violation of, or default under, a Material Contract or applicable Law); (iv) expenses incurred in connection with the negotiation, execution and performance of this Agreement, any Additional Agreement or any of the transactions contemplated hereby or thereby; (v) liabilities that would not have a Material Adverse Effect; and (vi) liabilities set forth on Schedule 4.11(c), the Company Group does not have any material liabilities, debts or obligations of any nature of the type required to be reflected on a balance sheet in accordance with GAAP.

(d) [Reserved].

(e) Neither the Company nor any member of the Company Group is a party to, or has any commitment to become a party to, any “off balance sheet arrangements” that would be required to be disclosed under Item 303(a) of Regulation S-K promulgated by the SEC or any “variable interest entities” (within the meaning Accounting Standards Codification 810). Since the date of the Company’s formation (the “Applicable Date”), to the Knowledge of the Company, no material complaints from any source regarding accounting, internal accounting controls or auditing matters, including with respect to the Financial Statements, have been received by the Company. To the Company’s Knowledge, since the Applicable Date, the Company Group has not identified or been made aware of any fraud, whether or not material, that involves the management or other employees of the Company or any of its Subsidiaries that have a significant role in the Company’s internal control over financial reporting and the preparation of the Financial Statements.

4.12 Books and Records. All Contracts, documents, and other papers or copies thereof delivered to Purchaser by or on behalf of the Company Group are accurate, complete, and authentic.

(a) The Books and Records of each member of the Company Group accurately and fairly, in reasonable detail, reflect the transactions and dispositions of assets of and the providing of services by the Company Group. The Company and each member of the Company Group maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) as required by Rule 13a-15 promulgated under the Exchange Act sufficient to provide reasonable assurance that:

(i) transactions are executed only in accordance with the respective management’s authorization;

(ii) all income and expense items are promptly and properly recorded for the relevant periods in accordance with the revenue recognition and expense policies maintained by the Company, as permitted by U.S. GAAP; and

(iii) access to assets is permitted only in accordance with the respective management’s authorization.

(b) All accounts, books and ledgers of each member of the Company Group have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. Except as disclosed on Schedule 4.12(b), no member of the Company Group does not have any records, systems controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any mechanical, electronic or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership (excluding licensed software programs) and direct control of each member of the Company Group and which is not located at the relevant office.

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(c) From and after the Effective Time, the Company and each member of the Company Group shall maintain a system of disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures will be designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and at Closing, such disclosure controls and procedures will be effective in all material respects to perform the functions for which they were established.

4.13 Absence of Certain Changes. Since the Balance Sheet Date, the Company Group has conducted the Business in the ordinary course consistent with past practices. Without limiting the generality of the foregoing, except as set forth on Schedule 4.13, since the Balance Sheet Date, there has not been:

(a) any Material Adverse Effect;

(b) any material transaction, Contract or other instrument entered into, or commitment made, by the Company Group, or any of the Company Group’s assets (including the acquisition or disposition of any assets) or any relinquishment by the Company Group of any Contract or other material right, in either case other than transactions and commitments in the ordinary course of business consistent in all respects, including kind and amount, with past practices and those contemplated by this Agreement;

(c) (i) any redemption of, declaration, setting aside or payment of any dividend or other distribution with respect to any capital stock or other equity interests in the Company Group; (ii) any issuance by the Company Group of shares of capital stock or other equity interests in the Company Group, or (iii) any repurchase, redemption or other acquisition, or any amendment of any term, by the Company Group of any outstanding shares of capital stock or other equity interests;

(d) any material change in any compensation or benefits arrangement or agreement with any employee, officer, director or shareholder of the Company or the Subsidiary, except for changes or amendments that are expressly provided for in this Agreement;

(e) (i) any creation or other incurrence of any Lien (other than Permitted Liens) on the Company Capital Stock or any other capital stock or securities of the Company Group or on any of the Company Group’s assets, and (ii) any making of any loan, advance or capital contributions to or investment in any Person by the Company Group;

(f) any material personal property damage, destruction or casualty loss or personal injury loss (whether or not covered by insurance) affecting the business or assets of the Company Group;

(g) any material labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company Group, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company Group;

(h) any sale, transfer, lease to others or otherwise disposition of any of its assets by the Company Group except for inventory sold in the ordinary course of business consistent with past practices or immaterial amounts of other Tangible Personal Property not required by its business;

(i) any capital expenditure by the Company Group in excess in any fiscal month of an aggregate of $1,000,000 or entering into any lease of capital equipment or property under which the annual lease charges exceed $200,000 in the aggregate by the Company Group;

(j) any institution of litigation, settlement or agreement to settle any litigation, action, proceeding or investigation before any court or governmental body relating to the Company Group or its property or suffering of any actual or threatened litigation, action, proceeding or investigation before any court or governmental body relating to the Company Group or its property;

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(k) any waiver by the Company or the Subsidiary of a material right or of a material debt owed to it;

(l) the incurrence of any Indebtedness, or any loan of any monies to any Person or guarantee of any obligations of any Person by the Company Group;

(m) except as required by U.S. GAAP, any change in the accounting methods or practices (including, any change in depreciation or amortization policies or rates) of the Company Group or any revaluation of any of the assets of the Company Group;

(n) except as described on Schedule 4.13(n) any amendment to any member of the Company Group’s organizational documents, or any engagement by the Company Group in any merger, consolidation, reorganization, reclassification, liquidation, dissolution or similar transaction;

(o) any acquisition of assets (other than acquisitions of inventory in the ordinary course of business consistent with past practice) or business of any Person;

(p) any material Tax election made by the Company Group outside of the ordinary course of business consistent with past practice, or any material Tax election changed or revoked by the Company Group; any material claim, notice, audit report or assessment in respect of Taxes settled or compromised by the Company Group; any annual Tax accounting period changed by the Company Group; any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement relating to any Tax entered into by the Company Group; or any right to claim a material Tax refund surrendered by the Company Group; or

(q) any commitment or agreement to do any of the foregoing.

4.14 Properties; Title to the Company’s Assets

(a) The items of Tangible Personal Property are in good operating condition and repair and function in accordance with their intended uses (ordinary wear and tear excepted) and are suitable for their present uses.

(b) All of the Tangible Personal Property is located at the office of the Company or the offices of a member of the Company Group.

(c) The Company and each member of the Company Group has good and valid title in and to, or in the case of the Leases and the assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use, all of their assets reflected on the Balance Sheet. Except as set forth on Schedule 4.14(c), no such asset is subject to any Liens other than Permitted Liens. The Company Group’s assets, including all Intellectual Property Rights, constitute all of the assets of any kind or description whatsoever, including goodwill, for the Company Group to operate the Business immediately after the Closing in the same manner as the Business is currently being conducted.

4.15 Litigation. Except as set forth on Schedule 4.15, there is no Action pending against, or to the best knowledge of the Company threatened against or affecting, the Company, the Company Shareholders, the trustee, investment power holder, settlor and protector of any Company Shareholder that is a trust, or any Subsidiary, any of their officers or directors in connection with the Business, or any Company Capital Stock or any of the Company’s Group assets or any Contract before any court, Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements. There are no outstanding judgments, awards, decree, injunction, or order of any Authority outstanding against the Company Group, the Company Shareholders or any legal or natural person parents of any such shareholders, any Subsidiary of the Company or any of its or their assets or properties which would not have Material Adverse Effect on the Company or any Subsidiary of the Company. Neither the Company, the Company Shareholders, nor any Subsidiary of the Company is, and has not been in the past three (3) years, subject to any material proceeding with any Authority. Neither the Company nor any of its Subsidiaries is party to a settlement or similar agreement regarding any of the matters set forth in the preceding sentence that contains any ongoing material obligations, restrictions or liabilities (of any nature).

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4.16 Contracts.

(a) Schedule 4.16(a) of the Disclosure Schedule lists all Contracts, oral or written (collectively, “Material Contracts”) to which, as of the date of this Agreement, any member of the Company Group is a party, or by which any of its tangible or intangible assets are bound, and which are currently in effect and constitute the following:

(i) all Contracts that require annual payments or expenses incurred by, or annual payments or income to, the Company Group of $150,000 or more (other than standard purchase and sale orders entered into in the ordinary course of business consistent with past practice);

(ii) all sales, advertising, agency, lobbying, broker, sales promotion, market research, marketing or similar contracts and agreements, in each case requiring the payment of any commissions by the Company Group in excess of $150,000 annually;

(iii) all Contracts with involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company Group;

(iv) all employment Contracts, employee leasing Contracts, and consultant and sales representatives Contracts with the 8 highest compensated current officer, director, employee, and 2 highest compensated third-party consultant in terms of income of the Company Group as of June 30, 2023 ;

(v) all Contracts creating a joint venture, strategic alliance, limited liability company and partnership agreements to which the Company Group is a party;

(vi) all Contracts relating to any acquisitions or dispositions of any business or material assets by the Company Group (other than acquisitions or dispositions of inventory in the ordinary course of business consistent with past practice), including, without limitation, Contracts (A) containing any standstill or similar agreement pursuant to which a Person has agreed not to acquire assets or securities of another Person; (B) with any supplier of a significant quantity of goods or components, and (C) contemplated by Section 7.8 below;

(vii) each Contract that (A) relates to the direct or indirect acquisition or disposition of any securities, capital stock or other similar interests, assets or business (whether by merger, sale of stock, sale of assets or otherwise) or (B) contains a put, call, right of first refusal, right of first offer or similar right pursuant to which the Company Group could be required to, directly or indirectly, purchase or sell, as applicable, any securities, capital stock or other interests, assets or business of any other Person;

(viii) all Contracts for material licensing agreements, including material Contracts licensing Intellectual Property Rights, other than (a) “shrink wrap” or other licenses for generally commercially available software (including open source software) or hosted services, (b) customer or channel partner Contracts substantially on Company’s standard forms, (c) Contracts with Company’s own employees or contractors substantially on Company’s standard forms, and (d) standard non-disclosure agreements (collectively, and excluding all material transfer and other sample agreements services agreements and scientific advisory board agreements, “Standard Contracts”);

(ix) all Contracts limiting the freedom of the Company Group to compete in any line of business or with any Person or in any geographic area;

(x) all Contracts relating to patents, trademarks, service marks, trade names, brands, copyrights, trade secrets and other Intellectual Property Rights of the Company Group other than Standard Contracts, material transfer and other sample agreements services agreements and scientific advisory board agreements;

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(xi) all Contracts providing for guarantees, indemnification arrangements and other hold harmless arrangements made or provided by the Company Group, including all ongoing agreements for repair, warranty, maintenance, service, indemnification or similar obligations other than Standard Contracts;

(xii) all Contracts with or pertaining to the Company Group to which any director, officer, or Affiliate of the Company Group, or any Person beneficially owning 5% or more of the outstanding capital stock of the Company or any of their respective Affiliates, is a party, other than any Contracts relating to such Affiliate’s status as a Company Shareholder;

(xiv) all Contracts relating to outstanding Indebtedness or Liens;

(xv) any Contract relating to the voting or control of the equity interests of the Company Group or the election of directors of the Company Group (other than the organizational documents of the Company Group);

(xvii) any Contract that can be terminated, or the provisions of which are altered, as a result of the consummation of the transactions contemplated by this Agreement or any of the Additional Agreements to which the Company Group is a party;

(xix) any Contract for which any of the benefits, compensation or payments (or the vesting thereof) will be increased or accelerated by the consummation of the transactions contemplated hereby or the amount or value thereof will be calculated on the basis of any of the transactions contemplated by this Agreement;

(xx) each Contract evidencing financial or commodity hedging or similar trading activities, including any interest rate swaps, financial derivatives master agreements or confirmations, or futures account opening agreements and/or brokerage statements or similar Contract;

(xxi) each Contract that prohibits the payment of dividends or distributions in respect of the capital stock or other equity interests of the Company Group, the pledging of the capital stock or other equity interests of the Company Group or the incurrence of indebtedness by the Company Group;

(xxii) each Contract obligating the Company Group to purchase or otherwise obtain any product or service exclusively from a single third party or granting any third party the exclusive right to develop, market, sell or distribute any of the Company Group’s products or services;

(xxiii) each Contract with current or former officers, directors or employees of the Company Group, in each case in respect of which the Company Group has any (A) ongoing base compensation obligations in excess of $50,000 on an annual basis; or (B) indemnification obligations;

(xxiv) each Contract related to any settlement of any proceeding;

(xxv) each collective bargaining agreement or Contract with any union, staff association, works council or other agency or representative body certified or otherwise recognized for the purposes of bargaining collectively with respect to employees of the Company Group; and

(xxiv) each Contract under which the consequences of a default, non-renewal or termination would reasonably be expected to have a Material Adverse Effect.

(b) Except as set forth on Schedule 4.16(b), each Material Contract is a valid and binding agreement, and is in full force and effect (subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies), and neither the Company Group nor, to the Company’s best knowledge, any other party thereto, is in material breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract. Except as set for the on Schedule 4.16(b), the Company Group has not assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any Material Contracts, or granted any power of attorney with respect thereto.

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(c) Except as set forth on Schedule 4.16(c), none of the execution, delivery or performance by the Company of this Agreement or Additional Agreements to which the Company is a party or the consummation by the Company of the transactions contemplated hereby or thereby constitutes a default under or gives rise to any right of termination, cancellation or acceleration of any obligation of the Company Group or to a loss of any material benefit to which the Company Group is entitled under any provision of any Material Contract.

(d) Except as set for the on Schedule 4.16(d), each entity that is a constituent part of the Company Group is in compliance with all covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or agreements evidencing any Indebtedness which is intended to survive the Closing as described on Schedule 4.11(d). The Company is not required to obtain any approval or consent from the lender under any Material Contracts relating to outstanding Indebtedness or Liens in connection with the consummation of the transactions contemplated by this Agreement.

4.17 Licenses and Permits. Schedule 4.17 correctly lists each material license, franchise, permit, order or approval or other similar authorization required under applicable law to carry out or relating in any way to, the Business, together with the name of the Authority issuing the same (the “Permits”). Except as indicated on Schedule 4.17, such Permits are valid and in full force and effect, and none of the Permits will, assuming the related Company Consent has been obtained or waived prior to the Closing Date, be terminated or impaired or become terminable as a result of the transactions contemplated hereby. The Company Group has all Permits necessary to operate the Business, as it is now being conducted, except where the failure to obtain any Permit would not have a Material Adverse Effect on the Company or any Subsidiary.

4.18 Compliance with Laws. Except as set forth on Schedule 4.18, none of the Company Shareholders, the trustee, investment power holder, settlor or protector of any Company Shareholder that is a trust and the Company Group are not in material violation of, and has not since January 1, 2021 been threatened in writing to be charged with or given written notice of any violation of, any Law, or judgment, order or decree entered by any Authority, domestic or foreign.

(a) Without limiting the foregoing paragraph, none of the Company Shareholders, the trustee, investment power holder, settlor or protector of any Company Shareholder that is a trust and the Company Group are in material violation of, and to the Company’s and Shareholders’ Representative’s best knowledge is not under investigation with respect to nor has been threatened or charged with or given notice of any violation of any provisions of:

(i) any Law applicable to the Company and/or any of its Subsidiaries due to the specific nature of the Business, including Laws applicable to data privacy, data security and/or personal information (“Data Protection Laws”);

(ii) the Foreign Corrupt Practices Act of 1977 (§§ 78dd-1 et seq.), as amended (the “Foreign Corrupt Practices Act”) or any comparable or similar Law of any jurisdiction applicable to the Company; or

(iii) any Law regulating or covering conduct in, or the nature of, the workplace, including regarding sexual harassment or, on any impermissible basis, a hostile work environment.

(b) Without limiting the foregoing paragraph, neither the Company Group nor, to the knowledge of the Company, any director, officer, employee, Affiliate or Person acting on behalf of the Company or any Company Shareholders are currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(c) Except as set forth on Schedule 4.18, no Permit, license or registration is required by the Company Group in the conduct of the Business under any of the Laws described in this Section 4.18, except where the failure to obtain any Permit would not have a Material Adverse Effect on the Company or any Subsidiary.

4.19 Intellectual Property.

(a) Schedule 4.19 of the Disclosure Schedule sets forth a true, correct and complete list of all registered Intellectual Property Rights owned or filed by any member of the Company Group, specifying as to each, as applicable: (i) the nature of such Intellectual Property Right; (ii) the owner of such Intellectual Property Right;

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(iii) the jurisdictions by or in which such Intellectual Property Right has been issued or registered or in which an application for such issuance or registration has been filed; and (iv) other than Standard Contracts, all licenses, sublicenses and other agreements pursuant to which any Person is authorized to use such Intellectual Property Right. Schedule 4.19 of the Disclosure Schedule shall also include a true, correct and complete list of all proprietary Software, in each case, that is included in the Company Group’s Intellectual Property Rights and is material to the Company Group or the conduct of the Business.

(b) The Company Group has good, valid and marketable title and ownership of, or has sufficient and valid rights to use, all of the Intellectual Property Rights on Schedule 4.19 and Assets, all of which ownership and rights shall survive the execution, delivery, and performance of this Agreement and the Additional Agreements and the consummation of the transactions contemplated hereby and thereby, on identical terms and without modification, cancellation, termination, suspension of, or acceleration of any right, obligation or payment with respect to any such Intellectual Property Rights or Assets. As used herein, “Assets” means all intellectual property of any kind whatsoever held or that may be held by the Company Group. The Company Group (i) exclusively owns all right, title, and interest in and to all Intellectual Property Rights owned or purported to be owned by the Company Group, and (ii) is the exclusive licensee of all other Intellectual Property Rights, in each case, free and clear of all Liens. The Company Group has in its possession all know-how, information, and embodiments of all Intellectual Property Rights, in each case, necessary and sufficient to enable the Company Group to use, practice, and exploit the in-licensed Intellectual Property Rights as contemplated to be used, practiced, and exploited in the conduct of the Business.

(c) All of the Company Group’s registered Intellectual Property Rights are subsisting, valid and enforceable. Neither the Company Group nor any of the Company Group’s Intellectual Property Rights are subject to any outstanding Order materially adversely affecting the validity or enforceability of, or the Company Group’s ownership or exclusive use of, or exclusive rights in or to, any such Intellectual Property Rights or otherwise restricting or materially adversely affecting the Company Group’s right to own, license or use any Intellectual Property Rights. All of the Company Group’s registered Intellectual Property Rights has been maintained effective by the filing of all necessary filings, maintenance and renewals and timely payment of requisite fees. No loss or expiration of any registered Intellectual Property Rights is threatened, pending or reasonably foreseeable that would be materially adverse to the conduct of the Business.

(e) The Company Group has not (i) been sued or charged in writing with, been a defendant in any Action that involves a claim of infringement of any Intellectual Property Rights; or (ii) received any written claim, notice, invitation to license or similar communication (A) contesting or challenging the use, validity, enforceability or ownership by the Company Group of any Intellectual Property Rights, or (B) alleging that the Company Group or its current or planned products or services or the conduct of the Business infringes, misappropriates or otherwise violates (or will infringe, misappropriate, or otherwise violate) the Intellectual Property Rights of any Person, whether directly or indirectly. The Company has no knowledge of any other claim of infringement by the Company Group, and to the knowledge of the Company, no Person has infringed, misappropriated or otherwise violated any Intellectual Property Rights of the Company Group.

(f) The Company Group, the conduct of the Business, the currently contemplated conduct of the Business following the Closing, and the current or planned products or services of the Company Group (including the use, manufacture, marketing, sale, offering for sale, importation, or other commercialization thereof), in each case, to the Knowledge of the Company (i) currently do not infringe, misappropriate or otherwise violate and have not infringed, misappropriated or otherwise violated any Intellectual Property Rights of any Person; and (ii) do not constitute and have not constituted unfair competition or trade practices under the Laws of any relevant jurisdiction.

(g) No funding, facility or personnel of any Governmental Entity, university, college, other educational institution or research center was used in the development of any Company Group Intellectual Property Rights.

(h) To the knowledge of the Company Group, as of the date of this Agreement there are no material disputes or litigation with respect to any material Intellectual Property Rights and the Company is not a party to any dispute or litigation relating to any Intellectual Property. Any Intellectual Property Rights used by the Company Group in the performance of any services under any Contract is, and upon the performance of such

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Contract remains, owned or in-licensed by the Company Group and no client, customer or other third-party has any claim of ownership on the Intellectual Property Rights used by Company Group in the performance of any such Contract.

(j) The Company Group has used commercially reasonable efforts and implemented sufficient measures to protect the confidentiality, integrity, value and availability to the Company of all trade secrets, confidential Intellectual Property Rights, or other confidential information material to the Company Group or the conduct of the Business. No such trade secret or confidential information has been disclosed by the Company to any Person (other than pursuant to a written confidentiality agreement with provisions reasonably restricting the use and disclosure thereof).

(k) The Assets owned, leased, outsourced, or licensed by the Company Group (including through cloud-based or other third-party service providers) in the operation of its Business are sufficient in all material respects for the current conduct of the Business, and the Assets are free from any disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines designed to facilitate or cause unauthorized access to, or disruption, significant impairment, disablement, or destruction of, Software, data or other materials. Prior to the Execution Date, there has been no unauthorized access to or unauthorized use of (i) any such Assets, (ii) any information stored on or processed by such Assets, or (iii) any confidential or proprietary information that is in the Company Group’s possession, custody, or control.

(l) Prior to the Closing, the Company Group will use commercially reasonable efforts to implement and, from the date of such implementation through the Closing Date, use commercially reasonable efforts to maintain commercially reasonable security designed to safeguard the confidentiality, availability, security and integrity of the Assets and all data and information stored thereon.

(m) [Reserved].

(n) Prior to the Closing, the Company Group will use commercially reasonable efforts to establish and implement and, from the date of such establishment and implementation through the Closing Date, use commercially reasonable efforts to maintain written policies and organizational, physical, administrative and technical measures regarding, the integrity and availability of the systems, privacy, cyber security and data security that are commercially reasonable for an enterprise of the size and nature of the Company Group, taken as a whole, and consistent in all material respects with (i) any contractual commitments of the Company Group relating to privacy, cyber security and data security, and (ii) any public facing statements or policies adopted by the Company Group relating to privacy, cyber security and data security (such policies and measures, collectively, the “Privacy and Security Policies”).

(o) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) since the Execution Date the Company Group has complied in all material respects with all applicable privacy, cyber security and data security Laws and Contracts, including with respect to the collection, use, storage, processing, transmission, transfer (including cross-border transfers), disclosure and protection of Personal Information in its possession or control and (ii) since the establishment and implementation of the Privacy and Security Policies, the Company Group has complied in all material respects with its Privacy and Security Policies.

(p) The Company Group will implement prior to Closing commercially reasonable measures consistent in all material respects with applicable Data Protection Laws to ensure the confidentiality, privacy and security of Personal Information in its possession or control from authorized access by any Person. The transactions contemplated by this Agreement will not result in the violation of any Data Protection Laws or the privacy policies of the Company Group.

4.20 Suppliers. Section 4.20 of the Disclosure Schedule sets forth a complete and accurate list of the top ten (10) suppliers of the Company Group for the twelve (12)-month period ended on the Execution Date based on the U.S. dollar value purchased from each supplier during such period (each, a “Significant Supplier”). No Significant Supplier or other material supplier, vendor, collaborator, distributor or licensor of the Company Group has cancelled or otherwise terminated its relationship with the Company Group or has materially altered, in a manner adverse to the Company Group, its relationship with the Company Group. To the Knowledge of the Company, no

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such Significant Supplier or other material supplier, vendor, collaborator, distributor or licensor has any plan or intention, and has not threatened to terminate, cancel or otherwise materially modify in a manner adverse to the Company Group its relationship with the Company Group.

4.21 Accounts Receivable and Payable.

(a) All accounts receivable of the Company Group reflected on the Financial Statements, and all accounts receivable arising subsequent to the date thereof, represent valid obligations arising from services actually performed by the Company Group in the ordinary course of business consistent with past practice. The accounts payable of the Company reflected on the Financial Statements, and all accounts payable arising subsequent to the date thereof, arose from bona fide transactions in the ordinary course consistent with past practice.

(b) To the best of the Company’s knowledge, there is no contest, claim, or right of setoff in any agreement with any maker of an account receivable relating to the amount or validity of such account, receivables or note involving an amount in excess of $100,000. Except as set forth on Schedule 4.21(b), to the best knowledge of the Company, all accounts and receivables are good and collectible in the ordinary course of business.

(c) The information set forth on Schedule 4.21(c) separately identifies any and all accounts, receivables of the Company Group which are owed by any Affiliate of the Company Group. Except as set forth on Schedule 4.21(c), the Company Group is not indebted to any of its Affiliates and no Affiliates are indebted to the Company Group.

4.22 Pre-payments. Except as set forth on Schedule 4.22, the Company Group has not received any payments with respect to any services to be rendered or goods to be provided after the Closing except in the ordinary course of business.

4.23 Employees.

(a) Schedule 4.23(a) sets forth a true, correct and complete list of the Chief Executive Officer, Chief Financial Officer, and each other executive officer of each member of the Company Group, setting forth their name and title.

(b) the Company Group is not a party to or subject to any collective bargaining agreement, or any similar agreement, and to the company’s knowledge there has been no activity or proceeding by a labor union or representative thereof to organize any employees of the Company Group.

(c) There are no pending or, to the knowledge of the Company, threatened claims or proceedings against the Company Group under any worker’s compensation policy or long-term disability policy.

4.24 Employment Matters.

(a) Schedule 4.24(a) sets forth a true and complete list of every employment agreement, commission agreement, employee group or executive medical, life, or disability insurance plan, and each incentive, bonus, profit sharing, retirement, deferred compensation, equity, phantom stock, stock option, stock purchase, stock appreciation right or severance plan of the Company Group now in effect or under which the Company Group has or might have any obligation, or any understanding between the Company Group and any employee concerning the terms of such employee’s employment that does not apply to the Company Group’s employees generally (collectively, “Labor Agreements”). The Company Group has previously delivered to Purchaser true and complete copies of each such Labor Agreement, any employee handbook or policy statement of the Company Group, and complete and correct information concerning the Company Group’s employees.

(b) Except as disclosed on Schedule 4.24(b):

(i) to the best knowledge of the Company Group, no employee of the Company Group, in the ordinary course of his or her duties, has breached or will breach any obligation to a former employer in respect of any covenant against competition or soliciting clients or employees or servicing clients or confidentiality or any proprietary right of such former employer; and

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(ii) the Company Group is not a party to any collective bargaining agreement, does not have any material labor relations problems, and to the Company’s knowledge, there is no pending representation question or union organizing activity respecting employees of the Company Group. Other than those employees with a written employment agreement, all employees are employees at will.

(c) Since the later of January 1, 2021, or the date of its formation, each member of the Company Group has complied in all material respects with all Labor Agreements and all applicable laws relating to employment or labor. There is no legal prohibition with respect to the permanent residence of any employee of the Company Group in the United States or his or her permanent employment by the Company Group. To its knowledge, no present or former employee, officer, director or manager of the Company has, or will have at the Closing Date, any claim against the Company Group for any matter including for wages, salary, or vacation or sick pay, or otherwise under any Labor Agreement. All accrued obligations of the Company applicable to its employees, whether arising by operation of Law, by Contract, by past custom or otherwise, for payments by the Company to any trust or other fund or to any Authority, with respect to unemployment or disability compensation benefits, social security benefits, under ERISA or otherwise, have been paid or adequate accruals therefor have been made.

4.25 Withholding. Except as disclosed on Schedule 4.25, all material obligations of each member of the Company Group applicable to its employees, whether arising by operation of Law, by contract, by past custom or otherwise, or attributable to payments by each member of the Company Group to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits or any other benefits for its employees with respect to the employment of said employees through the date hereof have been paid or adequate accruals therefor have been made on the Financial Statements. Except as disclosed on Schedule 4.25, all reasonably anticipated obligations of each member of the Company Group with respect to such employees (except for those related to wages during the pay period immediately prior to the Closing Date and arising in the ordinary course of business), whether arising by operation of Law, by contract, by past custom, or otherwise, for salaries and holiday pay, bonuses and other forms of compensation payable to such employees in respect of the services rendered by any of them prior to the date hereof have been or will be paid by each member of the Company Group prior to the Closing Date.

4.26 [Reserved].

4.27 Real Property.

(a) Except as set forth on Schedule 4.27, the Company Group does not own, or otherwise have an interest in, any Real Property, including under any Real Property lease, sublease, space sharing, license or other occupancy agreement. Each member of the Company Group has good and valid title to its respective leasehold estates in the offices described on Schedule 4.27, free and clear of all Liens. No member of the Company Group has not breached or violated any local zoning ordinance, and no notice from any Person has been received by the Company Group or served upon the Company Group claiming any violation of any local zoning ordinance except where such breach, violation or claim would not have a Material Adverse Effect on the Company Group.

(b) Except as set forth on Schedule1.42, With respect to each Lease: (i) it is valid, binding and in full force and effect; (ii) all rents and additional rents and other sums, expenses and charges due thereunder have been paid; (iii) the lessee has been in peaceable possession since the commencement of the original term thereof; (iv) no waiver, indulgence or postponement of the lessee’s obligations thereunder has been granted by the lessor; (v) there exist no material default or event of default thereunder by the Company Group or, to the Company’s knowledge, by any other party thereto; (vi) there exists no occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default by the Company Group thereunder; and (vii) to the Company’s knowledge, there are no outstanding claims of breach or indemnification or notice of default or termination thereunder. The Real Property leased by the Company Group is in a state of maintenance and repair in all material respects adequate and suitable for the purposes for which it is presently being used, and there are no material repair or restoration works likely to be required in connection with any of the leased Real Properties. Except as set forth on Schedule 4.27(b), the Company Group is in physical possession and actual and exclusive occupation of the whole of the leased property, none of which is subleased or assigned to another Person. The Lease leases all useable square footage of the premise located at the leased Real Property. The Company Group does not owe any brokerage commission with respect to any Real Property.

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4.28 Accounts. Schedule 4.28 sets forth a true, complete and correct list of the checking accounts, deposit accounts, safe deposit boxes, and brokerage, commodity and similar accounts of each member of the Company Group, including the account number and name, the name of each depositary or financial institution and the address where such account is located and the authorized signatories thereto.

4.29 Tax Matters. Except as set forth on Schedule 4.29:

(a) (i) Each member of the Company Group has duly and timely filed all material Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes which have become due; (ii) all such Tax Returns are true, correct and complete and accurate in all material respects; (iii) there is no Action, pending or proposed in writing, with respect to Taxes of the Company Group; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of the Company Group for which a Lien may be imposed on any of the Company Group’s assets has been waived or extended, which waiver or extension is in effect; (v) the Company Group has complied in all respects with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Company Group ; (vi) no stock transfer Tax, sales Tax, use Tax, real estate transfer Tax or other similar Tax will be imposed on the transfer of the Ordinary Shares of the Company by the Shareholders to the Purchaser pursuant to this Agreement; (vii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of the Company Group; (viii) other than the ruling application in connection with the agreement, there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority, or agreement with any Taxing Authority, with respect to the Company Group; (ix) no claim has ever been made by a Taxing Authority in a jurisdiction where the Company Group has not paid any Tax or filed Tax Returns, asserting that the Company Group is or may be subject to Tax in such jurisdiction, the Company Group is not nor has it ever been subject to Tax in any country other than the respective countries of incorporation or formation of the Company Group members by virtue of having a permanent establishment or other place of business in that country, and the members of the Company Group are and have always been tax residents solely in their respective countries of incorporation or formation; (x) the Company Group has provided to Purchaser true, complete and correct copies of all Tax Returns relating to, and all audit reports and correspondence relating to each proposed adjustment, if any, made by any Taxing Authority with respect to, any taxable period ending after the earlier of (y) the date of its formation or incorporation or (z) December 31, 2015; (xi) is not, and has ever been, a party to any Tax sharing or Tax allocation Contract; (xii) the Company Group is and has never been included in any consolidated, combined or unitary Tax Return ; (xiii) to the knowledge of the Company, no issue has been raised by a Taxing Authority in any prior Action relating to the Company Group with respect to any Tax for any period which, by application of the same or similar principles, could reasonably be expected to result in a proposed Tax deficiency of the Company Group for any other period; and (xiv) the Company Group has not requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed.

(b) The Company Group will not be required to include any item of income or exclude any item of deduction for any taxable period ending after the Closing Date as a result of the use of a method of accounting with respect to any transaction that occurred on or before the Closing Date.

(c) The unpaid Taxes of the Company Group (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Financial Statements and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Return.

(d) The Company Group has been in compliance in all respects with all applicable transfer pricing laws and legal requirements. The prices for any property or services (or for the use of any property), including interest and other prices for financial services, provided by or to the Company Group are arm’s-length prices for purposes of the relevant transfer pricing laws.

(e) The Company is not aware of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

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4.30 Environmental Laws.

(a) Except as set forth in Schedule 4.30, the Company Group has not (i) received any written notice of any alleged claim, violation of or Liability under any Environmental Law which has not heretofore been cured or for which there is any remaining liability; (ii) disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Materials, arranged for the disposal, discharge, storage or release of any Hazardous Materials, or exposed any employee or other individual to any Hazardous Materials so as to give rise to any Liability or corrective or remedial obligation under any Environmental Laws; or (iii) entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to liabilities arising out of Environmental Laws or the Hazardous Materials Activities of the Company Group.

(b) The Company Group and all of its operations and property have been in material compliance with all applicable Environmental Laws and all real property owned or leased by the Company Group have been and will be operated in material compliance with all applicable Environmental Laws.

(c) The Company Group will use, is using, and has used commercially reasonable efforts to take assignment of or otherwise obtain all Permits, licenses, identification numbers, approvals, registrations or other authorizations required or issued under any Environmental Law necessary for the Company’s operations.

(d) The Company Group is not (i) conducting or actually responsible for (pursuant to any contractual obligation or requirement of any Governmental Entity or Environmental Law) any remediation, reporting, investigation, monitoring or other action or (ii) actually responsible for any liability or cost, in each case of (i) or (ii), relating to the presence or any Release or threatened Release of any Hazardous Materials on any Real Property or other property (including of any soil, groundwater, surface water, sediment, building, or aboveground or subsurface structure, third-party property or formerly owned, operated or leased property), including relating to any sampling, installation or operation of vapor intrusion systems or other remedial systems or the imposition of institutional or engineering controls. The Company has not received notice of any allegations that it is responsible for (i) conducting (pursuant to any contractual obligation or requirement of any Governmental Entity or Environmental Law) any remediation, reporting, investigation, monitoring or other action or (ii) any liability or cost, in each case of (i) or (ii), relating to the presence or any Release or threatened Release of any Hazardous Materials on any Real Property or other property (including of any soil, groundwater, surface water, sediment, building, or aboveground or subsurface structure, third-party property or formerly owned, operated or leased property), including relating to any sampling, installation or operation of vapor intrusion systems or other remedial systems or the imposition of institutional or engineering controls.

(e) The Company Group is not subject to any liability for any actual exposure by any Person or damage to any property relating to the Release of any Hazardous Materials and has not received notice of any allegations of liability for such exposure.

(f) The Company Group has not received, nor, to the Knowledge of the Company Group, has any Predecessor received, any notice, demand, letter, claim or request for information indicating that the Company Group or any of its Predecessors may be in violation of or, directly or indirectly subject to liability relating to any Environmental Law or the Release of any Hazardous Materials.

(g) The Company Group is not subject to any Order, asset retirement obligation, financial assurance requirement, or indemnity or other agreement with any third party, relating to liability relating to any Environmental Law or the Release of any Hazardous Materials.

(h) There are no circumstances or conditions, including the presence of any aboveground or subsurface structures, involving or affecting the Company Group or, after acquisition of the Real Property and assignment of leases of the Real Property, any Real Property that could reasonably be expected to result in any claim, liability, investigation or cost of the Company Group relating to any Environmental Law, including any restriction on the ownership, use or transfer of or otherwise relating to the Real Property.

(i) The Company Group has made available to Parent correct and complete copies of all Permits, reports, studies, assessments, audits, records, sampling data, notices, correspondence, agreements and other information that it has in its care, custody or control relating both to (i) any Environmental Law or Hazardous Materials and (ii) the Company Group, any Company Predecessor, or any properties currently or formerly owned or operated by any of them.

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4.31 Finders’ Fees. Except as set forth on Schedule 4.31, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company Group or any of Affiliates who might be entitled to any fee or commission from the Company, Merger Sub, Purchaser or any of their Affiliates upon consummation of the transactions contemplated by this Agreement.

4.32 Powers of Attorney and Suretyships. Except as set forth on Schedule 4.32, no member of the Company Group has any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent, or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person.

4.33 Directors and Officers. Schedule 4.33 sets forth a true, correct and complete list of all directors and executive officers of each member of the Company Group.

4.34 Anti-Corruption; Sanctions.

(a) The operations of each member of the Company Group are and have been conducted at all times in compliance with all applicable anti-bribery, anti-corruption and anti-money laundering Laws, in all applicable jurisdictions (foreign or domestic), including the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations under any of the foregoing Laws, (collectively, the “Anti-Corruption Laws”). Neither the Company Group nor any director or officer of the Company, nor, to the Knowledge of the Company, any employee, agent or representative of the Company Group has, directly or indirectly, violated any, or been subject to actual or, to the Knowledge of the Company, pending or threatened Actions, demand letters, settlements or enforcement actions relating to any Anti-Corruption Law or any Law related to terrorism financing.

(b) Neither the Company Group nor any director or officer of the Company, nor, to the Knowledge of the Company, any employee, agent or representative of the Company Group has, directly or indirectly, given, made, offered or received or agreed to give, make, offer or receive any payment, gift, contribution, commission, rebate, promotional allowance, expenditure or other economic advantage: (i) which would violate any applicable Anti-Corruption Law; or (ii) to or for a Public Official with the intention of (A) unlawfully influencing any official act or decision of such Public Official; (B) inducing such Public Official to do or omit to do any act in violation of their lawful duty; (C) securing any unlawful advantage; or (D) inducing such Public Official to influence or affect any act or decision of any Governmental Entity or commercial enterprise owned or controlled by any Governmental Entity, in each case, in order to assist the Company, or, to the Knowledge of the Company, any employee, agent or representative of the Company in obtaining or retaining business for or with, or in directing business to, the Company or any other Person.

(c) Neither the Company Group nor any director or officer of the Company, nor, to the Knowledge of the Company, any employee, agent or representative of the Company, is a Person that is the subject of economic sanctions administered by OFAC (including the designation as a “Specially Designated National or Blocked Person” thereunder), Her Majesty’s Treasury, the European Union, the Bureau of Industry Security of the U.S. Department of Commerce, or any applicable sanctions measures under the U.S. International Emergency Economic Powers Act, the U.S. Trading with the Enemy Act, the U.S. Iran Sanctions Act, the U.S. Comprehensive Iran Sanctions, Accountability and Divestment Act of 2010, the U.S. Iran Threat Reduction and Syria Human Rights Act of 2012, the U.S. National Defense Authorization Act of 2012 or the U.S. National Defense Authorization Act of 2013, or any executive order, directive or regulation pursuant to the authority of any of the foregoing, including the regulations of the U.S. Department of the Treasury set forth under 31 CFR, Subtitle B, Chapter V, or any orders or licenses issued thereunder (collectively, “Sanctions”), nor, to the Knowledge of the Company, are any of the foregoing designated as a Specially Designated National or Blocked Person by OFAC. At no time has the Company Group been in violation of applicable Sanctions.

4.35 Insurance. All forms of insurance owned or held by and insuring the Company Group are set forth on Schedule 4.35, and such policies are in full force and effect. All premiums with respect to such policies covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation or termination. To the Company’s knowledge, there is no existing default or event which, with or without the passage of time or the giving of notice or both, would constitute as noncompliance with any such policy or constitute a default under any such policy or entitle any insurer to terminate or cancel any such policy. Such policies will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement or the Additional Agreements. The insurance policies to which the Company Group is a party are

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sufficient for compliance with all requirements of all Contracts to which the Company Group is a party or by which the Company Group is bound. In the three (3) years preceding the date of this Agreement, the Company Group has not been refused any insurance with respect to its assets or operations or had its coverage limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance. The Company Group does not have any self-insurance arrangements.

4.36 Related Party Transactions. Except as set forth in Schedule 4.36, as contemplated by this Agreement or as provided in the Financial Statements, none of the Company’s Shareholders, the trustee, investment power holder, settlor or protector of any Company Shareholder that is a trust or Affiliate of the Company Group (a) is a party to any Contract, or has otherwise entered into any transaction, understanding or arrangement, with the Company Group or (b) owns any property or right, tangible or intangible, which is used by the Company Group. None of the contracts listed in Schedule 4.36 was entered into on a basis other than on arm’s length.

4.37 Accredited Investors. To the Knowledge of the Company, each U.S. resident Company Shareholder is an “Accredited Investor”, as such term is defined under Rule 501(a) adopted by the SEC under the Securities Act.

4.38 Projections. Schedule 4.38 sets forth the five-year projections of the Company Group for the fiscal years ending as of December 31, 2023, 2024, 2025, 2026 and 2027 (the “Projections”). The Company believes that the Projections are reasonable and fairly present the financial forecast of the Company Group as of the dates thereof and the business operation forecast of the Company Group for the periods reflected therein. The Projections delivered to Purchaser were prepared in good faith using assumptions that the management of the Company Group believes to be reasonable and the Company is not aware of the existence of any circumstances that could reasonable be likely to have a Material Adverse Effect on its financial conditions or Business. The Company acknowledges that the Projections will be included in the Proxy Statement of Purchaser.

4.39 Full Disclosure. The Company and the Shareholders’ Representative is not aware of any facts pertaining to the Company Shareholders, any trustee, investment power holder, settlor or protector of any Company Shareholder that is a trust, the Company Group or its Business, which could have a Material Adverse Effect and which have not been disclosed in this Agreement or the Financial Statements or otherwise disclosed to the Purchaser by the Company Group in writing. No representation or warranty of the Company Group in this Agreement, nor any document, statement or certificate furnished or to be furnished by the Company Group pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

4.40 PIPE Investments. In the event that the Purchaser and the Company mutually agree to complete the PIPE Investment (or any other purchase or sale of the Company securities), the Company has made available and delivered to the Purchaser prior to the Execution Date and will make available and deliver to Purchaser at all times thereafter, and prior to the Closing Date, true, correct and complete copies of all letters of indications of interest or letters of intent signed by the PIPE Investors concerning their participation in the PIPE Investment. Each letter of indication of interest or letter of intent shall (a) be in full force and effect without amendment or modification; (b) to the knowledge of Company, be the validly executed statement of each PIPE Investor; and (c) have not been withdrawn, terminated or rescinded in any respect.

ARTICLE V
REPRESENTATIONS AND WARRANTIES
OF PURCHASER AND MERGER SUB

Except as disclosed in the (i) Purchaser SEC Documents filed with or furnished to the SEC prior to the date of this Agreement (other than any risk factor disclosures or other similar cautionary or predictive statements therein), or (ii) the corresponding sections of the disclosure schedule delivered by the Purchaser to the Company (the “Purchaser Disclosure Schedule”), Purchaser and Merger Sub (the “Purchaser Parties”) hereby represent and warrant to the Company that each of the following representations and warranties are true, correct and complete as of the date of this Agreement and as of the Closing Date:

5.1 Corporate Existence and Power. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Cayman Islands. Merger Sub is a company duly incorporated and validly existing under the laws of Cayman Islands. Merger Sub does not hold and has not held any material assets or incurred any material liabilities, and has not carried on any business activities other than in connection with the Merger.

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5.2 Corporate Authorization. The execution, delivery and performance by the Purchaser Parties of this Agreement and the Additional Agreements and the consummation by the Purchaser Parties of the transactions contemplated hereby and thereby are within the corporate powers of the Purchaser Parties and have been duly authorized by all necessary corporate action on the part of the Purchaser Parties. This Agreement has been duly executed and delivered by the Purchaser Parties and it constitutes, and upon its execution and delivery, the Additional Agreements will constitute, a valid and legally binding agreement of the Purchaser Parties, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity. This Agreement and the other Additional Agreements and the transactions contemplated thereunder have been duly approved by the Purchaser, in its capacity as sole shareholder of Merger Sub. . The affirmative vote of holders of a majority of Purchasers Class A and Class B Ordinary Shares entitled to vote at the Purchaser Shareholder Meeting, assuming a quorum is present, to approve the adoption of the Merger and this Agreement, together with any changes to Purchaser’s Memorandum and Articles of Organization necessary to comport with the terms of this Agreement, are the only votes of any of Purchaser’s capital stock necessary in connection with the entry into this Agreement or any Additional Agreement by Purchaser and the consummation of the transactions contemplated hereby and thereby, including the Closing (the “Purchaser Shareholder Approval”).

5.3 Governmental Authorization. Assuming the accuracy of the representations and warranties set forth in Section 4.3, neither the execution, delivery nor performance of this Agreement requires any Governmental Approval.

5.4 Non-Contravention. The execution, delivery and performance by the Purchaser Parties of this Agreement does not and will not (i) contravene or conflict with the organizational or constitutive documents of the Purchaser Parties, or (ii) contravene or conflict with or constitute a violation of any provision of any Law, judgment, injunction, order, writ, or decree binding upon the Purchaser Parties.

5.5 Finders’ Fees. Except for any liabilities for fees or commissions described on Schedule 4.31 (which are the responsibility of the Company) and Deferred Underwriting Amount and fees due to Asian Legend International Investment Holding Limited relating to the transactions contemplated by this Agreement or any of the Additional Agreements as described in Schedule 5.5 (which is the responsibility of the Purchaser), there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Purchaser Parties or their Affiliates who might be entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.

5.6 Issuance of Shares. The Purchaser Merger Shares, when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable.

5.7 Capitalization.

(a) The authorized share capital of Purchaser is US$55,500 divided into 500,000,000 Purchaser Class A Ordinary Shares, par value $0.0001 each, 50,000,000 Purchaser Class B Ordinary Shares, par value $0.0001 each, and 5,000,000 undesignated preference shares, par value $0.0001 each (“Purchaser Preferred Share”) of which 7,530,625 Purchaser Ordinary Shares (inclusive of Purchaser Class A Ordinary Shares included in any outstanding Purchaser Public Units and Purchaser Private Units, and inclusive of Purchaser Class B Ordinary Shares), and no Purchaser Preferred Share are issued and outstanding. In addition, (i) 6,150,313 Purchaser Class A Ordinary Shares issuable upon the exercise of outstanding Purchaser Warrants (inclusive of Purchaser Public Warrants included in any outstanding Purchaser Public Units and the Purchaser Private Warrants included in any outstanding Purchaser Private Units) and (ii) 1,025,052 Purchaser Class A Ordinary Shares issuable upon the exchange of outstanding rights Purchaser Rights (inclusive of Purchaser Public Rights included in any outstanding Purchaser Public Units and the Purchaser Private Rights included in any outstanding Purchaser Private Units). Except as set forth in Schedule 5.7 (a) of the Purchaser Disclosure Schedule and except for the PIPE Investment (consisting of the Purchaser Ordinary Shares and any other securities issuable as part of the PIPE Investment), no other shares of capital stock or other voting securities of Purchaser are issued, reserved for issuance or outstanding. All issued and outstanding Purchaser Ordinary Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or

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issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Companies Act, the Purchaser’s organizational documents or any contract to which Purchaser is a party or by which Purchaser is bound. Except as set forth in the Purchaser’s organizational documents, there are no outstanding contractual obligations of Purchaser to repurchase, redeem or otherwise acquire any Purchaser Ordinary Shares or any capital equity of Purchaser. There are no outstanding contractual obligations of Purchaser to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(b) The authorized share capital of Merger Sub is US$500 divided into 50,000 shares of a nominal or par value of US$0.01 each (“Merger Sub Ordinary Shares”) of which 1 Merger Sub Ordinary Share is issued and outstanding as of the date hereof. No other shares or other voting securities of Merger Sub are issued, reserved for issuance or outstanding. All issued and outstanding Merger Sub Ordinary Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Companies Act, the Merger Sub’s organizational documents or any contract to which Merger Sub is a party or by which Merger Sub is bound. Except as set forth in the Merger Sub’s organizational documents, there are no outstanding contractual obligations of Merger Sub to repurchase, redeem or otherwise acquire any Merger Sub Ordinary Shares or any capital equity of Merger Sub. There are no outstanding contractual obligations of Merger Sub to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

5.8 Information Supplied. None of the information supplied or to be supplied by the Purchaser expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Purchaser’s shareholders with respect to the solicitation of proxies to approve the transactions contemplated by this Agreement and the Additional Agreements, if applicable, including the SEC Statement or any Other Filings, or in any other Additional Purchaser SEC Documents, will, at the date of filing and/or mailing, at the time of the Purchaser Shareholder Meeting or at the Effective Time, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by Purchaser or that is included in the Purchaser SEC Documents, the Additional Purchaser SEC Documents, the SEC Statement or any Other Filing).

5.9 Trust Fund. As of the date of this Agreement, Purchaser has approximately $58,506,250 in the trust fund established by Purchaser for the benefit of its public shareholders (the “Trust Fund”) in a trust account maintained by Continental Stock Transfer & Trust Company (the “Trustee”) at Morgan Stanley (the “Trust Account”), and such monies are invested in “government securities” (as such term is defined in the Investment Company Act of 1940, as amended) and held in trust by the Trustee pursuant to the Investment Management Trust Agreement, dated as of March 28, 2023, between Purchaser and the Trustee (the “Trust Agreement”). The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, and has not been amended or modified. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Purchaser SEC Documents to be inaccurate in any material respect and/or that would entitle any Person (other than shareholders of Purchaser holding Purchaser Class A Ordinary Shares sold in Purchaser’s IPO who shall have elected to redeem their Purchaser Class A Ordinary Shares pursuant to the amended and restated memorandum and articles of association of Purchaser) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement and the Purchaser’s organizational documents. Purchaser has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and, to the knowledge of Purchaser, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. There are no claims or proceedings pending with respect to the Trust Account.

5.10 Listing. The Purchaser Units, Purchaser Ordinary Shares, Rights and Warrants are listed on the Nasdaq Stock Market, with trading symbols of OAKUU, OAKU, OAKUR, and OAKUW, respectively.

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5.11 Board Approval. The Purchaser’s board of directors (including any required committee or subgroup of such board) has, as of the date of this Agreement, unanimously (i) declared the advisability of the transactions contemplated by this Agreement, (ii) determined that the transactions contemplated hereby are in the best interests of the shareholders of Purchaser and (iii) determined that the transactions contemplated hereby constitutes a “Business Combination” as such term is defined in Purchaser’s amended and restated amended and restated memorandum and articles of association.

5.12 Purchaser SEC Documents and Financial Statements. Purchaser has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Purchaser with the SEC since Purchaser’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will use commercially reasonable efforts to file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement (the “Additional Purchaser SEC Documents”). Purchaser has made available to the Company copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two (2) days prior to the date of this Agreement: (i) Purchaser’s Annual Reports on Form 10-K for each fiscal year of Purchaser beginning with the first year Purchaser was required to file such a form, (ii) all proxy statements relating to Purchaser’s meetings of shareholders (whether annual or special) held, and all information statements relating to shareholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iii) its Form 8-Ks filed since the beginning of the first fiscal year referred to in clause (i) above, and (iv) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to this Section 5.12) filed by Purchaser with the SEC since Purchaser’s formation (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), and (iv) above, whether or not available through EDGAR, are, collectively, the (“Purchaser SEC Documents”). The Purchaser SEC Documents were, and the Additional Purchaser SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Purchaser SEC Documents did not, and the Additional Purchaser SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any Purchaser SEC Document or Additional Purchaser SEC Document has been or is revised or superseded by a later filed Purchaser SEC Document or Additional Purchaser SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements in or omissions in any information supplied or to be supplied by the Company Group expressly for inclusion or incorporation by reference in any SEC Statement or Other Filing. As used in this Section 5.12, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

5.13 Certain Business Practices. Neither the Purchaser, nor any director, officer or employee of the Purchaser (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 or (iii) made any other unlawful payment. Neither the Purchaser, nor any director, officer or employee of the Purchaser (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer or employee of the Purchaser) has, since the IPO, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Purchaser or assist the Purchaser in connection with any actual or proposed transaction, which, if not given or continued in the future, would reasonably be expected to adversely affect the business or prospects of the Purchaser and would reasonably be expected to subject the Purchaser to suit or penalty in any private or governmental litigation or proceeding.

5.14 Anti-Money Laundering Laws. The operations of the Purchaser are and have been conducted at all times in compliance with the Money Laundering Laws, and no Action involving the Purchaser with respect to the Money Laundering Laws is pending or, to the knowledge of the Purchaser, threatened.

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5.15 Affiliate Transactions. Except as described in the Purchaser Disclosure Schedule or the Purchaser SEC Documents, there are no transactions, agreements, arrangements or understandings between any of Purchaser or any of its subsidiaries, on the one hand, and any director, officer, employee, shareholder, warrant holder or Affiliate of Purchaser or any of its subsidiaries.

5.16 Litigation. Except as may be set forth in the Purchaser Disclosure Schedule, there is no (i) Action pending, or, to the knowledge of Purchaser, threatened against Purchaser or any of its subsidiaries, or any of its or their assets or properties, or (ii) judgment, decree, injunction, rule or order of any Authority outstanding against Purchaser or any of its subsidiaries or any of its or their assets or properties. Neither Purchaser nor any of its subsidiaries is party to a settlement or similar agreement regarding any of the matters set forth in the preceding sentence that contains any ongoing obligations, restrictions or liabilities (of any nature) that are material to Purchaser and its subsidiaries.

5.17 Expenses, Indebtedness and Other Liabilities. Except as set forth in the Purchaser Disclosure Schedule or the Purchaser SEC Documents, Purchaser does not have any Indebtedness or other liabilities.

5.18 Tax Matters.

(a) (i) The Purchaser has duly and timely filed all material Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes which have become due; (ii) all such Tax Returns are true, correct and complete and accurate in all material respects; (iii) there is no Action pending with respect to Taxes of the Purchaser; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of the Purchaser for which a Lien may be imposed on any of the Purchaser’s assets has been waived or extended, which waiver or extension is in effect; (v) the Purchaser has complied in all respects with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Purchaser; (vi) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of the Purchaser; (vii) there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority, or agreement with any Taxing Authority, with respect to the Purchaser; (viii) no claim has ever been made by a Taxing Authority in a jurisdiction where the Purchaser has not paid any Tax or filed Tax Returns, asserting that the Purchaser is or may be subject to Tax in such jurisdiction, the Purchaser is not nor has it ever been subject to Tax in any country other than the respective countries of incorporation or formation of the Purchaser members by virtue of having a permanent establishment or other place of business in that country; (ix) there is no outstanding power of attorney from the Purchaser authorizing anyone to act on behalf of the Purchaser in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return of the Purchaser; (x) the Purchaser is not, and has ever been, a party to any Tax sharing or Tax allocation Contract; (xi) the Purchaser is and has never been included in any consolidated, combined or unitary Tax Return; (xii) to the knowledge of the Purchaser, no issue has been raised by a Taxing Authority in any prior Action relating to the Purchaser with respect to any Tax for any period which, by application of the same or similar principles, could reasonably be expected to result in a proposed Tax deficiency of the Purchaser for any other period; and (xiv) the Purchaser has not requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed.

(b) The Purchaser will not be required to include any item of income or exclude any item of deduction for any taxable period ending after the Closing Date as a result of the use of a method of accounting with respect to any transaction that occurred on or before the Closing Date.

(c) The unpaid Taxes of the Purchaser (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Financial Statements and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Purchaser in filing its Tax Return.

(d) The Purchaser has been in compliance, in all material respects, with all applicable transfer pricing laws and legal requirements. The prices for any property or services (or for the use of any property), including interest and other prices for financial services, provided by or to the Purchaser are arm’s-length prices for purposes of the relevant transfer pricing laws.

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ARTICLE VI
COVENANTS OF THE PARTIES PENDING CLOSING

6.1 Conduct of Business. Each member of the Company Group and the Purchaser covenants and agrees that:

(a) from the date hereof through the Closing Date, each party shall conduct business only in the ordinary course, (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices, and shall not enter into any material transactions outside the ordinary course of business without the prior written consent of the other party, and shall use its reasonable best efforts to preserve intact its business relationships with employees, clients, suppliers and other third parties. Without limiting the generality of the foregoing, from the date hereof until and including the Closing Date, but except as is in connection with, or contemplated by the PIPE Investment, without the other party’s prior written consent (which shall not be unreasonably withheld), neither party shall, and the Company shall cause each of its Subsidiaries not to:

(i) amend, modify or supplement its memorandum and articles of association or other organizational or governing documents;

(ii) amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, any material Contract or any other right or asset of the Company or Purchaser;

(iii) modify, amend or enter into any contract, agreement, lease, license or commitment, which (A) is with respect to Real Property, (B) extends for a term of one year or more or (C) obligates the payment of more than $100,000 (individually or in the aggregate);

(iv) make any capital expenditures in excess of $100,000 individually or $200,000 in the aggregate);

(v) sell, lease, license or otherwise dispose of any of its respective assets or assets covered by any Contract except pursuant to existing contracts or commitments disclosed herein;

(vi) [reserved];

(vii) except as consented to in writing by the Company or the Purchaser, as the case may be, pay, declare or promise to pay any dividends or other distributions with respect to its capital stock or other equity securities, or pay, declare or promise to pay any other payments to any shareholder or shareholder or other equityholder (other than payment of salary, benefits, leases, commissions and other regular, necessary or contractually required similar payments in the ordinary course);

(viii) except as set forth on Schedule 6.1(a)(viii) or Schedule 4.11, or consented to in writing by the Company or the Purchaser as the case may be, obtain or incur any loan or other Indebtedness, including drawings under the Company Group’s or the Purchaser’s existing lines of credit, or repay or satisfy any Indebtedness other than repayment of Indebtedness in accordance with the terms thereof;

(ix) except as consented to in writing by the Purchaser, suffer or incur any Lien, except for Permitted Liens, on the Company Group’s assets;

(x) suffer any material damage, destruction or loss of property related to any of the Company Group’s or the Purchaser’s assets, not covered by insurance;

(xi) delay, accelerate or cancel any receivables or Indebtedness owed to the Company Group or the Purchaser or write off or make further reserves against the same;

(xii) except as set forth on Schedule 6.1(a)(xii) or Schedule 4.13 except as contemplated hereunder, merge or consolidate with or acquire any other Person or be acquired by any other Person;

(xiii) permit any insurance policy protecting any of the Company Group’s or the Purchaser’s assets to lapse, unless simultaneously with such lapse, a replacement policy underwritten by an insurance company of nationally recognized standing having comparable deductions and providing coverage equal to or greater than the coverage under the lapsed policy for substantially similar premiums or less is in full force and effect;

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(xiv) adopt any severance, retention or other employee plans, amend any of its employee plans or fail to continue to make timely contributions thereto in accordance with the terms thereof;

(xv) institute, settle or agree to settle any litigation, action, proceeding or investigation before any court or governmental body in each case in excess of $150,000 (exclusive of any amounts covered by insurance) or that imposes injunctive or other non-monetary relief on such party;

(xvi) make any change in its accounting principles or methods or write down the value of any Inventory or assets;

(xvii) change the place of business or jurisdiction of organization;

(xviii) other than (a) in connection with the exchange of Company Capital Stock into Ordinary Shares of the Purchaser to effectuate the Merger, or (b) agreed upon in writing by Purchaser, issue, redeem or repurchase any Company Capital Stock or other securities, or issue any securities exchangeable for or convertible into any shares of its capital stock or other securities or rights (other than as otherwise contemplated herein);

(xix) make or change any material Tax election or change any annual Tax accounting periods;

(xx) enter into any transaction with or distribute or advance any assets or property to any of its Affiliates other than the payment of salary and benefits in the ordinary course; or

(xxi) agree to do any of the foregoing.

Notwithstanding the foregoing provisions of this Section 6.1(a), and in particular, subparagraphs (viii) and (xviii), the Company shall be permitted (a) to incur any loan or other Indebtedness or (b) to issue any shares of capital stock or other securities exchangeable for or convertible into any shares of capital stock of the Company, provided that (i) the Company provides prior written notice of the terms and conditions of such financing to the Purchaser; and (ii) the aggregate amount of all such financing transactions does not exceed $1,000,000. The Company shall not engage in the transactions found in either (a) or (b) of this paragraph after it has raised and/or borrowed an aggregate of $1,000,000, until it has received the prior written consent of the Purchaser, which shall not be unreasonably withheld.

(b) Neither any member of the Company Group nor the Purchaser shall knowingly and intentionally (i) take or agree to take any action that might make any representation or warranty of such party inaccurate or misleading in any respect at, or as of any time prior to, the Closing Date or (ii) omit to take, or agree to omit to take, any action necessary to prevent any such representation or warranty from being inaccurate or misleading in any respect at any such time.

(c) From the date hereof through the Closing Date, the Company Group shall not, and shall use reasonable best efforts to cause each of their respective officers, directors, Affiliates, managers, consultant, employees, representatives and agents not to, directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations with any Person concerning any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction or (iii) approve, recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction. For purposes of this Agreement, the term “Alternative Transaction” shall mean any of the following transactions involving the Company Group (other than the transactions contemplated by this Agreement): (y) any merger, consolidation, share exchange, business combination or other similar transaction, or (z) any sale, lease, exchange, transfer or other disposition of a material portion of the assets of such Person (other than sales of inventory in the ordinary course of business) or any class or series of the capital stock or other equity interests of the Company Group in a single transaction or series of transactions. In the event that there is an unsolicited proposal for, or an indication of a serious interest in entering into, an Alternative Transaction, communicated in writing to the Company Group or any of its respective representatives or agents (each, an “Alternative Proposal”), such party shall as promptly as practicable (and in any event within one (1) Business Day after receipt) advise the other parties to this Agreement orally and in writing of any Alternative Proposal and the material terms and conditions of any such Alternative Proposal (including any changes thereto) and the identity of the person making any such Alternative Proposal. The Company shall keep the other parties informed on a reasonably current basis of material developments with respect to any such Alternative Proposal.

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6.2 Access to Information. From the date hereof until and including the Closing Date, the Company, each member of the Company Group and the Purchaser shall each, to the best of its ability, (a) continue to give the other party, its legal counsel and other representatives full access to the offices, properties and, Books and Records, (b) furnish to the other party, its legal counsel and other representatives such information relating to the business of the Company Group and the Purchaser as such Persons may request and (c) cause the employees, legal counsel, accountants and representatives to cooperate with the other party in its investigation of the Business; provided that no investigation pursuant to this Section (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Company Group or the Purchaser and, provided further, that any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the Business of the Company and each member of the Company Group. Notwithstanding anything to the contrary in this Agreement, neither party shall be required to provide the access described above or disclose any information if doing so is reasonably likely to (i) result in a waiver of attorney-client privilege, work product doctrine or similar privilege or (ii) violate any contract to which it is a party or to which it is subject or applicable Law.

6.3 Notices of Certain Events. Each of the Purchaser and the Company shall, and the Company shall cause each Subsidiary of the Company to, promptly notify the other party of:

(a) any notice or other communication from any Person alleging or raising the possibility that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any Action or other rights by or on behalf of such Person or result in the loss of any rights or privileges of the Company (or the Purchaser, post-Closing) to any such Person or create any Lien on any Company Capital Stock or capital stock of the Purchaser or any of the Company Group’s or the Purchaser’s assets;

(b) any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement or the Additional Agreements;

(c) any Actions commenced or threatened against, relating to or involving or otherwise affecting either party or any of their shareholders or their equity, assets or business or that relate to the consummation of the transactions contemplated by this Agreement or the Additional Agreements;

(d) the occurrence of any fact or circumstance which constitutes or results, or would reasonably be expected to constitute or result in a Material Adverse Change; and

(e) any inaccuracy of any representation or warranty of such party contained in this Agreement at any time during the term hereof, or any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, that would reasonably be expected to cause any of the conditions set forth in Article X not to be satisfied.

6.4 Annual and Interim Financial Statements. In addition to the agreement of the Company Group to deliver audited financial statements for the two (2) years ended December 31, 2021 and December 31, 2022 as set forth in Section 7.9, from the date hereof through the Closing Date, or such other financials statements that may be reasonably requested by the Purchaser prior to Closing, within forty-five (45) calendar days following the end of each three-month quarterly period (excluding the fourth fiscal quarter), the Company shall deliver to Purchaser an unaudited consolidated summary of the Company Group’s earnings and an unaudited consolidated balance sheet for the period from the Balance Sheet Date through the end of such quarterly period and the applicable comparative period in the preceding fiscal year. The Company shall also promptly deliver to Purchaser copies of any audited consolidated financial statements of the Company Group that the Company’s certified independent accountants may issue. In addition, if the parties mutually agree that a proposed acquisition of any acquisition target company by the Company is a “significant acquisition” under SEC Rule S-X or, if required by the SEC to be filed in the Proxy Statement (defined in Section 6.5 hereof) for the Purchaser Shareholder Meeting (as defined in Section 6.5 hereof), then the Company shall provide, or cause to be provided, no later than October 31, 2023, any financial statements (audited or unaudited, as the case may be) of any acquisition target company, including such target entities specified in Section 4.13 of the Huajin Disclosure Schedule, in compliance with the requirements of U.S. generally accepted accounting principles (“U.S. GAAP”) with respect to the last two fiscal years of such acquisition target company (“Acquisition Target Company Audited Financials”).

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6.5 SEC Filings.

(a) The Company acknowledges that:

(i) the Purchaser’s shareholders must approve the transactions contemplated by this Agreement prior to the transactions contemplated hereby being consummated and that, in connection with such approval, the Purchaser must call a special meeting of its shareholders (the “Purchaser Shareholder Meeting”) requiring Purchaser to prepare and file with the SEC a proxy statement and proxy card and such other information in accordance with SEC rules and regulations, and amend such materials and information from time to time (collectively such information and materials being referred to as the “Proxy Statement”);

(ii) the Purchaser will be required to file Quarterly and Annual reports that may be required to contain information about the transactions contemplated by this Agreement; and

(iii) the Purchaser will be required to file Current Reports on Form 8-K to announce the transactions contemplated hereby and other significant events that may occur in connection with such transactions.

(b) Purchaser shall call and hold the Purchaser Shareholder Meeting as promptly as practicable after the date of this Agreement for the purpose of seeking the Purchaser Shareholder Approval, and Purchaser shall use reasonable best efforts to hold the Purchaser Shareholder Meeting as soon as practicable after the date of this Agreement and Purchaser shall consult in good faith with the Company with respect to the date on which such meeting is to be held. Purchaser shall use reasonable best efforts to solicit from its shareholders proxies in favor of the approval and adoption of the Merger and this Agreement and shall take all other action reasonably necessary or advisable to secure the Purchaser Shareholder Approval. The Company acknowledges that a substantial portion of the Proxy Statement shall include disclosure regarding the Company Group and its management, operations and financial condition. Accordingly, the Company agrees to as promptly as reasonably practical provide Purchaser with such information as shall be reasonably requested by Purchaser or as required under SEC rules and regulation for inclusion in or attachment to the Proxy Statement, and that such information is and shall be accurate in all material respects and complies or will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company understands that such information shall be included in the Proxy Statement and/or responses to comments from the SEC or its staff in connection therewith and mailings. The Company shall make, and cause each Subsidiary to make, their managers, directors, officers and employees available to Purchaser and its counsel in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC.

6.6 Trust Account. The Purchaser covenants that it shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement and for the payment of (i) all amounts payable to shareholders of Purchaser holding Purchaser Units or Purchaser Ordinary Shares who shall have validly redeemed their Purchaser Units or Purchaser Ordinary Shares upon acceptance by the Purchaser of such Purchaser Units or Purchaser Ordinary Shares (the “Purchaser Redemption Amount”), (ii) the expenses to the third parties to which they are owed, and (iii) the remaining monies in the Trust Account to Purchaser.

6.7 Obligations of Merger Sub. Purchaser shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the transactions contemplated under this Agreement, upon the terms and subject to the conditions set forth in this Agreement.

6.8 [Reserved].

6.9 Purchaser’s Obligation to Extend. In the event that the transaction is not completed by March 23, 2024, the Purchaser shall take all necessary actions to extend the date by which the Purchaser is required to complete a business combination from March 23, 2024 to such date that Parties reasonably determine for the purpose of allowing the Parties to consummate the Merger, provided that the Company shall bear and pay all reasonable costs and expenses related to such extension.

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ARTICLE VII
COVENANTS OF THE COMPANY AND SHAREHOLDERS’ REPRESENTATIVE

The Company and Shareholders’ Representative covenant and agree that:

7.1 Reporting and Compliance with Laws. From the date hereof through the Closing Date, the Company and the Shareholders Representative shall on behalf of the Company Group and the Company Shareholders duly and timely file all Tax Returns required to be filed with the applicable Taxing Authorities, pay any and all Taxes required by any Taxing Authority and duly observe and conform in all material respects, to all applicable Laws and Orders.

7.2 Commercially Reasonable Efforts to Obtain Consents. The Company shall use its commercially reasonable efforts to obtain each Company Consent set forth on Schedule 7.2 and Governmental Approval as promptly as practicable hereafter.

7.3 Termination of Existing Employment Agreements. Effective as of the Closing Date, the Company shall (i) cause the termination of all employment agreements between any member of the Company Group and any employee, and (ii) enter into the Employment Agreement with each of the individuals set forth in Schedule 7.3, in form and substance acceptable to Purchaser.

7.4 Lockup. Each Company Shareholder holding or beneficially owning Company Shares (or other Company Securities representing the right to acquire Company Shares (“Lockup Shareholders”); but excluding PIPE Investors and Purchaser’s advisors Space Frontier Investment Holding Limited and Asian Legend International Investment Holding Limited) shall, and the Company shall cause the Shareholders’ Representative to enter into the Lockup Agreement prior to the Closing. Mr. Xuehong Li shall be the Shareholders’ Representative. The Shareholders’ Representative, for and on behalf of the Shareholders of the Company, hereby irrevocably agrees that following the Closing of the Merger and (i) with respect to Xuehong Li until the first anniversary of the Closing of the Merger, and (ii) for all other Lockup Shareholders, until the six-month anniversary of the Closing of the Merger (each as applicable, the “Lockup Period End Date”), none of Xuehong Li or the other Lockup Shareholders, as the case may be, shall, directly or indirectly:

(a) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any Person at any time in the future of), other than a transfer solely for estate planning purposes and provided any such transferee agrees to the provisions herein, any of the Purchaser’s Class A Ordinary Shares, or any other securities of the Purchaser convertible into or exercisable or exchangeable for any such Purchaser Class A Ordinary Shares which are owned as of the Closing Date (collectively, the “Lockup Shares”);

(b) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Lockup Shares, whether any such transaction is to be settled by delivery of the Lockup Shares or other securities, in cash or otherwise;

(c) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Lockup Shares or any other securities of the Purchaser; or

7.5 Non-compete and Non-Solicitation Agreement. The Company shall cause Xuehong Li to enter into a non-compete and non-solicitation agreement substantially in the form of Exhibit D (or include within any employment agreement with such person) annexed hereto for a period of three (3) years after the Closing in return for the consideration being delivered hereunder, and otherwise in form and substance acceptable to Purchaser. Further, the Company shall cause each of the other persons whose names appear on Schedule 7.5 hereto to enter into a non-compete and non-solicitation agreement substantially in the form of Exhibit D (or include within any employment agreement with such persons) annexed hereto for a period of three (3) years after the Closing in return for the consideration being delivered hereunder, and otherwise in form and substance acceptable to Purchaser.

7.6 Waiver of Claim against Trust Account. Reference is made to the final Prospectus dated as of March 23, 2023 (“IPO Prospectus”) of the Purchaser as filed with the Securities and Exchange Commission following completion of its IPO. Each of the Company, Company Subsidiary, Company principal shareholders and Shareholders Representative on behalf of itself and the Company Shareholders represents and warrants that it has read the IPO Prospectus and understands that Purchaser has established the Trust Account containing the proceeds

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of the IPO and the overallotment shares and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Purchaser’s public shareholders (the “Public shareholders”). The Company, each member of the Company Group and Shareholders’ Representative on behalf of each Company Shareholder agree that none of them has any right, title, interest or claim of any kind (“Claim”) in or to any monies in the Trust Account established by the Continental Stock Transfer and Trust Company to hold funds from the IPO of the Purchaser as described in the IPO Prospectus. Each of the Company, each member of the Company Group, the Company principal shareholders, and Shareholders’ Representative on behalf of all Company Shareholders hereby waives any Claim it may have at any time as a result of or arising out of any negotiation, contract or agreement with the Purchaser and shall not seek recourse against the Trust Account for any reason whatsoever. Each of the Company, Company Subsidiary, Company principal shareholders and Shareholders Representative on behalf of itself and the Company Shareholders hereby irrevocably waives any and all claims that any such person or any of its affiliates may have against the Trust Account now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with Purchaser or its representatives and will not seek recourse against the Trust Account (including any Public Shareholder distributions) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with Purchaser or its Affiliates). The Company, each Company Subsidiary, the Company principal shareholders and Shareholders Representative on behalf of itself and the Company Shareholders each agree and acknowledges that such irrevocable waiver contained in this Section 7.6 is material to this Agreement and specifically relied upon by Purchaser and its Affiliates to induce Purchaser to enter in this Agreement, and each of the Company, each Company Subsidiary, the Company principal shareholders and Shareholders Representative on behalf of itself and the Company Shareholders further intends and understands such waiver to be valid, binding and enforceable against such persons and each of their respective Affiliates under applicable Law. This Section 7.6 shall survive termination of this Agreement for any reason.

7.7 No Trading. Each of the Company and Shareholders’ Representative acknowledges and agrees that it is aware, and that its Affiliates are aware (and each of their respective representatives is aware or, upon receipt of any material nonpublic information of the Purchaser, will be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. Each of the Company and Shareholders’ Representative hereby agrees that, while it is in possession of such material nonpublic information of the Purchaser, it shall not purchase or sell any securities of the Purchaser in violation of such Laws, communicate such information to any third party without the consent of the Purchaser, take any other action with respect to the Purchaser in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

7.8 [Reserved.]

7.9 Financial Statements. Prior to the Purchaser’s filing of any preliminary Proxy Statement with the SEC, the Company shall provide to the Purchaser correct and complete copies of the audited consolidated financial statements of the Company Group for each of the fiscal year ended December 31, 2021 (the “2021 Financial Statements”) and the Period from March 11, 2022 (Inception) through December 31, 2022 (the “2022 Financial Statements”). The 2021 Financial Statements and 2022 Financial Statements shall consist of (i) the audited consolidated balance sheets as of December 31, 2021 and December 31, 2022, (ii) the audited consolidated income statements for the twelve (12) month periods ended on December 31, 2021 and December 31, 2022, (iii) the audited consolidated cash flow statements for the twelve (12) month periods ended on December 31, 2021 and December 31, 2022, (iv) the audited consolidated shareholders’ equity statements, and (v) all notes to such financial statements as required in accordance with U.S. GAAP. Such 2021 Financial Statements and 2022 Financial Statements shall be materially true, complete and correct, and fairly present, in conformity with U.S. GAAP applied on a consistent basis, the financial position of the Company Group as of the dates thereof and the results of operations of the Company Group for the periods reflected therein and for both periods shall include the report of the Company’s registered public accounting firm, which firm shall be registered and in good-standing with the U.S. Public Company Accounting Oversight Board. The Company shall deliver the 2021 Financial Statements and the 2022 Financial Statements to the Purchaser no later than September 30, 2023. In addition, if the parties mutually agree that a proposed acquisition of any acquisition target company by the Company is a “significant acquisition” under SEC Rule S-X or, if required by the SEC to be filed in the Proxy Statement (defined in Section 6.5 hereof) for the Purchaser Shareholder Meeting (as defined in Section 6.5 hereof), then the Company shall provide, or cause to be provided, no later than September 30, 2023, any financial statements (audited or unaudited, as the case may be) of any acquisition target company, including such

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target entities specified in Section 4.13 of the Huajin Disclosure Schedule, in compliance with the requirements of U.S. generally accepted accounting principles (“U.S. GAAP”) with respect to the last two fiscal years of such acquisition target company (“Acquisition Target Company Audited Financials”).

7.10 Accredited Investor Questionnaires. Prior to the Closing, the Company shall provide to the Purchaser questionnaires, in a form acceptable to Purchaser, completed and executed by each Company Shareholder, pursuant to which each such Company Shareholder certifies, to Purchaser’s reasonable satisfaction, that such Company Shareholder is an Accredited Investor.

7.11 Composition of Board Committees. The Company Group shall, or shall cause each of the persons who it appoints to serve on the Board of Directors of Purchaser upon the Closing, to agree that the composition of the Audit Committee and Compensation Committee of the Purchaser shall include at least one independent director who is appointed to the Board of Directors by Purchaser prior to the Effective Time.

ARTICLE VIII
COVENANTS OF ALL PARTIES HERETO

The Parties hereto covenant and agree that:

8.1 Commercially Reasonable Efforts; Further Assurances.

(a) Subject to the terms and conditions of this Agreement, each party (other than the Shareholders’ Representative) shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, or as reasonably requested by the other parties, to consummate and implement expeditiously each of the transactions contemplated by this Agreement, including using reasonable best efforts to (i) obtain all necessary actions, nonactions, waivers, consents, approvals and other authorizations from all applicable Authorities prior to the Effective Time, and (ii) avoid an Action or proceeding by any Authority, and (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement. The parties hereto (other than the Shareholders’ Representative) shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or desirable in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement.

(b) Without limiting the generality of Section 8.1(a), each party hereto (other than the Shareholders’ Representative) agrees to, and shall cause its respective Affiliates to, make as promptly as practicable any filings or notifications required to be made by it under any other applicable antitrust, competition, or trade regulation Law and to supply as promptly as practicable to the appropriate Authority any additional information and documentary material that may be requested by such Authority pursuant to the applicable antitrust, competition, or trade regulation Law.

(c) Subject to applicable Law, each of the Company and Purchaser agrees to (i) cooperate and consult with the other regarding obtaining and making all notifications and filings with Authorities, (ii) furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any notifications or filings, (iii) keep the other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement, including promptly furnishing the other with copies of notices or other communications received by such party from, or given by such party to, any third party or any Authority with respect to such transactions, (iv) permit the other party to review and incorporate the other party’s reasonable comments in any communication to be given by it to any Authority with respect to any filings required to be made with, or action or nonactions, waivers, expirations or terminations of waiting periods, clearances, consents or orders required to be obtained from, such Authority in connection with execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and (v) to the extent reasonably practicable, consult with the other in advance of and not participate in any meeting or discussion relating to the transactions contemplated by this Agreement, either in person or by telephone, with any Authority in connection with the proposed transactions unless it gives the other party the opportunity to attend and observe; provided, however, in each of clauses (iii) and (iv) above, that materials may be redacted (A) to remove references concerning the valuation of such party and its Affiliates, (B) as necessary to comply with contractual arrangements or applicable Laws, and (C) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns.

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8.2 Compliance with SPAC Agreements. The Company and Purchaser shall comply with each of the following agreements (“SPAC Agreements”) (i) Investment Management Trust Agreement, dated March 28, 2023, by and between the Purchaser and Continental Stock Transfer & Trust Company; (ii) the Rights Agreement as of March 28, 2023 between Purchaser and Continental Stock Transfer & Trust Company; and (iii) the Warrant Agreement is made as of March 28, 2023 between Purchaser and Continental Stock Transfer & Trust Company.

8.3 Cooperation with Purchaser to Prepare and File Proxy Statement.

(a) Notwithstanding anything in this Agreement to the contrary, it is understood and agreed that as soon as reasonably practicable, after receiving all necessary information relating to the Company Group members from the Company for inclusion in the Proxy Statement, the Purchaser shall prepare and file with the SEC the Proxy Statement, or such other form, statement, or report as may be required under the United States federal securities laws (such Proxy Statement, or such other report or form, whether in preliminary or definitive form, and any amendments or supplements thereto, the “Proxy Statement”) for the purpose of seeking the Purchaser Shareholder Approval. Each party shall use its reasonable best efforts to prepare the Proxy Statement (including any and all financial statements and financial information) and thereafter resolve all SEC comments on the Proxy Statement as promptly as practicable after such filing, and Purchaser and the Company shall take all action reasonably required (other than qualifying to do business in any jurisdiction in which it is not now so qualified, or filing a general consent to service of process) to be taken under any applicable state securities Laws in connection with the issuance of Purchaser Merger Shares pursuant to the terms of this Agreement. Each of Purchaser and the Company members shall furnish all information as may be reasonably requested by the other parties in connection with any such action and the preparation, filing and distribution of the Proxy Statement and any Other Filing. As promptly as practicable after all SEC comments on the Proxy Statement shall have been resolved, Purchaser shall use its reasonable best efforts to cause the Proxy Statement to be mailed to its shareholders as of the record date for the Purchaser Shareholder Meeting.

(b) The Company shall, and the Company shall cause each member of the Company Group and each Person whom intends to serve as a director of the Purchaser or member of executive management of Purchaser following Closing to provide Purchaser with all reasonable information concerning the business of the Company Group and the management, operations and financial condition of the Company Group as is required by the SEC for inclusion in the Proxy Statements (“Company Information”), including, all financial statements required by relevant securities laws and regulations (the “Required Company Financial Statements”), which shall be prepared under such accounting principles and for such periods as required by the forms, rules and regulations of the SEC or as requested by the SEC in connection with its review of the Proxy Statement or any Other Filing. Subject to the Company’s review and approval of any Proxy Statement including Company Information and the consent of the Company’s auditor to the inclusion of the Required Company Financial Statements in any Proxy Statement (in each case, such approval or consent not to be unreasonably withheld, conditioned or delayed), the Company acknowledges and agrees that Company Information (including the Company Group Financial Statements), or summaries thereof or extracts therefrom, may be included in the Proxy Statement and any other filings required under the Exchange Act, Securities Act or any other United States federal, foreign or blue sky laws (“Other Filings”). In connection therewith, each of Purchaser and the Company shall instruct their respective employees, counsel, financial advisors, auditors and other authorized representatives to reasonably cooperate with the other parties and their respective employees, counsel, financial advisors, auditors and other authorized representatives as relevant if required to achieve the foregoing. No filing of, or amendment or supplement to, the Proxy Statement or any Other Filing will be made (in each case including documents incorporated by reference therein) by either Purchaser or the Company without providing the other with a reasonable opportunity to review and comment thereon. Notwithstanding the foregoing, neither the Company nor the Purchaser will file any Proxy Statement or Other Filings without the other party’s approval (such approval not to be unreasonably withheld, conditioned or delayed). Purchaser and the Company will advise the other parties hereto promptly after it receives any oral or written request by the SEC for amendment of the Proxy Statement or Other Filings, as applicable, or comments thereon and responses thereto or requests by the SEC for additional information and each party will promptly provide the other with copies of any written communication between it or any of its representatives, on the one hand, and the SEC, any state securities commission or their respective staffs, on the other hand, with respect to the Proxy Statement or the Merger. Purchaser and the Company shall use their respective reasonable best efforts, after consultation with each other, to resolve all such requests or comments with respect to the Proxy Statement or Other Filings as promptly as reasonably practicable after receipt thereof. Without limiting the generality of the foregoing, each of Purchaser and the Company shall cooperate with each other in the preparation of each of Proxy Statement and Other Filing and each of Purchaser and the

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Company shall furnish the other with all information concerning it and its Affiliates as the requesting party (after consulting with counsel) may deem reasonably necessary or advisable in connection with the preparation of the Proxy Statement or Other Filings, as applicable. Purchaser and the Company shall notify each other promptly of the time when the Proxy Statement shall be declared definitive, of the issuance of any stop order or suspension of the qualification of the Purchaser Ordinary Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement, Other Filings or for additional information.

(c) The Company and each member of the Company Group covenants that as of the date of the filing of any Proxy Statement with the SEC or Other Filing, none of the Company Information, Company Group Financial Statements or other financial information supplied by the Company in connection with the Proxy Statement or Other Filing shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading.

(d) If at any time prior to the Effective Time any information relating to Purchaser or the Company or any of their respective Affiliates, directors, officers or shareholders, should be discovered by Purchaser or the Company which should be set forth in an amendment or supplement to either the Proxy Statement or Other Filings, so that any such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to Purchaser’s shareholders.

8.4 Confidentiality. Except as necessary to complete the Proxy Statement or any other Proxy Statements or Other Filings, the Company, on the one hand, and Purchaser and Merger Sub, on the other hand, shall hold and shall cause their respective representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all documents and information concerning the other party furnished to it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources, which source is not the agent of the other party, by the party to which it was furnished), and each party shall not release or disclose such information to any other person, except its representatives in connection with this Agreement. In the event that any party believes that it is required to disclose any such confidential information pursuant to applicable Laws, to the extent legally permissible, such party shall give timely written notice to the other party so that such party may have an opportunity to obtain a protective order or other appropriate relief. Each party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information. The parties acknowledge that some previously confidential information will be required to be disclosed in the Proxy Statement and any other SEC Statements and Other Filings. Notwithstanding anything in this Agreement to the contrary, following the Closing, the Shareholders’ Representative shall be permitted to disclose information as required by Law or to employees, advisors, agents or consultants of the Shareholders’ Representative and to the Company Shareholders, in each case who have a need to know such information, provided that such persons are subject to confidentiality obligations with respect thereto.

8.5 Directors’ and Officers’ Indemnification and Liability Insurance.

(a) All rights to indemnification for acts or omissions occurring through the Closing Date now existing in favor of the current directors and officers of the Company and the Purchaser as provided in their respective organizational documents or in any indemnification agreements shall survive the applicable Merger and shall continue in full force and effect in accordance with their terms.

(b) Prior to the Closing Date, the Company and Purchaser shall purchase and fully pay the premium for a directors and officers tail liability insurance policy, with respect to claims arising from facts and events that occurred prior to the Closing Date.

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(c) The provisions of this Section 8.5 are intended to be for the benefit of, and shall be enforceable by, each Person who will have been a director or officer of the Company or the Purchaser for all periods ending on or before the Closing Date and may not be changed with respect to any officer or director without his or her written consent.

(d) Prior to the Effective Time, the Company shall obtain and fully pay the premium for a one (1) year prepaid “tail” policy for the extension of the directors’ and officers’ liability coverage of the Purchaser’s and the Company’s existing directors’ and officers’ liability insurance policies, for claims reporting or discovery period of one years from and after the Effective Time, on terms and conditions providing coverage retentions, limits and other material terms substantially equivalent to the current policies of directors’ and officers’ liability insurance maintained by the Purchaser and the Company with respect to matters arising on or before the Effective Time, covering without limitation the transactions contemplated hereby. After the Effective Time, Company shall cause such “tail” policy to be maintained in full force and effect, for its full term, and shall honor all of its obligations thereunder, and no party shall have any other obligation to purchase or pay for any insurance hereunder. The memorandum and articles of association of the Surviving Corporation shall at all times provide that the surviving corporation shall indemnify the directors and officers of the Company and the Purchaser to the maximum extent provided by law.

(e) If the Company or Purchaser or any of their respective legal successors or permitted assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the legal successors and permitted assigns of Company or Purchaser shall assume all of the obligations set forth in this Section 8.5. The provisions of this Section 8.5 are intended to be for the benefit of, and from and after the Closing shall be enforceable by, each Person who is an intended third-party beneficiary of this Section 8.5. The rights of such Persons under this Section 8.5 shall be in addition to any rights such Persons may have under the organizational documents of the Company or Purchaser, as case may be, or under any applicable Contracts or Laws and nothing in this Agreement is intended to, shall be construed or shall release or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Purchaser or Company for any of their respective directors, officers or other employees (it being understood and agreed that the indemnification provided for in this Section 8.5 is not prior to or in substitution of any such claims under such policies).

8.6 Execution of Employment Agreements with Senior Management. Prior to the filing of any Proxy Statement by the Purchaser, the Company will identify members of the senior management team and will execute an offer letter or other employment related agreement with each such senior management member as set forth on Schedule 8.6, in such form and terms as agreed upon by the Company, such persons and Purchaser.

8.7 Repayment of Purchaser Indebtedness and other Liabilities. Except as agreed upon by Purchaser in writing, prior to or concurrent with the Closing, and subject to the adjustment in the number of Purchaser Merger Shares provided in Section 3.1(a), Purchaser shall repay and extinguish all expenses, Indebtedness and other liabilities without any further Liability to the Company or Purchaser, and shall deliver, at least five (5) Business Days prior to the Closing Date, executed waivers, payoff letters or final invoices, as applicable, from each vendor, lender, creditor, noteholder or other counterparty to which such expenses, Indebtedness or other liabilities.

8.8 Certain Tax Matters. Purchaser and the Company shall use its reasonable best efforts to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Neither Purchaser nor the Company shall take any action, or fail to take any action, that could reasonably be expected to cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Purchaser and the Company intend to report and, except to the extent otherwise required by a change in Law, shall report, for U.S. federal income tax purposes, the Merger as a “reorganization” within the meaning of Section 368(a) of the Code, unless otherwise required by applicable Law.

8.9 [Reserved].

8.10 Retention of Proxy Solicitation Agent. The Parties shall use their reasonable efforts to retain a proxy solicitation agent mutually acceptable to the Parties, within ten (10) Business Days of execution of this Agreement to assist the Parties with preparing the Proxy Statement and soliciting Purchaser’s shareholders to obtain the affirmative vote of the Purchaser’s shareholders in favor of the Merger, and such other matters as may be determined by the Parties.

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8.11 Post-Closing Covenant Regarding Release of Shares from Lock-Up Agreements. With the exception of application to any PIPE Investors and Purchaser’s advisors Space Frontier Investment Holding Limited and Asian Legend International Investment Holding Limited, the Purchaser, Company and the Shareholders Representative on behalf of the Company Shareholders each covenant and agree that they shall not request that, and shall not allow the Board of Directors’ representatives serving on the Board of Directors of Purchaser, any Purchaser Merger Shares be released from any lockup prior to expiration of the Lockup Up Period End Date.

8.12 PIPE Investment. In the event that the Purchaser and the Company mutually agree to complete the PIPE Investment (or any other investment in the Purchaser’s securities), prior to the Closing, and assuming that no termination of this Agreement has occurred in accordance with its terms, the Company shall use its best efforts to cooperate in connection with the arrangement and closing of the PIPE Investment (or any other investment in the Purchaser’s securities) as may be requested by Purchaser, including by (i) participating in a reasonable number of meetings, presentations, due diligence sessions, drafting sessions and sessions with investors at mutually agreeable times and locations and upon reasonable advance notice; (ii) reasonably assisting with the preparation of customary materials for actual and potential participants in the PIPE Investment (or any other investment in the Purchaser’s securities), offering documents, private placement memoranda, prospectuses and similar documents required in connection with the PIPE Investment (or any other investment in the Purchaser’s securities) (which shall not include pro forma financial information); (iii) providing financial statements and such other financial information regarding the Company, that is readily available or within its possession and as is reasonably requested in connection with the PIPE Investment (or any other investment in the Purchaser’s securities); (iv) taking or appointing a representative of the Company to take all corporate actions, subject to the occurrence of the Closing, reasonably requested by the Purchaser to permit the consummation of the PIPE Investment (or any other investment in the Purchaser’s securities) and the issuance of the securities in PIPE Investment (or any other investment in the Purchaser’s securities) immediately following the Closing; (v) assisting Purchaser to satisfy the conditions set forth in any document executed in connection with the PIPE Investment (or any other investment in the Purchaser’s securities); and (vi) otherwise using its best efforts to cooperate with Purchaser in its efforts to consummate the PIPE Investment (or any other investment in the Purchaser’s securities).

8.13 Subscription Agreements. In the event that the Purchaser and the Company mutually agree to complete the PIPE Investment (or any other investment in the Purchaser’s securities), the Company shall cause cause those investors to execute and deliver to the Purchaser binding and enforceable Subscription Agreements on terms acceptable to Purchaser evidencing each such investor’s participation in the PIPE Investment (or any other investment in the Purchaser’s securities). Each Subscription Agreement (i) shall be in full force and effect and not be withdrawn or terminated, or otherwise amended or modified, in any respect; (ii) shall be a legal, valid and binding obligation of each PIPE Investor, and none of the execution, delivery or performance of obligations under such Subscription Agreement by each PIPE Investor, shall violate any Laws; and (iii) shall contain all of the conditions precedent (other than the conditions contained in the other agreements related to the transactions contemplated herein) to the obligations of the PIPE Investors to contribute to Purchaser the applicable portion of the PIPE Investment (or any other investment in the Purchaser’s securities) amount set forth in the Subscription Agreements on the terms therein. The Company shall use its best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions described therein, including assisting the Purchaser in maintaining in effect the Subscription Agreements and using its best efforts to (a) satisfy in all material respects on a timely basis all conditions and covenants applicable to it or the Purchaser in the Subscription Agreements and otherwise comply with its obligations thereunder; (b) in the event that all conditions in the Subscription Agreements (other than conditions that Purchaser or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, assisting the Purchaser in consummating the transactions contemplated by the Subscription Agreements at or prior to Closing; (c) assisting the Purchaser in enforcing its rights under the Subscription Agreements in the event that all conditions in the Subscription Agreements (other than conditions that Purchaser or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, to cause the applicable PIPE Investors (or any other investment in the Purchaser’s securities) to contribute the applicable portion of the PIPE Investment set forth in the Subscription Agreements at or prior to the Closing; and (d) using its best efforts to ensure that the requisite amount of funds are committed under the Subscription Agreements for the PIPE Investment (or any other investment in the Purchaser’s securities).

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ARTICLE IX
CONDITIONS TO CLOSING

9.1 Condition to the Obligations of the Parties. The obligations of all of the parties to consummate the Closing are subject to the satisfaction, or the waiver at the discretion of both Purchaser and Company, of all of the following further conditions:

(a) No provisions of any applicable Law, and no Order shall restrain or prohibit, or impose any condition on, the Closing;

(b) The Merger shall have been completed and the Certificate of Merger evidencing the merger of Merger Sub with and into the Company shall have been received from the Registrar of Companies in the Cayman Islands;

(c) The required stock exchange and regulatory review (including SEC and Nasdaq) has been completed, and all governmental approvals required for the Merger shall have been obtained and the Purchaser’s Units, Purchaser’s Ordinary Shares (including the Purchaser Merger Shares) and Purchaser’s Warrants shall continue to be listed for trading on Nasdaq;

(d) There shall not be any Action brought, commenced or threatened by any governmental Authority or other Person to enjoin, challenge, interfere with or otherwise restrict the consummation of the Closing;

(e) Purchaser Shareholder Approval for the Merger;

(f) Prior to or at the Closing, before consummation of any PIPE Investment (or any other investment in the Purchaser’s securities) after distribution of the Trust Account pursuant to Section 6.6, deducting all amounts to be paid pursuant to the Purchaser Share Redemption, Purchaser shall have unrestricted cash on hand (“Unrestricted Cash”) of not less than $5,000,000 before payment or deduction of any costs and expenses incurred with respect to the transactions contemplated by this Agreement. In no event shall the Company’s cash position prior to or at Closing be less than the minimum required balance under applicable Securities Exchange Act and Nasdaq Regulations concerning Special Purpose Acquisition Companies.

(g) Each of the directors and officers of Purchaser, other than Lixin Zheng, Mitchell Cariaga and Lauren Simmons shall provide their resignations as officers and directors of Purchaser, effective at Closing, and the proposed new directors of the Purchaser shall have been appointed.

9.2 Conditions to Obligations of Purchaser and Merger Sub. The obligation of Purchaser and Merger Sub to consummate the Closing is subject to the satisfaction, or the waiver at Purchaser’s sole and absolute discretion, of all the following further conditions:

(a) The Company shall have duly performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date.

(b) All of the representations and warranties of the Company Group contained in this Agreement and in any certificate delivered by the Company pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall: (i) be true and correct at and as of the date of this Agreement, or, (ii) if otherwise specified, when made or when deemed to have been made, and (iii) be true and correct as of the Closing Date, except in the case of (i), (ii) and (iii) for any inaccuracies in such representations and warranties which would not in the aggregate reasonably be expected to have a Material Adverse Effect; and further, for the purpose of determining the truth, accuracy and completeness of the representations and warranties of the Company Group as of both the date of this Agreement and the Closing Date, the terms Financial Statements, Balance Sheet, and Balance Sheet Date, as each are defined in Section 4.11(a), shall be amended to include the audited consolidated financial statements of the Company Group for the fiscal year ended December 31, 2022 and each fiscal year in the two-year period ending on such date, and the audited consolidated balance sheet of the Company Group as of such date

(c) There shall have been no continuing event, change or occurrence which individually or together with any other event, change or occurrence, would reasonably be expected to have a Material Adverse Effect upon the Company Group.

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(d) [Reserved]

(e) Purchaser shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company to the effect set forth in clauses (a) through (d) of this Section 9.2 (the “Company Certificate”).

(f) Purchaser shall have received the Financial Statements and the Projections.

(g) Purchaser shall have received (i) a copy of the Charter Documents of the Company certified as of a recent date by the Secretary of State or similar official of its jurisdictions of organization, (ii) copies of resolutions duly adopted by the board of directors of the Company and by vote or consent of the Shareholders authorizing this Agreement, the Additional Agreements and the transactions contemplated hereby and thereby, (iii) a certificate of the Secretary of the Company certifying as to signatures of the officer(s) executing this Agreement and any certificate or document to be delivered pursuant hereto, together with evidence of the incumbency of such Secretary, and (iv) a good standing certificate for each of the Company and its Subsidiaries certified as of a date no later than thirty (30) days prior to the Closing Date from the proper Governmental Authority of the jurisdiction of organization of each of the Company and its Subsidiaries.

(h) Each of the Registration Rights Agreement, Lock-up Agreement, Non-Compete Agreements, and Escrow Agreement shall have been duly executed and delivered by each party thereto other than Purchaser.

(i) The Company shall have delivered to the Purchaser executed (i) payoff letters for all Indebtedness, expenses and other liabilities of the Company and each of its Subsidiaries that remain unpaid as of immediately prior to the Closing and (ii) any required consents to the transactions contemplated hereunder under any Material Contracts, Leases or Permits.

(j) The Company shall have entered into the Employment Agreement with each of individuals set forth on Schedule 8.6.

(k) Each of the Persons set forth in Schedule 9.2(k) shall have entered into a non-competition and non-solicitation agreement for a period of three (3) years after the Closing in return for the consideration being delivered hereunder.

(l) The Purchaser shall have received all certificates, if certificated (or lost stock affidavits) representing Company Securities held by Company Shareholders.

(m) The Purchaser shall have received an opinion of counsel to the Company Group with respect to the corporate status, capitalization, permissions, applicable government consents and approvals, as well as any actions or proceedings or other material matters affecting the rights and obligations of the Purchaser.

(n) The Purchaser shall receive written evidence of the termination of the existing employment, severance, or similar compensation agreements between the Company Group and the individuals referenced on Schedule 4.24.

(o) The composition of the Audit Committee and Compensation Committee of the Board of Directors of Purchaser after the Closing shall include at least one independent director designated by the Purchaser (prior to the Effective Time).

(p) The PIPE Investment (or other financing) shall be consummated pursuant to and in accordance with the terms of the applicable Subscription Agreements, in the event that the Purchaser and the Company mutually agree to complete the PIPE Investment or other financing.

(q) The Company shall have available capital in an amount sufficient for the purposes of paying Company Indebtedness and to provide for sufficient working capital based upon the pro forma financial statements to be filed with the Proxy Statement.

(r) [Reserved]

(s) The Purchaser shall receive from the Company written evidence of: (i) release of any and all Liens with respect to any shares of capital stock of the Company and each member of the Company Group; (iii) all of the outstanding options, warrants and all other securities of the Company that are convertible into or

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which may be exercised or exchange for capital stock of the Company shall have been converted, exercised or exchanged for capital stock of the Company or cancelled prior to the completion of the Merger; (iv) the termination of all shareholder agreements, voting agreements, rights of first refusal, put or similar rights, pledge agreements, operating agreements, rights to acquire capital stock of the Company, and similar contracts or agreements between any shareholders of the Company or any pre-closing member or shareholder of any Subsidiary; (v) termination of any broker’s or finders’ fees agreements binding upon the Company or any member of the Company Group; (vi) termination of any and all agreements related to profit sharing with respect to any member of the Company Group; and (vii) the termination of the additional agreements specified on Schedule 9.2(s)(vii).

(t) [Reserved]

(u) The Purchaser shall have received completed and executed Accredited Investor Questionnaires, as contemplated in Section 7.10, of all the Company Shareholders in a form reasonably satisfactory to Purchaser.

(v) [Reserved].

(w) The Aggregate Investment Amount, together with the proceeds from the PIPE Investment (if any), shall be no less than [•] U.S. Dollars [•].

9.3 Conditions to Obligations of the Company. The obligations of the Company to consummate the Closing is subject to the satisfaction, or the waiver at the Company’s discretion, of all of the following further conditions:

(a) (i) The Purchaser and Merger Sub shall each have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of Purchaser and Merger Sub contained in this Agreement, and in any certificate or other writing delivered by the Purchaser pursuant hereto, disregarding all qualifications and expectations contained therein relating to materiality shall be true and correct in all respects at and as of the Closing Date, as if made at and as of such date, except for any inaccuracies in such representations and warranties which would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Purchaser or on Purchaser’s ability to consummate the transactions contemplated by this Agreement and the Additional Agreements, and (iii) the Company shall have received a certificate signed by an authorized officer of the Purchaser to the foregoing effect.

(b) Purchaser shall have executed and delivered to the Company a copy of each Additional Agreement to which it is a party.

9.4 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article IX to be satisfied if such failure was caused by the failure of such Party or any of its Affiliates to comply with or perform any of its covenants or obligations set forth in this Agreement.

ARTICLE X
INDEMNIFICATION

10.1 Indemnification of Purchaser. From and after the Closing, the Escrow Participant hereby agrees to indemnify and hold harmless Purchaser against and in respect of any actual and direct out-of-pocket loss, cost, payment, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage (including actual costs of investigation and attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses”) incurred or sustained by Purchaser as a result of: (a) any breach or inaccuracy of any of the representations, warranties set forth in Article IV (as modified by the Company’s Disclosure Schedules) or in the Company Certificate, in each case as of the Closing Date, and (b) any breach or nonfulfillment of any covenants of the Company contained in this Agreement to be performed prior to the Closing Date; provided, however, any breach related to Section 4.38 (Projections) shall be limited to a claim based upon fraud, an untrue statement of material information, or omission of material information or the lack of good faith in the preparation of such Projections; and (c) any Losses resulting from the matters described on Schedule 10.1(c). Notwithstanding anything in this Agreement to the contrary, the maximum liability of the Escrow Participant under this Agreement, including this Article X, or otherwise in connection with the transactions contemplated by this Agreement shall in no event exceed an amount equal to: (i) the Escrow Share Value, multiplied by (ii) the Escrow Shares (the “Indemnifiable Loss Limit”). Further, the Purchaser shall not be entitled to indemnification pursuant to this Section 10.1 unless and until the aggregate amount of Losses to Purchaser equals at least $200,000 (the “Basket”), at which time, subject to the Indemnifiable Loss

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Limit, the Purchaser shall be entitled to indemnification for any Losses above the Basket per Loss. Except for Losses resulting from the matters described on Schedule 10.1(c), the Escrow Participant shall have no liability or obligation to indemnify any Purchaser or any other Indemnified Party under this Agreement with respect to the breach or inaccuracy of any representation, warranty, covenant or agreement based on any matter, fact or circumstance known to Purchaser or any of its representatives or disclosed in the information set out in any Schedule to this Agreement. For Losses resulting from the matters described on Schedule 10.1(c), the Escrow Participant agrees to indemnify and hold harmless the Purchaser against, from and in respect of any and all such Losses, whether or not a breach of a representation, warranty, covenant or agreement in this Agreement or any of the Additional Agreements to which it is a party.

10.2 Procedure. The following shall apply with respect to all claims by the Purchaser (an “Indemnified Party”) for indemnification pursuant to this Article X:

(a) An Indemnified Party shall give the Shareholders’ Representative prompt notice (an “Indemnification Notice”) of any third-party action with respect to which such Indemnified Party seeks indemnification pursuant to Section 10.1 or 10.2 (a “Third-Party Claim”), which shall describe in reasonable detail the Loss that has been or may be suffered by the Indemnified Party. The failure to give the Indemnification Notice shall not impair any of the rights or benefits of such Indemnified Party under Sections 10.1 or 10.2, except to the extent such failure prejudices the ability of the Escrow Participant (any of such parties, “Indemnifying Parties”) to defend such claim or increases the amount of such liability.

(b) In the case of any Third-Party Claims as to which indemnification is sought by any Indemnified Party, such Indemnified Party shall be entitled, at the sole expense and liability of the Escrow Participant, to exercise full control of the defense, compromise or settlement of any Third-Party Claim unless the Shareholders’ Representative, within a reasonable time after the giving of an Indemnification Notice by the Indemnified Party (but in any event within twenty (20) Business Days thereafter), shall notify such Indemnified Party in writing of the intention of the Shareholders’ Representative to assume the defense thereof.

(c) If the Indemnifying Parties assume the defense of any such Third-Party Claim pursuant to Section 10.3(b), then the Indemnified Party shall cooperate with the Indemnifying Parties in any manner reasonably requested in connection with the defense, and the Indemnified Party shall have the right to be kept fully informed by the Indemnifying Parties and their legal counsel with respect to the status of any legal proceedings, to the extent not inconsistent with the preservation of attorney-client or work product privilege. If the Indemnifying Parties so assume the defense of any such Third-Party Claim the Indemnified Party shall have the right to employ one separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of such Indemnified Party unless (i) the Indemnifying Parties have agreed to pay such fees and expenses, or (ii) the named parties to any such Third-Party Claim (including any impleaded parties) include an Indemnified Party and an Indemnifying Party and such Indemnified Party shall have been advised in writing by its counsel that there is a conflict of interest between such Indemnified Party and the Indemnifying Parties in the conduct of the defense thereof, and in any such case the reasonable documented out-of-pocket fees and expenses of one separate counsel of the Indemnified Party shall be borne by the Indemnifying Parties subject to the limitations set forth in this Article X.

(d) If the Indemnifying Parties elect to assume the defense of any Third-Party Claim pursuant to Section 10.3(b), the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Indemnifying Parties withdraw from the defense of such Third-Party Claim, or unless a judgment is entered against the Indemnified Party for such liability by an Authority of competent jurisdiction. If the Indemnifying Parties do not elect to defend, or if, after commencing or undertaking any such defense, the Indemnifying Parties withdraw such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Indemnifying Parties’ expense subject to the limitations set forth in this Article X. In the event the Indemnified Party retains control of the Third-Party Claim, the Indemnified Party will not settle the subject claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed.

(e) If the Indemnified Party undertakes the defense of any such Third-Party Claim pursuant to Section 10.1 or 10.2 and proposes to settle the same prior to a final judgment thereon or to forgo appeal with respect thereto, then the Indemnified Party shall give the Indemnifying Parties prompt written notice thereof and the Indemnifying Parties shall have the right to participate in the settlement, assume or reassume the defense thereof or

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prosecute such appeal, in each case at the Indemnifying Parties’ expense. The Indemnifying Parties shall not, without the prior written consent of such Indemnified Party settle or compromise or consent to entry of any judgment with respect to any such Third-Party Claim (i) in which any relief other than the payment of money damages is or may be sought against such Indemnified Party, (ii) in which such Third-Party Claim could be reasonably expected to impose or create a monetary liability on the part of the Indemnified Party (such as an increase in the Indemnified Party’s income Tax) other than the monetary claim of the third party in such Third-Party Claim being paid pursuant to such settlement or judgment, or (iii) which does not include as an unconditional term thereof the giving by the claimant, person conducting such investigation or initiating such hearing, plaintiff or petitioner to such Indemnified Party of a release from all liability with respect to such Third-Party Claim and all other actions (known or unknown) arising or which might arise out of the same facts.

(f) Following the Closing, the disinterested members of the board of directors of the Purchaser shall have the authority to institute and prosecute any claims for indemnification hereunder in good faith on behalf of the Purchaser to enforce the terms of this Agreement.

10.3 Escrow of Escrow Shares by Escrow Participant. The Company hereby authorizes the Purchaser to deliver the Indemnification Escrow Shares into escrow (the “Escrow Fund”) pursuant to the Indemnification Escrow Agreement. For purposes of this Article X, the Indemnification Escrow Shares are valued at $10.00 per share (the “Escrow Share Value”).

(a) Indemnification Escrow Shares; Payment of Dividends; Voting. Any dividends, interest payments, or other distributions of any kind made in respect of the Escrow Shares will be delivered promptly to the Escrow Agent to be held in escrow (the “Escrow Income”). The Escrow Participant shall be entitled to vote such Escrow Participant’s Indemnification Escrow Shares on any matters to come before the shareholders of the Purchaser. It is intended that for U.S. federal income tax purposes that while the Indemnification Escrow Shares are held by the Escrow Agent, the Escrow Participant shall be treated as the owner of the Indemnification Escrow Shares, and to the extent required by Applicable Law, the Escrow Agent shall report in a manner consistent with such treatment.

(b) Distribution of Escrow Shares. At the times provided for in Section 10.3(d), the Indemnification Escrow Shares shall be distributed to the Escrow Participant. The Purchaser will take such action as may be necessary to cause such certificates to be issued in the names of the appropriate persons. Certificates representing Indemnification Escrow Shares so issued that are subject to resale restrictions under applicable securities laws will bear a legend to that effect. No fractional shares shall be released and delivered from the Escrow Fund and all fractional shares shall be rounded to the nearest whole share.

(c) Assignability. Other than for estate planning purposes, no Indemnification Escrow Shares or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by the Escrow Participant or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of the Escrow Participant, prior to the delivery to such Escrow Participant of the Escrow Fund by the Escrow Agent as provided herein.

(d) Release from Escrow Fund. As soon as practicable, but in no event later than five (5) Business Days, following expiration of the Survival Period (the “Release Date”), the Indemnification Escrow Shares will be released from escrow to the Escrow Participant less the number of Indemnification Escrow Shares (at an assumed value equal to the Escrow Share Value per Indemnification Escrow Share) reasonably necessary to serve as security for Losses set forth in any Indemnification Notice delivered by the Purchaser prior to the expiration of the Survival Period that remain pending and unresolved. Prior to the Release Date, the Shareholders’ Representative and the Purchaser shall jointly issue to the Escrow Agent a certificate executed by each of them instructing the Escrow Agent to release such number of Indemnification Escrow Shares determined in accordance with this Section 10.3(d). Promptly, but in no event later than five (5) Business Days, following the resolution in accordance with the provisions of this Article X of any claim(s) for indemnification that remain unresolved as of the Release Date the Shareholders’ Representative and the Purchaser shall jointly issue to the Escrow Agent a certificate executed by each of them instructing the Escrow Agent to release to the Escrow Participant the number of Indemnification Escrow Shares retained in escrow following the resolution of such claim(s) and not released to Purchaser.

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10.4 Payment of Indemnification. In the event that Purchaser is entitled to any indemnification for any Losses pursuant to this Agreement or otherwise in connection with the transactions contemplated by this Agreement, the Purchaser’s sole and exclusive remedy for such Losses shall be the recovery of a number of Purchaser Ordinary Shares from the Indemnification Escrow Shares having a value equal to the Losses that have been finally determined to be owing to the Purchaser in accordance with this Article X (at an assumed value equal to the Escrow Share Value per Indemnification Escrow Share), in each case, subject to the limitations set forth in this Article X. Any payments to Purchaser from the Indemnification Escrow Shares will be treated as a reduction in the number of Purchaser Ordinary Shares issued to the Escrow Participant for U.S. federal income tax purposes.

10.5 Insurance. In calculating amounts of Losses payable to an Indemnified Party hereunder, the amount of any indemnified Losses shall be determined net of amounts actually recovered under any insurance policy or other third-party reimbursement actually received.

10.6 Survival of Indemnification Rights. The representations and warranties of the Company shall survive until 12 months (the “Survival Period”) following the Closing. In the event that any outstanding claims have arisen during such 12-month period which would be eligible for indemnification under this Article 10, the Escrow Participant shall leave in Escrow that number of Escrow Shares (calculated as of the closing per share market price of the Purchaser Ordinary Shares on the last trading day of such 12-month period) for an additional 12 months to settle any such outstanding claims. Upon the expiration of such additional 12-month period any remaining Escrow Shares shall be released and delivered to the Company Shareholder who agreed hereunder to escrow such Escrow Shares. The covenants of the Company contained in this Agreement to be performed prior to Closing shall expire and be of no further force or effect as of the Closing, provided, that claims for breach or nonfulfillment thereof shall survive until the expiration of the Survival Period. The indemnification to which any Indemnified Party is entitled from the Indemnifying Parties pursuant to Section 10.1 for Losses shall be effective so long as it is asserted prior to the expiration of the Survival Period; provided, that in the event that any Indemnification Notice shall have been given in accordance with the provisions of this Agreement prior to the expiration of the Survival Period and such claim has not been finally resolved by the expiration of the Survival Period, the representations, warranties, covenants, agreements or obligations that are the subject of such Indemnifications Notice shall survive solely for purposes of resolving such claim until such matters are finally resolved. The parties acknowledge that the time periods set forth in this Section 10.6 for the assertion of claims under this Agreement are the result of arms’-length negotiation among the parties and that they intend for the time periods to be enforced as agreed by the parties without regard to the applicable statute of limitations with respect to such matters.

10.7 Sole and Exclusive Remedy. The remedies provided in this Article X and the rights to enforce the Additional Agreements in accordance with their terms shall be deemed the sole and exclusive remedies of the Indemnified Parties, from and after the Closing Date, with respect to any and all claims arising out of or related to this Agreement or in connection with the transactions contemplated hereby, except nothing in this Agreement (i) will limit the parties’ rights to seek injunctive relief or other equitable remedies, (ii) would prevent Purchaser or the Company from bringing an action for fraud (with scienter) against the Person who committed such Fraud (with scienter) or (iv) limit the right of any Person to pursue remedies under any Additional Agreement against the parties thereto

ARTICLE XI
DISPUTE RESOLUTION

11.1 Arbitration.

(a) The parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator (the “Arbitrator”). Binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

(b) If the parties cannot agree upon the Arbitrator, the Arbitrator shall be selected by the New York, New York chapter head of the American Arbitration Association upon the written request of any Party. The Arbitrator shall be selected within 45 days of the written request of any party.

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(c) Except with respect to matters set forth in Article II that relate to the effectuation of the Merger, which are exclusively governed by the laws of Cayman Islands, the laws of the State of New York shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement shall be governed by the laws of the State of New York applicable to a contract negotiated, signed, and wholly to be performed in the State of New York, which laws the Arbitrator shall apply in rendering his decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within 90 days after he shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

(d) The arbitration shall be held in New York, New York in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein. Each of the Company, the Purchaser and the Shareholders’ Representative hereby consents to the exclusive jurisdiction of the State and County of New York, New York.

(e) On application to the Arbitrator, any party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 11.1(c).

(f) The Arbitrator may, at his discretion and at the expense of the party who will bear the cost of the arbitration, employ experts to assist him in his determinations.

(g) The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award or to obtain relief as provided in Section 11.1(h), as applicable (including actual attorneys’ fees and costs), shall be borne by the unsuccessful party (if the Shareholders’ Representative, then solely on behalf of the Company Shareholders) and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision. The determination of the Arbitrator shall be final and binding upon the parties and not subject to appeal.

(h) Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and State) in New York, to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the Arbitration. The parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the parties hereto) shall have been absent from such arbitration for any reason, including that such party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

(i) The parties (in the case of the Shareholders’ Representative, solely on behalf of the Company Shareholders) shall indemnify the Arbitrator and any experts employed by the Arbitrator and hold them harmless from and against any claim or demand arising out of any arbitration under this Agreement or any agreement contemplated hereby, unless resulting from the gross negligence or willful misconduct of the person indemnified.

(j) Notwithstanding anything herein to the contrary, the parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. The parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and State) in New York to render such relief and to enforce specifically the terms and provisions of this Agreement.

11.2 Waiver of Jury Trial; Exemplary Damages.

(a) THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT.

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(b) Each of the parties to this Agreement acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties to this Agreement further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

ARTICLE XII
TERMINATION

12.1 Termination Without Default. In the event an Authority shall have issued an Order, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which Order is final and non-appealable, Purchaser or the Company shall have the right, at its sole option, to terminate this Agreement without liability to the other party.

12.2 Termination Upon Default.

(a) The Purchaser may terminate this Agreement by giving notice to the Company on or prior to the Closing Date, without prejudice to any rights or obligations Purchaser may have, if: (i) the Company shall have breached any representation, warranty, agreement or covenant contained herein to be performed on or prior to the Closing Date, which has rendered the satisfaction of any of the conditions set forth in Section 9.1 and 9.2 impossible; and (ii) such breach shall not be cured by thirty (30) days following receipt by the Company of a written notice from Purchaser describing in reasonable detail the nature of such breach.

(b) The Company may terminate this Agreement by giving notice to Purchaser, on or prior to the Closing Date, without prejudice to any rights or obligations the Company may have, if: (i) Purchaser shall have breached any representation, warranty, agreement or covenant contained herein to be performed on or prior to the Closing Date, which has rendered the satisfaction of any of the conditions set forth in 9.1 and Section 9.3 impossible; and (ii) such breach shall not be cured by thirty (30) days following receipt by Purchaser of a written notice from the Company describing in reasonable detail the nature of such breach.

12.3 Termination by the Purchaser. This Agreement may be terminated by the Purchaser prior to the Closing as follows:

(a) by written notice by Purchaser to the Company, if (i) there shall have been a Material Adverse Effect on the Company Group following the date of this Agreement which is uncured and continuing or (ii) the Company Group amends, changes or modifies or seeks to amend, change or modify the Company Group Disclosure Schedules, Financial Statements or Projections delivered to the Purchaser pursuant to Article Four which amendment, change or modification will constitute a Material Adverse Change; or

(b) by written notice by the Purchaser to the Company, if the Purchaser Shareholder Meeting is held (including any adjournment or postponement thereof) and has concluded, the Purchaser’s shareholders have duly voted, and the required Purchaser Shareholder Approval required for the Merger was not obtained.

(c) ) by written notice by the Purchaser to the Company if the application of any law, regulation or rule under the Securities Act, Securities Exchange Act or any statute, regulation, or rule of one or more self regulatory bodies, including Nasdaq, would in the sole discretion of the Purchaser materially impair or frustrate the purpose of this Agreement.

12.4 Effect of Termination. If this Agreement is terminated pursuant to this Article XII, this Agreement shall become void and of no effect without liability of any party (or any shareholder, director, officer, employee, Affiliate, agent, consultant or representative of such party) to the other party hereto; provided that, if such termination shall result from the willful breach by a party of its covenants and agreements hereunder or fraud, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such failure. The provisions of Section 8.11, 9.4, Article X, Article XI, Article XII and Article XIII shall survive any termination hereof pursuant to this Article XII.

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12.5 Break-Up Fee.

(a) Notwithstanding the provisions above, other than with respect to the failure of: (1) the SEC to provide to the Purchaser its notice of no further comments to the Proxy Statement, (2) Nasdaq to complete the review required for the Merger and to approve the listing; or (3) the Purchaser to take the actions to comply with the obligations as set forth in Section 6.9 above, in the event that (i) the Closing does not take place by March 23, 2024 or a later date as extended by the Purchaser under Section 6.9 above, due to any material delay (including the failure of the Company to deliver the 2021 Financial Statements and/or 2022 or 2023 Financial Statements and/or Acquisition Target Company Audited Financials pursuant to Section 7.9 hereof) (provided such delay does not cause the Purchaser to liquidate under the SPAC Agreements) caused by or any reason directly attributable to the Company, any member of the Company Group or Shareholders’ Representative, or (ii) there is a valid and effective termination of this Agreement by the Purchaser pursuant to Sections 12.2(a) or Section 12.3(a), then the Company shall pay to the Purchaser a break-up fee in cash equal to Two Million U.S. Dollars ($2,000,000) ( the “Break-Up Fee”). The Break-Up Fee shall be paid by wire transfer of immediately available funds to an account designated in writing by the Purchaser within five (5) Business Days after the Purchaser delivers to the Company written notice of such termination in accordance with this Agreement.

(b) Notwithstanding anything to the contrary in this Agreement, the Parties expressly acknowledge and agree that, with respect to any termination of this Agreement in circumstances where a Break- Up Fee is payable under this Section 12.5, the payment of such Break-Up Fee shall, in light of the difficulty of accurately determining actual damages, constitute liquidated damages with respect to any claim for damages or any other claim which the Purchaser or its Affiliates would otherwise be entitled to assert against the Company, Shareholders’ Representative or their Affiliates or any of their respective assets, or against any of their respective directors, officers, employees or shareholders with respect to this Agreement and the transactions contemplated hereby and shall constitute the sole and exclusive remedy available to the Purchaser or its Affiliates, provided, that the foregoing shall not limit (A) the Company, Shareholders’ Representative or their Affiliates from Liability for any fraud claim relating to events occurring prior to termination of this Agreement or (B) the rights of the Purchaser to seek specific performance or other injunctive relief in lieu of terminating this Agreement.

ARTICLE XIII
MISCELLANEOUS

13.1 Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00 PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax, on the date that transmission is confirmed electronically, if by 4:00 PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; (c) if email, on the date of transmission; or (d) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to the Company (or, following the Closing, the Surviving Company):

Huajin (China) Holdings Limited
c/o Shaanxi Qianxiang Health Technology Co., Ltd.
2nd Fl, Century Yard, Cricket Square
P.O.Box 902, Grand Cayman, KY1-1103, Cayman Islands
Attn: Xuehong Li, Chair of the Board of Directors
Email: 1937152666@qq.com

with a copy to (which shall not constitute notice):

Ortoli Rosenstadt, LLP
366 Madison Avenue, 3rd Floor
New York, NY 10017
Attn.: Yarona Yieh, Esq.
e-mail: yly@orllp.legal

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if to the Shareholders’ Representative, or to the Company Shareholders after Closing, to:

Huajin (China) Holdings Limited
c/o Shaanxi Qianxiang Health Technology Co., Ltd.
2nd Fl, Century Yard, Cricket Square
P.O.Box 902, Grand Cayman, KY1-1103, Cayman Islands
Attn: Xuehong Li, Chair of the Board of Directors
Email:

if to the Purchaser or Merger Sub:

Oak Woods Acquisition Corporation
101 Roswell Drive, Nepean, Ontario, K2J 0H5, Canada
Attn: Lixin Zheng, Chief Executive Officer
Email: lixinzheng@hotmail.com

with a copy to (which shall not constitute notice):

Raiti PLLC
1345 Avenue of the Americas
New York, New York 10105
Attn: Warren Raiti, Esq.
Email: wraiti@raitipllc.com

13.2 Amendments; No Waivers; Remedies.

(a) This Agreement cannot be amended, except by a writing signed by each party, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c) Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(d) Notwithstanding anything else contained herein, neither shall any party seek, nor shall any party be liable for, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

13.3 Arm’s-length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

13.4 Publicity. Except as required by law or applicable stock exchange rules and except with respect to the Additional Purchaser SEC Documents, the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto. If a party is required to make such a disclosure as required by law or applicable stock exchange rules, the party making such determination will, if practicable in the circumstances, use

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reasonable commercial efforts to allow the other party reasonable time to comment on such disclosure in advance of its issuance. Notwithstanding anything in this Agreement to the contrary, following the Closing Date and the public announcement of the Merger, the Shareholders’ Representative shall be permitted to include in its marketing materials that it has been engaged to serve as the Shareholders’ Representative in connection with the Merger as long as such materials do not disclose any of the other terms of the Merger or the other transactions contemplated herein.

13.5 Expenses. Amounts previously incurred by the Purchaser for lien searches including for UCC, litigation, judgments and taxes shall be paid or reimbursed by the Company. Except as otherwise specified in this Agreement, all other costs and expenses, including, without limitation, fees and disbursements of counsel, accountants and other advisors, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such costs and expenses, whether or not the Closing has taken place.

13.6 No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other party. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

13.7 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof, except that matters referred to in Article II that relate to the effectuation of the Merger are exclusively governed by the Laws of Cayman Islands.

13.8 Counterparts; Digital Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

13.9 Entire Agreement. This Agreement together with the Additional Agreements, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Additional Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof.

13.10 Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

13.11. Construction of Certain Terms and References; Captions. In this Agreement:

(a) References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross- references to sections and subsections, schedules, and exhibits of this Agreement.

(b) The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and, unless the context requires otherwise, “party” means a party signatory hereto.

(c) Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all;” and, unless otherwise specified, any financial or accounting term has the meaning of the term under United States generally accepted accounting principles as consistently applied heretofore by the Company.

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(d) Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time. Any reference to a numbered schedule means the same-numbered section of the Disclosure Schedule. Any reference in a schedule contained in the Disclosure Schedules delivered by a party hereunder shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the applicable representations and warranties (or applicable covenants) that are contained in the section or subsection of this Agreement that corresponds to such schedule and any other representations and warranties of such party that are contained in this Agreement to which the relevance of such item thereto is reasonably apparent on its face. The mere inclusion of an item in a schedule as an exception to (or, as applicable, a disclosure for purposes of) a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item would have a Material Adverse Effect or establish any standard of materiality to define further the meaning of such terms for purposes of this Agreement.

(e) If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

(f) Captions are not a part of this Agreement, but are included for convenience, only.

(g) For the avoidance of any doubt, all references in this Agreement to “the Knowledge” or “the knowledge” or “best knowledge of the Company” or similar terms or phrases shall be deemed to include the actual knowledge of Xuehong Li or any other individual currently serving as an executive officer of the Company, after reasonable inquiry.

13.12 Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

13.13 Third Party Beneficiaries. Except as provided in Article X and Section 13.15 and Section 13.16, neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

13.14 Waiver. Reference is made to the final prospectus of the Purchaser, dated March 23, 2023 (the “Prospectus”). The Company has read the Prospectus and understands that the Purchaser has established the Trust Account for the benefit of the public shareholders of the Purchaser pursuant to the Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Purchaser may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement. For and in consideration of the Purchaser agreeing to enter into this Agreement, each of the Company and the Shareholders’ Representative, for itself and on behalf of the Shareholders of the Company, hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and hereby agrees that it shall not seek recourse against the Trust Account for any claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Purchaser. This Section 13.14 shall survive termination of this Agreement for any reason.

13.15 Shareholders’ Representative.

(a) By virtue of the adoption of this Agreement and the transactions contemplated hereby, the approval of the principal terms of the Merger, and the consummation of the Merger or participating in the Merger and receiving the benefits thereof, including the right to receive the consideration payable in connection with the Merger, each Company Shareholder shall be deemed to have appointed the designation of, and hereby designates, Xuehong Li as the Shareholders’ Representative for all purposes in connection with the negotiation and execution of this Agreement, the Additional Agreements and the agreements ancillary hereto, including, but not limited to, (i) to give and receive notices and communications to Purchaser for any purpose under this Agreement and the

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Additional Agreements, (ii) to agree to, negotiate, enter into settlements and compromises of and demand arbitration and comply with orders of courts and awards of arbitrators with respect to any indemnification claims (including Third-Party Claims) under Section 10.1 or, following the Closing, other disputes arising under or related to this Agreement, (iii) to enter into and deliver the Escrow Agreement on behalf of each of the Company Shareholders, (iv) to authorize or object to delivery to Purchaser of the Escrow Fund, or any portion thereof, in satisfaction of indemnification claims by the Purchaser in accordance with the provisions of the Escrow Agreement, (v) to act on behalf of Company Shareholders in accordance with the provisions of the Agreement, the securities described herein and any other document or instrument executed in connection with the Agreement and the Merger and (vi) to take all actions necessary or appropriate in the judgment of the Shareholders’ Representative for the accomplishment of the foregoing.

(b) The Shareholders’ Representative may resign at any time. Such agency may be changed by the Company Shareholders from time to time upon no less than twenty (20) days prior written notice to the Purchaser, provided, however, that the Shareholders’ Representative may not be removed unless holders of a majority of the shares of Company Capital Stock (on an as converted to Company Shares) outstanding immediately prior to the Effective Time agree to such removal. Any vacancy in the position of Shareholders’ Representative may be filled by approval of the holders of a majority of the shares of Company Capital Stock (on an as converted to Company Shares) outstanding immediately prior to the Effective Time. No bond shall be required of the Shareholders’ Representative.

(c) The Shareholders’ Representative will incur no liability of any kind with respect to any action or omission by the Shareholders’ Representative in connection with the Shareholders’ Representative’s services pursuant to this Agreement and any agreements ancillary hereto, except in the event of liability directly resulting from the Shareholders’ Representative’s gross negligence or willful misconduct. The Shareholders’ Representative shall not be liable for any action or omission pursuant to the advice of counsel. The Company Shareholders will indemnify, defend and hold harmless the Shareholders’ Representative from and against any and all losses, liabilities, damages, claims, penalties, fines, forfeitures, actions, fees, costs and expenses (including the fees and expenses of counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively, “Representative Losses”) arising out of or in connection with the Shareholders’ Representative’s execution and performance of this Agreement and any agreements ancillary hereto, in each case as such Representative Loss is suffered or incurred; provided, that Representative Losses shall not include costs (other than third party expenses) incurred by the Shareholders’ Representative in the ordinary course of business of the Shareholders’ Representative under the engagement letter entered into by the Shareholders’ Representative, the Company, and certain of the Company Shareholders; provided, further, that in the event that any such Representative Loss is finally adjudicated to have been directly caused by the gross negligence or willful misconduct of the Shareholders’ Representative, the Shareholders’ Representative will reimburse the Company Shareholders the amount of such indemnified Representative Loss to the extent attributable to such gross negligence or willful misconduct. If not paid directly to the Shareholders’ Representative by the Company Shareholders, any such Representative Losses may be recovered by the Shareholders’ Representative from (x) the funds in the Expense Fund, and (y) the amounts in the Escrow Fund at such time as remaining amounts would otherwise be distributable to the Company Shareholders; provided, that while this section allows the Shareholders’ Representative to be paid from the aforementioned sources of funds, this does not relieve the Company Shareholders from their obligation to promptly pay such Representative Losses as they are suffered or incurred, nor does it prevent the Shareholders’ Representative from seeking any remedies available to it at law or otherwise. In no event will the Shareholders’ Representative be required to advance its own funds on behalf of the Company Shareholders or otherwise. Notwithstanding anything in this Agreement to the contrary, any restrictions or limitations on liability or indemnification obligations of, or provisions limiting the recourse against non-parties otherwise applicable to, the Company Shareholders set forth elsewhere in this Agreement are not intended to be applicable to the indemnities provided to the Shareholders’ Representative under this section. The foregoing indemnities will survive the Closing, the resignation or removal of the Shareholders’ Representative or the termination of this Agreement.

13.16 Non-Recourse. This Agreement may be enforced only against, and any dispute, claim or controversy based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought only against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth in this Agreement with respect to such party. No past, present or future director, officer, employee, incorporator, member, partner, shareholder, sponsor, agent, attorney, advisor, lender or representative or Affiliate of any named party to this Agreement (which Persons are intended third party beneficiaries of this Section 13.16)

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shall have any liability (whether in contract or tort, at law or in equity or otherwise, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of such named party or for any dispute, claim or controversy based on, arising out of, or related to this Agreement, any Additional Agreement or the transactions contemplated hereby, provided, that this Section 13.16 shall not apply to Section 13.15, which shall be enforceable by the Shareholders’ Representative in its entirety against the Company Shareholders.

13.17 [Reserved]

13.18 Time. Time is of the essence in each and every provision of this Agreement.

13.19 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Party may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Purchaser:
OAK WOODS ACQUISITION CORP.
By:	/s/ Lixin Zheng
Name:	Lixin Zheng
Title:	Chief Executive Officer
Merger Sub:
OAK WOODS MERGER SUB INC.
By:	/s/ Lixin Zheng
Name:	Lixin Zheng
Title:	Chief Executive Officer
Company: HUAJIN (CHINA) HOLDINGS LIMITED
By:	/s/ Xuehong Li
Name:	Xuehong Li
Title:	Chairman of the Board of Directors
Shareholders’ Representative:
By:	/s/ Xuehong Li
Name:	Xuehong Li

[Signature Page to Merger Agreement]

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EXHIBITS AND SCHEDULES

EXHIBIT A FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT B FORM OF INDEMNIFICATION ESCROW AGREEMENT

EXHIBIT C FORM OF LOCK-UP AGREEMENT

EXHIBIT D FORM OF NON-COMPETE AND NON-SOLICITATION AGREEMENT

EXHIBIT E FORM OF PLAN OF MERGER

SCHEDULES

DISCLOSURE SCHEDULES OF HUAJIN (CHINA) HOLDINGS LIMITED

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EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

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EXHIBIT B

FORM OF INDEMNIFICATION ESCROW AGREEMENT

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EXHIBIT C

FORM OF LOCK-UP AGREEMENT

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EXHIBIT D

FORM OF NON-COMPETE AND NON-SOLICIT

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EXHIBIT E

FORM OF PLAN OF MERGER

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SCHEDULES

DISCLOSURE SCHEDULES OF HUAJIN (CHINA) HOLDINGS LIMITED

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ANNEX 1

Forward Purchase Agreement

This Forward Purchase Agreement (this “Agreement”), made as of [•], 2024 by and among Oak Woods Acquisition Corporation, a Cayman Islands exempted company (the “Company”), and [•] (the “Investor”).

RECITALS

WHEREAS, in furtherance of discussions between the Company and Huajin (China) Holdings Limited, a Cayman Islands exempted company (“Huajin”) regarding a business combination between the Company and Huajin (the “Business Combination”) to be consummated on the terms and subject to the conditions set forth in the Agreement and Plan of Reorganization by and among the Company, Oak Woods Merger Sub Inc., Huajin, and the Investor in its capacity thereunder as the Shareholders’ Representative, dated as of August 11, 2023 (as amended from time to time, the “Merger Agreement”), the Investor wishes to confirm committed financing to the Company;

WHEREAS, subject to and conditional on the closing of the Business Combination pursuant to the Merger Agreement, in order to backstop the contemplated PIPE financing to be consummated at or around the time of the closing of the Business Combination (the “PIPE Financing”) and in furtherance of the satisfaction of the conditions to closing in the Merger Agreement, the Investor wishes to confirm that the PIPE Financing will be completed with funds invested of no less than [•] US Dollars ($[•]) in the aggregate (the “Committed Financing Amount”) and in furtherance thereof, to commit to backstop the Committed Financing Amount by agreeing pursuant to this Agreement to purchase shares of class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”) of the Company (as the combined public company surviving the Business Combination) and/or other securities offered to any Co-Investor (as defined below) pursuant to any Backstop Notice (as defined below), to the extent necessary pursuant to the terms of this Agreement in an amount not less than five million U.S. Dollars ($5,000,000);

WHEREAS, in consideration of the commitment of the Investor pursuant to this Agreement, the Company hereby covenants and agrees that the Investor will be entitled to invest no less than the Committed Financing Amount less any funds invested in the PIPE Financing by other investors in the PIPE on reasonable market terms (including, type of security and pricing) no less favorable than any terms offered to any other PIPE investor (each, a “Co-Investor”).

WHEREAS, Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
FINANCING COMMITMENT

1.    Backstop Notice. The Company shall reduce all of the proposed terms (including, without limitation, the number and description of any new securities proposed to be issued and the proposed purchase price per share) of the PIPE Financing extended to any Co-Investor to writing and shall promptly notify the Investor of all such terms in advance of the Board Approvals (as defined below) (each such notice, a “Backstop Notice”). If multiple Backstop Notices are delivered to the Investor that describe alternative market terms, then the Investor shall have the right to elect which set of agreed upon terms presented in any one Backstop Notice it wishes to invest under for the PIPE Financing.

2.    Investor Financing Commitment. Subject to and conditional on the consummation of the Business Combination pursuant to the Merger Agreement, the Investor hereby covenants and agrees that to the extent necessary to close the PIPE Financing concurrently with the consummation of the Business Combination in accordance with the terms set forth in Section 4.40 and Section 8.12 of the Merger Agreement with no less than the Committed Financing Amount invested in the Company, the Investor shall invest concurrently with the consummation of the Business Combination in the aggregate an amount equal to the Committed Financing Amount less the amount of any funds invested in the PIPE Financing by Co-Investors by purchasing such number of Class A Ordinary Shares (and/or other securities offered to any Co-Investor pursuant to any Backstop Notice that the Investor elects pursuant to Section 1) in the PIPE Financing

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that represents the quotient of (x) the Committed Financing Amount less any funds invested in the PIPE Financing by Co-Investors divided by (y) the lowest per share purchase price for Class A Ordinary Shares and/or other securities (and taking into account all other alternative terms) offered to any Co-Investor in the PIPE Financing in accordance with any Backstop Notice as set forth in Section 1 (the “Per Share Price”). In the event that there are no Co-Investors participating in the PIPE Financing, and accordingly, the full Committed Financing Amount remains unfilled, then, subject to obtaining the Board Approvals as set forth in Section 3 below, the “Per Share Price” shall be a per share price determined by the Company and the Investor following independent, arms’ length negotiations based on reasonable market terms for investments similar to the PIPE Financing.

3.    Company Obligations. The Company hereby covenants and agrees that in any PIPE Financing to be completed in furtherance of the Business Combination, the Investor shall, subject to compliance with applicable laws, including any exchange requirements: (i) be, subject to the Investor’s payment of the purchase price required hereunder, issued such number of Class A Ordinary Shares and/or other securities (and taking into account all other alternative terms) equal to (x) the Committed Financing Amount less any funds invested by the Co-Investors divided by (y) the Per Share Price and (ii) receive reasonable market terms for its investment no less favorable than the reasonable market terms received by any other Co-Investor in the PIPE Financing; provided, that such reasonable market terms have been mutually agreed upon and approved by the respective Board of Directors of each of the Company and Huajin (the “Board Approvals”). The Company covenants and agrees that it shall not offer any investors in the PIPE Financing any securities (including without limitation convertible debt securities) senior to the Class A Ordinary Shares without first offering the Investor the right to purchase such securities to be issued in the PIPE Financing on the same or better terms as the terms offered to other investors, in an amount up to the Committed Financing Amount in the aggregate.

4.    Acknowledgement. The parties hereto acknowledge and agree that the Business Combination and the PIPE Financing may not be completed on the terms contemplated by the Merger Agreement or at all, and that the Company has no obligation pursuant to this Agreement to consummate the Business Combination or the PIPE Financing.

5.    Investor Conditions. The obligations of the Investor pursuant to Section 2 of this Article I shall be subject to the satisfaction, or valid waiver by the Investor, of the condition that: (a) no Material Adverse Change (as defined below in Section 11 of Article IV) shall have occurred; (b) all representations and warranties of the Company contained in this Agreement and the Merger Agreement shall be true and correct in all material respects at and as of the date of this Agreement and the Merger Agreement and as of the consummation of the Business Combination (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date); and (c) the Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Merger Agreement to be performed, satisfied or complied with by it.

ARTICLE II
ADDITIONAL AGREEMENTS OF THE INVESTOR

1.    Subscription Agreement. The Investor acknowledges and agrees that the investment of up to the Committed Financing Amount shall be completed pursuant to a subscription agreement in customary form, and that the Investor shall be required to make such representations, warranties and covenants as are customary for the consummation of a private placement investment in the equity securities of a public company. The purchase price for shares of Class A Ordinary Shares to be acquired by the Investor, as set forth in any such Subscription Agreement, shall be based on the Per Share Price and shall be no less favorable than the Per Share Price.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES

1.    Representations and Warranties of the Company. The Company represents and warrants as of the date hereof and as of the consummation of the Business Combination to the Investor as follows:

(a) The Company is duly organized, validly existing and in good standing under the Companies Act (As Revised) of the Cayman Islands and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within the Company’s corporate power and have been duly authorized by all necessary corporate actions on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by each Investor, this Agreement constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof (except as enforceability may be limited by bankruptcy law, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(b) The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of the Company or (ii) other than the approvals of the applicable exchange, require any consent or approval that has not been given or other action that has not been taken by any person, in each case to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Company of its obligations under this Agreement. The Company has full right and power to enter into this Agreement.

2.    Representations and Warranties of the Investor. The Investor represents and warrants as of the date hereof to the Company as follows:

(a) The Investor is [an individual/a [company/corporation] duly organized, validly existing and in good standing under the laws of its jurisdiction of formation], and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Investor’s individual or company powers and have been duly authorized by all necessary actions on the part of the Investor. This Agreement has been duly executed and delivered by the Investor, and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes a legally valid and binding obligation of the Investor, enforceable against the Investor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(b) The execution and delivery of this Agreement by the Investor does not, and the performance by the Investor of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of the Investor or (ii) require any consent or approval that has not been given or other action that has not been taken by any person, in each case to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Investor of its obligations under this Agreement. The Investor has full right and power to enter into this Agreement.

(c) Until Termination Date, the Investor shall not, and shall ensure that each of his Affiliates do not, Transfer any Class A Ordinary Shares, if any. For purposes hereof, “Affiliate” shall mean affiliate as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and “Transfer” shall mean any direct or indirect transfer, redemption, disposition or monetization in any manner whatsoever, including through redemption election or any derivative transactions.

(d) The Investor shall, and shall cause each of his Affiliates to, (i) vote all of the Class A Ordinary Shares that he/it owns as of the record date (the “Record Date”), if any, for the extraordinary general meeting of shareholders of the Company (the “Shareholder Meeting”) in favor of the Merger and the other matters that require Purchaser Shareholder Approval at the Shareholder Meeting and (ii) not exercise his/its redemption or conversion rights with respect to any Class A Ordinary Shares that he/it owns as of the Record Date in connection with the Shareholder Meeting.

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(e) The Investor either (i) is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or an “accredited investor” within the meaning of Rule 501 of Regulation D under the United States Securities Act of 1933, as amended (the “Securities Act”), and no such person or any of their affiliates have experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act, or (ii) is not a “US Person”, as defined in Rule 902 of Regulation S under the Securities Act, and that the Class A Ordinary Shares and/or other securities (and taking into account all other alternative terms) issuable pursuant to this Agreement and the subscription agreement pursuant to Article II hereof were issued in an “off-shore” transaction exempt from the registration requirements of the Securities Act under Rule 903 of Regulation S of the Securities Act, and that the Company did not employ any directed selling efforts in the United States.

(f) The Investor understands that any Class A Ordinary Shares and/or other securities (and taking into account all other alternative terms) that may be issued to the Investor in the PIPE Financing will be offered in a transaction not involving any public offering within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) and under a prospectus exemption under applicable Canadian securities laws. The Investor understands that such Class A Ordinary Shares and/or other securities (and taking into account all other alternative terms) may not be offered, resold, transferred, pledged or otherwise disposed absent an effective registration statement under the Securities Act, except pursuant to an applicable exemption from the registration requirements of the Securities Act, and in accordance with any applicable securities laws of the applicable states and other jurisdictions of the United States, and that any certificates or book entry records representing the Class A Ordinary Shares issued to the Investor in the PIPE Financing shall contain a restrictive legend to such effect.

(g) In making its decision to execute this Agreement and invest in the PIPE Financing (subject to and conditional on the consummation of the Business Combination), the Investor has relied solely upon independent investigation made by the Investor and the Company’s representations, warranties and covenants contained herein. The Investor has not relied on any other statements or other information provided by anyone other than the Company concerning the Company, Huajin, the Business Combination or the PIPE Financing. The Investor acknowledges and agrees that it has received and has had an adequate opportunity to review such financial and other information as it deems necessary in order to make an investment decision with respect to the commitment made pursuant to this Agreement and has made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to its commitment hereunder. The Investor represents and agrees that the Investor and its professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor has deemed necessary to make an investment decision with respect to the commitment made pursuant to this Agreement. Without limiting the generality of the foregoing, the Investor acknowledges that it has reviewed the Company’s filings with the United States Securities and Exchange Commission.

ARTICLE IV
MISCELLANEOUS

1.    Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (i) the termination of the Merger Agreement, or (ii) if a Material Adverse Change has occurred, upon written notice from the Investor electing to terminate the Agreement (the “Termination Date”). Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any person in respect hereof or the transactions contemplated hereby.

2.    Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York. EACH PARTY HERETO (AND HUAJIN TO THE EXTENT OF ITS THIRD PARTY BENEFICIARY RIGHTS) HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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3.    No Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the non-assigning parties hereto.

4.    Specific Performance. The parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that monetary damages are not an adequate remedy for such breach and the non-breaching party shall be entitled to injunctive relief without the need of showing proof of actual damages, in addition to any other remedy that such party may have in law or in equity, and to enforce specifically the terms and provisions of this Agreement in the chancery court or any other state or federal court within the State of New York.

5.    Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by the parties hereto.

6.    Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

7.    Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given (a) if personally delivered, on the date of delivery; (b) if delivered by express courier service of national standing for next day delivery (with charges prepaid), on the business day following the date of delivery to such courier service; and (c) if delivered by electronic mail, on the date of transmission if on a business day before 5:00 p.m. local time of the business address of the recipient party (otherwise on the next succeeding business day), in each case to the appropriate addresses set forth below (or to such other addresses as a party may designate by notice to the other parties in accordance with this Section 7):

If to the Company:

Oak Woods Acquisition Corporation
101 swell Drive, Nepean, Ontario, K2J 0H5, Canada
Attn: Lixin Zheng, Chief Executive Officer
Email: lixinzheng@hotmail.com

with a copy to (which shall not constitute notice):

Raiti PLLC
1345 Avenue of the Americas
New York, New York 10105
Attn: Warren Raiti, Esq.
Email: wraiti@raitipllc.com

If to the Investor:

[•]
c/o Mr. Xuehong Li
Shaanxi Qianxiang Health Technology Co., Ltd.
2nd Fl, Century Yard, Cricket Square
P.O.Box 902, Grand Cayman, KY1-1103, Cayman Islands
Email: 1937152666@qq.com

8.    Confidentiality. The existence and terms of this Agreement shall not be disclosed by any party without the prior written consent of the other parties hereto; provided that the Company may disclose the existence and terms of this Agreement to the extent required by applicable securities laws or stock exchange requirements.

9.    Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission or DocuSign), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Annex 1-5

10.  Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

11.  Material Adverse Change. In the event of (i) any material adverse change to the business, financials, operations or prospects of the Company or Huajin or (ii) the occurrence of any event that has a material adverse effect on the ability of the Company to consummate the Business Combination (a “Material Adverse Change”), the Company shall notify the Investor in writing within two (2) business days of the occurrence thereof. For greater certainty, the public announcement, pendency or completion of the Business Combination or the PIPE Financing shall not constitute a “Material Adverse Change”. No failure by the Company to give notice hereunder shall in any way determine that a Material Adverse Change has not occurred or affect in any way the right of any Investor to terminate this Agreement upon the occurrence of a Material Adverse Change in accordance with Section 1 of this Article IV.

[Signature Page Follows]

Annex 1-6

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Company:	Investor:
OAK WOODS ACQUISITION CORPORPRATION	[•]
By: _________________________________________	__________________________________________
Name: Lixin Zheng
Title: Chief Executive Officer

[Signature Page to Forward Purchase Agreement]

Annex 1-7